Exhibit 10.22

                               AGREEMENT OF LEASE

                                 BY AND BETWEEN

                       42ND ST. DEVELOPMENT PROJECT, INC.,

                                    LANDLORD,

                                       AND

                        THE NEW YORK TIMES BUILDING LLC,

                                     TENANT

                         DATED AS OF: DECEMBER 12, 2001

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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I
                       DEFINITIONS; CONSTRUCTION OF TERMS


Section 1.1  Definitions ..................................................    2
Section 1.2  Rules of Construction ........................................   33
Section 1.3  Captions/Table of Contents ...................................   34

                                   ARTICLE II
                        LEASE OF PROPERTY; TERM OF LEASE

Section 2.1  Demise of Property; Term .....................................   35
Section 2.2  Condition of Property ........................................   37
Section 2.3  Waiver of Right to Rescind ...................................   37

                                   ARTICLE III
                                CHARGES AND FEES

Section 3.1  PILOT ........................................................   38
Section 3.2  Retail Space Percentage Rent .................................   41
Section 3.3  Sales Tax Savings; PILOST ....................................   43
Section 3.4  Exemption from Mortgage Recording Tax; PILOMRT ...............   45
Section 3.5  Theater Surcharge ............................................   46
Section 3.6  Administrative Fee ...........................................   47
Section 3.7  Prorations; Overdue Amounts ..................................   47
Section 3.8  No Joint Venture .............................................   48
Section 3.9  All Charges Treated as Rent ..................................   48
Section 3.10 Payments .....................................................   48
Section 3.11 Net Lease ....................................................   48
Section 3.12 No Offset ....................................................   48
Section 3.13 Books and Records ............................................   49
Section 3.14 Illegality ...................................................   50
Section 3.15 Administrative Code Section 11-208.1 .........................   51
Section 3.16 Survival .....................................................   51
Section 3.17 Existing Violations ..........................................   51
Section 3.18 End of NYTC Benefits .........................................   51

                                   ARTICLE IV
                                  IMPOSITIONS

Section 4.1  Impositions ..................................................   52
Section 4.2  Payment ......................................................   52
Section 4.3  Right to Contest .............................................   52

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                                    ARTICLE V
                                PURCHASE OPTION

Section 5.1 Purchase Option ...............................................   55
Section 5.2 Casualty to, or Condemnation of, the Property .................   57
Section 5.3 Termination of Right to Purchase ..............................   57
Section 5.4 Survival of Certain Obligations ...............................   57

                                   ARTICLE VI
                           CONSTRUCTION OF THE PROJECT

Section 6.1  Construction of the Project ..................................   58
Section 6.2  Plans and Specifications .....................................   63
Section 6.3  Performance of Construction Work .............................   66
Section 6.4  Use of Plans and Specifications ..............................   70
Section 6.5  Conditions Precedent to Commencement of Demolition, Asbestos
             Removal and Lead Abatement ...................................   71
Section 6.6  Construction of Tenant's Subway Improvements .................   72
Section 6.7  Final Completion; Permanent Certificate of Occupancy .........   72
Section 6.8  Construction Agreements ......................................   73
Section 6.9  Construction Sign ............................................   73
Section 6.10 Project Area .................................................   73
Section 6.11 Title to Materials ...........................................   74
Section 6.12 Nonadverse Structural Effect .................................   74
Section 6.13 Arbitration ..................................................   74

                                   ARTICLE VII
                       USE AND MAINTENANCE OF THE PROPERTY

Section 7.1  Permitted Use ................................................   75
Section 7.2  Restrictions on Use ..........................................   75
Section 7.3  Interim and Long-Term Maintenance Obligations ................   75
Section 7.4  Compliance with Legal Requirements ...........................   78
Section 7.5  No Waste .....................................................   79
Section 7.6  Right of Entry ...............................................   79
Section 7.7  Utilities; Services; No Landlord Responsibility ..............   79
Section 7.8  Environmental ................................................   80
Section 7.9  Equitable Relief .............................................   80
Section 7.10 Windows ......................................................   80
Section 7.11 Adverse Possession ...........................................   81
Section 7.12 Pre-Possession Obligations ...................................   81

                                  ARTICLE VIII
                                     REPAIRS

Section 8.1 Repairs .......................................................   82


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                                   ARTICLE IX
                                   ALTERATIONS

Section 9.1  Requirements for Alterations .................................   83
Section 9.2  Major Alterations ............................................   83
Section 9.3  Reimbursement of Expenses of Review ..........................   84
Section 9.4  Disputes .....................................................   85

                                    ARTICLE X
                                    INSURANCE

Section 10.1 Insurance ....................................................   86
Section 10.2 Requirements for Policies ....................................   88
Section 10.3 Waiver of Subrogation ........................................   88
Section 10.4 Delivery of Policies .........................................   89
Section 10.5 Separate Insurance ...........................................   89
Section 10.6 Cooperation; Adjustment ......................................   89
Section 10.7 Approval by Landlord .........................................   90
Section 10.8 Depositary ...................................................   90
Section 10.9 Security for Commercial Property Insurance Premium ...........   90

                                   ARTICLE XI
                             DAMAGE AND DESTRUCTION

Section 11.1 Damage and Destruction .......................................   92
Section 11.2 Restoration Funds ............................................   94
Section 11.3 Conditions Precedent to Disbursement .........................   95
Section 11.4 Section 227 of Real Property Law .............................   96
Section 11.5 Additional Requirements for Restoration ......................   96
Section 11.6 Effect of Casualty on this Lease .............................   96

                                   ARTICLE XII
                                  CONDEMNATION

Section 12.1 Condemnation .................................................   97
Section 12.2 Date of Taking ...............................................   97
Section 12.3 Minor Taking; Condemnation Restoration .......................   97
Section 12.4 Additional Restoration Requirements ..........................   99
Section 12.5 Temporary Taking .............................................   99
Section 12.6 Right to Compensation ........................................   99
Section 12.7 Settlement; Compromise .......................................   99

                                  ARTICLE XIII
                      ASSIGNMENT, SUBLETTING AND TRANSFER

Section 13.1 Transfers Generally ..........................................  100
Section 13.2 Subleasing ...................................................  102
Section 13.3 Assignments ..................................................  106


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Section 13.4  Collect Charges from Assignee, Subtenant ....................  106
Section 13.5  No Relief ...................................................  107
Section 13.6  Consent .....................................................  107
Section 13.7  Costs and Expenses ..........................................  107
Section 13.8  Prohibited Persons ..........................................  107
Section 13.9  Constitutive Documents ......................................  108
Section 13.10 Permitted Disposition .......................................  108

                         ARTICLE XIV DEFAULT PROVISIONS

Section 14.1 Conditions of Limitation .....................................  111
Section 14.2 Events of Default ............................................  112
Section 14.3 Rights of Landlord ...........................................  114
Section 14.4 Waiver of Right of Redemption ................................  115
Section 14.5 No Waiver ....................................................  115
Section 14.6 Remedies Under Bankruptcy and Insolvency Codes ...............  115

                                   ARTICLE XV
                          LANDLORD'S RIGHT TO PERFORM

Section 15.1 Right to Perform .............................................  117
Section 15.2 Additional Remedies ..........................................  117
Section 15.3 Strict Performance ...........................................  118
Section 15.4 Right to Enjoin Defaults or Threatened Defaults ..............  118

                                  ARTICLE XVI
                                  ARBITRATION

Section 16.1 Generally ....................................................  119
Section 16.2 Standard Arbitration .........................................  119
Section 16.3 Expedited Arbitration ........................................  120

                                  ARTICLE XVII
                       INDEMNITY; LIMITATION ON LIABILITY

Section 17.1 Indemnification by Tenant ....................................  123
Section 17.2 Indemnification Generally ....................................  124
Section 17.3 Recourse Only to Landlord's Estate in the Property ...........  124
Section 17.4 Recourse Only to Tenant's Estate in the Property .............  125
Section 17.5 Survival .....................................................  125

                                  ARTICLE XVIII
                QUIET ENJOYMENT; TRANSFER OF LANDLORD'S INTEREST

Section 18.1  Quiet Enjoyment .............................................  126
Section 18.2  Transfer of Landlord's Interest .............................  126


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                                   ARTICLE XIX
                       WAIVER OF JURY TRIAL; COUNTERCLAIMS

Section 19.1 Waiver of Jury Trial .........................................  127
Section 19.2 No Counterclaims .............................................  127
Section 19.3 Survival .....................................................  127

                                   ARTICLE XX
                                     NOTICES

Section 20.1 Notices ......................................................  128

                                   ARTICLE XXI
                              ESTOPPEL CERTIFICATE

Section 21.1 Certificate of Tenant ........................................  131
Section 21.2 Certificate of Landlord ......................................  131
Section 21.3 Construction Certificate .....................................  131

                                  ARTICLE XXII
                                  SEVERABILITY

Section 22.1 Severability .................................................  132

                                  ARTICLE XXIII
                       END OF TERM; TITLE TO IMPROVEMENTS

Section 23.1 Surrender ....................................................  133
Section 23.2 Re-Entry .....................................................  134
Section 23.3 Removal of Property ..........................................  134
Section 23.4 Title to Improvements ........................................  134

                                  ARTICLE XXIV
                                COVENANTS BINDING

Section 24.1 Covenants Binding ............................................  135

                                   ARTICLE XXV
                           ENTIRE AGREEMENT; NO WAIVER

Section 25.1 Entire Agreement .............................................  136
Section 25.2 No Waiver ....................................................  136

                                  ARTICLE XXVI
                                    NO MERGER

Section 26.1 No Merger ....................................................  137


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                                 ARTICLE XXVII
                                  ENCUMBRANCES

Section 27.1 Encumbrances .................................................  138

                                 ARTICLE XXVIII
                               CONSENTS; APPROVALS

Section 28.1 Reasonable Standard ..........................................  139
Section 28.2 No Damages ...................................................  139
Section 28.3 Deemed Consent ...............................................  139

                                  ARTICLE XXIX
                    NON-DISCRIMINATION AND AFFIRMATIVE ACTION

Section 29.1 Incorporation by Reference ...................................  141

                                   ARTICLE XXX
         REPRESENTATIONS, WARRANTIES AND COVENANTS, AND OTHER AGREEMENTS

Section 30.1 Representations and Warranties ...............................  142
Section 30.2 Possession ...................................................  143
Section 30.3 Covenants of Tenant ..........................................  143
Section 30.4 Public Amenity ...............................................  143
Section 30.5 Other Agreements .............................................  146

                                  ARTICLE XXXI
                              PERMITTED FINANCING

Section 31.1  Recognized Mortgage .........................................  148
Section 31.2  Right and Time to Cure ......................................  148
Section 31.3  Notice to Landlord ..........................................  149
Section 31.4  Acceptance of Performance ...................................  149
Section 31.5  Other Defaults ..............................................  149
Section 31.6  Execution of New Lease ......................................  150
Section 31.7  Recognition of Most Senior Recognized Mortgagee .............  154
Section 31.8  No Rights of Other Mortgagees ...............................  154
Section 31.9  Miscellaneous Mortgage Provisions ...........................  154
Section 31.10 Delegation by Tenant ........................................  155
Section 31.11 Survival ....................................................  155

                                  ARTICLE XXXII
                             CONDOMINIUM CONVERSION

Section 32.1 Condominium Conversion .......................................  156
Section 32.2 Condominium Documents ........................................  157


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                                 ARTICLE XXXIII
                                  MISCELLANEOUS

Section 33.1 Recording and Transfer Tax ................................... 159
Section 33.2 Brokers ...................................................... 159
Section 33.3 Media Announcements .......................................... 159
Section 33.4 Relationship of Landlord and Tenant .......................... 160
Section 33.5 Person Acting on Behalf of a Party Hereunder ................. 160
Section 33.6 Third Party Beneficiary ...................................... 160
Section 33.7 Proprietary Capacity Only .................................... 160

                                  ARTICLE XXXIV
                         COMMON ELEMENTS LEASEABLE SPACE

Section 34.1 Generally .................................................... 161
Section 34.2 Defined Terms ................................................ 161


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Schedules

SCHEDULE 1      PILOT SCHEDULE

EXHIBITS

EXHIBIT A      THE PROJECT DOCUMENTS
EXHIBIT B      APPROVED CERTIFIED PUBLIC ACCOUNTING FIRMS
EXHIBIT C      FORM OF COLLATERAL ASSIGNMENT
EXHIBIT D      FORM OF CONDOMINIUM DECLARATION
EXHIBIT E-1    DESIGN, CONSTRUCTION AND MAINTENANCE REQUIREMENTS
               FOR CONSTRUCTION OF BRIDGES AND FENCING
EXHIBIT E-2    HISTORIC PRESERVATION PROTECTION PLAN FOR
               CONSTRUCTION ADJACENT TO HISTORIC STRUCTURES
EXHIBIT E-3    STREETSCAPE IMPROVEMENT DESIGN PROGRAM
EXHIBIT E-4    DISPLAY AND SIGNAGE REQUIREMENTS
EXHIBIT E-5    USE AND OPERATING PROGRAM
EXHIBIT E-6    ARCHITECTURAL REQUIREMENTS
EXHIBIT E-7    SITE SAFETY PROGRAM
EXHIBIT F      FORM OF CONSTRUCTION GUARANTY
EXHIBIT G      THE LAND
EXHIBIT H      PERMITTED ENCUMBRANCES
EXHIBIT I-1    SCHEMATIC DESIGN PLANS
EXHIBIT I-2    TABLE OF AREAS
EXHIBIT I-3    FORM OF DECEMBER LETTER
EXHIBIT J      FORM OF ARCHITECT'S CERTIFICATE
EXHIBIT K      OUTLINE OF METHODOLOGY FOR DETERMINING PILOT
EXHIBIT L      FORM OF NOTICE OF UNREIMBURSED ESAC
EXHIBIT M      APPROVED CONTRACTORS AND CONSTRUCTION MANAGERS
EXHIBIT N      APPROVED MAJOR CONTRACTORS
EXHIBIT 0      FORM OF "NON ADVERSE STRUCTURAL EFFECT" STATEMENT OF
               ENGINEER OR ARCHITECT
EXHIBIT P      FORM OF NONDISTURBANCE AGREEMENT
EXHIBIT Q      NYTC FORM SUBLEASE
EXHIBIT R      FORM OF NOTICE OF DEFAULT
EXHIBIT S      FORM OF SECOND NOTICE OF DEFAULT
EXHIBIT T      NON-DISCRIMINATION AND AFFIRMATIVE ACTION
EXHIBIT U      STRUCTURE OF TENANT
EXHIBIT V      LIST OF NFP USERS
EXHIBIT W      FORM OF LEASE ASSIGNMENT
EXHIBIT X      FORM CONDOMINIUM ASSOCIATION ASSUMPTION AGREEMENT
EXHIBIT Y      AMENDED AND RESTATED AGREEMENT OF LEASE TO BE
               ENTERED INTO UPON CONDOMINIUMIZATION
EXHIBIT Z      FORM OF MEMORANDUM OF LEASE


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            This AGREEMENT OF LEASE (this "LEASE"), is made as of the 12th day of December, 2001, by and between 42ND ST. DEVELOPMENT PROJECT, INC. ("42DP"), a subsidiary of New York State Urban Development Corporation d/b/a Empire State Development Corporation ("ESDC"), a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, having an office at 633 Third Avenue, 33rd floor, New York, New York 10017, as Landlord, and THE NEW YORK TIMES BUILDING LLC ("TENANT"), a New York limited liability company, having an office at c/o The New York Times Company, 229 West 43rd Street, New York, New York 10036.

                              W I T N E S S E T H:

            WHEREAS, ESDC and the City have developed, and are in the process of implementing, a rehabilitation and renewal plan for an area of midtown Manhattan surrounding West 42nd Street between Broadway and Eighth Avenue, known as the 42nd Street Development Project (the "42ND STREET PROJECT");

            WHEREAS, in furtherance of the 42nd Street Project, ESDC has agreed to commence proceedings to obtain fee title to the Property pursuant to the Condemnation;

            WHEREAS, promptly after ESDC obtains fee title to the Property, ESDC will convey (a) to 42DP an estate on limitation in the Property, and (b) to the City a reversionary estate in the Property;

            WHEREAS, Landlord and Tenant acknowledge that the goals of the 42nd Street Project include (i) development of the 42nd Street Project area's commercial and retail potential, fostering a lively, healthy street ambience and supporting the City's policy of fostering an environment that encourages the expansion of the midtown Manhattan office area, (ii) expansion of the 42nd Street Project area's economic contribution to New York City as a whole, both through increased revenues to the City and expanded private investment and employment opportunities, and (iii) restoration of the 42nd Street Project area's role as a positive influence on the adjacent communities;

            WHEREAS, Landlord and Tenant further acknowledge that it is their intent that the Property be developed and operated in accordance with this Lease to further the goals of the 42nd Street Project;

            WHEREAS, ESDC, Landlord, Tenant, NYTC Member, the FC Members, NYTC, NYCEDC and the City are, as applicable, contemporaneously herewith entering into, or have agreed to enter into, the documents listed on EXHIBIT A attached hereto (the "PROJECT DOCUMENTS");

            WHEREAS, Landlord and Tenant wish to provide for the development, construction, operation and maintenance of the Project; and

            WHEREAS, Tenant wishes to hire and to take from Landlord, and Landlord wishes to lease and to demise to Tenant, the Property.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of whkh are hereby acknowledged, the parties hereto hereby covenant and agree as follows:


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                                    ARTICLE I
                       DEFINITIONS; CONSTRUCTION OF TERMS

            SECTION 1.1 DEFINITIONS. (a) The terms defined in this SECTION 1.1 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless specifically stated otherwise:

                  (i) "$2,OOO,OOO+ ALTERATION" has the meaning set forth in
SECTION 9.2(a) hereof.

                  (ii) "42DP" has the meaning set forth in the preamble to this Lease.

                  (iii) "AAA" has the meaning set forth in SECTION 16.2(a) hereof.

                  (iv) "ACCEPTABLE GUARANTOR" means a Person having (A) a net worth, on the date of the depositing of such security, of at least $50,000,000, as Adjusted for Inflation from the date hereof and (B) a debt rating of at least "A" from Standard and Poors or the equivalent rating from another nationally recognized rating agency.

                  (v) "ACCOUNTING PRINCIPLES" means, from time to time, the then generally accepted accounting practices, consistently applied on a "cash basis".

                  (vi) "ADJUSTED DIMS" has the meaning set forth in SECTION 1.1(a)(xxxix) hereof, the definition of Project.

                  (vii) "ADJUSTED FOR INFLATION" means, with respect to any sum, that there shall be added to such sum (as the same may have been previously adjusted) beginning on the date hereof unless otherwise specified, on an annual or such other basis as may be specified in this Lease (such annual or other period, the "SPECIFIED INTERVAL"), an amount equal to the product of (A) such sum (as the same may have been previously adjusted) and (B) a fraction (1) the numerator of which is the difference between [a] the Consumer Price Index for the calendar month immediately preceding the calendar month in which the Specified Interval for which such calculation is being made ended and [b] the Consumer Price Index for the calendar month immediately preceding the calendar month in which the immediately preceding Specified Interval ended (or, if such date would be prior to the date hereof, the calendar month in which the date hereof occurs) (the "MEASURING MONTH"), and (2) the denominator of which is the Consumer Price Index for the Measuring Month; PROVIDED, HOWEVER, (i) if for any Specified Interval the difference between the index numbers in clauses [a] and [b] above is less than zero (0), such numerator shall be deemed to be zero (0) for purposes of calculating the applicable adjustment, and (ii) the applicable adjustment for the Specified Interval immediately following a Specified Interval in which the preceding clause (i) shall have been applicable shall be determined by replacing clause [b] above in its entirety with the following: "[b] the Consumer Price Index for the calendar month immediately preceding the calendar month in which the Last Positive Specified Interval (as hereinafter defined) ended. The "LAST POSITIVE SPECIFIED INTERVAL" shall mean the last Specified Interval prior to the date of the applicable determination hereunder for which the difference between the index numbers determined in accordance with clause [a] above and this clause [b], prior to being altered due to the triggering of this proviso, was more than zero (0)".


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                  (viii) "ADJUSTED GROSS REVENUES" means all (A) revenues,
receipts and income of whatever kind and nature of Tenant or any Related Entity, as determined in accordance with Accounting Principles, in any Lease Year, generated from the ownership, operation, leasing, use or occupancy of the Retail Space including (1) license fees or other amounts received from any subtenant of such Retail Space or its affiliate for the right to maintain signage on the facade of the New Building (but not from the granting of such signage rights to any third party), (2) rentals, fees or other payments from Subtenants (subject to clause (9) below), including any common area maintenance and operating expense, but specifically excluding payments received in reimbursement of utility, PILOT, Theater Surcharge or BID payments made by Tenant, or any Related Entity, (3) the proceeds of insurance received by Tenant with respect to business interruption or rent insurance (but not liability or casualty insurance received by Tenant), (4) security and other deposits which secure other revenues, receipts or income qualifying as Adjusted Gross Revenues when and to the extent Tenant, after the final resolution of any Subtenant dispute over whether Tenant has the right to retain such security and other deposits, either has the right to retain the same or Tenant has no obligation to refund the same (and excluding security and other deposits to the extent applied by Tenant to reimburse Tenant for reasonable costs incurred in remedying a non-monetary default by the provider of such security or deposit), (5) interest or other investment income earned from time to time by Tenant on deposits or other revenues, receipts or income qualifying as Adjusted Gross Revenues. (6) amounts recovered in any legal action or proceeding or settlement thereof which reimburses Tenant for a loss of revenues, receipts or income qualifying as Adjusted Gross Revenues (and excluding any such amounts to the extent reimbursing Tenant for reasonable costs incurred in remedying a non-monetary default by the defendant in such action), (7) construction fees from the performance by Tenant or any Related Entity of construction or construction management services for Subtenants, but only to the extent such fees exceed customary amounts (and excluding such fees to the extent they do not exceed such customary amounts), (8) leasing or brokerage commissions paid to Tenant or any Related Entity in connection with the entering into of a Sublease or the renewal thereof or the expansion of the Demised Space thereunder, but only to the extent Tenant or such Related Entity is not the procuring broker, or if Tenant or such Related Entity is the procuring broker, only to the extent such commissions exceed customary amounts (and excluding such commissions to the extent they do not exceed such customary amounts), and (9) with respect to any Related Entity that is a Subtenant in possession and actual use of its Demised Space, the greater of [a] the rentals, fees or other payments made to Tenant by such Subtenant, including any common area maintenance and operating expense, but specifically excluding payments received in reimbursement of utility, PILOT, Theater Surcharge or BID payments made by Tenant and [b] the fair market rental value of such Demised Space (and with respect to a Related Entity that is a Subtenant not in possession and actual use of its Demised Space, all revenues, receipts and income of whatever kind and nature of such Related Entity generated from the Project, as provided above, shall be included in Adjusted Gross Revenues) less (B) refunds made upon transactions included within the revenues described in clause (A) above. "Adjusted Gross Revenues" shall not include any management fee in a customary amount paid by Tenant to any Related Entity to manage the Property.

                  (ix) "ADMINISTRATIVE FEE" has the meaning set forth in SECTION
3.6 hereof.

                  (x) "ALLOCATED SQUARE FEET" has the meaning set forth in
SECTION 1.1(a)(cccxxi) hereof, the definition of Total Taxable Square Feet Certificate.

                  (xi) "ALTERATION" means every alteration, installation, improvement, addition, removal, demolition or other physical change in or about the Property (or applicable portion


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thereof) after the completion of Tenant's Construction Work; PROVIDED, HOWEVER, that no Interior Construction Work shall constitute an Alteration.

                  (xii) "ALTERATIONS CERTIFICATION" has the meaning set forth in
SECTION 9.2(d) hereof.

                  (xiii) "ALTERNATIVE PILOT NOTICE" has the meaning set forth in
SECTION 3.1(a)(i)(C) hereof.

                  (xiv) "ALTERNATIVE PILOT SCHEDULE" has the meaning set forth in SECTION 3.1(a)(i)(C) hereof.

                  (xv) "APPLICABLE JUDGMENTS" means all judgments, court orders and injunctions applicable to or affecting the Project, this Lease or the Property now or hereafter existing.

                  (xvi) "APPOINTMENT DATE" has the meaning set forth in SECTION 16.2(a) hereof or SECTION 16.3(a) hereof, as applicable.

                  (xvii) "APPROVED SCHEMATIC DESIGN PLANS" means those Schematic Design Plans approved in accordance with SECTION 6.2(a)(ii) hereof.

                  (xviii) "ARBITRATION NOTICE" has the meaning set forth in
SECTION 16.2(a) hereof.

                  (xix) "ARBITRATOR" has the meaning set forth in SECTION 16.2(a) hereof.

                  (xx) "ARCHITECT" means the Design Architect and any other registered architect or architectural firm selected by Tenant and/or any Subtenant and, if required pursuant to the terms of this Lease, approved by Landlord in accordance with this Lease.

                  (xxi) "ARCHITECT'S CERTIFICATION" means a certification, executed by an Architect or an Engineer, made to Landlord.

                  (xxii) "Argent" has the meaning set forth in SECTION 33.2(a) hereof.

                  (xxiii) "ASSESSED VALUE" means the then-current full assessed value of the Existing Improvement in question, as assessed by the New York City Department of Finance.

                  (xxiv) "ASSIGNMENT" means the sale, exchange, assignment or other disposition, whether by operation of law or otherwise, of all or any portion of Tenant's interest in this Lease or the leasehold estate created hereby.

                  (xxv) "AUDITORIUM" has the meaning set forth in SECTION 30.4(b)(i) hereof.

                  (xxvi) "BID" means a Business Improvement District or any successor in function.

                  (xxvii) "BROKERS" has the meaning set forth in SECTION 33.2 hereof.


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                  (xxviii) "BUDGETED LOBBY SUBLEASE SPACE CONSTRUCTION COSTS"
has the meaning set forth is SECTION 34.2(a) hereof.

                  (xxix) "BUDGETED PA RETAIL CONSTRUCTION COSTS" means the total, actual cost to construct the PA Retail Space as reasonably approved by Tenant's construction lender (so long as such construction lender is a Lending Institution) or as reasonably approved by Landlord (if, in respect of the PA Retail Space, Tenant has no construction lender which is a Lending Institution), as indicated on a final construction budget approved, as the case may be, by such construction lender or by Landlord (the construction budget for the PA Retail Space having been prepared separately from the overall construction budget for the New Building, and having been provided to Landlord as a Verified Statement), including the Transaction Price and all other hard and soft costs (other than land acquisition costs above the Transaction Price), in each case, reasonably allocable, on a square foot basis, to the PA Retail Space.

                  (xxx) "BUDGETED RETAIL CONSTRUCTION COSTS" means the total, actual cost to construct the Retail Space as reasonably approved by Tenant's construction lender (so long as such construction lender is a Lending Institution) or as reasonably approved by Landlord (if, in respect of any particular Retail Space, Tenant has no construction lender which is a Lending Institution), as indicated on a final construction budget approved, as the case may be, by such construction lender or by Landlord (the construction budget for the Retail Space having been prepared separately from the overall construction budget for the New Building, and having been provided to Landlord as a Verified Statement), including the Transaction Price and all other hard and soft costs (other than land acquisition costs above the Transaction Price), in each case, reasonably allocable, on a square foot basis, to such Retail Space.

                  (xxxi) "BUDGETED ROOF TOP GARDEN CONSTRUCTION COSTS" has the meaning set forth in SECTION 34.2(b) hereof.

                  (xxxii) "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a day observed as a holiday by the City or the State of New York or the federal government of the United States of America.

                  (xxxiii) "CASH DEPOSIT" has the meaning set forth in SECTION 10.9(a) hereof.

                  (xxxiv) "CASUALTY" has the meaning set forth in SECTION 11.1(a) hereof.

                  (xxxv) "CERTIFIED PUBLIC ACCOUNTANT" means (A) any of the firms set forth on EXHIBIT B attached hereto, or (B) any other reputable and disinterested certified public accounting firm with more than seventy-five (75) Principals.

                  (xxxvi) "CHARGES" means all of the amounts payable by Tenant pursuant to this Lease, including, but not limited to, PILOT, Percentage Rent, Theater Surcharge, additional charges, and any other sums, costs, expenses, or deposits which Tenant is obligated, pursuant to any of the provisions of this Lease, to pay to and/or deposit with Landlord.

                  (xxxvii) "CITY" means The City of New York, a municipal corporation.

                  (xxxviii) "CLAIMS" means all liabilities (statutory or otherwise), obligations, claims, demands, damages, penalties, causes of action, costs, expenses (including attorneys' fees and expenses), losses and injuries in any manner relating to or arising with respect to the subject matter of any indemnity granted herein, including any enforcement of any such indemnity by the indemnified party; provided, however, "Claims" shall not include any of the foregoing to the extent arising directly from disputes between Landlord and Tenant under this Lease except to the extent that any such dispute between Landlord and Tenant arises from enforcement of any such indemnity by the indemnified party.

                  (xxxix) "COLLATERAL ASSIGNMENT" means that certain Collateral Assignment in the form attached hereto as EXHIBIT C.

                  (xl) "COLLECTION AGENT" means the Person designated in accordance with the Project Agreement to collect rents and other amounts payable hereunder, and such Person's successors and assigns.

                  (xli) "COMMENCE CONSTRUCTION" or "COMMENCEMENT OF CONSTRUCTION" means commencement of the Tenant's Construction Work, including any excavation or pile driving, but not including test borings, test-pilings, surveys, the Demolition Work and similar pre-construction activities.

                  (xlii) "COMMENCEMENT DATE" means the date hereof.

                  (xliii) "COMMERCIALLY AVAILABLE" means, with respect to the procurement of insurance coverage, that such insurance coverage is then being offered by at least three (3) nationally-recognized insurance providers or by a governmental entity on commercially reasonable terms, which insurance coverage is generally being procured by developers of high-rise office buildings in midtown Manhattan.

                  (xliv) "COMMON ELEMENTS LEASEABLE SPACE" has the meaning set forth in SECTION 34.1(c) hereof.

                  (xlv) "COMPTROLLER" has the meaning set forth in SECTION 3.13(a) hereof.

                  (xlvi) "CONDEMNATION" means the "Proceeding" as such term is defined in the Site 8 South LADA.

                  (xlvii) "CONDEMNATION RESTORATION" has the meaning set forth in SECTION 12.3(a) hereof.

                  (xlviii) "CONDOMINIUM ACT" means Article 9-B of the Real Property Law of the State of New York or any statute enacted in lieu thereof.

                  (xlix) "CONDOMINIUM ASSOCIATION" means the condominium association established pursuant to the Condominium Documents.

                  (l) "CONDOMINIUM ASSOCIATION ASSUMPTION AGREEMENT" has the meaning set forth in SECTION 32.1(a)(iii) hereof.

                  (li) "CONDOMINIUM BY-LAWS" means the by-laws annexed to the Condominium Declaration, together with all amendments, modifications and supplements thereto.

                  (lii) "CONDOMINIUM DECLARATION" means the instrument by which Tenant's leasehold estate in the Property is subjected to the Condominium Act, in the form attached hereto as EXHIBIT D, together with all amendments, modifications and supplements thereto.

                  (liii) "CONDOMINIUM DOCUMENTS" means the Condominium Declaration, the Condominium By-Laws and any other documents executed or recorded in connection with subjecting the Property to the Condominium Act.

                  (liv) "CONDOMINIUM UNIT" means a condominium unit in the Property, as described in the Condominium Documents.

                  (lv) "CONSTITUTIVE DOCUMENTS" means Tenant's organizational documents, including (A) the operating agreement of Tenant, (B) the articles of organization of Tenant and (C) any modifications to the foregoing.

                  (lvi) "CONSTRUCTION COMMENCEMENT DATE" means, the earlier to occur of (A) the Fixed Construction Commencement Date, as the same may be extended by Unavoidable Delays and (B) the first date upon which any Ternant's Construction Work actually commences.

                  (lvii) "CONSTRUCTION GUARANTIES" means, collectively, the guaranties to be delivered in accordance with SECTION 6.3(b)(iv) hereof.

                  (lviii) "CONSTRUCTION WORK" means any construction work at the Property, including without limitation Tenant's Construction Work, the Demolition Work and any Alteration.

                  (lix) "CONSUMER PRICE INDEX" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York - Northern New Jersey - Long Island, NY-NJ-CT area, All Items (1982-1984 = 100), or any successor index thereto, appropriately adjusted. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant agree upon, each acting reasonably, as appropriately adjusted, shall be substituted for the Consumer Price Index. If the Consumer Price Index ceases to use 1982-1984 = 100 as the basis of calculation, the Consumer Price Index shall be adjusted accordingly.

                  (lx) "CONTINUATION NOTICE" has the meaning set forth in
SECTION 31.6 (i)(ii) hereof.

                  (lxi) "CONTROL" has the meaning indicated in the definition of Control Affiliate.

                  (lxii) "CONTROL AFFILIATE" means any Person (A) controlling, controlled by or under common control with another Person, and for the purposes hereof no Person shall be deemed to control any other Person unless more than fifty percent (50%) of such controlled Person is owned beneficially by the controlling person or entity and (B) which retains the power and authority to make Major Decisions on behalf of the controlled Person.

                  (lxiii) "CONVICTION" has the meaning set forth in SECTION 13.1O(d)(2) hereof.

                  (lxiv) "CORE AND SHELL" means, in respect of the New Building, collectively but without duplication: (A) (1) the exterior and interior structure of, and common systems and equipment servicing, the New Building, including without limitation, the roof (other than any Roof Top Garden Improvements and the Roof Top Garden Space), interior weight-bearing walls, support beams, foundation, columns, lateral supports, exterior walls including, without limitation, exterior permanent storefronts (but not to the extent prevented by hoists due to ongoing Construction Work), exterior doors and exterior windows, (2) concrete slabs and related structural assemblies that constitute the superstructure of the New Building, (3) the core corridor walls on each floor of the New Building, (4) base building systems servicing the building common areas and the tenant premises (and the air shafts, elevator shafts, electrical and other utility closets, equipment rooms, fire doors and fire stairways housing necessary to accommodate, affecting or servicing such base building services) including without limitation [a] the sprinkler system, including the main sprinkler loop on each floor and all vertical risers, [b] the elevator (including service) facilities, including the elevator cabs and all shafts, cables and other mechanical equipment relating thereto, [c] the heating, ventilation and air conditioning system (including boilers and circulation pumps but excluding any portions of such systems which may be installed in connection with Interior Construction Work performed by NYTC Member with respect to the NYTC Component or by or for any Subtenant with respect to the FC Component), [d] all vertical pipes, mains and risers of plumbing and sanitary systems, [e] the electrical system, including, without limitation, any and all switch gears, risers, feeders, transformers, main distribution panels, wiring and meters relating thereto up through the point of connection to the electrical closet of any floor of the New Building, and [f] the life safety, fire alarm and security systems required by Legal Requirements in respect of core and shell construction, including the fire command station, the emergency generator, panel and system, any wiring, cables, risers, ductwork or distribution apparatus necessary to distribute such service within the New Building, (5) all of the common areas located within or outside of the New Building, common entrances, lobbies, corridors and doors of common areas, loading areas, fire stairways and the interior walls, ceilings, floors of the common areas of the New Building, and
(6) the exterior site improvements including adjoining sidewalks; and (B) any other initial Improvements governed by any element of the DUO other than any signage on the New Building required by the DUO (it being acknowledged that the DUO may govern certain interior spaces).

                  (lxv) "CORE AND SHELL PUNCHLIST" has the meaning set forth in
SECTION 6.3(b)(iv) hereof.

                  (lxvi) "COURT" has the meaning set forth in SECTION 16.2(a) hereof.

                  (lxvii) "CPLR" has the meaning set forth in SECTION 16.2(bXi) hereof.

                  (lxviii) "CUSTOMARY" or "CUSTOMARY" when used in respect of fees, commissions or other payments for services performed or materials furnished, means the amount customarily and reasonably paid in arm's length transactions to an unaffiliated third party for the performance of the applicable service or the provision of the applicable material in multi-tenant office developments situated in Manhattan.

                  (lxix) "DA WORK PRODUCT" has the meaning set forth in SECTION
6.4 hereof.

                  (lxx) "DATE OF TAKING" has the meaning set forth in SECTION
12.2 hereof.

                  (lxxi) "DECEMBER LETTER" has the meaning set forth in SECTION 6.2(a)(ii) hereof.

                  (lxxii) "DEFAULT" means (A) the failure of any party hereto to perform or complete any Obligations as required hereunder and in accordance herewith after receipt of any applicable First Default Notice (but without regard to any cure period in respect thereof), and (B) any other matter expressly identified as a Default hereunder.

                  (lxxiii) "DELIVERY DATE" means the date that Landlord delivers Possession to Tenant.

                  (lxxiv) "DEMISED SPACE" means the portion of the New Building in which a Subtenant has an interest pursuant to a Sublease, including, without limitation, any portion of the Roof Top Garden Space or the Lobby Sublease Space.

                  (lxxv) "DEMOLITION ENGINEER" has the meaning set forth in
SECTION 6.5(b)(iii) hereof.

                  (lxxvi) "DEMOLITION WORK" has the meaning set forth in SECTION 6.5(a) hereof.

                  (lxxvii) "DEPOSITARY" means any entity, agreeing for the benefit of Landlord and Tenant, to perform the obligations of depositary hereunder on substantially the terms of the Depositary Agreement, which (A) (1) is a Recognized Mortgagee or a Control Affiliate of a Recognized Mortgagee (PROVIDED that such Recognized Mortgagee or such Control Affiliate is designated as the Depositary by Tenant and such Recognized Mortgage and would qualify as a Lending Institution, but is other than a savings bank or savings and loan association), (2) if not a Recognized Mortgagee or such Control Affiliate, is a commercial bank or trust company qualifying as a Lending Institution designated by the Recognized Mortgagee most senior in lien, or (3) if not the Recognized Mortgagee or such Control Affiliate or designated by the Recognized Mortgagee pursuant to clause (2) above, is a commercial bank or trust company qualifying as a Lending Institution, as designated by Tenant with the reasonable concurrence of Landlord, (B) has an office in the City of New York, and (C) has a net worth of not less than One Hundred Million Dollars ($100,000,000) and net assets of not less than Two Hundred Fifty Million Dollars ($250,000,000) (as such sums shall be Adjusted for Inflation on an annual basis from the Commencement Date) throughout the period during which it acts as the Depositary. If, at any time, no Lending Institution has been designated to so act, then Landlord shall designate as the Depositary an unaffiliated third party reasonably acceptable to Tenant that is ordinarily engaged in the business of acting as a depositary. Tenant's disapproval of an unaffiliated third party so designated by Landlord shall not be reasonable unless it is based solely on the prior direct experience of Tenant or any Related Entity of Tenant with such party.

                  (lxxviii) "DEPOSITARY AGREEMENT" means the agreement, in form reasonably acceptable to Landlord and Tenant (and reasonably approved by each Recognized Mortgagee, if any, at the time of the execution and delivery thereof), pursuant to which the Depositary agrees to perform its obligations hereunder.

                  (lxxix) "DESIGN ARCHITECT" means Renzo Piano Building Workshop or, in the event that Renzo Piano Building Workshop is no longer the Design Architect, any other Replacement Design Architect approved in accordance with this Lease, in either case alone or in affiliation with another Architect acting as the Production Architect.

                  (lxxx) "DESIGN DEVELOPMENT PLANS" means proposed design development plans that have been submitted to and approved by Landlord in accordance with SECTION 6.2(b) hereof, with such modifications as shall be consented to by Landlord in accordance herewith. The proposed design development plans submitted to Landlord shall (A) conform to the applicable Approved Schematic Design Plans, if any, submitted to Landlord, (B) comply with the applicable requirements of DUO and (C) consist of drawings more particularly described in EXHIBIT E-6 attached hereto, and at a minimum consist of (1) floor plans of all floors and building sections indicating spaces, structure, the location of proposed entrances and lobbies, doors, and windows, (2) rendered exterior elevations, in color, including elevations that show the relationship of the New Building to its surroundings, (3) exterior elevations noted with materials and floor heights, (4) elevations and sections with sufficient detail to adequately convey the aesthetics of the building's exterior, including each typical molding and cornice profile, reveal, and window details, (5) storefront, public areas and building entrance details, (6) material samples and light fixture samples for all exterior facades, (7) color boards illustrating the building's actual color palette, (8) diagrammatic elevational rendering illustrating the exterior lighting scheme, (9) rendering of the building as it would be seen looking south from the northwest corner of 4lst Street and 8th Avenue and any other rendering Landlord may request to assist in the review of the design, (10) table of areas by use by floor, (11) a scale model at 1"=50' showing the entire building, and (12) scale models at 1/4"=1' of the facade to illustrate the varying curtain wall treatment of each of the tower and the base of the building (which scale models shall depict in accurate scale the varying mullion patterns and designs, including the screening rods).

                  (lxxxi) "Determination" has the meaning set forth in SECTION 16.2(b)(iii) hereof.

                  (lxxxii) "DEVELOPMENT TEAM" means, collectively, the Design Architect and any other Architect, general contractor and/or construction manager, hired in respect of the Demolition Work and the Tenant's Construction Work.

                  (lxxxiii) "DISCOUNT RATE" means a discount rate equal to the then current rate of United States Treasury bills or notes, as applicable, maturing ten (10) years after the Delivery Date or the next maturity date for such bills or notes occurring after such date.

                  (lxxxiv) "DISCRETIONARY INSIDE MECHANICAL SPACE" means up to 60,000 Square Feet (or, in the event of the occurrence of the Third Non-Delivery Event, if applicable, the Adjusted DIMS), within the New Building, to be built, at Tenant's discretion, and used only for building mechanical purposes.

                  (lxxxv) "DUO" means the Design, Use and Operating Requirements which are attached to this Lease as follows:

                        (A) Design, Construction and Maintenance Requirements for construction of Bridges and Fencing attached hereto as EXHIBIT E-1;

                        (B) Historic Preservation Protection Plan for Construction Adjacent to Historic Structures attached hereto as EXHIBIT E-2;

                        (C) Streetscape Improvement Design Program attached hereto as EXHIBIT E-3;

                        (D) Display and Signage Program attached hereto as EXHIBIT E-4;

                        (E) Use and Operating Requirements attached hereto as EXHIBIT E-5;

                        (F) Architectural Requirements attached hereto as EXHIBIT E-6;

                        (G) Site Safety Program attached hereto as EXHIBIT E-7.

                  (lxxxvi) "DUO/STRUCTURAL ALTERATION" has the meaning set forth in SECTION 9.2(a) hereof.

                  (lxxxvii) "DUO ALTERATION" has the meaning set forth in
SECTION 9.2(a) hereof.

                  (lxxxviii) "DUPLICATE TS PAYMENT" has the meaning set forth in
SECTION 3.3(e) hereof.

                  (lxxxix) "EDPL" means the Eminent Domain Procedure Law of the State of New York, as amended from time to time.

                  (xc) "EIN" means an employer identification number or taxpayer identification number issued by the Internal Revenue Service.

                  (xci) "ENGINEER" means any licensed structural engineer or engineering firm selected by Tenant and/or any Subtenant and, if required pursuant to the terms of this Lease, approved by Landlord in accordance with this Lease.

                  (xcii) "ENVIRONMENTAL ACTIVITY" means any use, storage, installation, existence, release, threatened release, discharge, generation, abatement, removal, disposal, handling or transportation from, under, into or on the Property (or any portion thereof) of any Hazardous Materials.

                  (xciii) "EQUIPMENT" means all fixtures and personal property incorporated in or attached to and used or usable in the operation of the Project owned or leased by Tenant.

                  (xciv) "EQUITY INTEREST DISPOSITION" means any Transfer in a Person or in any direct or indirect constituent entity of such Person, where such Transfer directly or indirectly produces any change in the direct or indirect beneficial ownership of an interest in, or Control of, such Person. The term "Equity Interest Disposition" shall also include any (A) transaction or series of transactions (including, without limitation, the issuance of additional equity interests in such Person) or (B) direct or indirect revision of the beneficial ownership structure or control of such Person or any direct or indirect constituent entity of such Person, which, in either case, produces any change in the direct or indirect beneficial ownership of an interest in, or Control of, such Person.

                  (xcv) "EQUITY INVESTOR" means any member of an FC Member (other than FC) approved by Landlord in Landlord's sole discretion, it being agreed that INGREDUS Site 8 South LLC is so approved.

                  (xcvi) "ESDC" has the meaning set forth in the recitals of this Lease.

                  (xcvii) "ESTIMATED TENANT SALES TAX STATEMENT" has the meaning set forth in SECTION 3.3(c) hereof.

                  (xcviii) "EVENT" has the meaning set forth in SECTION 30.4(b)(ii) hereof.

                  (xcix) "EVENT OF DEFAULT" has the meaning set forth in SECTION
14.2 hereof

                  (c) "EXCESS CONSIDERATION" has the meaning set forth in
SECTION 13.1(i)(iii) hereof.

                  (ci) "EXCESS DAYS" has the meaning set forth in SECTION 6.1(c)(iii) hereof.

                  (cii) "EXCESS SITE ACQUISITION COSTS" means the amount by which the total SAC amount, including interest thereon pursuant to Section 3.04(c) of the Site 8 South LADA, exceeds the Transaction Price.

                  (ciii) "EXCLUDED TAXES" has the meaning set forth in SECTION 1.1(a)(cxlii) hereof, the definition of Impositions.

                  (civ) "EXEMPTED MORTGAGE" means (A) the Mortgage granted by Tenant in connection with the initial construction financing of the Project (the "INITIAL CONSTRUCTION MORTGAGE"), (B) to the extent such financing is closed simultaneously with the Initial Construction Mortgage, the mortgage granted by Tenant in connection with Tenant's initial permanent financing of the Project (the "INITIAL PERMANENT MORTGAGE") and (C) the recording of any assignment(s) of the Initial Construction Mortgage and the Initial Permanent Mortgage, and any other documents securing payment of such financing recorded concurrently or in connection therewith, but only to the extent of the outstanding principal indebtedness secured by such mortgages at such time.

                  (cv) "EXISTING IMPROVEMENTS" has the meaning set forth in
Section 1.1(a)(cxliii) hereof, the definition of Improvements.

                  (cvi) "EXISTING VIOLATIONS" means any condition on the Property, existing on or before the Delivery Date, which gives rise to a violation of record of Legal Requirements, issued by a Governmental Authority with applicable jurisdiction prior to or within twelve (12) months after the Delivery Date.

                  (cvii) "EXPIRATION DATE" has the meaning set forth in SECTION 2.1(b) hereof.

                  (cviii) "FC" means FC 41St Street Associates, LLC.

                  (cix) "FC COMPONENT" means the portion of the Property leased pursuant to the FC Severance Subleases (including, without limitation, the FC Members' undivided interests in the common areas of the Property).

                  (cx) "FC FACILITY PERCENTAGE" means a percentage equal to the difference between one hundred percent (100%) and the NYTC Facility Percentage.

                  (cxi) "FC MEMBER" means each tenant executing a FC Severance Sublease and its permitted successors and assigns.

                  (cxii) "FC OFFICE SEVERANCE SUBLEASE" means that certain FC Office Severance Sublease, dated as of the date hereof, between Tenant and an FC Member, and any other sublease entered into pursuant to SECTION 13.12 thereof.

                  (cxiii) "FC RETAIL SEVERANCE SUBLEASE" means that certain FC Retail Severance Sublease, dated as of the date hereof, between Tenant and an FC Member.

                  (cxiv) "FC SEVERANCE SUBLEASES" means the FC Office Severance Sublease and the FC Retail Severance Sublease.

                  (cxv) "FCE" means Forest City Enterprises, Inc., an Ohio corporation.

                  (cxvi) "FCE CONSTRUCTION GUARANTY" means a Construction Guaranty by FCE in favor of 42DP in the form attached hereto as EXHIBIT F.

                  (cxvii) "FINAL MRT NOTIFICATION" has the meaning set forth in
SECTION 3.4(c) hereof.

                  (cxviii) "FINAL TAX NOTIFICATION" has the meaning set forth in
SECTION 3.3(e) hereof.

                  (cxix) "FINAL PLANS AND SPECIFICATIONS" means proposed final plans and specifications that have been submitted to and approved by Landlord in accordance with SECTION 6.2(c) hereof or SECTION 9.2(a) hereof, as applicable, with such modifications after such consent as shall be consented to by Landlord in accordance herewith. The proposed final plans and specifications submitted to Landlord shall (A) conform to the applicable Design Development Plans, if any, submitted to Landlord, (B) comply with the applicable requirements of DUO, (C) consist, of plans and specifications more particularly described in EXHIBIT E-6 attached hereto, and at a minimum consist of (1) floor plans of all floors or representative floor plans and building sections indicating spaces, structure, the location of proposed entrances and lobbies, doors, and windows, (2) rendered exterior elevations, in color, (3) exterior elevations noted with material and floor heights, (4) sufficient details, elevations and sections required to adequately convey the aesthetics of the building's exterior including each typical molding and cornice profiles, reveals, and window details, (5) storefront, public areas and building entrance details, (6) table of areas by use by floor (the table of areas shall be submitted by an Architect and such Architect shall certify that the area of the New Building has been measured in strict accordance with the definition of Square Foot; the certification by such Architect shall include an explanation of all assumptions made in the calculation the table of areas), (7) any other information required as part of the Design Development Plans that was not available at the time of the Design Development Plans submission, and (8) a visual mock-up of the proposed curtain walls and (D) contain a schedule of retail signage allocations with respect to the NYTC Component and the FC Component.

                  (cxx) "FIRST DEFAULT NOTICE" has the meaning set forth in
SECTION 14.2 hereof.

                  (cxxi) "FIRST EXTENSION PERIOD" has the meaning set forth in
SECTION 6.1(c)(i) hereof.

                  (cxxii) "FIRST LEASE YEAR" has the meaning set forth in
SECTION 1.1(a)(clxviii) hereof, the definition of Lease Year.

                  (cxxiii) "FIRST NON-DELIVERY EVENT" has the meaning set forth in SECTION 1.1(a)(clxxxix) hereof, the definition of Non-Delivery Event.

                  (cxxiv) "FIRST PA EXTENSION" has the meaning set forth in
SECTION 30.4(d)(i)(B)(2) hereof.

                  (cxxv) "FIRST PILOT YEAR" has the meaning set forth in SECTION 1.1(a)(ccxxxii) hereof, the definition of PILOT Year.

                  (cxxvi) "FIXED CONSTRUCTION COMMENCEMENT DATE" means the date that is twelve (12) months after the Delivery Date, as such date may be adjusted pursuant to SECTIONS 6.1(b), 6.1(c) and 6.5(b)(ii)(C) hereof.

                  (cxxvii) "FIXED SUBSTANTIAL COMPLETION DATE" means the date that is thirty-six (36) months after the Construction Commencement Date, as such date may be extended pursuant SECTIONS 6.1(b), 6.1(c) and 6.6(c) hereof.

                  (cxxviii) "FIXED CONSTRUCTION PERIOD" has the meaning set forth in SECTION 6.1(c)(i) hereof.

                  (cxxix) "FOURTH NON-DELIVERY EVENT" has the meaning set forth in SECTION 1.1(a)(clxxxix) hereof, the definition of Non-Delivery Event.

                  (cxxx) "FULL INSURABLE VALUE" means actual replacement cost of the Improvements (exclusive of the cost of excavation, foundations and footings).

                  (cxxxi) "FULL TAXES" means the real property taxes that would be assessed and levied against the Property, the owner thereof and the interest of Tenant therein, if the Property or the owner thereof were not exempt from such taxes, pursuant to (A) the provisions of Chapter 58 of the Administrative Code of The City of New York and Title 11, Chapter 2, of the Administrative Code of the City of New York, as the same may be amended from time to time, or (B) any statute or ordinance in lieu thereof or in addition thereto to the extent the charges imposed thereby are of a type customarily considered as real property taxes.

                  (cxxxii) "GALLERY" has the meaning set forth in SECTION 30.4(b)(iii) hereof.

                  (cxxxiii) "GOVERNMENTAL AUTHORITY" or "GOVERNMENTAL AUTHORITIES" means the United States of America, the State of New York, the City and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Property or any portion thereof or any street, road, avenue or sidewalk comprising a part of, or in front of, the Property, or any vault in or under the Property.

                  (cxxxiv) "GUARANTIES" means, collectively, the LADA Guaranty, the Insurance Guaranty and each Construction Guaranty (upon their execution and delivery in accordance with SECTION 6.3(b)(iv) hereof, as applicable).

                  (cxxxv) "GUARANTORS" means, collectively, all guarantors under the Guaranties.

                  (cxxxvi) "HAZARDOUS MATERIALS" means (A) any "hazardous substance" as defined in SECTION 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C ss. 9601(14), as amended, (B) any "hazardous waste" as defined in SECTION 27 1301(1) of the New York Environmental Conservation Law, (C) petroleum or petroleum products, crude oil or any by products thereof, natural gas or synthetic gas used for fuel, (D) any asbestos, asbestos containing material or polychlorinated biphenyl and (E) any additional substances or materials which are classified or considered to be hazardous or toxic under the laws of the State of New York, the United States of America or under any other Legal Requirements.

                  (cxxxvii) "HEARING" has the meaning set forth in SECTION 13.10(a) hereof.

                  (cxxxviii) "HEARING OFFICERS" has the meaning set forth in
SECTION 13.10(a) hereof.

                  (cxxxix) "IDA" means the New York City Industrial Development Agency, a public benefit corporation of the State of New York.

                  (cxl) "IDA INDUCEMENT DATE" means the date the IDA board of directors adopts an inducement resolution with respect to NYTC.

                  (cxli) "IDA PROJECT AGREEMENT" means that certain Project Agreement, dated as of December 1, 2001, between the IDA and NYTC.

                  (cxlii) "IMPOSITIONS" means all taxes, fees, assessments and charges that are levied by a Governmental Authority, BID or similar entity against the Property or the interest of Tenant therein to the extent that same may give rise to a lien against the Property, including special assessments, personal property and general intangibles taxes, gross receipts, sales, use and occupancy, water and sewer charges, rates and rents to the extent charged separately from Full Taxes, charges for the establishment and operation of any BID in which the Property is located, charges for public utilities assessed by a Governmental Authority, BID or similar entity, excises, levies, vault and other license, rent and permit fees and other municipal and governmental impositions and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which are during the term of this Lease assessed, levied, charged or imposed upon or become payable out of or become a lien on (A) the Property, or any part thereof, the appurtenances thereto or the sidewalks, streets or vaults adjacent thereto, (B) any personal property owned by Tenant and located on the Property, or any part thereof, (C) any rent and income received by or for the account of Tenant from any Subtenants or other users or occupants of the Property, or any part thereof, (D) any franchises, easements or similar rights demised hereunder, licenses and permits as may be appurtenant to the use of the Property or any documents to which Tenant is a party, creating or transferring an interest or estate in the Property, or (E) any occupancy, use or possession of the Property, or any part thereof, the appurtenances thereto or the sidewalks, streets, alleys or vaults adjacent thereto; "Impositions" shall not include any amounts included in Full Taxes, any PILOT, PILOMRT, Theater Surcharge, PILOST, municipal, state or federal income taxes assessed against Landlord or Tenant, any capital levy, estate, gift, succession, inheritance or transfer taxes, or any corporate franchise taxes or unincorporated business taxes imposed upon any owner of the Land, or any part thereof ("EXCLUDED TAXES"); PROVIDED, HOWEVER, that if at any time during the term of this Lease the present method of taxation or assessment shall be so changed that any Excluded Taxes shall either be added to, or substituted in whole or in part for, Impositions, then any such Excluded Tax shall, to the extent that it is so added or substituted, be deemed to be included within Impositions.

                  (cxliii) "IMPROVEMENTS" means (A) the buildings and other improvements and appurtenances of every kind and description located on the Land as of the Delivery Date, any equipment situated or incorporated therein or attached thereto, and all alterations and replacements thereof and additions thereto, made or installed prior to the Commencement of Construction of the New Building (the "EXISTING IMPROVEMENTS") and (B) any buildings and structures, and any building machinery, equipment and fixtures (including Equipment) affixed to and forming a part of the buildings and structures, which may be erected or located wholly or partially on the Land during the term of this Lease by or on behalf of Tenant or any Subtenant, but excluding any personal property owned or leased by Tenant or any Subtenant.

                  (cxliv) "INCOME TAX CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

                  (cxlv) "INDEMNIFIED PARTIES" has the meaning set forth in
SECTION 17.2(a) hereof.

                  (cxlvi) "INDICTED PARTY" has the meaning set forth in SECTION 13.10(a) hereof.

                  (cxlvii) "IN EFFECT" when used with respect to a Sublease means a Sublease, the term of which has commenced and under which rent has become payable (or if not yet payable, will become payable upon expiration of a rent abatement period provided for in such Sublease) regardless of whether the space leased thereby is occupied by the Subtenant.

                  (cxlviii) "INITIAL CONSTRUCTION MORTGAGE" has the meaning set forth in SECTION 1.1(a)(civ) hereof, the definition of Exempted Mortgage.

                  (cxlix) "INITIAL PERMANENT MORTGAGE" has the meaning set forth in SECTION 1.1(a)(civ) hereof, the definition of Exempted Mortgage.

                  (cl) "INITIAL RESTORATION ESTIMATE" has the meaning set forth in SECTION 11.1(d) hereof.

                  (cli) "INITIAL TAKING ESTIMATE" has the meaning set forth in
SECTION 12.3(c) hereof.

                  (clii) "ING CONSTRUCTION GUARANTY" means a Construction Guaranty, by ING Vastgoed B B.V. in favor of 42DP in the form attached hereto as EXHIBIT F.

                  (cliii) "INSURANCE GUARANTY" has the meaning set forth in
SECTION 10.9(a) hereof.

                  (cliv) "INSURANCE REQUIREMENTS" means all of the terms and conditions of all insurance policies covering, related to or applicable to the Project, all requirements of the issuers of such policies and all rules, regulations, orders and other requirements or standards issued or promulgated by the National or Regional Board of Fire Underwriters, the National or Regional Fire Protective Association or any other national or regional body in lieu of the foregoing exercising similar functions whose requirements or standards must be complied with in order to obtain any governmental approval or insurance policy required hereunder, and applicable to or affecting the Project or the use and occupancy thereof.

                  (clv) "INTEREST RATE" means a rate equal to the lesser of (A) three (3) percentage points over the Prime Rate or (B) the maximum rate permitted by applicable law.

                  (clvi) "INTERIOR CONSTRUCTION WORK" means Construction Work which (A) relates solely to interior spaces in the New Building, and (B) is not governed by any element of the DUO (it being understood that the DUO may govern certain interior spaces) and does not affect a Structural Component (other than by having a Nonadverse Structural Effect).

                  (clvii) "ISSUING BANK" means any commercial bank reasonably acceptable to Landlord.

                  (clviii) "LADA GUARANTY" means that certain Site 8 South LADA Guaranty, dated as of the date hereof, by NYTC, in favor of 42DP and ESDC.

                  (clix) "LAND" means the parcels of land described in EXHIBIT G attached hereto, together with all right, title and interest, if any, of Landlord in and to any easements, licenses, privileges, rights and appurtenances related thereto.

                  (clx) "LANDLORD" means 42DP, its successors and assigns.

                  (clxi) "LANDLORD'S OBLIGATIONS" has the meaning set forth in
SECTION 1.1(a)(cciii) hereof, the definition of Obligations.

                  (clxii) "LANDLORD'S TSF STATEMENT" has the meaning set forth in SECTION 3.1(a)(i)(B)(3) hereof.

                  (clxiii) "LAST POSITIVE SPECIFIED INTERVAL" has the meaning set forth in SECTION 1.1(a)(vii) hereof, the definition of Adjusted for Inflation.

                  (clxiv) "LAWS AND REGULATIONS" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, permits, licenses, regulations and ordinances applicable to or affecting the Project, this Lease, the Property or the use or occupancy thereof, or the owner thereof as owner of the Property, whether now or hereafter enacted or in force, ordinary or extraordinary, foreseen or unforeseen.

                  (clxv) "LEASE" has the meaning set forth in the preamble to this Lease.

                  (clxvi) "LEASE ASSIGNMENT" has the meaning set forth in
SECTION 32.1(a)(ii) hereof.

                  (clxvii) "LEASE ASSIGNMENT DATE" has the meaning set forth in
SECTION 32.1(a)(iii) hereof

                  (clxviii) "LEASE YEAR" means (A) in the event that the Commencement Date does not occur on January 1, the period from the Commencement Date through the second December 31 thereafter (such period, the "FIRST LEASE YEAR"), and (B) each twelve (12) calendar month period commencing on the first January 1 following the First Lease Year and on each anniversary thereof, and in the case of the calendar year in which the term of this Lease shall expire, so much of such calendar year as shall fall within the term of this Lease.

                  (clxix) "LEASE-UP COSTS" has the meaning set forth in EXHIBIT K attached hereto.

                  (clxx) "LEGAL REQUIREMENTS" means all Laws and Regulations and all Applicable Judgments.

                  (clxxi) "LENDING INSTITUTION" means (A) a savings bank, savings and loan association, commercial bank or trust company (whether acting individually or in a fiduciary capacity) or a Control Affiliate of the foregoing, (B) an insurance company, (C) a real estate investment trust, a trustee or issuer of collateralized mortgage obligations, a loan conduit, or other similar investment entity which is listed on the New York, American Stock Exchange or other regional exchange (or their respective successors), (D) a federal, state, municipal or secular employee's welfare, benefit, pension or retirement fund, a religious, educational or eleemosynary institution, any governmental agency or entity insured by a governmental agency, a credit union, trust or endowment, (E) any combination of the foregoing entities or (F) any other Person approved by Landlord, such approval not to be unreasonably withheld; provided that each of the above entities shall qualify as a Lending Institution within the provisions of this definition only if it (1) shall have a business office in Manhattan and be subject to the jurisdiction of the courts of the State of New York, (2) shall be subject to the supervision of the Comptroller of the Currency of the United States, the federal Securities and Exchange Commission, the Insurance Department or the Banking Department or the Comptroller of the State of New York, the Board of Regents of the University of the State of New York, or the Comptroller of the City or any federal, state or municipal agency or public benefit corporation or public authority advancing or assuring mortgage loans or making payments which, in any manner, assist in the financing, development, operation and maintenance of improvements, (3) shall have a net worth of not less than One Hundred Million Dollars ($100,000,000) and net assets of not less than Two Hundred Fifty Million Dollars ($250,000,000) (as such amounts shall be Adjusted for Inflation on an annual basis from the Commencement Date) at the time of the initial determination of its status as a Lending Institution, (4) is not a Related Entity of Tenant, and (5) is not a Prohibited Person. From and after Substantial Completion, "Lending Institution" shall also include any Person that satisfies the conditions of clauses (1) through (5) above notwithstanding that such Person does not constitute any of the entities set forth in clauses (A) through (E) above.

                  (clxxii) "LETTER OF CREDIT" means a clean, irrevocable and unconditional letter of credit, in form and content reasonably satisfactory to Landlord, issued by and drawn upon any Issuing Bank.

                  (clxxiii) "LOBBY SUBLEASE SPACE" has the meaning set forth in
SECTION 34.1(c) hereof.

                  (clxxiv) "LOBBY SUBLEASE SPACE ADJUSTED GROSS REVENUES" has the meaning set forth in SECTION 34.2(c) hereof.

                  (clxxv) "MAJOR ALTERATION" has the meaning set forth in
SECTION 9.2(a) hereof.

                  (clxxvi) "MAJOR CONTRACTOR" has the meaning set forth in
SECTION 6.1(e)(iii) hereof.

                  (clxxvii) "MAJOR DECISIONS" means decisions with respect to
(A) the initial debt financing of the Project, (B) the refinancing of any debt for the Project, (C) the development capital budget for the Project and any increases therein, and (D) selection of the Project construction manager and/or general contractor.

                  (clxxviii) "MANAGER" means the manager of any portion of the Project under a management agreement.

                  (clxxix) "MINOR DEFAULT" means any non-monetary Default of Tenant with respect to SECTIONS 33(c), 3.3(d), 3.3(e), 3.13(d), 3.15, 4.2(b),
4.3(a), 6.l(e)(iii) (as such Section relates to Tenant's failure to timely submit a list of Major Contractors for approval or obtain approval by Landlord of Major Contractors prior to Commencement of Construction of Tenant's Construction Work), 73(a) (as such Section relates to Tenant's failure to comply with the interim maintenance obligations set forth in SECTION 7.3(a) hereof, but such Default shall be a Minor Default only if: (A) such Default would be either cured or rendered moot by performance of Tenant's Construction Work and once cured shall no longer be a Default in any case; and (B) the continued existence of such Default is not creating a hazard to life, health and safety), 7.3(b) (as such Section relates to Tenant's failure to comply with the maintenance obligations set forth in SECTION 73(b) hereof during the performance of Demolition Work, but such Default shall only be a Minor Default if: (A) such Default would be either cured or rendered moot by performance of Tenant's Construction Work and once cured shall no longer be a Default in any case and
(B) the continued existence of such Default is not creating a hazard to life, health or safety) and 7.10 hereof and ARTICLE VIII hereof (as such Section relates to Tenant's failure to comply with the maintenance obligations set forth in ARTICLE XIII hereof during the performance of Demolition Work, but such Default shall be a Minor Default only if: (A) such Default would be either cured or rendered moot by performance of Tenant's Construction Work and once cured shall no longer be a Default in any case and (B) the continued existence of such Default is not creating a hazard to life, health or safety).

                  (clxxx) "MODIFICATION" has the meaning set forth in SECTION 13.9.

                  (clxxxi) "MORTGAGE" means any mortgage that constitutes a lien on Tenant's interest in this Lease and the leasehold estate created hereby.

                  (clxxxii) "MORTGAGE RECORDING TAX" means any mortgage recording tax under Article 11 of the New York State Tax Law, or any successor statute thereto, as the same may now or hereafter be amended, and any New York City mortgage recording tax.

                  (clxxxiii) "MORTGAGE RECORDING TAX SAVINGS" means any savings, as provided in SECTION 3.4 hereof, realized by Tenant on account of Mortgage Recording Tax.

                  (clxxxiv) "NEW BUILDING" has the meaning set forth in SECTION 1.1(a)(ccxl) hereof the definition of Project.

                  (clxxxv) "NFP EVENT" has the meaning set forth in SECTION 30.4(b) hereof.

                  (clxxxvi) "NFP EVENT SHORTFALL" has the meaning set forth in
SECTION 30.4(b) hereof.

                  (clxxxvii) "NFP USER" has the meaning set forth in SECTION 30.4(b) hereof.

                  (clxxxviii) "NO-ACTION LETTER" means a "no-action letter" issued by the New York State Department of Law to the effect that it will not take any enforcement action because the formation of a condominium occurs without filing or registration pursuant to Section 352-e and Section 359-e of the General Business Law of the State of New York.

                  (clxxxix) "NON-DELIVERY EVENT" means any of the following: (A) if the Delivery Date has not occurred by the twenty-four (24) month anniversary of the date of this Agreement, then on the day following such day, the "FIRST NON-DELIVERY EVENT" shall have occurred; (B) if the Delivery Date has not occurred by the twenty-eight (28) month anniversary of the date of this Agreement, then on the day following such day, the "SECOND NON-DELIVERY EVENT" shall have occurred; (C) if the Delivery Date has not occurred by the thirty-two
(32) month anniversary of the date of this Agreement, then on the day following such day, the "THIRD NON-DELIVERY EVENT" shall have occurred; and (D) if the Delivery Date has not occurred by thirty-six (36) month anniversary of the date of this Agreement, then on the day following such day, the "FOURTH NON-DELIVERY EVENT" shall have occurred.

                  (cxc) "NON-VESTING DEADLINE" has the meaning set forth in
SECTION 2.1(b)(iii) hereof.

                  (cxci) "NON-VESTING TERMINATION NOTICE" has the meaning set forth in SECTION 2.1(b)(iii) hereof.

                  (cxcii) "NONADVERSE STRUCTURAL EFFECT" means any effect of Construction Work on any Structural Component that, taken together with the totality of the remedial measures to be taken in respect of such Construction Work, will not have more than an insignificant adverse effect on such Structural Component at the completion of the Construction Work.

                  (cxciii) "NONDISTURBANCE AGREEMENT" has the meaning set forth in SECTION 13.2(b) hereof.

                  (cxciv) "NON-RENEWAL NOTICE" has the meaning set forth in
SECTION 10.9(b) hereof.

                  (cxcv) "NYCEDC" means the New York City Economic Development Corporation or any successor in function.

                  (cxcvi) "NYTC" means The New York Times Company.

                  (cxcvii) "NYTC COMPONENT" means that portion of the Property that is leased pursuant to the NYTC Severance Sublease (including, without limitation, the undivided interest of NYTC Member in the common areas of the Property).

                  (cxcviii) "NYTC CONSTRUCTION GUARANTY" means a Construction Guaranty by NYTC in favor of 42DP in the form attached hereto as EXHIBIT F.

                  (cxcix) "NYTC FACILITY PERCENTAGE" shall mean the percentage determined by dividing 900,000 by the number of Taxable Square Feet.

                  (cc) "NYTC FORM SUBLEASE" has the meaning set forth in SECTION 13.2(b)(ii)(A) hereof.

                  (cci) "NYTC MEMBER" means the tenant executing the NYTC Severance Sublease and its permitted successors and assigns.

                  (ccii) "NYTC SEVERANCE SUBLEASE" means that certain NYTC Severance Sublease, dated as of the date hereof, between Tenant and NYTC Member.

                  (cciii) "OBLIGATIONS", and words of like import, means covenants to pay Charges and other sums payable hereunder and perform acts or fulfill obligations hereunder, as applicable, and all of the other covenants, agreements, terms, conditions, limitations, exceptions and reservations contained in this Lease and the schedules and exhibits attached hereto. The terms "TENANT'S OBLIGATIONS" and "LANDLORD'S OBLIGATIONS", and words of like import, mean the Obligations of this Lease which are imposed upon and are to be performed, observed or complied with by Tenant or by Landlord, as the case may be.

                  (cciv) "OCCUPIED SQUARE FOOT" means (A) in respect of the NYTC Component, each Rentable Square Foot within the NYTC Component, (B) in respect of the FC Component, (1) as to any portion thereof with respect to which a Sublease exists, each Rentable Square Foot (or its equivalent) of such portion of the FC Component, as set forth in an applicable Sublease, and (2) as to any portion thereof with respect to which no Sublease exists, each Rentable Square Foot of such portion of the FC Component, as reasonably determined by Landlord,
(C) in respect of the Roof Top Garden Space, each Rentable Square Foot within the Roof Top Garden Space and (D) in respect of the Lobby Sublease Space, each Rentable Square Foot within the Lobby Sublease Space.

                  (ccv) "OFFICE PILOT" means (a) the rate set forth under "Office PILOT" on SCHEDULE 1 attached hereto multiplied by (b) the number of Taxable Square Feet exclusive of any Taxable Square Feet with respect to which Retail PILOT is being paid.

                  (ccvi) "OFFICE SPACE" means all Taxable Square Feet other than that which is attributable to the Retail Space.

                  (ccvii) "ONGOING PREDELIVERY COSTS" has the meaning set forth in the Site 8 South LADA.

                  (ccviii) "OPERATIVE AGREEMENTS" means (A) all Condominium Documents, (B) the applicable building management agreement, and (C) any agreement or agreements for construction management, general contracting or similar services in respect of Tenant's Construction Work.

                  (ccix) "ORGANIZED CRIME FIGURE" means any Person (A) who has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (B) who, directly or indirectly controls, is controlled by, or is under common control with, a Person who has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure. The determination as to whether any Person is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure shall be within the sole discretion of Landlord, which discretion shall be exercised in good faith; PROVIDED, HOWEVER, that such Person shall not be deemed a Prohibited Person if the City, having actual knowledge that such Person meets the criteria set forth in clauses (A) or (B) above of this definition, entered into a contract and is then doing business with such Person.

                  (ccx) "OVERDUE PAYMENT" has the meaning set forth in SECTION 3.7(c) hereof.

                  (ccxi) "PA EFFECTIVE DATE" has the meaning set forth in
SECTION 30.4(b) hereof.

                  (ccxii) "PA NFP OPERATING COSTS" has the meaning set forth in
SECTION 30.4(b) hereof.

                  (ccxiii) "PA OBLIGATION TERM" has the meaning set forth in
SECTION 30.4(b) hereof.

                  (ccxiv) "PA OBLIGATION TERMINATION DATE" has the meaning set forth in SECTION 30.4(b) hereof.

                  (ccxv) "PA OPENING DATE" has the meaning set forth in SECTION 30.4(b) hereof.

                  (ccxvi) "PA PILOT REDUCTION" has the meaning set forth in
SECTION 30.4(e)(i) hereof.

                  (ccxvii) "PA RETAIL ADJUSTED GROSS REVENUES" means all (A) revenues, receipts and income of whatever kind and nature of Tenant or any Related Entity, as determined in accordance with Accounting Principles, in any Lease Year, generated from the ownership, operation, leasing, use or occupancy of any PA Retail Space (but only if the PA Retail Space equals or exceeds 5,000 Square Feet) including (1) license fees or other amounts received from any subtenant of such PA Retail Space or its affiliate for the right to maintain signage on the facade of the New Building (but not from the granting of such signage rights to any third party), (2) rentals, fees or other payments from Subtenants (subject to clause (9) below), including any common area maintenance and operating expense, but specifically excluding payments received in reimbursement of utility, PILOT, Theater Surcharge or BID payments made by Tenant, or any Related Entity, (3) the proceeds of insurance received by Tenant with respect to business interruption or rent insurance (but not liability or casualty insurance received by Tenant), (4) security and other deposits which secure other revenues, receipts or income qualifying as PA Retail Adjusted Gross Revenues when and to the extent Tenant, after the final resolution of any Subtenant dispute over whether Tenant has the right to retain such security and other deposits, either has the right to retain the same or Tenant has no obligation to refund the same (and excluding security and other deposits to the extent applied by

Tenant to reimburse Tenant for reasonable costs incurred in remedying a non-monetary default by the provider of such security or deposit), (5) interest or other investment income earned from time to time by Tenant on deposits or other revenues, receipts or income qualifying as PA Retail Adjusted Gross Revenues, (6) amounts recovered in any legal action or proceeding or settlement thereof which reimburses Tenant for a loss of revenues, receipts or income qualifying as PA Retail Adjusted Gross Revenues (and excluding any such amounts to the extent reimbursing Tenant for reasonable costs incurred in remedying a non-monetary default by the defendant in such action), (7) construction fees from the performance by Tenant or any Related Entity of construction or construction management services for Subtenants, but only to the extent such fees exceed customary amounts (and excluding such fees to the extent they do not exceed such customary amounts), (8) leasing or brokerage commissions paid to Tenant or any Related Entity in connection with the entering into of a Sublease or the renewal thereof or the expansion of the Demised Space thereunder, but only to the extent Tenant or such Related Entity is not the procuring broker, or if Tenant or such Related Entity is the procuring broker, only to the extent such commissions exceed customary amounts (and excluding such commissions to the extent they do not exceed such customary amounts), and (9) with respect to any Related Entity that is a Subtenant in possession and actual use of its Demised Space, the greater of [a] the rentals, fees or other payments made to Tenant by such Subtenant, including any common area maintenance and operating expense, but specifically excluding payments received in reimbursement of utility, PILOT, Theater Surcharge or BID payments made by Tenant and [b] the fair market rental value of such Demised Space (and with respect to a Related Entity that is a Subtenant not in possession and actual use of its Demised Space, all revenues, receipts and income of whatever kind and nature of such Related Entity generated from the Project, as provided above, shall be included in PA Retail Adjusted Gross Revenues) less (B) refunds made upon transactions included within the revenues described in clause (A) above. "PA Retail Adjusted Gross Revenues" shall not include any management fee in a customary amount paid by Tenant to any Related Entity to manage the Property.

                  (ccxviii) "PA RETAIL SPACE" means any portion of the Property to be used for retail purposes or any purposes ancillary thereto which is located within, and ancillary to, the Public Amenity (it being understood and agreed that, for purposes only of computing Percentage Rent, if the PA Retail Space is less than 5,000 Square Feet, then the area of all of the PA Retail Space shall not be considered "PA Retail Space" for such purposes, and if the PA Retail Space equals or exceeds 5,000 Square Feet, the area of all of the PA Retail Space shall be considered "PA Retail Space" for such purposes). Notwithstanding anything to the contrary herein, the Gallery and the Auditorium shall not constitute PA Retail Space so long as any concessions or other retail operations conducted therein are incidental or ancillary to, and are associated with, the occurrence of Events in the Public Amenity.

                  (ccxix) "PA YEAR" has the meaning set forth in SECTION 30.4(b) hereof.

                  (ccxx) "PERCENTAGE RENT" means the amounts payable by Tenant pursuant to SECTIONS 3.2 and 34.3(c) hereof.

                  (ccxxi) "PERCENTAGE RENT REPORT" has the meaning set forth in
SECTION 3.2(c) hereof.

                  (ccxxii) "PERMITTED DEVELOPER" means a legal entity composed only of (A) NYTC or its wholly-owned, single-purpose Control Affiliates, and/or
(B) FC or its single-purpose Control Affiliates, and/or (C) Equity Investor or its wholly-owned, single-purpose Control Affiliates.

                  (ccxxiii) "PERMITTED DISPOSITION" has the meaning set forth in
SECTION 13.10(d) hereof.

                  (ccxxiv) "PERMITTED ENCUMBRANCES" means (A) the matters described in EXHIBIT H attached hereto and (B) any other encumbrance on the Property expressly agreed to in writing by all parties hereto and any violation that will, by its nature, be cured or otherwise rendered inconsequential due to the demolition of the Existing Improvements.

                  (ccxxv) "PERMITTED TRANSFEREE" means a Person who (A) either
(1) directly and/or together with its Control Affiliates, owns and/or manages, and has not less than five (5) years' experience in the ownership and/or management of, at least five million (5,000,000) square feet of office space or
(2) retains a qualified manager having the qualifications set forth in clause
(A)(1), above, (B) is of sufficient financial condition to perform the obligations to be assumed by such proposed assignee (Landlord having been furnished with evidence reasonably satisfactory to Landlord of such financial condition) and (C) is not a Prohibited Person.

                  (ccxxvi) "PERMITTED USE" has the meaning set forth in SECTION 7.1(a) hereof.

                  (ccxxvii) "PERSON" means (A) an individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or other entity, (B) any federal, state, county or municipal government (or any bureau, department, agency or instrumentality thereof), and (C) any fiduciary acting in such capacity on behalf of any of the foregoing.

                  (ccxxviii) "PILOMRT" means the payments in lieu of Mortgage Recording Tax payable by Tenant to Landlord pursuant to SECTION 3.4(b) hereof.

                  (ccxxix) "PILOST" means payments in lieu of sales and compensating use taxes payable by Tenant to Landlord pursuant to SECTION 3.3 hereof.

                  (ccxxx) "PILOST AMOUNT" has the meaning set forth in SECTION 3.3(b) hereof.

                  (ccxxxi) "PILOT" means the payments in lieu of real estate taxes payable by Tenant to Landlord pursuant to SECTION 3.1 hereof.

                  (ccxxxii) "PILOT YEAR" means (A) in the event that the Delivery Date does not occur on January 1, the period from the Delivery Date through the second December 31 thereafter (such period, the "First PILOT Year"), and (B) each twelve (12) calendar month period commencing on the first January 1 following the First PILOT Year and on each anniversary thereof.

                  (ccxxxiii) "POSSESSION" means good and indefeasible leasehold title to, and actual vacant occupancy and possession of, all of the Property, free and clear of all leases, licenses, tenancies, occupancies, liens or other similar encumbrances, and any claims to or rights of others attaching to the Property, except Permitted Encumbrances.

                  (ccxxxiv) "PRIME RATE" means the fluctuating annual interest rate announced publicly by Citibank, N.A., or any successor, at its headquarters in New York City, as its base commercial lending rate, as the same may change from time to time.

                  (ccxxxv) "PRINCIPAL" means, with respect to any Person, (A) any director or the president, any vice president, the treasurer, or the secretary thereof if such Person is a corporation, (B) any general partner of a partnership or managing member of a limited liability company, or (C) any shareholder, limited partner, member or other Person having a direct or indirect economic interest in such Person, whether beneficially or of record, in excess of ten percent (10%) of all of the issued and outstanding shares, partnership interests, limited liability company interests or other ownership interests of such Person. In calculating the percentage interest of any shareholder, partner, member or other beneficially interested Person referred to in the prior sentence, the interest in the equity of any affiliate of such shareholder, partner, member or beneficially interested Person shall be attributed to such shareholder, partner, member or beneficially interested Person.

                  (ccxxxvi) "PRO RATA COST" has the meaning set forth in SECTION 30.4(b)(xiii) hereof.

                  (ccxxxvii) "PROCEEDING" has the meaning set forth in the Site 8 South LADA.

                  (ccxxxviii) "PRODUCTION ARCHITECT" means any Architect proposed by Tenant and approved (or deemed approved) by Landlord pursuant to
SECTION 6.1(d)(ii) hereof as the production architect working in affiliation with the Design Architect.

                  (ccxxxix) "PROHIBITED PERSON" means (A) any Person (1) that is in default after notice and beyond any applicable cure period, of such Person's obligations under any material written agreement with the City, the State or any of their instrumentalities, or (2) that directly controls, is controlled by, or is under common control with a Person that is in default after notice and beyond any applicable cure period, of such Person's obligations under any material written agreement with the City, the State or any of their instrumentalities, unless, in each instance, such default or breach either (x) has been waived in writing by the City, the State or any of their instrumentalities as the case may be or (y) is being disputed in a court of law, administrative proceeding, arbitration or other forum or (z) is cured within thirty (30) days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default; (B) any Person that is an Organized Crime Figure; (C) any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, as amended, or any successor statute, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof; (D) any government, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects or the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended; (E) any Person that is in default in the payment to the City of any real estate taxes, sewer rents or water charges totaling more than $10,000, unless such default is then being contested in good faith in accordance with applicable Legal Requirements or unless such default is cured within thirty (30) days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default; or (F) any Person (1) that has solely owned, at any time during the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administrative Code of the City, or (2) that, directly or indirectly controls, is controlled by, or is under common control with a person that has owned, at any time in the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest to such person pursuant to the Administrative Code of the City.

                  (ccxl) "PROJECT" means the design, construction and operation, in accordance with the DUO and the other terms of this Lease, on the Land, of improvements to include, without limitation: (A) an up to approximately 780 foot tall office building (the "NEW BUILDING") to be occupied, in whole or in part, by NYTC, having a floor area of (1) up to 1,380,000 square feet (it being acknowledged and agreed that no subway entrance located on the property shall be deemed to be included in such 1,380,000 Square Feet) plus (2) the Discretionary Inside Mechanical Space plus (3) the Roof Top Mechanical Space, which New Building will contain, inter alia, (i) Retail Space at least on the ground floor, (ii) the Public Amenity, and (iii) signage in accordance with the DUO, and may, at Tenant's election, contain the Roof Top Garden Space and the Roof Top Garden Improvements; and (B) Tenant's Subway Improvements; PROVIDED, HOWEVER, that if the Third Non-Delivery Event shall have occurred, then upon the receipt of written notice from Tenant to Landlord of its election to modify the floor area of the New Building, the aforesaid 1,380,000 Square Feet and all references to the 1,380,000 Square Foot floor area in this Lease shall be deemed, for all purposes of this Lease, to be a reference to such lesser floor area indicated by Tenant in such notice (such area to be not less than a number of Square Feet equal to the sum of (a) 1,020,000 and (b) the product of (I) 60,000 and (II) a fraction, the numerator of which is such lesser floor area and the denominator of which is 1,380,000 (such product, the "ADJUSTED DIMS")).

                  (ccxli) "PROJECT AGREEMENT" means that certain Site 8 South Project Agreement, dated as of the date hereof, by and among ESDC, 42DP, the City, Tenant, FC Member and NYTC Member, and any amendments thereto.

                  (ccxlii) "PROJECT COMPONENT" means each of the FC Component, the NYTC Component, the Roof Top Garden Space and the Lobby Sublease Space, if any.

                  (ccxliii) "PROJECT DOCUMENTS" means (A) all those documents listed on EXHIBIT A attached hereto, and (B) from and after their execution and delivery, the Construction Guaranties.

                  (ccxliv) "PROJECT PARTICIPANTS" means (A) Tenant and Control Affiliates of Tenant, (B) the Condominium Association, if any, of the New Building, (C) any Manager, and (D) the construction manager and/or general contractor (or other entities serving such purpose) for all aspects of Tenant's Construction Work.

                  (ccxlv) "PROPERTY" means the Land and the Improvements.

                  (ccxlvi) "PUBLIC AMENITY" has the meaning set forth in SECTION 30.4(a) hereof.

                  (ccxlvii) "PUBLIC AMENITY SPACE" has the meaning set forth in
SECTION 30.4(b)(xiv) hereof.

                  (ccxlviii) "PUBLIC CONDEMNATION COSTS" has the meaning set forth in SECTION 2.1(b)(iii) hereof.

                  (ccxlix) "PUBLIC PARTIES" means 42DP, ESDC, the City and
NYCEDC.

                  (ccl) "PUBLIC PARTY EXPENSES" has the meaning set forth in the Site 8 South LADA.

                  (ccli) "PURCHASE OPTION" has the meaning set forth in SECTION 5.1(a) hereof.

                  (cclii) "PURCHASE OPTION CLOSING DATE" has the meaning set forth in SECTION 5.1(a) hereof.

                  (ccliii) "PURCHASE OPTION NOTICE" has the meaning set forth in
SECTION 5.1(a) hereof.

                  (ccliv) "PURCHASE PRICE" means Ten Dollars ($10).

                  (cclv) "QUALIFIED CERTIFYING PARTY" means with respect to any Person that is a partnership or limited liability company, a member or general partner thereof, or in the case of a Person or general partner that is a corporation, the President, Vice President, Chief Financial Officer or Treasurer of such Person or general partner.

                  (cclvi) "REAL ESTATE TAX METHODOLOGY CHANGES" has the meaning set forth in SECTION 3.1(a)(i)(C) hereof.

                  (cclvii) "RECOGNITION AGREEMENT (PUBLIC PARTIES)" means that certain Recognition Agreement (Public Parties), dated as of the date hereof, by and among INGREDUS Site 8 SOUTH LLC, ING Vastgoed B B.V., FC 41st Street Associates, LLC, FC Lion LLC, Tenant, Forest City Ratner Companies, ESDC and 42DP.

                  (cclviii) "RECOGNIZED MORTGAGE" means a Mortgage (A) that is held by a Lending Institution, (B) that complies with the provisions of this Lease, and (C) a copy of which has been delivered to Landlord, together with a certification of a Qualified Certifying Party of Tenant confirming that the copy is a true and complete copy of such Mortgage and giving the name and address of the mortgagee thereunder.

                  (cclix) "RECOGNIZED MORTGAGEE" means the holder of a Recognized Mortgage.

                  (cclx) "RELATED ENTITY" means, as to any Person, any other Person that controls, is controlled by, or is under common control with, such Person; for the purposes of this definition, "control" (and its correlative meanings, "controlled by" and "under common control with"), means (A) direct or indirect ownership of more than fifty percent (50%) of the outstanding voting capital stock of a corporation or more than fifty percent (50%) of the beneficial interests of any other entity or (B) the possession, directly or indirectly, of the power to direct or cause the direction of the business decisions of such corporation or other entity.

                  (cclxi) "RENTABLE SQUARE FEET" or "RENTABLE SQUARE FOOT" means rentable square footage of the Improvements, as determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings ANSI Z65.1-1996), as promulgated by the Building Owners and Managers Association
(BOMA) International or any successor entity.

                  (cclxii) "REPLACEMENT DESIGN ARCHITECT" has the meaning set forth in SECTION 6.1(d)(i) hereof

                  (cclxiii) "REPLACEMENT DESIGN ARCHITECT APPROVAL CRITERIA" has the meaning set forth in SECTION 6.1(d)(i) hereof.

                  (cclxiv) "RESTORATION" has the meaning set forth in SECTION 11.1(a) hereof.

                  (cclxv) "RESTORATION FUNDS" has the meaning set forth in
SECTION 11.2(a) hereof.

                  (cclxvi) "RESTORE" has the meaning set forth in SECTION 11.1(a) hereof.

                  (cclxvii) "RETAIL PILOT" means (A) the rate set forth under "Retail PILOT" in SCHEDULE 1 attached hereto multiplied by (B) the sum of (1) the number of gross square feet of above-grade Retail Space, (2) the number of gross square feet of below-grade Revenue Producing Retail Space for which a Taxable Square Feet Delivery Date has occurred, (3) 10,000 Square Feet, representing the Roof Top Garden Space and (4) if and for so long as the Lobby Sublease Space is used for retail purposes, the number of gross square feet of the Lobby Sublease Space (collectively "TAXABLE RETAIL SQUARE FEET").

                  (cclxviii) "RETAIL SPACE" means any portion of the Property to be used for retail purposes or any purposes ancillary thereto (other than the PA Retail Space).

                  (cclxix) "REVENUE-PRODUCING RETAIL SPACE" means that portion of the Retail Space leased or otherwise demised to a Subtenant, which space is being used for the selling of goods, merchandise or services.

                  (cclxx) "ROOFTOP GARDEN ADJUSTED GROSS REVENUES" has the meaning set forth in SECTION 34.2(d) hereof.

                  (cclxxi) "ROOF TOP GARDEN IMPROVEMENTS" means an open air garden on the 53rd floor of the New Building (as shown on the Schematic Design Plans set forth on EXHIBIT I-2 attached hereto) approximately in the configuration as shown on Schematic Design Plan drawing number A1053 listed on
Exhibit I-1 attached hereto.

                  (cclxxii) "ROOFTOP GARDEN SPACE" has the meaning set forth in
SECTION 34.1(b) hereof.

                  (cclxxiii) "ROOF TOP MECHANICAL SPACE" means all the mechanical space located on and above the 52nd floor of the New Building (as shown in the Schematic Design Plans set forth on EXHIBIT I-2 attached hereto) (it being understood that the space on and above such 52nd floor of the New Building shall only be used for (A) housing of mechanical equipment, (B) siting of the Roof Top Garden Space and (C) the development of the Roof Top Garden Improvements.

                  (cclxxiv) "SALES TAX SAVINGS" means the Sales Tax savings realized by tenant, pursuant to SECTION 3.3 hereof.

                  (cclxxv) "SALES TAX SAVINGS REPORT" has the meaning set forth in SECTION 3.3(d) hereof.

                  (cclxxvi) "SALES TAXES" means the New York City and New York State sales and/or compensating use taxes imposed pursuant to Sections 1105, 1107, 1109 and 1110 of the New York State Tax Law, as each of the same may be amended from time to time (including any successor provisions to such statutory sections).

                  (cclxxvii) "SCHEDULED EXPIRATION DATE" means the date set forth in SECTION 2.1(b) hereof as the originally scheduled Expiration Date.

                  (cclxxviii) "SCHEDULED PILOT CONVERSION DATE" means the twenty-ninth (29th) anniversary of the first December 31 after the Delivery Date.

                  (cclxxix) "SCHEMATIC DESIGN PLANS" means those certain schematic design plans relating to Tenant's Construction Work listed on Exhibit I-1 attached hereto (a copy of which Schematic Design Plans has been provided to Landlord) and the table of areas set forth on EXHIBIT I-2 attached hereto.

                  (cclxxx) "SECOND EXTENSION PERIOD" has the meaning set forth in SECTION 6.1(c)(ii) hereof.

                  (cclxxxi) "SECOND NON-DELIVERY EVENT" has the meaning set forth in SECTION 1.1(a)(clxxxix) hereof, the definition of Non-Delivery Event.

                  (cclxxxii) "SECOND PA EXTENSION" has the meaning set forth in
SECTION 30.4(d)(i)(B)(2) hereof.

                  (cclxxxiii) "SECTION 2.1 LETTER OF CREDIT" has the meaning set forth in SECTION 2.1(b)(iii) hereof.

                  (cclxxxiv) "SECTION 6.1(b)(ii) EXTENSION PERIOD" has the meaning set forth in SECTION 6.1(b)(ii) hereof.

                  (cclxxxv) "SECURITY DEPOSIT" has the meaning set forth in
SECTION 10.9(a) hereof.

                  (cclxxxvi) "SEVERANCE SUBLEASES" means the NYTC Severance Sublease and the FC Severance Subleases.

                  (cclxxxvii) "SEVERANCE TENANT" means the lessee under a Severance Sublease.

                  (cclxxxviii) "SITE 8 SOUTH LADA" means that certain Site 8 South Land Acquisition and Development Agreement, dated as of the date hereof, entered into by 42DP, NYCEDC and Tenant, together with the LADA Guaranty.

                  (cclxxxix) "SITE 8 SOUTH SUBWAY AGREEMENT" means that certain Agreement, dated as of the date hereof, among Landlord, The New York City Transit Authority, Tenant and The City of New York.

                  (ccxc) "SITE ACQUISITION COSTS" has the meaning set forth in the Site 8 South LADA.

                  (ccxci) "SQUARE FEET" or "Square Foot" means square footage computed with reference to the gross square footage of the New Building, above grade, measured from the outside of the exterior walls for each floor and including, without limitation, mechanical space (other than the Roof Top Mechanical Space), floor cutouts for ducts, interior partition walls and loading areas. Because the New Building will include a double curtain wall (i.e., an interior glass curtain wall and an exterior screen curtain wall), "exterior walls" for purposes of this definition means the inner glass curtain wall of the New Building, as long as and to the extent that there is no usable floor area between the two components of the curtain wall.

                  (ccxcii) "STABILIZED LEASE YEAR" has the meaning set forth in
SECTION 143(g) hereof

                  (ccxciii) "STRUCTURAL ALTERATION" has the meaning set forth in
SECTION 9.2(a) hereof.

                  (ccxciv) "STRUCTURAL COMPONENT" means, in respect of the New Building, (A) the roof, (B) exterior walls and (C) any load-bearing member, including load-bearing columns and slabs.

                  (ccxcv) "SUBLEASE" means any sublease, sub-sublease, license, concession, occupancy or other agreement, other than the NYTC Severance Sublease and the FC Severance Subleases, pursuant to which a Subtenant occupies or otherwise uses all or any portion of the Property.

                  (ccxcvi) "SUBMISSION DATE" has the meaning set forth in
SECTION 16.2(b)(iv) hereof.

                  (ccxcvii) "SUBSTANTIAL CASUALTY" means a Casualty that would require a Restoration the cost of which is greater than eighty percent (80%) of the replacement cost of the New Building.

                  (ccxcviii) "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETE(D)" means that (A) the Core and Shell has been completed in substantial conformity with the Final Plans and Specifications therefor and the Design Architect has delivered to Landlord a certification of such completion in accordance with SECTION 6.3(c)(i) hereof, subject to completion of "punch list" items, and (B) subject to SECTION 6.6(c) hereof, the New York City Department of Buildings or any successor agency of comparable function has issued, pursuant to
Section 1804 of the New York City Charter, or any successor statute of similar import, either temporary or permanent certificates of occupancy for the Core and Shell.

                  (ccxcix) "SUBSTANTIAL COMPLETION DATE" means the earlier to occur of (A) the Fixed Substantial Completion Date, as the same may be extended by Unavoidable Delays, and (B) the date upon which actual Substantial Completion is achieved.

                  (ccc) "SUBSTANTIALLY ALL OF" has the meaning set forth in
SECTION 12.1(a) hereof.

                  (ccci) "SUBTENANT" means any space tenant, subtenant, operator, licensee, franchisee, concessionaire or other occupant of the Property (or any portion thereof), other than the Severance Tenants.

                  (cccii) "TAKING" means, other than in respect of the Condemnation, a taking, or voluntary conveyance, of title to, or any interest in, the Property, or any part thereof, or of the right to use all or any part thereof pursuant to, as a result of, in lieu of or in anticipation of the exercise of the right of condemnation, expropriation or eminent domain, and upon such a Taking, the Property, or such part thereof, shall be deemed to have been "taken".

                  (ccciii) "TAXABLE RETAIL SQUARE FEET" has the meaning set forth in SECTION 1.1(a)(cclxvii) hereof, the definition of Retail PILOT.

                  (ccciv) "TAXABLE SQUARE FEET" means, as determined pursuant to
SECTION 3.1(a)(i)(B) hereof, the sum of (A) 1,370,000 Square Feet (as adjusted, if necessary after the occurrence of the Third Non-Delivery Event, in accordance with SECTION 1.1(a)(clxxxix) hereof), (B) the number of Square Feet of Discretionary Inside Mechanical Space actually constructed by Tenant, (C) the number of below-grade Taxable Retail Square Feet and (D) the number of Square Feet comprising the Roof Top Garden Space; "Taxable Square Feet" explicitly excludes the Roof Top Mechanical Space.

                  (cccv) "TAXABLE SQUARE FEET DELIVERY DATE" means, with respect to any Sublease of Retail Space, the earlier to occur of (A) the date the applicable sublease premises is delivered to such Subtenant for the build out of such premises and (B) the date that rent commences pursuant to such Sublease (excluding any payment of first month's rent made upon execution of such Sublease until applied in accordance with such Sublease).

                  (cccvi) "TENANT" has the meaning set forth in the preamble to this Lease.

                  (cccvii) "TENANT'S CONSTRUCTION WORK" means the construction of the Core and Shell.

                  (cccviii) "TENANT'S OBLIGATIONS" has the meaning set forth in
SECTION 1.1(a)(cciii) hereof, the definition of Obligations.

                  (cccix) "TENANT'S SUBLET NOTICE" has the meaning set forth in
SECTION 13.2(b)(vii) hereof.

                  (cccx) "TENANT'S SUBWAY IMPROVEMENTS" has the meaning set forth in SECTION 6.6 hereof.

                  (cccxi) "TENANT'S TRANSFER BASIS" has the meaning set forth in
SECTION 13.1(i)(iii) hereof.

                  (cccxii) "TENANT'S TSF CERTIFICATION" has the meaning set forth in SECTION 3.1(a)(i)(B)(2) hereof.

                  (cccxiii) "TERMINATION NOTICE" has the meaning set forth in
SECTION 14.2 hereof.

                  (cccxiv) "THEATER MANAGEMENT ENTITY" means The New 42nd Street, Inc. or any other not-for-profit organization which promotes, operates and/or oversees one or more historic theaters within the 42nd Street Project.

                  (cccxv) "THEATER SURCHARGE" has the meaning set forth in
SECTION 3.5(a) hereof.

                  (cccxvi) "THEATER SURCHARGE COMMENCEMENT DATE" has the meaning set forth in SECTION 3.5(b) hereof.

                  (cccxvii) "THEATER SURCHARGE REPORT" has the meaning set forth in SECTION 3.5(d) hereof.

                  (cccxviii) "THIRD NON-DELIVERY EVENT" has the meaning set forth in SECTION 1.1(a)(clxxxix) hereof, the definition of Non-Delivery Event.

                  (cccxix) "TRANSACTION PRICE" means $85,560,000.

                  (cccxx) "TOTAL SAC AMOUNT" means the total of all Site Acquisition Costs.

                  (cccxxi) "TOTAL TAXABLE SQUARE FEET CERTIFICATE" means a certification, delivered by Tenant, setting forth as of the Lease Assignment Date (A) the Total Taxable Square Feet (as defined in the Severance Sublease) of the Improvements, and (B) the Taxable Square Feet (as defined in each Severance Sublease) comprising the Demised Premises under each Severance Sublease, which shall be comprised of (1) the number of Taxable Square Feet, above-grade, situated within the applicable Demised Premises, (2) an amount equal to the product of (a) the number of Square Feet comprising the Common Elements (as defined in each Severance Sublease) and (b) a percentage equal to the Common Interest (as defined in the Condominium Declaration) attributed to the condominium unit comprising the applicable Demised Premises (such product, the "ALLOCATED SQUARE FEET"), (3) any then-identified below-grade Taxable Retail Square Feet, and (4) the Square Feet comprising the Roof Top Garden Space.

                  (cccxxii) "TRANSFER" has the meaning set forth in SECTION 13.1(a) hereof.

                  (cccxxiii) "UNAVOIDABLE DELAY(S)" means actual delays (after taking into account all reasonable measures that are taken or should reasonably have been taken by Tenant to mitigate the effect of the following) caused by (A) acts of God, war, sabotage, hostilities, invasion, insurrection, riot, mob violence, malicious mischief, embargo, enemy action, civil commotion, earthquake, flood, fire or other casualty, government restriction, strikes, labor troubles, unknown physical conditions which differ materially from those ordinarily found to exist and generally recognized as inherent in the construction of office building in Manhattan and inability to procure labor, equipment, materials or supplies (exclusive of delays inherent in the ordering of long-lead items) which are not attributable to the improper acts or omissions of Tenant or its affiliates, (B) any litigation (not instituted, financed or supported by any of Tenant, NYTC, FC, an Equity Investor or any of their Related Entities) which results in an injunction prohibiting or otherwise delaying the Commencement of Construction of Tenant's Construction Work or the continuation of such Construction Work, and (C) any other matter beyond the reasonable control of Tenant and not normally associated with a project of the nature described herein. Inability (1) to pay a sum of money or
(2) to obtain or to timely obtain (a) any permits or certificates from applicable governmental authorities or (b) financing from a lender, shall not constitute Unavoidable Delay. The period of delay caused by any occurrence of Unavoidable Delay shall not be deemed to commence any earlier than ten (10) days before the date Landlord receives notification from Tenant of such occurrence; PROVIDED, HOWEVER, that no such notification shall be valid unless Tenant shall substantiate the basis for any claim of Unavoidable Delay made therein to the reasonable satisfaction of the Public Parties within twenty (20) days thereafter. Tenant shall advise Landlord in such notice as to the measures taken or proposed to be taken by Tenant to mitigate the delay caused by such occurrence of Unavoidable Delay and thereafter to keep Landlord reasonably informed as to the status of such measures, and notify Landlord as to the termination of the occurrence of Unavoidable Delay within ten (10) days thereafter; PROVIDED, HOWEVER, Tenant's failure to provide any such notice of termination shall not prejudice Tenant's rights to claim Unavoidable Delay.

                  (cccxxiv) "VACANT EXISTING IMPROVEMENTS" has the meaning set forth in SECTION 6.5(c) hereof.

                  (cccxxv) "VENUE" has the meaning set forth in SECTION 30.4(b)(xv) hereof.

                  (cccxxvi) "VERIFIED STATEMENT" means a statement in reasonable detail and in a reasonable form, as prescribed by Landlord, prepared in a consistent manner and certified as being true, correct and complete by a Qualified Certifying Party or the Certified Public Accountants, unless such statement pertains to an annual (or longer) period, in which case it shall be so certified by both a Qualified Certifying Party and the Certified Public Accountants.

                  (cccxxvii) "VESTING DATE" means the date ESDC acquires title to, and (subject to occupants in possession) the right to legal possession of, all of the parcels and improvements within the Property.

                  (cccxxviii) "ZONING RESOLUTION" means the Zoning Resolution of The City of New York or any successor statute, as the same may be amended or otherwise modified.

            SECTION 1.2 RULES OF CONSTRUCTION. The following rules of construction shall be applicable for all purposes of this Lease and all agreements supplemental hereto, unless the context otherwise requires:

            (a) The terms "HEREBY", "HEREOF", "HERETO", "HEREIN", "HEREUNDER" and any similar terms shall refer to this Lease, and "HEREAFTER" shall mean after, and "HERETOFORE" shall mean before, the date of this Lease.

            (b) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.

            (c) The terms "INCLUDE", "INCLUDING" and similar terms shall be construed as if followed by the phrase "without being limited to".

            (d) This Lease shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements to be performed wholly within such State.

            (e) Whenever a party hereto "shall" perform (or cause to be performed) any Obligations hereunder, such performance shall be at such party's sole cost and expense unless otherwise expressly provided.

            SECTION 1.3 CAPTIONS/TABLE OF CONTENTS. THE captions under the article and section numbers and the table of contents of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.


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                                   ARTICLE II
                        LEASE OF PROPERTY; TERM OF LEASE

            SECTION 2.1 DEMISE OF PROPERTY; TERM.

            (a) DEMISE AND LEASE. (i) During the term described in SECTION 2.1(b) hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, pursuant to the provisions of this Lease, the Property subject only to Permitted Encumbrances; PROVIDED, HOWEVER, that the demise hereunder does not include, and shall not effectuate or constitute any transfer or assignment to Tenant of, Landlord's privity of estate with, or Landlord's obligations with respect to the removal of, Persons occupying the Property on the Vesting Date.

                  (ii) During the term of this Lease, Landlord shall not create or consent to any encumbrance or the putting of any lien on the Property (other than an encumbrance or lien resulting from the prosecution by Landlord of any remedy for the enforcement of any provision of this Lease) without Tenant's prior written consent.

            (b) TERM. (i) The leasehold estate granted in SECTION 2.1(a) hereof is for a term of ninety-nine (99) years, commencing on the Commencement Date, and ending upon the earlier of the date immediately preceding the ninety-ninth
(99th) anniversary of the Commencement Date or the date on which this Lease shall sooner terminate as hereunder provided (the "EXPIRATION DATE"), upon and subject to the covenants, agreements, terms, provisions and limitations herein set forth, all of which covenants, agreements, terms, provisions and limitations Landlord and Tenant covenant and agree to perform and observe.

                  (ii) Notwithstanding SECTION 2.1(b)(i) hereof, if the Fourth Non-Delivery Event shall have occurred, then Tenant may cancel and terminate this Lease by giving written notice thereof to Landlord on or prior to the ninetieth (9Oth) day subsequent to the date of the occurrence of the Fourth Non-Delivery Event and within the thirty (30) day period following each subsequent anniversary of the Fourth Non-Delivery Date (but, in no event, after the occurrence of the Delivery Date), in which event this Lease shall terminate on such date and the estate demised under this Lease shall be extinguished and neither Landlord nor Tenant shall have any obligations or liabilities to each other whatsoever under this Lease (it being acknowledged and agreed that such termination shall not limit, qualify, or otherwise affect any of the obligations of the parties to the Site 8 South LADA thereunder).

                  (iii) Notwithstanding SECTION 2.1(b)(i) hereof, if the Vesting Date has not occurred on or before the date (the "NON-VESTING DEADLINE") which is the earlier to occur of (A) the eighth (8th) anniversary of the date hereof and (B) the first date upon which NYTC fails to achieve a positive long term return on its investment in the Project, then Tenant shall have the right, in Tenant's sole discretion, within thirty (30) days after the Non-Vesting Deadline (and, thereafter, so long as the Vesting Date has not then occurred and NYTC continues to fail to achieve such positive return, within thirty (30) days after each anniversary of the Non-Vesting Deadline), to send a notice (the "NON-VESTING TERMINATION NOTICE") to Landlord electing to terminate this Lease effective as of a date designated in such Non-Vesting Termination Notice, being not less than five (5) nor more than thirty (30) Business Days after the date of Landlord's receipt of such Non-Vesting Termination Notice; PROVIDED, HOWEVER, that Tenant's exercise of the right to terminate set forth in this sentence shall be void and of no effect if: [a] after the submission by ESDC of all appropriate documentation with the Court for the dismissal of the Petition (as defined in the LADA) (which ESDC covenants to


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submit and thereafter diligently prosecute) and notwithstanding such diligent prosecution by ESDC of such dismissal, the Court has failed to expressly grant a final, non-appealable dismissal of the Petition; [b] on or prior to the date of such termination, Tenant has not paid all Public Condemnation Costs then expended by the State Parties (unless Tenant has caused a Control Affiliate acceptable to Landlord in its reasonable discretion to fully indemnify, pursuant to an indemnification agreement acceptable to Landlord in its reasonable discretion, Landlord for (or has provided to Landlord a Letter of Credit (a "SECTION 2.1 LETTER OF CREDIT") sufficient in form and substance, in Landlord's reasonable discretion, to secure the payment of) all such Public Condemnation Costs); [c] Tenant is in Default under any Project Document and such Default will not, by its nature, be cured or otherwise rendered inconsequential by reason of the termination of this Lease by Tenant (unless Tenant has caused a Control Affiliate acceptable to Landlord in its reasonable discretion to fully indemnify, pursuant to an indemnification agreement acceptable to Landlord in its reasonable discretion, Landlord for (or has provided to Landlord a SECTION
2.1 Letter of Credit sufficient in form and substance, in Landlord's reasonable discretion, to secure the payment of) any claims, costs and expenses imposed upon or incurred by or arising against Landlord with respect to such Default); or [d] the Vesting Date has not occurred as a result, directly or indirectly, of any action or inaction on the part of Tenant or any affiliate of Tenant. Upon the later of the date designated in the Non-Vesting Termination Notice and the formal dismissal or the Proceeding by the Court, this Lease shall terminate and Tenant, NYTC, FCE and their Related Entities shall have no further obligations hereunder or under the other Project Documents (except for (1) the obligations set forth in SECTIONS 6.4, 6.5(c), 17.5, 19.3, and 33.2(e) hereof that survive termination, and (2) the obligation to reimburse the Public Parties for (A) costs theretofore and thereafter expended, and liabilities theretofore incurred or thereafter imposed upon the Public Parties in respect of this Lease and the other Project Documents pursuant to agreements entered into prior to the date of termination of this Lease (it being agreed that Landlord shall take all efforts (other than incurring any costs or liabilities in respect thereof) to minimize Tenant's liability due to this clause (2)(A) and (B) all costs and liabilities incurred by the Public Parties in connection with, and as a consequence of, such termination including, without limitation, any costs which arise, directly or indirectly, pursuant to Section 702 of the EDPL (including, without limitation, attorney and appraisal fees) (the costs and liabilities described in clauses
(2)(A) and (2)(B) of this SECTION 2.1(b)(iii), "PUBLIC CONDEMNATION COSTS")). Promptly after (x) the full and complete reimbursement of all Public Condemnation Costs by Tenant to the Public Parties, as applicable and (y) all remaining obligations of Tenant under this Lease being fully discharged, Landlord shall, return any and all Letters of Credit delivered to Landlord by Tenant, NYTC, FCE or their Related Entities in connection with the Project and acknowledge in writing to Tenant that all guaranties delivered to Landlord in connection with the Project Documents are of no further force or effect; PROVIDED, HOWEVER, that if Tenant shall provide to Landlord a SECTION 2.1 Letter of Credit which, in Landlord's reasonable discretion, is sufficient in amount to secure the Public Parties against any claims, costs and expenses that may be imposed upon or incurred by or asserted against the Public Parties in connection with, and as a consequence of, the termination set forth in this SECTION 2.1(b)(iii), including, without limitation, all Public Condemnation Costs, then Landlord shall accept such SECTION 2.1 Letter of Credit and promptly after the receipt of the aforesaid SECTION 2.1 Letter of Credit shall return to Tenant all other Letters of Credit then held by Landlord in connection with this Lease. Tenant hereby agrees to indemnify Landlord and the other Public Parties for, and to hold Landlord and the other Public Parties harmless from and against, any and all claims, costs and expenses that may be imposed upon or incurred by or asserted against Landlord or any of the other Public Parties in connection with, and as a consequence of such termination, including, without limitation, all Public Condemnation Costs.


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

            (c) POSSESSION OF PREMISES. Landlord and Tenant acknowledge that, as of the Vesting Date, all of the parcels comprising the Land within the Property will be demised to Tenant under this Lease but that, in obtaining Possession of any parcel or in managing the Existing Improvements as to which Possession has not been obtained, Landlord will be acting solely in its capacity as fee owner of such parcels comprising the Land (and not as an agent for Tenant). No landlord/tenant relationship or privity of estate or, by virtue of this Lease, any contractual relationship shall exist between Tenant and any occupants of any such parcels.

            SECTION 2.2 CONDITION OF PROPERTY. Tenant is fully familiar with the Property, the condition thereof and the Permitted Encumbrances, and Tenant accepts and agrees to lease the same in their "AS IS" condition on the date hereof and without any representation or warranty, express or implied, in fact or by law, by Landlord, NYCEDC, ESDC or the City, except as expressly provided in this Lease, and without recourse to Landlord, NYCEDC, ESDC or the City as to the title thereto, the nature, condition or usability thereof or the use or uses to which the Property or any part thereof may be put, except as expressly provided in this Lease.

            SECTION 2.3 WAIVER OF RIGHT TO RESCIND. Tenant waives any right to rescind this Lease under Section 223-a of the New York State Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Property. Tenant agrees that this SECTION 2.3 is intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.


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

                                   ARTICLE III
                                CHARGES AND FEES

            SECTION 3.1 PILOT.

            (a) DETERMINATION OF PILOT. Tenant covenants and agrees to pay to Landlord, commencing as of the Delivery Date and continuing during the term of this Lease, payments in lieu of real estate taxes ("PILOT") determined as follows:

                  (i) PRIOR TO SCHEDULED PILOT CONVERSION DATE.

                        (A) From the Delivery Date through the day before the Scheduled PILOT Conversion Date, Tenant shall pay to Landlord an amount, per annum, equal to the lesser of (1) subject to SECTION 3.1(a)(i)(C) hereof, Full Taxes and (2) [a] the sum of Office PILOT and Retail PILOT for the applicable PILOT Year minus [b] (i) any Theater Surcharge payable in respect of such applicable PILOT Year, and (ii) any applicable PA PILOT Reduction. Landlord's calculation of PILOT shall be binding, absent computational error.

                        (B) The number of Taxable Square Feet shall be determined as follows:

                              (1) Within ten (10) Business Days after Landlord's
approval of the Final Plans and Specifications, Tenant shall cause an Architect to submit to Landlord and Tenant an Architect's Certification, prepared by an Architect approved by Landlord, which sets forth the number of Square Feet of Discretionary Inside Mechanical Space represented by the Final Plans and Specifications (it being agreed that such Architect's Certification shall be deemed approved by Landlord unless disputed within ten (10) Business Days of receipt thereof by Landlord). The form of the Architect's Certificate described in this SECTION 3.1(a)(i)(B)(1) is set forth on EXHIBIT J attached hereto. The Architect's Certification described in this SECTION 3.1(a)(i)(B)(1) shall assume all space set forth on the Final Plans and Specifications is actually built. The parties hereto agree that the initial number of Taxable Square Feet shall be equal to the sum of: [a] the Discretionary Inside Mechanical Space (as determined pursuant to this SECTION 3.1(a)(i)(B)(1)); and [b] 1,380,000.

                              (2) Upon the occurrence of each of the following
events [a] the Substantial Completion Date, and [b] the completion of any Construction Work which would potentially cause a change in the number of Taxable Square Feet, Tenant shall: [I] cause an Architect, approved (or deemed approved) by Landlord pursuant to SECTION 6.1(d)(ii) hereof to submit an Architect's Certification to Landlord and Tenant (it being agreed that such Architect's Certification shall be deemed approved by Landlord unless disputed within ten (10) Business Days of receipt thereof by Landlord) confirming that the number of Square Feet earlier certified to pursuant to the Architect's Certification described in SECTION 3.1(a)(i)(B)(1) hereof is still correct (or, if the number of Square Feet has changed, setting forth the correct number and the reasons that such number has changed); and [II] provide to Landlord a certification of Tenant (the "TENANT'S TSF CERTIFICATION") setting forth, as of such date (X) the aggregate number of Square Feet in each block of below-grade space that is Revenue-Producing Retail Space and (Y) the total number of Taxable Square Feet. In any event and in addition to the circumstances described above, on each January 1 and July 1 following the Substantial Completion Date, Tenant shall provide to Landlord a Tenant's TSF Certification.


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

                              (3) Subject to Landlord's right to dispute a
Tenant's TSF Certification pursuant to this SECTION 3.1(a)(i)(B)(3), each Tenant's TSF Certification shall be considered a final and binding determination of the number of Taxable Square Feet certified therein. Within twenty (20) Business Days after the delivery of a Tenant's TSF Certification, Landlord may deliver to Tenant a statement ("LANDLORD'S TSF STATEMENT") disapproving such Tenant's TSF Certification and indicating in reasonable detail (to the extent then ascertainable by Landlord) the reasons for the disapproval. In the event that Landlord provides a Landlord's TSF Statement, Tenant and Landlord shall attempt to agree upon the then actual number of Taxable Square Feet based on the actual use of the Retail Space. In the event that Landlord and Tenant are unable to agree upon the then actual number of Taxable Square Feet within fifteen (15) Business Days of Tenant's receipt of Landlord's TSF Statement, the disagreement shall be referred to arbitration in accordance with SECTION 16.2 hereof. Failure of Landlord to provide a Landlord's TSF Statement within the indicated period shall be deemed approval of the number of Taxable Square Feet set forth in the applicable Tenant's TSF Certification. Notwithstanding any other term in this
SECTION 3.1(a)(i)(B) to the contrary, it is acknowledged and agreed that, except as permitted pursuant to SECTION 1.1(a)(ccxl) hereof (the definition of Project), for the purpose of calculating PILOT, no Architect's Certification submitted under this SECTION 3.1(a)(i)(B) shall reduce the number of Taxable Square Feet to fewer than 1,380,000.

                        (C) EXHIBIT K attached hereto outlines the methodology utilized to determine the amounts set forth on SCHEDULE 1 attached hereto. If, prior to the Delivery Date, there are changes to the methodology to determine taxes for commercial buildings in New York City which by their terms would be applicable to the Property on the anticipated Delivery Date (but for public ownership of the Property) and such changes would alter the manner in which the variables set forth on EXHIBIT K are treated (such changes, the "REAL ESTATE TAX METHODOLOGY CHANGES"), then Tenant may send a notice (the "ALTERNATIVE PILOT NOTICE") to the Public Parties not more than twenty-five (25) Business Days after the Delivery Date requesting an alternative PILOT schedule (the "ALTERNATIVE PILOT SCHEDULE") reflecting all Real Estate Tax Methodology Changes. Within ninety (90) days after receipt of the Alternative PILOT Notice, Landlord shall send Tenant an Alternative PILOT Schedule to be prepared by applying such Real Estate Tax Methodology Changes to the methodology used to determine the PILOT Schedule initially set forth in SCHEDULE 1 attached hereto, and which Alternative PILOT Schedule shall be in the same format as the PILOT
Schedule initially set forth in SCHEDULe 1 attached hereto. Upon notice to Landlord, if the net present value of the entire Alternative PILOT Schedule is less than the net present value of the schedule set forth as SCHEDULE 1 attached hereto, Tenant may choose to irrevocably substitute the Alternative PILOT Schedule for the PILOT Schedule currently set forth in SCHEDULE 1 attached hereto, and Landlord and Tenant shall enter into an amendment of this Lease in recordable form setting forth such modification. If any new program enacted by the City and/or the State of New York provides for a reduction in real estate taxes or a credit against real estate taxes on account of capital investments made for certain categories of improvements (e.g., energy efficient systems), the PILOT rates set forth on SCHEDULE 1 attached hereto shall be reduced by the amount of such credit to the extent such program or credit would have otherwise applied to the Property. In no event, by virtue of foregoing, shall the PILOT to be paid hereunder ever be less than $0. In the event that an Alternative PILOT
Schedule is approved in accordance with this SECTION 3.1(a)(i)(C), Schedule I attached to each Severance Sublease will also be modified accordingly.

                  (ii) ON AND AFTER SCHEDULED PILOT CONVERSION DATE. On and after the Scheduled PILOT Conversion Date through the expiration of the term of this Lease, Tenant shall pay to Landlord an amount, per annum, equal to Full Taxes.


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

            (b) PILOT PAYMENT.

                  (i) From and after the Delivery Date, PILOT shall be payable in advance, in equal semi-annual installments, on or prior to January 1 and July 1 of each and every Lease Year (except that in respect of the Lease Year in which the Delivery Date occurs, in the event that the Delivery Date does not occur on January 1 or July 1, Tenant shall pay to Landlord PILOT in an amount equal to the product of (A) the applicable annual PILOT and (B) a ratio, the numerator of which is the number of days in the period from the Delivery Date through the first to occur of December 31 or June 30 and the denominator of which is 365, such payment to be payable to Landlord within ten (10) Business Days after the Delivery Date). Upon the Expiration Date or earlier termination of this Lease, Landlord shall repay or provide an appropriate credit for any prepaid PILOT in respect of the period after such Expiration Date or earlier termination of this Lease.

                  (ii) Except as qualified by the immediately following sentence, for so long as any portion of Landlord's obligation to reimburse Excess Site Acquisition Costs shall remain owing and unpaid, Tenant's payment of PILOT shall be in the form of (x) a credit against eighty-five percent (85%) of the PILOT then due and payable pursuant to SECTION 3.1 hereof, in reimbursement of Excess Site Acquisition Costs and (y) a payment of the remaining fifteen percent (15%) as otherwise required in accordance with the provisions of this Lease. The offset described in the immediately preceding sentence is available to Tenant if, and only if: (A) no Event of Default has occurred and is continuing hereunder (but such right shall be immediately reinstated, on a prospective basis only, upon Tenant's curing of such Event of Default); (B) the PILOT payment required by this SECTION 3.1 is made in a timely manner; and (C) notice is provided to Landlord with each payment of PILOT setting forth the outstanding balance of unreimbursed Excess Site Acquisition Costs, such notice to be substantially in the form set forth in EXHIBIT L attached hereto. If such conditions are not fulfilled, then Tenant shall pay 100% of the PILOT then due and payable and the provisions of Section 3.04 of the Site 8 South LADA shall apply to Landlord's obligation to reimburse Excess Site Acquisition Costs.

            (c) TAX CONTEST PROCEEDING.

                  (i) Tenant shall have the exclusive right (but shall be under no obligation) to seek and agree upon reductions in the valuation of the Property assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith by appropriate proceedings, in accordance with the Charter and Administrative Code of the City of New York, as it may be amended, including, without limitation, the right to prosecute administrative and/or judicial proceedings and judicial review and appeal of any decision which Tenant, in its sole discretion, considers adverse, and the right to settle or compromise any such proceeding.

                  (ii) If Tenant institutes a tax assessment reduction or other action or proceeding pursuant to SECTION 3.1(c)(i) hereof to reduce Full Taxes, Tenant shall nevertheless continue to pay, during the pendency of such action or proceeding, the full amount of PILOT required under SECTION 3.1(a) hereof for the applicable period. If there is a final determination of any such tax reduction or other action or proceeding in Tenant's favor, Tenant shall offset the amount of any PILOT paid to Landlord under SECTION 3.1(a) hereof by (A) the amount by which PILOT paid by Tenant for any applicable period exceeds the amount of Full Taxes for such period, as so reduced, and (B) interest for the applicable period to the extent (if any) that such interest would be payable in comparable circumstances by the applicable taxing authority if the Property were not tax exempt, provided that any such amount (together with such interest, if any) unrecovered at the expiration of the term of this Lease shall be paid by Landlord to Tenant. In the event that there is a tax protest filed by Tenant or a tax certiorari proceeding filed by Tenant in respect of the Property which is unresolved on the Purchase Option Closing Date, such circumstances shall be governed by SECTION 5.1(c)(iv) hereof.

                  (iii) Landlord shall not be required to join in any action or proceeding referred to in this SECTION 3.1(c) unless the provisions of any law, rule or regulation at the time in effect require that such action or proceeding be joined in by or brought by and/or in the name of Landlord. If so required, Landlord shall join and cooperate in such actions and proceedings or permit them to be brought by Tenant in Landlord's name to the extent necessary to permit Tenant to effect such proceeding, in which case Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection therewith. Such cooperation shall include, without limitation, the execution, acknowledgment and delivery of any documents or instruments reasonably required to prosecute, settle or compromise the action or proceeding in question, provided that Landlord shall not be obligated to incur any liability, cost or expense in connection therewith unless indemnified by Tenant therefor.

            SECTION 3.2 RETAIL SPACE PERCENTAGE RENT.

            (a) CALCULATION OF PERCENTAGE RENT. Tenant covenants and agrees to pay to Landlord, from and after the Delivery Date and through the date that is one (1) day before the Scheduled PILOT Conversion Date, Percentage Rent, determined in accordance with this SECTION 3.2(a). Percentage Rent for any Lease Year shall be the sum of the following amounts:

                  (i) the sum of: (A) Twenty percent (20%) of the amount, if any, by which the lesser of (1) Adjusted Gross Revenues for such Lease Year and
(2) the product of (x) 0.15 and (y) the Budgeted Retail Construction Costs exceeds (3) the product of (x) 0.13 and (y) the Budgeted Retail Construction Costs; and

                        (B) Thirty percent (30%) of the amount, if any, by which
(1) Adjusted Gross Revenues for such Lease Year exceeds (2) the product of (x)
0.15 and (y) the Budgeted Retail Construction Costs; and

                  (ii) the sum of: (A) Twenty percent (20%) of the amount, if any, by which the lesser of (1) PA Retail Adjusted Gross Revenues for such Lease Year and (2) the product of (x) 0.15 and (y) the Budgeted PA Retail Construction Costs exceeds (3) the product of (x) 0.13 and (y) the Budgeted PA Retail Construction Costs; and

                        (B) Thirty percent (30%) of the amount, if any, by which
(1) PA Retail Adjusted Gross Revenues for such Lease Year exceeds (2) the product of (x) 0.15 and (y) the Budgeted PA Retail Construction Costs; and

                  (iii) the sum of: (A) Twenty percent (20%) of the amount, if any, by which the lesser of (1) Roof Top Garden Adjusted Gross Revenues for such Lease Year and (2) the product of (x) 0.15 and (y) the Budgeted Roof Top Garden Construction Costs exceeds (3) the product of (x) 0.13 and (y) the Budgeted Roof Top Garden Construction Costs; and

                        (B) Thirty percent (30%) of the amount, if any, by which
(A) Roof Top Garden Adjusted Gross Revenues for such Lease Year exceeds (B) the product of (1) 0.15 and (2) the Budgeted Roof Top Garden Construction Costs.

                  (iv) the sum of: (A) Twenty percent (20%) of the amount, if any, by which the lesser of (1) Lobby Sublease Space Adjusted Gross Revenues for such Lease Year and (2) the product of (x) 0.15 and (y) the Budgeted Lobby Sublease Space Construction Costs exceeds (3) the product of (x) 0.13 and (y) the Budgeted Lobby Sublease Space Construction Costs; and

                        (B) Thirty percent (30%) of the amount, if any, by which
(A) Lobby Sublease Space Adjusted Gross Revenues for such Lease Year exceeds (B) the product of (1) 0.15 and (2) the Budgeted Lobby Sublease Space Construction Costs.

            (b) PERCENTAGE RENT DUE DATES. Percentage Rent for each Lease Year, if any, shall be paid, in arrears, annually to Landlord no later than February 15 of each Lease Year after the Delivery Date and shall be accompanied by a Percentage Rent Report.

            (c) PERCENTAGE RENT REPORT. Tenant shall deliver annually to Landlord, prior to February 15 of each subsequent Lease Year after the Delivery Date, a report (the "PERCENTAGE RENT REPORT") which shall be a Verified Statement and which shall set forth (i) in detail the amount of the Adjusted Gross Revenues, PA Retail Adjusted Gross Revenues, Roof Top Garden Adjusted Gross Revenues and Lobby Sublease Space Adjusted Gross Revenues for the applicable Lease Year on a monthly, quarterly and annual basis, (ii) in detail the sources from which the same were derived and the deductions thereto and
(iii) the calculation of Percentage Rent, if any, for the applicable Lease Year.

            (d) INDEPENDENT CALCULATION. The calculation of the amount of Percentage Rent for any Lease Year shall be independent of the calculation for any other Lease Year. The acceptance of any Percentage Rent tendered by Tenant shall be without prejudice to Landlord's right to any further sums subsequently shown to be due for the same period.

            (e) ACCOUNTING PRINCIPLES. All rentals, sums or other consideration which are to be included in Adjusted Gross Revenues, PA Retail Adjusted Gross Revenues, Roof Top Garden Adjusted Gross Revenues and Lobby Sublease Space Adjusted Gross Revenues shall be included based upon Accounting Principles.

            (f) SUBLEASING TO RELATED ENTITY. No subleasing by Tenant to a Related Entity shall affect, reduce or impair Tenant's Obligations hereunder to pay Percentage Rent and to deliver any Percentage Rent Report as required hereunder and to make available books and records pursuant to SECTION 3.13 hereof. Tenant shall deliver to Landlord promptly upon the receipt or sending thereof copies of all notices, reports and communications between Tenant and any such Subtenant which relate to any financial or sales reports of such Subtenant with respect to the Property, any default by Tenant or such Subtenant under the applicable Sublease, or any other matter material to the financial or sales performance of either Tenant or such Subtenant under the applicable Sublease. Any failure by a Subtenant which is a Tenant Related Entity to provide to Tenant the information necessary for Tenant to prepare a Percentage Rent Report or to make available books and records for review pursuant to SECTION 3.13 hereof shall be deemed to be a Default hereunder. Tenant shall provide in each Sublease with a Tenant Related Entity that each such Subtenant shall be subject to the provisions of this SECTION 3.2 with respect to the preparation and delivery of Percentage Rent Reports and the provisions of SECTION 3.13 hereof with respect to making available books and records. With respect to a Related Entity that is a Subtenant in possession and actual use of its Demised Space, nothing in the foregoing portions of this SECTION 3.2(f) shall affect the determination of the Adjusted Gross Revenues, PA Retail Adjusted Gross Revenues, Roof Top Garden Adjusted Gross Revenues or Lobby Sublease Space Adjusted Gross Revenues derived therefrom as provided in clause (A)(9) of the applicable definition therefor.

            SECTION 3.3 SALES TAX SAVINGS; PILOST.

            (a) SCOPE OF EXEMPTION. Landlord shall cooperate with, and make available to, Tenant in connection with the Tenant's Construction Work to be performed by Tenant or its contractors and their subcontractors, the exemption from Sales Taxes available to Landlord as a result of Landlord's ownership of the Property. In connection therewith, Landlord shall provide to Tenant, contemporaneously with the execution of this Lease, an appropriate letter setting forth the exemptions contained in this SECTION 3.3(a). The exemption from Sales Taxes described in this SECTION 3.3(a) shall not be made available to any Subtenant or with respect to any other work (other than to NYTC or its Related Entities as may be provided in a IDA Project Agreement). Tenant acknowledges and agrees that: (i) there shall be no exemption pursuant to this Lease from Sales Taxes or other similar taxes, other than the exemption relating to the Sales Tax Savings; (ii) except as may otherwise be available hereunder, no claim shall be made by Tenant or its contractors or their subcontractors for any such additional or other exemption relating to Sales Taxes; and (iii) if this Lease is terminated prior to the Commencement of Tenant's Construction Work, then upon such termination, Tenant shall pay to Landlord an amount equal to the total Sales Tax Savings realized by Tenant; PROVIDED, HOWEVER, that nothing in this sentence shall preclude any occupant of the Property from seeking sales tax or other benefits or shall obligate the Public Parties to make such benefits available.

            (b) PAYMENT OF ESTIMATED SALES TAX SAVINGS. Tenant shall make payments in respect of Sales Tax Savings in an amount (the "PILOST AMOUNT") equal to (A) the product of (1) 0.4848 and (2) the annual Sales Tax Savings, multiplied by (B) the FC Facility Percentage. Such payments shall be made as follows: (i) the PILOST Amount for the Lease Year during which Tenant Commences Construction of Tenant's Construction Work shall be paid by Tenant to Landlord within twenty-five (25) Business Days after the last day of such Lease Year; and
(ii) in each subsequent Lease Year, Tenant shall pay the PILOST Amount in quarterly installments on January 15, April 15, July 15 and October 15 of each Lease Year (except January 15 of the Lease Year after the Lease Year during which Tenant Commences Construction of Tenant's Construction Work) during which Tenant's Construction Work is performed, based on the projected amounts of PILOST Amount due for the three-month periods ending March 31, June 30, September 30 and December 31, respectively, of such Lease Year, as set forth in the Estimated Tenant Sales Tax Statements prepared pursuant to Section 3.3(c) hereof.

            (c) ANNUAL SALES TAX SAVINGS ESTIMATE. Beginning January 1 of the first Lease Year after Tenant Commences Construction of Tenant's Construction Work and on January 1 of each subsequent Lease Year during which Tenant's Construction Work will continue, Tenant shall deliver to Landlord a Verified Statement (the "ESTIMATED TENANT SALES TAX STATEMENT"), showing the amount of Tenant's Construction Work subject to Sales Tax Savings pursuant to this SECTION
3.3 projected to be performed during each calendar quarter of such Lease Year, and the PILOST Amount projected to be paid by Tenant in respect thereof.


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            (d) SALES TAX SAVINGS REPORT. Tenant shall deliver to Landlord a
Verified Statement in respect of Tenant's Construction Work (the "SALES TAX SAVINGS REPORT"), no later than one hundred twenty (120) days after the expiration of each Lease Year, or portion thereof falling within the term of this Lease, during which Tenant's Construction Work was performed, unless any such work is completed within such Lease Year, in which case the Sales Tax Savings Report in respect thereof shall be delivered to Landlord within one hundred twenty (120) days after such completion thereof. Each such Sales Tax Savings Report shall show in detail the amount of the applicable work subject to Sales Tax Savings pursuant to this SECTION 3.3 completed by or on behalf of Tenant during the previous Lease Year (or the same Lease Year, if applicable), the amount of any Sales Tax Savings realized therefrom, and the PILOST Amount resultant therefrom. Each Sales Tax Savings Report shall be prepared by Tenant. Concurrently with the delivery of the Sales Tax Savings Report, Tenant shall make a reconciliation payment to Landlord in an amount equal to the positive difference (if any) between (i) the Sales Tax Payment Amount, as computed from such Sales Tax Savings Report, payable for said Lease Year, and (ii) any payments of PILOST as shall have previously been made for said Lease Year pursuant to SECTION 3.3(b) hereof. In the event such reconciliation payment exceeds ten percent (10%) of the total PILOST payable in respect of such Lease Year, the amount thereof in excess of ten percent (10%) of total PILOST shall include interest at the Interest Rate, calculated from the date that such amounts should have been paid to Landlord under SECTION 3.3(b) hereof based on such actual expenditures through the date payment thereof has been received by Landlord. If the total of the payments of PILOST previously made pursuant to
SECTION 3.3(b) hereof shall exceed the amount of PILOST which is payable for the entire Lease Year, based upon the Sales Tax Savings Report delivered pursuant to this SECTION 3.3(d), the amount of such excess shall be applied in reduction of the next ensuing installment or installments of PILOST (or if no PILOST are being then paid, then such other Charges as are being paid during the term of this Lease).

            (e) NOTIFICATION OF TAX DUE. Tenant shall immediately notify Landlord of (i) any proceeding or other investigation to challenge any Sales Tax Savings or (ii) a determination by the appropriate taxing authority that any sales or compensating use taxes with respect to a transaction as to which amounts have been paid as PILOST are payable by Tenant (the amount determined by such taxing authority with respect to such transaction to be payable by Tenant, but not greater than the amount of the PILOST for such transaction, is herein referred to as the "DUPLICATE TS PAYMENT"). Within twenty-three (23) Business Days after Tenant sends to Landlord a written notification that any determination by the appropriate taxing authority is final (a "FINAL TAX NOTIFICATION") and Tenant, in accordance therewith, has paid to such taxing authority an amount equal to the Duplicate TS Payment (together with evidence thereof), Landlord shall repay to Tenant the amount, if any, of the Duplicate TS Payment previously paid to Landlord by Tenant, together with an amount equal to any interest or penalties imposed on Tenant by the applicable taxing authority for Tenant's non-payment, which payment shall be made by Landlord prior to the date which is twenty-three (23) Business Days after the Final Tax Notification. If Landlord fails to reimburse Tenant for the Duplicate TS Payment within the foregoing period, Tenant shall have the right to offset the amount of such Duplicate TS Payment together with interest at the Interest Rate from the date Tenant made such Duplicate TS Payment until so offset against the next installments of Charges coming due pursuant to this Lease. If as a result of the expiration or termination of this Lease other than by reason of Tenant's default Tenant is unable to recoup the entire Duplicate TS Payment with interest as aforesaid by offsetting the same against Charges, Landlord shall reimburse Tenant for any such amount not so recouped less any amounts due and owing from Tenant to Landlord hereunder within twenty-three (23) Business Days of the expiration or termination of this Lease. Neither Landlord nor Tenant shall be obligated to contest the decision of any such authority to deny, revoke or terminate


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any exemptions or other relief from the payment of such taxes. However, should either party desire to contest any such decision by bringing a lawsuit or otherwise, it may do so at its own risk and expense, and Landlord shall have the right to bring such lawsuit in the name of Tenant if Tenant fails to do so within twenty-three (23) Business Days following written request by Landlord. In the event that the contest of such decision is successful and Landlord has paid the amount of the Duplicate TS Payment to Tenant, then Tenant shall, within twenty-three (23) Business Days after written demand by Landlord, reimburse Landlord in an amount equal to the applicable Duplicate TS Payment.

            Section 3.4 EXEMPTION FROM MORTGAGE RECORDING TAX; PILOMRT.

            (a) EXEMPTION FROM MORTGAGE RECORDING TAX. Landlord shall cooperate with, and cause ESDC to make available to, Tenant an exemption in respect of Mortgage Recording Tax permitted by reason of the public ownership of the Property and ESDC's participation in the Project. Landlord shall cooperate with Tenant in structuring Mortgages so as to take advantage of the exemption described in this SECTION 3.4(a), which cooperation shall include arranging for ESDC or an affiliate thereof to act as the original mortgagee and/or holder thereof if required to enable Tenant to avail itself of the exemption from Mortgage Recording Tax provided for in this Lease.

            (b) PAYMENT IN LIEU OF MORTGAGE RECORDING TAX. Prior to the recording of any Mortgage with the Office of the Register of the City, New York County, Tenant shall make a payment of PILOMRT to Landlord in an amount equal to
(i) the extent a Mortgage is not an Exempted Mortgage, an amount equal to the Mortgage Recording Tax that would have been payable upon the recording of such Mortgage if not for the exemption provided under SECTION 3.4(a) hereof and (ii) the extent the Mortgage is an Exempted Mortgage, the positive difference, if any, between (A) the product of (1) the NYTC Facility Percentage and (2) the Mortgage Recording Tax Savings realized to date and (B) an amount equal to the Maximum MRT Savings Amount (as defined in the IDA Project Agreement). Simultaneously with such payment, Tenant shall deliver to Landlord a certificate from a Qualified Certifying Officer of Tenant setting forth the maximum principal amount that may be advanced under such Mortgage to be recorded and Tenant's calculation of the amount of the PILOMRT due in respect thereof. The amount of the PILOMRT shall be determined by using the Mortgage Recording Tax rates in effect at the time such Mortgage is recorded.

            (c) NOTIFICATION OF TAX DUE. Tenant shall notify Landlord within seven (7) Business Days after receipt of notice by Tenant of a written determination by the appropriate taxing authority that any Mortgage Recording Tax is payable by Tenant with respect to any Mortgage that benefited from the exemption set forth in SECTION 3.4(a) hereof. Within twenty-three (23) Business Days after Tenant sends to Landlord a written notification that any determination by the appropriate taxing authority is final (a "FINAL MRT NOTIFICATION") and Tenant, in accordance therewith, has paid to such taxing authority an amount equal to the Mortgage Recording Tax demanded (together with evidence thereof), Landlord shall repay to Tenant the amount, if any, of such Mortgage Recording Tax (but no more than the amount, if any, of any PILOMRT that Tenant made to Landlord in respect of the recording of the applicable Mortgage), together with an amount equal to any interest or penalties imposed on Tenant by the applicable taxing authority for Tenant's non-payment, which payment shall be made by Landlord prior to the date which is twenty-three (23) Business Days after the Final MRT Notification. If Landlord fails to so reimburse Tenant for the Mortgage Recording Tax within the foregoing period, Tenant shall have the right to offset the amount of such Mortgage Recording Tax together with interest at the Interest Rate from the date Tenant made such Mortgage Recording Tax against the next installments of Charges coming due pursuant to this Lease. If as a result of the expiration or termination of this Lease other than by reason of Tenant's default Tenant is


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

unable to recoup the entire Mortgage Recording Tax with interest as aforesaid by offsetting the same against Charges, Landlord shall reimburse Tenant for any such amount not so recouped less any amounts due and owing from Tenant to Landlord hereunder within twenty-three (23) Business Days of the expiration or termination of this Lease. Neither Landlord nor Tenant shall be obligated to contest the decision of any such authority to deny, revoke or terminate any exemptions or other relief from the payment of such taxes. However, should either party desire to contest any such decision by bringing a lawsuit or otherwise, it may do so at its own risk and expense, and Landlord shall have the right to bring such lawsuit in the name of Tenant if Tenant fails to do so within twenty-three (23) Business Days following written request by Landlord. In the event that the contest of such decision is successful and Landlord has paid the amount of the Mortgage Recording Tax to Tenant, then Tenant shall, within twenty-three (23) Business Days after written demand by Landlord, reimburse Landlord in an amount equal to the applicable Mortgage Recording Tax.

            SECTION 3.5 THEATER SURCHARGE.

            (a) CALCULATION OF THEATER SURCHARGE. Tenant covenants and agrees to pay to Landlord, for the benefit of the rehabilitation, maintenance, management and promotion of the historic theaters within the 42nd Street Project Area (which payment shall be forwarded by Landlord to a Theater Management Entity) an amount equal to $0.15 per Occupied Square Foot per annum (the "THEATER SURCHARGE"); PROVIDED, HOWEVER, that the Theater Surcharge shall be Adjusted for Inflation from January 1, 2000.

            (b) TRIGGERING OF THEATER SURCHARGE OBLIGATION. The Theater Surcharge obligation in respect to any given Occupied Square Foot shall commence, in respect of each such Occupied Square Foot, upon the earlier to occur of (1) the commencement of the term of any Sublease demising such Occupied Square Foot and (2) actual occupancy of such Occupied Square Foot for the conduct of business (such earlier date, the "THEATER SURCHARGE COMMENCEMENT DATE"). The obligation to pay the Theater Surcharge in respect of a given Occupied Square Foot shall continue until the earliest of (i) the expiration of the applicable Sublease, if any (it being understood that the obligations to make payments on account of the Theater Surcharge shall recommence when the requirements of clause (1) and (2) above are again satisfied), (ii) the first date on which no entity exists to exercise the functions of a Theater Management Entity and (iii) the ninety-ninth (99th) anniversary of the Delivery Date.

            (c) THEATER SURCHARGE DUE DATES. The aggregate Theater Surcharge for each Lease Year in respect to a given Occupied Square Foot shall be paid, in advance, annually to Landlord (together with the PILOT payment due pursuant to SECTION 3.1(b) hereof) on or prior to January 1 of such Lease Year and shall be accompanied by a Theater Surcharge Report (it being agreed that the Theater Surcharge in respect of any Occupied Square Foot for which Theater Surcharge Commencement Date occurs after January 1 shall be paid, pro rata, on the basis of the actual number of days in such Lease Year after such Theater Surcharge Commencement Date, within twenty (20) Business Days after the applicable Theater Surcharge Commencement Date). If a Sublease for any Occupied Square Feet shall terminate on any date which is prior to December 31 of any Lease Year, the Theater Surcharge for such period shall be prorated accordingly (and, in respect of a Sublease that is terminated unexpectedly before December 31 of any applicable Lease Year, any Theater Surcharge paid in respect of the period after such unexpected termination will be deemed a credit against the payment of Theater Surcharge next due).


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

            (d) THEATER SURCHARGE REPORT. Tenant shall deliver to Landlord, along with the annual Theater Surcharge payment, a report (the "THEATER SURCHARGE REPORT") which shall be a Verified Statement and which shall set forth, together with support adequate to permit Landlord to undertake an informed review in respect thereof, (i) in detail, the number of Occupied Square Feet in the New Building that form the basis of the Theater Surcharge calculation, (ii) the applicable Theater Surcharge Commencement Dates related to each Occupied Square Foot listed in clause (i) above, (iii) the applicable Theater Surcharge factor (i.e., $0.15 in the year 2000) as Adjusted for Inflation, and (iv) the calculation of Theater Surcharge for the applicable Lease Year.

            (e) INDEPENDENT CALCULATION. The calculation of the amount of Theater Surcharge for any Lease Year shall be independent of the calculation for any other Lease Year. The acceptance of any Theater Surcharge payment tendered by Tenant shall be without prejudice to Landlord's right to any further sums subsequently shown to be due for the same period.

            (f) SUBLEASING TO RELATED ENTITY. No subleasing by Tenant to a Tenant Related Entity for the actual occupancy of the demised space shall affect, reduce or impair Tenant's Obligations hereunder to pay Theater Surcharge (or the amount thereof) and to deliver a Theater Surcharge Report as required hereunder.

            SECTION 3.6 ADMINISTRATIVE FEE. Tenant covenants and agrees to pay Landlord, from and after the Commencement Date, in annual payments in advance on January 10 of each year, FORTY THOUSAND DOLLARS ($40,000) per annum (the "ADMINISTRATIVE FEE"). On every fifth (5th) anniversary of the Delivery Date, the Administrative Fee shall be Adjusted for Inflation in respect of the next succeeding five-year period.

            SECTION 3.7 PRORATIONS; OVERDUE AMOUNTS.

            (a) 365/366-DAY YEAR. All prorations under this ARTICLE III shall be calculated on the basis of a the actual number of days elapsed in a 365-day year (or 366-day year, if applicable).

            (b) PRORATIONS. Except as otherwise provided in SECTION 3.7(c) hereof, if the Expiration Date is other than the last day of a calendar month, the installment of Charges for the period in which the Expiration Date occurs shall be prorated on the basis of the number of days occurring within the period commencing on the first day of the calendar month in which the Expiration Date occurs and ending on the Expiration Date.

            (c) OVERDUE AMOUNTS. Additional Charges shall be payable by Tenant to Landlord in respect of any amounts payable hereunder to Landlord (including, without limitation, sums advanced by Landlord hereunder to cure a default by Tenant in the performance of Tenant's Obligations) which shall not have been paid on the date the same shall be due and payable (an "OVERDUE PAYMENT") together with interest as follows: (A) with respect to any overdue PILOT, the overdue amount shall bear interest at the rate then generally charged by the City with respect to overdue Full Taxes, and shall be subject to the same fines and penalties as are assessed by the City with respect to overdue Full Taxes; PROVIDED, HOWEVER, the imposition or assessment of interest, fines and penalties for overdue PILOT shall be subject to the notice and grace periods identical to the notice and grace periods, if any, from time to time granted by the City with respect to the payment of Full Taxes in respect of comparable properties and amounts; and (B) with respect to any other overdue Charges (other than Charges incurred pursuant to SECTION 14.1(b) hereof), the overdue amount shall bear interest calculated at the Interest Rate. Such aforesaid charges shall be due and


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

payable within twenty (20) Business Days after demand for payment therefor by Landlord. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's Obligations to pay such Overdue Payment or interest shall constitute a waiver by Landlord of its right to enforce the provisions of this SECTION 3.7 in any instance thereafter occurring. The provisions of this SECTION 3.7 shall not be construed in any way to extend the grace periods or notice periods with respect to the payment of Charges as provided in SECTION 14.2(a) hereof.

            SECTION 3.8 NO JOINT VENTURE. The fixing of a portion of the Charges to be paid by Tenant with reference to a percentage of Adjusted Gross Revenues, PA Retail Adjusted Gross Revenues, Roof Top Garden Adjusted Gross Revenues or Lobby Sublease Space Adjusted Gross Revenues shall not cause either party hereto to be deemed to be a partner or an associate in business with, or responsible in any way for the business of, the other party hereto. Landlord, in its capacity as landlord hereunder, and Tenant further agree that they are not partners or joint venturers and that they do not stand in any fiduciary relationship one to the other.

            SECTION 3.9 ALL CHARGES TREATED AS RENT. All PILOT, PILOST, PILOMRT, Percentage Rent, Theater Surcharge, Overdue Payments, and other charges, fees and other amounts payable by Tenant under this Lease shall constitute Charges and, in the event of the non-payment by Tenant of any of the same when due according to the provisions of this Lease, Landlord shall have the same rights and remedies in respect thereof as would be available to Landlord if Charges were rent. It is expressly agreed by the parties hereto that no fixed rent is payable under this Lease. Moreover, no charges or other amounts are payable pursuant to this ARTICLE III for any period prior to the Delivery Date.

            SECTION 3.10 PAYMENTS. All payments of Charges and other sums required to be paid hereunder to Landlord shall be in lawful money of the United States of America and shall be paid to the Collection Agent at the address designated therefor, or to such other person and/or at such other place as Landlord and the City may jointly designate from time to time in writing.

            SECTION 3.11 NET LEASE. This Lease shall be deemed and construed to be a "triple net lease", and Tenant shall pay to Landlord, absolutely net throughout the term of this Lease, all Charges and other sums payable hereunder, free of any charges, assessments, Impositions or deductions of any kind and without abatement, deferment, reduction, defense, counterclaim, demand, notice, deduction or set-off of any kind, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as otherwise expressly set forth herein. All costs, expenses, charges, Impositions and other payments of every kind and nature whatsoever relating to the Property, or the use, operation or maintenance thereof, which may arise or become due during or in respect of the term of this Lease shall be paid by Tenant, and Tenant assumes full responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Project (which obligations, in the case of Tenant's Subway Improvements, shall be governed by the Site 8 South Subway Agreement). Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder except as herein otherwise expressly set forth.

            SECTION 3.12 NO OFFSET. Except as expressly provided for herein (including, without limitation, in SECTIONS 3.1(c) and 5.1(c)(iv) hereof), no happening, event, occurrence or


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situation during the term of this Lease, whether foreseen or unforeseen, and however extraordinary, shall permit Tenant to quit the Property or surrender this Lease or shall relieve Tenant from Tenant's Obligations, or shall affect this Lease in any way, it being the intention that the Obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Charges shall continue to be payable in all events unless the Obligations to pay the same shall be terminated pursuant to the express provisions of this Lease. Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms.

            SECTION 3.13 BOOKS AND RECORDS.

            (a) RIGHT TO AUDIT. Tenant shall keep, or cause to be kept, true and complete books of record and accounts in respect of matters that are required by this Lease to be reported by Tenant to Landlord or that are monetary obligations governed by or relating to this Lease and Tenant Obligations hereunder, including monthly records of Adjusted Gross Revenues, PA Retail Adjusted Gross Revenues, Roof Top Garden Adjusted Gross Revenues and Lobby Sublease Space Adjusted Gross Revenues and records and calculations in respect of Theater Surcharge, Tenant's Construction Work, Sales Tax Saving and Sales Tax Payments Amounts. Tenant shall require, pursuant to the applicable Sublease, each Subtenant of Retail Space, PA Retail Space or Common Elements Leaseable Space that is required pursuant to the terms of its Sublease to pay percentage rent to Tenant, to keep true and complete books of record and accounts in respect of such Subtenant's business that are relevant to such percentage rent payment, in all cases in accordance with Accounting Principles, or if Accounting Principles are inapplicable to any expenditures, in accordance with sound accounting principles consistently applied. Such records shall be located or made available in New York City and shall be maintained as aforesaid for a period of not less than six (6) years after the end of the applicable Lease Year to which such records relate. Landlord and Landlord's accountants and other representatives and the Comptroller of the City (the "Comptroller") shall have the right from time to time to conduct a review of Tenant's books of record and accounts relating to the relevant matters governed by or relating to this Lease and Tenant Obligations hereunder (including Adjusted Gross Revenues, PA Retail Adjusted Gross Revenues, Roof Top Garden Adjusted Gross Revenues, Lobby Sublease Space Adjusted Gross Revenues and Sales Tax Savings) and Tenant shall cooperate with the performance of such review. Each Sublease shall provide that Landlord and Landlord's accountants and other representatives and the Comptroller shall have the right from time to time to conduct a review of such Subtenant's books of record and accounts relating to Percentage Rent payments, and shall require such Subtenant to cooperate with the performance of such review. All such reviews shall occur during regular business hours and upon not less than three
(3) days' prior written notice. The cost of such review shall be borne solely by Landlord, except that if the results of such review determine that Tenant (or any such Subtenant, as applicable), whether or not inadvertently, has understated the Percentage Rent payable to Landlord (or percentage rent payments payable to Tenant, as applicable) by more than five percent (5%) of what is owed, then Tenant (or such Subtenant in the case of such percentage rent payments) shall pay or shall reimburse Landlord on demand for payment of the reasonable costs and expenses involved in such review.

            (b) INCORRECT PAYMENTS OF CHARGES. Should any audit performed by Landlord, Landlord's agent or designee disclose that Adjusted Gross Revenues, PA Retail Adjusted Gross Revenues, Roof Top Garden Adjusted Gross Revenues, Lobby Sublease Space Adjusted Gross Revenues or Sales Tax Savings were understated or that Tenant otherwise provided information that led to an underpayment of (or on account of) Charges, then any underpayments shall be paid to Landlord (i) within five (5) days after Tenant has received notice of such underpayment from


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

Landlord, but such payment shall be without prejudice to Tenant's right to dispute any such notice of underpayment or (ii) at Tenant's option, within five
(5) days after resolution of any dispute as to any such underpayment. Any underpayment under this SECTION 3.13(b) shall bear interest at the Interest Rate from the date on which the payment first should have been made to the date such underpayment is paid. Any overpayment of Charges, after the resolution of any dispute with respect thereto (together with interest at the Interest Rate from the date of overpayment to the date such overpayment is credited or refunded), shall be credited against the next installment(s) of Charges, provided that any amount unrecovered at the Expiration Date shall be paid by Landlord to Tenant or if Tenant exercises its option under ARTICLE V hereof of this Lease, shall be allowed as a credit against the Purchase Price. If the sum of such credit and any other credits against the Purchase Price exceeds the Purchase Price, then Landlord shall pay Tenant on the Purchase Option Closing Date the amount by which the aggregate of all credits against the Purchase Price exceeds the Purchase Price. Any dispute as to any payment of charges or the calculation thereof shall be resolved pursuant to arbitration as provided in SECTION 16.2 hereof.

            (c) RIGHT TO PREPARE STATEMENTS. If Tenant shall fail to deliver to Landlord any report or Verified Statement required by this ARTICLE III on or prior to the due date thereof, in addition to any other rights or remedies Landlord may have under this Lease and without thereby waiving such default by Tenant, Landlord shall be entitled, after fifteen (15) Business Days' prior notice to Tenant if Tenant shall have not cured such default within such period, at Tenant's expense, to have such report or Verified Statement prepared by a certified public accountant selected by Landlord. Landlord and such certified public accountant shall have the right to review Tenant's relevant books and records with respect to the Property relating to the relevant overdue report or Verified Statement on demand and to make such copies thereof as either shall reasonably require. All fees and expenses incurred in the preparation of any such overdue Verified Statement or report shall be payable by Tenant on demand as additional Charges hereunder.

            (d) COPIES OF REPORTS. Tenant shall deliver to Landlord (i) promptly upon the receipt or sending thereof copies of notices of default given or received by Tenant with respect to any Sublease of any portion of the Retail Space, PA Retail Space or Common Elements Leaseable Space and (ii) upon request by Landlord, copies of reports received or given by Tenant from or to any Subtenant which relate to (1) any financial or sales reports of such Subtenant or (2) to any other components of Adjusted Gross Revenues, PA Retail Adjusted Gross Revenues, Roof Top Garden Adjusted Gross Revenues or Lobby Sublease Space Adjusted Gross Revenues.

            (e) LANDLORD AND TENANT CONTESTS. Any statement prepared by or on behalf of Landlord pursuant to SECTION 3.13(c) hereof or the results of any audit conducted by or on behalf of Landlord pursuant to SECTION 3.13(a) hereof shall be conclusive and binding upon Tenant unless Tenant notifies Landlord within one hundred eighty (180) days after receipt thereof that it disputes the correctness of such statement or results, which notice shall specify the particular respects in which the same is claimed to be incorrect, and Tenant pays the amount in dispute in accordance with such statement or results, without prejudice to Tenant's position. If Landlord and Tenant are unable to resolve such dispute within twenty (20) Business Days after receipt of Tenant's notice, the dispute shall be submitted to arbitration for resolution pursuant to SECTION
16.2 hereof.

            SECTION 3.14 ILLEGALITY. If any Charges shall be or become uncollectible, reduced or required to be refunded because of any rent control or similar act or law enacted by a Governmental Authority, Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the


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

maximum amounts which from time to time during the continuance of such rent controls may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such rent controls or similar act or law, (a) the Charges in question shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord, up to the maximum extent legally permissible, an amount equal to (i) the amount of any Charges in question which would have been paid pursuant to this Lease but for such rent controls minus (ii) the amounts with respect to any such Charges paid by Tenant during the period such rent controls were in effect.

            SECTION 3.15 ADMINISTRATIVE CODE SECTION 11-208.1. For as long as 42DP or the City is Landlord and to the extent that the Administrative Code of The City of New York Section 11-208.1 (or successor thereto) is then in force and effect, Tenant shall submit income and expense statements of the type required by such code section (or successor thereto) as if Tenant were the "owner" of the Leased Unit as such terms are used in said Section 11-208.1, such statements to be submitted within the time periods and to the address provided for in said Section 11-208.1, and shall submit the same notwithstanding that 42DP or the City holds fee title to the Property, that the Property may therefore not be "income-producing property" as that concept is used in Section 11-208.01, or that PILOT rather than real estate taxes are being paid with respect to the Property.

            SECTION 3.16 SURVIVAL. Tenant's and Landlord's Obligations and rights under this ARTICLE III in respect of Charges that shall have accrued prior to the expiration or earlier termination of this Lease, including Tenant's Obligations to maintain and make available books and records with respect thereto and Landlord's reimbursement Obligations contained in SECTIONS 3.1(a)(i)(C) and 32(d) hereof, shall survive the expiration or earlier termination of this Lease.

            SECTION 3.17 EXISTING VIOLATIONS. Landlord hereby agrees to pay or otherwise remove all fines, penalties and other monetary charges imposed by reason of the Existing Violations.

            SECTION 3.18 END OF NYTC BENEFITS. In the event that NYTC or a Related Entity of NYTC no longer is the owner of an interest in Tenant, then all rights and benefits accruing specifically to NYTC under this ARTICLE III (including without limitation the benefits provided to NYTC and its Related Entities in SECTIONS 32(a) and 3.4(b) hereof) shall be deemed null and void and of no further force and effect as of the date of such Transfer.


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                                   ARTICLE IV
                                   IMPOSITIONS

            SECTION 4.1 IMPOSITIONS.

            (a) PAYMENT. Subject to SECTIONS 4.1(b) and 4.1(c) hereof, Tenant shall pay or shall cause to be paid, as and when the same become due, all Impositions under this Lease attributable to the period from and after the Delivery Date.

            (b) APPORTIONMENTS. All Impositions for the fiscal year or tax year in which the Delivery Date occurs or the term of this Lease expires shall be apportioned; PROVIDED, HOWEVER, that if there shall be a Default or Event of Default hereunder, Tenant shall not be entitled to receive any credit due to Tenant on account of any such apportionment until such Default or Event of Default has been cured.

            (c) INSTALLMENTS. Where any Imposition is permitted by Legal Requirements to be paid in installments, Tenant may pay such Imposition in installments as and when each such installment becomes due.

            SECTION 4.2 PAYMENT.

            (a) OBLIGATION TO PAY. Tenant shall pay all Impositions directly to the appropriate Governmental Authority or other Person entitled to receive the same and shall pay such Impositions before any fine, penalty, interest or other cost shall become due or be imposed by operation of law.

            (b) EVIDENCE OF PAYMENT. At Landlord's request, Tenant shall furnish Landlord, within twenty-five (25) Business Days after the date when an Imposition is required to be paid hereunder, (i) a copy of any bill received by Tenant relating to such Imposition and (ii) copies of cancelled checks or official receipts of the appropriate taxing authority or other proof reasonably satisfactory to Landlord evidencing the payment thereof.

            SECTION 4.3 RIGHT TO CONTEST. (a) Tenant may, if it shall so desire, protest or contest the validity or amount of any Imposition, in whole or in part, without paying at the time of such protest or contest such Imposition; PROVIDED, HOWEVER, that if Tenant has not elected to pay such Imposition:

                  (i) the same is done by Tenant upon prior written notice to Landlord, at Tenant's sole cost and expense and with due diligence and continuity so as to resolve such protest or contest promptly;

                  (ii) neither the Property nor any part thereof is or will be in imminent danger of being forfeited or lost by reason of such protest or contest;

                  (iii) Tenant shall either bond such Imposition or deposit with Landlord, or provide Landlord with, security in an amount and in form and substance reasonably satisfactory to Landlord (it being agreed that an acceptable guaranty of an Acceptable Guarantor shall be security reasonably satisfactory to Landlord under this SECTION 4.3(a)(iii)) for application toward the cost of curing or removing the same from record and to secure Landlord against any loss or damage arising out of such protest or contest or the deferral of Tenant's performance or compliance;


                                       52
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                  (iv) if an in rem action with respect to the non-payment of such Imposition has been commenced or any writ or order is issued under which the Property or any part thereof may be sold or forfeited, Tenant shall thereafter diligently proceed to cure or remove the same from record or take such other actions in lieu thereof as are legally permissible to toll or enjoin any such action, sale or forfeiture;

                  (v) such protest or contest shall not subject Landlord to prosecution for a criminal offense or a claim for civil liability (it being agreed that assessment of the Imposition, together with interest and penalties thereon, shall not be deemed civil liability for the purpose of this clause);

                  (vi) Tenant agrees in writing to indemnify Landlord from and against any and all Claims upon or arising out of such protest or contest; and

                  (vii) no Event of Default shall have occurred and be continuing.

            (b) If Tenant receives any notice that Tenant or the Property, or any part thereof, is in default under or is not in compliance with any of the foregoing SECTIONS 4.3(a)(i) through 4.3(a)(vi) hereof, or notice of any proceeding initiated under or with respect to any of the foregoing SECTIONS 4.3(a)(i) through 43(a)(vi) hereof, Tenant will promptly furnish a copy of such notice to Landlord. Nothing herein contained, however, shall be so construed as to allow such Imposition to remain unpaid for such length of time as shall permit the Property, or any part thereof, to be sold by any Governmental Authority for the non-payment of the same, and, if at any time in the judgment of Landlord, reasonably exercised, it shall become necessary or proper to do so, Landlord, after not less than twenty (20) Business Days' written notice to Tenant (unless such sale is scheduled prior to the expiration of any shorter period), may pay or apply the moneys deposited in accordance with this SECTION
4.3 or so much thereof as may be required to the payment of the challenged Imposition to prevent the sale of the Property or any part thereof. If the amount so deposited as aforesaid shall exceed the amount required to satisfy the challenged Imposition as finally fixed and determined, the excess (or the entire amount if no such payment is required) shall be paid to Tenant, or in case there shall be any deficiency, the amount of such deficiency shall be forthwith paid by Tenant. Promptly following resolution of the contest and payment by Tenant of any amounts due, Landlord shall refund to Tenant any monies so deposited and not applied to payment of the Imposition. Any moneys so deposited shall be held in an interest-bearing account at a Lending Institution, and any interest earned thereon, shall be refunded, applied or paid in the same manner as the amount deposited is refunded, applied or paid in accordance with the immediately preceding two (2) sentences.

            (c) Landlord shall not be required to join in any action or proceeding referred to in this SECTION 4.3 unless required by any Legal Requirement in order to make such action or proceeding effective, in which event any such action or proceeding may be pursued by Tenant (upon prior written notice to Landlord) in the name of, but without expense to, Landlord. Tenant hereby agrees to indemnify Landlord from and against any and all Claims incurred or suffered by Landlord in its proprietary capacity and arising out of any such action or proceeding. The provisions of this SECTION 4.3(c) shall survive the expiration or earlier termination of this Lease.


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

                                    ARTICLE V
                                 PURCHASE OPTION

            SECTION 5.1 PURCHASE OPTION.

            (a) TENANT'S EXERCISE OF PURCHASE OPTION. After the Scheduled PILOT Conversion Date or as otherwise expressly permitted under this Lease, Tenant shall have the right, which right shall be exercised by notice to Landlord (the "PURCHASE OPTION NOTICE"), to purchase (or have a designee purchase) all of the right, title and interest of 42DP (if any) and the City in this Lease and in the Property (the "PURCHASE OPTION") on a date identified in the Purchase Option Notice and being no less than ninety (90) days after the date of the Purchase Option Notice (such date, the "PURCHASE OPTION CLOSING DATE") and on the terms and conditions set forth in this ARTICLE V. The Purchase Option Notice may be delivered prior to the Scheduled PILOT Conversion Date so long as the Purchase Option Closing Date set forth therein occurs on or subsequent to the Scheduled PILOT Conversion Date.

            (b) PURCHASE OPTION CLOSING DATE. The closing of Tenant's purchase pursuant to the Purchase Option shall take place on the Purchase Option Closing Date. Tenant may adjourn the Purchase Option Closing Date, on up to two (2) occasions, so long as Tenant notifies Landlord of each such adjournment at least five (5) Business Days prior to any applicable scheduled Purchase Option Closing Date; PROVIDED, HOWEVER, that Tenant may adjourn the Purchase Option Closing Date on additional occasions so long as Tenant pays all of Landlord's costs incurred on account of such adjournment.

            (c) CONDITIONS TO CLOSING. Closing of the transfer of fee title to the Property pursuant to the Purchase Option shall be conditioned on the following:

                  (i) The Purchase Price shall be paid to Landlord on the Purchase Option Closing Date.

                  (ii) Appropriate adjustments of all Charges, apportioned as of the Purchase Option Closing Date, shall be made between Tenant and Landlord on the Purchase Option Closing Date.

                  (iii) If, on the Purchase Option Closing Date, there shall be any dispute between Landlord and Tenant as to any Charges then due and payable, the closing shall proceed as scheduled and Tenant shall (A) pay to Landlord, on the Purchase Option Closing Date, the undisputed portion of the balance of the Charges apportioned as of the Purchase Option Closing Date and (B) deposit with the Depositary cash or cash-equivalents (e.g., an unconditional, irrevocable letter of credit, U.S. Government Securities in bearer form and/or certificates of deposit issued by Lending Institutions in bearer form) in an amount equal to, and as security for, the disputed Charges (together with an amount equal to the reasonably estimated interest at the Interest Rate to accrue thereon for a two-year period); PROVIDED, HOWEVER, if the amount in dispute is equal to or less than $50,000, Landlord will accept a guaranty of NYTC for the total amount in dispute to be adequate security for the purposes of clause (B) above. At such time as the dispute is resolved, the additional amount, if any, still owing shall be paid to Landlord (with interest at the Interest Rate). Upon such payment, any excess security (and any interest earned thereon) shall be refunded or returned to Tenant. Tenant's and Landlord's obligations to make any payment pursuant to this SECTION 5.1(b)(iii) with respect to Charges shall survive the termination of this Lease.

                  (iv) If, on the Purchase Option Closing Date, there shall be an unresolved tax contest initiated by Tenant pursuant to SECTION 3.1(c)(i) hereof in respect of the Property, Tenant shall nevertheless pay the full amount of PILOT then due on the Purchase Option Closing Date for the applicable period. Landlord will deposit any disputed portion of such PILOT with the Depositary, as escrowee for such funds pursuant to an escrow agreement entered into by Landlord, Tenant and Depositary on the Purchase Option Closing Date. It is agreed that such escrowed funds shall be distributed in accordance with the results of the tax contest. Upon receiving joint instructions from Landlord and Tenant as to the disposition of such escrowed funds pursuant to the preceding sentence, Landlord and Tenant shall instruct Depositary to immediately so disburse the escrowed funds.

                  (v) Landlord shall not be obligated to convey the Property to Tenant and Tenant shall be deemed in default under this ARTICLE V unless Tenant, in addition to all other sums due on the Purchase Option Closing Date, pays to Landlord in full all Charges due and not disputed pursuant to SECTIONs 5.1(iii) and 5.1(iv) hereof as of the Purchase Option Closing Date.

                  (vi) Tenant shall provide to Landlord (A) a certificate of Tenant, which shall be specified by a Qualified Certifying Party, stating that, as of the Purchase Option Closing Date, Tenant is fully familiar with the Property, the condition thereof and the Permitted Encumbrances, and Tenant accepts title to same in their "AS IS" condition without any representation or warranty, express or implied, in fact or by law, of Landlord, NYCEDC, ESDC or the City as to the title thereto, the nature, condition or viability thereof, or the use or uses to which the Property or any part thereof may be put, (B) an agreement, in a form reasonably satisfactory to Landlord, providing for the survival of any of Tenant's Obligations expressly stated herein to survive this Lease and (C) all other documentation customarily entered into in the connection with the full and complete transfer of interest in property in New York City.

            (d) CONDITION OF TITLE. On the Purchase Option Closing Date, fee simple title in and to the Property shall be conveyed to Tenant or Tenant's designee or designees, subject only to this Lease, any Severance Subleases, any Subleases, the Permitted Encumbrances, and all matters and encumbrances affecting title to which this Lease is subject resulting from a Person claiming by, through or under Tenant.

            (e) DEED. On the Purchase Option Closing Date, 42DP and/or the City, as applicable, shall deliver to Tenant or Tenant's designee or designees one or more bargain and sale deeds without covenant against grantor's acts, in proper statutory short form for recording, duly executed and acknowledged, in order to convey to Tenant or its designee the fee simple title to the Property in accordance with the provisions of SECTION 5.1(d) hereof, and such other reasonable and customary documents that a reputable title insurance company licensed to do business in the State of New York may request in order to convey title in the condition provided for in SECTION 5.1(d) hereof. If Tenant is the grantee, then, at the request of Tenant, each such deed shall contain provisions expressly negating any merger of Tenant's fee and leasehold estates as a result of such conveyance. Tenant may likewise request a separate or specific assignment of Landlord's interest under this Lease in order to avoid the merger of Tenant's fee and leasehold estates.

            (f) TAX RETURNS. On the Purchase Option Closing Date, each of the parties shall duly execute and, if applicable, acknowledge any and all transfer tax returns required in connection with the delivery and/or recording of the deed or deeds described in SECTION 5.1(e) hereof which shall reflect the Purchase Price. All taxes imposed pursuant to such returns, whether payable by Landlord and/or Tenant under applicable law, shall be paid by Tenant, who shall also pay the documentary stamps, if any, to be affixed to the deed or deeds). The tax returns and the amount of such taxes and documentary stamps shall be delivered to the purchaser's title insurer on the Purchase Option Closing Date for delivery to the appropriate Governmental Authorities (or delivered directly to a reputable title insurance company for delivery to the appropriate Governmental Authorities in the event that the purchaser does not have a title insurer).

            (g) TENANT'S LIABILITIES. If, after giving the Purchase Option Notice, Tenant fails to purchase the Property in accordance with the provisions hereof, Tenant shall reimburse the Public Parties, within seven (7) Business Days of a request therefor, for all expenses incurred by the Public Parties in connection with, and in contemplation of, the failed exercise of the Purchase Option.

            SECTION 5.2 CASUALTY TO, OR CONDEMNATION OF, THE PROPERTY. If all or any portion of the Improvements are damaged or destroyed by Casualty, or if condemnation proceedings referred to in the provisions of SECTION 12.1 hereof are instituted, and if Tenant theretofor has exercised the Purchase Option in accordance with the provisions of this Lease:

            (a) Landlord shall assign to Tenant, on the Purchase Option Closing Date, all of Landlord's interest in and to so much of the insurance proceeds or condemnation award, as the case may be, as has not been paid to Depositary; and

            (b) Depositary shall pay on the Purchase Option Closing Date the Restoration Funds (i) first, to itself and Landlord, to the extent, if any, of the necessary and proper expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Depositary and Landlord in the collection of such Restoration Funds as of the Purchase Option Closing Date, and
(ii) the balance to Tenant. Landlord shall recognize any assignment by Tenant to a Recognized Mortgagee of the balance of such Restoration Funds.

            SECTION 5.3 TERMINATION OF RIGHT TO PURCHASE. If condemnation proceedings referred to in SECTION 12.1(a) hereof commence after the purchase option notice is given and before the Purchase Option Closing Date, Tenant may either (a) withdraw such notice, in which event the parties shall have no further rights or obligations under this ARTICLE V, or (b) proceed with such purchase without abatement of the Purchase Price on account of such condemnation proceeding, in which event (i) such proceedings shall not be an objection to title and (ii) if the title to the Property shall have vested in the condemnor prior to the Purchase Option Closing Date, Landlord shall not be required to deliver a deed (except as to any portion of the Property not taken in such condemnation), but only an assignment on the Purchase Option Closing Date of the award in such proceeding, in form and substance reasonably satisfactory to Tenant.

            SECTION 5.4 SURVIVAL OF CERTAIN OBLIGATIONS. Tenant's obligation to pay Theater Surcharge shall survive any exercise of the Purchase Option.

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                                   ARTICLE VI
                           CONSTRUCTION OF THE PROJECT

            SECTION 6.1 CONSTRUCTION OF THE PROTECT.

            (a) DEMOLITION. Tenant shall undertake, at its cost, the Demolition Work pursuant to the applicable terms of this ARTICLE VI.

            (b) COMMENCEMENT AND SUBSTANTIAL COMPLETION OF TENANT'S CONSTRUCTION WORK.

                  (i) GENERALLY. Tenant shall (A) Commence Construction of Tenant's Construction Work as soon as is reasonably practicable, but in any event not later than the Fixed Construction Commencement Date (subject to Unavoidable Delays), TIME BEING OF THE ESSENCE as to such date, (B) following Commencement of Construction of Tenant's Construction Work, perform or cause to be performed Tenant's Construction Work with diligence and continuity (subject to Unavoidable Delays), and (C) Substantially Complete Tenant's Construction Work as soon as is reasonably practicable, but in any event not later than the Fixed Substantial Completion Date, TIME BEING OF THE ESSENCE as to such date (subject to Unavoidable Delays). Tenant acknowledges, without waiving any of its rights under SECTIONS 6.1(b)(ii) or 6.1(c)(vi) hereof, that the obtaining of financing with respect to the performance of its construction of the New Building is not a condition precedent to Tenant's obligations under this ARTICLE VI.

                  (ii) EXTENSION DUE TO CERTAIN LITIGATION. In addition to any extension to which Tenant is entitled due to the occurrence of Unavoidable Delays, in the event that, at any time after the Delivery Date, but prior to the Commencement of Construction, (A) litigation is pending against ESDC or Landlord in connection with the Property or the Project (excluding EDPL valuation litigation), which litigation (1) is not or was not instituted, financed or supported by any of Tenant, NYTC, FC, an Equity Investor or any of its or their Related Entities and (2) has not resulted in an injunction barring Commencement of Construction of Tenant's Construction Work, and (B) Tenant, in its reasonable and good faith judgment, determines that such litigation prevents or significantly impedes Commencement of Construction of Tenant's Construction Work (including, without limitation, by preventing or significantly impeding Tenant's ability to obtain construction financing for the Project), then Tenant shall have the right to extend the Fixed Construction Commencement Date (by written notice to Landlord indicating the exercise of such option and setting forth the basis for such extension) by a number of days equal to the number of days (x) such litigation remains pending and (y) Tenant, in its good faith judgment, determines that the prevention or impediment resulting from such litigation is continuing (the period the Fixed Construction Commencement Date is extended pursuant to this SECTION 6.1(b)(ii), the "SECTION 6.1(b)(ii) EXTENSION PERIOD").

                  (iii) NO PUBLIC PARTY OBLIGATION. The parties acknowledge and agree that none of the Public Parties shall be obligated to perform any of the Tenant's Construction Work or any other work on the Land or the Existing Improvements or to provide any funds to Tenant or any Subtenant in connection therewith.

            (c) OTHER EXTENSIONS. Notwithstanding the provisions of SECTION 6.1(b)(i) hereof, the Fixed Construction Commencement Date and/or the Fixed Substantial Completion Date may be extended as follows.

                  (i) In the event of the occurrence of the First Non-Delivery Event, the Fixed Construction Commencement Date shall be deemed to be automatically extended by three (3) months (the "FIRST EXTENSION PERIOD") to the date that is fifteen (15) months after the Delivery Date; it being agreed that, following the occurrence of the First Non-Delivery Event, if Tenant Commences Construction prior to the last day in the First Extension Period, then the 36-month period between the Fixed Construction Commencement Date and the Fixed Substantial Completion Date referred to in SECTION 1.1(a)(cxxvii) hereof (the "FIXED CONSTRUCTION PERIOD") shall automatically be extended by the number of days (maximum of ninety (90) days) that Tenant Commences Construction prior to the last day of the First Extension Period.

                  (ii) In the event of the occurrence of the Third Non-Delivery Event, the Fixed Construction Commencement Date shall be deemed to be automatically extended by six (6) months (the "SECOND EXTENSION PERIOD") to the date that is eighteen (18) months after the Delivery Date; it being agreed that following the occurrence of the Third Non-Delivery Event, if Tenant Commences Construction prior to the last day in the Second Extension Period, then the Fixed Construction Period shall automatically be extended by the number of days (maximum of one hundred eighty (180) days) that Tenant Commences Construction prior to the last day of the Second Extension Period.

                  (iii) In addition to the extensions described in Sections 6.1(c)(i) and 6.1(c)(ii) hereof, if the Delivery Date occurs prior to the occurrence, if any, of the Third Non-Delivery Event, Tenant may, at and to the extent of Tenant's election, (A) further extend the Fixed Construction Commencement Date by up to three (3) months by making a payment to Landlord in accordance with SECTION 6.1(c)(v) hereof and (B) further extend the Fixed Construction Period by up to six (6) months by making a payment to Landlord in accordance with SECTION 6.1(c)(v) hereof; PROVIDED, HOWEVER, that in the event that Tenant purchases less than the 3-month extension permitted pursuant to clause (iii)(A) of this SECTION 6.1(c), any such unpurchased days ("EXCESS DAYS") may be purchased by Tenant from time to time, by making a payment to Landlord in accordance with SECTION 6.1(c)(v) hereof, so as to further extend such extension period, by the number of Excess Days so purchased by Tenant. Any election made by Tenant for the extensions or further extension provided for in this SECTION 6.1(c)(iii) shall be for a minimum of one (1) month at a time.

                  (iv) In addition to the extensions set forth in SECTIONS 6.1(c)(i) and 6.1(c)(ii) hereof, if the Delivery Date occurs subsequent to the occurrence, if any, of the Third Non-Delivery Event, Tenant may, at and to the extent of Tenant's election, (A) further extend the Fixed Construction Commencement Date by up to six (6) months by making a payment to Landlord in accordance with SECTION 6.1(c)(v) hereof and (B) further extend the Fixed Construction Period by up to six (6) months by making a payment to Landlord in accordance with SECTION 6.1(c)(v) hereof, PROVIDED, HOWEVER, that in the event that Tenant purchases less than the 6-month extension permitted pursuant to clause (iv)(A) of this SECTION 6.1(c), any such unpurchased Excess Days may be purchased by Tenant from time to time, by making a payment to Landlord in accordance with SECTION 6.1(c)(v) hereof, so as to further extend such extension period, by the number of Excess Days so purchased by Tenant. Any election made by Tenant for the extension or further extension provided for in this SECTION 6.1(c)(iv) shall be for a minimum of one (1) month at a time.

                  (v) Tenant shall exercise any extension permitted by this
SECTION 6.1(c) by written notice to Landlord, which notice (A) shall set forth the period by which Tenant desires to extend the Fixed Construction Commencement Date or the Fixed Construction Period, as applicable, and (B) shall be accompanied by a payment to Landlord, in the case of any extensions pursuant to clause (iii) or (iv) of this SECTION 6.1(c), in the amount equal to $20,000 per day (for a minimum of one month) for each day that the Fixed Construction Commencement Date or the Fixed Construction Period, as applicable, is so extended (it being agreed that in the event that Excess Site Acquisition Costs exist for the calendar quarter in which Landlord receives Tenant's notice given under this SECTION 6.1(c)(v) any payment to Landlord required under this SECTION 6.1(c), in lieu of payment in cash by Tenant, instead shall be credited by Landlord against such Excess Site Acquisition Costs in respect to the calendar quarter in which Landlord receives such notice).

                  (vi) In addition to the other extensions provided for in this
SECTION 6.1(c), if (A) Tenant is seeking construction financing for the construction of the New Building, (B) the proposed construction lender requires as a condition to entering into such construction financing that Tenant obtain insurance against terrorist acts, (C) such insurance is generally required by lenders with respect to loans for the construction or refinancing of buildings in midtown Manhattan of a size and nature comparable to the New Building, (D) Tenant is using its best efforts to obtain such insurance and (E) such insurance is not Commercially Available, then for so long as Tenant provides evidence, reasonably satisfactory to Landlord, that the conditions listed in this Section 6.1(c)(vi) continue to be met, Tenant shall be entitled to an extension of the Fixed Commencement Construction Date.

            (d) APPROVAL OF ARCHITECTS.

                  (i) DESIGN ARCHITECT. The design architect for any Construction Work (other than Interior Construction Work or Demolition Work) governed by any element of the DUO shall be the Design Architect. If Tenant shall desire to replace Renzo Piano Building Workshop or any replacement design architect previously approved by Landlord as the Design Architect, then such replacement Design Architect proposed by Tenant shall be approved by Landlord (such approved replacement Design Architect, the "REPLACEMENT DESIGN ARCHITECT"), so long as the proposed Replacement Design Architect, in Landlord's reasonable judgment, meets all of the following criteria (the "REPLACEMENT DESIGN ARCHITECT APPROVAL CRITERIA"): (A) the proposed Replacement Design Architect is known for artistically combining architecture and engineering in inventive and unique ways; (B) the proposed Replacement Design Architect is capable of creating architecture that sensitively and imaginatively addresses the needs of users of the improvement as well as user of adjacent city sidewalks; (C) the proposed Replacement Design Architect is known for sensitive and imaginative use of materials to resolve problems in new ways; (D) the proposed Replacement Design Architect is known for an influential, diverse body of work, all of which is, as a whole, internationally recognized for high standards of excellence in architecture; (E) the proposed Replacement Design Architect is the recipient of international awards and prizes; (F) the proposed Replacement Design Architect has experience in creating architecture that is responsive to complex urban sites; and (G) the proposed Replacement Design Architect will be involved in all phases of the design, including an active role while the New Building is under construction. In the event that Tenant proposes to replace the Design Architect with an architect that, in Landlord's reasonable judgment, does not meet the Replacement Design Architect Approval Criteria, then Landlord may approve or disapprove the proposed Design Architect in Landlord's sole discretion. Any proposed Replacement Design Architect shall, in any event, have substantial experience in construction projects that are comparable in scope and visibility to the New Building and shall not be a Prohibited Person. If Landlord fails to approve or reject any architect nominated by Tenant to be a Design Architect within sixteen (16) Business Days after the written submission to Landlord of such architect's name and other information (including adequate portfolio information) sufficiently detailed to permit Landlord to make a reasoned judgment of the appropriateness of the proposed architect for the 42nd Street Project, or Landlord fails to make reasonable requests for additional information related thereto within such time period and thereafter to approve or reject such architect within eleven (11) Business Days after written submission of such additional information as Landlord shall have reasonably requested, Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption in bold and capitalized type:

       YOUR APPROVAL OF ______ AS THE DESIGN ARCHITECT SHALL BE DEEMED GIVEN IF YOU FAIL TO APPROVE OR REJECT SUCH PERSON WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE OF YOUR RECEIPT OF THIS NOTICE.

If Landlord fails to approve or reject the proposed architect within five (5) Business Days after its receipt of such reminder notice, such architect shall be deemed approved by Landlord. Any rejection of an architect by Landlord shall be accompanied by specific reasons set forth in reasonable detail.

                  (ii) OTHER ARCHITECTS AND ENGINEERS. Except in respect of the Design Architect (which shall be approved in accordance with Section 6.1(d)(i) hereof), the Production Architect and each other architect and engineer proposed to be engaged in respect to any Construction Work (other than Interior Construction Work or demolition work (other than the Demolition Work)) (A) governed by any element of the DUO, (B) affecting a Structural Component (other than by having a Nonadverse Structural Effect), or (C) of a value of greater than $1,000,000 (which amount shall be Adjusted for Inflation from the Substantial Completion Date), shall be approved by Landlord: (1) in respect of any Construction Work subject to clause (A) of this SECTION 6.1(d)(ii), in Landlord's sole discretion; and (2) in respect of Construction Work subject only to clause (B) or (C) of this SECTION 6.1(d)(ii), in Landlord's approval not to be unreasonably withheld. Each such Architect shall have substantial experience in construction projects that are comparable in scope to such architect's intended work at the Project and shall not be a Prohibited Person. Each such Engineer shall (x) be of recognized standing among its peers, (y) have at least ten (10) years experience in providing engineering services in respect of highrise buildings in urban centers and (z) not be a Prohibited Person. If Landlord fails to approve or reject any architect nominated by Tenant to be an Architect (other than the Design Architect), or engineer nominated by Tenant to be an Engineer, as the case may be, within sixteen (16) Business Days after the written submission to Landlord of such architect's name and other information (including adequate portfolio information) sufficiently detailed to permit Landlord to make a reasoned judgment of the appropriateness of the proposed architect or engineer, as the case may be, for the 42nd Street Project, or Landlord fails to make reasonable requests for additional information related thereto within such time period and thereafter to approve or reject such architect or engineers, as the case may be within eleven (11) Business Days after written submission of such additional information as Landlord shall have reasonably requested, Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption in bold and capitalized type:

      YOUR APPROVAL OF ______ AS AN ARCHITECT/ENGINEER SHALL BE DEEMED GIVEN IF YOU FAIL TO APPROVE OR REJECT SUCH PERSON WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE OF YOUR RECEIPT OF THIS NOTICE.

If Landlord fails to approve or reject the proposed architect or engineers, as the case may be, within five (5) Business Days after its receipt of such reminder notice, such architect or engineer, as the came may be, shall be deemed approved by Landlord. Any rejection of an architect or engineer, as


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

the case may be, by Landlord shall be accompanied by specific reasons setting forth in reasonable detail the basis for such rejection.

            (e) APPROVAL OF CONTRACTORS.

                  (i) GENERAL STANDARD; PROHIBITED PERSONS. All Construction Work shall be performed and/or managed by one or more reputable and responsible general contractor(s) (or if Tenant, or any Subtenant, as the case may be, hires contractors instead of a general contractor, such contractors) or construction manager(s). No general contractor, construction manager, Major Contractor or other contractor that is engaged to do Construction Work shall be a Prohibited Person. Tenant shall cause such restriction to be inserted in each Sublease.

                  (ii) GENERAL CONTRACTOR(S) AND CONSTRUCTION MANAGER(S). Each general contractor and/or construction manager engaged in respect of Tenant's Construction Work shall be subject to the approval of Landlord. Landlord approves, on the date hereof, those general contractors and construction managers listed on EXHIBIT M attached hereto (it being understood that such approval of Landlord (A) is valid for a period ending on the earlier of (1) the date that is five (5) years after the date hereof and (2) the occurrence of any material change in the ownership of the applicable general contractor or construction manager, as the case may be and (B) is not an approval of any proposed general contractor construction manager's Prohibited Person status). Tenant shall deliver to Landlord and update as necessary from time to time upon request therefor, a list identifying to Landlord each general contractor and construction manager that is a member of the Development Team. Landlord shall have the right to disapprove any such general contractor or construction manager only: [a] if such general contractor or construction manager is a Prohibited Person; or [b] if such general contractor or construction manager, in Landlord's reasonable judgment, has demonstrated a failure, based on prior job performance, to exercise due care in the performance of the work for which such contractor may be hired in respect of the New Building (it being agreed that no Person listed on EXHIBIT M attached hereto may be disapproved by Landlord on the basis described in this clause (b) of this SECTION 6.1(e)(ii)). If Landlord fails to approve or reject any such general contractor or, construction manager within eleven (11) Business Days after the written submission to Landlord of such Person's name, address, phone number and EIN (as well as those Principals thereof) or Landlord fails to make reasonable requests for additional information related thereto within such time period and thereafter to approve or reject such general contractor or construction manager within six (6) Business Days after written submission of such additional information as Landlord shall have reasonably requested, Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption in bold and capitalized type:

       YOUR APPROVAL OF ______ AS A MEMBER OF A DEVELOPMENT TEAM SHALL BE DEEMED GIVEN IF YOU FAIL TO APPROVE OR REJECT SUCH PERSON WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE OF YOUR RECEIPT OF THIS NOTICE.

If Landlord fails to approve or reject such proposed member of the Development Team within five (5) Business Days after its receipt of such reminder notice, such proposed member of the Development Team shall be deemed approved by Landlord. Any rejection of such a member of the Development Team by Landlord shall be accompanied by specific reasons setting forth in reasonable detail the bases for such rejection.


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

                  (iii) MAJOR CONTRACTORS. Prior to the time at which Tenant solicits any bids for labor or materials for any Construction Work (other than Interior Construction Work) governed by any element of the DUO or affecting a Structural Component (other than by having a Nonadverse Structural Effect), Tenant shall furnish Landlord for its approval (to the extent hereinafter provided) a list of all Persons Tenant intends to solicit for any such work who, if so selected, would (a) have a contract in respect of the Property amounting to a value of greater than $1,000,000 (which amount shall be Adjusted for Inflation from the Substantial Completion Date), or (b) otherwise be responsible for an item that is governed by the DUO or affects a Structural Component, other than by having a Nonadverse Structural Effect (any such contractor, a "MAJOR CONTRACTOR"). The list shall state the name, address, phone number and EIN of each such Major Contractor and each of its Principals and in what capacity such Major Contractors would be performing work at the Property. Landlord shall have the right to disapprove any Major Contractor only: (1) if such Major Contractor is a Prohibited Person; or (2) if such Major Contractor, in Landlord's reasonable judgment, demonstrated a failure, based on prior job performance, to exercise due care in the performance of the work for which such Major Contractor may be hired in respect of the New Building (it being agreed that no Person listed on EXHIBIT N attached hereto may be disapproved by Landlord on the basis described in this clause (2) of this SECTION 6.1(e)(iii)). If Landlord fails to approve or reject any Major Contractor within eleven (11) Business Days after the receipt by Landlord of such Major Contractor's name, address, phone number and EIN (and those of its Principals), or Landlord fails to make reasonable requests for additional information related thereto within such time period and thereafter to approve or reject such Major Contractor within six (6) Business Days after written submission of such additional information as Landlord shall have reasonably requested, Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption in bold and capitalized type:

      YOUR APPROVAL OF ______ AS A MAJOR CONTRACTOR SHALL BE DEEMED GIVEN IF YOU FAIL TO APPROVE OR REJECT SUCH PERSON WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE OF YOUR RECEIPT OF THIS NOTICE.

If Landlord fails to approve or reject the proposed Major Contractor within five
(5) Business Days after its receipt of such reminder notice, such Major Contractor shall be deemed approved by Landlord. Any rejection of a Major Contractor by Landlord shall be accompanied by specific reasons set forth in reasonable detail. Landlord approves, on the date hereof, the Major Contractors listed on EXHIBIT N attached hereto.

            SECTION 6.2 PLANS AND SPECIFICATIONS.

            (a) APPROVAL OF PLANS AND SPECIFICATIONS. (i) APPROVAL STANDARD. In the event that the Design Architect is Renzo Piano Building Workshop, or a Replacement Design Architect approved or deemed approved by the Landlord in accordance with the Replacement Design Architect Approval Criteria, the standard for approval of all DUO design reviews shall be "Landlord's reasonable judgment". In the event that the Design Architect is not Renzo Piano Building Workshop, or a Replacement Design Architect approved or deemed approved by the Landlord in accordance with the Replacement Design Architect Approval Criteria, the standard for all DUO design reviews shall be "Landlord's sole discretion".

                  (ii) APPROVAL OF SCHEMATIC DESIGN PLANS. Prior to the date hereof, Landlord has reviewed the Schematic Design Plans and, having deemed the Schematic Design Plans (other


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

than the items listed in that certain letter, dated as of the date hereof, from Landlord to NYTC and Forest City Ratner Companies (the "DECEMBER LETTER") a copy of which is attached hereto as EXHIBIT 1-3) to be in accordance with the DUO, has approved the Schematic Design Plans (other than the items listed in the December Letter). Promptly after the date hereof, Tenant shall submit the items listed in the December Letter to Landlord, and Landlord shall have the right to approve or disapprove the same in Landlord's reasonable discretion with respect to the compliance of same with the DUO (the items listed in the December Letter, once approved by Landlord in accordance with this SECTION 6.2(a)(ii), together with the Schematic Design Plans, the "APPROVED SCHEMATIC DESIGN PLANS"). Landlord hereby approves the design for Tenant's Subway Improvements, as such design is depicted in the Site 8 South Subway Agreement as in effect on the date hereof.

            (b) SUBMISSION AND REVIEW OF PROPOSED DESIGN DEVELOPMENT PLANS. Prior to Tenant's first submittal of Final Plans and Specifications to the New York City Buildings Department prior to the Commencement of Construction of the New Building, Tenant shall submit to Landlord the proposed Design Development Plans (in both standard architectural drawings and in electronic format (including CAD drawings)) solely so that Landlord may determine whether the proposed Design Development Plans conform to the Approved Schematic Design Plans and otherwise comply with DUO. Landlord's approval shall be governed by the applicable provisions of SECTION 6.2(a)(i) hereof (it being acknowledged and agreed that the design approval process set forth in this SECTION 6.2 is an iterative process that may require at least six (6) months from submittal to Landlord of the proposed Design Development Plans until Landlord's approval may be obtained). If Landlord determines that the proposed Design Development Plans conform to the Approved Schematic Design Plans, Landlord shall so notify Tenant. If Landlord determines that the proposed Design Development Plans do not so conform, Landlord shall so notify Tenant, specifying in reasonable detail in what respects the proposed Design Development Plans do not so conform, and Tenant shall revise them to so conform and shall resubmit the proposed Design Development Plans to Landlord for review for that purpose. Landlord shall be deemed to have approved any portions of the proposed Design Development Plans as to which Landlord does not expressly notify Tenant, as set forth in the immediately preceding sentence, of such non-conformity. The initial review by Landlord of the proposed Design Development Plans shall be carried out within twenty (20) Business Days of the date of the submission thereof by Tenant and any subsequent review by Landlord of any revisions thereto shall be carried out within fifteen (15) Business Days of the date of Tenant's submission of such revision. In the case of resubmissions or revisions, Landlord may not disapprove any matter previously submitted and approved or deemed approved, except to the extent that such resubmission or revision affects the matter so approved or deemed approved.

            (c) SUBMISSION AND REVIEW OF PROPOSED FINAL PLANS AND SPECIFICATIONS. Prior to Tenant's first submittal of Final Plans and Specifications to the New York City Buildings Department prior to the Commencement of Construction of the New Building, Tenant shall submit to Landlord proposed Final Plans and Specifications (in both standard architectural drawings and in electronic format (including the CAD drawings)) solely so that Landlord may determine whether the proposed Final Plans and Specifications conform to the Design Development Plans and otherwise comply with DUO. Landlord's approval shall be governed by the applicable provisions of SECTION 6.2(a)(i) hereof (it being acknowledged and agreed that the design approval process set forth in this SECTION 6.2 is an iterative process that may require at least forty-five (45) days from submittal to Landlord of the proposed Final Plans and Specifications until Landlord's approval may be obtained). If Landlord determines that the proposed Final Plans and Specifications conform to the Design Development Plans, Landlord shall so notify Tenant. If Landlord determines that the proposed Final Plans and Specifications do not so conform, Landlord shall so notify Tenant, specifying in reasonable


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

detail in what respects the proposed Final Plans and Specifications do not so conform, and Tenant shall revise them to so conform and shall resubmit the proposed Final Plans and Specifications to Landlord for review for that purpose. Landlord shall be deemed to have approved any portions of the proposed Final Plans and Specifications as to which Landlord does not expressly notify Tenant, as set forth in the immediately-preceding sentence, of such non-conformity. The initial review by Landlord of the proposed Final Plans and Specifications shall be carried out within twenty (20) Business Days of the date of submission thereof by Tenant and any subsequent review by Landlord of any revisions thereto shall be carried out within fifteen (15) Business Days of Tenant's submission of such revision. In the case of resubmissions or revisions, Landlord may not disapprove any matter previously submitted and approved or deemed approved, except to the extent that such resubmission or revision affects any matter so approved or deemed approved.

            (d) MODIFICATION OF APPROVED SCHEMATIC DESIGN PLANS, DESIGN DEVELOPMENT PLANS OR FINAL PLANS AND SPECIFICATIONS. If Tenant desires to modify the Approved Schematic Design Plans, Design Development Plans or Final Plans and Specifications after they have been approved or deemed approved by Landlord pursuant to this ARTICLE VI, and either (1) Tenant has not provided to Landlord an Architect's Certification, prepared by an Architect or an Engineer approved (or deemed approved) by Landlord in accordance with SECTION 6.1(d)(ii) hereof, describing the proposed modification and stating that such modification is not to have been governed by any element of the DUO or does not affect a Structural Component (other than by having a Nonadverse Structural Effect), or (2) such modification represents an immaterial field change to such plans (notification of each such immaterial field change being promptly provided to Landlord by Tenant together with adequate identification of such change and an explanation of the change made), Tenant shall submit the proposed modifications to Landlord, clearly identifying each such modification, together with a statement of Tenant's reasons therefor. If (A) Tenant has submitted such aforesaid Architect's Certification and such Architect's Certification has not been objected to by Landlord within five (5) Business Days after Landlord's receipt thereof or (B) such modification represents an immaterial field change and Tenant has provided the information required in clause (2) of this SECTION 6.2(d), then such submission of the proposed modifications for Landlord's review and approval is not required. Unless and until a proposed modification is clearly identified by Tenant, such modification shall not be considered by Landlord and the prior set of approved plans shall govern in respect of such modification. Landlord shall not disapprove any matter previously submitted and approved, or deemed approved by Landlord, except to the extent that the proposed modification affects any matter so approved or deemed approved. If Landlord determines, in accordance with the applicable provisions of SECTION 6.2(a)(i) hereof, that any proposed modifications are acceptable to Landlord, Landlord shall so notify Tenant. If Landlord determines, in accordance with the applicable provisions of SECTION 6.2(a)(i) hereof, that such modifications are not otherwise acceptable, Landlord shall so notify Tenant, setting forth in reasonable detail Landlord's reasons for such determination. In the event Landlord determines the modification to be unacceptable, Tenant shall either (i) withdraw the proposed modification, in which case construction of the New Building shall proceed on the basis of the submissions previously approved or deemed approved by Landlord, or (ii) revise the proposed modifications so that they are acceptable to Landlord and resubmit them to Landlord for review in accordance with the standards hereinabove set forth. Each review by Landlord under this SECTION 6.2(d) shall be carried out within fifteen (15) Business Days of the date of submission of the proposed modifications to the Approved Schematic Design Plans, Design Development Plans or the Final Plans and Approved Specifications, as the case may be, unless the proposed modification substantially alters the Approved Schematic Design Plans, Design Development Plans or the Final Plans and Specifications, in which event, so long as Landlord notifies Tenant within such fifteen (15)

Business Day period that Landlord so regards the proposed modification, Landlord's review shall be carried out within twenty (20) Business Days of the date of submission of the proposed modification.

            (e) COMPLIANCE WITH LEGAL REQUIREMENTS. The Final Plans and Specifications (and any modification thereto) shall comply with all Legal Requirements and Insurance Requirements (but need not comply with the Zoning Resolution, it being understood that the Construction Work may be constructed without reference to the provisions of the Zoning Resolution). Landlord's approval of any such Final Plans and Specifications (or any modification thereto) drawings shall not be, nor shall be construed as being, or relied upon as, a determination that any such Final Plans and Specifications (or any modification thereto) drawings comply with any Legal Requirements or Insurance Requirements.

            (f) SUBMISSION IN TRIPLICATE. All drawings submitted to Landlord pursuant to this SECTION 6.2 shall be submitted in triplicate.

            (g) PRODUCTION ARCHITECT. Notwithstanding any provision of this Lease requiring the execution by the Design Architect of any certificate or other document, Landlord agrees that such certificate or other document (including, without limitation, any Architect's Certificate and any document with respect to the determination of the occurrence of Substantial Completion) may be executed, in lieu thereof, by the Production Architect on behalf of the Design Architect once approved by the Design Architect.

            SECTION 6.3 PERFORMANCE OF CONSTRUCTION WORK.

            (a) STANDARDS FOR CONSTRUCTION WORK.

                  (i) All Construction Work shall be performed with due diligence, continuity, in a good and workmanlike manner and in accordance with good construction practice, subject however to Unavoidable Delays.

                  (ii) All Construction Work shall be performed and completed in accordance with the DUO, the applicable Final Plans and Specifications as they relate to the DUO, all Legal Requirements, Insurance Requirements and the provisions of ARTICLES VI, VIII and XI hereof, as applicable.

                  (iii) From and after the Delivery Date, the Property shall be free of liens (it being understood that Tenant shall have up to forty-five (45) days to cause any liens imposed on the Property from and after the Delivery Date to be fully discharged or bonded and to provide evidence thereof to Landlord).

                  (iv) All Construction Work, when completed, shall be of the standard and quality commonly required at Class "A" office buildings (as understood on the date hereof) in midtown Manhattan.

                  (v) Tenant shall maintain a complete set of "as built" plans and specifications or marked construction documents and, if prepared by or for Tenant or any Person doing such Construction Work, auto CAD Disks with respect to any such Construction Work, and shall, when and as requested by Landlord, deliver a copy thereof (together with all change orders, field changes, and other changes that comprise a complete record of all such work) to Landlord.

                  (vi) No temporary or permanent certificate of occupancy shall be requested by or for Tenant with respect to the Project or any portion thereof unless the Construction Work for which such certificate is being sought has been substantially completed in accordance with the applicable provisions of the DUO.

                  (vii) Each agreement between Tenant and any contractor, materialman or other party performing any Construction Work shall contain a representation made by such contractor, materialman or other party that such party is not a Prohibited Person and shall contain a termination right for the benefit of Tenant if such representation shall at any time be untrue.

                  (b) CONDITIONS PRECEDENT TO COMMENCEMENT OF CONSTRUCTION WORK. Tenant shall not commence any Tenant Construction Work and shall not permit any Subtenant or any other Person to commence any Construction Work, (other than Interior Construction Work and the Demolition Work) governed by any element of the DUO or affecting a Structural Component (other than by having a Nonadverse Structural Effect), unless and until:

                  (i) APPROVAL OF PLANS. Landlord shall have approved the Final Plans and Specifications to the extent required in SECTION 6.2 hereof,

                  (ii) PERMITS. Tenant, at its sole cost and expense, shall have obtained (and thereafter shall maintain) all necessary permits and authorizations required by Legal Requirements for the commencement and prosecution of such work and for approval thereof upon completion, and Tenant shall deliver to Landlord copies of any and all of such permits and/or authorizations required to commence such work prior to the commencement thereof;

                  (iii) DOCUMENTS. Tenant shall have delivered to Landlord the following items: (A) copies of all Final Plans and Specifications which have been stamped as approved by the New York City Buildings Department (it being agreed that the Final Plans and Specifications submitted to the New York City Buildings Department for approval may be only those Final Plans and Specifications approved by Landlord pursuant to SECTION 6.2(c) hereof); (B) executed counterparts (or copies thereof) of the Collateral Assignments in respect of all construction agreements between Tenant and any general contractor, construction manager, the Design Architect and the other Architects;
(C) construction schedules and staging plans; and (D) certificates for the insurance required by SECTION 10.1 hereof, together with evidence reasonably satisfactory to Landlord of the payment of the premiums therefor;

                  (iv) CONSTRUCTION GUARANTIES. With respect only to Tenant's Construction Work, including, without limitation, SECTION 6.6 and Core and Shell "punch list" items (the "CORE AND SHELL PUNCHLIST") prepared by Tenant and delivered to the Major Contractors upon Substantial Completion, a copy of which Core and Shell Punchlist shall be delivered to Landlord, upon Substantial Completion (and not with respect to any other Construction Work) Tenant has caused NYTC and FCE to execute and deliver to Landlord the NYTC Construction Guaranty and the FCE Construction Guaranty, respectively; PROVIDED, HOWEVER, that if, prior to or after the commencement of Tenant's Construction Work: (w) NYTC Member is the sole member of Tenant, then Tenant shall only be required to cause the NYTC Construction Guaranty to be executed and delivered to Landlord pursuant to this SECTION 6.3(b)(iv); (x) FC Member is the sole member of Tenant, then Tenant shall only be required to cause the FCE Construction Guaranty to be executed and delivered to Landlord pursuant to this SECTION 6.3(b)(iv); (y) ING is the sole member of Tenant, then Tenant shall only be required to cause the ING Construction Guaranty to be executed and delivered to Landlord pursuant to this SECTION 6.3(b)(iv); and (z) ING is the sole member of FC Member, then Tenant shall, in addition to the NYTC Construction Guaranty, be required to cause the ING Construction Guaranty to be executed and delivered to Landlord pursuant to this SECTION 6.3(b)(iv) in lieu of the FCE Construction Guaranty; and provided further that Landlord agrees that if, after any Construction Guaranty is provided to Landlord in accordance with this SECTION 6.3(b)(iv), Tenant delivers to Landlord a NYTC Construction Guaranty, an FCE Construction Guaranty or an ING Construction Guaranty pursuant to clauses (w), (x), (y), or
(z), as applicable, then Landlord shall acknowledge in writing to NYTC, FCE or ING Vastgoed B B.V., as applicable, promptly after the aforesaid delivery, that any Construction Guaranty previously delivered to Landlord, and that is to be superseded by the newly delivered Construction Guaranty, is of no further force or effect); and

                  (v) There shall be no Default (other than a Minor Default) or Event of Default hereunder.

            (c) OBLIGATIONS FOLLOWING COMPLETION OF CONSTRUCTION WORK. Promptly following completion of any Construction Work (or, in respect of Tenant's Construction Work, Substantial Completion of Tenant's Construction Work), Tenant shall furnish to Landlord:

                  (i) In respect of any Construction Work governed by any element of the DUO, an Architect's Certification (which Architect's Certification has not been objected to within ten (10) Business Days of Landlord's receipt thereof), prepared by an Architect approved (or deemed approved) by Landlord in accordance with SECTION 6.1(d)(ii) hereof, that (A) the Architect has examined the applicable Final Plans and Specifications, (B) to its best knowledge, after appropriate investigation, the Construction Work, as then constructed, has been completed substantially and in all material respects in accordance with the applicable Final Plans and Specifications as it relates to and complies with the DUO, and (C) with respect to Tenant's Construction Work only, indicates in respect to each of (1) the Project overall, and (2) each element of the Project Components, the total number of Square Feet and Rentable Square Feet, and indicating which portion of the difference between Square Feet and Rentable Square Feet is on account of Discretionary Inside Mechanical Space and which portion is on account of below grade, Revenue Producing Retail Space;

                  (ii) A copy or copies of the temporary or permanent certificate(s) of occupancy for such Construction Work, if applicable;

                  (iii) (A) In respect of the entire Project other than any Subtenant's initial tenant improvements to its Demised Space, a complete set of "as built" plans in duplicate (one of such plans being delivered in electronic format (including CAD drawings)) showing such construction, as then constructed, if available, and if not available, "marked" final drawings, and (B) in respect of any Subtenant's (including, without limitation, NYTC in its capacity as a Subtenant) initial tenant improvements to its Demised Space, a complete set of "as built" plans in duplicate (one of such plans being delivered in electronic format (including CAD drawings)), if available, and if not available, "marked" final drawings, if available;

                  (iv) Upon request by Landlord, copies of any documents filed with the New York City Department of Buildings;

                  (v) Any permits or authorizations which are required for such Construction Work as completed;

                  (vi) Copies of all guaranties or certifications called for under any construction agreements, promptly after receipt thereof by Tenant or Tenant's Related Entities;

                  (vii) Copies of all New York Board of Fire Underwriters Certificates (or the equivalent certificate of any successor organization) for such Construction Work;

                  (viii) Copies of duly executed waivers of mechanic's lien from each provider of materials, supplies, equipment or labor to the Project relating to such Construction Work or other evidence of payment reasonably satisfactory to Landlord, promptly after receipt thereof by Tenant;

                  (ix) In respect of Tenant's Construction Work, an easement plan for the applicable portion of the Project showing the location of all easements affecting the Project (or an "as built" survey providing the same information), if required by the New York City Department of Buildings for the issuance of a building permit or certificate of occupancy in respect thereto, and

                  (x) Any plans and specifications and other applicable documents in Tenant's possession reasonably requested by Landlord to demonstrate compliance with the DUO.

            (d) NO RESPONSIBILITY OF LANDLORD. Landlord shall have no responsibility to Tenant or to any Subtenant, architect, engineer, contractor, subcontractor, supplier, materialman, workman or other person, firm or corporation who shall engage in or participate in any construction of any Construction Work. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Property. Whenever and as often as any such lien shall have been filed against the Property, whether or not based upon any action or interest of Tenant or any Subtenant, or if any conditional bill of sale shall have been filed for or affecting any materials, machinery or fixtures used in the construction, repair or operation thereof, or annexed thereto by Tenant, Tenant shall promptly take such action by bonding, deposit or payment as will remove or satisfy the lien or conditional bill of sale.

            (e) RIGHT OF INSPECTION. Landlord shall have the right, during the performance of any Construction Work governed by any element of the DUO or affecting a Structural Component (other than by having a Nonadverse Structural Effect), to (i) maintain, at Landlord's cost, field personnel or other representatives at the Project to observe Tenant's construction methods and techniques and to determine that such Construction Work is being performed in accordance with the provisions of this Lease, and (ii) have such field personnel or other designers attend Tenant's job and/or safety meetings (it being agreed that such Landlord's field personnel or other representatives shall not instruct contractors, interfere with or impede the work of such or other workers in respect of any such Construction Work). Landlord agrees that the presence and activities of such field personnel or other representatives shall not impede in any respect the performance of such Construction Work. No such observation or attendance by Landlord's personnel, designers or other representatives shall impose upon Landlord responsibility for any failure by Tenant to comply with any Legal Requirements, Insurance Requirements or safety practices in connection with such Construction Work or constitute an acceptance of any such Construction Work which does not comply in all respects with the provisions of this Lease.

            SECTION 6.4 USE OF PLANS AND SPECIFICATIONS. Landlord shall have the right to use without any payment or other compensation by Landlord therefor, solely for the purposes set forth in


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the following sentence, (a) the Approved Schematic Design Plans, the Design
Development Plans and the Final Plans and Specifications, (b) any surveys and "as built" plans showing the applicable Construction Work, and (c) any other plans and specifications with respect to such Construction Work. Landlord shall have the right to use the items enumerated in clauses (a) through (c) above to facilitate the exercise of its rights under this Lease and, subsequent to the expiration or termination of this Lease where Landlord retains title to the Property, for the construction, use, operation and Alteration of the applicable Project Component and other purposes incidental thereto; SUBJECT, HOWEVER, to the following restrictions:

                  (i) the work product of the Design Architect (the "DA WORK PRODUCT") may be used only for the completion of the Construction Work in question or for reference purposes for additions, extensions, remodeling or modification of the Construction Work in question not designed by the Design Architect; however, ownership rights to said DA Work Product and rights therefrom may not be transferred to another party for its use in the design of another project;

                  (ii) Design Architect retains all statutory and reserve rights, including copyright, to typical or standard design details, depictions, instructions and specifications regularly used by the Design Architect in the ordinary course of its architectural practice;

                  (iii) Design Architect retains the right to publish images and appropriate technical information from Design Architect's work in professional journals and for portfolio publicity purposes;

                  (iv) Design Architect is not responsible for errors or discrepancies on any electronic portable media on which Design Architect's design documents are transferred except to the extent that such errors or inconsistencies are caused by or contributed to by Design Architect when it transfers such information to such media or while such media are in Design Architect's possession or control;

                  (v) in connection with any publication of photographs or other representations of the Construction Work in question where the design of the Construction Work in question is the subject of the publication, if applicable, the party causing such publication will endeavor to see that reference to the Design Architect as architect for the Construction Work in question is included in any such publication as follows: Renzo Piano Building Workshop, Design Architects, with Fox and Fowle Architects, Executive Architect; and

                  (vi) if the Project is materially modified after its completion and Design Architect has not consented or participated in such modification, no reference shall be made to Renzo Piano Building Workshop or Fox and Fowle Architects, as the architect(s) for the Construction Work in question, and the owner of the Construction Work in question shall use its diligent efforts to prevent the dissemination of information regarding such completion or modification which includes any such reference.

Nothing in this SECTION 6.4 shall permit the selection by Tenant and approval of a Design Architect other than in accordance with SECTION 6.1(d) hereof. The provisions of this SECTION 6.4 shall survive any such expiration or earlier termination of this Lease.

            SECTION 6.5 CONDITIONS PRECEDENT TO COMMENCEMENT OF DEMOLITION, ASBESTOS REMOVAL AND LEAD ABATEMENT. (a) Tenant shall not commence any demolition of the Existing


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Improvements or commence asbestos removal or lead paint abatement of the
Existing Improvements (any such work, the "DEMOLITION WORK") unless and until:
(i) Tenant shall have obtained and delivered to Landlord true and complete copies of all necessary permits, consents, certificates and approval of all necessary Governmental Authorities in respect of such work; and (ii) Tenant shall have delivered to Landlord satisfactory certificates evidencing the insurance required by ARTICLE X hereof. Subject to SECTIONS 6.5(b) and 6.5(c) hereof, Tenant covenants and agrees that once Tenant has initiated the Demolition Work, it shall thereafter commence Tenant's Construction Work and continuously, diligently and without material interruption pursue Tenant's Construction Work until completion.

            (b) After the occurrence of the Delivery Date, Tenant may, at Tenant's sole election, demolish specified Existing Improvements in accordance with this SECTION 6.5(b) and not be subject to the covenant contained in the last sentence of SECTION 6.5(a) hereof if:

                  (i) Based on the internal investigation and assessment of the New York City Building Department (and not on information provided by Tenant or any third party related to or otherwise associated with Tenant), the New York City Building Department deems a condition in an Existing Improvement to be unsafe and requires immediate demolition of such Exiting Improvement; or

                  (ii) (A) Tenant provides to Landlord a statement containing
(1) Tenant's representation that an Existing Improvement has a condition that is an imminent threat to public safety and (2) reasonably detailed information (together with any supporting information reasonably satisfactory to Landlord) demonstrating that Tenant has maintained the Existing Improvement in a responsible manner and has in no way exacerbated or otherwise increased the unsafe condition. Within two (2) Business Days of Landlord's receipt of such statement, Landlord shall confirm the availability of the Demolition Engineer and shall forward such statement (together with any supporting information provided by Tenant therewith and a copy of this provision) to the Demolition Engineer, requesting the Demolition Engineer to make its assessment within three
(3) Business Days of receipt of such materials from Landlord;

                        (B) The Demolition Engineer, in a statement to both Tenant and Landlord (1) finds that the indicated Existing Improvement has a condition that is an imminent threat to public safety, (2) confirms that the maintenance of the Existing Improvement by Tenant in no way exacerbated or otherwise increased the unsafe condition, and (3) provides a scope of work and an estimate of the most cost-efficient manner for Tenant to remedy the unsafe condition other than demolition of the applicable Existing Improvements; and

                        (C) The estimated cost of remedying the unsafe condition (as estimated by the Demolition Engineer in accordance with clause (B) above) would exceed (1) 100% of the Assessed Value of the Existing Improvements if the proposed demolition would occur between twenty-four (24) months and one day less than eighteen (18) months prior to the Fixed Construction Commencement Date, (2) 75% of the Assessed Value of the Existing Improvements if the proposed demolition would occur between eighteen (18) months and one day less than twelve
(12) months prior to the Fixed Construction Commencement Date, (3) 50% of the Assessed Value of the Existing Improvements if the proposed demolition would occur between twelve (12) months and one day less than six (6) months prior to the Fixed Construction Commencement Date and (4) 25% of the Assessed Value of the Existing Improvements if the proposed demolition would occur between six (6) months prior to and the Fixed Construction Commencement Date; PROVIDED, HOWEVER, that Tenant


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may elect to deliver to Landlord a certification accelerating the Fixed
Construction Commencement Date, in which event such accelerated Fixed Construction Commencement Date shall constitute the Fixed Construction Commencement Date for all purposes under this Lease.

                  (iii) The term "DEMOLITION ENGINEER" shall mean one of (A) Robert Sillman of Robert Sillman Associates PC, (B) Diane Kaese of Wiss Janney Elstner, (C) Jeff Smilow of Ysrael Senuk PC or (D) another engineer determined, in any event, as set forth in this SECTION 6.5(b)(iii). In the event that the first named Demolition Engineer is not available or is unwilling to serve, the Demolition Engineer next set forth on the list shall be engaged, and so on. until arriving at an available Demolition Engineer. If none of such listed Persons is available or willing to serve, the Demolition Engineer shall be selected by the AAA and shall be an impartial engineer, with at least ten (10) years current experience in the assessment of safety conditions in commercial structures in New York City. Tenant shall pay all fees and expenses of the Demolition Engineer (and, if necessary, AAA's involvement with the selection thereof).

            (c) Notwithstanding that the Delivery Date has not occurred, Tenant may, at Tenant's sole election, demolish Existing Improvements in accordance with this SECTION 6.5(c) and not be subject to the covenant contained in the last sentence of SECTION 6.5(a) hereof, in the event that: (i) Landlord has obtained vacant possession of less than all of the Existing Improvements (any such improvements, the "VACANT EXISTING IMPROVEMENTS"); (ii) Tenant provides to Landlord a guaranty of any Guarantor, substantially in the form of the Construction Guaranties (modified so as to (x) guaranty (1) completion of all of such Demolition Work that is commenced by Tenant pursuant to this SECTION 6.5(c) and (2) Tenant's obligations pursuant to the access agreement described in clause (iii) of this SECTION 6.5(c) and (y) delete Section 16 thereof (i.e., the financing contingency)); (iii) Tenant enters into an access agreement with Landlord in a form mutually agreed upon by Landlord and Tenant; and (iv) Tenant complies with the requirements of SECTION 6.5(a) hereof. Provided that Tenant has satisfied the conditions set forth in clauses (i) through (iv) of this
SECTION 6.5(c), then Tenant shall be permitted to undertake the following activities on the specified Vacant Existing Improvements:

                        (A) Demolish the Vacant Existing Improvements on any one or more of Lots 15, 8, 14 and 53; and/or

                        (B) Undertake pre-demolition activities (e.g., asbestos removal, lead paint abatement) in respect of the other Vacant Existing Improvements.

Nothing in this SECTION 6.5(c) shall permit Tenant to undertake any excavation on the Property. In the event that litigation is commenced against Landlord in respect of the Property and Landlord reasonably demonstrates that such litigation is directly related to Tenant's initiating of demolition of Existing Improvements prior to the removal of all occupants from the Property, then each Non-Delivery Event shall be extended by a period of time equal to the duration of such litigation. Tenant shall indemnify, defend and hold harmless each Public Party and its respective officers, directors, members, managers, shareholders, agents and affiliates, and the successor and assigns of each of the foregoing, from and against all claims, actions, causes of action, losses, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses) suffered or incurred by the Public Parties arising out of or related to (1) the aforesaid litigation and (2) any additional costs incurred hereunder due to Demolition Work performed pursuant to this SECTION 6.5(c). Upon the request of Landlord, in Landlord's sole discretion, Tenant shall promptly cease all Demolition Work implicated in such litigation. Landlord acknowledges that Tenant's access to less than all of the


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Existing Improvements pursuant to this SECTION 6.5(c) shall not be deemed delivery of Possession of the Property or any portion thereof.

            SECTION 6.6 CONSTRUCTION OF TENANT'S SUBWAY IMPROVEMENTS (a) Tenant shall perform or cause to be performed any required Construction Work in respect of the 40th Street subway entrance (including, without limitation, the relocation thereof) in accordance with the requirements of the Zoning Resolution as set forth on June 20, 2000 as if such requirements were applicable to the Property ("TENANT'S SUBWAY IMPROVEMENTS"). The construction of Tenant's Subway Improvements shall be governed by the Site 8 South Subway Agreement and all applicable Legal Requirements; PROVIDED, HOWEVER, that Landlord shall have the continuing right to review any modification to the Site 8 South Subway Agreement and to approve same solely to the extent that any such modification impacts the DUO. In the event of any conflict between the terms of this Lease and the terms of the Site 8 South Subway Agreement in respect of the performance of Tenant's Subway Improvements, the terms of the Site 8 South Subway Agreement shall prevail. Landlord acknowledges that substantial completion of Tenant's Subway Improvements is not a condition precedent to Substantial Completion of Tenant's Construction Work.

            (b) Tenant shall be responsible for all costs in respect of Tenant's Subway Improvements. Subject to Section 3.04(b) of the Site 8 South LADA, the actual costs of Tenant's Subway Improvements in excess of Four Million Dollars ($4,000,000) shall be reimbursed to Tenant as a credit against PILOT under this Lease, but only to the extent that any such excess expenditure was reasonably required, in Landlord's reasonable opinion based on a detailed accounting of such costs provided by Tenant to Landlord, in order to construct the minimum improvements that would be required under the Zoning Resolution as of June 20, 2000.

            (c) In the event that the completion of Tenant's Subway Improvements is determined by the New York City Department of Buildings to be a condition to obtaining a temporary or permanent certificate of occupancy for the Core and Shell (and, therefore, is a condition to the achievement of Substantial Completion), and Tenant is delayed in obtaining any such certificate of occupancy solely due to a delay actually caused by the New York City Transit Authority (after taking into account all reasonable measures that were taken or should reasonably have been taken by Tenant to mitigate the effects thereof), the Fixed Substantial Completion Date shall be extended for a period reasonably determined by Landlord, but in no event shall such extension be for a period greater than the period reasonably caused by such delay.

            (d) Prior to the execution of the Site 8 South Subway Agreement, the Public Parties shall, at Tenant's reasonable cost, cooperate with Tenant in any reasonable way, to facilitate (but without the requirement to expend or to commit to expend funds) the participation of the New York City Transit Authority with the Project.

            SECTION 6.7 FINAL COMPLETION; PERMANENT CERTIFICATE OF OCCUPANCY. Tenant shall, using commercially reasonable efforts, diligently and continuously pursue the development of the New Building until the New Building shall be complete and fully operational. Within a reasonable period after the completion of the initial build out in respect of Demised Space constituting one hundred percent (100%) of the Square Feet to be occupied in the New Building, Tenant shall with reasonable diligence obtain (or cause to be obtained) a permanent certificate of occupancy for the New Building.


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

            SECTION 6.8 CONSTRUCTION AGREEMENTS. All construction agreements valued at One Hundred Thousand Dollars ($100,000) or more shall include the following provisions:

            (a) ["Contractor" / "Subcontractor" / "Materialman"] hereby agrees that immediately upon the purchase by ["contractor" / "subcontractor" / "materialman"] of any building materials to be incorporated in the Property (as defined in the Agreement of Lease, dated ____ __, 2001, between Owner and 42nd St. Development Project, Inc. (the "Lease")), such materials shall become the sole property of the Landlord (as defined in the Lease), notwithstanding that such materials have not been incorporated in, or made a part of, such Property at the time of such purchase; PROVIDED, HOWEVER, that the Landlord (as defined in the Lease) shall not be liable in any manner for payment to ["contractor" / "subcontractor" / "materialman"] in connection with the purchase of any such materials, and Landlord shall have no obligation to pay any compensation to ["contractor" / "subcontractor" / "materialman"] by reason of such materials becoming the sole property of the Landlord.

            (b) ["Contractor" / "Subcontractor" / "Materialman"] hereby agrees that notwithstanding that ["contractor" / "subcontractor" / "materialman"] performed work at the Property (as defined in the Lease) or any part thereof, Landlord shall not be liable in any manner for payment to ["contractor" / "subcontractor" / "materialman"] in connection with the work performed at the Property.

            (c) ["Contractor" / "Subcontractor" / "Materialman"] hereby agrees to make available for inspection by the Landlord, during reasonable business hours, ["contractor's" / "subcontractor's" / "materialman's"] books and records relating to the Alterations / Construction Work / Condemnation Restoration / Restoration (as defined in the Lease) being performed or the acquisition of any material or equipment to be incorporated into the Property.

            (d) The Landlord is not party to this ["contract" / "agreement"] and will in no way be responsible to any party for any claims of any nature whatsoever arising or which may arise from such ["contract" / "agreement"].

            (e) All covenants, representations, guaranties and warranties of ["contractor" / "subcontractor" / "materialman"] set forth in the preceding four paragraphs shall be deemed to be made for the benefit of the Landlord and shall be enforceable by the Landlord.

            SECTION 6.9 CONSTRUCTION SIGN. Within thirty (30) days after request of Landlord, Tenant shall install, during the period in which Tenant is undertaking Tenant's Construction Work, a project sign at the Project that satisfies the requirements of the DUO, if any, and such sign shall be maintained at the Project by Tenant thereafter at all times until Substantial Completion is achieved.

            SECTION 6.10 PROJECT AREA. Tenant shall require its general contractor, construction manager, major trade contractors and all other workers at the Property connected with any Construction Work to work harmoniously with each other, and with other contractors and workers on the Project, and Tenant shall not engage in, permit or suffer, any conduct which may disrupt such harmonious relationship. Tenant shall take commercially reasonable efforts to
(a) enforce the aforesaid requirements and (b) cause its general contractor, construction manager and major trade contractors to minimize any interference with the use, occupancy and enjoyment of the Project area by other occupants and visitors thereof.


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            SECTION 6.11 TITLE TO MATERIALS. All materials and other Equipment incorporated in the Improvements, excluding any Tenant or Subtenant personal property, shall, effective upon their incorporation into the Project and at all times thereafter, constitute the property of Landlord and shall constitute a portion of the Property.

            SECTION 6.12 NONADVERSE STRUCTURAL EFFECT. TENANT may provide to Landlord a statement of an Architect or an Engineer approved by Landlord pursuant to this Lease, in the form of EXHIBIT 0 attached hereto, certifying that the contemplated Construction Work shall have no adverse effect on a Structural Component that is greater than a Nonadverse Structural Effect. Such statement shall be based solely on such Engineer's or Architect's sole assessment of the Construction Work in question and not on any representations or other statements made by Tenant or any other party. Landlord shall approve or disapprove of such Engineer's or Architect's statement, in Landlord's reasonable discretion, within ten (10) Business Days of Landlord's receipt thereof

            SECTION 6.13 ARBITRATION. Disputes regarding any aspect of this
ARTICLE VI. except for those expressly stated otherwise or those that pertain to the DUO, may be referred to arbitration pursuant to SECTION 16.3 hereof.


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                                   ARTICLE VII
                       USE AND MAINTENANCE OF THE PROPERTY

            SECTION 7.1 PERMITTED USE.

            (a) USE. The Project and each Project Component or portion thereof shall be used, maintained, occupied and operated (i) in accordance with the requirements of the DUO, (ii) at a standard of at least that of a Class "A" office building (as understood on the date hereof) in midtown Manhattan, and
(iii) subject to the DUO and except as set forth in SECTIONS 7.1(c) and 7.2 hereof, for any use permitted by Legal Requirements, including, without limitation, newsrooms, retail, service, auditoriums, dining facilities, communications facilities, production facilities, ancillary medical facilities, parking for not more than ten (10) cars, back office, storage and other uses as are incidental or ancillary thereto, in accordance with the certificate(s) of occupancy therefor, and for no use or purpose inconsistent with the DUO or the operation of a Class "A" office building (as understood on the date hereof) in midtown Manhattan (the uses described in clauses (i), (ii) and (iii) above, the "PERMITTED USE"), and for no other use. Tenant agrees not to use, permit or suffer the Project to be used for any purposes not expressly permitted under this SECTION 7.1(a) without the prior written consent of Landlord.

            (b) DISPLAY AND SIGNAGE. All signage to be incorporated into the design of the Project, and all lighting to be installed in connection therewith, shall comply with the specific requirements of the DUO. Tenant shall install and operate, or cause to be installed and operated, lights and signs as required by the DUO by the date(s) prescribed in the DUO applicable to each category of lighting and signage set forth in the DUO.

            (c) COMMON ELEMENTS. Subject to the immediately following sentence, the Common Elements (as defined in the Severance Subleases) shall not be used for any commercial purposes. The Common Element Leaseable Space may be used for commercial purposes but only in accordance with, and as contemplated by, SECTION
34.1 hereof.

            (d) COMPLIANCE WITH THE DUO. From and after the Substantial Completion Date, Tenant shall maintain and operate the Project in compliance with the DUO.

            SECTION 7.2 RESTRICTIONS ON USE. Tenant shall not use, occupy, maintain or operate the Project, nor permit the same to be used, occupied, maintained or operated, nor do or permit anything to be done in, on or to the Project, in whole or in part, in a manner which would in any way:

            (a) violate any construction permit or certificate of occupancy affecting the Property;

            (b) constitute a public nuisance;

            (c) violate any Legal Requirements or Insurance Requirements; or

            (d) violate any requirements of the DUO.

            SECTION 7.3 INTERIM AND LONG-TERM MAINTENANCE OBLIGATIONS.


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            (a) INTERIM MAINTENANCE OBLIGATIONS. (i) Taking into account the anticipated performance of Tenant's Construction Work and that Tenant has no obligations hereunder to improve the condition of the Existing Improvements (except in the event any such Existing Improvements are required by a Governmental Authority to be modified), at all times from the Delivery Date to the date Tenant commences the Demolition Work, Tenant shall:

                        (A) not cause any waste, damage, disfigurement or injury to or upon the Property or any part thereof, except damage, disfigurement or injury that is incidental to pre-construction activities permitted hereunder (and subject to repair of any such damage, disfigurement or injury required hereunder);

                        (B) maintain and keep the sidewalks adjacent to the Property in reasonable and safe order, repair and condition;

                        (C) not obstruct the sidewalks in any manner and maintain and keep the Property, and sidewalks and curbs adjacent thereto, free and clear of rubbish, dirt, ice and snow and shall not impede the free use of or obstruct the same or allow the same to be obstructed in any manner;

                        (D) keep each building on the Property locked and secure;

                        (E) ensure that the exterior of the Property is well lit from dusk until dawn every day;

                        (F) ensure that alcoves, entrances, or other breaks in the streetwall are well lit;

                        (G) not cinder-block, cover, remove, block or seal in any manner any window on any facade of the Existing Improvements that is visible from the street; and

                        (H) keep the Property free of graffiti and posters.

                  (ii) If Tenant fails to maintain the cleanliness of the sidewalks adjacent to the Property at least to the level of cleanliness maintained for the overall area of the Times Square BID, as determined by the Mayor's Office of Operations Sanitation Scorecard for as long as the same exists, or fails to promptly remove from the Improvements evidence of graffiti and such failure continues for five (5) Business Days after notice to Tenant specifying in reasonable detail such failure and setting forth Landlord's right to remove same on Tenant's behalf, Landlord shall, at the end of such five (5) Business Day period, be entitled to clean such sidewalks or remove such graffiti or cause the same to be cleaned or removed, as the case may be, at the expense of Tenant. Any and all costs incurred by Landlord in connection therewith shall be paid to Landlord's contractors or reimbursed to Landlord, as Landlord shall request, and shall accrue interest at the Interest Rate, in accordance with
SECTION 15.1 hereof.

            (b) MAINTENANCE DURING DEMOLITION WORK AND TENANT'S CONSTRUCTION WORK. (i) Taking into account the anticipated performance of Tenant's Construction Work and that Tenant has no obligations hereunder to improve the condition of the Existing Improvements (except in the event any such improvement is required to be made by the express directive of a Governmental Authority


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acting in its governmental capacity), at all times from the date Tenant commences the Demolition Work through the Substantial Completion Date, Tenant shall:

                        (A) maintain and keep the sidewalks adjacent to the Property in reasonable and safe order, repair and condition;

                        (B) except to the extent permitted under applicable Legal Requirements and all permits and authorizations required thereunder, not obstruct the sidewalks in any manner and maintain and keep the Property, and sidewalks and curbs adjacent thereto, free and clear of rubbish, dirt, ice and snow and shall not impede the free use of or obstruct the same or allow the same to be obstructed in any manner;

                        (C) to the extent any Existing Improvement has not been demolished, keep such Existing Improvement locked and secure;

                        (D) to the extent any Existing Improvement has not been demolished, ensure that the exterior of such Existing Improvement is well lit from dusk until dawn every day;

                        (E) keep the Property free of graffiti and posters; and

                        (F) comply with the DUO.

                  (ii) If Tenant fails to maintain the cleanliness of the sidewalks adjacent to the Property at least to the level of cleanliness maintained for the overall area of the Times Square BID, as determined by the Mayor's Office of Operations Sanitation Scorecard for as long as the same exists, or fails to promptly remove from the Improvements evidence of graffiti and such failure continues for five (5) Business Days after notice to Tenant specifying in reasonable detail such failure and setting forth Landlord's right to remove same on Tenant's behalf, Landlord shall, at the end of such five (5) Business Day period, be entitled to clean such sidewalks or remove such graffiti or cause the same to be cleaned or removed, as the case may be, at the expense of Tenant. Any and all costs incurred by Landlord in connection therewith shall be paid to Landlord's contractors or reimbursed to Landlord, as Landlord shall request, and shall accrue interest at the Interest Rate, in accordance with
SECTION 15.1 hereof.

            (c) LONG-TERM MAINTENANCE OBLIGATIONS. (i) At all times during the term of this Lease from and after the Substantial Completion Date, Tenant shall (and/or shall cause each Subtenant (by incorporating the following provisions in every Sublease and using all reasonable efforts to enforce the same) to):

                        (A) not cause any waste to or upon the Property or any part thereof, nor permit or suffer any waste to or upon the Property;

                        (B) not cause physical damage (other than as part of any Construction Work permitted hereunder or as caused by a Casualty or Taking) to the Property or any part thereof, including the Core and Shell and Tenant's Subway Improvements (except in accordance with the Site 8 South Subway Agreement);


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

                        (C) take good care of the Property, make all repairs, restorations and replacements thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, necessary to (1) comply with all Legal Requirements, Insurance Requirements and the DUO and (2) maintain and operate the Property to a standard at least of that of a Class "A" office building (as understood on the date hereof) in midtown Manhattan;

                        (D) maintain, repair, keep, use and occupy the Property in compliance with the DUO;

                        (F) maintain and keep the Property, and sidewalks and curbs adjacent thereto, free and clear from rubbish, dirt, ice and snow and shall not impede the use of or obstruct the same or allow the same to be so impeded or obstructed in any manner;

                        (F) maintain and keep the sidewalks and vaults adjacent to the Property in good order, repair and condition (including the prompt repair of cracks therein and the maintenance of an even level thereof) and at all times keep the same in compliance with the DUO and Legal Requirements;

                        (G) operate the Retail Space for the conduct of business during the hours of operation set forth in the DUO;

                        (H) operate and maintain the Public Amenity as set forth in the DUO and in SECTION 30.4 hereof;

                        (I) prohibit sales through window openings on the streetwall, except in the case of (1) a Subtenant whose business is primarily the operation of a newsstand or ticket sales or (2) the sale of tickets for movies and other attractions, i.e., display windows shall be used for display only and not as a point of sale; and

                        (J) keep the Property free of graffiti and posters.

                  (ii) If Tenant fails to maintain the cleanliness of the sidewalks adjacent to the Property at least to the level of cleanliness maintained for the overall area of the Times Square BID, as determined by the Mayor's Office of Operations Sanitation Scorecard for as long as the same exists, or fails to promptly remove from the Improvements evidence of graffiti and such failure continues for five (5) Business Days after notice to Tenant specifying in reasonable detail such failure and setting forth Landlord's right to remove same on Tenant's behalf, Landlord shall, at the end of such five (5) Business Day period, be entitled to clean such sidewalks or remove such graffiti or cause the same to be cleaned or removed, as the case may be, at the expense of Tenant. Any and all costs incurred by Landlord in connection therewith shall be paid to Landlord's contractors or reimbursed to Landlord, as Landlord shall request, and shall accrue interest at the Interest Rate, in accordance with
SECTION 15.1 hereof.

            SECTION 7.4 COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall promptly comply with all Legal Requirements and Insurance Requirements, foreseen or unforeseen, ordinary as well as extraordinary, structural or non-structural. Tenant shall have the right to contest the validity of any Legal Requirement or the application thereof in accordance with this SECTION 7.4. During such contest, compliance with any such contested Legal Requirement may be deferred by Tenant upon condition that before instituting any such proceedings, Tenant shall furnish to Landlord


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security reasonably satisfactory to Landlord (it being agreed that an acceptable guaranty of an Acceptable Guarantor shall be security reasonably satisfactory to Landlord under this SECTION 7.4), securing compliance with the contested Legal Requirement and payment of all interest, penalties, fines, fees and expenses in connection therewith. Any such proceeding instituted by Tenant shall be commenced as soon as is reasonably possible after the issuance of any notification by the applicable governmental authority with respect to required compliance with such Legal Requirement and shall be prosecuted to final adjudication with reasonable diligence. Tenant hereby agrees to indemnify Landlord from and against any and all Claims arising out of such proceeding. Notwithstanding the foregoing, Tenant promptly shall comply with any such Legal Requirement and compliance shall not be deferred if at any time there is a condition imminently hazardous to human life or health, the Property, or any part thereof, shall be in danger of being forfeited or lost, or if Landlord shall be in danger of being subject to criminal and/or civil liability or penalty (other than a fine which Tenant agrees to pay or in regard to which Tenant provides to Landlord an indemnity of Landlord by an Acceptable Guarantor) by reason of noncompliance therewith. The Obligations of Tenant to indemnify Landlord under this SECTION 7.4 shall survive the expiration or earlier termination of this Lease.

            SECTION 7.5 NO WASTE. Except in connection with the Demolition Work, Tenant will not do, permit or suffer any waste to or upon the Property or any part thereof. Tenant shall have the right at any time and from time to time to sell or dispose of any Equipment, subject to this Lease, which may have become obsolete or unfit for use or which is no longer useful, necessary or economical in the operation of the Property; PROVIDED, HOWEVER, that Tenant shall have substituted or shall promptly substitute for the property so removed from the Property other Equipment not necessarily of the same character but at least of equal quality in the performance of the particular function in question as that of the property so removed unless, in Tenant's reasonable opinion as set forth in a written notice to Landlord, the property so removed was performing an obsolete function or a function no longer required in connection with the then current use of the Property and replacement thereof is not necessary or appropriate to maintain, without impairment, the operation or character of the Property, its use and occupancy by Subtenants or its overall value.

            SECTION 7.6 RIGHT OF ENTRY. Landlord (and its designee(s)) shall have the right to enter upon the Property, or any part thereof, at any time during the term hereof, for the purpose of ascertaining the condition of the Property or whether Tenant or any Subtenant is observing and performing their respective obligations hereunder, all without hindrance or molestation from Tenant or any Person claiming by, through or under Tenant. The above mentioned rights of entry shall be exercisable (other than in the case of an emergency) at reasonable times, at reasonable hours and on reasonable, prior written notice, and Landlord shall use reasonable efforts to minimize interference with Tenant and any Subtenants, and shall exercise such right under the supervision of Tenant's (and any such Subtenant's) employees, agents or designees provided the same are made reasonably available to Landlord for such purpose upon reasonable advance notice to Tenant and any such Subtenant (as applicable).

            SECTION 7.7 UTILITIES; SERVICES; NO LANDLORD RESPONSIBILITY. Tenant shall be responsible for all charges for gas, electricity, light, heat, water, sewerage and power, for protective and security services, for telephone and other communication services, and for all other public or private utility services which shall be used, rendered or supplied upon or in connection with the Property, or any part thereof, at any time during the term of this Lease. Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Property, nor shall Landlord have any duty or obligation to make any Alteration or repair to the Property. Tenant assumes the full


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and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Property.

            SECTION 7.8 ENVIRONMENTAL. Tenant shall not undertake, permit or suffer any Environmental Activity at the Property other than (a) in compliance with all applicable Insurance Requirements and Legal Requirements and (b) in such a manner as shall keep the Property free from any lien imposed in respect or as a consequence of such Environmental Activity. Tenant shall take all necessary steps to ensure that any permitted Environmental Activity undertaken or permitted at the Property is undertaken in a manner as to provide prudent safeguards against potential risks to human health or the environment or to the Property. Tenant shall notify Landlord within twenty-four (24) hours after Tenant becomes aware of the release or discharge of any Hazardous Materials from or at the Property and Tenant shall forthwith remediate or remove such Hazardous Materials, subject to the last sentence of this SECTION 7.8. Landlord shall have the right from time to time to conduct an environmental audit of the Property, PROVIDED Landlord has reasonable cause to believe (i) Hazardous Materials have been released or discharged or is otherwise present at the Property or (ii) Tenant is otherwise in violation of any Legal Requirement or Insurance Requirement relating to Hazardous Materials, and Landlord provides written notice of its intention to conduct an environmental audit together with a statement setting forth the reasons therefor. Tenant shall cooperate in the conduct of such environmental audit. The cost of such audit shall be payable by Tenant upon Landlord's demand therefor; PROVIDED, HOWEVER, that if Tenant objects to such audit by written notice received by Landlord prior to the initiation of such audit and such audit (and any more-detailed environmental audit of the same circumstances (e.g., a so-called phase II environmental assessment)) fails to identify any Environmental Activity in violation of Legal Requirements, Landlord shall pay the costs of such audit. Such audit shall be performed at reasonable times, at reasonable hours and on at least five (5) Business Days notice (except in the case of an emergency), Landlord shall make reasonable efforts to minimize interference with Tenant and any Subtenants, and shall require its audit contractor to carry commercial liability insurance in a commercially reasonable amount, naming Tenant and Landlord as additional insureds, and to deliver Tenant evidence thereof no less than five (5) Business Days prior to commencing such audit. Notwithstanding anything to the contrary in the foregoing portions of this SECTION 7.8: (A) nothing contained in this
SECTION 7.8 shall require Tenant to remove or remediate any Hazardous Waste unless required to do so by Legal Requirements; and (B) Tenant shall have the right, in accordance with SECTION 7.4, to contest the validity of any Legal Requirement applicable to the remediation or removal of Hazardous Materials, PROVIDED Tenant forthwith takes all necessary steps to prevent any further discharge or release of Hazardous Materials or any other or further deterioration to the Property caused by Hazardous Materials; PROVIDED, HOWEVER, that, in any event, Tenant may not delay such remediation or removal during the pendency of such contest if the presence of such Hazardous Materials poses an imminent threat to the Property or any persons or if such delay could expose Landlord to increased liability arising from such Hazardous Materials.

            SECTION 7.9 EQUITABLE RELIEF. Tenant hereby acknowledges that Landlord may suffer irreparable harm by reason of a breach or threatened breach of the provisions of this ARTICLE VII, and, accordingly, in addition to any other remedy that Landlord may have under this Lease or as may be permitted by applicable law, Landlord shall be entitled to seek to enjoin the action, activity or inaction that gives rise to such breach or threatened breach by Tenant.

            SECTION 7.10 WINDOWS. Tenant shall not clean or require, permit, suffer or allow any window in the Improvements to be cleaned from the outside in violation of Section 202 of the Labor Law or any other Legal Requirements or Insurance Requirements.


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            SECTION 7.11 ADVERSE POSSESSION. Tenant shall not suffer or permit the Property or any portion thereof to be used by the public or any Person without restriction or in such manner as would, with the lapse of time, impair title to the Property or any portion thereof, or create the basis for a legitimate claim or claims of adverse usage or adverse possession by the public, as such, or any Person, or of implied dedication of the Property, or any portion thereof.

            SECTION 7.12 PRE-POSSESSION OBLIGATIONS. Except as expressly set forth hereunder or in a separate agreement between ESDC and Tenant, Tenant shall have no rights, obligations or liability in respect of the Property prior to the delivery of Possession.


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                                  ARTICLE VIII
                                     REPAIRS

            SECTION 8.1 REPAIRS.

            (a) MAINTENANCE OF PROPERTY. As set forth in SECTION 7.3 hereof, Tenant shall (i) maintain the Property for its Permitted Uses, and (ii) make all repairs, restorations and replacements thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, and foreseen and unforeseen.

            (b) QUALITY OF REPAIRS. Except as provided in SECTION 7.4 hereof, all repairs, restorations and replacements shall be at least equivalent in standard and quality to the standard and quality of the original work or property replaced, as the case may be. All repairs, restorations and replacements shall be sufficient for the proper maintenance and operation of the Property and shall be made in compliance with all Legal Requirements and Insurance Requirements, the requirements of the DUO and in compliance with the applicable provisions of ARTICLE IX hereof as if such repairs, restorations or replacements were Alterations thereunder.

            (c) EQUIPMENT; ACCESS. Tenant covenants and agrees that throughout the term of this Lease (i) all Equipment shall be maintained in good and safe operating order and repair, and (ii) the Property shall, at all times, have adequate means of ingress and egress to and from the public streets and the sidewalks used in connection therewith. Tenant shall obtain and maintain, or cause the Subtenants to obtain and maintain, any and all permits required in connection with the operation of all portions of the Property and each Demised Space. Landlord shall not be required to furnish or obtain any permits, or to make any repairs or Alterations, in, or to, the Property or the Equipment during the term of this Lease. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Property and the Equipment.


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                                   ARTICLE IX
                                   ALTERATIONS

            SECTION 9.1 REQUIREMENTS FOR ALTERATIONS. Subject to the provisions of this ARTICLE IX, Tenant shall have the right to make Alterations in and to the Property. In addition to the provisions of this ARTICLE IX, all Alterations are subject to the provisions of SECTIONS 6.3, 6.8, 6.10 and 6.11 hereof.

            SECTION 9.2 MAJOR ALTERATIONS.

            (a) CONDITIONS TO PERFORMANCE. In addition to the requirements of
SECTION 9.1 hereof (A) if the reasonably estimated cost of any proposed Alteration in or to the Property or any portion thereof equals or exceeds Two Million Dollars ($2,000,000) calculated with respect to the Property as a whole (Adjusted for Inflation from and after the Substantial Completion Date), excluding the cost of interior cosmetic and decorative items included in such Alteration, either individually or in the aggregate with other Alterations in or to the Property or any portion thereof undertaken by the same party during any Lease Year in connection with a single job that is performed in stages (each, a "$2,000,000+ ALTERATION"), (B) to the extent that any portion of any Alteration involves work which will affect any Structural Component other than by having a Nonadverse Structural Effect (each, a "STRUCTURAL ALTERATION"), or (C) to the extent that any portion of any Alteration affects any portion of the Property that is governed by any element of the DUO (each, a "DUO ALTERATION"; any Alteration described by clauses (B) or (C) above, a "DUO/STRUCTURAL ALTERATION"; any Alteration described by clauses (A), (B) or (C) above, a "MAJOR ALTERATION"):

                  (i) Tenant shall furnish to Landlord the following, in respect only of a DUO/Structural Alteration, at least thirty (30) Business Days prior to commencement of any such DUO/Structural Alteration, complete proposed Final Plans and Specifications for such DUO/Structural Alteration (which shall include complete information and dimensions necessary for the construction and finishing of the applicable DUO/Structural Alteration and for any engineering required in connection therewith (both standard architectural drawings and in electronic format (including CAD drawings)), prepared by an Architect or by a reputable, licensed professional engineer selected by Tenant (or any Subtenant, as applicable), which submittal shall comply with all applicable Legal Requirements and Insurance Requirements, and any other drawings, information or samples which Landlord may reasonably request, all of the foregoing to be subject to Landlord's review and approval (1) in respect of any DUO Alteration, only for compliance with the DUO in accordance with the procedures, and within the time periods, applicable to the review and approval of "Design Development Plans" and "Final Plans", as the case may be, as prescribed in the applicable DUO Exhibit and (2) in respect of any Structural Alteration, in accordance with the procedures, and within the time periods, applicable to the review and approval of "Design Development Plans" and "Final Plans", as the case may be, as prescribed in EXHIBIT E-6 attached hereto; PROVIDED, HOWEVER, (A) Construction Work in connection with any DUO/Structural Alteration shall not commence until Landlord shall have approved the proposed Final Plans and Specifications for such DUO/Structural Alteration (it being agreed that Landlord's disapproval of one or more DUO/Structural Alterations shall not impede Tenant's right to proceed pursuant hereto with any Landlord approved DUO/Structural Alteration so long as the Alteration being pursued is not related in any way to the Alteration that has not been approved by Landlord), and (B) that Landlord's approval of the proposed Final Plans and Specifications (or any modifications thereto) shall not be, nor shall be construed as


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being, or relied upon as, a determination that any such proposed Final Plans and
Specifications (or any modifications thereto) comply with any Legal Requirements or Insurance Requirements;

                  (ii) Tenant shall furnish to Landlord, at least ten (10) Business Days prior to commencement of any $2,000,000+ Alteration, any one of the following: (A) cash or an irrevocable letter of credit in such amount as shall be satisfactory to Landlord; (B) payment and performance bonds in forms and by sureties reasonably satisfactory to Landlord; (C) a guaranty in form and from a creditworthy entity reasonably satisfactory to Landlord; or (D) such other security as shall be reasonably satisfactory to Landlord (it being agreed that an acceptable guaranty of an Acceptable Guarantor shall be security reasonably satisfactory to Landlord under this SECTION 9.2(a)(ii)); and

                  (iii) Each such Major Alteration shall be conducted under the supervision of a reputable and experienced architect, engineer or construction professional reasonably acceptable to Landlord (it being acknowledged that, pursuant to SECTION 6.1(d) hereof, a DUO/Structural Alteration may require the participation of the Design Architect, an other Architect or an Engineer).

            (b) Each Major Alteration subject to SECTION 9.2(a) hereof shall conform substantially and in all material respects to the Final Plans and Specifications approved therefor pursuant to SECTION 9.2(a)(i) hereof, and any other Alteration for which Final Plans and Specifications were submitted to Landlord pursuant to SECTION 9.2(c) hereof shall conform substantially and in all material respects to such Final Plans and Specifications.

            (c) MODIFICATION OF FINAL PLANS AND SPECIFICATIONS. In the event Tenant shall desire to modify Final Plans and Specifications that Landlord has theretofore approved pursuant to SECTION 9.2(a)(i) hereof, Tenant shall submit the proposed modification to Landlord (which proposed modification shall comply with all applicable Legal Requirements). Landlord shall review the proposed modification in accordance with the provisions of SECTION 6.2(d) hereof and the applicable portions of the DUO, if any.

            (d) ALTERATIONS CERTIFICATION. If Legal Requirements require that plans be submitted to the New York City Department of Buildings in respect of a given Alteration, Tenant shall deliver to Landlord at least seven (7) Business Days prior to the commencement of work in respect thereof a certification (the "ALTERATIONS CERTIFICATION") signed by a Qualified Certifying Party of Tenant
(i) describing the applicable Alteration, (ii) setting forth the reasonably estimated cost thereof and (iii) stating whether such Alteration will or will not affect any Structural Component (or if such Alteration will affect a Structural Component, stating whether or not such Alteration will have only a Nonadverse Structural Effect) and will or will not affect any element of the DUO. A copy of the Final Plans and Specifications, if any, prepared for any such Alteration shall be submitted with the Alterations Certification, and the architect or engineer who prepared such plans and specifications shall also sign the Alterations Certification. If the statement set forth in the Alterations Certification indicates that the Alteration in question will affect any Structural Component (other than by having a Nonadverse Structural Effect) or any element of the DUO or is otherwise untrue, or if Tenant fails to submit an Alterations Certificate, the applicable Alteration shall be subject to the requirements of SECTION 9.2(a) hereof and the commencement of the Alteration without compliance with the requirements of SECTION 9.2(a) hereof shall constitute a Default hereunder.

            SECTION 9.3 REIMBURSEMENT OF EXPENSES OF REVIEW. Tenant shall reimburse Landlord for the commercially reasonable, actual out-of-pocket fees and expenses of any Architect or Engineer selected by Landlord to review any plans and specifications for any Alteration (i) subject to


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SECTION 9.2(a) hereof or (ii) the correctness of the Alterations Certification associated therewith is being contested by Landlord; PROVIDED, HOWEVER, that (a) such fees and expenses shall be limited to those incurred in reviewing the portion of such plans and specifications governed by any element of the DUO or affecting a Structural Component (other than by having a Nonadverse Structural Effect), and (b) Tenant's reimbursement obligation under this SECTION 9.3 shall not exceed one-half percent (0.5%) of the cost of such Alteration.

            SECTION 9.4 DISPUTES. Disputes regarding any aspect of this ARTICLE IX, other than those expressly stated otherwise or those that pertain to the DUO, may be referred to arbitration pursuant to SECTION 16.3 hereof.


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                                    ARTICLE X
                                    INSURANCE

            SECTION 10.1 INSURANCE. At all times during the term of this Lease after the Vesting Date, Tenant shall keep and maintain, or cause to be kept and maintained, policies of:

            (a) commercial property insurance on the Improvements and Tenant's personal property covering, at a minimum, the perils insured under the ISO special causes of loss form (CP 10 30) (or a substitute form providing equivalent coverage) (including (i) debris removal, demolition and increased cost of construction that are caused by operation of Legal Requirements regulating the construction or repair of damaged facilities, (ii) flood (subject to SECTION 10.1(i) hereof) and, to the extent available at commercially reasonable rates, earth movement coverage, and (iii) coverage against collapse and including an ordinance and law endorsement, in an amount not less than the then Full Insurable Value subject to the foregoing qualification with respect to flood and earthquake insurance and subject to commercially reasonable deductibles reasonably approved by Landlord;

            (b) commercial general liability insurance written on ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage, which shall include a broad form CGL endorsement if the substitute form is a 1973 edition CGL form), which shall cover liability arising from Property operations, independent contractors, products and completed operations, personal injury and advertising injury and liability assumed under an insured contract, protecting and indemnifying Tenant and Landlord, from and against any and all claims for damages or injury to person or property or for loss of life or of property occurring upon, in, or about the Property and the adjoining streets, vaults, sidewalks and passageways, such insurance to afford immediate protection, to the limit of not less than Fifty Million Dollars ($50,000,000) (as such sum shall be Adjusted for Inflation from the Commencement Date) per occurrence and Fifty Million Dollars ($50,000,000) (as such sum shall be Adjusted for Inflation from the Commencement Date) in the aggregate for all occurrences within each policy year; such policy shall include a provision that said aggregate limit shall apply separately at the Property, or, alternatively, such coverage shall be in an amount not less than One Hundred Million Dollars ($100,000,000) (as such sum shall be Adjusted for Inflation from the Commencement Date) per occurrence and in the aggregate, and that said insurer will provide notice to the Landlord if said aggregate is reduced by either payments of a claim or establishment of a reserve for claims if said payments or reserves exceed Five Million Dollars ($5,000,000); Tenant agrees that if the aggregate limit is reduced by the payment of a claim or establishment of a reserve to take all practical immediate steps to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy;

            (c) boiler and pressure vessel insurance including pressure pipes;

            (d) from and after Substantial Completion, business interruption insurance (except with respect to the NYTC Component) in an amount no less than the sum of PILOT, Adjusted Gross Revenues and Theater Surcharge for one (1) year as determined by Tenant, subject to Landlord's prior written approval and adjustments from time to time but not more frequently than once annually for the first five (5) years after the Commencement Date and thereafter not more frequently than once every two (2) years, and which insurance shall be payable to Landlord or Tenant, as their respective interests may appear;

            (e) workers' compensation and employers liability insurance covering all persons employed at or in respect of the Property, with statutorily required limits; workers' compensation


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insurance shall include policy endorsements providing an extension of the policy to cover the liability of the insured under the "Other States Coverage";

            (f) business automobile liability insurance covering liability arising out of any vehicle (including owned, non-owned, leased, rented and/or hired vehicles) insuring against liability for bodily injury, death and property damage in an amount not less than Five Million Dollars ($5,000,000) (as such sum shall be Adjusted for Inflation every five (5) years after the Commencement
Date) each accident limit;

            (g) during the performance of any Construction Work, builder's risk completed value form insurance covering the perils insured under the ISO special causes of loss form, including collapse, water damage, transit, flood (subject to SECTION 10.1(i) hereof) or equivalent coverage under Tenant's "all risk" policy, and, to the extent available at commercially reasonable rates, earth movement coverage, with deductible reasonably approved by any Recognized Mortgagee (and, if none, by Landlord), in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction) and covering the full insurable value (exclusive of the cost of noninsurable items, such as excavation, foundations, and footings) of all equipment, supplies and materials at any off-site storage location used with respect to the Property (subject to the foregoing qualification with respect to earthquake insurance) and subject to commercially reasonable deductibles reasonably approved by Landlord;

            (h) during the performance of any Construction Work, commercial general liability insurance, as required in SECTION 10.1(b) hereof, in an amount of not less than $100,000,000 per occurrence and in the aggregate;

            (i) flood insurance, if the Property or any part thereof is located in an area identified by the Secretary of Housing and Urban Development, or any successor thereto, as an area having special flood hazards and in which flood insurance has been made available and to the maximum extent available under the national Flood Insurance Act of 1968, as amended;

            (j) pollution liability insurance with limits of not less than Five Million Dollars ($5,000,000) (as such sum shall be Adjusted for Inflation from the Commencement Date) per occurrence and in the aggregate with a deductible of no more than $1,000,000 (as such sum shall be Adjusted for Inflation), providing coverage for bodily injury or property damage arising from, or cleanup of, actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of Hazardous Materials from, on, under, in or onto the Property, including any loss, cost or expense incurred as a result of the investigation, settlement or defense of any claim, suit, or proceedings against Landlord, including the payment of any monetary awards of compensatory damages, arising from any such occurrence;

            (k) insurance to keep all glass in the Property and in the perimeter and demising walls thereof, and the frames for such glass, insured against damage (including temporary repairs) subject to commercially reasonable deductibles reasonably approved by Landlord;

            (l) while any of the Improvements or any portions thereof are being removed, in transit or at an off-site location, trip transit, installation floater and bailee floater insurance (or any substitute form providing equivalent coverage) covering the perils insured under the ISO special causes of loss form, including collapse, water damage, transit, flood (subject to SECTION 10.1(i)


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hereof), and, to the extent available at commercially reasonable rates, earth movement coverage, with deductible reasonably approved by any Recognized Mortgagee (and if none, by Landlord), in nonreporting form, covering the Full Insurable Value of such Improvements; and

            (m) such other insurance and in such amounts as may from time to time be then customarily carried by owners of comparable Class "A" office buildings (as understood on the date hereof) in midtown Manhattan.

            SECTION 10.2 REQUIREMENTS FOR POLICIES. All insurance provided for in this ARTICLE X (and in any other provision of this Lease) shall:

            (a) be effected under standard form policies issued by insurers of recognized responsibility, authorized to do business in the State of New York, which are rated no less than "A-/VII" in the then current edition of Best's Insurance Report (or the then equivalent of such rating); PROVIDED, HOWEVER, that insurers providing coverage in excess of the amounts required by SECTION
10.1 hereof may have a lower rating than the rating indicated in this SECTION 10.2(a) so long as any such insurers providing such excess coverage and having a lower rating than is required by the first clause of this SECTION 10.2(a) are not treated as "co-insurers" hereunder of the amounts set forth in SECTION 10.1 hereof;

            (b) as to any policies of insurance of the character described in SECTIONS 6.1(c)(vi), 10.1(a), 10.1(c), 10.1(d), 10.1(g), 10.1(i), 10.1(j),
10.1(k), 10.1(l) and 10.1(m) hereof (if applicable), expressly provide that any losses thereunder, subject to SECTION 10.6 hereof, shall be adjusted with Landlord and Tenant. All such insurance shall be carried in the name of Tenant or an applicable Subtenant and shall name the Landlord, other Public Parties and any property managers retained by Landlord as additional insureds thereunder. Any loss thereunder shall be made payable to Landlord (PROVIDED that if Depositary has been appointed to receive such funds, then to such Depositary), and Tenant, as their respective interests may appear; and

            (c) to the extent obtainable, contain an agreement by the insurer that such policy shall not be cancelled or materially altered to reduce the amount or the extent of any coverage afforded thereunder without at least thirty
(30) days' prior written notice to Landlord, and shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss.

            SECTION 10.3 WAIVER OF SUBROGATION.

            (a) WAIVER OF SUBROGATION. Each of the parties hereto shall include in each of its policies insuring against loss, damage or destruction by fire or other insured casualty relating to the Property a waiver of the insurer's right of subrogation against the other party hereto, or, if such waiver is unobtainable (i) an express agreement that such policy shall not be invalidated if Tenant waives or has waived before the casualty the right of recovery against the other party hereto or (ii) any other form of permission for the release of the other party hereto, provided such waiver, agreement or permission is obtainable under normal commercial insurance practice at the time. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the party hereto shall so notify the other party hereto promptly after notice thereof. If the other party hereto shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall (if obtainable) be included in the policy.


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            (b) WAIVER OF RIGHT OF RECOVERY. As long as the insurance policies of each party hereto include the waiver of subrogation or agreement or permission to release liability referred to in SECTION 10.3(a) hereof, such party, to the extent that such insurance is in force and collectible, hereby waives, for itself and those claiming through and under it, any right of recovery against the other party hereto and its agents for any loss occasioned by fire or other insured casualty. If at any time any insurance policies of any party hereto shall not include such or similar provisions, the waivers set forth in the immediately preceding sentence shall be of no further force or effect.

            SECTION 10.4 DELIVERY OF POLICIES.

            (a) ORIGINAL POLICIES. Prior to the Vesting Date and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this ARTICLE X, Tenant shall deliver to Landlord a certified copy of the policies required by this ARTICLE X or insurance certificates (in forms reasonably acceptable to Landlord) binding the insurer certifying the issuance of such policies, bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Landlord of such payment, or certificates evidencing same.

            (b) INSURER CERTIFICATION. Tenant shall, upon the written request of Landlord, obtain and deliver to Landlord, within twenty (20) Business Days after the date of any such request, a written certification from Tenant's insurer or independent insurance agent describing in reasonable detail the insurance policies then being maintained by Tenant in accordance with the requirements of this ARTICLE X.

            SECTION 10.5 SEPARATE INSURANCE. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this ARTICLE X to be furnished by, or which may reasonably be required to be furnished by, Tenant unless Landlord is included therein as an insured, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord of the taking out of any such separate insurance and shall deliver the policy or policies as provided in SECTION 10.4 hereof.

            SECTION 10.6 COOPERATION; ADJUSTMENT. Landlord and Tenant shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, but the same shall be at the sole cost and expense of Tenant. If Tenant shall fail promptly and with due diligence to make claim for and use good faith efforts to collect any insurance monies that are so due, Landlord, upon twenty (20) Business Days prior written notice to Tenant, may make claim for and collect the same directly on behalf of and in the name of Landlord and Tenant. The aforesaid notice shall include the following, in boldface print: "IN THE EVENT THAT TENANT FAILS TO MAKE A CLAIM FOR AND TO COLLECT INSURANCE PROCEEDS, AS REQUIRED IN SECTION 10.6 OF THE LEASE, AND SUCH FAILURE CONTINUES FOR TWENTY (20) BUSINESS DAYS AFTER DELIVERY OF THIS NOTICE, LANDLORD SHALL BE ENTITLED TO MAKE SUCH CLAIM AND COLLECT SUCH PROCEEDS.". Landlord (in the event that claim in question is for an amount in excess of $5,000,000), Tenant and, if required by the terms of the applicable Recognized Mortgage, the Recognized Mortgagee most senior in lien, shall be entitled to participate in any negotiations with the insurer regarding the adjustment of claims for damage to the Property, and any settlement agreement shall be subject to the approval of Landlord (in the event that claim in question is for an amount in excess of $5,000,000), Tenant and such Recognized Mortgagee, such approval not to be unreasonably withheld.


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            SECTION 10.7 APPROVAL BY LANDLORD. No approval by Landlord of any insurer shall be construed to be a representation, certification or warranty of such insurer's solvency and no approval by Landlord as to the amount, type or form of any insurance shall be construed to be a representation, certification or warranty of such insurance's sufficiency. Tenant shall be solely responsible for covering the deductibles under the insurance policies provided hereunder regardless of whether Landlord has approved the amount of such deductibles.

            SECTION 10.8 DEPOSITARY. Subject to SECTION 10.9 hereof, any loss under all policies required by any provision of this Lease insuring against damage to the Property by fire or other casualty shall be payable to the Depositary, except that amounts of less than Three Hundred Fifty Thousand Dollars ($350,000) (as such sum shall be Adjusted for Inflation from the Commencement Date) shall be payable in trust directly to Tenant for application to the cost of Restoration in accordance with ARTICLE XI hereof.

            SECTION 10.9 SECURITY FOR COMMERCIAL PROPERTY INSURANCE PREMIUM.

            (a) Tenant: (i) on behalf of the FC Member, shall, on or prior to the Delivery Date, deposit the sum of $25,000 with Landlord (the "CASH DEPOSIT") as security for the full and faithful performance and observance by Tenant of Tenant's covenants or obligations under SECTION 10.1(a) hereof; and (ii) on behalf of NYTC Member, shall, simultaneously with the execution of this Lease, provide to Landlord a guaranty (the "INSURANCE GUARANTY"; and together with the Cash Deposit, the "SECURITY DEPOSIT"), satisfactory to Landlord, by NYTC, of Tenant's Obligations under SECTION 10.1(a) hereof, guarantying such obligations up to $75,000. If on the fifth anniversary of the Commencement Date, Tenant shall have fully performed its obligations under SECTION 10.1(a) hereof, Landlord shall reduce (1) the amount of the Cash Deposit to $12,500 and (2) the value of the Insurance Guaranty to $37,500. The Security Deposit shall be Adjusted for Inflation once every five (5) years beginning on the tenth anniversary of the Commencement Date; PROVIDED, HOWEVER, if prior to the fifth anniversary of the Commencement Date Landlord shall have sent notice to Tenant that Tenant is or has ever been in default of the provisions of this SECTION 10.1(a), the amount of the Security Deposit shall be Adjusted for Inflation once every five (5) years beginning on the fifth anniversary of the Commencement Date.

            (b) In lieu of the Cash Deposit, Tenant may deliver a Letter of Credit, which Letter of Credit shall have a term of not less than one year, be for the account of Landlord, be in the amount of the Cash Deposit and be fully transferable by Landlord without the payment of any fees or charges, it being agreed that if any such fees or charges shall be so imposed, then such fees or charges shall be paid by Tenant. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the term of this Lease, unless the Issuing Bank sends notice (the "NON-RENEWAL NOTICE") to Landlord and Tenant by certified mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. If the Issuing Bank sends a Non-Renewal Notice to Landlord and Tenant, then at least twenty (20) days prior to the expiration of the Letter of Credit (and each subsequent Letter of Credit), Tenant shall deliver to Landlord either (A) cash in the amount of the Security Deposit or (B) a renewal or new Letter of Credit in the same amount as the Security Deposit. If Tenant fails to deliver either the cash or renewal or new Letter of Credit as specified above prior to the expiration of such twenty-day period, then Landlord shall have the right to draw upon the existing Letter of Credit and to receive the monies represented by the existing Letter of Credit and to hold such proceeds pursuant to the terms of this SECTION 10.9 as the Cash Deposit pending the replacement of such Letter


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of Credit. The Letter of Credit shall provide that if the Landlord does not send notice to the Issuing Bank that Tenant is or has ever been in default of the provisions of SECTION 10.1(a) hereof, the amount of the Letter of Credit shall be reduced to $12,500 on the fifth anniversary of the Commencement Date and thereafter, such amount shall be deemed to be the "Security Deposit" hereunder.

            (c) If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants or obligations under SECTION 10.4(a) hereof in respect of the policies to be maintained under SECTION 10.1(a) hereof, Landlord may use, apply or retain the whole or any part of the Security Deposit and the interest accrued thereon, if any, to the extent required for the payment of any insurance premium required to meet Tenant's obligations under SECTION 10.1(a) hereof. If Landlord shall so use, apply or retain the whole or any part of the Security Deposit and the interest accrued thereon, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained. If Tenant shall fully and faithfully comply with all of Tenant's obligations under SECTION 10.4(a) hereof in respect of the policies to be maintained under SECTION 10.1(a) hereof, the Security Deposit (including interest thereon) or any balance thereof, shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Property. In the event of any sale of Landlord's interest in the Lease, Landlord shall have the right to assign its interest in the Security Deposit to the transferee or assignee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.


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                                   ARTICLE XI
                             DAMAGE AND DESTRUCTION

            SECTION 11.1 DAMAGE AND DESTRUCTION.

            (a) RESTORATION. If, at any time during the term of this Lease, all or any part of the Property or any portion thereof shall be destroyed or damaged in whole or in part by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (each, a "CASUALTY"), Tenant shall: (i) give to Landlord immediate notice thereof, except that no notice shall be required if the estimated cost of repairs, restorations, replacements and rebuilding, including temporary repairs or the protection of other property pending the completion of any repair, restoration, replacement or rebuilding thereof (collectively, "RESTORATION") shall be less than One Hundred Thousand Dollars ($100,000.00); (ii) file all required documents and instruments with its insurers, and make such claims with its insurers as shall be necessary or advisable; and (iii) take such steps as shall be necessary or advisable to preserve any undamaged portion of the Property and to insure that the portions of the Property that are accessible to the public shall be safe and free from conditions hazardous to life and property. Subject to SECTION 11.1(g) hereof, Tenant shall, whether or not such Casualty shall have been insured, and whether or not insurance proceeds, if any, shall be sufficient for the purpose of such Restoration, diligently and with continuity (subject to Unavoidable Delays and commercially reasonable standards) repair, alter, restore, replace and rebuild (collectively, "RESTORE") the Property, as nearly as possible to the condition, quality and class of the Property existing immediately prior to such occurrence (using materials, equipment and construction techniques which are common at the time of the damage or destruction), with such Alterations as Tenant, with the consent of Landlord in accordance with the standards of review set forth in
ARTICLE IX hereof, shall elect to make, provided that after Restoration, the Property is in substantial conformity with the applicable Final Plans and Specifications and in compliance with the DUO. Each Restoration shall be performed in accordance with the provisions of this ARTICLE XI and the provisions of ARTICLE IX hereof as if such Restoration were an "ALTERATION" thereunder. In any case where this Lease shall expire or be terminated prior to the completion of a Restoration other than in connection with the exercise of the Purchase Option, Tenant shall account to Landlord for all amounts spent in connection with any Restoration which was undertaken and shall pay over to Landlord, within ten (10) days after demand, the remainder, if any, of the Restoration Funds previously received by it. Notwithstanding the foregoing, if a Casualty occurs during the last three (3) years of the term of this Lease and the Restoration is estimated pursuant to SECTION 10.1(d) hereof to require six
(6) months or longer after receipt of the insurance proceeds to complete, Tenant shall have the right to terminate this Lease by giving notice to Landlord to such effect no later than ninety (90) days after the occurrence of such fire or other casualty. In the event Tenant gives such notice, this Lease shall be deemed cancelled and terminated as of the date of the giving of such notice as if such date were the Scheduled Expiration Date, and neither party shall have any further rights or Obligations hereunder except such rights and Obligations which by their express terms survive the termination of this Lease.

            (b) NON-CONFORMING RESTORATION. If Tenant proposes a Restoration which does not conform to the condition, quality or class of the New Building as it existed immediately prior to the damage or destruction and such non-conformity would affect any element of the DUO (i.e., if the Restoration would result in any element of the New Building subject to the requirements of the DUO not being in substantially the same condition after the Restoration as it was immediately prior to the Casualty) or affects a Structural Component (other than by having a Nonadverse Structural Effect), Tenant shall give Landlord notice of such proposed nonconformity, and Landlord shall review and


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approve or disapprove such Construction Work in accordance with (i) the standard of review and time periods applicable to a Major Alteration under SECTION 9.2(a) hereof and (ii) the applicable portions of the DUO. If Landlord disapproves such Construction Work. Landlord's notice of disapproval shall state, in reasonable detail, the grounds for such disapproval.

            (c) COMMENCEMENT AND COMPLETION OF RESTORATION. Subject to Unavoidable Delays and to the applicable provisions of the Site 8 South Subway Agreement, Tenant shall commence the Restoration within one hundred eighty (180) days after the date of the occurrence of the applicable damage or destruction; PROVIDED, HOWEVER, that if Tenant's Recognized Mortgagee allows Tenant to commence Restoration within a longer period, but not greater than one (1) year after the date of occurrence of the applicable damage or destruction, then Tenant shall be permitted to commence the Restoration required hereunder within one year after the date of such occurrence. Once commenced, Tenant shall diligently and continuously prosecute any such Restoration to completion.

            (d) RESTORATION ESTIMATE. Tenant shall, within ninety (90) days (or such longer period as is permitted by Tenant's Recognized Mortgagee, not to exceed one hundred eighty (180) days) after the occurrence of damage or destruction to the Property, deliver to Landlord a statement (the "INITIAL RESTORATION ESTIMATE") prepared by an Architect or an Engineer, approved (or deemed approved) by Landlord pursuant to SECTION 6.1(d)(ii) hereof), setting forth such Person's estimate as to the time required to perform the Restoration and the estimated cost of the Restoration. Landlord, at Tenant's expense, may engage a registered architect or a licensed professional engineer to prepare its own Initial Restoration Estimate, and Tenant shall reimburse Landlord for such expense within ten (10) Business Days after demand therefor by Landlord.

            (e) LANDLORD'S RIGHTS. Landlord in no event shall be obligated to Restore the Property or any portion thereof or to pay any of the costs or expenses thereof. If Tenant shall fail or neglect to diligently Restore (subject to Unavoidable Delays) the Property or the portion thereof so damaged or destroyed, or having so commenced such Restoration, shall fail to diligently and continuously complete the same in accordance with the terms of this Lease and any such failure shall continue for twenty (20) Business Days after written notice to Tenant specifying such failure in reasonable detail, or if prior to the completion of any such Restoration by Tenant, this Lease shall expire or be terminated for any reason (other than the acquisition of fee title by Tenant), then Depositary shall not make any payment of Restoration Funds to Tenant hereunder and shall pay any such Restoration Funds to Landlord who may retain such Restoration Funds without any claim on the part of Tenant thereto and shall apply such Restoration Funds in any order Landlord may elect but only toward the payment of the cost of the Restoration or the payment of any Charges or other sums due and owing to Landlord hereunder.

            (f) ADDITIONAL RESTORATION REQUIREMENTS. If the estimated cost of any Restoration required by the terms of this ARTICLE XI is equal to or greater than Three Hundred Fifty Thousand Dollars ($350,000) and exceeds the Restoration Funds available for such Restoration, then, prior to the commencement of such Restoration or thereafter if it is determined that the cost to complete such Restoration exceeds the unapplied portion of such Restoration Funds, Tenant shall deposit with Depositary a bond, cash, Letter of Credit or other security reasonably satisfactory to Landlord in the amount of such excess (it being agreed that an acceptable guaranty of an Acceptable Guarantor shall be reasonably acceptable to Landlord for the purpose of this SECTION 11.1(f) so long as the estimated cost of Restoration is less than or equal to $10,000,000), to be held and applied by


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Depositary in accordance with the provisions of SECTION 11.3 hereof, as security for the completion of such Restoration in accordance with this ARTICLE XI.

            (g) PURCHASE OPTION. At any time from and after the tenth (10th) anniversary of the Delivery Date, in the event of a Substantial Casualty, Tenant may exercise the Purchase Option in accordance with ARTICLE V hereof. In the event Tenant does so exercise the Purchase Option, Tenant shall not be required to Restore hereunder and Landlord shall be deemed to have waived any of Landlord's interest in any Casualty insurance proceeds as set forth in SECTION
5.2 hereof (and Landlord shall confirm such waiver in writing to Tenant within ten (10) days of Tenant's request for such waiver).

            (h) SURVIVAL. Tenant's obligations under this SECTION 11.1 shall survive the expiration or earlier termination of this Lease.

            SECTION 11.2 RESTORATION FUNDS.

            (a) PAYMENT TO DEPOSITARY. Subject to the provisions of SECTION 11.3 hereof, Depositary shall pay over to Tenant from time to time, upon the following terms, any monies which may be received by Depositary from insurance obtained or maintained by or for the benefit of Tenant for the Restoration (other than rent insurance) (the "RESTORATION FUNDS"); PROVIDED, HOWEVER, that Depositary, before paying such monies over to Tenant, shall be entitled to reimburse itself, Tenant and Landlord therefrom to the extent, if any, of the necessary, reasonable and proper expenses (including reasonable attorneys' fees) paid or incurred by each of the foregoing in the collection of such monies. If the Restoration Funds are Three Hundred Fifty Thousand Dollars ($350,000) or less, the same shall be paid directly to Tenant in trust for the Restoration. If the Restoration Funds are more than Three Hundred Fifty Thousand Dollars ($350,000), Depositary shall pay to Tenant, in the manner provided in this
SECTION 11.2 and SECTION 11.3 hereof, the Restoration Funds for the Restoration. If the net Restoration Funds after payment of the aforementioned expenses of collection shall be insufficient to pay the entire cost of the Restoration, as determined in accordance with SECTION 11.1(d) hereof, Tenant shall deposit the amount of such shortfall with Depositary to be held and disbursed by Depositary in the same manner as the other Restoration Funds.

            (b) RETAINAGE OF RESTORATION FUNDS. Subject to the provisions of
SECTION 11.3 hereof and to any provisions of the Recognized Mortgage most senior in lien setting forth additional, more stringent conditions for the disbursement of the Restoration Funds or the retainage of Restoration Funds not inconsistent herewith, the Restoration Funds shall be paid to Tenant in installments as the Restoration progresses, less retainage equal to ten percent (10%) until fifty percent (50%) of such Restoration is completed, and five percent (5%) until such Restoration is fully completed, upon application to be submitted by Tenant to Depositary and Landlord showing the cost of labor and materials (i) purchased and delivered to the Property for incorporation in such Restoration and that such materials have been insured by Tenant (including insurance against vandalism, theft, malicious mischief and the like) for one hundred percent (100%) of the cost thereof and stored at a reasonably secure and safe location at the Property, or (ii) incorporated therein since the last previous application, and due and payable or paid by Tenant. The Depositary shall release that portion of the retainage applicable to each trade upon completion by such trade of its portion of such Restoration. If any vendor's, mechanic's, laborer's or materialman's lien is filed against the Property or any part thereof, or if any public improvement lien relating to the Restoration is created or permitted to be created by Tenant and is filed against Landlord, or any assets of Landlord, and if such lien is not satisfied or discharged (by bonding or otherwise) within forty-five (45) days after


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filing of the lien, Tenant shall not be entitled to receive any further installment until such lien is satisfied or discharged (by bonding or otherwise). Notwithstanding the foregoing, the existence of any such lien shall not preclude Tenant from receiving any installment of Restoration Funds, PROVIDED such lien will be discharged with funds from such installment.

            (c) BALANCE OF FUNDS. Upon receipt by Landlord of evidence satisfactory to it that the Restoration has been completed except to an immaterial extent and paid for in full and that there are no liens on the Property as a result thereof and upon compliance with any provisions of the Recognized Mortgage most senior in lien pursuant to SECTIONS 11.2(b) and 11.3 hereof, the balance of the Restoration Funds shall be paid over to Tenant. Landlord shall recognize any full or partial assignment by Tenant to a Recognized Mortgagee of any portion of the Restoration Funds payable to Tenant pursuant to the foregoing sentence.

            (d) RESTORATION BY LANDLORD. If Landlord makes the Restoration at Tenant's expense, as provided in SECTION 11.1(e) hereof, then Depositary shall pay over the Restoration Funds to Landlord, upon request, to the extent not previously paid to Tenant pursuant to this SECTION 11.2, and Tenant shall pay to Landlord, within seven (7) Business Days after demand, any sums in excess of the portion of the Restoration Funds received by Landlord necessary to complete the Restoration. Upon completion of the Restoration, Landlord shall deliver to Tenant a certificate setting forth the expenditures made by Landlord for such Restoration and Landlord shall pay to Tenant any amount of Restoration Funds received by Landlord in excess of the amount necessary to complete the Restoration.

            SECTION 11.3 CONDITIONS PRECEDENT TO DISBURSEMENT. The following shall be conditions precedent to the payment of each installment of Restoration Funds to Tenant as provided in SECTION 11.2 hereof, together with any additional conditions imposed by the Recognized Mortgage most senior in lien which is required to or has agreed to make such Restoration Funds available for the cost of Restoration:

            (a) there shall be submitted to Depositary and Landlord the certificate of the aforesaid Architect or the aforesaid Engineer stating that
(i) the sum then requested to be withdrawn either has been paid by Tenant or is due and payable to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished services or materials for the Restoration and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said Persons in respect thereof, and stating in reasonable detail the progress of the Restoration up to the date of said certificate, accompanied by invoices from any such contractors, subcontractors, materialmen, engineers, architects and other Persons, (ii) no part of such expenditures has been or is being made the basis, in any previous or then pending requisition, for the withdrawal of the Restoration Funds or has been made out of the Restoration Funds previously received by Tenant, (iii) the sum then requested does not exceed the value of the services and materials described in the certificate, (iv) the materials, fixtures and equipment for which payment is being requested are in accordance with the applicable plans and specifications and changes thereto, approved, to the extent required hereunder, by Landlord, (v) except in the case of the final request for payment by Tenant, the balance of the Restoration Funds held by Depositary, together with any additional funds provided by Tenant to the Depositary, will be sufficient upon completion of the Restoration to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion, and (vi) in the case of the final request for payment by Tenant, the Restoration shall have been


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completed, substantially and in all material respects, in accordance with the provisions of ARTICLE IX hereof that are applicable to such Restoration;

            (b) there shall be furnished to Landlord an official search, or a certificate of a title insurance company reasonably satisfactory to Landlord, or other evidence reasonably satisfactory to Landlord, showing that there has not been filed any (i) vendor's, mechanic's, laborer's or materialman's statutory or other similar lien affecting the Property or any part thereof, or any public improvement lien with respect to the Property or the Restoration created or permitted to be created by Tenant affecting Landlord, or the assets of Landlord which have not been satisfied or discharged of record (by bonding or otherwise) within forty-five (45) days after the filing of the lien except such as will be discharged upon payment of the requisite amount out of the sum then requested to be withdrawn, and (ii) other liens or encumbrances against the Property other than Permitted Encumbrances; and

            (c) Tenant shall have delivered to Landlord and to Depositary waivers of mechanic's liens with respect to all of the Restoration, completed prior to the date of Tenant's payment application, on forms reasonably satisfactory to Landlord.

            SECTION 11.4 SECTION 227 OF REAL PROPERTY LAW. The provisions of this ARTICLE XI shall be deemed an express agreement governing any case of damage or destruction of the Property by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other laws of like import, now or hereafter in force, shall have no application in such case and are hereby waived by the parties hereto.

            SECTION 11.5 ADDITIONAL REQUIREMENTS FOR RESTORATION. The provisions of SECTIONS 6.9, 6.10, 6.11, 6.12, 6.13, 9.2(a) and 9.2(b) hereof shall be applicable to any Restoration as if the same were Alterations under such Sections.

            SECTION 11.6 EFFECT OF CASUALTY ON THIS LEASE. This Lease shall neither terminate, be forfeited nor be affected in any manner, nor shall there be a reduction or abatement of Charges by reason of damage to, or total, substantial or partial destruction of, the Improvements, or by reason of the untenantability of the Improvements or any part thereof, nor for any reason or cause whatsoever, except pursuant to the express provisions of this Lease. Except as so provided, Tenant's obligations hereunder, including the payment of Charges, shall continue as though the Improvements had not been damaged or destroyed and shall continue without abatement, suspension, diminution or reduction whatsoever


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                                   ARTICLE XII
                                  CONDEMNATION

            SECTION 12.1 CONDEMNATION.

            (a) SUBSTANTIAL TAKING. If, at any time during the term of this Lease, the whole or Substantially All Of the Property shall be the subject of a Taking, by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise such right then, (i) if such taking occurs after the tenth anniversary of the Delivery Date, Tenant may exercise the Purchase Option pursuant to the provisions of ARTICLE V hereof (and thereupon relinquish forever its right to be subject to the DUO and receive the correlative benefits thereof), or (ii) if Tenant does not so exercise the Purchase Option or if the same is not then exercisable by Tenant hereunder, this Lease and the term of this Lease shall terminate and expire on the date of such Taking. The term "SUBSTANTIALLY ALL OF" shall be deemed to mean such portion of the Property as, when so taken, in Tenant's reasonable judgment, would leave remaining a balance of the Property which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not under economic conditions, applicable zoning laws or building regulations then existing or prevailing, and after performance by Tenant of all covenants, agreements, terms and provisions contained herein or by Legal Requirements required to be observed or performed by Tenant, readily accommodate a new building or buildings of a nature similar to the Property and capable of producing a proportionately (i.e., proportional to the Rentable Square Feet not so taken) fair and reasonable net annual income or capable of supporting substantially similar activities as the Property.

            (b) SUBSTANTIAL TAKING; AWARD. If the whole or Substantially All Of the Property shall be taken as provided in this ARTICLE XII, then the condemnation award related thereto shall be paid to Tenant, subject to the rights of any Recognized Mortgagees.

            SECTION 12.2 DATE OF TAKING. For purposes of this ARTICLE XII, the "DATE OF TAKING" shall be deemed to be the earlier of: (a) the date on which actual possession of the whole or Substantially All Of the Property, or a part thereof, as the case may be, is acquired by any lawful power or authority pursuant to the provisions of the applicable federal or New York State law; and
(b) the date on which title to the Property or the aforesaid portion thereof shall have vested in any lawful power or authority pursuant to the provisions of the applicable federal or New York State law.

            SECTION 12.3 MINOR TAKING; CONDEMNATION RESTORATION.

            (a) CONDEMNATION RESTORATION. If less than Substantially All Of the Property shall be taken as provided in this ARTICLE XII, then (i) if such taking involves a portion of the Property valued at greater than Five Million Dollars ($5,000,000) and occurs after the tenth anniversary of the Delivery Date, Tenant may exercise the Purchase Option pursuant to the provisions of ARTICLE V hereof, or (ii) if Tenant does not so exercise or is not then permitted to so exercise hereunder, this Lease and the term hereof shall continue with a proportionate abatement (based on the ratio of the value of the portion of the Property so taken to the value of the entire Property immediately prior to such taking) of the Charges and no other diminution of any of Tenant's Obligations hereunder. Tenant, at its sole cost and expense, whether or not the award or awards, if any, shall be sufficient for the purpose and whether or not the Recognized Mortgagees shall permit the award or awards to be used for the restoration of the Property, shall diligently (subject to Unavoidable Delays) restore any remaining part of the Property not so taken so that the latter shall be


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complete, rentable, self-contained architectural units in good condition and repair with such Alterations as Tenant, with the consent of Landlord, shall elect to make (such work, a "CONDEMNATION RESTORATION"), PROVIDED that, after the completion of the Condemnation Restoration, the Property is in substantial conformity with the applicable Final Plans and Specifications and in compliance with the DUO, to the extent practicable, taking into account the nature and extent of the Taking. Notwithstanding the foregoing, if there is a Taking which results in any damage or destruction to the Existing Improvements, Tenant shall not be required to restore the Existing Improvements so damaged or destroyed and if Tenant does not so restore such Existing Improvements, Tenant, once in possession of that portion of the Property not Taken (if such possession ever was denied), shall take all steps to insure that such portions of the Property accessible to the public shall be safe and free from conditions hazardous to life and property, including, if Landlord in its reasonable judgment determines necessary, the erection of a fence around as much of the Property as Landlord may direct. Provided that the condemnation award is made available to Tenant, Tenant shall commence the Condemnation Restoration within one hundred eighty
(180) days of the date of the Taking and shall diligently and continuously prosecute such Condemnation Restoration to completion. In the event of any Taking of the nature described in this SECTION 12.3(a), the entire award for or attributable to the Land taken in any proceeding with respect to such Taking, without deduction for any estate vested in Tenant by this Lease, shall be first paid to Tenant, and the balance of the award, if any, shall be paid to Depositary if the cost of Condemnation Restoration is more than Three Million Dollars ($3,000,000) or to Tenant, in trust, if such cost is Three Million Dollars ($3,000,000) or less.

            (b) RESTORATION FUNDS. Subject to the provisions and limitations in this ARTICLE XII, Depositary shall make available to Tenant as much of that portion of the condemnation award actually received and held by Depositary, if any, less all reasonable expenses paid or incurred by Depositary, Tenant and Landlord in connection with the condemnation proceedings, as may be necessary to pay the cost of Condemnation Restoration of the part of the Property remaining. Such Condemnation Restoration, the estimated cost thereof, the payments to Tenant on account of the cost thereof, Landlord's right to perform the same, Tenant's obligation with respect to condemnation proceeds held by it, and any additional conditions imposed by the Recognized Mortgage most senior in lien, shall be done, determined, made and governed in accordance with and subject to the provisions of ARTICLES IX and XI hereof as if such amounts were "Restoration Funds" thereunder. Payments to Tenant as aforesaid shall be disbursed in the manner set forth in SECTIONS 11.2(b) and 11.3 hereof. Any balance of the award held by Depositary and any cash and the proceeds of any security deposited with Depositary pursuant to SECTION 12.4 hereof remaining after completion of the Condemnation Restoration shall be paid to Tenant, subject to the rights of Recognized Mortgagees. Each of the parties agrees to execute and deliver any and all documents that may be reasonably required in order to facilitate collection of the awards. If the portion of the award made available by Depositary, as aforesaid, is insufficient for the purpose of paying for the Condemnation Restoration, Tenant shall nevertheless be required to make the Condemnation Restoration and pay any additional sums required for the Condemnation Restoration. Tenant's failure to supply the amount of any such deficiency within twenty (20) Business Days from demand of Landlord shall constitute a default hereunder (it being acknowledged and agreed that if such failure occurs after the tenth anniversary of the Delivery Date, Tenant will, in such circumstance, be deemed to have exercised the Purchase Option). If any portion of the condemnation award being used as Restoration Funds remains unused after the completion of the applicable Condemnation Restoration, the Depositary shall disburse such monies to Tenant, subject to the rights of the Recognized Mortgagees.


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            (c) PERFORMANCE OF CONDEMNATION RESTORATION. Tenant shall, within ninety (90) days after the occurrence of any Taking pursuant to this SECTION 12.3, deliver to Landlord a statement (the "INITIAL TAKING ESTIMATE") prepared by an Architect or an Engineer, selected by Tenant and approved (or deemed approved) by Landlord pursuant to SECTION 6.1(d)(ii) hereof, setting forth such Person's estimate as to the time required to perform the Condemnation Restoration required by such Taking and the estimated cost of such Condemnation Restoration.

            SECTION 12.4 ADDITIONAL RESTORATION REQUIREMENTS. If the estimated cost of any Condemnation Restoration exceeds the net condemnation award by an amount equal to the lesser of (a) ten percent (10%) of the estimated cost of such Condemnation Restoration and (b) $1,000,000, then, prior to the commencement of such Condemnation Restoration or thereafter if it is determined that the cost to complete the Condemnation Restoration exceeds the unapplied portion of such award, Tenant shall deposit with Depositary a bond, cash, Letter of Credit or other security reasonably satisfactory to Landlord in the amount of such excess, to be held and applied by Depositary in accordance with the provisions of SECTION 12.3 hereof, as security for the completion of the Condemnation Restoration in accordance with this ARTICLE XII.

            SECTION 12.5 TEMPORARY TAKING. If the temporary use of the whole or any part of the Property shall be taken at any time during the term of this Lease for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord and of this Lease shall not be reduced or affected in any way and Tenant shall continue to pay in full the Charges payable by Tenant hereunder applicable to any period during the term of this Lease without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use.

            SECTION 12.6 RIGHT TO COMPENSATION. In case of any governmental action, not resulting in the Taking of any portion of the Property but creating a right to compensation therefor, such as the changing of the grade or any street upon which the Property abuts, then, except as otherwise provided in
SECTION 12.1 hereof, this Lease shall continue in full force and effect without reduction or abatement of Charges. The award made in connection therewith, in respect only of Retail Space: (a) shall be paid to Tenant and included in Adjusted Gross Revenues if such act is equivalent to a temporary Taking; and (b) shall not included in Adjusted Gross Revenues if such act is equivalent to a permanent Taking, in which event such award shall be used as provided in SECTION
12.3 hereof.

            SECTION 12.7 SETTLEMENT; COMPROMISE. Landlord shall not settle or compromise any Taking or other governmental action creating a right to compensation in Tenant as provided in this ARTICLE XII, and any such right to settle or compromise shall be solely exercisable by Tenant or a Recognized Mortgagee.


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                                  ARTICLE XIII
                       ASSIGNMENT, SUBLETTING AND TRANSFER

            SECTION 13.1 TRANSFERS GENERALLY.

            (a) TRANSFERS BY TENANT. Except as otherwise provided herein, Tenant shall not, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion, assign, mortgage, encumber or transfer its interest in this Lease or any of Tenant's rights or Obligations hereunder, by Tenant's action, by operation of law or otherwise, nor sublet, or permit the subletting of, the Property or any portion thereof, nor enter into any franchise, concession, license or other occupancy agreement, or grant any franchise, concession, license or other occupancy rights with respect to the Property or any portion thereof (any of the foregoing, a "TRANSFER"). Notwithstanding the foregoing, Tenant may, subject to the provisions of this
ARTICLE XIII:

                  (i) mortgage its interest in the Lease and the leasehold estate in the Property created hereby to one or more Recognized Mortgagees in accordance with ARTICLE XXXI hereof;

                  (ii) at any time, make a Transfer to a Permitted Developer (including, without limitation, a deemed Transfer pursuant to SECTION 13.1(b) hereof);

                  (iii) on and after the Substantial Completion Date, make a Transfer to any Permitted Transferee;

                  (iv) on and after the Substantial Completion Date, Transfer interests in Tenant for the purpose of obtaining financing for the Project;

                  (v) sublet portions of the Property in accordance with SECTION
13.2 hereof;

                  (vi) effectuate a condominium conversion and take all necessary actions associated therewith in accordance with ARTICLE XXXII hereof;

                  (vii) make a Transfer to any Permitted Transferee prior to Commencement of Construction of Tenant's Construction Work; PROVIDED that (A) the Third Non-Delivery Event shall have occurred and (B) Tenant complies with the requirements of SECTION 13.1(h) and 13.1(i) hereof; and

                  (viii) make any Transfer expressly permitted by, and in accordance with the terms of, the Recognition Agreement (Public Parties).

            (b) EQUITY INTEREST TRANSFERS. For purposes of this SECTION 13.1:
(i) the issuance, assignment, transfer or other disposition of any direct or indirect equity interest in Tenant (whether stock, partnership interests, interests in a limited liability company or otherwise) to any Person or group of related Persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance, assignment, transfer or other disposition Control of Tenant, directly or indirectly, shall have changed, shall be deemed a Transfer; (ii) the entering into by Tenant of a take-over agreement shall be deemed a Transfer; and (iii) any Person or legal representative of Tenant to whom Tenant's interest under this Lease or the applicable Sublease passes by operation of law, or otherwise, shall be bound by the provisions of this ARTICLE XIII. Notwithstanding the foregoing, a transfer of shares of any entity which holds an interest in Tenant by


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Persons other than those deemed "insiders" within the meaning of the Securities
Exchange Act of 1934, as amended, which transfer of shares is effected through the "over-the-counter market" or through any recognized stock exchange, shall not be deemed a Transfer.

            (c) DOCUMENTATION. Tenant shall, at the written request of Landlord, promptly submit to Landlord such further documentation as Landlord may reasonably request with respect to any Transfer hereunder which does not require Landlord's prior written consent and to evidence Tenant's compliance with the provisions of this SECTION 13.1.

            (d) EQUITABLE RELIEF. Tenant hereby acknowledges that Landlord may suffer irreparable harm by reason of a breach or threatened breach of the provisions of this ARTICLE XIII, and, accordingly, in addition to any other remedy that Landlord may have under this Lease or as may be permitted by applicable law, Tenant agrees with Landlord that the seeking of injunctive relief is an appropriate remedy for such breach or threatened breach by Tenant.

            (e) TRANSFERS VOID. Any Transfer by Tenant or other party in contravention of this ARTICLE XIII shall be void and of no effect.

            (f) NOTICE TO LANDLORD. In respect of any proposed Transfer that is subject to Landlord's approval, Tenant shall give written notice thereof to Landlord, which notice shall set forth the name of the proposed transferee and such other information as is reasonably requested by Landlord so as to determine that the proposed Transfer is permitted hereunder.

            (g) OTHER CONDITIONS. Notwithstanding any provision of this ARTICLE XIII to the contrary, Tenant shall not make any Transfer unless: (i) at the time of such proposed Transfer, a Default (noticed to Tenant as required hereunder and uncured) with respect to any monetary or material non-monetary obligation under this Lease shall not have occurred and be continuing; PROVIDED, HOWEVER, that Tenant may make a Transfer to a Permitted Developer during the continuance of a Default, but no such Transfer shall relieve such Permitted Developer from all liabilities of Tenant under this Lease with respect to such Default; and
(ii) Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord, including reasonable legal fees and disbursements, in connection with its examination and review of such proposed Transfer.

            (h) If Tenant intends to pursue a Transfer pursuant to SECTION 13.1(a)(vii) hereof, Tenant shall give Landlord notice of such intent. Tenant's notice shall set forth the material business terms by which it intends to make a Transfer. Delivery of such notice to Landlord shall be followed by the following actions:

                  (i) within ten (10) Business Days of the end of each calendar quarter thereafter, Tenant shall submit to Landlord a status report with respect to its efforts to make such Transfer (such status report including, without limitation, a list of all possible transferees identified by Tenant along with such additional information or documents reasonably required by Landlord to determine if such possible transferees qualify as Permitted Transferees); and

                  (ii) within ten (10) Business Days of Tenant agreeing to the material terms of a Transfer pursuant to SECTION 13.1(a)(vii) hereof, but in no event less than sixty (60) days prior to the closing date of such proposed Transfer, Tenant shall give notice to Landlord of such intent to Transfer (such notice including, without limitation, all the material terms of the proposed Transfer);


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Tenant shall also promptly deliver to Landlord any additional information or documents reasonably requested by Landlord within ten (10) Business Days after receiving Tenant's notice under this SECTION 13.1(h)(ii).

            (i) Upon any Transfer pursuant to SECTION 13.1(a)(vii) hereof:

                  (i) if the Excess Consideration for such Transfer is an amount that is less than 15% of Tenant's Transfer Basis, then Tenant shall pay to Landlord 15% of the Excess Consideration received by Tenant for such Transfer if, as and when the corresponding consideration is actually received by Tenant (i.e., in the case of any deferred payments, if, as and when such payments are received by Tenant); or

                  (ii) if the Excess Consideration for such Transfer is an amount that is equal to or greater than 15% of Tenant's Transfer Basis, then Tenant shall pay to Landlord 20% of the Excess Consideration received by Tenant for such Transfer if, as and when the corresponding consideration is actually received by Tenant (i.e., in the case of any deferred payments, if, as and when such payments are received by Tenant).

                  (iii) For the purposes of this SECTION 13.1(i), "EXCESS CONSIDERATION" means the total proceeds received by Tenant in respect of such Transfer minus, to the extent unreimbursed, (A) the then-aggregate amount of Site Acquisition Costs, (B) all then-accrued Public Party Expenses, (C) all then-accrued Ongoing Predelivery Costs paid by Tenant, (D) Tenant's architectural and other consulting fees directly related to the Project, (E) brokerage fees paid in respect of the Project Documents and such Transfer, (F) reasonable attorneys fees and expenses paid in respect of the Project Documents and such Transfer, (G) any transfer taxes paid in respect of the Project Documents and such Transfer, (H) Letter of Credit maintenance costs, and (I) interest (at the ESAC Interest Rate (as defined in the Site 8 South LADA)) on all then unreimbursed Site Acquisition Costs (clauses (A) through (H) of this SECTION 13.1(i)(iii), together "TENANT'S TRANSFER BASIS").

            SECTION 13.2 SUBLEASING.

            (a) CONDITIONS TO SUBLEASE. The following conditions shall apply to any Sublease for the occupancy of space in the New Building:

                  (i) Except in the event that NYTC or its Control Affiliates are occupants in the NYTC Component, the space to be subleased is in the FC Component and the proposed Subtenant is NYTC or its Control Affiliate pursuant to the NYTC Form Sublease, no monetary or material non-monetary Default and no Event of Default shall then exist;

                  (ii) the Sublease shall specifically provide that the Sublease will be subject and subordinate to this Lease and to all matters to which this Lease is subject and subordinate, and that in the event of any conflict between this Lease and the Sublease, this Lease will be controlling;

                  (iii) no Sublease for Retail Space or the Common Elements Leaseable Space shall be for a purpose other than actual occupancy by the named Subtenant or any affiliates thereof or for the occupancy of concessionaires or licensees thereunder; PROVIDED, HOWEVER, nothing in the foregoing shall prohibit underletting by such named Subtenant, pursuant to Subleases that comply with this Lease after a reasonable period of occupancy by such named Subtenant;


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                  (iv) each Sublease shall (A) specifically require that
Subtenant shall comply with the provisions of ARTICLE IX of this Lease as those provisions pertain to Subtenant's plans and specifications, (B) recite that it is for a Permitted Use and that the Subtenant agrees to be bound by the DUO, (C) contain a specific acknowledgment that such Subtenant has received a copy of and reviewed this Lease and the DUO and (D) with respect to a Sublease for Retail Space, shall incorporate in full the provisions of SECTION 3.13 hereof to the extent applicable to such Subtenant, including the rights and obligations of such Subtenant and Landlord (and the Comptroller) in respect of such Subtenant's books of record and accounts;

                  (v) the proposed Subtenant (and the Principals thereof if such proposed Subtenant is not publicly held) is not a Prohibited Person;

                  (vi) the subletting shall end no later than one (1) day before the Scheduled Expiration Date of this Lease; and

                  (vii) no Sublease of Common Elements (as defined in the Severance Subleases) shall be permitted except in accordance with this ARTICLE XIII and ARTICLE XXXIV hereof.

            (b) NONDISTURBANCE AGREEMENT. So long as Tenant is not then in monetary or material non-monetary Default hereunder, at the request of Tenant, Landlord shall enter into a nondisturbance, subordination and attornment agreement substantially in the form of EXHIBIT P attached hereto (a "NONDISTURBANCE AGREEMENT") with each proposed Subtenant under a proposed Sublease with Tenant of all or any portion of the Property which meets the conditions set forth in clauses (i) or (ii) below, as applicable, and each of clauses (iii) through (vii) below.

                  (i) As to proposed Subtenants of Retail Space or the Common Elements Leaseable Space, as applicable:

                        (A) the proposed Subtenant is of sufficient financial condition to perform the obligations under the proposed Sublease, taking into account any security deposit posted by the proposed Subtenant, and Landlord shall have been furnished with evidence reasonably satisfactory to Landlord of such financial condition, and

                        (B) (1) the Rentable Square Feet of Retail Space or the Roof Top Garden Space, as applicable demised by such Sublease is 10,000 or more, or

                              (2) [a] the Rentable Square Feet demised by such
Sublease is 5,000 or more, but less than 10,000, and [b] the Subtenant has expended or is obligated to expend at least $100.00 (Adjusted for Inflation from the Commencement Date) per square foot (exclusive of any allowance provided by the applicable landlord with respect to such improvements) on such Subtenant's initial Construction Work, or

                              (3) [a] the Rentable Square Feet demised by such
Sublease is 2,500 or more, but less than 5,000 and [b] the Subtenant has expended or is obligated to expend at least $200.00 (Adjusted for Inflation from the Commencement Date) per square foot (exclusive of any allowance provided by the applicable landlord with respect to such improvements) on such Subtenant's initial Construction Work.


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                  (ii) As to proposed Subtenants of Office Space:

                        (A) if NYTC or its Control Affiliates are occupants in the NYTC Component, the subleased Office Space is in the FC Component and the proposed Subtenant is NYTC pursuant to the form of NYTC Sublease substantially as set forth in EXHIBIT Q attached hereto (the "NYTC FORM SUBLEASE"); or

                        (B) in all circumstances not covered by clause (ii)(A) of this SECTION 13.2(b), (1) the space demised by such Sublease is one-half of one full floor of Office Space or more (PROVIDED, HOWEVER, that, with respect to a proposed sublease of less than a full floor of Office Space, Landlord's obligation to enter into a Nondisturbance Agreement pursuant to this SECTION 13.2(b) shall apply only if Tenant shall supply to Landlord, together with Tenant's Sublet Notice, evidence reasonably satisfactory to Landlord, that the space to be leased shall be regular in shape, reasonably accessible in a customary manner, rented at not less than fair market value and otherwise on terms that are commercially reasonable and customary in respect of similarly situated tenants of space of the size and quality to be demised under the proposed Sublease), and (2) the proposed Subtenant is of sufficient financial condition to perform the obligations under the proposed Sublease, taking into account any security deposit posted by the proposed Subtenant, and Landlord shall have been furnished with evidence reasonably satisfactory to Landlord of such financial condition. For the purposes of this clause (ii)(B), evidence of "fair market value" and "commercially reasonable and customary" terms may be provided by the opinion of two (2) or more disinterested real estate professionals, each having at least ten (10) years of experience in valuing or leasing commercial real estate in midtown Manhattan).

                  (iii) The proposed Subtenant is not a Related Entity of Tenant (except as permitted in clause (ii)(A) of this SECTION 13.2(b)).

                  (iv) The proposed Subtenant (and the Principals thereof if such proposed Subtenant is not publicly held) is not a Prohibited Person.

                  (v) The proposed Sublease shall provide for no decrease in the amount of rent payable thereunder over the term of such Sublease except for customary abatements and offsets of rent.

                  (vi) Except in respect of a proposed Sublease to NYTC or a Control Affiliate of NYTC of Office Space in the FC Component pursuant to a proposed Sublease substantially in the form of the NYTC Form Sublease, none of
(A) the demise of the Demised Space (including any expansion space) under such Sublease, nor (B) the exclusive or prohibited use provisions thereof, conflict with [1] the demise under or [2] the exclusive or prohibited use provisions of, any other Sublease, and Tenant shall deliver to Landlord a certification to such effect signed by a Qualified Certifying Party of Tenant.

                  (vii) Except in respect of a proposed Sublease to NYTC or a Control Affiliate of NYTC of Office Space in the FC Component pursuant to a proposed Sublease substantially in the form of the NYTC Form Sublease, and subject to clauses (i) and (ii) above, as applicable, the proposed Sublease contains terms that are commercially reasonable and customary in respect of similarly situated tenants of space of the size and quality to be demised under the proposed Sublease, and the rent and other amounts owed thereunder constitute not less than fair rental value for the space to be demised thereunder (for the purposes of this clause (vii), evidence of


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"commercially reasonable and customary" terms and "fair market value" may be provided by the opinion of two (2) or more disinterested real estate professionals, each having at least ten (10) years of experience in valuing or leasing commercial real estate in midtown Manhattan).

            For any Sublease by Tenant for which Tenant requests that Landlord enter into a Nondisturbance Agreement, Tenant shall give written notice thereof to Landlord ("TENANT'S SUBLET NOTICE") accompanied by a copy of the Sublease as fully executed or in executable form and such information as Landlord may require to determine whether the proposed Subtenant is a Prohibited Person. Tenant's Sublet Notice shall contain the following information: the name of the proposed Subtenant, the portion of the Property to be sublet, the proposed term of the Sublease (including the effective date thereof), the proposed Sublease rental and such financial and other background information with respect to the proposed Subtenant as is reasonably sufficient to allow Landlord to assess the financial condition, relevant experience, and all other material economic terms of the proposed Sublease (but only to the extent the same are conditions under this SECTION 13.2(b) to Landlord's obligation to enter into a Nondisturbance Agreement). Landlord shall reasonably cooperate with Tenant after receiving Tenant's Sublet Notice to expedite the granting of the applicable Nondisturbance Agreement. Disputes regarding this SECTION 13.2(b), may be referred to arbitration pursuant to SECTION 16.3 hereof.

            (c) SUBTENANT ATTORNMENT. Subject to any applicable Nondisturbance Agreement, every subletting hereunder is subject to the express condition, and by accepting a Sublease hereunder of all or any portion of the Property each Subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Scheduled Expiration Date or if Landlord should succeed to Tenant's estate in the Property, then, at Landlord's election, to be exercised in Landlord's sole judgment and discretion, the Subtenant shall attorn to and recognize Landlord as the Subtenant's landlord under the Sublease, PROVIDED that Landlord shall not (i) be liable for any act or omission or negligence of Tenant under such Sublease, (ii) be subject to any counterclaim, offset or defense which theretofore accrued to such Subtenant against Tenant,
(iii) be bound by any modification or amendment of such Sublease (unless such modification or amendment shall have been approved in writing by Landlord), (iv) be bound by any payment of rent or additional rent for more than one (1) month in advance (unless actually received by Landlord), (v) be obligated to perform any Construction Work in the Demised Space, (vi) in the event of a Casualty, be obligated to repair or restore the Property or any portion thereof, (vii) in the event of a partial Taking, be obligated to repair or restore the Property or any part thereof (except that, in the event that Landlord receives Insurance Proceeds and determines not to restore in such circumstances, the Subtenant can terminate its Sublease), (viii) be obligated to make any payment to such Subtenant (other than any overpayment of rent made to Landlord), or (viii) be bound by any obligations which Landlord lacks the capacity or reasonable ability to perform. The Subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment. With respect to any Sublease for which Landlord has entered into a Nondisturbance Agreement, the foregoing provisions of this SECTION 13.2(c) shall be superseded by such Nondisturbance Agreement. Upon such a termination of this Lease, Tenant shall pay over to Landlord all sums held by Tenant for the benefit of Subtenants or as security under the provisions of then existing Subleases except if such termination of this Lease results from Tenant's exercise of the Purchase Option.

            (d) SUBLEASE RENT REQUIREMENTS. Each permitted Sublease hereunder shall require the Subtenant thereunder to make, subject to the rights of any Recognized Mortgagee, all payments of rents, additional rents and other sums of money to Landlord upon the occurrence of a monetary or material nonmonetary Event of Default hereunder and notice from Landlord, and


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Landlord shall apply the said payments made to it, first, to retain all amounts that are due and payable to Landlord pursuant to this Lease, and second, to pay to Tenant all remaining amounts.

            (e) ENFORCEMENT OF SUBLEASES. Tenant shall diligently, continuously and in good faith, and in accordance with commercially reasonable practices, enforce the provisions of each Sublease, so that each Subtenant at all times remains in compliance with the DUO and permits no acts or omissions that adversely affect any Structural Component. If the breach of a Sublease by the Subtenant thereunder constitutes a material violation of the DUO or any other aspect of this Lease in respect of Structural Components, Tenant shall promptly commence and diligently prosecute any and all appropriate legal proceedings necessary to cause such Subtenant to cure such breach.

            SECTION 13.3 ASSIGNMENTS.

            (a) ASSIGNEE OBLIGATED. Each and every assignee of this Lease, whether or not approved by Landlord and whether as assignee or as successor in interest to Tenant named herein or any subsequent assignee, including any purchaser of the Lease under a foreclosure of any Mortgage or other lien on this Lease, shall, in the case of an assignee of the Lease, immediately be and become and remain liable, for the payment of the Charges and other sums payable under this Lease, and for the due performance of all of Tenant's Obligations under this Lease, in each case to the extent arising from and after the effective date of such assignment to the full end of this Lease, and each and every provision of this Lease applicable to Tenant shall also apply to and bind every such assignee and purchaser with the same force and effect as though such assignee or purchaser were Tenant named in this Lease. No Transfer to such assignee or to such purchaser shall be binding upon Landlord unless such assignee or purchaser shall deliver to Landlord a recordable instrument (i) agreeing to indemnify Landlord from and against any Claims for brokerage commissions, any Claims derived from Landlord's granting its consent to such assignment in accordance with the terms hereof and any other Claims not derived from Landlord's actions arising out of such assignment (PROVIDED, HOWEVER, that this subclause (i) shall not apply with respect to a Transfer to a Recognized Mortgagee pursuant to a foreclosure of the applicable Recognized Mortgage) and (ii) subject to ARTICLE XXXI hereof assuming the obligations of Tenant hereunder by said assignee or purchaser to such effect, but the failure or refusal of such assignee or purchaser to deliver such instrument shall not release or discharge such assignee or purchaser from its Obligations as above set forth.

            (b) RELEASE OF ASSIGNOR. Upon an assignment of this Lease in accordance with this ARTICLE XIII, the assignor shall have no further Obligations arising after the effective date of such assignment and Landlord shall confirm such release in a recordable instrument promptly delivered to Tenant (but the failure of Landlord to deliver such confirmation shall not prevent such release from becoming effective); PROVIDED, HOWEVER, the foregoing release shall not relieve assignor from any obligation accruing prior to the date of such assignment.

            SECTION 13.4 COLLECT CHARGES FROM ASSIGNEE, SUBTENANT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may and is hereby empowered, subject to the rights of any Recognized Mortgagee, to collect the Charges and other sums payable to Landlord hereunder from the assignee and to enforce the Obligations of Tenant hereunder against such assignee. If the Property or any part thereof is sublet or is used by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after an Event of Default by Tenant and expiration of Tenant's time to cure such Event of Default, if any, collect rent from the Subtenant or occupant. In either event, Landlord may apply the net amount collected to the Charges and other sums herein reserved or provided for, but no such assignment or subletting or collection


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nor any action to enforce the provisions of this Lease against any such assignee or Subtenant shall be deemed: (a) a waiver of the covenant herein against Transfer; (b) an acceptance of the assignee or Subtenant as a tenant under this Lease; or (c) a release of Tenant from the further performance of its Obligations hereunder.

            SECTION 13.5 NO RELIEF. Notwithstanding any provision to the contrary in this Lease and except as set forth in SECTION 13.3(b) hereof, the making of any Transfer, in whole or in part, whether or not with the consent of Landlord, shall not operate to relieve Tenant herein named from its Obligations under this Lease. In the event of any such permitted Transfer, except as provided in SECTION 13.3(b) hereof, Tenant herein named shall remain fully responsible and liable for the prompt payment of all Charges and other sums due hereunder and for the due performance and observance of all of Tenant's Obligations under this Lease, to the full end of this Lease, whether or not there shall have been any prior termination of this Lease by summary proceedings or otherwise. Each permitted Sublease shall expressly be made subject to the provisions of this Lease and no permitted Transfer shall in any manner affect or reduce any of the obligations of Tenant hereunder.

            SECTION 13.6 CONSENT. Any consent by Landlord herein contained or hereafter given to any Transfer shall be held to apply only to the specific Transfer hereby or thereby approved. No such consent shall be construed as a waiver of the duty of Tenant, or its successors or assigns, to obtain from Landlord a consent to any other or subsequent Transfer or as a modification or limitation of the right of Landlord with respect to the foregoing covenant by Tenant.

            SECTION 13.7 COSTS AND EXPENSES. Subject to SECTION 13.1(g) hereof, Tenant covenants and agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with or arising out of the making of any Transfer, including costs related to Landlord's review of any proposed Transfer and the documentation in connection therewith. Tenant agrees to pay any federal, state or local excise, transfer, recording or other tax or fee imposed upon or applicable to any such Transfer, and to indemnify Landlord from and against any such cost or expense. Tenant further agrees that any consent of Landlord required hereunder may be conditioned upon receipt by Landlord of reasonable evidence of the payment of any such cost or expense. The Obligations of Tenant under this SECTION 13.7 (and all other obligations expressly stated to survive this Lease) shall survive the expiration or earlier termination of this Lease.

            SECTION 13.8 PROHIBITED PERSONS. (a) Notwithstanding the foregoing provisions, in no event shall Tenant be permitted to make a Transfer to a Prohibited Person, nor shall any other Subtenant be permitted to assign its Sublease or sublet or otherwise grant occupancy rights with respect to its Demised Space or any portion thereof to a Prohibited Person.

            (b) PROCEDURE FOR DETERMINING PROHIBITED PERSON STATUS. If Tenant seeks to determine whether any Person subject to the restrictions in this Lease regarding Prohibited Persons is a Prohibited Person, Tenant may submit to Landlord the name of such Person and, except with respect to any Person that is publicly held, the name of each Principal of such Person, together with such completed questionnaires or forms as are standard for Landlord, the City or NYCEDC to request. Notwithstanding anything to the contrary contained in this Lease, any provision in this Lease prohibiting a Person from being a Prohibited Person shall also apply to the Principals of such Person unless such Person is a publicly traded entity. Within fifteen (15) Business Days after receipt of all such names and fully-completed questionnaires or forms, as applicable, Landlord shall notify Tenant of Landlord's determination, which determination shall be limited to whether such Person


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(and any Principals thereof) is a Prohibited Person; PROVIDED, HOWEVER, that
Landlord will confirm whether any Person is a Prohibited Person promptly after receiving all of the information described in this SECTION 13.8(b). If Landlord fails to so notify Tenant within such fifteen-Business-Day period, then such Person shall be deemed not to be a Prohibited Person; PROVIDED, HOWEVER, with respect to any proposed assignee of this Lease or any Sublease or any proposed Subtenant of the Property or any portion thereof; the following shall apply instead: If Landlord fails to so notify Tenant within such fifteen-Business-Day period, Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption in bold and capitalized type:

      YOU SHALL BE DEEMED TO HAVE DETERMINED THAT _________ IS NOT A PROHIBITED PERSON IF YOU FAIL TO NOTIFY TENANT OF WHETHER SUCH PERSON IS A PROHIBITED PERSON WITHIN TEN (10) BUSINESS DAYS FROM THE DATE OF YOUR RECEIPT OF THIS NOTICE.

If Landlord fails to notify Tenant of whether such Person is a Prohibited Person within ten (10) Business Days after its receipt of such reminder notice, then such Person shall be deemed not to be a Prohibited Person.

            SECTION 13.9 CONSTITUTIVE DOCUMENTS. Upon request by Landlord, Tenant shall deliver to Landlord any Constitutive Documents and any replacement, amendment, modification or termination (any such act, a "MODIFICATION") of any Constitutive Documents to the extent reflecting any Transfer, together with such other information and evidence as shall be reasonably necessary and reasonably satisfactory to Landlord to confirm the composition and identity of Tenant and compliance with the requirements of this ARTICLE XIII. Tenant shall also deliver a certification by a Qualified Certifying Party of Tenant stating that nothing Tenant has not shown to Landlord will render the information that Tenant has shown to Landlord inaccurate or misleading.

            SECTION 13.10 PERMITTED DISPOSITION.

            (a) INDICTED PARTY. If any grand jury impaneled by any federal or state court files an indictment with such court charging Tenant or any Principal of Tenant (such indicted Person, the "INDICTED PARTY") with having committed an intentional felony in connection with the Project, then Landlord shall convene a hearing (the "HEARING") before a panel of three persons consisting of (i) the City's Deputy Mayor for Finance and Economic Development, or a successor in function designated by the Mayor of the City, (ii) the President of NYCEDC, or a successor in function designated by the Mayor of the City, and (iii) the Corporation Counsel of the City, or their respective duly authorized designees who shall be disinterested senior officials of their respective department or NYCEDC, as the case may be (the "HEARING OFFICERS").

            (b) HEARING. The Hearing shall be held upon not less than fifteen
(15) Business Days prior written notice to the Indicted Party and Tenant for the purpose of determining whether it is in the best interest of the City to require the Indicted Party to make a Permitted Disposition of its interest in this Lease or in Tenant, as the case may be, and, if the Indicted Party is a Principal of Tenant, resign from any directorship or office held by the Indicted Party in Tenant. At the Hearing, Tenant and the Indicted Party shall each have the opportunity to be represented by counsel and to make a presentation to the Hearing Officers orally and in writing. The Hearing Officers shall consider and address in reaching their determination (i) whether there is a direct nexus between the conduct charged and this Lease, (ii) the deleterious effect, if any, which a Permitted Disposition of


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the Indicted Party's interest in this Lease or in Tenant, as the case may be, would have on the economic development interests of the City which this Lease is intended to promote and the deleterious effect, if any, such a Permitted Disposition would have on Tenant as a whole and (iii) any other relevant matters. The Hearing Officers shall render a decision in writing within twenty-three (23) Business Days after the last day of the Hearing and such decision shall set forth in reasonable detail the findings of the Hearing Officers. Landlord shall deliver a true copy of such decision to Tenant and the Indicted Party within four (4) Business Days after the date thereof. Such decision shall be final and subject to review by appropriate lawful means, unless (A) the indictment is amended in any material respect or (B) a new or superseding indictment is filed, the basis of which is materially different from the indictment as to which the Hearing has been held, in which case a new Hearing may be held. If the Hearing Officers decide by a majority vote that it is in the best interest of the City to require a Permitted Disposition by the Indicted Party, (1) the Indicted Party (if the Indicted Party is a Principal of Tenant) shall resign from any directorship or office held by the Indicted Party in Tenant within seven (7) Business Days after the date a true copy of such decision is delivered to it and (2) the Indicted Party shall make a Permitted Disposition of its interest in this Lease or in Tenant, as the case may be, within six (6) months after the date a true copy of such decision is delivered to it. If the Permitted Disposition is an Equity Interest Disposition or Assignment, the Indicted Party may receive the consideration for such Equity Interest Disposition or Assignment in installment payments, provided that such consideration (other than interest thereon) shall be for a sum certain and provided further that, except as otherwise provided below, following such Equity Interest Disposition or Assignment, the Indicted Party shall have no further interest in this Lease or Tenant, as the case may be, or in any profits therefrom. If the Hearing Officers do not determine by a majority vote that it is in the best interest of the City to require a Permitted Disposition by the Indicted Party, then neither the indictment nor any conviction arising therefrom shall have any effect upon this Lease or the rights or obligations of the parties hereunder or thereunder.

            (c) DEFAULT. Any failure of (i) the Indicted Party to make a Permitted Disposition of its interest in this Lease or Tenant, as the case may be, and (if the Indicted Party is a Principal of Tenant) to resign from directorships or offices, as provided above, or (ii) the Person acting as a trustee to make a Permitted Disposition of the Indicted Party's interest in this Lease or in Tenant, as the case may be, following a Conviction, within the time and in the manner provided hereunder, shall be deemed to be an Event of Default by Tenant hereunder.

            (d) PERMITTED DISPOSITION. "PERMITTED DISPOSITION" means any of the following (the choice among which, to the extent applicable, shall be at Tenant's option): (i) the Assignment or Equity Interest Disposition of the Indicted Party's interest in this Lease or Tenant, as the case may be, to any Person who is (A) not a Prohibited Person, (B) not a Related Entity or affiliate of the Indicted Party and (C) satisfactory to Landlord, applying the provisions of SECTION 13.2 hereof; and to the holder of the Recognized Mortgage most senior in lien (if required by the terms of such Recognized Mortgage); (ii) if the Indicted Party is not Tenant, the Equity Interest Disposition (or other transfer or relinquishment) of the Indicted Party's interest in Tenant, to Tenant, any other partner(s) of Tenant or any other owners of direct or indirect ownership interests in Tenant; (iii) the giving of the Indicted Party's interest in this Lease or Tenant, as the case may be, to a Person (other than a Related Entity or an affiliate of the Indicted Party) who is acting in a fiduciary capacity as an independent trustee for the benefit of the Indicted Party for the purpose of actively managing this Lease or the Indicted Party's interest in Tenant, as the case may be, or (iv) a combination of two or more of the actions described in clauses (i), (ii) and (iii) above with respect to portions of the Indicted Party's interest that constitute, in the aggregate, the Indicted Party's entire interest. The trustee


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agreement between the Indicted Party and the trustee contemplated by clause
(iii) of the immediately preceding sentence shall be reasonably satisfactory to Landlord as well as to the holder of the Recognized Mortgage most senior in lien (if required by the terms of Recognized Mortgage). The trust agreement shall provide as follows:

                              (1) if (x) the Indicted Party is found not guilty
of the felony for which it is indicted or (y) the felony charges against such Indicted Party are dismissed or changed or reduced to charges that do not constitute an intentional felony, then the trustee shall give back the Indicted Party's interest in Tenant or in this Lease to the Indicted Party, and the Indicted Party shall have the right to be a director and hold office in Tenant;

                              (2) if (x) the Indicted Party is found guilty of
the felony for which it is indicted and such verdict is affirmed by the court having ultimate jurisdiction to hear any appeal of such conviction or the period of appeal expires or the Indicted Party waives any right to appeal such determination or (y) the Indicted Party pleads guilty to the felony for which it is indicted or another intentional felony (as to which a Hearing is held and a determination made that a Permitted Disposition by the Indicted Party is in the best interest of the City) (either (x) or (y) above, a "CONVICTION"), then the trustee shall assign this Lease or make a sale of the Indicted Party's interest in Tenant, as the case may be, within six (6) months after the date of the Conviction to a Person or Persons permitted under clause(s) (i) and (ii) above; and

                              (3) during the pendency of any such trust, the
Indicted Party shall exercise no control over any portion of the Property or Tenant, as the case may be, but may make contributions to the Property or Tenant, as the case may be, and receive distributions therefrom. Landlord shall be deemed to have determined that a Person is satisfactory to Landlord under clause (i) above if Landlord shall not have delivered notice to Tenant that the proposed Person to whom the Permitted Disposition is to be made is unsatisfactory with forty-five (45) days after Tenant makes a written request accompanied by such financial and biographical information and other documentation as Landlord may reasonably require in making the determination. Neither the giving of the Indicted Party's interest in this Lease or Tenant, as the case may be, to a Trustee, nor the giving back by a Trustee to the Indicted Party of such interest, shall constitute an Assignment or Equity Interest Disposition. No Permitted Disposition which complies with the requirements of this SECTION 13.10(d)(3) shall constitute a default on the part of Tenant under this Lease.


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                                   ARTICLE XIV
                               DEFAULT PROVISIONS

            SECTION 14.1 CONDITIONS OF LIMITATION. (a) This Lease and the term and estate hereby granted are subject to the limitation that whenever an Event of Default shall occur, regardless of and notwithstanding the fact that Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity, Landlord may, subject to SECTION 14.1(b) hereof, give to Tenant a Termination Notice and, upon the giving of the Termination Notice, this Lease and the term and estate hereby granted shall expire and terminate upon the day so specified in the Termination Notice as fully and completely and with the same force and effect as if the day so specified were the Scheduled Expiration Date and all rights of Tenant under this Lease shall expire and terminate, but Tenant shall remain liable for damages as hereinafter provided. From and after the date upon which Landlord shall be entitled to give a Termination Notice, Landlord, without further notice, may reenter, possess and repossess itself of the Property as set forth in SECTION 23.2 hereof.

            (b) The parties hereto acknowledge and agree that the occurrence of a Default hereunder shall cause irreparable harm to Landlord and to the 42nd Street Project. In recognition of such harm to Landlord and the 42nd Street Project, and in consideration for Landlord's election to invoke such remedy, Landlord may elect, in Landlord's sole discretion, to forego (but only until, with respect to each such Default, receipt by Tenant of the notice described in
SECTION 14.1(b)(iii) hereof) the remedies set forth in SECTIONS 14.1(a) and 14.3(a) hereof; and in lieu thereof to elect that the following payments be made by Tenant:

                  (i) In respect of any Default pursuant to SECTION 14.2(a) hereof, Tenant shall pay to Landlord a sum in the amount of $1,000 per day (Adjusted for Inflation upon the Substantial Completion Date and on every fifth annual anniversary thereof) from Tenant's receipt of a First Default Notice until the date such Default is remedied; and

                  (ii) In respect of any Default pursuant to SECTIONS 14.2(b), 14.2(c) and 14.2(d) hereof, Tenant shall pay to Landlord a sum in the amount of $2,000 per day (Adjusted for Inflation upon the Substantial Completion Date and on every fifth annual anniversary thereof) from Tenant's receipt of a First Default Notice hereof until the date such Default is remedied; PROVIDED, HOWEVER, that for so long as Tenant shall not have received First Default Notices regarding any two (2) or more Defaults (it being understood that, if a Default is later determined not to have occurred, such Default shall not qualify as one of the two (2) or more Defaults under this provision) within the preceding twelve (12) month period (A) the amounts described in this SECTION 14.1(b)(ii) shall not begin to accrue against Tenant unless and until the grace period provided in SECTION 14.2(b), 14.2(c) or 14.2(d) hereof, as applicable, has expired, and (B) in the event that Tenant cures such underlying Default prior to the expiration of any grace period provided in SECTION 14.2(b), 14.2(c) or 14.2(d) hereof, any such amount payable under this SECTION 14.1(b)(ii) shall be waived by Landlord and not imposed against Tenant.

                  (iii) Landlord may elect, at any time after Landlord's election to receive any of the payments described in clause (i) or (ii) of this
SECTION 14.1(b), upon delivery to Tenant of another First Default Notice (thereupon reinitiating the relevant cure periods), to pursue any of the remedies otherwise available under this Lease with respect to the applicable Default. In such event, the respective amounts described in this SECTION 14.1(b) shall immediately cease to accrue, with respect to all such Defaults, as of the date Landlord makes an election to pursue any other remedy, it being understood that, as to amounts accrued prior to such election, (A) such amounts shall continue


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to be owing and (B) Landlord shall have all rights and remedies under this Lease in respect to Tenant's failure to pay such accrued sums. It is further acknowledged and agreed that Landlord may, at a later date, again forego the remedies set forth in SECTION 14.1(a) and 14.3(a) hereof, and again seek payment from Tenant pursuant to and in accordance with this SECTION 14.1(b) upon delivery to Tenant of another First Default Notice (thereupon reinitiating the relevant cure periods).

            SECTION 14.2 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall have occurred (in each case, upon the occurrence of the following (x) Tenant receiving notice (it being agreed that in the event Landlord is barred (by automatic stay or court order) from giving any notice referred to in this
SECTION 14.2 by reason of or in connection with the bankruptcy or insolvency of Tenant or proceedings in respect thereof, such notice shall be deemed automatically waived by Tenant for all purposes of this Lease) from Landlord (a "FIRST DEFAULT NOTICE") substantially in the form of EXHIBIT R attached hereto stating that Tenant is in Default hereunder and stating the period, if any. set forth in the following subsections of this SECTION 14.2, during which Tenant must cure such Default and (y) Tenant receiving, at any time after the cure period described in the relevant First Default Notice shall have elapsed without Tenant having cured the delineated Default, a notice from Landlord, substantially in the form of EXHIBIT S attached hereto, indicating that if, within five (5) Business Days after receipt of such second notice, the Default in question has not been cured to Landlord's satisfaction, an Event of Default shall have occurred; any time after such five (5) Business Day period, Landlord may, but is not obligated to, send a notice to Tenant (the "TERMINATION NOTICE"), specifying a day that the term of this Lease shall end), after any of the following have occurred (Landlord's right to invoke its remedies hereunder in respect of any such Event of Default being subject to suspension pursuant to
SECTION 14.1(b) hereof):

            (a) whenever Tenant shall default in the payment of any installment of Charges on any day upon which the same is required to be paid, and any such default shall continue for five (5) Business Days after Landlord shall have delivered to Tenant a First Default Notice; or

            (b) whenever Tenant shall fail to comply with Tenant's Obligations to maintain adequate insurance in respect of the Property as required pursuant to ARTICLE X hereof, and Tenant shall fail to remedy the same within seven (7) Business Days after Landlord shall have given Tenant a First Default Notice; or

            (c) whenever Tenant shall do, or permit anything to be done, whether by action or inaction, contrary to any of Tenant's Obligations under this Lease (except (i) as otherwise provided in this SECTION 14.2 and (ii) in respect of the operation of the Public Amenity, Landlord's sole remedy for Tenant's failure to operate the Public Amenity in compliance with SECTION 30.4(d) hereof shall be as set forth in SECTION 30.4 hereof), and Tenant shall fail to remedy the same within thirty (30) days after Landlord shall have given Tenant a First Default Notice, unless the remedying thereof requires work to be done, action to be taken, or conditions to be satisfied, which cannot, by their nature, reasonably be performed, done or satisfied by Tenant within such 30-day period (it being agreed that Landlord may, at a commercially-reasonable cost (to be paid by Tenant), retain a disinterested, third-party consultant to oversee the action to be taken to cure the underlying Default by Tenant or Tenant's designees during such extended period, and to advise Landlord as to the necessity of and diligent prosecution of such actions during such extension; while such consultant's advice to Landlord shall not be binding on Tenant, it is understood that such advice may be relied upon by Landlord in Landlord's determination of the reasonableness and duration of any extension under this SECTION 14.2(c)), in which case no Event of Default shall be deemed to exist as long as


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Tenant, within such 30-day period, has commenced and thereafter diligently and continuously prosecutes to completion all steps necessary to remedy the same: or

            (d) if any of the representations made by Tenant in SECTION 30.1(a) hereof are proven to have been false or incorrect in any material respect as of the date made and if, within thirty (30) days after Tenant's receipt of a First Default Notice in respect thereto, Tenant fails to rectify the state of facts giving rise to such false or incorrect representation, provided that no Event of Default shall be deemed to exist (i) if such a state of facts cannot, by its nature, reasonably be rectified within such thirty 30-day period, so long as Tenant has commenced rectifying such state of facts within such thirty 30-day period and shall be diligently and continuously proceeding to rectify such state of facts or (ii) if the only loss or damage Landlord has sustained or incurred can be cured by the payment of a sum of money and Tenant has made such payment; or

            (e) whenever an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import. or a receiver of Tenant or of or for the property of Tenant shall be appointed without the acquiescence of Tenant, or whenever this Lease or the estate hereby granted or the unexpired balance of this Lease would, by operation of law or otherwise, except for this provision, devolve upon or pass to any Person other than Tenant or as provided in this Lease, and such situation under this SECTION 14.2(e) shall continue and shall remain undischarged or unstayed for an aggregate period of one hundred twenty (120) days (whether or not consecutive) or shall not be remedied by Tenant within one hundred twenty (120) days; or

            (f) if final, non-appealable judgment for the payment of money shall be rendered against Tenant, and (i) such final judgment shall be for an amount greater than or equal to $25,000,000 and Tenant shall not discharge said judgment or cause it to be discharged (by bonding or otherwise) within sixty
(60) days from the entry thereof or (ii) if Tenant shall appeal from such judgment or from the order, decree or process upon which or pursuant to which such judgment was entered and shall secure a stay of execution pending such appeal, within sixty (60) days after such appeal shall be decided or such stay removed; or

            (g) if Tenant shall fail to Commence Construction of Tenant's Construction Work by the Fixed Construction Commencement Date, as the same may be extended by Unavoidable Delays; or

            (h) if Tenant shall fail to Substantially Complete Tenant's Construction Work by the Fixed Substantial Completion Date, as the same may be extended by Unavoidable Delays; or

            (i) if Tenant shall Commence Construction of Tenant's Construction Work prior to Tenant's delivery of the Construction Guaranties to Landlord in accordance with SECTION 6.3(b)(iv) hereof; or

            (j) if Tenant shall exercise its right to terminate the Site 8 South Subway Agreement pursuant to Section 12.A thereof; or

            (k) if there shall occur a default on the part of Tenant following any applicable notice and cure period under the Site 8 South LADA, the Site 8 South Subway Agreement (with respect to Tenant's operation or maintenance obligations thereunder), or any provision of the Site 8 South Project Agreement but only with respect to those provisions under which Tenant has


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obligations thereunder (Landlord acknowledging that no other default of Tenant under any other Project Document that does not otherwise give rise to a Default hereunder shall be deemed a Default hereunder).

            SECTION 14.3 RIGHTS OF LANDLORD.

            (a) ENFORCEMENT OF PERFORMANCE. If an Event of Default occurs, Landlord may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach hereof.

            (b) PAYMENT OF DAMAGES. It is covenanted and agreed by Tenant that in the event of termination of this Lease or re-entry by Landlord, under any of the provisions of this ARTICLE XIV or pursuant to Legal Requirements, by reason of default hereunder on the part of Tenant, Tenant shall pay Landlord's actual damages to Landlord, at the election of Landlord.

            (c) RECOVERY OF DAMAGES. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding. Suit or suits for the recovery of any and all damages, or any installments thereof, provided for hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the Scheduled Expiration Date, or under any provisions of law, or had Landlord not re-entered the Property.

            (d) NO LIMIT. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above (other than consequential damages, which are waived by Tenant and Landlord in respect of all matters under this Lease).

            (e) CONSTRUCTION GUARANTY; COLLATERAL ASSIGNMENT. Subject to the rights of all Recognized Mortgagees, upon the occurrence of an Event of Default, Landlord shall have the right to exercise its rights under the Construction Guaranties and any Collateral Assignments to the extent that the same are then in effect.

            (f) FUNDS HELD BY DEPOSITARY. If this Lease terminates as a result of one or more Events of Default, any funds held by Depositary in respect solely of this Lease or the Property shall, subject to the rights of any Subtenants with respect to which Landlord has entered into a Nondisturbance Agreement, be paid to Landlord, which it may keep as liquidated damages free of any claim by Tenant, or any Person claiming by, under or through Tenant.

            (g) PERCENTAGE RENT CALCULATION. The average annual Percentage Rent paid or payable by Tenant during the Stabilized Lease Years immediately preceding such termination or reentry (such average calculated by increasing the Percentage Rent for each applicable year by the Discount Rate applied from the date such rent was paid in full to the date such average is determined), shall, for purposes of calculating Charges under this SECTION 14.3, be deemed to be the Percentage Rent which would be payable by Tenant for each Lease Year during the balance of the original term. As used in this SECTION 14.3(g), "STABILIZED LEASE YEAR" shall mean each full Lease Year commencing not less than twelve (12) months following the Substantial Completion Date,


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excluding any Lease Year all or any part of which falls within the period commencing upon the occurrence of a significant casualty or Taking and ending twelve (12) months after the Substantial Completion Date following such casualty or Taking. For purposes of calculating the deemed Percentage Rent pursuant to this SECTION 14.3(g), the number of Stabilized Lease Years shall be the lesser of ten (10) or the actual number of Stabilized Lease Years preceding such termination or reentry.

            (h) PLANS AND SPECIFICATIONS. Upon the occurrence of an Event of Default and termination of this Lease, Tenant's rights to the Approved Schematic Design Plans, the Design Development Plans and the Final Plans and Specifications for the Property shall be deemed automatically assigned to Landlord, without cost, subject, however, to any rights of any Recognized Mortgagee to such plans and specifications.

            (i) ASSIGNMENT OF CONSTRUCTION AGREEMENTS. Upon termination of this Lease by reason of the occurrence of an Event of Default, at the request of Landlord and subject to the rights, if any, of any Recognized Mortgagee, Tenant shall assign to Landlord, without cost, and Landlord shall assume, all of Tenant's interest in any or all agreements with respect to any Tenant's Construction Work or any Restoration, Condemnation Restoration or Alterations in or to the Property or any portion thereof which are not then subject to any Collateral Assignment. Upon the request of Landlord, the respective contractors, materialmen and suppliers who are parties to any such agreements shall, subject to the rights of all Recognized Mortgagees, attorn to Landlord and any agreements entered into between Tenant and such parties shall specifically provide for such attornment upon Landlord's request.

            (j) ASSIGNMENT OF RIGHT TO EXCESS SITE ACQUISITION COSTS REIMBURSEMENT. Upon termination of this Lease by reason of the occurrence of an Event of Default, at the request of Landlord, Tenant shall assign to Landlord, without cost, and Landlord shall assume, all of Tenant's interest in any right to reimbursement of Excess Site Acquisition Costs.

            SECTION 14.4 WAIVER OF RIGHT OF REDEMPTION. Tenant, for Tenant and on behalf of any and all Persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Property or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Nothing in the foregoing portions of this SECTION 14.4 shall affect the rights of any Recognized Mortgagees under ARTICLE XXXI hereby.

            SECTION 14.5 NO WAIVER. Failure of either party hereto to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. After an Event of Default, any amounts paid by Tenant to Landlord may be applied by Landlord, in its sole discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt of a partial payment shall not be deemed to be an accord and satisfaction or waiver of the failure to make full payment.

            SECTION 14.6 REMEDIES UNDER BANKRUPTCY AND INSOLVENCY CODES. If an order for relief is entered or if any stay of proceeding or other act becomes effective in favor of Tenant or Tenant's interest in this Lease in any proceeding commenced by or against Tenant under the present


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or any future United States Bankruptcy Code or in a proceeding which is commenced by or against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future applicable federal, state or other bankruptcy or insolvency statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy or insolvency code, statute or law of this Lease, including such rights and remedies as may be necessary to adequately protect Landlord's right, title and interest in and to the Property or any part thereof and adequately assure the complete and continuous future performance of Tenant's Obligations under this Lease. Adequate protection of Landlord's right, title and interest in and to the Property, and adequate assurance of the complete and continuous future performance of Tenant's Obligations under this Lease, shall include all of the following requirements:

            (a) that Tenant shall comply with all of its Obligations under this Lease;

            (b) that Tenant shall continue to use the Property only in the manner permitted by this Lease; and

            (c) that if Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign it (pursuant to Title 11 U.S. Section 365, as it may be amended) to any Person who has made a bona fide offer therefor, the notice of such proposed Assignment, giving (i) the name and address of such Person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such Person's future performance under this Lease, including the assurances referred to in Title 11 U.S.C. Section 365[b](3), as it may be amended, and such other assurances as Landlord may reasonably require, shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession of such offer, not later than twenty (20) days before the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such Assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant and Tenant as debtor-in-possession, given at any time before the effective date of such proposed Assignment, to accept an Assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which may be payable out of the consideration to be paid by such Person for the Assignment of this Lease. Landlord shall have no obligation to pay such brokerage commissions. If Tenant attempts to arrange such an Assignment of this Lease, then as an element of the required adequate assurance to Landlord, and as a further condition to Tenant's right to make such an Assignment, Tenant's agreement(s) with brokers shall, to Landlord's reasonable satisfaction, provide that Landlord shall have no obligation to pay a brokerage commission if Landlord exercises Landlord's rights under this SECTION 14.6.


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                                   ARTICLE XV
                           LANDLORD'S RIGHT TO PERFORM

            Section 15.1 RIGHT TO PERFORM. If Tenant shall fail to pay any Imposition or Charges or make any other payment required to be made under this Lease or shall default in the performance of any other Obligations of Tenant herein contained. Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account and at the expense of Tenant, (a) immediately and without notice in the case of any failure to pay any Imposition or any other amount due a third party, if such failure would result in the creation of a lien on the Property or any part thereof or any loss or impairment of Landlord's estate hereunder or in and to the Property, or in the case of any failure to perform any of Tenant's Obligations hereunder which creates an imminent threat to public health or safety, or (b) in any other case, only after (i) Landlord shall have notified Tenant once of such default or failure and Tenant shall have failed to make such payment or remedy such default within the applicable grace period under this Lease, and (ii) Landlord shall have notified Tenant a second time and Tenant shall have failed to make such payment or remedy such default within ten (10) Business Days following such second notice; PROVIDED, HOWEVER, with respect to any default covered by clause (b) above, Landlord shall not be entitled to remedy the same if and for so long as Tenant has commenced and thereafter diligently and with continuity prosecutes to completion all steps necessary to remedy such default. In furtherance of its rights hereunder, in the event of an imminent threat to human life or safety, Landlord shall have the right to enter upon the Property in accordance with SECTION 23.2 hereof, including for the purpose of making repairs or performing work required of Tenant hereunder. The limitations imposed by the foregoing provisions of this
SECTION 15.1 on Landlord's right to remedy Tenant's defaults shall not apply to Landlord's rights to remedy Tenant's failures under the last paragraphs of SECTIONS 7.3(a) and (b) hereof. Bills for any expenses incurred by Landlord in connection therewith, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including counsel fees, involved in collecting or endeavoring to collect any Charges or other sums due hereunder, or any part thereof, or involved in enforcing or endeavoring to enforce any right against Tenant under or in connection with this Lease, any Sublease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be, by Landlord to Tenant, with respect to the Property or equipment used in connection therewith (together with interest at the Interest Rate, from the respective dates of Landlord's making of each such payment or incurring of each such cost or expense), may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills (or, in the case of payments to reimburse Landlord, within twenty-three (23) Business Days of demand) and if not paid when due the amount thereof shall immediately become due and payable as additional rent under this Lease. The Obligations of Tenant to pay such bills or to reimburse Landlord under this SECTION 15.1 shall survive the expiration or earlier termination of this Lease.

            SECTION 15.2 ADDITIONAL REMEDIES. The mention herein of any particular remedy shall not preclude either party hereunder from any other remedy it might have either in law or in equity. Any right or remedy of such party in this Lease specified and any other right or remedy that such party may have at law, in equity or otherwise, upon breach of any of the other party's Obligations hereunder shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.


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            SECTION 15.3 STRICT PERFORMANCE. No failure by either party to insist upon the other party's strict performance of any covenant, agreement, term or condition of this Lease, or the failure of Landlord to exercise any right or remedy available to Landlord by reason of a Default or Event of Default, or the failure of Tenant to exercise any right or remedy available to Tenant by reason of Landlord's default, and no payment or acceptance of full or partial Charges during the continuance of any Default or Event of Default, constitutes a waiver of any such Default or Event of Default or of either party's right to strict performance of such covenant, agreement, term or condition.

            SECTION 15.4 RIGHT TO ENJOIN DEFAULTS OR THREATENED DEFAULTS. In the event of any breach or threatened breach by either party of any of the covenants, agreements, terms or conditions contained in this Lease, the other party shall be entitled to bring an action to enjoin such breach or threatened breach or to compel specific performance of any covenant, agreement, term or condition herein, which right shall be cumulative with such party's other rights and remedies.


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                                   ARTICLE XVI
                                   ARBITRATION

            SECTION 16.1 GENERALLY. Unless otherwise expressly permitted hereunder, all disputes hereunder to be resolved by arbitration shall be resolved in accordance with this ARTICLE XVI.

            SECTION 16.2 STANDARD ARBITRATION. (a) If either party hereto desires to invoke the arbitration procedure set forth in this SECTION 16.2, the party invoking the arbitration procedure shall give a notice (the "ARBITRATION NOTICE") to the other party stating that the party sending the Arbitration Notice desires to meet within seven (7) Business Days to attempt to agree on a single arbitrator (the "ARBITRATOR") to determine the question at issue. The Arbitrator appointed shall be competent, qualified by training and experience, disinterested and independent, and an individual having not less than ten (10) years experience relating to commercial real estate in New York City. If the parties hereto have not agreed on the Arbitrator within ten (10) Business Days after the giving of the Arbitration Notice, then either party hereto, on behalf of both, may apply to the New York City office of the American Arbitration Association or any organization which is the successor thereto (the "AAA") for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within twenty-three (23) Business Days after application therefor, then either party may apply to the presiding Justice of the Appellate Division of the Supreme Court of the State of New York, First Department (the "COURT"), for the appointment of the Arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed by the agreement of the parties, by appointment by the AAA or by appointment by such court is referred to herein as the "APPOINTMENT DATE". If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement Arbitrator shall be appointed in the same manner as the original Arbitrator.

            (b) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the AAA, modified as follows:

                  (i) To the extent that the New York State Civil Practice and Law Rules (the "CPLR"), or any successor statute, imposes requirements different from those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of New York, such requirements shall be complied with in the arbitration.

                  (ii) Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn by an officer authorized to administer an oath to hear and decide the controversy faithfully and fairly and a written copy thereof shall be delivered to Landlord and Tenant.

                  (iii) Within twenty-three (23) Business Days after the Appointment Date, the parties hereto shall deliver to the Arbitrator two (2) copies of their respective written determinations of the appropriate resolution of the issue in question (each, a "DETERMINATION"), together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the


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Determination of the submitting party as the appropriate resolution of the issue in question. If each party submits a Determination with respect to the appropriate resolution of the issue in question. within the thirty-day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party.

                  (iv) Not more than twenty-three (23) Business Days after the earlier to occur of (A) the expiration of the twenty three Business Day period provided for in clause (iii) above or (B) the Arbitrator's receipt of both of the Determinations from the parties (such earlier date is referred to herein as the "SUBMISSION DATE"), and upon not less than seven (7) Business Days' notice to the parties, the Arbitrator may hold one or more hearings with respect to the determination of the appropriate resolution of the issue in question. The hearings shall be held in the Borough of Manhattan at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, PROVIDED that in all events all hearings with respect to the determination of the appropriate resolution of the issue in question shall be concluded not later than sixty (60) days after the Submission Date.

                  (v) The Arbitrator shall be instructed, and shall be empowered only, to select one of the Determinations which the Arbitrator believes is the more appropriate resolution of the issue at hand. Without limiting the generality of the foregoing, in rendering her or his decision, the Arbitrator shall not add to, subtract from, or otherwise modify the provisions of this Lease or either of the Determinations.

                  (vi) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to the parties hereto, within seven (7) Business Days after the earlier to occur of (A) his or her determination of the appropriate resolution of the issue in question pursuant to clause (iii) above or (B) the conclusion of the hearing(s) referred to in clause (iv) of this subsection.

            (c) The arbitration decision, determined as provided in this SECTION 16.2, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law and judgment may be entered thereon in any court of competent jurisdiction.

            (d) Each party shall pay its own fees and expenses relating to the arbitration described herein (including, without limitation, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay one-half of the fees and expenses of the AAA and of the Arbitrator; provided that if either party fails to submit a Determination within the period provided therefor, such non-submitting party shall pay all of such fees and expenses.

            (e) Time shall be of the essence as to all obligations of Landlord and Tenant set forth in this SECTION 16.2.

            SECTION 16.3 EXPEDITED ARBITRATION. (a) If either party hereto desires to invoke the arbitration procedure set forth in this SECTION 16.3. the party invoking the arbitration procedure shall give an Arbitration Notice to the other party stating that the party sending the Arbitration Notice desires to meet within three (3) Business Days to attempt to agree on an Arbitrator to determine the question at issue. The Arbitrator appointed shall be competent, qualified by training and experience,


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disinterested and independent, and an individual having not less than ten (10)
years experience relating to commercial real estate in New York City. If the parties hereto have not agreed on the Arbitrator within three (3) Business Days after the giving of the Arbitration Notice, then either party hereto, on behalf of both, may apply to the AAA for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within twenty (20) Business Days after application therefor. then either party may apply to the Court, for the appointment of the Arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed by the agreement of the parties, by appointment by the AAA or by appointment by such court is referred to herein as the "APPOINTMENT DATE". If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement Arbitrator shall be appointed in the same manner as the original Arbitrator.

            (b) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the AAA for expedited arbitration, modified as follows:

                  (i) To the extent that the CPLR, or any successor statute, imposes requirements different from those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of New York, such requirements shall be complied with in the arbitration.

                  (ii) Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn by an officer authorized to administer an oath to hear and decide the controversy faithfully and fairly and a written copy thereof shall be delivered to Landlord and Tenant.

                  (iii) Within ten (10) Business Days after the Appointment Date, the parties hereto shall deliver to the Arbitrator two (2) copies of their respective Determinations, together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. Such ten Business-Day period may not be extended by the Arbitrator. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the appropriate resolution of the issue in question. If each party submits a Determination with respect to the appropriate resolution of the issue in question, within the ten Business-Day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party.

                  (iv) Not more than ten (10) Business Days after the earlier to occur of (A) the expiration of the ten Business-Day period provided for in clause (iii) above or (B) the Submission Date, and upon not less than three (3) Business Days' notice to the parties, the Arbitrator may hold one hearing with respect to the determination of the appropriate resolution of the issue in question. The hearing shall be held in the Borough of Manhattan at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross examine witnesses at the hearing. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, PROVIDED that in all events all hearings with respect to the determination of the appropriate resolution of the issue in question shall be concluded not later than thirty (30) days after the Submission Date.


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                  (v) The Arbitrator shall be instructed, and shall be empowered only, to select one of the Determinations which the Arbitrator believes is the more appropriate resolution of the issue at hand. Without limiting the generality of the foregoing, in rendering her or his decision, the Arbitrator shall not add to, subtract from, or otherwise modify the provisions of this Lease or either of the Determinations.

                  (vi) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to the parties hereto, within three (3) Business Days after the earlier to occur of (A) his or her determination of the appropriate resolution of the issue in question pursuant to clause (iii) above or (B) the conclusion of the hearing(s) referred to in clause (iv) of this subsection.

            (c) The arbitration decision, determined as provided in this SECTION
16.3. shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law and judgment may be entered thereon in any court of competent jurisdiction.

            (d) Each party shall pay its own fees and expenses relating to the arbitration described herein (including, without limitation, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay one-half of the fees and expenses of the AAA and of the Arbitrator; provided that if either party fails to submit a Determination within the period provided therefor, such non-submitting party shall pay all of such fees and expenses.

            (e) Time shall be of the essence as to all obligations of Landlord and Tenant set forth in this SECTION 16.3.


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                                  ARTICLE XVII
                       INDEMNITY; LIMITATION ON LIABILITY

            SECTION 17.1 INDEMNIFICATION BY TENANT. To the fullest extent permitted by law, Tenant shall indemnify Landlord and all of the other Public Parties for, and hold Landlord and all of the other Public Parties harmless from and against, any and all claims that may be imposed upon or incurred by or asserted against Landlord or any of the other Public Parties by reason of any of the following, (x) except with respect to (i) actions taken or claimed to have been taken by, or on behalf of, Landlord with respect to all or any portion of the Property prior to the delivery of Possession of such portion of the Property to Tenant, (ii) the physical condition, prior to delivery of Possession thereof to Tenant, of any Existing Improvements to be demolished, (iii) any claims for compensation by condemnees as a result of the Condemnation or (iv) any claims by third parties that relate to the Property and which arose prior to delivery of Possession of the Property to Tenant, PROVIDED that nothing herein is intended to qualify or limit in any manner Tenant's obligations under this Lease, including those pertaining to the period prior to the delivery of Possession, or
(y) unless caused by the gross negligence or intentionally tortious acts of Landlord, the other Public Parties or their respective agents or employees, or by the actions of Landlord, the other Public Parties, or their respective agents or employees in its or their governmental capacity:

            (a) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Property or as a result of any act or omission occurring on or with respect to the Property or any other matter or thing arising out of the use, repair, maintenance, operation or occupation of the Property, or the use, repair, maintenance, operation and occupation by Tenant of the streets, sidewalks or service roads, as applicable, adjacent thereto;

            (b) performance of any Construction Work or act done in, on or about the Property or any part thereof;

            (c) any lien or claim that may be alleged to have arisen against or on the Property, or any lien or claim created or permitted by Tenant or any Subtenant or any of its or their officers, agents, contractors, servants, employees, licensees or invitees against any assets of, or funds appropriated to, Landlord;

            (d) any claim for brokerage commissions, fees or other compensation by any person who alleges to have acted or dealt with Tenant in connection with this Lease or the transactions contemplated by this Lease or any Transfers;

            (e) any failure on the part of Tenant to perform or comply with any of Tenant's Obligations; and

            (f) any failure or alleged failure on the part of Tenant or a Related Entity to perform or comply with any agreement between Tenant or a Related Entity and a third party.

Notwithstanding the above, Tenant shall have no duty to indemnify Landlord or any of the other Public Parties from such Claims to the extent such Claims (1) are brought to enjoin development of the Project or challenge Landlord's authority to enter into this Lease (PROVIDED, HOWEVER, the limitation contained in this clause (1) shall not apply to the extent such Claims are based on Tenant's negligence, willful misconduct, alleged violation of Legal Requirements or failure to comply with the terms of this Lease), (2) arise from a failure or alleged failure on the part of Landlord to perform or


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comply with any agreement between Landlord and a third party not covered by this
Lease, or (3) in respect of SECTIONS 17.1(a) and 17.1(b) hereof, arise prior to the Delivery Date (PROVIDED, HOWEVER, the limitation contained in this clause
(3) shall not apply to the extent such Claims are based on Tenant's negligence, willful misconduct, alleged violation of Legal Requirements or failure to comply with the terms of this Lease).

            SECTION 17.2 INDEMNIFICATION GENERALLY.

            (a) INDEMNIFIED PARTIES. Wherever in this Lease a party shall be obligated to indemnify the other party, then such party shall indemnify, defend and hold harmless the other party and its respective commissioners, members, directors, officers, agents, employees, partners and/or shareholders (collectively, the "INDEMNIFIED PARTIES"), to the full extent lawful, from and against all Claims which shall be paid, incurred, related to or arising from the indemnified matter. The foregoing indemnification shall be in addition to any liability which such party may otherwise have. If indemnification were for any reason not to be available with respect to any matter, the indemnifying party shall contribute to the settlement, loss or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations.

            (b) PROCEEDINGS. The indemnifying party under this Lease shall defend the applicable Indemnified Party with counsel reasonably satisfactory to such Indemnified Party (unless the indemnified Claim is covered by insurance, in which event counsel shall be attorneys for, or approved by, the insurance carrier), shall keep the Indemnified Party apprised of all legal proceedings and shall not enter into any settlement without the Indemnified Party's prior written consent, which shall not be unreasonably withheld. Promptly after receipt by the Indemnified Party of notice of any claim or the commencement of any action or proceeding covered by the indemnity pursuant to this SECTION 17.2, the Indemnified Party shall notify the indemnifying party in writing of such claim or the commencement of such action or proceeding.

            (c) PAYMENT OF COSTS. Tenant's Obligations with respect to any matter under this Lease as to which Tenant is indemnifying Landlord shall not be affected in any way by the absence of insurance coverage, the amount of any deductible, or by the failure or refusal of any insurance carrier to perform an obligation on its part under insurance policies procured by or on behalf of Tenant. Any amounts that become payable by Tenant to Landlord under this Lease with respect to any such matter and that are not paid within ten (10) Business Days after demand therefor following payment of such amounts by Landlord shall bear interest at the Interest Rate from the date of such payment by Landlord.

            SECTION 17.3 RECOURSE ONLY TO LANDLORD'S ESTATE IN THE PROPERTY. Notwithstanding anything to the contrary contained herein, in the event of any default by Landlord hereunder, Tenant shall look only to Landlord's estate in the Property (or the proceeds thereof), and no other property or assets of Landlord or its agents, officers, directors, shareholders, partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law or Tenant's use or occupancy of the Property or any other liability of Landlord to Tenant. Tenant in any event hereby waives any right to collect from Landlord any indirect, consequential, special or punitive damages whatsoever, whether or not Landlord was or should have been aware of the probability or magnitude of such damages, unless a court of competent jurisdiction finally determines that Landlord has acted in bad faith in


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respect of the claim made against Landlord. Tenant's foregoing waiver constitutes a material inducement to Landlord to enter into the Project
Documents.

            SECTION 17.4 RECOURSE ONLY TO TENANT'S ESTATE IN THE PROPERTY. Notwithstanding anything to the contrary contained herein, Landlord shall look only to Tenant's interest in the Property (or the proceeds thereof) and any funds held by the Depositary pursuant to the terms of this Lease, in the event of the occurrence of any Event of Default by Tenant hereunder, and no other property or assets of Tenant or its Principals shall be subject to levy, execution or other enforcement procedure for the satisfaction of Landlord's remedies under or with respect to this Lease. The foregoing limitation on liability shall not be applicable to:

            (a) loss or damage suffered by Landlord to the extent of any insurance proceeds, Adjusted Gross Revenues, rents, condemnation awards, security deposits, downpayments or trust funds applied by Tenant or its Principals in violation of applicable law or the provisions of this Lease or loss or damage suffered by Landlord on account of any criminal acts, fraud or intentional misrepresentation by Tenant or its Principals;

            (b) any loss from damage to the Core and Shell or Tenant Subway Improvements resulting from intentional waste, the willful destruction, willful damage by or on behalf of Tenant to the Core and Shell or Tenant Subway Improvements;

            (c) the cost of remediation or removal of Hazardous Materials and reasonable attorney fees and disbursements and other professional fees incurred by Landlord in connection with any matter under SECTION 7.8 hereof;

            (d) any loss or damage suffered by Landlord in connection with any claim by Tenant that the relationship of Tenant and Landlord is that of joint venturers or any other relationship other than that of landlord and tenant;

            (e) any loss or damage suffered by Landlord arising from a Transfer by Tenant to any Prohibited Person;

            (f) loss, damage or liability in connection with the Project to the extent such loss, damage or liability would have been covered by insurance if Tenant had maintained the insurance policies required to be maintained hereunder by Tenant; or

            (g) Charges accruing after an Event of Default and before any termination of this Lease by reason of the use or occupancy by Tenant prior to reentry by Landlord.

Notwithstanding anything to the contrary in the foregoing, Landlord shall not have recourse to the assets or property of any Principal of Tenant that is an individual for satisfaction of any claim under this Lease.

            SECTION 17.5 SURVIVAL. The provisions of this Article XVII shall survive the expiration or earlier termination of this Lease.


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                                  ARTICLE XVIII
                QUIET ENJOYMENT; TRANSFER OF LANDLORD'S INTEREST

            SECTION 18.1 QUIET ENJOYMENT. Landlord covenants that if and so long as Tenant duly keeps and performs each and every Obligation of Tenant hereunder, Tenant shall quietly enjoy the Property without hindrance or molestation by Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

            SECTION 18.2 TRANSFER OF LANDLORD'S INTEREST. Except as set forth in this SECTION 18.2, Landlord shall not convey or assign its interest or estate in this Lease to a third party, other than its right to receive any amounts payable to Landlord hereunder, and as permitted in SECTIONS 1.01 and 10.09 of the Site 8 South Project Agreement. Landlord may transfer its interest in the Property and this Lease to any Government Authority PROVIDED, HOWEVER, that no assignment permitted hereunder shall result in a decrease (other than to a de minimis extent) in any of Tenant's, FC Members', NYTC Member's, or their Related Entities' rights or benefits under any of the Project Documents or the IDA Project Agreement or an increase (other than to a de minimis extent) in Tenant's, FC Members', NYTC Member's, or their Related Entities' obligations, liabilities or costs under any of the Project Documents or the IDA Project Agreement. It is expressly understood and agreed that "Landlord", as used in this Lease, means only the owner for the time being of the Property and this Lease, and in the event of the sale, assignment or transfer by such owner of its or their interest in the Property and in this Lease, such owner shall thereupon be released and discharged from all of Landlord's Obligations thereafter accruing; but such Obligations shall be binding upon each new owner of the Property and this Lease.


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                                   ARTICLE XIX
                       WAIVER OF JURY TRIAL; COUNTERCLAIMS

            SECTION 19.1 WAIVER OF JURY TRIAL. The parties hereto waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors or assigns under or connected with this Lease or any of its provisions or any negotiations in connection therewith or Tenant's use or occupancy of the Property, except when such action or proceeding arises from personal injury suffered on or resulting from the Property.

            SECTION 19.2 NO COUNTERCLAIMS. Tenant shall not interpose any counterclaims in a summary proceeding or in any action based on nonpayment by Tenant of Charges other than compulsory counterclaims.

            SECTION 19.3 SURVIVAL. The provisions of this ARTICLE XIX shall survive the expiration or earlier termination of this Lease.


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                                   ARTICLE XX
                                     NOTICES

            SECTION 20.1 NOTICES. Each written notice, demand, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received (a) if personally delivered with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time delivered on a Business Day or, if not a Business Day, the next succeeding Business Day), or (b) by nationally recognized overnight courier (any notice or communication so sent being deemed to have been received on the first succeeding Business Day subsequent to the day so sent), addressed to the respective parties as follows:

            (a)   if to Landlord:

                  42nd St. Development Project, Inc.
                  633 Third Avenue, 33rd floor
                  New York, New York 10017
                  Attention:   President

                  with copies to:

                  (i) New York City Economic Development Corporation 110 William Street
                        New York, New York 10038
                        Attention: President

                  (ii)  New York City Law Department
                        100 Church Street
                        New York, New York 10007
                        Attention: Chief, Economic Development Division

                  (iii) Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York 10022-6069
                        Attention: Chris M. Smith, Esq. (3578/13)

                  (iv)  Pillsbury Winthrop LLP
                        One Battery Park Plaza
                        New York, New York 10004
                        Attention: Max Friedman, Esq.

                  (v) New York State Urban Development Corporation d/b/a Empire State Development Corporation
                        633 Third Avenue
                        New York, New York 10017
                        Attention: 42nd Street Development Project, Inc.


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                  (b)   if to Tenant:

                        The New York Times Company
                        229 West 43rd Street
                        New York, New York 10036
                        Attention: General Counsel

                        AND

                        c/o Forest City Ratner Companies
                        One MetroTech Center North
                        Brooklyn, New York 11201
                        Attention: General Counsel

                        AND

                        INGREDUS Site 8 South LLC
                        c/o Clarion Partners
                        335 Madison Avenue
                        New York, New York 10017
                        Attn: Mr. Charles Grossman

                        with copies to:

                        (vi)    The New York Times Company
                                229 West 43rd Street
                                New York, New York 10036
                                Attention: Director of Real Estate

                        (vii)   INGREDUS Site 8 South LLC
                                c/o Clarion Partners
                                601 13th Street, N.W.
                                Suite 450 North
                                Washington, DC 20005
                                Attn: Mr. Martin Standiford

                        (viii)  Swidler Berlin Shereff Friedman LLP
                                Chrysler Building
                                405 Lexington Avenue
                                New York, New York 10174
                                Attention: Martin D. Polevoy, Esq.

                        (ix)    Kelley Drye & Warren LLP
                                101 Park Avenue
                                New York, New York 10178
                                Attention: James J. Kirk, Esq.


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                        (x)     Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York 10036
                                Attention: Benjamin F. Needell, Esq.

or to such other address as may be specified by written notice sent in accordance herewith. No notice, demand, request or other communication hereunder shall be effective unless given as aforesaid.


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                                   ARTICLE XXI
                              ESTOPPEL CERTIFICATE

            SECTION 21.1 CERTIFICATE OF TENANT. Tenant shall, within ten (10) Business Days after notice (which notice may not be given more often than three
(3) times in any twelve month period) by Landlord, execute, acknowledge and deliver to Landlord or to any other Person specified by Landlord, a statement in writing (which may be relied upon by such Person or by any other Person designated in such notice) (a) certifying (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, as modified, is in full force and effect, stating the date of each such modification and providing a copy thereof, if requested), and (ii) the date to which each item of Charges payable by Tenant hereunder has been paid, and (b) stating (i) whether, to the best knowledge of Tenant, any event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default by Landlord in the performance of any covenant, agreement, obligation or condition contained in this Lease, and (ii) whether, to the best knowledge of Tenant, Landlord is in default in performance of any covenant, agreement, obligation or condition contained in this Lease, and, if so, specifying in detail each such default.

            SECTION 21.2 CERTIFICATE OF LANDLORD. Landlord shall, within ten
(10) Business Days after notice (which notice may not be given more often than three (3) times in any twelve-month period) by Tenant or any Recognized Mortgagee, execute, acknowledge and deliver to Tenant or any Recognized Mortgagee, or such other Person designated by Tenant or such Recognized Mortgagee in such notice, a statement in writing (which may be relied upon by such Person and by current and prospective Recognized Mortgagees, Subtenants and Assignees (other than Prohibited Persons)): (a) certifying (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, as modified, is in full force and effect, stating the date of each such modification and providing a copy thereof, if requested), and (ii) the date to which each item of Charges payable by Tenant hereunder to Landlord has been paid; and (b) stating (i) whether, to the best knowledge of Landlord, an Event of Default has occurred or any event has occurred that, with the giving of notice or the passage of time, or both, would constitute an Event of Default and
(ii) whether, to the best knowledge of Landlord, a Default has occurred in Tenant's performance of any covenant, agreement, obligation or condition contained in this Lease, and, if so, specifying, in detail, each such Default or Event of Default.

            SECTION 21.3 CONSTRUCTION CERTIFICATE. Upon satisfaction of the conditions required with respect to the delivery of Possession, the Commencement of Construction of the New Building, or the Substantial Completion of the New Building, Landlord and Tenant shall certify the occurrence of the following and the date on which each occurred (which certification may be relied upon by Landlord, Tenant and current and prospective Recognized Mortgagees, Subtenants and assignees (other than Prohibited Persons)): (a) the delivery of Possession;
(b) the Commencement of Construction of the New Building; and (c) the Substantial Completion of the New Building (the parties agreeing that any certification of Landlord regarding Substantial Completion shall be based on an Architect's Certification, prepared by an Architect approved by Landlord, of same (which Architect's Certification shall be based on the certifying architect's independent assessment and not on any representation made by Tenant or its affiliates and shall be deemed approved by Landlord unless disputed within ten (10) Business Days of receipt thereof by Landlord).


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                                  ARTICLE XXII
                                  SEVERABILITY

            SECTION 22.1 SEVERABILITY. If any term or provision of this Lease or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


                                      132
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                                  ARTICLE XXIII
                       END OF TERM; TITLE TO IMPROVEMENTS

            SECTION 23.1 SURRENDER.

            (a) Upon the expiration or earlier termination of this Lease other than by virtue of Tenant's exercise of the Purchase Option, or upon the re-entry of Landlord upon the Property pursuant to SECTION 23.2 hereof, Tenant shall, without any payment to or allowance by Landlord whatsoever, peaceably and quietly leave, surrender and deliver unto Landlord the Property, and any Improvements and Equipment constructed therein or located thereon from time to time, in good order, condition and repair, reasonable wear and tear excepted, free and clear of (i) all lettings and occupancies, other than Subleases expiring after the Expiration Date with respect to which Landlord has entered into a Nondisturbance Agreement, and (ii) all agreements, easements, encumbrances or other liens, other than the Permitted Encumbrances and those created or consented to in writing by Landlord. If the Property is not so surrendered at the end of this Lease, Tenant shall compensate Landlord for all damages which Landlord shall suffer by reason thereof (but excluding consequential damages), and shall indemnify Landlord from and against all Claims resulting from or arising in connection with Tenant's failure to surrender the Property, including any Claim made by any succeeding tenant against Landlord founded upon delay by Landlord in delivering possession of the Property to such succeeding tenant, so far as such delay is occasioned by the failure of Tenant to surrender the Property. Notwithstanding anything to the contrary contained in this Lease, upon the expiration or earlier termination of this Lease other than by virtue of Tenant's exercise of the Purchase Option, Tenant shall not be obligated to remove Equipment or to restore the Property to its condition prior to any Alterations, but Tenant shall, upon Landlord's request, be required to remove any personal property of Tenant or any Subtenant, and any Subtenant shall be entitled to remove any Improvement or Equipment made or installed by or on behalf of such Subtenant (other than a Subtenant that is a Related Entity of Tenant) as long as after such removal the Core and Shell (1) remains in working order, condition and good repair, reasonable wear and tear excepted and (2) continues to provide all necessary services to the Improvements.

            (b) In the event of any surrender in accordance with SECTION 23.1(a) hereof, Tenant shall deliver to Landlord (i) Tenant's executed counterparts of all Subleases (if applicable) and any management, service and maintenance contracts then affecting the Property, nothing herein implying that any such Subleases or other agreements may encumber the Property after the Expiration Date, (ii) complete maintenance records for the Property, (iii) all original licenses and permits then pertaining to the Property to the extent in Tenant's possession or otherwise available, or if such originals are not in Tenant's possession or available, true and complete copies thereof certified by a Qualified Certifying Party of Tenant, (iv) permanent or temporary certificates of occupancy then in effect for the Improvements (and transfer documents relating thereto), (v) all warranties and guaranties then in effect which Tenant has received in connection with any work or services performed or Equipment installed in the Improvements, (vi) all financial reports, books and records required by this Lease and any and all other documents of every kind and nature whatsoever relating to the operation of the Property, to the extent in Tenant's possession or otherwise obtainable by Tenant upon request, and (vii) all keys to the Property.

            (c) In the event this Lease terminates prior to the Scheduled Expiration Date, Tenant shall execute and deliver to Landlord such instruments of surrender, assignment and transfer, as the case may be, as Landlord may deem reasonably necessary to evidence the same pursuant to SECTION 23.1(b) hereof.


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

            (d) Except as otherwise provided in SECTIONS 5.2 and 14.3(f) hereof, any funds held by Depositary, including any Restoration Funds that shall not have been applied to Restoration, any other Restoration Funds then being held by Tenant, and any other insurance proceeds or condemnation awards then payable in respect of a Casualty or condemnation (net, to the extent not otherwise deducted, of reasonable, actual out-of-pocket costs of collection, if any, incurred by Tenant), shall be paid to Landlord free and clear of any claim by Tenant, or any Person claiming by, under or through Tenant, subject, however, to the rights, if any, of any Recognized Mortgagee or Subtenant with which Landlord has entered into a Recognized Mortgage or Nondisturbance Agreement, as applicable. By executing this Lease, Tenant shall be deemed to have agreed, subject, however, to the rights, if any, of any Subtenant with which Landlord has entered into a Nondisturbance Agreement, to assign all proceeds and awards, and the right to receive the same, to Landlord effective as of the Expiration Date, and Tenant shall, at Landlord's request, execute and deliver to Landlord such instruments of assignment as Landlord may request (in form reasonably satisfactory to Landlord) to evidence such assignment. The execution and delivery of such instruments, however, shall not be required to effect the assignment of such proceeds or awards to Landlord.

            (e) The provisions of this SECTION 23.1 shall survive the expiration or earlier termination of this Lease.

            SECTION 23.2 RE-ENTRY. From and after any date upon which Landlord shall be entitled to give a Termination Notice, Landlord may, without further notice, enter upon, re-enter, possess and repossess itself of the Property, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all other persons and property from the Property and may have, hold and enjoy the Property and the right to receive all rental and other income of and from the same. As used in this Lease the words "enter" and "re-enter" are not restricted to their technical legal meanings.

            SECTION 23.3 REMOVAL OF PROPERTY. Any personal property of Tenant, any Manager or any Subtenant which shall remain on or in the Property after the Expiration Date and the removal of Tenant and such Subtenant from the Property, may, at the option of Landlord, after thirty (30) days prior Notice to Tenant from Landlord, be deemed to have been abandoned by Tenant, such Manager or such Subtenant and may either be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. However, Landlord shall also have the right to require Tenant to remove any such personal property of Tenant, such Manager or such Subtenant at any such time at Tenants own cost and expense, PROVIDED that Landlord shall give Tenant at least thirty
(30) days prior written notice requesting the removal of any such personal property of Tenant, such Manager or such Subtenant from the Property. From and after the Expiration Date, Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant, such Manager or any Subtenant.

            SECTION 23.4 TITLE TO IMPROVEMENTS. Title to the Existing Improvements, and title to all Improvements thereafter erected on the Land by or on behalf of Tenant or any Subtenant pursuant to the applicable provisions of this Lease or any Sublease, shall remain, and immediately upon erection or installation thereof on the Land shall become, the property of Landlord.


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                                  ARTICLE XXIV
                                COVENANTS BINDING

            SECTION 24.1 COVENANTS BINDING. The covenants, agreements, terms, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, except as otherwise provided herein, the successors and assigns of Tenant.


                                      135
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                                   ARTICLE XXV
                           ENTIRE AGREEMENT; NO WAIVER

            SECTION 25.1 ENTIRE AGREEMENT. This Lease and the Project Documents contain all the covenants, representations, warranties and conditions made by or between the parties hereto with respect to the subject matter hereof. This Lease may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            SECTION 25.2 NO WAIVER.

            (a) RECEIPT OF CHARGES. The payment or receipt of any amounts due hereunder from the other party hereto, with knowledge of any breach of this Lease by such other party or of any default on the part of such other party in the observance, performance or compliance with any of such other party's Obligations shall not be deemed to be a waiver of any of the terms, covenants or conditions of this Lease. In the event that Tenant is in arrears in the payment of any Charges or other sum payable hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            (b) ENFORCEMENT OF TERMS. No failure on the part of any party hereunder to enforce any term, covenant or condition herein contained, nor any waiver of any right hereunder by any party hereunder, unless in writing, shall discharge or invalidate such term, covenant or condition, or affect the right of such party to enforce the same in the event of any subsequent breach or default. The consent of Landlord to any act or matter must be in writing and shall apply only with respect to the particular act or matter to which such consent is given and shall not relieve the other party hereunder from the obligation wherever required under this Lease to obtain the consent of such party to any other act or matter. The receipt by Landlord of any Charges or any other sum of money or any other consideration hereunder paid by or on behalf of Tenant after the termination, in any manner, of this Lease, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term of this Lease or destroy or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. No act or thing done by Landlord or any employee, agent or representative of Landlord during the term of this Lease shall be deemed to be an acceptance of a surrender of the Property, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.


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                                  ARTICLE XXVI
                                    NO MERGER

            SECTION 26.1 NO MERGER. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Property by reason of the fact that the same person acquires or holds, directly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Property or any interest in such fee estate.


                                      137
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                                  ARTICLE XXVII
                                  ENCUMBRANCES

            SECTION 27.1 ENCUMBRANCES. Tenant will not, without the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion (except in respect of utility or comparable easements necessary for the day-to-day operation of the Property, in which case Landlord's consent shall not be unreasonably withheld), impose any restrictive covenants, liens or encumbrances upon the Property or any part thereof. Nothing in the foregoing shall restrict Tenant's right to encumber the leasehold estate in the Property created hereby in accordance with the terms hereof.


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                                 ARTICLE XXVIII
                               CONSENTS; APPROVALS

            SECTION 28.1 REASONABLE STANDARD. Wherever it is specifically provided in this Lease that Landlord's or Tenant's consent shall not be unreasonably withheld, Landlord or Tenant, as applicable, must be reasonable in granting its consent and a response to a request for such consent shall not be unreasonably delayed or conditioned. If a request is received in writing by Landlord or Tenant for a consent or approval required under this Lease or for information to which the party making such request shall be entitled, the party receiving such request shall act with reasonable promptness thereon and shall not unreasonably delay notifying the party making such request as to the granting or withholding of such consent or approval or furnishing to such party the information requested. Except where it is specifically provided in this Lease that Landlord's consent shall not be unreasonably withheld, whenever Landlord's consent or approval shall be required hereunder for any matter, the decision as to whether or not to consent to or approve the same shall be in the sole discretion of Landlord.

            SECTION 28.2 NO DAMAGES. Tenant hereby waives any claim for damages against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent that, pursuant to specific provisions of this Lease, is not to be unreasonably withheld or otherwise to act reasonably in the performance of Landlord's Obligations, except where Landlord has withheld such consent due to Landlord's bad faith or in an arbitrary and capricious manner (as determined by a court of competent jurisdiction after all permitted appeals taken). In any such case, Tenant's sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. Tenant agrees that if Tenant shall request such a consent from Landlord and Landlord shall fail or refuse to give such consent or shall delay the giving of such consent, Tenant shall not be entitled to any damages for such withholding or delay, except where Landlord has withheld such consent due to Landlord's bad faith or in an arbitrary and capricious manner (as determined by a court of competent jurisdiction after all permitted appeals taken).

            SECTION 28.3 DEEMED CONSENT. (a) Except as set forth in SECTION 28.3(b) hereof, whenever it is provided in this Lease that Landlord shall respond to Tenant's request for Landlord's consent within a specified period of time, Landlord's consent shall be deemed given if Landlord shall have not responded to such request within such specified period, provided that Tenant's request shall contain the following notice in bold and capitalized type:

      YOUR CONSENT TO THE [DESCRIBE REQUEST] SHALL BE DEEMED GIVEN IF YOU FAIL TO RESPOND TO THIS REQUEST WITHIN [SPECIFIED PERIOD] FROM THE DATE OF YOUR RECEIPT OF THIS NOTICE.

Whenever the period of time for Landlord to respond to Tenant's request for Landlord's consent is not specified, such period of time shall be deemed to be twenty-three (23) Business Days from receipt of Tenant's notice requesting such consent, and Landlord's consent shall be deemed given if Landlord shall have not responded to such request within such twenty-three Business Day period, provided that Tenant's request shall contain the aforementioned notice, appropriately modified. The provisions of this SECTION 28.3(a) shall not apply to consents covered by SECTION 28.3(b) hereof or to any other provision of this Lease that specifically provides for additional or other conditions for the granting of Landlord's deemed consent. Notwithstanding anything to the contrary in the foregoing, if within the period specified for Landlord to respond to Tenant's consent request Landlord makes a reasonable request to Tenant for additional information regarding the subject matter of such consent request, the period of time for Landlord to respond to Tenant's request shall not commence until Landlord receives the requested information.

            (b) With respect to Tenant's requests for Landlord's consents required under SECTIONS 6.2, 9.2(a) or 13.1 or ARTICLE XXVIII hereof, the following shall apply: Whenever the period of time for Landlord to respond to Tenant's request for Landlord's consent is not specified, Tenant's request for Landlord's consent shall contain the following notice in bold and capitalized type:

      THIS CONSENT REQUEST IS SUBJECT TO THE "DEEMED CONSENT" PROVISIONS OF
      SECTION 28.3(B) OF THE LEASE.

If Landlord fails to respond to Tenant's request within twenty-three (23) Business Days from receipt of Tenant's notice requesting Landlord's consent, or Landlord fails to make a reasonable request for additional information related thereto within such thirty-day period and thereafter to respond to such request within twenty-three (23) Business Days after written submission of such additional information as Landlord shall have reasonably requested, Tenant shall have the right to give Landlord a reminder notice, which reminder notice shall contain the following caption in bold and capitalized type:

      YOUR CONSENT TO THE [DESCRIBE REQUEST] SHALL BE DEEMED GIVEN IF YOU FAIL TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE OF YOUR RECEIPT OF THIS NOTICE.

If Landlord fails to grant or deny the requested consent within five (5) Business Days after its receipt of such reminder notice, Landlord's consent thereof shall be deemed given. Whenever in the above-enumerated provisions of this Lease the period of time for Landlord to respond to Tenant's request for Landlord's consent is specified, the foregoing provisions of this SECTION 28.3(b) shall apply, except that all references above to twenty-three (23) Business Days shall be replaced by the period of time so specified.


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                                  ARTICLE XXIX
                    NON-DISCRIMINATION AND AFFIRMATIVE ACTION

            SECTION 29.1 INCORPORATION BY REFERENCE. The provisions set forth on EXHIBIT T attached hereto are incorporated herein as if fully set forth herein.


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                                   ARTICLE XXX
         REPRESENTATIONS, WARRANTIES AND COVENANTS, AND OTHER AGREEMENTS

            SECTION 30.1 REPRESENTATIONS AND WARRANTIES.

            (a) TENANT'S REPRESENTATIONS AND WARRANTIES. Tenant represents and warrants to Landlord that as of the date hereof:

                  (i) Tenant is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York and has full power and authority to conduct its business as presently conducted and to enter into this Lease and the terms, provisions, covenants and obligations of Tenant as set forth in the Lease are legally binding on and enforceable against Tenant;

                  (ii) the execution, delivery and performance of this Lease do not and will not (A) violate or conflict with the Constitutive Documents of Tenant, (B) violate or conflict with any judgment, decree or order of any court applicable to or affecting Tenant, (C) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Tenant is a party or by which Tenant is bound, or (D) violate or conflict with any law or governmental regulation or permit applicable to Tenant;

                  (iii) EXHIBIT U attached hereto correctly sets forth the identity of the members of Tenant and the holders of the direct equity interests in such partners; none of Tenant's members, partners, shareholders, or members, partners or shareholders thereof, or officers, are Prohibited Persons; and

                  (iv) Tenant has made available to Landlord true and complete copies of the Constitutive Documents, and such Constitutive Documents are in full force and effect, and have not been replaced, amended, modified or terminated.

            (b) LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that as of the date hereof Landlord is duly organized and validly existing under the laws of New York and has full power and authority to conduct its business as presently conducted and to enter into this Lease and the terms, provisions, covenants and obligations of Landlord as set forth in the Lease are legally binding on and enforceable against Landlord;

            (c) ACKNOWLEDGEMENT OF NO OTHER REPRESENTATIONS OR WARRANTIES. (i) Tenant acknowledges that, except for the representations contained in this Lease, in the other Project Documents and in any other documents executed contemporaneously with this Lease (A) no representations, statements or warranties, express or implied, have been made by, or on behalf of, Landlord, ESDC, NYCEDC or the City with respect to the Property or the transaction contemplated by this Lease, the status of title to the Property, the physical condition thereof, the tenants and occupants thereof, the zoning or other laws, regulations, rules and orders applicable thereto or the use that may be made of the Property, (B) Tenant has relied on no such other representations, statements or warranties, and (C) none of Landlord, ESDC, NYCEDC or the City in no event whatsoever shall be liable for any latent or patent defects in the Property.

                  (ii) Landlord acknowledges that, except for the representations and warranties contained in SECTION 30.1(a) hereof, the balance of the Lease, in the other Project


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Documents and in any other documents executed contemporaneously with this
Lease, (A) no representations, statements or warranties, express or implied, have been made by, or on behalf of, Tenant with respect to the Property or the transaction contemplated by this Lease, and (B) Landlord has relied on no such representations, statements or warranties.

            SECTION 30.2 POSSESSION. It is not a condition of this Lease that Landlord deliver full or partial Possession on the Commencement Date. Landlord shall have no obligation to deliver Possession prior to Landlord's approval of the Final Plans and Specifications pursuant to SECTION 6.2(c) hereof.

            SECTION 30.3 COVENANTS OF TENANT. In addition to any other covenants of Tenant set forth in this Lease, Tenant hereby agrees and covenants to make available to the Public Parties, promptly upon execution thereof but not later than ten (10) days after execution: (i) any amendments to Tenant's Constitutive Documents and (ii) any Operative Agreements and any amendments thereto. Subject to SECTION 32.2 hereof, any amendments to Tenant's Constitutive Documents and the Operative Agreements shall be subject to review and the reasonable approval by the Public Parties, within thirty (30) days of the Public Parties' gaining access thereto, solely to confirm (A) compliance with the transfer provisions set forth in ARTICLE XIII hereof, (B) the composition and identify of Tenant, and (C) compliance with SECTIONS 30.1(a)(ii) and 30.1(a)(iv) hereof.

            SECTION 30.4 PUBLIC AMENITY. (a) Generally. As an express condition to the execution of the Project Documents, Tenant agrees (at its sole cost and expense) to construct, finance, complete, operate and maintain a public amenity within the New Building that will provide a significant public benefit within the objectives of the 42nd Street Project (the "PUBLIC AMENITY"). Landlord agrees that the construction, completion, operation and maintenance of the Public Amenity Space in accordance with the terms and conditions of this SECTION
30.4 shall fulfill Tenant's obligations with respect to the Public Amenity. Tenant agrees and covenants that Tenant's failure to construct, complete, open and maintain the Public Amenity during the PA Obligation Term in accordance with this Lease and the DUO shall be a default hereunder.

            (b) DEFINED TERMS.

                  (i) "AUDITORIUM" means that portion of the New Building designated as the "Auditorium" on the Schematic Design Plan drawing numbered A1001 on EXHIBIT 1-1 attached hereto.

                  (ii) "EVENT" means any date on which a formally scheduled event takes place in the Auditorium or the Gallery; PROVIDED, HOWEVER, that (A) any such event utilizing both the Auditorium and the Gallery at the same time shall constitute one (1) Event and (B) so long as they are not related in subject matter and not intended to serve the same audience, up to two (2) Events taking place on the same day shall constitute separate Events.

                  (iii) "GALLERY" means that portion of the New Building designated as the "Gallery" on Schematic Design Plan drawing numbered A1001 on
EXHIBIT I-1 attached hereto.

                  (iv) "NFP EVENT" means an Event: (A) sponsored by, organized by or primarily serving, a NFP User; and (B) for which Tenant charges not more than the PA NFP Operating Costs.


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                  (v) "NFP EVENT SHORTFALL" means, for any PA Year, the positive difference (if any) between: (A) the number of NFP Events required by SECTION 30.4(d)(i) hereof: and (B) the number of NFP Events actually occurring.

                  (vi) "NFP USER" means: (A) a public charity organized under
Section 501(c)(3) of the Income Tax Code; and (B) any other bona fide not-for-profit entity that is approved in advance by Landlord in Landlord's sole discretion, which approval shall be granted or withheld within five (5) Business Days of Landlord's receipt of a request for such approval from Tenant (each entity listed on EXHIBIT V hereof, for so long as such entity remains a public charity organized under Section 501(c)(3) of the Income Tax Code or a bona fide not-for-profit entity, is hereby deemed approved by Landlord). Tenant shall make such request in writing not later than fifteen (15) Business Days prior to the proposed use by such entity of the Public Amenity Space.

                  (vii) "PA EFFECTIVE DATE" means the date that is the earlier to occur of: (A) the PA Opening Date; and (B) the fifteen (15) month anniversary of the Substantial Completion Date.

                  (viii) "PA NFP OPERATING COSTS" means the reasonable and actual operating costs incurred (i.e., not including any mark-ups, fees, overhead charges or other add-ons) by Tenant in respect to an NFP Event, including, if applicable and provided by Tenant: (A) stagehand labor; (B) the Pro Rata Cost of a production coordinator; (C) front-of-house labor (e.g., ushers, ticket takers, concessionaires); (D) the Pro-Rata Cost of non-routine maintenance labor (e.g., extra janitors); (E) stage door labor (e.g., security guard, lobby reception during off hours); (F) utilities (e.g., theatrical lighting and/or air conditioning); (G) house programs; (H) box office labor; and
(I) production expenses (e.g., rental from of unaffiliated Persons of piano, sound system, lights, gels, theatrical drapes, microphones, podiums, chairs, tables).

                  (ix) "PA OBLIGATION TERM" means the period from the PA Effective Date through the PA Obligation Termination Date.

                  (x) "PA OBLIGATION TERMINATION DATE" means, subject to SECTION 30.4(d)(i)(B) hereof; the date that is the last day of the tenth (10th) full calendar year following the PA Effective Date.

                  (xi) "PA OPENING DATE" means the first date upon which the Public Amenity is completed and operating in accordance with Legal Requirements and this SECTION 30.4 for general use (but not including Tenant's use of the Public Amenity Space for up to ten (10) single-day events associated with the inauguration of the New Building or the Public Amenity Space).

                  (xii) "PA YEAR" means: (A) the period from the PA Effective Date through December 31 of the calendar year in which the PA Effective Date occurs (such period, the "PA EFFECTIVENESS STUB PERIOD"); and (B) each calendar year following the end of the PA Effectiveness Stub Period through the PA Obligation Termination Date.

                  (xiii) "PRO RATA COST" means the portion of the cost of the identified person(s) allocated to the NFP Event on the basis of the amount of such person's overall time devoted to the NFP Event.


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                  (xiv) "PUBLIC AMENITY SPACE" means the PA Retail Space, the
Auditorium and the Gallery.

                  (xv) "VENUE" means either the Auditorium or the Gallery.

            (c) PA OPENING. The PA Opening Date shall occur on or prior to the date that is the fifteen (15) month anniversary of the Substantial Completion Date.

            (d) OPERATING REQUIREMENTS. In additional to any other operating standards required under this Lease in respect of the New Building (including without limitation those imposed by Legal Requirements or the DUO), the Public Amenity shall be operated in accordance with the following provisions:

                  (i) NFP EVENTS: (A) Subject to clause (B) of this SECTION 30.4(d)(i), at least 104 NFP Events shall occur in the Public Amenity Space each PA Year, and at least 50% of such NFP Events shall take place (in whole or in substantial part) in the Auditorium; PROVIDED, HOWEVER, that (1) during the PA Effectiveness Stub Period, the total NFP Events required shall be the product of [a] 35 and [b] a fraction, the numerator of which is the number of days in the PA Effectiveness Stub Period and the denominator of which is 365 and at least 50% of such NFP Events shall take place (in whole or in part) in the Auditorium,
(2) during the first full PA Year, a total of 35 NFP Events shall be required and at least 50% of such NFP Events shall take place (in whole or in part) in the Auditorium, and (3) during the second full PA Year, a total of 70 NFP Events shall be required and at least 50% of such NFP Events shall take place (in whole or in part) in the Auditorium. NFP Users that are Related Entities of Tenant or any Subtenant may not account for more than 30% of the NFP Event requirement for any PA Year.

                        (B) Notwithstanding any provision of this Lease to the contrary, in the event that an NFP Event Shortfall shall occur for any PA Year, then:

                              (1) if such NFP Event Shortfall is less than or
equal to 10% of the total NFP Event requirement for such PA Year, the number of Events in such NFP Event Shortfall shall be added to the number of NFP Events required for the next-occurring PA Year; and

                              (2) upon the first occurrence of an NFP Event
Shortfall in excess of 10% of the NFP Event requirement for a given PA Year, the PA Obligation Termination Date shall be extended by two (2) years (such extension, the "FIRST PA EXTENSION"), during which First PA Extension: (i) at least 104 NFP Events shall take place in the Public Amenity Space during each such additional PA Year and at least 50% of such NFP Events shall take place (in whole or in part) in the Auditorium, (ii) Tenant shall make up any NFP Event Shortfall; (iii) NFP Users shall be permitted to use the Public Amenity Space for no charge (including no charge for PA NFP Operating Costs); and (iv) the PA PILOT Reduction shall be unavailable. In the event that there is an NFP Event Shortfall at the end of the First PA Extension, the PA Obligation Termination Date shall be extended by two (2) additional years (such extension, the "SECOND PA EXTENSION"), during which Second PA Extension: (x) the NFP Event requirement shall equal the number that is twice such NFP Event Shortfall; (y) NFP Users shall be permitted to use the Public Amenity Space for no charge (including no charge for PA NFP Operating Costs) until such NFP Event requirement is fulfilled; and (z) the PA PILOT Reduction shall be unavailable. In the event that there is an NFP Event Shortfall at the end of the Second PA Extension, PILOT on the entire Public Amenity Space shall be


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calculated on the basis of the Retail PILOT Schedule until the number of NFP
Events comprising such NFP Event Shortfall shall have occurred.

                        (C) Tenant shall use its good faith efforts to make the Public Amenity Space available for use by NFP Users that primarily serve the performing arts, such as those NFP Users listed on EXHIBIT V attached hereto, but Tenant shall have no liability in the event that such NFP Users determine not to so use the Public Amenity Space. Tenant shall, at least on each January 1 and July 1 during the PA Obligation Term, provide to those NFP Users listed on
EXHIBIT V attached hereto, a list of those dates that the Public Amenity Space is then available for use by NFP Users in the upcoming six (6) months (i.e., those dates for which there are then no confirmed bookings).

                  (ii) FEES FOR NFP USER USE OF PUBLIC AMENITY SPACE: Tenant shall charge each NFP User not more than the applicable PA NFP Operating Costs for such NFP User's use of Public Amenity Space.

                  (iii) REPORTING REQUIREMENTS: Tenant shall submit a report to Landlord within thirty (30) days after the end of each PA Year setting forth for such PA Year: (A) the number of Events; (B) the number of NFP Events; (C) the portion of the Public Amenity Space (i.e.. Gallery and/or Auditorium) utilized for each such Event and NFP Event; (D) the sponsor/user and purpose of each such Event and NFP Event; and (E) the NFP Shortfall, if any.

            (e) EFFECT OF PUBLIC AMENITY SPACE ON PILOT.

                  (i) Tenant shall pay to Landlord full Office PILOT in respect of the Auditorium and the Gallery, except that during the PA Obligation Term (but not during the First PA Extension or thereafter) the PILOT for each PILOT Year shall be reduced by the number (such number, the "PA PILOT REDUCTION") equal to the product of (1) the PILOT due for the Square Feet comprising such particular Venue for such PILOT Year MULTIPLIED BY (2) a fraction, the numerator of which is the number of NFP Events occurring in such Venue during such PILOT Year, and the denominator of which is 365. It is acknowledged and agreed that a single NFP Event utilizing both the Auditorium and the Gallery at the same time would constitute a separate use of each such Venue only for the purpose of calculating the PA PILOT Reduction.

                  (ii) For accounting purposes, the Taxable Square Feet of each of the Auditorium and the Gallery shall be computed separately, and PILOT calculated in respect of each of the Auditorium and the Gallery shall be based on such Square Feet.

                  (iii) Tenant shall pay to Landlord full Retail PILOT in respect of any PA Retail Space.

            SECTION 30.5 OTHER AGREEMENTS.

            (a) CONSTRUCTION GUARANTIES. Tenant shall cause each Guarantor that is required to execute and deliver a Construction Guaranty pursuant to and in accordance with SECTION 6.3(b) hereof to provide to Landlord each such fully-executed Construction Guaranty in accordance therewith. Tenant agrees that, prior to the final completion of the Project, any default of any covenant of any Guarantor under any Construction Guaranty, or the invalidity of any Construction Guaranty for any reason, shall be a default hereunder; PROVIDED, HOWEVER, that for so long as there is


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no default of one Guarantor under a Construction Guaranty, a default of the other Guarantor shall not be a default of Tenant hereunder.

            (b) PROJECT PARTICIPANTS. Tenant covenants to inform Landlord whenever the identity of a Project Participant is first identified or changes. All Project Participants shall be subject to the reasonable approval of Landlord, in accordance with the requirements set forth in this SECTION 30.5(b) and in ARTICLE I hereof in respect of permissible Project Participants. Tenant shall not at any time be a Person that is not a Permitted Developer; PROVIDED, HOWEVER, that Landlord hereby approves Tenant and Tenant's Control Affiliates (as constituted on the date hereof) as permissible Project Participants.


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                                  ARTICLE XXXI
                               PERMITTED FINANCING

            SECTION 31.1 RECOGNIZED MORTGAGE.

            (a) RIGHT OF TENANT. Tenant, from time to time during the term of this Lease, may make one or more Recognized Mortgages, PROVIDED that:

                  (i) Tenant or the Recognized Mortgagee shall deliver to Landlord within seven (7) Business Days after the execution thereof; in the manner herein provided for the giving of notice to Landlord, a copy of the mortgage financing commitment and any amendments thereto and a true copy of such Recognized Mortgage and of any subsequent modification, amendment or assignment thereof and recorded copies thereof and shall notify Landlord of the address of the Recognized Mortgagee to which notices may be sent;

                  (ii) such Recognized Mortgage shall contain provisions permitting the disposition and application of insurance proceeds and condemnation awards in a manner consistent with the provisions of this Lease;

                  (iii) such Recognized Mortgage shall specifically include provisions requiring written notice to Landlord of any defaults thereunder, permitting Landlord to cure any such defaults and to be subrogated to the rights of the Recognized Mortgagee to the extent thereof and prohibiting any modification, amendment, extension or consolidation of the Recognized Mortgage without delivering a copy thereof to Landlord; and

                  (iv) no Recognized Mortgage shall extend to, affect, or be a lien or encumbrance upon, the estate and interest of Landlord in the Property, in this Lease or any part thereof and each Recognized Mortgage shall expressly provide that at all times it shall be subject and subordinate to this Lease.

            (b) PAYMENT OF INDEBTEDNESS. Any modification, amendment, extension or consolidation of a Recognized Mortgage shall be permitted only if the same shall comply in all respects with the requirements of SECTION 31.1(a) hereof

            (c) NOTICES. In the event that Tenant's interest under this Lease is subject to any Recognized Mortgage, Landlord will give to the Recognized Mortgagee a copy of each notice of default from Landlord to Tenant hereunder at the time of giving such notice to Tenant, and Landlord will give to the Recognized Mortgagee a copy of each notice received by Landlord of any rejection of this Lease by any trustee in bankruptcy of Tenant. No notice of default hereunder from Landlord shall be effective against any Recognized Mortgagee unless and until a copy of such notice has been given to such Recognized Mortgagee in the manner provided in this Lease for the giving of notices.

            (d) MORTGAGE RECORDING TAX. Subject to SECTION 3.4 hereof; in no event shall Tenant, or any party claiming by, through or under Tenant, claim any exemption from Mortgage Recording Tax with respect to a Recognized Mortgage.

            SECTION 31.2 RIGHT AND TIME TO CURE. (a) Each Recognized Mortgagee shall have a period of (i) ten (10) days more, in the case of any default in the payment of Charges, and (ii) thirty (30) days more, in the case of any other default of Tenant's Obligations, than is given Tenant


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under the provisions of this Lease, to remedy such a default, which periods shall begin to run upon the giving of the notice to the Recognized Mortgagee specifying such default. In addition, with respect to defaults for which possession of the Property is required to cure such default, or in the case of defaults that are not reasonably susceptible of being cured by a Recognized Mortgagee (such as the bankruptcy of Tenant), the period to remedy such defaults shall be extended for such time as is necessary for a Recognized Mortgagee to promptly institute foreclosure proceedings, and thereafter, subject to Unavoidable Delay, continuously prosecute the foreclosure proceedings with reasonable diligence and continuity to obtain possession and, upon obtaining possession of the Property, promptly commence to cure the default (other than a default which is not reasonably susceptible of being cured by a Recognized Mortgagee) and prosecute such cure to completion with diligence and continuity, subject to Unavoidable Delay. With respect to defaults not reasonably susceptible to cure by the Recognized Mortgagee, the completion of such foreclosure proceeding shall be deemed to remedy such defaults.

            (b) No Recognized Mortgagee shall be entitled to the additional remedy periods provided in clause (ii) of SECTION 31.2(a) hereof unless within thirty (30) days after the giving of the notice referred to in SECTION 31.2(a) hereof such Recognized Mortgagee delivers to Landlord a written commitment to cure or cause to be cured such defaults (other than a default which is not reasonably susceptible of being cured by a Recognized Mortgagee). At any time within thirty (30) days after the delivery of the aforementioned commitment, such Recognized Mortgagee may notify Landlord, in writing, that it no longer intends to cure a default, and, in such event the liability of such Recognized Mortgagee for the period prior to delivery of such notice shall be limited as set forth in SECTION 17.4 hereof as if "Recognized Mortgagee" were "Tenant" and the Recognized Mortgagee shall have no further liability under such commitment from and after the date on which it delivers such notice to the Landlord. Thereupon the Recognized Mortgagee shall have no further right to cure and, subject to SECTION 31.07 hereof; Landlord shall have the right to terminate this Lease and to take any other action permitted under this Lease it deems appropriate by reason of any Event of Default, and, upon any such termination, the provisions of SECTION 31.6 hereof shall apply.

            SECTION 31.3 NOTICE TO LANDLORD. Notwithstanding any of the provisions of this ARTICLE XXXI, Landlord shall not be required to comply with any of the provisions of this ARTICLE XXXI UNLESS Landlord has received prior written notice of the existence of the Recognized Mortgage and such Recognized Mortgage remains a recorded lien on the Property (or other satisfactory evidence of the lien of the Recognized Mortgage), together with copies of the Recognized Mortgage and the name and address of the Recognized Mortgagee to which notices shall be sent and, if such address changes from time to time, the new address of such Recognized Mortgagee to which notices may be sent.

            SECTION 31.4 ACCEPTANCE OF PERFORMANCE. Landlord shall accept performance by a recognized Mortgagee of any covenant, condition or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant.

            SECTION 31.5 OTHER DEFAULTS. While a Recognized Mortgagee is exercising any right to cure Tenant's defaults pursuant to SECTIONS 31.2 and
31.4 hereof, Landlord shall not be precluded from exercising any rights or remedies it may have with respect to other defaults of Tenant's Obligations that may arise from time to time hereunder, subject in each case to the Recognized Mortgagee's rights to cure such other defaults pursuant to said SECTIONS 31.2 and 31.4 hereof.


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            SECTION 31.6 EXECUTION OF NEW LEASE.

            (a) NOTICE OF TERMINATION. If this Lease is terminated by reason of an Event of Default, Landlord shall, as soon as practicable thereafter, give notice of such termination to each Recognized Mortgagee. Such notice shall set forth in reasonable detail a description of all defaults, to the actual knowledge of Landlord, in existence at the time this Lease was terminated.

            (b) REQUEST FOR NEW LEASE. If; within twenty-three (23) Business Days after the giving of the notice referred to in SECTION 31.6(a) hereof, a Recognized Mortgagee requests a new lease, then, subject to the provisions of SECTIONS 31.6(c) and 31.7 hereof, within twenty-three (23) Business Days after Landlord has received such request, Landlord shall execute and deliver a new lease of the Property for the remainder of this Lease to the Recognized Mortgagee, or to any designee or nominee of the Recognized Mortgagee which (i) is not a Prohibited Person or Related Entity of Tenant and (ii) agrees to assume the Obligations of Tenant hereunder. The new lease shall have the same priority of lien as this Lease and, with the exception of the name of the tenant, shall contain the same covenants, conditions, limitations and agreements contained in this Lease, but Landlord shall not be deemed to have represented or covenanted that such new lease shall be superior to the claims of any prior tenant, its creditors, a judicially appointed receiver or trustee for such tenant, or any other person or entity claiming priority, by operation of law or otherwise, through, under, or by virtue of the acts of, any prior tenant.

            (c) CONDITIONS PRECEDENT TO NEW LEASE. The provisions of SECTION 31.6(b) hereof notwithstanding, Landlord is not obligated to enter into a new lease with a Recognized Mortgagee: (i) unless the Recognized Mortgagee pays to Landlord, concurrently with the execution and delivery of such new lease, all Charges due under this Lease up to and including the date of the commencement of such new lease and all expenses, including reasonable attorneys' fees and disbursements and court costs, incurred by Landlord in connection with (A) the enforcement of Landlord's rights and remedies with respect to all defaults or Events of Default in existence at the time of the termination of the Lease (to the extent set forth in the notice to be delivered pursuant to SECTION 31.6(a) hereof), (B) the termination of this Lease and (C) the preparation of such new lease; (ii) unless Landlord concurrently receives an assumption in writing by such Recognized Mortgagee, its designees or nominee of Tenant's obligations, if any, under the Project Documents; and (iii) if Landlord is not then allowed to enter into such new lease by order of a court of competent jurisdiction. To the extent not set forth in the notice given to the Recognized Mortgagee pursuant to
SECTION 31.6(a) hereof, Landlord agrees to notify the Recognized Mortgagee, concurrently with the giving of such new lease, of any unperformed Obligations of; and/or defaults by, Tenant, which, to the best of Landlord's knowledge, then exist.

            (d) NO WAIVER OF DEFAULT. The execution of a new lease shall not constitute a waiver of any default existing immediately before the termination of this Lease, except for defaults under SECTIONS 14.2(d), 14.2(e) and 14.2(f) hereof; and the tenant under the new lease shall cure, within the longer of (i) the period of cure remaining to the Recognized Mortgagee pursuant to SECTION
31.2 hereof or (ii) the applicable periods set forth in the provision of such new lease relating to events of default thereunder (which applicable periods shall commence with the execution and delivery of the new lease or, if notice of such defaults had not then been given, upon the giving of such notice), all other defaults existing under this Lease immediately before its termination of which such tenant has been or, to the extent any such defaults were not then known by Landlord, is thereafter given notice; PROVIDED, HOWEVER, with respect to any default under SECTIONS l4.2(h), 14.2(h) and 14.2(i) hereof existing immediately before its termination, the period of cure shall be


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such time as is necessary for the new tenant to promptly commence to cure such default following execution and delivery of the new lease and to prosecute such cure to completion with diligence and continuity, subject to Unavoidable Delay. Notwithstanding anything to the contrary, if after the Recognized Mortgagee requests a new lease pursuant to this SECTION 31.6 the Recognized Mortgagee is given notice of a default existing before the termination of this Lease and which default was not noticed to the Recognized Mortgagee prior to the date of such request, then at any time within ten (10) days after such notice of default is given, the Recognized Mortgagee may rescind such request in writing to Landlord, or if the new lease has then already been executed and delivered, the new tenant may relinquish possession of the Property and cancel the new lease by notice to Landlord. Thereupon, Landlord shall have the right, subject to SECTION
31.7 hereof, to terminate the new lease, and the Recognized Mortgagee shall have no further right to a new lease.

            (e) ASSIGNMENT OF PROCEEDS. Concurrently with the execution and delivery of a new lease pursuant to the provisions of SECTION 31.6(b) hereof, Landlord shall assign to the tenant named therein all of its right, title and interest in and to monies (including insurance proceeds and condemnation awards), if any, then held by, or payable to, Landlord that Tenant would have been entitled to receive but for the termination of this Lease or the occurrence of an Event of Default, other than any such amounts theretofore applied under this Lease to the discharge of Tenant's Obligations to Landlord hereunder, subject to the rights, if any, of the prior Tenant therein and to the provisions of such new lease.

            (f) NO OBLIGATION TO DELIVER POSSESSION. Nothing contained herein shall be deemed to obligate Landlord to remove any liens, encumbrances or other defects in title to the Property or to deliver Possession of the Property to the tenant under any such new lease, except for the delivery of Possession free and clear of the claims of persons or entities claiming through or under Landlord, other than Tenant and those claiming by, through or under Tenant.

            (g) ASSIGNMENT OF SUBLEASES. Upon the execution and delivery of a new lease pursuant to the provisions of this SECTION 31.6, all Subleases that may have been assigned to Landlord and all leases that Landlord makes directly shall be assigned and transferred, without recourse, to the tenant named in the new lease. Between the date of termination of this Lease and the date of the execution and delivery of the new lease, if a Recognized Mortgagee has timely requested a new lease as provided in this SECTION 31.6, Landlord shall not materially modify or amend, or cancel any Sublease or accept any cancellation, termination or surrender thereof (unless such termination is effected as a matter of law upon the termination of this Lease or terminated pursuant to the express terms of the Sublease) or enter into any new Sublease without the consent of the Recognized Mortgagee or such designee or nominee.

            (h) CREDITS. Any rent credits to which Tenant is entitled under this Lease and which have not been exhausted at the time this Lease is terminated, and interest thereon shall inure to the benefit of the tenant under any new lease granted pursuant to SECTION 31.6(b) hereof.

            (i) CONTINUATION OF THIS LEASE IN LIEU OF ENTERING INTO NEW LEASE.

                  (i) TERMINATION NOTICE. A Recognized Mortgagee shall have the right, within fifteen (15) days after the delivery of the Termination Notice to such Recognized Mortgagee pursuant to SECTION 31.6(a) hereof, to elect to continue this Lease in lieu of requesting a new lease by notice to Landlord, subject to the further conditions of this SECTION 31.6(i). Such right may be


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exercised by a Recognized Mortgagee, or any designee or nominee thereof which satisfies the conditions set forth in clauses (i) and (ii) of this SECTION 31.6(i).

                  (ii) ELECTION TO CONTINUE LEASE. If a Recognized Mortgagee elects to continue this Lease by notice given to Landlord within such 15-day period (the "CONTINUATION NOTICE"), then effective upon the delivery of such notice, Tenant shall be deemed to have assigned to such Recognized Mortgagee, or any such designee or nominee thereof; as the case may be, all of Tenant's right, title and interest in and to this Lease and the leasehold estate in the Property created hereunder, including the Subleases and security deposits thereunder referred to SECTION 31.6(i)(vii), and Tenant shall, at Landlord's request, execute and deliver to Landlord and such Recognized Mortgagee such instruments of assignment and related transfer tax documents as Landlord and such Recognized Mortgagee may request (in form reasonably satisfactory to Landlord and such Recognized Mortgagee) to evidence such assignment. If Tenant fails to execute and deliver any such instrument of assignment or related transfer tax documents, such Recognized Mortgagee shall be entitled to do so on Tenant's behalf, and Tenant hereby appoints such Recognized Mortgagee as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable, for the sole purpose of executing and delivering such assignment and any transfer tax documents. The execution and delivery of such instruments, however, shall not be required to effect the assignment of this Lease to such Recognized Mortgagee or such nominee or designee.

                  (iii) CONDITIONS PRECEDENT TO NEW LEASE. The provisions of SECTIONS 31.6(i)(i) and 31.6(i)(ii) hereof notwithstanding, a Recognized Mortgagee shall have no right to continue this Lease unless the Recognized Mortgagee pays to Landlord, concurrently with the delivery of the Continuation Notice, all amounts due to Landlord under this Lease up to and including the date of the Continuation Notice and all expenses, including reasonable attorneys' fees and disbursements and court costs, incurred by Landlord in connection with (1) the enforcement of Landlord's rights and remedies with respect to all defaults or Events of Default in existence at the time of the Termination Notice, and (2) the review of any assignments and other instruments or documents prepared in connection with the Recognized Mortgagee's election, nor shall the Recognized Mortgagee have the right to such new lease if by order of a court of competent jurisdiction the parties are not entitled to continue this Lease and effect the assignment thereof to the Recognized Mortgagee. To the extent not set forth in the notice given to the Recognized Mortgagee pursuant to
SECTION 31.6(a) hereof, Landlord agrees to notify the Recognized Mortgagee, concurrently with the delivery of such new lease, of any unperformed Obligations of, and/or defaults by, Tenant, which, to the best of Landlord's knowledge, then exist.

                  (iv) NO WAIVER OF DEFAULT. The assignment of this Lease pursuant to this SECTION 31.6(i) shall not constitute a waiver of any default existing immediately before the termination of this Lease, except for defaults under SECTIONS 14.2(d), 14.2(e) and 14.2(f) hereof, and the tenant under the assigned Lease shall cure all other defaults existing under this Lease immediately before its assignment of which the Recognized Mortgagee has been given notice of or, to the extent any such defaults were not then known by Landlord, is thereafter given notice. Such cure shall be accomplished within the longer of (A) the period of cure remaining to the Recognized Mortgagee pursuant to SECTION 31.2 hereof or (B) the applicable periods set forth in SECTION 14.2 (Events of Default) of this Lease (which applicable periods shall commence with the execution and delivery of the assignment of this Lease (or upon the deemed assignment of this Lease, as applicable) for each such default of which the Recognized Mortgagee received notice prior to the delivery of the Continuation Notice or, if notice of any such default had not then been given until after delivery of the Continuation Notice, upon the delivery of such notice); PROVIDED, HOWEVER, with respect to any


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default under SECTIONS l4.2(g). 14.2(h) and 14.2(i) hereof existing immediately before its assignment, the period of cure shall be such time as is necessary for the assignee to promptly commence to cure such default following the assignment of this Lease thereto and to prosecute such cure to completion with diligence and continuity, subject to Unavoidable Delay. Notwithstanding anything to the contrary, if after the Recognized Mortgagee delivers a Continuation Notice pursuant to SECTION 31.6(i)(ii) the Recognized Mortgagee is given notice of a default existing before the Continuation Notice and which default was not noticed to the Recognized Mortgagee prior to the date of such Continuation Notice, then at any time within ten (10) days after such notice is given the assignee may relinquish possession of the Property and cancel this Lease by notice to Landlord. Thereupon, Landlord shall have the unrestricted right to terminate this Lease, subject to SECTION 31.7 hereof; without offering the Recognized Mortgagee a new lease pursuant to SECTION 31.6(a) and 31.6(b) hereof, and the Recognized Mortgagee shall have no further rights to a new lease thereunder.

                  (v) ASSIGNMENT OF PROCEEDS. Concurrently with the assignment of this Lease pursuant to the provisions of this SECTION 31.6(i), Landlord shall assign to the assignee of this Lease all of its right, title and interest in and to monies (including insurance proceeds and condemnation awards), if any, then held by, or payable to. Landlord that Tenant would have been entitled to receive but for the occurrence of an Event of Default and the expiration of any cure periods, other than any such amounts theretofore applied under this Lease to the discharge of Tenant's Obligations to Landlord hereunder, subject to the rights, if any, of the prior Tenant therein.

                  (vi) NO OBLIGATION TO DELIVER POSSESSION. Nothing contained herein shall be deemed to obligate Landlord to remove any liens, encumbrances or other defects in title to the Property or to deliver Possession of the Property to the assignee under any such assignment, except for the delivery of Possession free and clear of the claims of persons or entities claiming through or under Landlord, other than Tenant and those claiming by, through or under Tenant.

                  (vii) ASSIGNMENT OF SUBLEASES. Upon the assignment of this Lease pursuant to the provisions of this section 31.6(i), all Subleases shall concurrently therewith be assigned and transferred, together with any security or other deposits held by Tenant and not applied under such Subleases.

                  (viii) NO EXTENSION OF CURE RIGHTS IN FAVOR OF TENANT. Notwithstanding anything to the contrary contained herein and without limiting the assignee's rights under SECTION 31.6(i)(iv) above, the rights granted under this SECTION 31.6(i) are not intended to, and shall not, extend any periods granted to Tenant under SECTION 14.2 hereof to cure any Event of Default occurring prior to the delivery of any such Termination Notice.

                  (ix) EFFECT OF FAILURE TO ELECT TO CONTINUE LEASE ON RECOGNIZED MORTGAGEE'S RIGHT TO REQUEST A NEW LEASE. Notwithstanding anything to the contrary contained in this SECTION 31.6, if a Recognized Mortgagee fails to elect to continue this Lease within the 15-day period referred to in SECTION 31.6(i)(i), then, subject to SECTION 31.7 hereof; this Lease shall terminate effective upon the expiration of such 15-day period. Notwithstanding anything to the contrary contained in SECTION 31.6(b), such Recognized Mortgagee shall have fifteen (15) days after the delivery of the termination notice referred to in
SECTION 31.6(b) hereof to request a new lease, and if such Recognized Mortgagee fails to request a new lease within such fifteen (15)-day period, then such Recognized Mortgagee's rights to enter into a new lease shall terminate.


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            SECTION 31.7 RECOGNITION OF MOST SENIOR RECOGNIZED MORTGAGEE. If
more than one Recognized Mortgagee has exercised any of the rights afforded by this ARTICLE XXXI, then, unless otherwise provided in the Recognized Mortgage most senior in lien (or otherwise acknowledged in writing by the holder thereof) or consented to by the holder thereof, only that Recognized Mortgagee, to the exclusion of all other Recognized Mortgagees, whose Recognized Mortgage is most senior in lien shall be recognized by Landlord as having exercised such right, for so long as such Recognized Mortgagee shall be exercising its rights under this Lease with respect thereto, with reasonable diligence, and thereafter, successively, the Recognized Mortgagees whose Recognized Mortgages are next most senior in lien shall be recognized by Landlord, in order of seniority, unless any such Recognized Mortgagee has designated, in writing, a Recognized Mortgagee whose Recognized Mortgage is junior in lien to exercise such right. If the parties shall not agree on which Recognized Mortgage is prior in lien, such dispute shall be determined by a then current certificate of title obtained by Landlord or Tenant, at Tenant's sole expense, issued by a title insurance company licensed to do business in the State of New York and selected by Landlord, and such determination shall bind the parties.

            SECTION 31.8 NO RIGHTS OF OTHER MORTGAGEES. A mortgagee that is not a Recognized Mortgagee shall have no rights hereunder, and Landlord shall have no obligations to any mortgagee other than a Recognized Mortgagee.

            SECTION 31.9 MISCELLANEOUS MORTGAGE PROVISIONS.

            (a) NO LIABILITY. No holder of a Recognized Mortgage shall become liable under the provisions of this Lease unless and until such time as it becomes, and then only for so long as it remains, the owner of a leasehold estate created hereby or pursuant to SECTION 31.6(d) hereof; PROVIDED, HOWEVER, that no Recognized Mortgagee shall be responsible for any amounts due under
SECTION 14.1(b) hereof that accrue from and after the date that Landlord receives notice that such Recognized Mortgagee has initiated foreclosure proceedings with respect to its Recognized Mortgage.

            (b) NOMINEE. A Recognized Mortgagee shall have the right to assign any Recognized Mortgage held by it to a nominee controlled by, or under common control with, it, prior to and in anticipation of the foreclosure of such Recognized Mortgage, and shall not thereby lose its status as a Recognized Mortgagee unless and until such time as such nominee becomes the owner of the leasehold estate created hereby.

            (c) FORECLOSURE. Nothing contained herein shall be deemed to require the holder of a Recognized Mortgage to continue with any foreclosure or other proceedings, or in the event it shall otherwise acquire possession of the Property, to continue such possession.

            (d) LEASE AMENDMENTS. No amendment or modification of this Lease shall be effective as against a particular Recognized Mortgagee unless a copy of the proposed amendment or modification shall have been delivered to such Recognized Mortgagee, such notice to include the statement "THIS NOTICE IS THE NOTICE OF THE RECOGNIZED MORTGAGEE'S RIGHT TO APPROVE AN AMENDMENT OF THE LEASE PURSUANT TO SECTION 31.9(d) OF THE LEASE, WHICH APPROVAL SHALL BE DEEMED GIVEN TWENTY-THREE BUSINESS DAYS AFTER RECOGNIZED MORTGAGEE'S RECEIPT OF THIS NOTICE," and such Recognized Mortgagee shall have either: (i) approved the amendment or


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modification in writing or (ii) failed to disapprove the amendment or modification in writing within twenty-three (23) Business Days after receipt of a copy thereof.

            SECTION 31.10 DELEGATION BY TENANT. Tenant may delegate irrevocably to a Recognized Mortgagee the authority to exercise any or all of Tenant's rights hereunder, but no such delegation shall be binding upon Landlord unless and until either Tenant or such Recognized Mortgagee shall give to Landlord an executed counterpart of the written instrument effecting such delegation. Such delegation of authority may be effected by the terms of the Recognized Mortgage itself, in which case, the service upon Landlord of an executed counterpart or certified copy of such Recognized Mortgage in accordance with this ARTICLE XXXI, together with a written notice specifying the provisions thereof which delegate such authority to such Recognized Mortgagee, shall be sufficient to give Landlord notice of such delegation. In such event, Landlord shall be entitled to rely upon such delegation of authority until Landlord shall have received written notice from Tenant and such Recognized Mortgagee indicating that such delegation of authority shall have been revoked or terminated. Any provisions of this Lease which give to a Recognized Mortgagee the privilege of exercising a particular right of Tenant hereunder on condition that Tenant shall have failed to exercise such right shall not be deemed to diminish any privilege which such Recognized Mortgagee may have, by virtue of a delegation of authority from Tenant, to exercise such right without regard as to whether or not Tenant shall have failed to exercise such right.

            SECTION 31.11 SURVIVAL. The provisions of SECTIONS 31.6 and 31.7 hereof shall survive the termination of this Lease.


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                                  ARTICLE XXXII
                             CONDOMINIUM CONVERSION

            SECTION 32.1 CONDOMINIUM CONVERSION.

            (a) At any time from and after Substantial Completion, and provided no monetary Default, Default under ARTICLE XIII hereof; Event of Default or failure of Tenant to comply with the DUO with respect to the installation of the Business/Commercial Signage (as defined in and to the extent then required pursuant to EXHIBIT E-4 attached hereto) shall then be continuing, Tenant may elect to impose a leasehold condominium structure on the Property, in strict compliance with this ARTICLE XXXII, (1) if in accordance with the Condominium Declaration, upon not less than ten (10) days prior written notice to Landlord or (2) otherwise, upon not less than sixty (60) days' prior written notice to Landlord. If Tenant shall so elect, then Tenant may take the following actions (provided, however, that such actions must be taken together if at all):

                  (i) obtain, at Tenant's sole cost and expense but with the reasonable cooperation of Landlord, tax lot subdivisions in respect of the Property and record the Condominium Declaration in the manner required by the Condominium Act;

                  (ii) simultaneously with or immediately following the recordation of the Condominium Declaration, assign to Landlord all of Tenant's right, title and interest in the Property, this Lease and each Severance Sublease pursuant to an Assignment and Assumption Agreement in the form attached hereto as EXHIBIT W, which Landlord agrees it shall execute upon delivery of Tenant's counterpart therefor (such agreement, the "LEASE ASSIGNMENT") and, in such event, the parties hereto hereby agree that there shall be no merger of the estates of Landlord and Tenant granted in this Lease; and

                  (iii) contemporaneously with the delivery of the Lease Assignment pursuant to SECTION 32.1(a)(ii) hereof (such date, the "Lease ASSIGNMENT DATE"), cause to be executed and delivered to Landlord: (A) the construction certificate provided for in SECTION 21.3 hereof; (B) an agreement of the Condominium Association assuming certain obligations of Tenant (the "CONDOMINIUM ASSOCIATION ASSUMPTION AGREEMENT") in the form set forth on EXHIBIT X hereof; (C) an amendment of the previously recorded memorandum of this Lease altering the notice provision thereunder to reflect the assignment of Tenant's interest in this Lease to Landlord and the amendment of this Lease; (D) an amendment to each Severance Sublease executed by Tenant and the tenant under such Severance Sublease setting forth therein (1) the correct description of the demised premises under each Severance Sublease, (2) a date certain for the Delivery Date (3) a date certain for the Substantial Completion Date, (4) a date certain for the Vesting Date and (5) any other amendment to any Project Document required to be entered into solely to reflect the condominium conversion; (E)
(1) an amendment of the previously recorded memorandum of NYT Severance Sublease reflecting, inter alia, the change of landlord thereunder and correcting the description of the then applicable demised space, to be promptly recorded by the Subtenant thereunder, (2) an amendment of the previously recorded memorandum of FC Office Severance Sublease reflecting, inter alia, the change of landlord thereunder and correcting the description of the applicable demised space, to be promptly recorded by the Subtenant thereunder, and (3) an amendment of the previously recorded memorandum of FC Retail Severance Sublease reflecting, inter alia, the change of landlord thereunder and correcting the description of the applicable demised space, to be promptly recorded by the Subtenant thereunder; and (F) the Total Taxable Square Feet Certification.


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            (b) Landlord shall cooperate with Tenant, as reasonably requested, in Tenant's taking the actions set forth in this ARTICLE XXXII at the sole cost and expense of Tenant. Provided the conditions hereinafter set forth shall have been satisfied by Tenant (or waived by Landlord), Landlord shall (i) execute the Condominium Declaration for the purpose of(A) if Tenant is the declarant thereof, evidencing Landlord's consent to the submission of Tenant's leasehold estate in the Property to the Condominium Act or (B) if required by Legal Requirements or the New York State Department of Law and with the consent of Tenant, act as declarant for the sole purpose of submitting its leasehold estate in the Property as Tenant pursuant to the Lease Assignment (but, in no event, its fee estate in the Property) to the Condominium Act and (ii) amend and restate this Lease, effective as of the Lease Assignment Date, as set forth in the amendment attached hereto as EXHIBIT Y. In no event shall Landlord have any liability to Tenant or any other party by reason of Landlord's cooperation with the condominium conversion, including, without limitation, in the event that, after Landlord's reasonable cooperation, Tenant is unable to legally obtain (1) any approval, authorization or permit to establish a condominium regime with respect to its interest in the Property or (2) the subdivision of its interest in the Property into separate tax lots.

            (c) Tenant shall not record the Condominium Declaration unless Tenant shall have complied with all applicable requirements of this ARTICLE XXXII, including, without limitation, the following conditions:

                  (i) Tenant shall have obtained a No-Action Letter;

                  (ii) Tenant shall have provided information to Landlord demonstrating that the contemplated Common Elements (as defined in the Severance Subleases) in the New Building substantially conform to the plans attached on the date hereof to the Condominium Declaration as Exhibit E thereto;

                  (iii) Substantial Completion shall have occurred; and

                  (iv) No monetary Default, Default under ARTICLE XIII hereof; Event of Default or failure of Tenant to comply with the DUO with respect to the installation of the Business/Commercial Signage (as defined in and to the extent then required pursuant to EXHIBIT E-4 attached hereto) shall have occurred and be continuing. Landlord acknowledges that Tenant's failure to (A) operate the Public Amenity in compliance with SECTION 30.4(d) hereof at any time, and (B) install said Business/Commercial Signage (if the deadline for such installation pursuant to EXHIBIT E-4 hereof has not occurred) shall not bar Tenant from otherwise imposing the leasehold condominium structure on the Property in accordance with this ARTICLE XXXII.

            SECTION 32.2 CONDOMINIUM DOCUMENTS.

            (a) If Tenant shall desire to amend, modify or supplement any Condominium Document, or to withdraw the Condominium Declaration, such Person shall submit such proposal to Landlord and, so long as such proposed amendment, modification, supplement or withdrawal would not, in Landlord's reasonable opinion, affect a substantive right of any Public Party or of any party thereto to an extent that is greater than de minimis and the form of such amendment, modification or supplement is otherwise reasonably acceptable to Landlord, Landlord shall so amend, modify, supplement or permit the withdrawal of such Condominium Document.


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            (b) It shall be Tenant's sole responsibility to assure that the
Condominium Documents comply with all Legal Requirements, including, without limitation, the rules and regulations of the New York State Department of Law. Landlord's determination that the Condominium Documents conform to the provisions of this Lease shall not be, nor shall it be construed to be or relied upon by Tenant or any other Person as, a determination that the Condominium Documents comply with all Legal Requirements, including, without limitation, the rules and regulations of the New York State Department of Law.


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                                 ARTICLE XXXIII
                                  MISCELLANEOUS

            SECTION 33.1 RECORDING AND TRANSFER TAX. Landlord and Tenant, each upon the written request of the other or of any Recognized Mortgagee, shall execute, acknowledge and deliver a memorandum of this Lease in the form set forth on EXHIBIT Z attached hereto, and of each modification of this Lease, each in proper form for recordation. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant shall be solely responsible for the timely payment of any transfer or similar taxes that may be payable as a result of this Lease, and Tenant shall indemnify the Public Parties from and against any and all Claims related thereto.

            SECTION 33.2 BROKERS.

            (a) LANDLORD'S AND TENANT'S REPRESENTATIONS. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker, finder or other party entitled to a broker's or finder's fee, or other commissions or compensation arising out of or in connection with the execution of this Lease, the Project Documents or any transactions relating thereto, other than Insignia/ESG, Inc. and Ascot Brokerage Ltd. (collectively, the "BROKERS") and Argent Advisors LLC ("ARGENT").

            (b) TENANT'S OBLIGATIONS. Tenant shall be liable for, and shall indemnify each of the Public Parties against all brokerage commissions or other compensation due to the Brokers (which compensation shall be paid pursuant to separate agreements between Tenant and such Brokers) or to any other broker, finder or other party if such broker, finder or other party alleges that it (i) has acted for, or at the direction of, Tenant, whether or not such broker, finder or other party also alleges that it has dealt with the Public Parties, or
(ii) has dealt exclusively with Tenant, arising out of the execution of this Lease, the Project Documents or any transactions relating thereto.

            (c) LANDLORD'S OBLIGATIONS. Landlord shall be liable for, and shall indemnify Tenant against all brokerage commissions or other compensation due to Argent (which compensation shall be paid pursuant to a separate agreement between Landlord and Argent).

            (d) GENERAL. Notwithstanding anything to the contrary contained in
ARTICLE XVIII hereof, any party seeking indemnification under this SECTION 33.2 shall provide the indemnifying party with prompt service of such claim within a reasonable time after the party seeking indemnification first becomes aware of the existence thereof. If (i) the indemnifying party is Tenant, any such claim may be defended by counsel reasonably acceptable to the Public Parties (or, if insured, by counsel designated by Tenant's insurer, as applicable), or (i) the indemnifying parties are the Public Parties, by counsel to the Public Parties. No settlement of any such claim shall be entered into unless (A) the indemnified party would have no liability as a consequence of such settlement or (B) the indemnifying party consents to such settlement.

            (e) SURVIVAL. This SECTION 33.2 shall survive the expiration or earlier termination of this Lease.

            SECTION 33. MEDIA ANNOUNCEMENTS. All media releases and announcements concerning the Property shall be referred to and coordinated by Landlord, except that Landlord shall keep Tenant informed in advance of any such media releases and announcements; PROVIDED, HOWEVER, that information about the Project reported in The New York Times shall not be considered


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media releases and announcements for the purposes of this SECTION 33.3. so long as the information upon which any such release or announcement is based did not become available on account of a breach of this SECTION 33.3.

            SECTION 33.4 RELATIONSHIP OF LANDLORD AND TENANT. No provision of this Lease is not to be construed to create a partnership or joint venture between the parties, it being the intention of the parties hereto only to create a landlord and tenant relationship.

            SECTION 33.5 PERSON ACTING ON BEHALF OF A PARTY HEREUNDER. Either party hereunder may require the other party hereunder to provide evidence reasonably satisfactory to such party of the authority of any Person acting on behalf of the other party.

            SECTION 33.6 THIRD PARTY BENEFICIARY. Nothing contained herein is intended to be for, or to inure to, the benefit of any Person other than Landlord, Tenant and Recognized Mortgagees and their respective successors and assigns, except as otherwise expressly provided in this Lease. No Person other than Landlord or the City is entitled, as a consequence of any term, condition, covenant or agreement contained in this Lease or of Tenant's failure to observe or perform the same, to seek, claim or recover damages or any other legal or equitable remedy against Tenant.

            SECTION 33.7 PROPRIETARY CAPACITY ONLY. Landlord (including any successor Landlord), if a governmental entity or instrumentality, enters into this Lease in Landlord's "proprietary" capacity only. Nothing in this Lease shall be deemed in any way to expand, restrict, burden, or waive any right, privilege, obligation, claim or immunity that any Governmental Authority would possess, be subject to, or be entitled to exercise if the lessor under this Lease were a private party. Without limiting the effect of the immediately preceding sentence, nothing in this Lease is intended to burden or restrict the exercise by any Governmental Authority of its "police power" or impose any liability upon any Governmental Authority for (or entitle Tenant to any credit, offset, defense, claim or counterclaim on account of) the exercise of such "police power." In keeping therewith, Tenant's relations with all Governmental Authorities, when acting in their capacity as Governmental Authorities, shall be governed by otherwise applicable law.


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                                  ARTICLE XXXIV
                         COMMON ELEMENTS LEASEABLE SPACE

            SECTION 34.1 GENERALLY.

            (a) Tenant may, subject to SECTION 13.2 hereof and this ARTICLE XXXIV, sublease portions of the Improvements specified in this ARTICLE XXXIV.

            (b) Tenant may enter into a sublease of up to 10,000 Square Feet of enclosed or permanently covered space on the floor designated as the 53rd floor of the New Building, as shown on, and in conformity with, the schematic design plan drawing listed on EXHIBIT I-1 attached hereto as number A 1053 (the "ROOF TOP GARDEN SPACE").

            (c) Tenant may enter into up to three (3) subleases of up to 600 Square Feet of space (in the aggregate) located in the lobby of the New Building, such location to be specified by the Design Architect and reasonably approved by Landlord (collectively, the "LOBBY SUBLEASE SPACE"; and together with the Roof Top Garden Space, the "COMMON ELEMENTS LEASEABLE SPACE"). All Lobby Sublease Space shall be designed in accordance with the DUO. Upon the preparation of proposed final plans and specifications for any portion of the Lobby Sublease Space, Tenant shall provide to Landlord a statement of the Production Architect (i) certifying that such final plans and specifications conform to the Lobby Sublease Space design guidelines prepared in accordance with the DUO and (ii) attaching a complete copy of such proposed final plans and specifications. Landlord shall notify Tenant of its approval or disapproval of such certification within fifteen (15) Business Days of its receipt thereof; PROVIDED, THAT, if Landlord shall not approve or disapprove such certification within such fifteen (15) Business Day period, Landlord shall be deemed to have approved such certification. No Alteration shall be made in the Lobby Sublease Space except after Landlord's acceptance of, and in conformity with, the certification described above.

            SECTION 34.2 DEFINED TERMS.

            (a) "BUDGETED LOBBY SUBLEASE SPACE CONSTRUCTION COSTS" means the total, actual cost to construct the Lobby Sublease Space as reasonably approved by Tenant's construction lender (so long as such construction lender is a Lending Institution) or as reasonably approved by Landlord (if, in respect of the Lobby Sublease Space, Tenant has no construction lender which is a Lending Institution or no approval of Tenant's construction lender is required by such lender in connection therewith), as indicated on a final construction budget approved, as the case may be, by such construction lender or by Landlord (the construction budget for the Lobby Sublease Space having been prepared separately from the overall construction budget for the New Building, and having been provided to Landlord as a Verified Statement), including the Transaction Price and all other hard and soft costs (other than land acquisition costs above the Transaction Price), in each case, reasonably allocable, on a square foot basis, to the Lobby Sublease Space.

            (b) "BUDGETED ROOF TOP GARDEN CONSTRUCTION COSTS" means the total, actual cost to construct the Roof Top Garden Space as reasonably approved by Tenant's construction lender (so long as such construction lender is a Lending Institution) or by Landlord (if, in respect of the Roof Top Garden Space, Tenant has no construction lender which is a Lending Institution), as indicated on a final construction budget approved, as the case may be, by such construction lender or by Landlord (the construction budget for the Roof Top Garden Space having been prepared separately from the overall construction budget for the New Building, and having been provided to


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Landlord as a Verified Statement), including the Transaction Price and all other hard and soft costs (other than land acquisition costs above the Transaction Price), in each case, reasonably allocable, on a square foot basis, to the Roof Top Garden Space.

            (c) "LOBBY SUBLEASE SPACE ADJUSTED GROSS REVENUES" means all (A) revenues, receipts and income of whatever kind and nature of Tenant or any Related Entity, as determined in accordance with Accounting Principles, in any Lease Year, generated from the ownership, operation, leasing, use or occupancy of any Lobby Sublease Space (but only if the Lobby Sublease Space equals or exceeds 250 Square Feet) including (1) license fees or other amounts received from any subtenant of such Lobby Sublease Space or its affiliate for the right to maintain signage on the facade of the New Building (but not from the granting of such signage rights to any third party), (2) rentals, fees or other payments from Subtenants (subject to clause (9) below), including any common area maintenance and operating expense, but specifically excluding payments received in reimbursement of utility, PILOT, Theater Surcharge or BID payments made by Tenant, or any Related Entity, (3) the proceeds of insurance received by Tenant with respect to business interruption or rent insurance (but not liability or casualty insurance received by Tenant), (4) security and other deposits which secure other revenues, receipts or income qualifying as Lobby Sublease Adjusted Gross Revenues when and to the extent Tenant, after the final resolution of any Subtenant dispute over whether Tenant has the right to retain such security and other deposits, either has the right to retain the same or Tenant has no obligation to refund the same (and excluding security and other deposits to the extent applied by Tenant to reimburse Tenant for reasonable costs incurred in remedying a non-monetary default by the provider of such security or deposit),
(5) interest or other investment income earned from time to time by Tenant on deposits or other revenues, receipts or income qualifying as Lobby Sublease Adjusted Gross Revenues, (6) amounts recovered in any legal action or proceeding or settlement thereof which reimburses Tenant for a loss of revenues, receipts or income qualifying as Lobby Sublease Adjusted Gross Revenues (and excluding any such amounts to the extent reimbursing Tenant for reasonable costs incurred in remedying a non-monetary default by the defendant in such action), (7) construction fees from the performance by Tenant or any Related Entity of construction or construction management services for Subtenants, but only to the extent such fees exceed customary amounts (and excluding such fees to the extent they do not exceed such customary amounts), (8) leasing or brokerage commissions paid to Tenant or any Related Entity in connection with the entering into of a Sublease or the renewal thereof or the expansion of the Demised Space thereunder, but only to the extent Tenant or such Related Entity is not the procuring broker, or if Tenant or such Related Entity is the procuring broker, only to the extent such commissions exceed customary amounts (and excluding such commissions to the extent they do not exceed such customary amounts), and (9) with respect to any Related Entity that is a Subtenant in possession and actual use of its Demised Space, the greater of [a] the rentals, fees or other payments made to Tenant by such Subtenant, including any common area maintenance and operating expense, but specifically excluding payments received in reimbursement of utility, PILOT, Theater Surcharge or BID payments made by Tenant and [b] the fair market rental value of such Demised Space (and with respect to a Related Entity that is a Subtenant not in possession and actual use of its Demised Space, all revenues, receipts and income of whatever kind and nature of such Related Entity generated from the Project, as provided above, shall be included in Lobby Sublease Adjusted Gross Revenues) less (B) refunds made upon transactions included within the revenues described in clause (A) above. "Lobby Sublease Adjusted Gross Revenues" shall not include any management fee in a customary amount paid by Tenant to any Related Entity to manage the Property.

            (d) "ROOF TOP GARDEN ADJUSTED GROSS REVENUES" means all (A) revenues, receipts and income of whatever kind and nature of Tenant or any Related Entity, as determined in accordance with Accounting Principles, in any Lease Year, generated from the ownership, operation, leasing, use or occupancy of any Roof Top Garden Space including (1) license fees or other amounts received from any subtenant of such Roof Top Garden Space or its affiliate for the right to maintain signage on the facade of the New Building (but not from the granting of such signage rights to any third party), (2) rentals, fees or other payments from Subtenants (subject to clause (9) below), including any common area maintenance and operating expense, but specifically excluding payments received in reimbursement of utility, PILOT, Theater Surcharge or BID payments made by Tenant, or any Related Entity, (3) the proceeds of insurance received by Tenant with respect to business interruption or rent insurance (but not liability or casualty insurance received by Tenant), (4) security and other deposits which secure other revenues, receipts or income qualifying as Roof Top Garden Adjusted Gross Revenues when and to the extent Tenant, after the final resolution of any Subtenant dispute over whether Tenant has the right to retain such security and other deposits, either has the right to retain the same or Tenant has no obligation to refund the same (and excluding security and other deposits to the extent applied by Tenant to reimburse Tenant for reasonable costs incurred in remedying a non-monetary default by the provider of such security or deposit),
(5) interest or other investment income earned from time to time by Tenant on deposits or other revenues, receipts or income qualifying as Roof Top Garden Adjusted Gross Revenues, (6) amounts recovered in any legal action or proceeding or settlement thereof which reimburses Tenant for a loss of revenues. receipts or income qualifying as Roof Top Garden Adjusted Gross Revenues (and excluding any such amounts to the extent reimbursing Tenant for reasonable costs incurred in remedying a non-monetary default by the defendant in such action), (7) construction fees from the performance by Tenant or any Related Entity of construction or construction management services for Subtenants, but only to the extent such fees exceed customary amounts (and excluding such fees to the extent they do not exceed such customary amounts), (8) leasing or brokerage commissions paid to Tenant or any Related Entity in connection with the entering into of a Sublease or the renewal thereof or the expansion of the Demised Space thereunder, but only to the extent Tenant or such Related Entity is not the procuring broker, or if Tenant or such Related Entity is the procuring broker, only to the extent such commissions exceed customary amounts (and excluding such commissions to the extent they do not exceed such customary amounts), and (9) with respect to any Related Entity that is a Subtenant in possession and actual use of its Demised Space, the greater of [a] the rentals, fees or other payments made to Tenant by such Subtenant, including any common area maintenance and operating expense, but specifically excluding payments received in reimbursement of utility, PILOT, Theater Surcharge or BID payments made by Tenant and [b] the fair market rental value of such Demised Space (and with respect to a Related Entity that is a Subtenant not in possession and actual use of its Demised Space, all revenues, receipts and income of whatever kind and nature of such Related Entity generated from the Project, as provided above, shall be included in Roof Top Garden Adjusted Gross Revenues) less (B) refunds made upon transactions included within the revenues described in clause (A) above. "Roof Top Garden Adjusted Gross Revenues" shall not include any management fee in a customary amount paid by Tenant to any Related Entity to manage the Property.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                       LANDLORD:

                                       42ND ST. DEVELOPMENT PROJECT, INC.


                                       By: /s/ Naresh Kapadia
                                          --------------------------------------
                                          Name: Naresh Kapadia
                                          Title: Assistant Vice President/
                                                 Planning & Design


                                       TENANT:

                                       THE NEW YORK TIMES BUILDING LLC

                                       By: NYT Real Estate Company LLC,
                                           member

                                           By: /s/ Michael Golden
                                              ----------------------------------
                                              Name: Michael Golden
                                              Title: Manager

                                       By: FC Lion LLC, member

                                           By: FC 41st Street Associates,
                                               LLC, its managing member

                                               By: RRG 8 South, Inc., its
                                                   managing member

                                                   By: /s/ Bruce Ratner
                                                      --------------------------
                                                      Name: Bruce Ratner
                                                      Title:  President

                                    EXHIBIT A

                        THE PROJECT DOCUMENTS (RECITALS)

            1. Agreement of Lease, dated as of the date hereof, by and between 42nd St. Development Project, Inc. ("42DP") and The New York Times Building LLC ("Developer").

            2. Site 8 South Land Acquisition and Development Agreement, dated as of the date hereof; by and among New York State Urban Development Corporation d/b/a Empire State Development Corporation ("ESDC"), 42DP and Developer.

            3. Site 8 South LADA Guaranty, dated as of the date hereof, by The New York Times Company ("NYTC"), in favor of ESDC and 42DP.

            4. Site 8 South Declaration of Design, Use and Operation, dated as of the date hereof, by and among ESCD, 42DP and Developer.

            5. Site 8 South Project Agreement, dated as of the date hereof, by and among ESDC, 42DP, The City of New York, Developer, NYT Real Estate Company LLC ("NYTC Member") and FC Lion LLC ("FC Member").

            6. Agreement of Sublease (NYT), dated as of the date hereof, by and between Developer and NYTC Member.

            7. Agreement of Sublease (Retail), dated as of the date hereof, by and between Developer and FC Member.

            8. Agreement of Sublease (Office), dated as of the date hereof, by and between Developer and FC Member.

            9. Recognition Agreement (Public Parties), dated as of the date hereof, by and among INGREDUS Site 8 South LLC, ING Vastgoed B B.V., FC 41st Street Associates, LLC, FC Lion LLC, Developer, Forest City Ratner Companies, ESDC, and 42DP.

            10. Agreement, dated as of the date hereof, by and among 42DP, The New York City Transit Authority, Developer and The City of New York.

            11. Vault Sublicense, dated as of the date hereof; by and among 42DP and Developer.

                                   EXHIBIT B

                             Intentionally Omitted

                                    EXHIBIT C

                FORM OF COLLATERAL ASSIGNMENT (ss. 1.1(a)(xxxix))

            THIS AGREEMENT, made this _____ day of ____, _____, by and among ______________________________ ("THIRD PARTY"), a [insert State] [insert type of entity] having an office at ______________, THE NEW YORK TIMES BUILDING LLC ("ASSIGNOR"), a ______________ having an office at c/o The New York Times Company, 229 West 43rd Street, New York, New York 10036 Attention: General Counsel, and 42ND ST. DEVELOPMENT PROJECT, INC. ("ASSIGNEE"), a subsidiary of New York State Urban Development Corporation ("UDC") d/b/a Empire State Development Corporation, a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation having an office at 633 Third Avenue, 33rd floor, New York, New York 10017.

                                   WITNESSETH

            WHEREAS, UDC and The City of New York (the "CITY") have developed, and are in the process of implementing, a rehabilitation and renewal plan for an area of midtown Manhattan surrounding West 42nd Street between Broadway and Eighth Avenue, commonly known as the 42nd Street Development Project; and

            WHEREAS, pursuant to an Agreement of Lease (the "GROUND LEASE") (the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of December __, 2001, between Assignee, as landlord, and Assignor, as tenant, Assignee leased and demised to Assignor certain land more particularly described in Exhibit G annexed to the Ground Lease (the "PROPERTY") and all right, title and interest of Assignee in and to all improvements thereon, for the development and operation of the Property in accordance with the terms of the Ground Lease; and

            WHEREAS, pursuant to the [construction agreement to be assigned] (the "AGREEMENT"), dated as of ______, between Assignor and Third Party, Third Party has agreed to provide [construction management] services in connection with the Property; and

            WHEREAS, as collateral security for payment and performance of Assignor's obligations under the Ground Lease (the "OBLIGATIONS"), Assignor desires to collaterally assign to Assignee all right, title and interest of Assignor in and to the Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1. Assignor and Third Party hereby consent to the collateral assignment of the Agreement to Assignee pursuant to and on the terms and conditions of this Agreement.

            2. Third Party hereby agrees and confirms that the Agreement and all of its rights and interests thereunder, including, but not limited to, rights to payment or fees, are and, at all times shall be, subject and subordinate to the Ground Lease.

            3. Subject to the provisions of PARAGRAPH 4 hereof, Assignor hereby grants, transfers and assigns to Assignee all of Assignor's right, title and interest in and to, and the right to have uninterrupted use and enjoyment of the benefits under, the Agreement and all present and future amendments thereto. The foregoing assignment is subject to any assignment by Assignor of the Agreement to any Recognized Mortgagee and the rights of any Recognized Mortgagee thereunder. Assignor and Third Party covenant and agree to execute such further and additional instruments and assignments as may be requested by Assignee to vest in Assignee all rights and interest of Assignor under the Agreement. The Agreement is assigned hereunder for the purpose of securing the payment and performance by Assignor of its Obligations.

            4. This Assignment is made upon the condition that for so long as there shall be no Event of Default on the part of Assignor or reentry upon the Property by Assignee pursuant to the terms of the Ground Lease, Assignor shall have the right to exercise all rights, options and privileges extended to Assignor under the terms of the Agreement. Such right of Assignor shall be automatically revoked upon the occurrence of an Event of Default and thereafter, subject to the rights of any Recognized Mortgagee to which the Agreement has been assigned, the right is hereby expressly given to Assignee to enforce the terms of the Agreement in the same manner and with the same force and effect as if Assignee had originally executed the Agreement as the owner of the Property. After the occurrence of an Event of Default and the failure of the Recognized Mortgagee(s) to cure such Event of Default. Assignee may elect by written notice to Third Party given within sixty (60) days after such failure by the Recognized Mortgagee(s) (i) to terminate the Agreement effective upon such notice or (ii) to assume all of the rights and obligations of Assignor under the Agreement. If Assignee shall assume such rights and obligations, the Agreement shall thereby be deemed amended to reflect the following:

            (a) All rights, interests, benefits and other privileges of Assignor under the Agreement shall terminate and Assignee shall succeed to and shall have all the rights, interests, benefits and other privileges of Assignor under the Agreement and Third Party shall perform all of its obligations and agreements under the Agreement for the benefit of Assignee. All references in the Agreement to Assignor shall be read to apply to Assignee.

            (b) Other than a monetary default by Assignor under the Agreement, Assignee shall not be responsible or liable for any representation or warranty made by Assignor or any act, omission or default by Assignor which occurred prior to the assumption by Assignee of the Agreement, and each such act, omission or default shall be deemed to have been waived by Third Party and shall not constitute grounds for the termination of the Agreement by Third Party or for any other claim or liability against Assignee.

            (c) The obligations, responsibilities and liabilities of Assignee under the Agreement shall be limited to and enforceable only against Assignee's interest in the Property and not out of or against any other assets or properties of Assignee.

            5. Assignor and Third Party, jointly and separately, hereby warrant and represent to Assignee as follows:

            (d) Each of them has the full and complete right, power and authority to execute, deliver and perform this Assignment and has taken all necessary corporate and partnership action, to authorize the execution, delivery and performance of this Agreement;

            (e) Neither of them has made a prior assignment, pledge or hypothecation of any of the rights under the Agreement except to a Recognized Mortgagee;

            (f) The Agreement is in full force and effect on the date hereof, has not been amended or modified in any way and the performance of the other party thereto is subject to no defenses, set-offs or counterclaims whatsoever and this Assignment and the Agreement constitute the valid, binding and enforceable obligations of the parties thereto;

            (g) There exists no event, condition or occurrence which constitutes, or which with notice and/or the passage of time would constitute, a material breach of or default under any term or condition of the Agreement; and

            (h) Neither of them has done, nor shall either of them perform any acts or omissions which might prevent Assignee from exercising its rights under this Agreement, or which might limit Assignee in such exercise.

            6. Assignor and Third Party agree faithfully to observe and perform each and every one of the obligations and agreements imposed upon them under the Agreement. From and after the date hereof and without the prior written consent of Assignee, not to be unreasonably withheld or delayed, (a) no term or provision of the Agreement (including any exhibit thereto) may be altered, modified or amended in any material respect, (b) Assignor may not waive any material right under the Agreement, (c) neither Assignor nor Third Party may terminate or cancel the Agreement, and (d) neither Assignor nor Third Party may assign any interest, right or obligation under the Agreement or consent to any assignment by the other party of any such interest, right or obligation (other than an assignment to a Recognized Mortgagee or to or by Assignee ), and any of the foregoing acts, if done without such consent of Assignee, shall be null and void AB INITIO.

            7. Assignee shall not be obligated to perform or discharge, nor shall it by acceptance of this Assignment be deemed in any manner to have assumed any of the duties or obligations under, the Agreement or be under any obligation to perform or discharge any of the obligations thereunder, unless and until Assignee elects to assume, subject to PARAGRAPH 4(b) hereof, all of the rights and obligations of Assignor under the Agreement, nor shall Assignee be liable to any person by reason of any default by any party under the Agreement, including any default by Assignor or any other person arising prior to such assumption by Assignee. Assignor shall perform and discharge all such duties, obligations, and liabilities and hereby agrees to indemnify and hold Assignee harmless from and against any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees and expenses) which Assignee may incur under or by reason of this Assignment, or for any action taken by Assignee hereunder, or by reason of or in defense of any and all claims and demands whatsoever which may be asserted against Assignee arising out of the Agreement. In the event Assignee incurs any such liability, loss, cost, damage or expense, the amount thereof together with all reasonable attorneys' fees and disbursements shall be payable by Assignor to Assignee immediately, without demand.

            8. All notices and other communications required or permitted to be given to, or served pursuant to, this Agreement, or otherwise, shall be in writing and shall be deemed to have been duly given and delivered for all purposes (a) when personally delivered to a party or authorized representative of a party, (b) when received, if delivered by a nationally recognized overnight courier service, delivery prepaid, (c) three (3) days after deposited in the United States mail, if delivered by registered or certified United States mail, postage prepaid, return receipt requested, or (d) when received, by telecopy (and confirmed by mail in the manner described above) addressed to the party to be notified at such party's address set forth herein. All notices and other communications under this Agreement shall be given to the parties hereto at the address set forth below, or such other address as may be specified in a notice designated as a notice of change of address.

                  if to Third Party:
                                     -----------------------

                                     -----------------------

                                     -----------------------

                                     -----------------------
                  with a copy to:
                                     -----------------------

                                     -----------------------

                                     -----------------------

                                     -----------------------

                                     -----------------------

                  if to Assignor:    The New York Times Company
                                     229 West 43rd Street
                                     New York, New York 10036
                                     Attention: General Counsel
                                     Fax No. (__) ________

                                     AND

                                     c/o Forest City Ratner
                                     One Metro Tech Center, North
                                     Brooklyn, New York 11201
                                     Attention: General Counsel
                                     Fax No. (__) ________

                                     INGREDUS Site 8 South LLC
                                     c/o Clarion Partners
                                     335 Madison Avenue
                                     New York, New York 10017
                                     Attn: Mr. Charles Grossman
                                     Fax No. (__) ________

                  with copies to:    The New York Times Company
                                     229 West 43rd Street
                                     New York, New York 10036
                                     Attention: Director of Real Estate
                                     Fax No. (__) ________

                                     INGREDUS Site 8 South LLC
                                     c/o Clarion Partners
                                     601 13th Street, N.W.
                                     Suite 450 North
                                     Washington, DC 20005
                                     Ann: Mr. Martin Standiford
                                     Fax No. (__) ________

                                      Swidler Berlin Shereff Friedman LLP
                                      Chrysler Building
                                      405 Lexington Avenue
                                      New York, New York 10174
                                      Attention: Martin D. Polevoy, Esq.
                                      Fax No. (__) ________

                                      Kelley Drye Warren LLP
                                      101 Park Avenue
                                      New York, New York 10178
                                      Attention: James J. Kirk, Esq.
                                      Fax No. (__) ________

                                      Skadden, Arps, Slate, Meagher & Flom LLP
                                      Four Times Square
                                      New York, New York 10036
                                      Attn: Benjamin F. Needell, Esq.
                                      Fax No. (__) ________

                  if to Assignee:     42nd St. Development Project, Inc.
                                      633 Third Avenue, 33rd floor
                                      New York, New York 10017
                                      Attn: President
                                      Fax No. (212) 803-3838

                  with copies to:     New York City Economic Development
                                        Corporation
                                      110 William Street
                                      New York, New York 10038
                                      Attention: President
                                      Fax No. (212) 312-3913

                                      New York City Law Department
                                      100 Church Street
                                      New York, New York 10007
                                      Attention: Chief, Economic Development
                                         Division
                                      Fax No. (212) 227-5648

                                      Sherman & Sterling
                                      599 Lexington Avenue
                                      New York, New York 10022-6069
                                      Attention: Chris M. Smith, Esq. (3578/13)
                                      Fax No. (212) 848-7300

                                      Pillsbury Winthrop LLP
                                      One Battery Park Plaza
                                      New York, New York 10004-1490
                                      Attention:  Max Friedman, Esq.
                                      Fax No. (212) 858-1500

                                 New York State Urban Development Corporation
                                 d/b/a Empire State Development Corporation
                                 633 Third Avenue
                                 New York, New York 10017
                                 Attention:   42nd St. Development Project, Inc.
                                 Fax No. (__) ________

No notice, demand, request or other communication hereunder shall be effective unless given as aforesaid.

            9. The acceptance of this Assignment shall not constitute a waiver of any of the rights and remedies of Assignee under the Ground Lease. Further, nothing contained in this Assignment and no act or action taken or done, or omitted to be taken or done, by Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Assignee of any of its rights and remedies against Assignor in connection with, or in respect of, any of the Obligations. The right of Assignee to collect and enforce collection and performance of the Obligations and to enforce any other security and collateral therefor held by it may, to the extent permitted by law, be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by Assignee hereunder.

            10. Assignor shall execute and deliver, or cause to be executed and delivered, to Assignee all other instruments, certificates and agreements as Assignee may reasonably require, including, but not limited to, estoppel certificates stating that this Assignment or the Agreement is in full force and effect and that there are no defenses or offsets thereto (or if this Assignment or the Agreement is not in full force and effect or there are any defenses or offsets thereto, specifying in reasonable detail such matters), to effect, confirm or assure the rights and remedies intended to be granted to Assignee under this Assignment.

            11. If all or any portion of any provision of this Assignment shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision hereof and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein.

            12. This Assignment may not be changed or terminated except by an agreement in writing, signed by the party against whom enforcement of the change is sought. This Assignment shall be governed by and construed in accordance with the law of the State of New York. All terms and words used in this Assignment, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            13. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the City of New York as holder of a reversionary estate in the Property.

            14. No director, member, officer, employee, agent or other person authorized to act on behalf of any of the parties to this Agreement shall have any personal liability in connection with this Assignment or any failure of any of the parties hereto to perform its respective obligations under this Assignment. The liability of Assignor, EDC, ESDC, 42DP and the City under this Assignment shall be limited pursuant to Article 18 of the Ground Lease. Nothing in the foregoing, however, shall limit the liability of the guarantor under the Construction Guaranty including, without limitation, for payments made by Assignee to Third Party under the Agreement.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the day and year first above written.

                                        THE NEW YORK TIMES BUILDING LLC

                                        By: NYT Real Estate Company LLC,
                                            member

                                            By: __________________
                                                Name:
                                                Title: Manager

                                        By: FC Lion LLC, member

                                            By:    FC 41st Street Associates,
                                                   LLC, its managing member

                                                   By: RRG 8 South, Inc., its
                                                       managing member

                                                       By:______________________
                                                             Name:
                                                             Title:


                                        42ND ST. DEVELOPMENT
                                         PROJECT, INC.

                                        By: ______________________
                                            Name:
                                            Title:

                                        [Name of Third Party]

                                        By: ______________________
                                             Name:
                                             Title:

                                    EXHIBIT D

                FORM OF CONDOMINIUM DECLARATION (ss. 1.1(a)(lii))

                    ----------------------------------------

                      DECLARATION OF LEASEHOLD CONDOMINIUM

                  ESTABLISHING A PLAN OF LEASEHOLD CONDOMINIUM
              OWNERSHIP OF PREMISES LOCATED ON THE EASTERLY SIDE OF
                   EIGHTH AVENUE BETWEEN 40th & 41st STREETS,
                               NEW YORK, NEW YORK

                    ----------------------------------------

Name of
Condominium:   The New York Times Building Condominium

Declarant:     The New York Times Building LLC
               having an address
               c/o The New York Times Company
               229 West 43rd Street
               New York, New York 10036

Dated:         _____________,____

Block:         1012

Lots:          _____________,____

               RECORD AND RETURN TO:

               James J. Kirk, Esq.
               Kelley Drye & Warren LLP
               101 Park Avenue
               New York, New York 10178

                                TABLE OF CONTENTS
                                                                            PAGE

Article I   SUBMISSION OF PROPERTY ..........................................  1

Article II  DESCRIPTION OF PROPERTY AND BUILDING ............................  1

Article III DEFINITIONS .....................................................  2

Article IV  THE UNITS ....................................................... 17

         Section 1. Description of Units .................................... 17

         Section 2. FC Collective Unit ...................................... 18

         Section 3. FC Individual Units ..................................... 18

         Section 4. NYTC Collective Unit .................................... 18

         Section 5. NYTC Individual Units ................................... 18

         Section 6. SPU Unit ................................................ 18

         Section 7  Retail Unit ............................................. 18

         Section 8. Unit Description ........................................ 18

         Section 9. Acquisition by NYTC of any of the FC Individual Units ... 18

Article V   COMMON ELEMENTS; NYTC LIMITED COMMON ELEMENTS;
            FC LIMITED COMMON ELEMENTS ...................................... 18

         Section 1. Common Interest in Common Elements ...................... 18

         Section 2. Common Elements and Limited Common Elements to Remain
                    Undivided ............................................... 19

         Section 3. Control Over Common Elements ............................ 19

         Section 4. Control Over NYTC Limited Common Elements ............... 19

         Section 5. Control Over FC Limited Common Elements ................. 19

         Section 6. Revenue Derived from Common Elements .................... 19

         Section 7. Revenue Derived from NYTC Limited Common Elements ....... 20

         Section 8. Revenue Derived from FC Limited Common Elements ......... 20

Article VI  OBLIGATIONS OF BOARD OF MANAGERS AND UNIT OWNERS;
            SERVICE CONTRACTS ............................................... 20

         Section 1. Board of Managers' Services; NYTC Board of Managers'
                    Services; FC Board of Managers' Services ................ 20

         Section 2. Unit Owners' Obligations ................................ 21

         Section 3. Service Contracts; Termination of Service Contracts
                    Relative to Common Elements, NYTC Limited Common
                    Elements or FC Limited Common Elements Upon Termination
                    of a Unit Lease ......................................... 21

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

Article VII  UNIT OWNER EXPENSES; BUDGETS ..................................  22

         Section 1. Determination of Unit Owner Expenses ...................  22

         Section 2. Expenditures ...........................................  23

         Section 3. Statements; Unit Owner's Payments ......................  24

         Section 4. Special Assessments ....................................  25

         Section 5. Delivery by Board of Managers, NYTC Board of Managers
                    and FC Board of Managers of Year-End Statements and
                    Reconciliation .........................................  26

         Section 6. Failure to Deliver a Statement Not Prejudicial .........  26

         Section 7. Books and Records ......................................  26

         Section 8. Estoppel Certificates Delivered by Board of Managers ...  27

Article VIII UTILITIES .....................................................  28

         Section 1. Electricity ............................................  28

         Section 2. Gas ....................................................  28

         Section 3. Water ..................................................  29

         Section 4. Payments Constitute a Unit Owner Expense ...............  29

 Article IX  PERMITTED USES; LICENSES AND PERMITS; BUILDING NAME;
             SIGNAGE; ANTENNAE; REVENUE FROM SIGNAGE AND ANTENNAE ..........  29

         Section 1. Permitted Uses .........................................  29

         Section 2. Licenses and Permits ...................................  30

         Section 3. Building Name; Signage; Antennae .......................  30

         Section 4. Communications Equipment ...............................  33

Article X    RIGHT TO MAKE ALTERATIONS, SUBDIVISIONS .......................  34

         Section 1. Right to Perform Work ..................................  34

         Section 2. General Work Conditions ................................  35

         Section 3. Mechanic's Liens; Violations ...........................  36

         Section 4. Board of Managers, NYTC Board of Managers, FC
                    Board of Managers and Other Unit Owners Not Liable .....  37

         Section 5. No Right to Subdivide; Amending Declaration to
                    Confirm Unit Descriptions ..............................  37

Article XI   ENCROACHMENTS; EASEMENTS; ACCESS ..............................  38

         Section 1. Encroachments ..........................................  38

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

         Section 2.  Easements and Rights of the Board of Managers,
                     NYTC Board of Managers and FC Board of Managers ........ 38

         Section 3.  Easements of all Unit Owners ........................... 39

         Section 4.  General ................................................ 40

Article XII ATTORNEYS-IN-FACT ............................................... 41

Article XIII PERSON TO RECEIVE SERVICE ...................................... 41

Article XIV ADMINISTRATION .................................................. 42

Article XV UNIT OWNERSHIP ................................................... 42

Article XVI GRANTEE LIABLE FOR UNPAID ASSESSMENTS UPON SALE ................. 42

Article XVII AMENDMENT OF DECLARATION ....................................... 42

         Section 1. General Provisions Regarding Amendment .................. 42

         Section 2. Execution and Delivery of Amendments .................... 43

Article XVIII TERMINATION OF CONDOMINIUM; PURCHASE OPTION UNDER
                   GROUND LEASE ............................................. 43

         Section 1. Withdrawal by Unit Owners ............................... 43

         Section 2. Purchase Option Under Unit Leases ....................... 43

Article XIX COVENANT OF FURTHER ASSURANCES .................................. 44

Article XX SALES, SUBLEASES AND MORTGAGES ................................... 44

         Section 1.  Unit Owners' Rights to Sell, Sublease or Mortgage
                     Units .................................................. 44

         Section 2.  FC Unit Owners' Lockout Period ......................... 45

         Section 3.  NYTC's Right of First Refusal and Right of First
                     Offer to Purchase FC Individual Unit(s) ................ 46

         Section 4.  NYTC's Purchase Options ................................ 50

         Section 5.  NYTC's Subleasing Options .............................. 52

         Section 6.  NYTC's Option to Sublease v. Purchase .................. 55

         Section 7.  Agreement to Execute Supplemental Agreement ............ 57

         Section 8.  Fair Market Value; Fair Market Rent .................... 57

         Section 9.  Registered Mortgagee Requirements; Rights of
                     Registered Mortgagees .................................. 60

         Section 10. Binding Effect ......................................... 63

         Section 11. No Severance of Ownership .............................. 64

         Section 12. Compliance With Unit Leases; Conveyance of Unit
                     Lease is Conveyance of Unit ............................ 64

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

Article XXI   DEFAULTS; REMEDIES ............................................ 64

         Section 1. Events of Default ....................................... 64

         Section 2. Board of Managers' Rights to Cure ....................... 65

         Section 3. Remedies ................................................ 65

         Section 4. Defaulting Unit Owner's and Representative Manager's
                    Inability to Vote; Limitations on Ability of
                    Non-Defaulting Unit Owners, Acting Alone, to
                    Amend Declaration ....................................... 66

         Section 5. Ground Lessee's Right to Cure; Ground Lessee's Right
                    to Vote in Lieu of Defaulting Unit Owner, Following
                    Cure by Ground Lessee ................................... 66

         Section 6. Board of Managers' Lien ................................. 67

         Section 7. Title of Board of Managers on Foreclosure ............... 67

         Section 8. Declaration by Ground Lessee of an Event of Default
                    Under Unit Leases ....................................... 68

 Article XXII INTERESTS OF OWNERS, TENANTS AND OCCUPANTS SUBJECT
              AND SUBORDINATE TO DECLARATION AND GROUND LEASE ............... 68

Article XXIII MISCELLANEOUS ................................................. 68

         Section 1. No Personal Liability; Ground Lessee Beneficiary
                    of Rights Granted Ground Lessee ......................... 68

         Section 2. Declaration Not Modifying Terms of Ground Lease
                    or Unit Leases .......................................... 69

         Section 3. Compliance with Unit Leases ............................. 69

         Section 4. Amendments to Unit Leases ............................... 69

         Section 5. Captions, Exhibits ...................................... 69

         Section 6. Certain References ...................................... 69

         Section 7. Governing Law ........................................... 70

         Section 8. Severability ............................................ 70

         Section 9. Waiver .................................................. 70

 EXHIBIT A DESCRIPTION OF PROPERTY

 EXHIBIT B BY-LAWS OF THE NEW YORK TIMES BUILDING ASSOCIATION,
            INC. A New York not-for-profit corporation

 EXHIBIT C

 EXHIBIT D DISPROPORTIONATE ALLOCATION OF EXPENSES AMONG UNITS

 EXHIBIT E LIST OF PLANS

 EXHIBIT F-1 DESCRIPTIONS OF FC INDIVIDUAL UNITS

 EXHIBIT F-2 DESCRIPTIONS OF NYTC INDIVIDUAL UNITS

 EXHIBIT G FIRST BUDGET

 EXHIBIT H-1 SIGNAGE LOCATIONS

 EXHIBIT H-2 INTERIOR SIGNAGE LOCATIONS

 EXHIBIT H-3 CANOPIES & AWNINGS

 EXHIBIT I - PROHIBITED USERS/USES

 EXHIBIT J FORM OF SALE AND PURCHASE AGREEMENT

 EXHIBIT K FORM OF NYTC PURCHASE GUARANTY UNIT PURCHASE GUARANTY

 EXHIBIT L FORM OF NYTC SUBLEASE

 EXHIBIT M FORM OF NYTC LEASE GUARANTY

 EXHIBIT N SECURITY AND SAFETY PLAN

 EXHIBIT 0 FORM OF NYTC WAIVER AND ESTOPPEL LETTER

                      DECLARATION OF LEASEHOLD CONDOMINIUM
                   OF THE NEW YORK TIMES BUILDING CONDOMINIUM

                         (PURSUANT TO ARTICLE 9-B OF THE
                   REAL PROPERTY LAW OF THE STATE OF NEW YORK)

            Declaration made as of the ___day of___, _____, by The New York Times Building LLC, a New York limited liability company with an address c/o The New York Times Company, 229 West 43rd Street, New York, New York 10036 (hereinafter referred to as the "Declarant").

                                    ARTICLE I

                             SUBMISSION OF PROPERTY

            Declarant hereby submits the Property (as hereinafter defined) to the provisions of Article 9-B of the Real Property Law of the State of New York (as heretofore amended, and as the same may hereafter be amended from time to time, the "CONDOMINIUM LAW") and, pursuant thereto, does hereby establish a leasehold condominium to be known as The New York Times Building Condominium.

            Throughout this Declaration and the exhibits attached hereto, certain terms are used to describe ownership of the leasehold condominium units and the rights of the owners in and to such leasehold units. While the use of terms such as "owner" and "ownership" may suggest otherwise, the condominium units created pursuant to this Declaration are leasehold units which have been demised to the tenants under Unit Leases (hereinafter defined). As set forth in subparagraph (164) of ARTICLE III hereof, "Unit Owner" shall mean, with respect to any Unit, (a) for so long as a Unit Lease for such Unit is in effect, the tenant (from time to time) under such Unit Lease, and (b) if a Unit Lease is terminated by Ground Lessee or otherwise, the Ground Lessee. Accordingly, a Unit cannot be conveyed separately from the Unit Lease for such Unit (i.e., a Unit Owner shall transfer its tenant's interest under its Unit Lease in order to transfer its Unit or Units). This Declaration does not impose a condominium on the fee interest in the Premises, and, except as provided in SECTION 2 of
ARTICLE XVIII, no reference herein to "ownership", "conveyance", "sale", "purchase" or like terms shall refer to such fee interest.

                                   ARTICLE II

                      DESCRIPTION OF PROPERTY AND BUILDING

            The property hereby submitted to a condominium regime (the "PROPERTY") is comprised of (a) Declarant's leasehold interest, as tenant under the Ground Lease (as hereinafter.

defined), in and to (x) the land more particularly described on EXHIBIT A attached hereto (the "LAND"), (y) the building and all other structures and improvements situated or to be erected on the Land (such structures and improvements being hereunder referred to as the "BUILDING"), and (z) all Alterations (as hereinafter defined) hereinafter made to the Building (the Land, Building and Alterations are hereinafter collectively referred to as the "PREMISES"), and (b) all of the easements, rights and appurtenances belonging or appurtenant to any of the foregoing. The Building contains [___________ above-grade floors (containing approximately ____ square feet of space) and approximately __________ square feet of below-grade space and is constructed of, INTER ALIA, [insert description of Building]](1).

                                  ARTICLE III

                                   DEFINITIONS

            As used herein, the following terms shall have the following meanings:

            1. "AAA" shall have the meaning ascribed to such term in Article IX of the ByLaws.

            2. "ACCEPTANCE NOTICE" shall have the meaning ascribed to such term in SECTION 5(d) of ARTICLE XX hereof.

            3. "AFFILIATE" shall mean, as used with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean
(a) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, PROVIDED (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person, and (b) ownership in such Person of fifty-one percent (51%) or more of all equity, capital and profits interests.

            4. "ALTERATIONS" shall mean all alterations, installations, additions and improvements performed (from time to time) in or to all or any portion of any Unit, the Common Elements, the NYTC Limited Common Elements and the FC Limited Common Elements, in each case other than alterations of a de minimus or decorative nature.

            5. "ANNIVERSARY DATE" shall have the meaning ascribed to such term in SECTION 4(h) of ARTICLE XX hereof

------------------

(1)   To be filled-in and completed prior to execution.

            6.

            7. "APPOINTMENT DATE" shall have the meaning ascribed to such term in ARTICLE IX of the By-Laws.

            8. "ARBITRATION NOTICE" shall have the meaning ascribed to such term in ARTICLE IX of the By-Laws.

            9. "ARBITRATOR" shall have the meaning ascribed to such term in
ARTICLE IX of the By-Laws.

            10. "ASSOCIATION" means The New York Times Building Association, Inc., a New York not-for-profit corporation responsible for the administration of the Condominium.

            11. "AVAILABILITY DATE" shall have the meaning ascribed to such term in SECTION 5(d) of ARTICLE XX hereof.

            12. "BOARD OF MANAGERS" shall mean the board of managers of the Association representing the Unit Owners and elected in accordance with the By-Laws.

            13. "BOARD OF MANAGERS' LIEN" shall mean a lien on the interest of a delinquent Unit Owner in its Unit in the amount of all unpaid Unit Owner Expenses and all other unpaid sums due to the Board of Managers from such defaulting Unit Owner under this Declaration or the By-Laws, together with interest on such unpaid Unit Owner Expenses and other unpaid sums at the Interest Rate from their original due date.

            14. "BOARD OF MANAGERS' SERVICES" shall mean the Services in Respect of the Common Elements and any additional or substitute services provided by or on behalf of the Board of Managers at the request of a Majority in Interest of the Unit Owners.

            15. "BOARD OF MANAGERS' STATEMENT" shall have the meaning ascribed to such term in ARTICLE VII hereof.

            16. "BREAKAGE COSTS" is defined in SECTION 6 of ARTICLE XX hereof.

            17. "BUDGET" shall have the meaning ascribed to such term in ARTICLE VII hereof.

            18. "BUILDING" shall have the meaning ascribed to such term in
ARTICLE II hereof.

            19. "BUILDING SYSTEMS" shall mean each of the following systems servicing the Building (except if the same is an NYTC System, an SPU System, an FC System or a Retail System): (a) the heating system of the Building (including the Building boiler and circulating pumps), but excluding the branch systems from and after the point of entry to or exit from any Unit; (b) the electrical system of the Building (including any and all switchboards, feeders, transformers and meters), up to the main disconnect switch at the switchboard serving the elements of any Unit; (c) the plumbing and sanitary systems of the Building, but excluding any branch systems and pipes from and after the point of entry to or exit from any Unit; (d) the main telephone switching equipment and closet for the Building; (e) the emergency generator, panel and system for the Building, up to the distribution switch for any Unit; (f) the sprinkler system for the Building, up to the point of entry to any Unit; and (g) to the extent not specifically identified as part of or servicing only a particular Unit, all other equipment, apparatus and installations the common use of which is necessary or convenient for the existence, maintenance or safe operation of more than one (1) Unit.

            20. "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a day observed as a holiday by either the State of New York or the federal government of the United States.

            21. "BUSINESS HOURS" means the hours from 8:00 AM to 7:00 PM in New York, New York.

            22. "BY-LAWS" shall mean the by-laws attached hereto as EXHIBIT B, as the same may from time to time be amended in accordance with ARTICLE VIII thereof.

            23. "CERTIFYING PROFESSIONAL" shall mean an architect or a licensed professional engineer or engineering or construction consulting firm that provides engineering and/or architectural services, which is experienced in the design and operation in the City of New York of structures similar to the Building and has provided services comparable to those being requested hereunder at any time during the immediately preceding three (3) years, selected by the Board of Managers and approved by Ground Lessee if and to the extent required under the Unit Leases.

            24. "COMMERCIAL SIGNAGE" means all Signage other than NYTC Signage, NYTC Office Signage, FC Office Signage, Retail Signage and SPU Signage, but including any NYTC Signage which NYTC has elected to convert to Commercial Signage and as to which an FC Unit Owner has opted to participate pursuant to
SECTION 3(b) of ARTICLE IX hereof.

            25. "COMMON AREAS" shall mean those portions of the Premises that are designated as "Common" on the Plans, including without limitation, the Roof Top Garden Space and Lobby Sublease Space and those portions of the ground floor building lobby not otherwise designated as FC Limited Areas or NYTC Limited Areas.

            26. "COMMON ELEMENTS" shall mean (1) the Land and all parts of the Building and other improvements thereon, other than the Units, NYTC Limited Common Elements and FC Limited Common Elements, including: (a) the Common Areas;
(b) the Building Systems; and (c) whether or not the same are located within any of (and whether or not the same are shown on the Plans as) the Common Areas: (i) the curtain wall of the Building, but excluding (y) any plate glass windows and storefront space enclosing (and any ground floor doors or revolving doors providing access to) either the Retail Unit or the SPU Unit, as applicable, and
(z) Signage; (ii) the foundations, columns, girders, beams, supports, concrete floor slabs and other structural components of the Building; (iii) subject to subclauses clauses (i)(y) and (i)(z) of this clause (c), the walls, partitions and doors separating the Units from the Common Areas; (iv) all roofs of the Building; (v) all stairs, stairways, escalators and elevators other than those identified on the Plans solely as part of the FC Collective Unit, NYTC Collective Unit, Retail Unit or SPU Unit, as the case may be, or located in and exclusively serving the FC Collective Unit, NYTC Collective

Unit, Retail Unit or SPU Unit, as the case may be; (vi) all sidewalks, including cobble strip and paving, surrounding the Building and plaza areas; (vii) the loading docks for the Building; (viii) subject to subclauses (i) (y) and (i) (z) of this clause (c), the exterior facade of the Building; and (ix) all other parts of the Premises the common use of which is necessary or convenient for the existence, maintenance or safe operation of the Units and intended solely for the common use of all or a portion of more than one of the FC Collective Unit, the NYTC Collective Unit, the Retail Unit or the SPU Unit, and (2) the leasehold estate in the Property created and demised pursuant to the Ground Lease.

            27. "COMMON INTEREST" shall mean the undivided percentage leasehold interest of each Unit Owner in the Common Elements, which is specified as a percentage in EXHIBIT C to this Declaration.

            28. "CONDOMINIUM" shall mean The New York Times Building Condominium established pursuant hereto.

            29. "CONDOMINIUM LAW" shall have the meaning ascribed to such term in ARTICLE I hereof.

            30. "COURT" shall have the meaning ascribed to such term in ARTICLE IX of the ByLaws.

            31. "CPI ADJUSTMENT" shall mean an amount equal to the product of
(x) the amount which is subject to adjustment and (y) a fraction, the numerator of which is the CPI for the December immediately preceding the year (the "Budget Adjustment Year") for which the adjustment in question is being made, minus the CPI for December of the year of the then most recently approved Budget (or the December before that if the year of the then most recently approved Budget is the year immediately preceding the Budget Adjustment Year), and the denominator of which is the CPI for December in the year of the then most recently approved Budget (or the December before that if the year of the then most recently approved Budget is the year immediately preceding the Budget Adjustment Year). "CPI" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. -- Northeastern N.J. Area, All Items (1982-84=100), or any successor index thereto, appropriately adjusted. In the event that the CPI is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the CPI ceases to be published, and there is no successor thereto, such other index as the Board of Managers shall agree upon shall be used for the CPI.

            32. "DECLARANT" shall mean The New York Times Building LLC and its successors and assigns.

            33. "DECLARATION" shall mean this instrument and the By-Laws annexed hereto, as each may from time to time be amended.

            34. "DEFAULT PERIOD" shall have the meaning ascribed to such term in
Section 6 of Article XX hereof

            35. "DEPOSITARY" shall mean any entity, agreeing for the benefit of the Unit Owners, to perform the obligations of depositary hereunder on substantially the terms of the Depositary Agreement, which (A) (1) is a Registered Mortgagee (PROVIDED that such Registered Mortgagee is designated as the Depositary and would qualify as an Lending Institution, but is other than a savings bank or savings and loan association), (2) if not a Registered Mortgagee, is a commercial bank or trust company qualifying as an Lending Institution designated by the Registered Mortgagee most senior in lien, or (3) if not the Registered Mortgagee or designated by the Registered Mortgagee pursuant to clause (2) above, is a commercial bank or trust company qualifying as an Lending Institution designated by the Board of Managers, (B) has an office in the City of New York, and (C) has a net worth of not less than One Hundred Million Dollars ($100,000,000) and net assets of not less than Two Hundred Fifty Million Dollars ($250,000,000) (as such sums shall be adjusted by the CPI Adjustment from the date hereof) throughout the period during which it acts as the Depositary. If, at any time, no Lending Institution is so acting, then the Board of Managers shall designate as the Depositary an unaffiliated third party that is ordinarily engaged in the business of acting as a depositary. The Unit Owners agree that _______________ shall be the initial Depositary.

            36. "DEPOSITARY AGREEMENT" shall have the meaning ascribed to such term in Section 2 of Article VII of the By-Laws.

            37. "DUO" shall have the meaning ascribed to such term in the Unit Leases.

            38. "EXCESS SITE ACQIUISITION COSTS" shall have the meaning ascribed to such term in the Site 8 South Land Acquisition and Development Agreement dated as of December ___, 2001 by and among New York State Urban Development Corporation d/b/a Empire State Development Corporation, Ground Lessor and Declarant.

            39. "EVENT OF DEFAULT" shall have the meaning ascribed to such term in SECTION 1 of ARTICLE XXI hereof.

            40. "FAIR MARKET RENT" is defined in SECTION 8 of ARTICLE XX hereof.

            41. "FAIR MARKET VALUE" is defined in SECTION 8 of ARTICLE XX hereof.

            42. "FAMILY MEMBER" shall mean, as to any individual, any parent, spouse, sibling, child, grandchild, aunt, uncle, niece, nephew or cousin, or any step-child or step-grandchild thereof (including, in any such case, relationships established by adoption).

            43. "FC AREAS" shall mean those portions of the Premises designated as "FC -- Tax Lot Nos. _____" on the Plans (exclusive of any Common Elements or FC Limited Common Elements contained therein).

            44. "PC BOARD OF MANAGERS" means the board of managers representing the FC Unit Owners, collectively, and elected in accordance with the By-Laws.

            45. "FC COLLECTIVE UNIT" means, collectively, the FC Areas and the FC Limited Common Elements.

            46. "FC COLLECTIVE UNIT EXPENSES" shall mean, as to each FC Unit Owner, an amount equal to such FC Unit Owner's share (based upon the proportion that its Common Interest bears to the aggregate Common Interest attributable to the FC Collective Unit) of all costs and expenses (including taxes) paid or incurred by or on behalf of the FC Board of Managers in connection with or arising from the operation and management of the FC Collective Unit (including, without limitation, any such costs and expenses assessed as Special Assessments).

            47. "FC INDIVIDUAL UNIT" shall mean (a) full floor portions of the FC Areas designated as FC Individual Units on EXHIBIT F-1 attached hereto (exclusive of any Common Elements or FC Limited Common Elements contained therein), and (b) the portions of the FC Systems solely serving such portions of the FC Areas.

            48. "FC INDIVIDUAL UNIT SALE" shall have the meaning ascribed to such term in SECTION 3 of ARTICLE XX hereof.

            49. "FC LIMITED AREAS" shall mean those portions of the Premises designated as "FC LIMITED AREAS" on the Plans.

            50. "FC LIMITED COMMON ELEMENTS" shall mean (a) the FC Limited Areas; (b) the FC Systems; and (c) whether or not the same are located within any of (and whether or not the same are shown on the Plans as) the FC Areas or the FC Limited Areas: (i) the walls, partitions and doors separating the FC Individual Units from the FC Areas and/or the FC Limited Areas; (ii) all stairs, stairways, escalators and elevators solely serving all or a portion of the FC Collective Unit other than those identified on the Plans solely as part of one FC individual Unit or located in and exclusively serving one FC Individual Unit; and (iii) all other parts of the FC Collective Unit the common use of which is necessary or convenient for the existence, maintenance or safe operation of the FC Individual Units and intended solely for the common use of more than one FC Individual Unit.

            51. "FC OFFICE SIGNAGE" shall have the meaning ascribed to such term in SECTION 3(b) of ARTICLE IX hereof.

            52. "FC SYSTEMS" shall mean all utilities, systems and fixtures (including, without limitation, all plumbing systems, heating systems, electrical branches and systems, air conditioning systems, telephone and data transmission systems and facilities, cable and/or satellite television systems, and all fire safety/life safety systems) exclusively serving all or a portion of the FC Collective Unit.

            53. "FC UNIT LEASE" shall mean, collectively or individually, as the case may be (i) that certain sublease pertaining to the FC Collective Unit dated as of December ___, 2001 between Declarant, as sublandlord, and FC Lion LLC, as subtenant, a memorandum of which was recorded on __ _________, 200_ in the Register's Office at Reel ___, Page ____, and an amended memorandum of which will be recorded promptly following the recordation of this Declaration, as said sublease may be assigned, amended, supplemented and/or restated from time to time as permitted hereunder, (ii) that certain sublease pertaining to the Retail Unit dated as of December ___,2001 between Declarant, as sublandlord, and FC Lion LLC, as subtenant, a memorandum of which was recorded on________________ _________________________, 200__ in the Register's Office at Reel ___, Page
____, and an amended memorandum of which will be recorded promptly following the recordation of this Declaration, as said sublease may be assigned, amended, supplemented and/or restated from time to time as permitted hereunder, (iii) any new sublease(s) entered into by Declarant or Ground Lessee with respect to one
(1) or more FC Individual Units in accordance with the provisions of the FC Unit Lease described in the preceding subclause (i) (a "NEW OFFICE SUBLEASE"), and
(iv) any new sublease(s) entered into by Ground Lessee with a Registered Mortgagee (or its nominee or designee) in accordance with the applicable provisions of any of the FC Unit Leases described in the preceding subclauses
(i), (ii) or (iii).

            54. "FC UNIT OWNER(S)" shall mean (a) for so long as a Unit Lease is in effect with respect to any FC Individual Unit, the tenant (from time to time) under such Unit Lease, including any Registered Mortgagee (or its designee or nominee) succeeding to the tenant's interest under the Unit Lease by foreclosure or by deed-in-lieu (or assignment-in-lieu) of foreclosure or entering into a new Unit Lease with Ground Lessee as provided in (and in accordance with the applicable provisions of) the terminated Unit Lease, and (b) from and after the termination of the Unit Lease for the FC Collective Unit by Ground Lessee or otherwise, until a Unit Lease is again in effect for the FC Collective Unit, Ground Lessee. All references to the FC Unit Owner shall include the successors and permitted assigns of such Person.

            55. "FC UNIT OWNER INTEREST SALE" shall have the meaning ascribed to such term in SECTION 3 of ARTICLE XX hereof.

            56. "FIRST OFFER NOTICE" shall have the meaning ascribed to such term in SECTION 5(d) of ARTICLE XX hereof.

            57. "FIRST OFFER SPACE" shall have the meaning ascribed to such term in SECTION 5(d) of ARTICLE XX hereof.

            58. "FIRST SUBLEASE COMMENCEMENT DATE" shall have the meaning ascribed to such term in SECTION 4(a) of ARTICLE XX.

            59. "GAAP" shall mean generally accepted accounting principles, consistently applied.

            60. "GOVERNMENTAL AUTHORITIES" shall have the meaning ascribed to such term in the definition of Laws.

            61. "GROUND LEASE" shall mean that certain Ground Lease dated as of December _____, 2001 between 42nd St. Development Project, Inc. ("42DP"), as lessor, and Declarant, as lessee, as the same may be hereafter amended in accordance with the provisions thereof, the lessee's interest under which is intended to be assigned by Declarant to 42DP subject to this Declaration (as a separate and distinct interest not to be merged with the lessor's interest) immediately following the recordation of this Declaration. A memorandum of the Ground Lease was recorded in the Register's Office on ___, 200__ at Reel _______, Page.

            62. "GROUND LESSEE" shall mean the tenant under the Ground Lease from time to time.

            63. "GROUND LESSOR" shall mean the landlord under the Ground Lease from time to time.

            64. "INITIAL OCCUPANCY TENANT" shall have the meaning ascribed to such term in SECTION 5(d) of ARTICLE XX hereof.

            65. "INSURANCE REQUIREMENTS" shall mean all requirements of any insurance policy required to be carried pursuant to the By-Laws or any Unit Lease and covering or applicable to all or any part of the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the New York Board of Fire Underwriters or any other body exercising the same or similar functions and having jurisdiction of all or any portion of the Premises.

            66. "INTEREST RATE" shall mean a rate per annum equal to the lesser of (i) three (3) percentage points above the rate publicly announced from time to time by Citibank, N.A. (or its successor) in New York, New York as its "prime rate" or "base rate" or (ii) the maximum rate permitted by applicable law with respect to the applicable amount payable hereunder.

            67. "INTERIM NYTC SUBLEASE" shall have the meaning ascribed to such term in Section 6 of Article XX hereof.

            68. "INTERIM SUBLEASE OPTION" shall have the meaning ascribed to such term in Section 6 of Article XX hereof.

            69. "LAND" shall have the meaning ascribed to such term in ARTICLE II hereof.

            70. "LAWS" (or, if used individually, "LAW") shall mean all laws, statutes and ordinances (including building codes and zoning ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public body or authority (collectively, "GOVERNMENTAL AUTHORITIES"), whether in force as of the date hereof or hereafter, which are or become, or purport to be, applicable to the Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto.

            71. "LENDING INSTITUTION" shall mean (A) a savings bank, savings and loan association, commercial bank or trust company (whether acting individually or in a fiduciary capacity), (B) an insurance company, (C) a real estate investment trust, a trustee or issuer of collateralized mortgage obligations, a loan conduit, or other similar investment entity which is listed on the New York Stock Exchange, American Stock Exchange or other regional exchange (or their respective successors), (D) a federal, state, municipal or secular employee's welfare, benefit, pension or retirement fund, a religious, educational or eleemosynary institution, any governmental agency or entity insured by a governmental agency, a credit union, trust or endowment, (E) any combination of the foregoing entities or (F) any other Person approved by Ground Lessor; PROVIDED that each of the above entities shall qualify as a Lending Institution within the provisions of this definition only if it (1) shall be subject to the jurisdiction of the courts of the State of New York, (2) shall be subject to the supervision of the Comptroller of the Currency of the United States, the federal Securities and Exchange Commission, the Insurance Department or the Banking Department or the Comptroller of the State of New York, the Board of Regents of the University of the State of New York, or the Comptroller of the City or any federal, state or municipal agency or public benefit corporation or public authority advancing or assuring mortgage loans or making payments which, in any manner, assist in the financing, development, operation and maintenance of improvements, (3) shall have a net worth of not less than One Hundred Million Dollars ($100,000,000) and net assets of not less than Two Hundred Fifty Million Dollars ($250,000,000) (as such amounts shall be adjusted for inflation on an annual basis) at the time of the initial determination of its status as a Lending Institution, (4) is not an Affiliate of any Unit Owner, and (5) is not a Prohibited Person (as defined in the Ground Lease).

            72. "LIBOR" means the rate per annum published on the date one (1) Business Day immediately preceding the first day of the relevant period, as reported (currently in the section entitled "Money Rates") in The New York Times as the one (1) month London Interbank Offered Rate for U.S. Dollar deposits (or if The New York Times shall cease to be publicly available, then LIBOR shall be as reported by any publicly available source of similar market data selected by the Members that, in the Members' reasonable judgment, accurately reflects such London Interbank Offered Rate).

            73. "LOBBY SUBLEASE SPACE" shall mean up to 600 square feet of space located in the lobby of the Building, as more particularly designated on the Plans.

            74. "LOCKOUT EXPIRATION DATE" shall have the meaning ascribed to such term in Section 6 of Article XX hereof.

            75. "LOCKOUT PERIOD" shall have the meaning ascribed to such term in
Section 2 of ARTICLE XX hereof.

            76. "MAJORITY IN INTEREST OF THE FC UNIT OWNERS" shall mean FC Unit Owners holding in the aggregate a Common Interest of fifty-one percent (51%) or more of the Common Interest attributable to all FC Individual Units, collectively.

            77. "MAJORITY IN INTEREST OF THE NYTC UNIT OWNERS" shall mean NYTC Unit Owners holding in the aggregate a Common Interest of fifty-one percent (51%) or more of the Common Interest attributable to all NYTC Individual Units, collectively.

            78 "MAJORITY IN INTEREST OF THE UNIT OWNERS" shall mean Unit Owners holding in the aggregate a Common Interest of seventy-five percent (75%) or more provided, however, that for so long as NYTC holds leasehold title to Units in the Building whose total Common Interests in the aggregate equal or exceed twenty percent (20%) of all Common Interests, then a Majority in Interest of the Unit Owners shall in any event include NYTC (i.e., any action to be taken or approved by a Majority in Interest of the Unit Owners must be approved by NYTC).

            79. "MANAGER" shall mean any member of the Board of Managers, the NYTC Board of Managers or the FC Board of Managers, from time to time, and elected pursuant to the terms of the By-Laws.

            80. "MANAGEMENT CONTROL" shall mean the ability to control management affairs and day-to-day operations relating to the Unit in question.

            81. "MATERIAL AMENDMENT" shall mean any supplement, amendment or modification of this Declaration or of the By-Laws which (i) conflicts with any provision of any Unit Lease, (ii) could reasonably have a materially adverse effect upon Ground Lessee, (iii) alters EXHIBIT C attached hereto, (iv) alters EXHIBIT D attached hereto (or the way in which Unit Owner Expenses are allocated among the Unit Owners), or (v) is of the nature described in the first sentence of SECTION 5(b) of ARTICLE X hereof.

            82. "MINOR ALTERATIONS" shall mean any alterations, additions or improvements to any Unit (and performed within such Unit) which will not (i) exceed the design criteria of any of the Common Elements, the NYTC Limited Common Elements and the FC Limited Common Elements (including any of the Building's electrical, plumbing, HVAC or sanitary sewer, communications, fire safety or sprinkler systems), (ii) when performed by or on behalf of a Unit Owner, interrupt or interfere with the use or enjoyment by any other Unit Owner (or its tenants or occupants or guests) of its Unit, or (iii) increase Unit Owner Expenses.

            83. "NEW OFFICE SUBLEASE" shall have the meaning ascribed to such term in subparagraph (50) of ARTICLE III hereof.

            84. "NYTC" shall mean The New York Times Company, any successor thereto by merger or by operation of law, and any Affiliate thereof.

            85. "NYTC AREAS" shall mean those portions of the Premises designated as "NYTC -- Tax Lot Nos. _______" on the Plans (exclusive of any Common Elements or NYTC Limited Common Elements contained therein).

            86. "NYTC BOARD OF MANAGERS" means the board of managers representing the NYTC Unit Owners, collectively, and elected in accordance with the By-Laws.

            87. "NYTC COLLECTIVE UNIT" means, collectively, the NYTC Areas and the NYTC Limited Common Elements.

            88. "NYRC COLLECTIVE UNIT EXPENSES" shall mean, as to each NYTC Unit Owner, an amount equal to such NYTC Unit Owner's share (based upon the proportion that its Common Interest bears to the aggregate Common Interest attributable to the NYTC Collective Unit) of all costs and expenses (including taxes) paid or incurred by or on behalf of the NYTC Board of Managers in connection with or arising from the operation and management of the NYTC Collective Unit (including, without limitation, any such costs and expenses assessed as Special Assessments).

            89. "NYTC COMPETING USER" shall have the meaning ascribed to such term in SECTION 1 of ARTICLE XX hereof.

            90. "NYTC INDIVIDUAL UNIT" shall mean (a) full floor portions of the NYTC Areas designated as such on EXHIBIT F-2 attached hereto (exclusive of any Common Elements and NYTC Limited Common Elements contained therein), and (b) the portions of the NYTC Systems solely serving such portion of the NYTC Areas.

            91. "NYTC LEASE GUARANTY" shall have the meaning ascribed to such term in SECTION 5(a) of ARTICLE XX hereof.

            92. "NYTC LIMITED AREAS" shall mean those portions of the Premises designated as "NYTC LIMITED AREAS" on the Plans.

            93. "NYTC LIMITED COMMON ELEMENTS" shall mean (a) the NYTC Limited Areas; (b) the NYTC Systems; and (c) whether or not the same are located within any of (and whether or not the same are shown on the Plans as) the NYTC Areas or the NYTC Limited Areas: (i) the walls, partitions and doors separating the NYTC Individual Units from the NYTC Areas and/or the NYTC Limited Areas; (ii) all stairs, stairways, escalators and elevators solely serving all or a portion of the NYTC Collective Unit other than those identified on the Plans solely as part of one NYTC Individual Unit or located in and exclusively serving one NYTC Individual Unit; and (iii) all other parts of the NYTC Collective Unit the common use of which is necessary or convenient for the existence, maintenance or safe operation of the NYIC Individual Units and intended solely for the common use of more than one NYTC Individual Unit.

            94. "NYTC OFFICE SIGNAGE" shall have the meaning ascribed to such term in SECTION 3(b) of ARTICLE IX hereof.

            95. "NYTC PURCHASE GUARANTY" shall have the meaning ascribed to such term in SECTION 4(a) of ARTICLE XX hereof.

            96. "NYTC SIGNAGE" shall have the meaning ascribed to such term in
SECTION 3(b) of ARTICLE IX hereof.

            97. "NYTC SIGNAGE COSTS" shall have the meaning ascribed to such term in SECTION 3(b) of ARTICLE IX hereof.

            98. "NYTC SUBLEASE" shall have the meaning ascribed to such term in
SECTION 5(b) of ARTICLE XX hereof.

            99. "NYTC SYSTEMS" shall mean all utilities, systems and fixtures (including, without limitation, all plumbing systems, heating systems, electrical branches and systems, air conditioning systems, telephone and data transmission systems and facilities, cable and/or satellite television systems, and all fire safety/life safety systems) exclusively serving all or a portion of the NYTC Collective Unit.

            100. "NYTC UNIT LEASE" shall mean (i) that certain sublease dated as of December __, 2001 between Declarant, as sublandlord, and NYT Real Estate Company LLC, as subtenant, a memorandum of which was recorded on _________________, 200__ in the Register's Office at Reel ___, Page ____ and an amended memorandum of which will be recorded promptly following the recordation of this Declaration, as said sublease may be assigned, amended, supplemented and/or restated from time to time as permitted hereunder and (ii) any new sublease entered into by Ground Lessee with a Registered Mortgagee (or its nominee or designee) in accordance with the applicable provisions of the NYTC Unit Lease described in the preceding subclause (i).

            101. "NYTC UNIT OWNER(S)" shall mean (a) for so long as a Unit Lease is in effect with respect to any NYTC Individual Unit or the SPU Unit, the tenant (from time to time) under such Unit Lease, including any Registered Mortgagee (or its designee or nominee) succeeding to the tenant's interest under the Unit Lease by foreclosure or by deed-in-lieu (or assignment-in-lieu) of foreclosure or entering into a new Unit Lease with Ground Lessee as provided in (and in accordance with the applicable provisions of) the terminated Unit Lease, and (b) from and after the termination of the NYTC Unit Lease by Ground Lessee or otherwise, until a NYTC Unit Lease is again in effect for the NYTC Collective Unit, Ground Lessee. All references to the NYTC Unit Owner shall include the successors and permitted assigns of such Person.

            102. "NYTC WAIVER AND ESTOPPEL LETTER" shall have the meaning ascribed to such term in SECTION 3(a) of ARTICLE XX hereof.

            103. "OFFER PERIOD" shall have the meaning ascribed to such term in
SECTION 3(b) of ARTICLE XX hereof.

            104. "OPERATING STATEMENT" shall have the meaning ascribed to such term in SECTION 5 of ARTICLE VII hereof.

            105. "OPTION DEADLINE" shall have the meaning ascribed to such term in SECTION 4(h) of ARTICLE XX hereof.

            106. "OVERTIME HOURS" shall have the meaning ascribed to such term in SECTION 2(b) of ARTICLE X hereof.

            107. "OVERTIME WORK" shall have the meaning ascribed to such term in
SECTION 2(b) of ARTICLE X hereof.

            108. "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, Governmental Authority or other legal entity.

            109. "PILOT" shall have the meaning given such term in the applicable Unit Lease.

            110. "PLANS" shall mean the floor plans of the Condominium prepared and certified by _________________ Architects, dated ______________, listed on EXHIBIT E attached hereto, and to be filed in the Surveyor's Office for the City of New York and in the Register's Office.

            111. "PREMISES" shall have the meaning ascribed to such term in
ARTICLE II hereof.

            112. "PROHIBITED OVERTIME HOURS" shall have the meaning ascribed to such term in SECTION 2(b) of ARTICLE X hereof.

            113. "PROHIBITED USES" shall have the meaning ascribed to such term in SECTION 1 of ARTICLE XX hereof.

            114. "PROPERTY" shall have the meaning ascribed to such term in
ARTICLE II hereof.

            115. "PUBLIC PARTY" or "PUBLIC PARTIES" shall mean one or more of 42nd St. Development Project, Inc., New York State Urban Development Corporation d/b/a Empire State Development Corporation (or any successor thereto in function), The City of New York and New York City Economic Development Corporation (or any successor thereto in function).

            116. "PUBLIC PARTY POSSESSION DATE" shall have the meaning ascribed to such term in SECTION 5(a) of ARTICLE XXI hereof.

            117. "PUBLIC PARTY SELLER" shall have the meaning ascribed to such term in SECTION 4(g) of ARTICLE XX hereof.

            118. "QUALIFIED PERCENTAGE OCCUPANCY PERIOD" shall have the meaning ascribed to such term in SECTION 4(d) of ARTICLE XX hereof.

            119 "RATING AGENCY" shall mean Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest, or if Standard & Poor's or a successor thereto shall not exist, then Moody's Investors Service Inc. or its successor in interest. If neither Standard & Poor's or a successor in interest thereto nor Moody's or a successor in interest thereto shall exist, then the FC Board of Managers shall name a replacement Rating Agency, subject to the consent of NYTC which consent shall not be unreasonably withheld.

            120. "RECOGNITION AGREEMENT" shall mean that certain Recognition Agreement dated as of December ___, 2001 among FC 41st Street Associates, LLC, INGREDUS Site 8 South LLC, FC Lion LLC, the Declarant, Forest City Ratner Companies and NYTC.

            121. "REGISTER'S OFFICE" shall mean the Office of the Register of the City of New York, New York County.

            122. "REGISTERED MORTGAGE" shall have the meaning ascribed to such term in SECTION 9 of ARTICLE XX hereof.

            123. "REGISTERED MORTGAGEE" shall have the meaning ascribed to such term in SECTION 9 of ARTICLE XX hereof.

            124. "REPAIRS" shall mean repairs, replacements, substitutions, restoration and any other work performed in or to any portion of the Premises, other than Alterations and other than repairs of a de minimus nature.

            125. "REQUESTING PARTY" shall have the meaning ascribed to such term in ARTICLE IX of the By-Laws.

            126. "RETAIL AREAS" shall mean those portions of the Building designated as "Retail-Tax Lot No.___" on the Plans (exclusive of any Common Elements, NYTC Limited Common Elements or FC Limited Common Elements contained therein).

            127. "RETAIL SIGNAGE" shall have the meaning ascribed to such term in SECTION 3 of ARTICLE IX hereof.

            128. "RETAIL SYSTEMS" shall mean all utilities, systems and fixtures (including, without limitation, all plumbing systems, heating systems, electrical branches and systems, air conditioning systems, telephone and data transmission systems and facilities, cable and/or satellite television systems, and all fire safety/life safety systems) exclusively serving the Retail Unit.

            129. "RETAIL UNIT" is comprised of (a) the Retail Areas; (b) the Retail Systems; (c) the plate glass windows and storefront space enclosing (and any ground floor doors or revolving doors providing access to) the Retail Areas; and (d) Retail Signage (whether or not located within the Retail Areas).

            130. "RETAIL UNIT OWNER" shall mean (a) for so long as a Unit Lease is in effect with respect to the Retail Unit, the tenant (from time to time) under such Unit Lease, including any Registered Mortgagee (or its designee or nominee) succeeding to the tenant's interest under the Unit Lease by foreclosure or by deed-in-lieu (or assignment-in-lieu) of foreclosure or entering into a new Unit Lease with Ground Lessee as provided in (and in accordance with the applicable provisions of) the terminated Unit Lease, and (b) from and after the termination of the Unit Lease for the Retail Unit by Ground Lessee or otherwise, until a Unit Lease is again in effect for the Retail Unit, Ground Lessee. All references to the Retail Unit Owner shall be deemed to include such Retail Unit Owner's successors and permitted assigns.

            131. "ROOF TOP GARDEN SPACE" shall mean up to 10,000 square feet of enclosed space on the floor designated as the 52nd floor of the Building, as more particularly designated on the Plans.

            132. "SALE" or "SELL" shall mean (a) the sale, conveyance or other transfer by a Unit Owner of its subleasehold interest in one or more of the Units demised under its Unit Lease (and the Common Elements appurtenant thereto), as effectuated by an assignment or amendment of the Unit Lease for such Units or a net lease or master lease of a Unit or Units to a non-occupant, in either case to an independent third party that is not an Affiliate of the owner of such Unit, or (b) the sale, conveyance or transfer of a Unit Lease to the Ground Lessee (or to a subsequent transferee by Ground Lessee) following termination by the Ground Lessee of such Unit Lease. It is understood that a "Sale" may include a portion of a Unit or Units if the same are to be subdivided (if and to the extent permitted hereunder) upon or prior to closing of such Sale.

            133. "SALE AND PURCHASE AGREEMENT" shall have the meaning ascribed to such term in SECTION 3(a) of ARTICLE XX hereof.

            134. "SECOND OPTION DEADLINE DATE" shall have the meaning ascribed to such term in SECTION 4(b) of ARTICLE XX hereof.

            135. "SECTION 3(a) TERM SHEET" shall have the meaning ascribed to such term in SECTION 3(a) of ARTICLE XX hereof.

            136. "SECTION 3(b) TERM SHEET" shall have the meaning ascribed to such term in SECTION 3(b) of ARTICLE XX hereof.

            137. "SECTION 4(b) 10TH ANNIVERSARY DATE" shall have the meaning ascribed to such term in SECTION 4(b) of ARTICLE XX hereof.

            138. "SECTION 4(c) 2OTH ANNIVERSARY DATE" shall have the meaning ascribed to such term in SECTION 4(c) of ARTICLE XX hereof.

            139. "SECTION 4(d) OPTION" shall have the meaning ascribed to such term in SECTION 4(d) of ARTICLE XX hereof.

            140. "SECTION 6 NOTICE" shall have the meaning ascribed to such term in SECTION 6 of ARTICLE XX hereof.

            141. "SECTION 6 PURCHASE PRICE" shall have the meaning ascribed to such term in SECTION 6 of ARTICLE XX hereof.

            142. "SERVICE CONTRACT(S)" shall have the meaning ascribed to such term in ARTICLE VI, SECTION 2 hereof.

            143. "SERVICES IN RESPECT OF THE COMMON ELEMENTS" shall have the meaning ascribed to such term in ARTICLE VI hereof.

            144. "SIGNAGE" shall mean any signs, marquees, graphics, displays, monitors or similar devices or installations, including all related lighting, supports and the like, other than directional and identifying signage for the Common Areas.

            145. "SITE 8 SOUTH SUBWAY AGREEMENT" shall have the meaning ascribed to such term in the Unit Leases.

            146. "SPECIAL ASSESSMENT" shall mean any amount determined by a Majority in Interest of the Unit Owners (in accordance with the provisions of SECTION 8 of ARTICLE II of the By-Laws) to be needed to cover then necessary and unanticipated expenses of the Board of

Managers in operating, managing and maintaining the Common Elements and otherwise performing its obligations hereunder. Special Assessments shall be allocated among the Unit Owners as set forth in the definition of Unit Owner Expenses.

            147. "SPECIAL OVERTIME HOURS" shall have the meaning ascribed to such term in SECTION 2(b) of ARTICLE X hereof.

            148. "SPU AREAS" shall mean those portions of the Building designated as "SPU-Tax Lot No. ___" on the Plans (exclusive of any Common Elements, NYTC Limited Common Elements or FC Limited Common Elements contained therein).

            149. "SPU SIGNAGE" shall have the meaning ascribed to such term in
SECTION 3(b) of ARTICLE IX hereof.

            150. "SPU SYSTEMS" shall mean all utilities, systems and fixtures (including, without limitation, all plumbing systems, heating systems, electrical branches and systems, air conditioning systems, telephone and data transmission systems and facilities, cable and/or satellite television systems, and all fire safety/life safety systems) exclusively serving the SPU Unit.

            151. "SPU UNIT" is comprised of (a) the SPU Areas; (b) the SPU Systems; and (c) the plate glass windows and storefront space enclosing (and any ground floor doors or revolving doors providing access to) the SPU Areas. The SPU Unit shall at all times remain part of the NYTC Collective Unit.

            152. "SUBJECT PARTY" shall have the meaning ascribed to such term in
ARTICLE XIX hereof.

            153. "SUBJECT UNIT OWNER(S)" shall have the meaning ascribed to such term in SECTION 8 of ARTICLE XX hereof.

            154. "SUBSEQUENT FC INDIVIDUAL UNIT SALE" shall have the meaning ascribed to such term in SECTION 3(b) of ARTICLE XX hereof.

            155. "SUBSEQUENT FC UNIT OWNER INTEREST SALE" shall have the meaning ascribed to such term in SECTION 3(b) of ARTICLE XX hereof.

            156. "SUBSEQUENT FC UNIT TRANSFEROR" shall have the meaning ascribed to such term in SECTION 3(b) of ARTICLE XX hereof.

            157. "THIRD OPTION DEADLINE DATE" shall have the meaning ascribed to such term in SECTION 4(c) of ARTICLE XX hereof.

            158. "THIRD RENTAL ARBITRATOR" shall have the meaning ascribed to such term in SECTION 8 of ARTICLE XX hereof.

            159 "THIRD VALUATION ARBITRATOR" shall have the meaning ascribed to such term in SECTION 8 of ARTICLE XX hereof.

            160. "TRIGGER DATE" shall have the meaning ascribed to such term in
SECTION 4(a) of ARTICLE XX.

            161. "12-MONTH PERIOD" shall have the meaning ascribed to such term in SECTION 3(a) of ARTICLE XX hereof.

            162. "Unit" shall mean each FC Individual Unit, each NYTC Individual Unit, the Retail Unit and the SPU Unit.

            163. "UNIT LEASES" shall mean, collectively, the FC Unit Lease, the NYTC Unit Lease and any other subleases hereafter entered into between Ground Lessee and any subtenant (including, without limitation, any Recognized Mortgagee), as each may be amended, supplemented and/or restated from time to time as permitted hereunder. The term "UNIT LEASE", when used in the singular, shall refer to either the FC Unit Lease, the NYTC Unit Lease or any other such sublease (as each may be amended, supplemented and/or restated from time to time as permitted hereunder), as appropnate.

            164. "UNIT OWNER" shall mean, with respect to any Unit, (a) for so long as a Unit Lease for such Unit is in effect, the tenant (from time to time) under such Unit Lease, and (b) from and after the termination of a Unit Lease by Ground Lessee or otherwise, until a Unit Lease is again in effect for such Unit, the Ground Lessee. All references to a Unit Owner shall be deemed to include such Unit Owner's successors and permitted assigns.

            165. "UNIT OWNER DECISION(S)" shall have the meaning ascribed to such term in SECTION 8 of ARTICLE II of the By-Laws.

            166. "UNIT OWNER EXPENSE(S)" shall mean, as to each Unit Owner:

                  (i) an amount equal to such Unit Owner's share (based upon its Common Interest) of all costs and expenses (including taxes) paid or incurred by or on behalf of the Board of Managers in connection with or arising from the operation and management of the Building (including, without limitation, any such costs and expenses assessed as Special Assessments), but excluding any amounts paid or incurred by or on behalf of the Board of Managers to cure any Event of Default by any Unit Owner, which amounts shall be allocated solely to the defaulting Unit Owner;

                  (ii) for each category of expense attributable to the Building as set forth on EXHIBIT D attached hereto (including, without limitation, any such expense assessed as a Special Assessment), the respective percentages set forth on said EXHIBIT D;

                  (iii) an amount equal to such Unit Owner's share (based upon its Common Interest) of any reserves established by the Unit Owners in accordance with the provisions of SECTION 8 of ARTICLE II of the By-Laws; and

                  (iv) any FC Collective Unit Expenses or NYTC Collective Unit Expenses, as the case may be, payable by such Unit Owner.

            167. "Work" shall have the meaning ascribed to such term in ARTICLE X hereof.

                               [GRAPHIC OMITTED]
                                   ARTICLE IV

                                    THE UNITS

            Section 1. DESCRIPTION OF UNITS. EXHIBIT C attached hereto sets forth the following data with respect to each Unit: Unit designation, tax lot numbers, approximate area, Common Elements to which each such Unit has immediate access (all as shown on the Plans) and the Common Interest attributable to each Unit. The location of each Unit is shown on the Plans. The use of each Unit is set forth in ARTICLE IX hereof.

            Section 2. FC COLLECTIVE UNIT. The FC Collective Unit is comprised of the elements described in subparagraph (45) of ARTICLE III hereof.

            Section 3. FC INDIVIDUAL UNITS. Each FC Individual Unit is comprised of the elements described in subparagraph (47) of ARTICLE III hereof.

            Section 4. NYTC COLLECTIVE UNIT. The NYTC Collective Unit is comprised of the elements described in subparagraph (87) of ARTICLE III hereof.

            Section 5. NYTC INDIVIDUAL UNITS. Each NYTC Individual Unit is comprised of the elements described in subparagraph (90) of ARTICLE III hereof.

            Section 6. SPU UNIT. The SPU Unit is comprised of the elements described in subparagraph (151) of ARTICLE III hereof.

            Section 7. RETAIL UNIT. The Retail Unit is comprised of the elements described in subparagraph (129) of ARTICLE III hereof.

            Section 8. UNIT DESCRIPTION. The location and dimensions of each Unit is shown on the Plans. Each Unit consists of the area measured as follows:
(i) horizontally, from and including the interior face of the exterior window or building wall or block work or concrete work constituting the exterior walls or the center line of a partition separating a Unit from other Units and from Common Elements; and (ii) vertically from the horizontal plane at the center of the upper concrete slab bounding such unit to the horizontal plane at the center of the lower concrete slab bounding such Unit. The concrete floor slabs between floors of a Unit consisting of two (2) or more contiguous floors shall be part of (i) the lower Unit from the underside of such slab to the center line thereof, and (ii) the upper Unit from the center line thereof to the top of such slab.

            Section 9. ACQUISITION BY NYTC OF ANY OF THE FC INDIVIDUAL UNITS. If, at any time, NYTC shall acquire from an FC Unit Owner such FC Unit Owner's leasehold interest in any of the FC Individual Units, then, notwithstanding anything to the contrary in this Declaration, the definition and description of the NYTC Collective Unit shall thereafter be deemed to include such FC Individual Unit or Units and the FC Collective Unit shall thereafter be deemed to exclude such FC Individual Unit or Units and such FC Individual Unit or Units shall, upon such acquisition by NYTC, thereafter be deemed to be NYTC Individual Unit or Units. The Unit Leases shall be amended simultaneously to reflect the inclusion and exclusion of such Units. This Section 9 shall not apply to the subleasing by NYTC of FC Individual Units pursuant to any NYTC Sublease.

                                    ARTICLE V

                 COMMON ELEMENTS; NYTC LIMITED COMMON ELEMENTS;
                           FC LIMITED COMMON ELEMENTS

            Section 1. COMMON INTEREST IN COMMON ELEMENTS. Except as otherwise provided herein, each Unit shall have appurtenant to it the Common Interest set forth on EXHIBIT C attached hereto. Such Common Interests have been determined pursuant to and in accordance with the provisions of Section 339-i.1(ii) of the New York Real Property Law (I.E., based on the proportion that the floor area of each Unit bears to the aggregate floor area of all of the Units in the Building).

            Section 2. COMMON ELEMENTS AND LIMITED COMMON ELEMENTS TO REMAIN UNDIVIDED. Each of the Common Elements, the NYTC Limited Common Elements and the FC Limited Common Elements shall remain undivided, and no Unit Owner or other Person shall bring any action for partition or division thereof.

            Section 3. CONTROL OVER COMMON ELEMENTS. Subject to the provisions of this Declaration and the By-Laws, including, without limitation, Article IX hereof, and subject to the applicable provisions of the Unit Leases, the Common Elements shall be subject to the control and management of the Association, through its Board of Managers, and the Board of Managers shall be entitled to do and perform such acts therein and with respect thereto as the Board of Managers shall reasonably determine to be advisable. Nothing in the preceding sentence shall be deemed to qualify any of the Unit Owner Decisions. The Board of Managers shall not take any action (or fail to take any action) with respect to the Common Elements which would cause an Event of Default under a Registered Mortgage or under any Unit Lease. The rights and obligations of the Board of Managers set forth in this Declaration and the By-Laws shall be the rights and obligations of the Association, acting by and through its Board of Managers, and no individual member of the Board of Managers shall have any personal liability for or on account of the obligations of the Board of Managers or the Association hereunder.

            Section 4. CONTROL OVER NYTC LIMITED COMMON ELEMENTS. Subject to the provisions of this Declaration and the By-Laws, including, without limitation,
Article IX hereof, the NYTC Limited Common Elements shall be subject to the control and management of the NYTC Board of Managers, and the NYTC Board of Managers shall be entitled to do and perform such acts therein and with respect thereto as the NYTC Board of Managers shall reasonably determine to be advisable. Nothing in the preceding sentence shall be deemed to qualify any of the Unit Owner Decisions. The NYTC Board of Managers shall not take any action (or fail to take any action) with respect to the NYTC Limited Common Elements which would cause an Event of Default under a Registered Mortgage or under any Unit Lease.

            Section 5. CONTROL OVER FC LIMITED COMMON ELEMENTS. Subject to the provisions of this Declaration and the By-Laws, including, without limitation,
Article IX hereof,
the FC Limited Common Elements shall be subject to the control and management of the FC Board of Managers, and the FC Board of Managers shall be entitled to do and perform such acts therein and with respect thereto as the FC Board of Managers shall reasonably determine to be advisable. Nothing in the preceding sentence shall be deemed to qualify any of the Unit Owner Decisions. The FC Board of Managers shall not take any action (or fail to take any action) with respect to the FC Limited Common Elements which would cause an Event of Default under a Registered Mortgage or under any Unit Lease.

            Section 6. REVENUE DERIVED FROM COMMON ELEMENTS. Any revenue derived from operation of the Common Elements shall be shared by the Unit Owners in proportion to their respective Common Interests.

            Section 7. REVENUE DERIVED FROM NYTC LIMITED COMMON ELEMENTS. Any revenue derived from operation of the NYTC Limited Common Elements shall be shared by the NYTC Unit Owners as determined by the NYTC Board of Managers.

            Section 8. REVENUE DERIVED FROM FC LIMITED COMMON ELEMENTS. Any revenue derived from operation of the FC Limited Common Elements shall be shared by the FC Unit Owners in proportion to their respective Common Interests.

                                   ARTICLE VI

            OBLIGATIONS OF BOARD OF MANAGERS AND UNIT OWNERS; SERVICE
                                    CONTRACTS

            SECTION 1. BOARD OF MANAGERS' SERVICES; NYTC BOARD OF MANAGERS' SERVICES; FC BOARD OF MANAGERS' SERVICES. Subject to the provisions of this Declaration, including without limitation, those relating to the payment by each Unit Owner of its Unit Owner Expenses, NYTC Collective Unit Expenses and FC Collective Unit Expenses, as the case may be:

            (a) the Board of Managers shall manage, supervise, operate, keep clean and maintain, and make Repairs as appropriate to, the Common Elements to maintain the same in a condition appropriate to a high-rise premium first-class office building and the condition required under the Unit Leases (any such activities being herein referred to as "SERVICES IN RESPECT OF THE COMMON ELEMENTS"). All Repairs to the Common Elements shall be made in compliance with all applicable Laws and the Unit Leases, and with materials at least equal to the quality of the materials being repaired or replaced (before they were in need of repair or replacement). In addition, the Board of Managers shall keep and maintain the sidewalks surrounding the Building in compliance with all Laws and the Unit Leases, in good and safe order and condition and free of accumulations of dirt, rubbish, snow and ice and shall make all Repairs necessary to maintain the same in a high-rise premium first-class condition and the condition required under the Unit Leases. The Board of Managers and the Unit Owners shall cooperate in all reasonable respects in connection with the provision of services to them generally, including the coordination of any Alterations performed by the Board of Managers, any temporary system shutdowns, systems maintenance and Repairs, and the like.

            (b) the NYTC Board of Managers shall manage, supervise, operate, keep clean and maintain, and make Repairs as appropriate to the NYTC Limited Common Elements to maintain the same in a condition appropriate to a high-rise premium first-class office building and the condition required under the NYTC Unit Leases. All Repairs to the NYTC Limited Common Elements shall be made in compliance with all applicable Laws and the Unit Leases, and with materials at least equal to the quality of the materials being repaired or replaced (before they were in need of repair or replacement). The NYTC Board of Managers and the NYTC Unit Owners shall cooperate in all reasonable respects in connection with the provision of services to them generally, including the coordination of any Alterations performed by the NYTC Board of Managers, any temporary system shutdowns, systems maintenance and Repairs, and the like.

            (c) the FC Board of Managers shall manage, supervise, operate, keep clean and maintain, and make Repairs as appropriate to the FC Limited Common Elements to maintain the same in a condition appropriate to a high-rise premium first-class office building and the condition required under the Unit Leases. All Repairs to the FC Limited Common Elements shall be made in compliance with all applicable Laws and the FC Unit Leases, and with materials at least equal to the quality of the materials being repaired or replaced (before they were in need of repair or replacement). The FC Board of Managers and the FC Unit Owners shall cooperate in all reasonable respects in connection with the provision of services to them generally, including the coordination of any Alterations performed by the FC Board of Managers, any temporary system shutdowns, systems maintenance and Repairs, and the like.

            Section 2. UNIT OWNERS' OBLIGATIONS. Except as otherwise expressly provided in this Declaration or in the By-Laws, each Unit Owner shall be solely responsible for developing, fitting-out, operating, maintaining, leasing, licensing, cleaning, repairing, safeguarding, decorating, managing and administering its Unit. Each Unit Owner shall maintain its Unit in good condition and repair. Except as otherwise expressly provided in this Declaration or in the By-Laws, all liabilities, costs and expenses associated with the development, fit-out, operation, maintenance, leasing, licensing, cleaning, repair, safety, decorating, management and administration of each Unit shall be borne by the respective Unit Owner.

            Section 3. SERVICE CONTRACTS; TERMINATION OF SERVICE CONTRACTS RELATIVE TO COMMON ELEMENTS, NYTC LIMITED COMMON ELEMENTS OR FC LIMITED COMMON ELEMENTS UPON TERMINATION OF A UNIT LEASE.

            (a) The Board of Managers shall (subject to the By-Laws) hire a management company and enter into a management agreement therewith with respect to the Common Elements and may enter into cleaning, maintenance, repair or other contracts (each, a "SERVICE CONTRACT") with respect to the Common Elements. The NYTC Board of Managers may enter into Service Contracts with respect to the NYTC Limited Common Elements and the FC Board of Managers may enter into Service Contracts with respect to the FC Limited Common Elements.

            (b) If the Board of Managers, the NYTC Board of Managers or the FC Board of Managers enters into any Service Contract with an Affiliate of any Unit Owner, then any such contract shall be on an "arm's length" basis. In addition, in the event that (x) a Unit Lease is terminated by Ground Lessee, (y) no new Unit Lease is entered into by Ground Lessee with any

Registered Mortgagee (or its designee or nominee) in accordance with the applicable provisions of the terminated Unit Lease, and (z) there shall then be in effect any agreement between the Board of Managers, the NYTC Board of Managers or the FC Board of Managers, as the case may be, and any Affiliate of the Unit Owner whose Unit Lease is so terminated, then, any such Service Contract shall be terminable (without penalty or consideration for such termination) at Ground Lessee's election upon not less than thirty (30) days' prior written notice (by Ground Lessee to the affected party). The Board of Managers, the NYTC Board of Managers or the FC Board of Managers, as the case may be, shall cause any such Service Contract to provide for termination by the Ground Lessee, as provided in this SECTION 3(b). Further, if (i) a Unit Lease is terminated by the Ground Lessee, (ii) a new Unit Lease is entered into by Ground Lessee with any Registered Mortgagee (or its designee or nominee) in accordance with the applicable provisions of the terminated Unit Lease, and (iii) there shall then be in effect any agreement between the Board of Managers, the NYTC Board of Managers or the FC Board of Managers and any Affiliate of the Unit Owner whose Unit Lease is so terminated, then, any such Service Contract shall be terminable (without penalty or consideration for such termination) at the election of the Registered Mortgagee (or its designee or nominee) who shall be entering into the new Unit Lease with Ground Lessee (such termination to be effective upon not less than thirty (30) days' prior written notice by the Registered Mortgagee or its nominee or designee to the affected party). The Board of Managers, the NYTC Board of Managers or the FC Board of Managers, as the case may be, shall cause any such Service Contract to provide for termination by the Registered Mortgagee (or its nominee or designee) as provided in this SECTION 3(b).

            (c) In the event that any Unit Owner's Unit Lease is terminated by Ground Lessee, then, any Service Contract entered into by such Unit Owner (in respect of its Unit) shall be terminable (without penalty or consideration for such termination) at Ground Lessee's election upon not less than thirty (30) days' prior written notice (delivered by Ground Lessee to the Unit Owner and the contractor or service provider or supplier). Each Unit Owner shall cause all building service or supply contracts which it enters into to provide for termination by the Ground Lessee, as provided in this SECTION 3(c).

            Section 4. SPU UNIT GLASS AND RETAIL UNIT GLASS. The Board of Managers shall be responsible for the cleaning, repair, replacement and maintenance of (a) all of the plate glass demising walls of the Retail Unit located on the interior of the Building and abutting the Common Areas and (b) that certain plate glass demising wall of the SPU Unit located on the interior of the Building, facing Eighth Avenue and abutting the Common Areas. The costs associated with the cleaning, repair, replacement and maintenance of such plate glass shall be shared by the Unit Owners in proportion to their respective Common Interests.

                                   ARTICLE VII

                          UNIT OWNER EXPENSES; BUDGETS

            Section 1. DETERMINATION OF UNIT OWNER EXPENSES.

            (a) SERVICES IN RESPECT OF THE COMMON ELEMENTS.

                  (i) All costs and expenses incurred by the Board of Managers in providing Board of Managers' Services (including sales taxes thereon) shall be Unit Owner Expenses and shall be determined by the Board of Managers and shall be allocated among the Unit Owners as set forth in subparagraph (166) of
ARTICLE III hereof.

                  (ii) The Board of Managers shall from time to time and at least annually (and no later than one hundred twenty (120) days prior to the commencement of the succeeding calendar year) prepare and submit to the Unit Owners a budget for the succeeding calendar year setting forth substantially all anticipated costs and expenses of providing Services in Respect of the Common Elements, as well as capital and operating reserves as it shall reasonably determine, but in no event less than an amount equal to three months operating expenses under such budget (each such approved budget, and each amended budget, a "Budget"). The Board of Managers shall have the right to propose amendments to the Budget during the course of each year. Each proposed Budget or amendment thereto must be approved by a Majority in Interest of the Unit Owners. Within forty-five (45) days after receipt of a Budget, the Unit Owners, acting reasonably, shall vote to approve or disapprove the proposed Budget or amendment, as the case may be, it being agreed that the Unit Owners shall include in each Budget provision for capital repairs or replacements as necessary to maintain the Building as a high-rise premium first-class office building. In the event that a Majority in Interest of the Unit Owners fail to approve any Budget within such forty-five (45) day period, then the item or items in controversy with respect to that Budget shall be submitted for resolution to a single arbiter in accordance with (and be decided in accordance with) the provisions of ARTICLE IX of the By-Laws. During the pendency of any dispute regarding a Budget, the Board of Managers shall be authorized to make expenditures in accordance with SECTION 2(a) of this ARTICLE VII. [The Budget for the year (or period) ending on(2) ____________________ is attached hereto as EXHIBIT G (the "FIRST BUDGET").]

                  (iii) The Board of Managers shall send a copy of each Budget (and any amendment thereto) to Ground Lessee and to each Registered Mortgagee promptly following the approval thereof by the Unit Owners or resolution by arbitration. In addition, the Board of Managers shall send a copy of each notice of Special Assessment to the Ground Lessee and to each Registered Mortgagee simultaneously with sending any such notice to the Unit Owners.

            (b) SERVICES IN RESPECT OF THE NYTC LIMITED COMMON ELEMENTS. All costs and expenses incurred by the NYTC Board of Managers in providing its services (including sales taxes thereon) shall be determined by the NYTC Board of Managers and shall be allocated among the NYTC Unit Owners as set forth in subparagraph (88) of ARTICLE III hereof. The NYTC Board of Managers and each NYTC Unit Owner shall have all of the rights and privileges, and each shall comply with all of the obligations, of the Board of Managers and the Unit Owners, respectively, set forth in subsections (a)(ii) and (iii) above with respect to budgets and the allocation of costs and expenses relating to the NYTC Limited Common Elements as if the NYTC Board of Managers were the Board of Managers, the NYTC Unit Owners were the Unit Owners and the NYTC Limited Common Elements were the Common Elements.

----------

(2) To be filled-in upon signing of this Declaration

            (c) SERVICES IN RESPECT OF THE FC LIMITED COMMON ELEMENTS. All costs and expenses incurred by the FC Board of Managers in providing its services (including sales taxes thereon) shall be determined by the FC Board of Managers and allocated among the FC Unit Owners as set forth in subparagraph (46) of
ARTICLE III hereof. The FC Board of Managers and each FC Unit Owner shall have all of the rights and privileges, and each shall comply with all of the obligations, of the Board of Managers and the Unit Owners, respectively, set forth in subsections (a)(ii) and (iii) above with respect to budgets and the allocation of costs and expenses relating to the FC Limited Common Elements as if the FC Board of Managers were the Board of Managers, the FC Unit Owners were the Unit Owners and the FC Limited Common Elements were the Common Elements.

            Section 2. EXPENDITURES.

            (a) BOARD OF MANAGERS. The Board of Managers shall be authorized to make the expenditures and incur the obligations provided for in any approved Budget. In addition, the Board of Managers shall be authorized to make expenditures in excess of any approved Budget (a) if the expenditure(s) in question would not cause the amount expended for the category of expenditure in question, on a line item basis, to exceed by more than five percent (5%) the amount budgeted for such category in an approved Budget (except as to utility bills, the expenditure for which may, to the extent actually billed, exceed by more than five percent (5%) the amount budgeted for such category in an approved Budget), and/or (b) if such expenditures are required in order to make emergency repairs, provided that the Board of Managers shall give written notice to the Unit Owners prior to the making of any such expenditure, if reasonably possible or, in any case, promptly after making same, and/or (c) if such expenditures are required by Law or because of any Insurance Requirements. Furthermore, during the pendency of any dispute regarding a Budget, the Board of Managers shall be authorized to make expenditures and incur obligations (i) for such items and in amounts of up to 105% of such amounts as were set forth in the last approved Budget (as those amounts are adjusted by the CPI Adjustment), (ii) for other items and/or in such other amounts (regardless of the amount for such item set forth in the last approved Budget) for those items the cost of which are reasonably established (such as utilities, insurance and real estate taxes or PILOT), (iii) to replace or repair broken or worn out items as necessary to maintain the Building as a high-rise premium first-class office building; and
(iv) as are necessary in order to cause the Common Elements to comply with the Unit Leases (including, without limitation, the provisions thereof relating to DUO) and the Site 8 South Subway Agreement.

            (b) NYTC BOARD OF MANAGERS. The NYTC Board of Managers shall have the same rights and obligations as the Board of Managers set forth in subsection
(a) above with respect to budgets established by the NYTC Board of Managers pursuant to subsection (b) of Section 1 above.

            (C) FC BOARD OF MANAGERS. The FC Board of Managers shall have the same rights and obligations as the Board of Managers set forth in subsection (a) above with respect to budgets established by the FC Board of Managers pursuant to subsection (c) of Section 1 above.

            Section 3. STATEMENTS; UNIT OWNER'S PAYMENTS.

            (a) BOARD OF MANAGERS' STATEMENTS. The Board of Managers shall furnish to each Unit Owner (and to Ground Lessee and each Registered Mortgagee, for informational purposes only), no later than forty-five (45) days prior to the commencement of each calendar year (or, in the case of the calendar year 200__, on the recording of this Declaration), a statement of the Board of Managers' estimate of the amount of the Unit Owner Expenses for such calendar year (or partial year, if applicable) (each such statement, a "BOARD OF MANAGERS' STATEMENT"). If the Unit Owners adopt a revised Budget in the course of a year, the Board of Managers shall re-issue its Board of Managers' Statement to the Unit Owners (and to Ground Lessee and each Registered Mortgagee, for informational purposes only). Within ten (10) days after the date hereof, each Unit Owner shall pay to the Board of Managers the amount of such Unit Owner's Expenses attributable to the reserves set forth under the First Budget and as set forth in the initial Board of Managers Statement. Thereafter, for each month remaining during the calendar year 200__, each Unit Owner shall pay to the Board of Managers, by no later than the fifth (5th) day of each month, an amount equal to the Board of Managers' estimate of the Unit Owner Expenses for such month, as shown on the Board of Managers' Statement. For each calendar year commencing with the 200_ calendar year, each Unit Owner shall pay to the Board of Managers, by no later than the fifth (5th) day of each month, an amount equal to one-twelfth (1/12th) of the Board of Managers' estimate of the Unit Owner Expenses for such calendar year, as shown on the Board of Managers' Statement. The Board of Managers shall have the right to require that payments for certain Unit Owner Expenses be made other than on a monthly basis, in which event, such payments shall be due and payable within such reasonable time period as is determined by the Board of Managers, as set forth in a notice from the Board of Managers to the Unit Owners.

            If the Board of Managers shall not furnish any Board of Managers' Statement for any calendar year prior to the commencement thereof, then (i) until the Board of Managers' Statement is furnished to the Unit Owners, each Unit Owner shall pay to the Board of Managers by no later than the fifth (5th) day of each month an amount equal to the monthly sum payable by such Unit Owner to the Board of Managers hereunder for the last month of the preceding calendar year or partial calendar year; (ii) after the Board of Managers' Statement is furnished to the Unit Owners or together therewith, the Board of Managers shall notify each Unit Owner whether the installments previously made for such calendar year (or partial calendar year) were greater or less than the installments of such Unit Owner's payment(s) required to be made for such calendar year in accordance with such Board of Managers' Statement, and (x) if there shall be a deficiency, the Unit Owner(s) shall pay the amount thereof within ten (10) days after receipt of such notification or (y) if there shall have been an overpayment, the Board of Managers shall credit such amount against the next payments to be made by such Unit Owner(s) hereunder; and (iii) by no later than the fifth (5th) day of the month following the month in which the Board of Managers' Statement is furnished to each such Unit Owner, and thereafter, until a new Board of Managers' Statement is furnished, each such Unit Owner shall pay to the Board of Managers monthly an amount equal to one-twelfth (1/12th) of the Unit Owner Expenses for such calendar year (or at such times and in such amounts as the Unit Owners are otherwise instructed in writing by the Board of Managers) as shown on the Board of Managers' Statement.

            (b) NYTC BOARD OF MANAGERS' STATEMENTS. The NYTC Board of Managers and each NYTC Unit Owner shall have all of the rights and privileges, and shall comply with all of the obligations, of the Board of Managers and the Unit Owners, respectively, set forth in subsection (a) above with respect to expenses relating to the NYTC Limited Common Elements and statements with respect to the same as if the NYTC Board of Managers were the Board of Managers, the NYTC Unit Owners were the Unit Owners and the NYTC Limited Common Elements were the Common Elements.

            (c) FC BOARD OF MANAGERS' STATEMENTS. The FC Board of Managers and each FC Unit Owner shall have all of the rights and privileges, and shall comply with all of the obligations, of the Board of Managers and the Unit Owners, respectively, set forth in subsection (a) above with respect to expenses relating to the FC Limited Common Elements and statements with respect to the same as if the FC Board of Managers were the Board of Managers, the FC Unit Owners were the Unit Owners and the FC Limited Common Elements were the Common Elements.

            Section 4. SPECIAL ASSESSMENTS. Within ten (10) days of any request therefor, each (a) Unit Owner shall pay to the Board of Managers, (b) NYTC Unit Owner shall pay to the NYTC Board of Managers and (c) FC Unit Owner shall pay to the FC Board of Managers, its share of any Special Assessment.

            Section 5. DELIVERY BY BOARD OF MANAGERS, NYTC BOARD OF MANAGERS AND FC BOARD OF MANAGERS OF YEAR-END STATEMENTS AND RECONCILIATION.

            (a) After the end of each calendar year (or partial calendar year), the Board of Managers shall furnish to each Unit Owner (and to Ground Lessee and each Registered Mortgagee, for informational purposes only) an operating statement for such calendar year (or partial year), which statement shall (i) set forth the Unit Owner Expenses for such calendar year (or partial year), and
(ii) state the payments made by each such Unit Owner on account thereof (any such statement, an "OPERATING STATEMENT"). If an Operating Statement shall show that the sums paid by a Unit Owner for the calendar year (or partial calendar year) in question exceeded the Unit Owner Expenses for such calendar year (or partial calendar year), the Board of Managers shall credit such amount against the next payment hereunder (or, if a portion of such overpayment exists after such credit against the next payment, such portion shall be credited against subsequent payments to be made by such Unit Owner(s) until the amount of the overpayment is credited in full); if an Operating Statement shall show that the sums so paid were less than such Unit Owner Expenses for such calendar year (or partial calendar year), then the Unit Owner(s) that shall have paid less than its Unit Owner Expenses for such calendar year (or partial calendar year) shall pay the amount of such deficiency within ten (10) days thereafter.

            (b) The NYTC Board of Managers shall have the obligations of the Board of Managers set forth in subsection (a) above as the same pertain to the NYTC Unit Owner Expenses as if the NYTC Board of Managers were the Board of Managers, the NYTC Unit Owners were the Unit Owners and the NYTC Limited Common Elements were the Common Elements.

            (c) The FC Board of Managers shall have the obligations of the Board of Managers set forth in subsection (a) above as the same pertain to the FC Unit Owner Expenses as if the FC Board of Managers were the Board of Managers, the FC Unit Owners were the Unit Owners and the FC Limited Common Elements were the Common Elements.

            Section 6. FAILURE TO DELIVER A STATEMENT NOT PREJUDICIAL. The failure to render any statement hereunder with respect to any period shall not prejudice the right of the Board of Managers, NYTC Board of Managers or FC Board of Managers, as the case may be, to thereafter render a statement with respect thereto or the right of any Unit Owner to require and be furnished with same.

            Section 7. BOOKS AND RECORDS. (a) Upon five (5) business days' written notice by any Unit Owner, Ground Lessee or any Registered Mortgagee to the Board of Managers, such Unit Owner, Ground Lessee or Registered Mortgagee (or any agents acting on behalf of such Unit Owner, Ground Lessee or Registered Mortgagee) may inspect the applicable books and records of the Board of Managers in order to verify such Unit Owner's Unit Owner Expenses. Such notice shall specifically designate the year(s) for which the Unit Owner, Ground Lessee or Registered Mortgagee intends to inspect applicable books and records, which year(s) shall be limited to the three (3) full calendar years immediately preceding the date of such inspection and any then elapsed portion of the then current calendar year.

            (b) Each inspection shall be at the office of the Board of Managers or at the office of the Board of Manager's managing agent, if any, and shall be made during normal business hours. All costs of such inspection shall be borne by the party requesting the inspection. Any Unit Owner, Ground Lessee or Registered Mortgagee making any inspection hereunder shall provide the Board of Managers with a copy of any written report on the results of such inspection within fifteen (15) days of the preparation thereof. Each Unit Owner shall hold confidential all non-public information, reports or statements obtained pursuant to such inspection, provided however, that such Unit Owner may disclose such information (i) to its Affiliate, (ii) pursuant to the order of any court of competent jurisdiction or administrative agency, (iii) which had been publicly disclosed other than as a result of a disclosure by such Unit Owner, (iv) in connection with any litigation, (v) to the extent necessary in connection with the exercise of any remedy hereunder or under any other document relating to the Building, (vi) to such Unit Owner's legal counsel, accountants and independent auditors and (vii) to any Registered Mortgagee or proposed subtenant or assignee of a Unit Owner.

            (c) The NYTC Unit Owners, Ground Lessee and any Registered Mortgagee of the NYTC Unit Owners shall have the same right to inspect the books and records kept by the NYTC Board of Managers, as provided for inspection of the books and records kept by the Board of Managers in subsections (a) and (b) above.

            (d) The FC Unit Owners, Ground Lessee and any Registered Mortgagee of an FC Unit Owner shall have the same right to inspect the books and records kept by the FC Board of Managers, as provided for inspection of the books and records kept by the Board of Managers in subsections (a) and (b) above.

            Section 8. ESTOPPEL CERTIFICATES DELIVERED BY BOARD OF MANAGERS. Within fifteen (15) days of receipt of a written request therefor (whether from a Unit Owner or its prospective assignee or its Registered Mortgagee or a prospective Mortgagee or from Ground Lessee), the

Board of Managers shall execute, acknowledge and deliver to the Person making such request a statement (an "ESTOPPEL CERTIFICATE") certifying the date to which each obligation constituting a Unit Owner Expense has been paid by such Unit Owner, and stating whether or not to the best knowledge of the Board of Managers, such Unit Owner is in default in the performance of any covenant, agreement or condition contained in this Declaration or the By-Laws and, if so, specifying each such default of which the Board of Managers has knowledge. The NYTC Board of Managers and FC Board of Managers shall issue Estoppel Certificates in the same manner and upon the same terms as the Board of Managers, except that such Estoppel Certificates shall pertain to the NYTC Unit Owners and FC Unit Owners, respectively.

                                 ARTICLE VIII(3)

                                    UTILITIES

            Section 1. ELECTRICITY. Electricity for the Building shall be supplied by a utility company or alternative energy provider and shall be measured by (i) a master electric meter measuring electric consumption by the entire Building (including the Common Elements) and (ii) dedicated submeters measuring electric consumption by each of the Units. The electric consumption of the Common Elements (the "COMMON ELEMENTS ELECTRIC CONSUMPTION") will be measured by subtracting the consumption shown on the dedicated submeters from the consumption shown on the Building's master meter. Currently, the Unit Owners expect that there shall be a single electric bill for the Building, based on readings taken from the master electric meter, and that each such bill will be supplied to the Board of Managers. Promptly upon receipt of such bills, the Board of Managers shall render such bills to the Unit Owners, and the Unit Owners shall pay their proportionate shares of such bills within ten (10) days of rendition thereof (including an amount for the cost of electricity supplied to the Common Areas). Notwithstanding the foregoing, the Board of Managers may include payments on account of the foregoing in the Budget and include such payments on any Board of Manager's Statement, to be paid by the Unit Owners consistent with the provisions of this ARTICLE VIII. Each Unit Owner's bill shall be determined by reference to measurements made on such Unit's submeter and shall include an amount determined by multiplying such Unit Owner's Common Interest by the Common Elements Electric Consumption (measured and determined as described above) for the relevant period. Bills to each Unit Owner shall be accompanied by copies of the bills received by the Board of Managers and, when available, copies of the submeter readings.

            Section 2. GAS. Gas for the Building (including, without limitation, gas supplied to the single boiler for the Building, if any, which is a Common Element as shown on the Plans) shall be supplied by a utility company or alternative energy provider and shall be measured by (i) a master meter measuring the gas consumption by the entire Building (including the Common Elements) and (ii) dedicated submeters measuring gas consumption by each of the Units, but excluding such gas consumption as shall be measured on the meters described in SECTION 1 above. The gas consumption of the Common Elements (the "COMMON ELEMENTS GAS CONSUMPTION") will be measured by subtracting the consumption shown on the dedicated

----------
*     TO BE REVISED BASED UPON THE STRUCTURE OF THE UTILITIES SYSTEMS AS BUILT.

submeters from the consumption shown on the Building's master meter. Currently, the Unit Owners expect that there shall be a single gas bill for the Building, based on readings taken from the Building's master gas meter, and that each such bill will be supplied to the Board of Managers. Promptly upon receipt of such bills, the Board of Managers shall render such bills to the Unit Owners, and the Unit Owners shall pay their proportionate shares of such bills within ten (10) days of rendition thereof. Notwithstanding the foregoing, the Board of Managers may include payments on account of the foregoing in the Budget and include such payments on any Board of Manager's Statement, to be paid by the Unit Owners consistent with the provisions of ARTICLE VIII hereof.) Each Unit Owner's bill shall be determined by reference to measurements made on such Unit's submeter and shall include an amount determined by multiplying such Unit Owner's Common Interest by the Common Elements Gas Consumption (measured and determined as described above) for the relevant period. Bills to each Unit Owner shall be accompanied by copies of the bills received by the Board of Managers and, when available, copies of the submeter readings.

            Section 3. WATER. Water for the Building shall be supplied by the City of New York through one main water pump and shall be measured by (i) a master water meter measuring domestic and condenser water make-up consumption by the entire Building (including the Common Elements) and (ii) dedicated submeters measuring domestic and condenser water consumption by each Unit. The water consumption of the Common Elements (the "COMMON ELEMENTS WATER CONSUMPTION") will be measured by subtracting the consumption shown on the dedicated submeters from the consumption shown on the Building's master meter. Currently, the Unit Owners expect that there shall be a single water bill for the Building, based on readings taken from the master water meter, and that each such bill will be supplied to the Board of Managers. Promptly upon receipt of such bills, the Board of Managers shall render such bills to the Unit Owners and the Unit Owners shall pay such bills within ten (10) days of rendition thereof. Notwithstanding the foregoing, the Board of Managers may include payments on account of the foregoing in the Budget and include such payments on any Board of Manager's Statement, to be paid by the Unit Owners consistent with the provisions of
ARTICLE VIII hereof. Each Unit Owner's bill shall be determined by reference to measurements made on such Unit's submeter and shall include an amount determined by multiplying such Unit Owner's Common Interest by the Common Elements Water Consumption (measured and determined as described above) for the relevant period. Bills to each Unit Owner shall be accompanied by copies of the bills received by the Board of Managers and, when available, copies of the submeter readings.

            Section 4. PAYMENTS CONSTITUTE A UNIT OWNER EXPENSE. Payments due hereunder shall constitute Unit Owner Expenses, and the Board of Managers shall have a Board of Manager's Lien (and all other right and remedies available to it hereunder) for non-payment thereof.

                                   ARTICLE IX

          PERMITTED USES; LICENSES AND PERMITS; BUILDING NAME; SIGNAGE;
                   ANTENNAE; REVENUE FROM SIGNAGE AND ANTENNAE

            Section 1. PERMITTED USES. Each Unit may be used for any lawful purpose permitted under the Unit Lease demising such Unit, provided that such use is not a Prohibited Use and does not (i) violate any Laws or Insurance Requirements, or any of the provisions of this Declaration, the By-Laws, the Ground Lease, DUO or the applicable Unit Lease, (ii) constitute a public or private nuisance, (iii) violate any certificate of occupancy for the Building, or (iv) except with respect to the SPU Unit, introduce amounts of public traffic in the Building in excess of that which is customary for high-rise premium first-class office buildings with ground floor retail in New York, New York comparable to the Building. Each Unit shall be used in a manner consistent with high-rise premium first-class office buildings in New York, New York with ground floor retail comparable to the Building. In addition to and without limiting the generality of the foregoing, so long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), (a) neither the Retail Unit nor any FC Individual Unit shall be used by an NYTC Competing User (as hereinafter defined), (b) each FC Individual Unit shall be used for office and incidental purposes only and (c) the Retail Unit shall be used for retail, storage and incidental purposes only. In all events, the use of all portions of the Building shall comply with DUO to the extent then applicable thereto.

            Section 2. LICENSES AND PERMITS. Each Unit Owner shall be responsible for maintaining any governmental permit, approval or license required by Law for the use or operation of its Unit. The Board of Managers (and the NYTC Board of Managers and FC Board of Managers, if applicable) shall cooperate with each Unit Owner in connection with any of the foregoing and, subject to reimbursement of the Board of Managers' out-of-pocket costs (and the NYTC Board of Managers' out-of-pocket expenses and the FC Board of Managers' out-of-pocket expenses, if applicable) incurred in connection therewith, shall execute such applications, authorizations and other instruments as are reasonably required to enable each Unit Owner to fulfill its responsibilities hereunder. The Board of Managers shall be responsible for obtaining and maintaining for the Building a temporary or permanent certificate of occupancy, provided, however, that each Unit Owner shall execute such applications, authorizations and other instruments and perform any work required with respect to its Unit as is reasonably required to enable the Board of Managers to obtain and maintain the temporary or permanent certificate of occupancy.

            Section 3. BUILDING NAME; SIGNAGE; COMMUNICATIONS EQUIPMENT; CANOPIES AND AWNINGS.

            (a) BUILDING NAME. For so long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), the Building shall be known as "The New York Times Building."

            (b) SIGNAGE. All matters relating to Signage shall be subject to the terms of the


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

Ground Lease and the Unit Leases (including without limitation DUO) and to the following terms and conditions:

                  (i) Signage, the content of which relates solely to NYTC, may be placed on the roof of the Building and on the uppermost portion of the sides of the facade of the Building not less than fifteen (15) feet above the uppermost tenantable windows of the FC Unit (collectively, "NYTC SIGNAGE"), in form, size and shape selected by NYTC in its sole discretion. The cost of erection and maintenance of such NYTC Signage shall be borne solely by NYTC; provided, however, that in no event shall NYTC pay any usage or licensing cost, charge or fee to the Board of Managers, NYTC Board of Managers or FC Board of Managers to erect or maintain such NYTC Signage. In no event shall said NYTC Signage be placed in a manner or location which will interfere with the efficient operation and use of the Building or any rooftop gardens in the reasonable judgment of NYTC, nor shall any such NYTC Signage interfere with the view from or the sunlight to any window in the FC Collective Unit, the Retail Unit or the SPU Unit except to an immaterial extent. Additionally, to the extent such NYTC Signage is illuminated, the same shall not be placed in a manner or location which illuminates the interior of the FC Collective Unit, the Retail Unit or the SPU Unit except to an immaterial extent. The rights of NYTC Member under this clause (i) with regard to NYTC Signage shall be in effect only for so long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%). All interior Signage within the NYTC Collective Unit shall not be visible from the exterior of the Building.

                  (ii) Signage, the content of which pertains solely to FC Unit Owners' office anchor tenant(s) (and in no event shall such signs identify more than three (3) such office anchor tenants), may be placed on the facade flanking the entrances to the Building in locations and dimensions substantially as shown on EXHIBIT H-1 hereto ("FC OFFICE SIGNAGE"), in form and shape selected by such FC Unit Owner in its sole discretion, provided however, that the design of such FC Office Signage shall be commensurate with the stature and design intent of the Building, and that such FC Office Signage shall be less prominent than the NYTC Office Signage relating to NYTC described under SECTION 3(b)(iii) of this
ARTICLE IX. The cost of erection and maintenance of such FC Office Signage shall be borne solely by such FC Unit Owner; provided, however, that in no event shall such FC Unit Owner pay any usage or licensing cost, charge or fee to the Board of Managers, the NYTC Board of Managers or the FC Board of Managers to erect or maintain such FC Office Signage. In no event shall such FC Office Signage be placed in a manner or location which will interfere with the efficient operation and use of the Building or with the view from or the sunlight to any window in the NYTC Collective Unit, the SPU Unit or the Retail Unit except to an immaterial extent. Additionally, to the extent such FC Office Signage is illuminated, the same shall not be placed in a manner which illuminates the interior of the NYTC Collective Unit, the SPU Unit or the Retail Unit except to an immaterial extent. All interior Signage within the FC Collective Unit shall not be visible from the exterior of the Building.

                  (iii) In addition to, and without limiting NYTC Unit Owner's rights under Section 3(b)(i) of this Article IX with respect to NYTC Signage, Signage, the content of which pertains solely to NYTC Unit Owner's office tenants or occupants (and in no event shall such signs identify more than three
(3) such office tenants or occupants which are not Affiliates of NYTC), may be placed on the canopy (or canopies, as the case may be) of the Building and on the facade over and/or flanking the entrances to the Building in locations and dimensions substantially as shown on EXHIBIT H-1 hereto ("NYTC OFFICE SIGNAGE"), in form and shape selected by such NYTC Unit Owner in its sole discretion, provided however, that the design of such NYTC Office Signage shall be commensurate with the stature and design intent of the Building, and that in the case of NYTC Office Signage relating to NYTC, the same shall be more prominent than the FC Office Signage described under SECTION 3(b)(ii) of this ARTICLE IX. The cost of erection and maintenance of such NYTC Office Signage shall be borne solely by such NYTC Unit Owner; provided, however, that in no event shall such NYTC Unit Owner pay any usage or licensing cost, charge or fee to the Board of Managers, the NYTC Board of Managers or the FC Board of Managers to erect or maintain such NYTC Office Signage. In no event shall such NYTC Office Signage be placed in a manner or location which will interfere with the efficient operation and use of the Building or with the view from or the sunlight to any window in the FC Collective Unit, the SPU Unit or the Retail Unit except to an immaterial extent. Additionally, to the extent such NYTC Office Signage is illuminated, the same shall not be placed in a manner which illuminates the interior of the FC Collective Unit, the SPU Unit or the Retail Unit except to an immaterial extent. All interior Signage within the NYTC Collective Unit shall not be visible from the exterior of the Building.

                  (iv) Signage, which is unrelated to any office tenant of an FC Unit Owner, which is not being leased or licensed to a user listed in EXHIBIT I and the content of which does not relate to any prohibited use listed in EXHIBIT I, may be placed on the facade of the Building above the windows of the Retail Unit and below the lowermost windows of the NYTC Collective Unit in locations and dimensions substantially as shown on EXHIBIT H-1 hereto ("RETAIL SIGNAGE") and in form and shape selected by such FC Unit Owner in its sole discretion, provided however, that the design of such Retail Signage shall be commensurate with the stature and design intent of the Building. The cost of erection and maintenance of such Retail Signage shall be borne solely by the Retail Unit Owner; provided, however, that in no event shall the Retail Unit Owner pay any usage or licensing cost, charge or fee to the Board of Managers, the NYTC Board of Managers or the FC Board of Managers to erect or maintain such Retail Signage. In no event shall such Retail Signage be placed in a manner or location which will interfere with the efficient operation and use of the Building or with the view from or the sunlight to any window in the NYTC Collective Unit, the FC Collective Unit or the SPU Unit except to an immaterial extent. Additionally, to the extent such Retail Signage is illuminated, the same shall not be placed in a manner which illuminates the interior of the NYTC Collective Unit, the FC Collective Unit or the SPU Unit except to an immaterial extent. All revenue derived from the Retail Signage shall belong to the Retail Unit Owner.

                  (v) Signage, the content of which pertains solely to the SPU Unit, may be placed on the facade of the Building below the lowermost windows of the FC Collective Unit in locations and dimensions substantially as shown on EXHIBIT H-1 hereto ("SPU SIGNAGE") and in form and shape selected by the NYTC Unit Owner in its sole discretion and at its sole cost, provided however, that the design of such SPU Signage shall be commensurate with the stature and design intent of the Building. The cost of erection and maintenance of such SPU Signage shall be borne solely by the NYTC Unit Owner; provided, however, that in no event shall the NYTC Unit Owner pay any usage or licensing cost, charge or fee to the Board of Managers, the NYTC Board of Managers or the FC Board of Managers to erect or maintain such SPU Signage. In no event shall such SPU Signage be placed in a manner or location which will interfere with the efficient operation and use of the Building or with the view from or the sunlight to any window in the FC Collective Unit, the NYTC Collective Unit or the Retail Unit except to an immaterial extent. Additionally, to the extent such SPU Signage is illuminated, the same shall not be placed in a manner which illuminates the interior of the FC Collective Unit except to an immaterial extent.

                  (vi) Commercial Signage may be placed on the Premises if required by DUO or as agreed upon by a Majority in Interest of the Unit Owners. The form, size, shape, content and location of any Commercial Signage shall be determined by a Majority in Interest of the Unit Owners (except to the extent that the form, size, shape, content or location of such Commercial Signage is governed by DUO or could result in a default under any Unit Lease, in which event the consent of all Unit Owners shall be required). Subject to the foregoing sentence and for so long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), NYTC shall have the first right, as determined by NYTC in its sole discretion, to require that the Commercial Signage or any portion thereof be used in a manner relating to The New York Times Company or another news-related purpose, but that otherwise the Unit Owners shall endeavor to obtain the maximum revenue to be derived therefrom, consistent with the stature and design intent of the Building. The cost of fabrication, erection and maintenance of all Commercial Signage shall be shared by the Unit Owners in proportion to their respective Common Interests. If NYTC exercises its right to require that the Commercial Signage or any portion thereof be used in a manner relating to The New York Times Company or another news-related purpose, then NYTC shall thereafter pay to the Board of Managers on a monthly basis, an amount equal to the product of (x) Fair Market Rent for such Commercial Signage, multiplied by (y) the portion (expressed as a percentage) of such use by NYTC. Notwithstanding anything to the contrary contained in this subsection (v) or elsewhere in this Agreement, if DUO requires Commercial Signage, and there shall not be other users of the Commercial Signage acceptable to the Board of Managers for the periods such Commercial Signage is being used by NYTC, the immediately preceding sentence shall not apply. All revenue derived from Commercial Signage shall be shared by the Unit Owners in proportion to their respective Common Interests.

                  (vii) The NYTC Unit Owner (with respect to NYTC Signage, NYTC Office Signage and SPU Signage and, if and to the extent it has exercised its right to require that Commercial Signage or any portion thereof be used in a manner relating to The New York Times Company or another news-related purpose, Commercial Signage), the applicable FC Unit Owners (with respect to FC Office Signage) and the Retail Unit Owner (with respect to Retail Signage) shall be solely responsible for any obligations under its respective Unit Lease with respect to such Signage, and shall cause such NYTC Signage, NYTC Office Signage, SPU Signage and such Commercial Signage or FC Office Signage and Retail Signage, as the case may be, to comply with all applicable laws, DUO and its respective Unit Lease.

                  (viii) NYTC shall be entitled, at its sole election, to convert the use of any NYTC Signage or portion thereof to Commercial Signage by delivering written notice of such intention to the FC Board of Managers together with a statement showing in reasonable detail the then unamortized portion of the costs (determined in accordance with GAAP), if any, of the fabrication and erection of such Signage incurred by NYTC with respect thereto and an interest factor of LIBOR plus one percent per annum with respect to such costs, measured from the date such costs were expended by NYTC) (collectively, "NYTC'S UNAMORTIZED SIGNAGE COSTS"). The FC Board of Managers shall have the option exercisable by written notice to NYTC within sixty (60) days after the FC Board of Manager's receipt of such notice and statement from NYTC, to elect to participate thereafter in the use of and share in the revenue generated by and ongoing operating and maintenance and replacement costs of such Signage, and if such election is made by the FC Board of Managers, then the FC Unit Owners shall to pay to NYTC an amount equal to the FC Unit Owners' proportionate share (based upon their Common Interests) of NYTC's Unamortized Signage Costs relating to such Signage. Once any NYTC Signage has been converted to Commercial Signage, NYTC may not thereafter convert such Commercial Signage back to NYTC Signage.

                  (ix) Signage may be affixed by any Unit Owner within the interior portions of its Unit. Each Unit Owner shall be solely responsible for the costs of fabrication, erection, maintenance and operation of Signage within its Unit, its directional and identifying signage and antennae.

                  (x) Signage may be affixed by the Unit Owners and the Board of Managers to the interior portions of Common Areas in the locations and within the dimensions substantially as shown on EXHIBIT H-2.

                  (xi) The costs of fabrication, erection, maintenance and operation of all directional and identifying signage located in any Common Areas as shown on EXHIBIT H-2 shall be allocated to the Unit Owners in proportion to their respective Common Interests (except that such Signage which is limited to a particular occupant or occupants shall be borne by the owner of the Unit(s) occupied by such occupants).

            Section 4. COMMUNICATIONS EQUIPMENT. For so long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), NYTC shall have the exclusive right to decide the location of all communications equipment owned or operated by others on the roof or elsewhere, only in order to prevent interference with the functionality of its own communications equipment, including the right to require existing communications equipment to be relocated at the sole cost and expense of NYTC, if necessary in the sole discretion of NYTC. At all times, (i) NYTC shall have the exclusive right to utilize the area under the roof of the Improvements designated as the "NYTC control room" on EXHIBIT H-1 attached hereto and (ii) the FC Unit Owners shall have the exclusive right to utilize the area under the roof of the Improvements designated as the "FC control room" on EXHIBIT H-1 attached hereto, in order to operate their respective communications equipment, said areas to be part of the NYTC Collective Unit and the FC Collective Unit, respectively. Subject to NYTC's right to decide the location of all communications equipment in order to prevent interference with the functionality of its own communications equipment, the Unit Owners shall be entitled to use, in proportion to their Common Interests, such areas of the roof as are designated for communications equipment by a Majority in Interest of the Unit Owners. In no event shall said communications equipment be placed in a manner or location which will interfere with the efficient operation and use of the Building or any rooftop gardens in the reasonable judgment of NYTC.

            Section 5. CANOPIES AND AWNINGS. Canopies and awnings may be placed on the exterior facade of the Building only in the locations shown on Exhibit H-3 and as otherwise required by DUO. The Board of Managers shall be responsible for the installation, repair, maintenance and restoration of any such canopies or awnings and the costs associated therewith shall be shared by the Unit Owners in proportion to their respective Common Interests.

                                    ARTICLE X

                     RIGHT TO MAKE ALTERATIONS, SUBDIVISIONS

            Section 1. RIGHT TO PERFORM WORK. Subject to the provisions of each Unit Lease, (a) any Unit Owner shall have the right, without the consent of the Board of Managers (or the NYTC Board of Managers or the FC Board of Managers) or of the other Unit Owner(s), to make Alterations or Repairs (collectively, "WORK"), structural and non-structural, ordinary and extraordinary, in and to the interior of its Unit (excluding any portion of the ground floor lobby located within or appurtenant to its Unit, as to which the Board of Managers' consent shall be required) (b) the Board of Managers shall have the right to perform any Work in or to any of the Common Elements, (c) the NYTC Board of Managers shall have the right to perform any Work in or to any of the NYTC Limited Common Elements and (d) the FC Board of Managers shall have the right to perform any Work in or to any of the FC Limited Common Elements; PROVIDED, HOWEVER, that (i) no Unit Owner shall take any action or permit any action to be taken which would (A) impair the structural integrity or otherwise change the essential nature of the Building, including any change in the size of any other Unit or any change in the physical relationship of any Unit to any other Unit(s) owned by such Unit Owner or its Affiliates, (B) affect in any adverse manner, or impede access to, any of the Common Elements (or the NYTC Limited Common Elements or the FC Limited Common Elements, as applicable), (C) result in the penetration of, or otherwise adversely affect the operation of, any other Unit not owned by such Unit Owner or its Affiliates, (D) require any amendment of any certificate of occupancy for the Building or any portion of the Building other than in respect of such Unit Owner's Unit, (E) increase insurance or maintenance costs unless such Unit Owner pays for such increase, or adversely affect compliance with any legal requirements by, any other Unit, the Common Elements, the NYTC Limited Common Elements or the FC Limited Common Elements, or (F) affect the ground floor building lobby or create any additional entrances into the Building from the Retail Areas, (ii) the Board of Managers shall not take any action or permit any action to be taken which would (A) impair the structural integrity or otherwise change the essential nature of the Building, including any change in the size of any Unit or any change in the physical relationship of any one Unit to the other(s), (B) impede access to any of the Common Elements or any Unit, or (C) result in the penetration of, or otherwise adversely affect the operation of, any Unit, (iii) the NYTC Board of Managers shall not take any action or permit any action to be taken which would (A) impair the structural integrity or otherwise change the essential nature of the Building or, (B) without the consent of the NYTC Unit Owners whose Unit(s) are adversely affected, (1) change the essential nature of the NYTC Collective Unit, including any change in the size of any NYTC Individual Unit or any change in the physical relationship of any one NYTC Individual Unit to the other(s), (2) impede access to any of the NYTC Limited Common Elements or any NYTC Individual Unit, or (3) result in the penetration of, or otherwise adversely affect the operation of, any NYTC Individual Unit and (iv) the FC Board of Managers shall not take any action or permit any action to be taken which would (A) impair the structural integrity or otherwise change the essential nature of the Building or, (B) without the consent of the FC Unit Owners whose Unit(s) are adversely affected, (1) change the essential nature of the FC Collective Unit, including any change in the size of any FC Individual Unit or any change in the physical relationship of any one FC Individual Unit to the other(s), (2) impede access to any of the FC Limited Common Elements or any FC Individual Unit, or (3) result in the penetration of, or otherwise adversely affect the operation of, any FC Individual Unit. All Alterations or Repairs made by any Unit Owner to any Unit or by the Board of Managers to any Common Elements shall comply with the terms of the Unit Leases.

            In addition, all Work performed by any Unit Owner to any Unit, by the Board of Managers to any Common Elements, by the NYTC Board of Managers to any NYTC Limited Common Elements or by the FC Board of Managers to any FC Limited Common Elements shall comply with the terms of the Unit Leases.

            Section 2. GENERAL WORK CONDITIONS. Any Work, whether performed by the Unit Owners, the Board of Managers, the NYTC Board of Managers or the FC Board of Managers, shall be performed in accordance with the following:

            (a) the Person performing the Work, if other than the Board of Managers, shall notify the Board of Managers in advance of any Work and keep advised the Board of Managers as to the status and progress of such Work;

            (b) the Work shall be conducted in a manner which minimizes any interference with the access, use and occupancy of any other Unit (if performed by a Unit Owner), the Common Areas (if performed by the Board of Managers), the NYTC Limited Common Elements (if performed by the NYTC Board of Managers) and the FC Limited Common Elements (if performed by the FC Board of Managers), including without limitation, in the case of any Work being performed by a Unit Owner which will unreasonably interfere with the access, use and occupancy of any other Unit Owner's Unit or the access, use and occupancy of the Common Areas, NYTC Limited Common Elements or FC Limited Common Elements, such Work shall be performed at hours ("OVERTIME HOURS") other than Business Hours on Business Days ("OVERTIME WORK") and such Overtime Work shall be at the cost of the party performing such Work, except as provided in the following sentence. If a Unit Owner desires in order to prevent disruption of its business operations, it may require that Work to be performed by or on behalf of another Unit Owner as Overtime Work not be performed at particular hours or on particular days ("PROHIBITED OVERTIME HOURS") which would otherwise satisfy the requirement of the preceding sentence as to Overtime Hours, provided that the Unit Owner imposing such requirements and restrictions shall pay the incremental additional costs, if any, incurred by the Unit Owner performing such Work which costs are the result of being prohibited from performing such Work during Prohibited Overtime Hours;

            (c) the Work shall be performed in accordance with all applicable Laws and Insurance Requirements,

            (d) the Work shall be prosecuted diligently to completion;

            (e) the Person performing the Work shall supply the Board of Managers, the NYTC Board of Managers and the FC Board of Managers with a copy of the plans and specifications therefor, if any, at least seven (7) business days prior to commencing such Work; and

            (f) any damage to the Premises or any other property resulting from such Work shall be promptly repaired by, and at the sole cost and expense of, the Person performing the Work which caused the damage.

            Section 3. MECHANIC'S LIENS; VIOLATIONS. (a) If any mechanic's or other like lien (including any emergency repair, environmental control board or other similar lien and charge, or any public improvement lien) is filed against, or if any violation is asserted against, any portion of the Premises, for work done (or claimed to have been done) or materials furnished (or claimed to have been furnished) to or for the benefit of any Unit Owner, the Board of Managers, the NYTC Board of Managers or the FC Board of Managers, then such Unit Owner, the Board of Managers, the NYTC Board of Managers or the FC Board of Managers, as the case may be, shall, within thirty (30) days after the filing or assertion of such lien or violation, discharge or cancel of record or dismiss or release such lien or violation (and, in the case of any violation, cause the reason for such violation to be remedied), all at the cost and expense of such Unit Owner, the Board of Managers, the NYTC Board of Managers or the FC Board of Managers, as the case may be.

            (b) If the responsible Unit Owner does not discharge or cancel of record or dismiss or release any mechanic's or like lien or violation (as provided in, and within the time provided in, the preceding subparagraph (a)) and such lien or violation is filed or asserted against any Unit not owned by such Unit Owner, then, at any time after the thirtieth (30th) day following the filing or assertion of such lien or violation, the Board of Managers may cause the lien to be bonded or discharged of record or the violation (or the fine resulting therefrom) to be cured or paid. All costs and expenses incurred by the Board of Managers, in such instance, shall be paid (or reimbursed) by the responsible Unit Owner within two (2) business days of receipt of an invoice therefor. If not so paid or reimbursed within the aforesaid two (2) business day period, then (i) the Board of Managers shall have a lien on (and the right to file such lien against) the Unit of the responsible Unit Owner in the amount of the lien or violation (plus interest as provided in clause (ii) of this sentence) and (ii) interest on the delinquent amount, at the Interest Rate, shall accrue from the date such costs and expenses shall have been incurred by the Board of Managers until the date on which such costs and expenses shall be paid (or reimbursed) by the responsible Unit Owner to the Board of Managers.

            (a) The NYTC Board of Managers shall have the same rights with respect to Units within the NYTC Collective Unit and the NYTC Unit Owners shall have the same obligations to the NYTC Board of Managers all as set forth in subsection (b) above as if the NYTC Board of Managers were the Board of Managers and the NYTC Unit Owners were the Unit Owners. Any liens against a particular Unit under this Declaration which are held by the Board of Managers and the NYTC Board of Managers shall be held on a pari passu basis.

            (b) The FC Board of Managers shall have the same rights with respect to Units within the FC Collective Unit and the FC Unit Owners shall have the same obligations to the FC


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

Board of Managers all as set forth in subsection (b) above as if the FC Board of Managers were the Board of Managers and the FC Unit Owners were the Unit Owners. Any liens against a particular Unit under this Declaration which are held by the Board of Managers and the FC Board of Managers shall be held on a pari passu basis.

            Section 4. BOARD OF MANAGERS, NYTC BOARD OF MANAGERS, FC BOARD OF MANAGERS AND OTHER UNIT OWNERS NOT LIABLE. Neither the Board of Managers, the NYTC Board of Managers, the FC Board of Managers, nor the non-defaulting Unit Owners shall be liable for any labor or materials furnished or to be furnished to any Unit Owner upon credit, and no lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of the Board of Managers, the NYTC Board of Managers or the FC Board of Managers or any other Unit Owner.

            Section 5. RIGHT TO SUBDIVIDE; AMENDING DECLARATION TO CONFIRM UNIT DESCRIPTIONS. (a) No Unit Owner shall have the right to subdivide or to combine its Unit(s), except with the prior written consent of (and upon compliance by the Unit Owners with such conditions as shall be imposed by) a Majority in Interest of the Unit Owners and Ground Lessee, each in its sole and absolute discretion. Any cost incurred by the Board of Managers in connection with any approved subdivision or combination shall be at the sole cost and expense of the Unit Owner attempting to subdivide or combine its Unit and shall be payable on demand. Notwithstanding the foregoing, FC Unit Owner shall have the right, without the consent of a Majority in Interest of the Unit Owners and Ground Lessee and without payment to the Board of Managers, to subdivide or combine its FC Individual Unit into or with one or more FC Individual Units pursuant to and in accordance with the terms and conditions of Section 13.12 of the applicable FC Unit Lease or as required to effectuate a conveyance to NYTC pursuant to
ARTICLE XX of this Declaration.

            (b) If deemed necessary by the Board of Managers or a Majority in Interest of the Unit Owners, following any Work, capital improvements, changes to the Common Areas, subdivision, acquisition or lease, the Board of Managers (acting on behalf of the Unit Owners) shall notify in writing the Unit Owners and the Unit Owners shall amend the descriptions of the Units set forth herein to more accurately reflect the Units. If required under the Ground Lease, the Board of Managers shall obtain Ground Lessee's prior written consent to such amendment. Any cost incurred by the Board of Managers in connection with any such amendment shall be borne by the Unit Owner (or proportionately by the Unit Owners) initiating the change.

                                   ARTICLE XI

                        ENCROACHMENTS; EASEMENTS; ACCESS

            Section 1. ENCROACHMENTS. Declarant hereby creates easements for each of the following encroachments and for the maintenance of the same, so long as the Building stands (or is rebuilt or restored, as provided in the By-Laws, following a fire or other casualty or condemnation or eminent domain proceedings):

            (a) any encroachment existing on the date hereof of any of the Common Elements upon any Unit;

            (b) any encroachment existing on the date hereof of any Unit upon any other Unit, any of the Common Elements, any of the NYTC Limited Common Elements or any of the FC Limited Common Elements; and

            (c) any encroachment arising after the date hereof of any of the Common Elements, NYTC Limited Common Elements or FC Limited Common Elements upon any Unit, and any encroachment arising after the date hereof of any Unit upon any other Unit, upon any of the Common Elements, any of the NYTC Limited Common Elements or any of the FC Limited Common Elements, in any case:

                  (i) resulting from the settling or shifting of the Building;
      or

                  (ii) resulting from the performance of any Work in or to any of the Common Elements, NYTC Limited Common Elements or FC Limited Common Elements, provided that such encroachment does not adversely affect the use or occupancy of(or ingress to or egress from) any Unit, Common Elements, NYTC Limited Common Elements or FC Limited Common Elements and provided such work was performed in accordance with this Declaration; or

                  (iii) resulting from any rebuilding or restoration following a fire or other casualty or a condemnation or eminent domain proceedings, provided that such encroachment does not adversely affect the use or occupancy of(or ingress to or egress from) any Unit, the Common Elements, the NYTC Limited Common Elements or the FC Limited Common Elements and provided such work was performed in accordance with this Declaration.

            Section 2. EASEMENTS AND RIGHTS OF THE BOARD OF MANAGERS, NYTC BOARD OF MANAGERS AND FC BOARD OF MANAGERS.

            (a) The Board of Managers or its designees shall have an easement over the Units for access to, and to use, maintain and make Repairs and Alterations to, all Common Elements. The Board of Managers or its designees shall also have the right to enter any Unit in order: (i) to inspect the same or any property therein to ensure compliance with the terms and provisions of this Declaration; or (ii) to perform any Work in order to: (y) prevent damage to such Unit or to any other portion of the Premises; or (z) remedy any default by any Unit Owner under this Declaration or the By-Laws. Prior to the performance of any Work by the Board of Managers under clause (ii)(y) or (z) above, the Board of Managers, except in the event of an emergency, shall give reasonable prior notice of the Work to be performed, in reasonable detail, to the affected Unit Owner and to the Registered Mortgagee(s) of the affected Unit Owner and shall provide such Unit Owner and the Registered Mortgagee(s) of the affected Unit Owner with a period of thirty (30) days to perform such Work; PROVIDED, HOWEVER, that if such Work cannot, with due diligence and continuity, be completed within thirty (30) days, then if the Unit Owner or the Registered Mortgagee(s) of the affected Unit Owner shall commence the Work within thirty (30) days of its (or their) receipt of such notice, the aforesaid period shall be extended for so long as the Unit Owner (or its Registered Mortgagee) shall be prosecuting such Work with due diligence and continuity. In addition, provided that the use and enjoyment of any Unit is not adversely affected, the Board of Managers reserves the right to establish, grant and reserve easements and rights-of-way in, through, under, over and across the Common Elements for the installation, maintenance and inspection of lines and appurtenances for additional electric, transformer, amplifier, gas, telephone, public or private water, sewer, drainage, and other utilities, and to relocate any existing utility, sewer and drainage easements in any portion of the Premises, if the Board of Managers reasonably shall deem it necessary or desirable for the proper operation and maintenance of the Common Elements.

            (b) The NYTC Board of Managers shall have the same easements over the NYTC Individual Units and the same rights with respect to the NYTC Limited Common Elements as the Board of Managers has regarding the Units and the Common Elements set forth in subsection (a) above.

            (c) The FC Board of Managers shall have the same easements over the FC Individual Units and the same rights with respect to the FC Limited Common Elements as the Board of Managers has regarding the Units and the Common Elements set forth in subsection (a) above.

            Section 3. EASEMENTS OF ALL UNIT OWNERS.

            (a) UNIT OWNER EASEMENTS OF USE, INGRESS, EGRESS AND SUPPORT.

                  (i) Each Unit Owner shall have, in common with all other Unit Owners, an easement for the use of the Common Elements. Each Unit Owner shall have an easement over, in and through the Common Areas for ingress and egress to and from its Unit. Each Unit and the Common Elements shall have easements of subjacent support and necessity, and the same shall be subject to such easements in favor of all of the other Units and the Common Elements;

                  (ii) Each of the NYTC Unit Owners shall have in common with all other NYTC Unit Owners, an easement for the use of the NYTC Limited Common Elements and an easement over, in and through the NYTC Limited Common Areas for ingress and egress to and from its Unit. Each NYTC Individual Unit and the NYTC Limited Common Elements shall have easements of subjacent support and necessity, and the same shall be subject to such easements in favor of all of the other NYTC Individual Units and the NYTC Limited Common Elements; and

                  (iii) Each of the FC Unit Owners shall have in common with all other FC Unit Owners, an easement for the use of the FC Limited Common Elements and an easement over, in and through the FC Limited Common Areas for ingress and egress to and from its Unit. Each FC Individual Unit and the FC Limited Common Elements shall have easements of subjacent support and necessity, and the same shall be subject to such easements in favor of all of the other FC Individual Units and the FC Limited Common Elements.

      No such easement shall result in the penetration of a Unit unless such easement is required to comply with applicable Law and no other economically reasonable and structurally viable alternative is available.

            (b) RIGHTS OF UNIT OWNERS. Each Unit Owner shall have the right, upon five (5) business days prior notice to the another Unit Owner, to enter and pass through such other Unit Owner's Unit for the purpose of performing Work in and to any part of an FC Individual Unit or NYTC Individual Unit, as the case may be, which Work cannot be done from within the Unit of the Unit Owner requesting such entry. Any such Work shall (a) be performed in such a way so as to minimize interference with the operation of the other Units, (b) not reduce the size (including, without limitation slab to slab heights) or volume of the other Units, (c) at the election of the Unit Owner into whose Unit another Unit Owner is entering, be supervised by personnel of such Unit Owner, which supervision shall be at the expense of the Unit Owner requesting such Work; and
(d) be subject to the other provisions set forth in SECTION 2(b) of ARTICLE X hereof.

            Section 4. GENERAL. (a) The easements granted in this ARTICLE XI may be exercised without the necessity of obtaining the consent of the Board of Managers, the NYTC Board of Managers, the FC Board of Managers and/or other Unit Owners.

            (b) Whenever in this Declaration or the By-Laws, the Board of Managers, the NYTC Board of Managers, the FC Board of Managers or any Unit Owner is permitted to enter a Unit:

                  (i) such right of entry shall be at such times as are reasonably convenient and on prior notice to the affected Unit Owner, except in the event of an emergency,

                  (ii) such right of entry shall not unreasonably interfere with the normal access, use and enjoyment of such Unit, the Common Elements, the NYTC Limited Common Elements or the FC Limited Common Elements, as applicable;

                  (iii) the Unit Owner of the Unit being entered shall have the right to have a representative present at all times during such entry;

                  (iv) the Person making such entry shall comply with any reasonable security procedures and reasonable security requirements of the Unit Owner or other occupant of the Unit being entered; PROVIDED, HOWEVER, that such procedures and requirements shall not preclude entry into the Unit; and

                  (v) any damage to the Unit being entered shall promptly be repaired and/or restored at the sole cost and expense of the Person making such entry.

                                  ARTICLE XIII

                                ATTORNEYS-IN-FACT

            (a) Each Unit Owner shall grant to the Board of Managers an irrevocable power of attorney, coupled with an interest, (i) to sublease or acquire the leasehold interest in any Unit together with its appurtenant interest which becomes the subject of a foreclosure or other similar


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

sale, as provided in this Declaration and the By-Laws, (ii) to convey, sublease, sell, mortgage or otherwise deal with the leasehold interest in any Unit so acquired and (iii) subject to the provisions of this Declaration and the By-Laws, to execute, acknowledge and deliver any agreement, consent, covenant, restriction, easement, or declaration, or any amendment thereto, affecting the Condominium or the Common Elements that the Board of Managers deems necessary or appropriate. The Board of Managers shall give to the Unit Owners ten (10) business days prior written notice before executing any document by power of attorney, which notice shall be accompanied by a copy of the documents proposed to be executed.

            (b) Each NYTC Unit Owner hereby grants to the NYTC Board of Managers the same powers as granted by the Unit Owners to the Board of Managers in subsection (a) above, as the same shall relate to the NYTC Limited Common Elements.

            (c) Each FC Unit Owner hereby grants to the FC Board of Managers the same powers as granted by the Unit Owners to the Board of Managers in subsection
(a) of this Article XII, as the same shall relate to the FC Limited Common Elements.

            (d) Notwithstanding anything herein to the contrary, the provisions of this Article XII shall not apply to a Unit Owner that is a Public Party.

                                  ARTICLE XIII

                            PERSON TO RECEIVE SERVICE

            The Secretary of State of the State of New York is hereby designated to receive service of process in any action or proceeding which may be brought against the Association. The Secretary of State, in such event, shall deliver a copy of any such process or notice to The New York Times Building Association, Inc., c/o The New York Times Company, 229 West 43rd Street, New York, New York 10036, attention General Counsel. Following the date the NYTC Unit Owner notifies the Board of Managers that it has occupied the Building for conduct of business, the foregoing address for notices shall be changed to c/o The New York Times Company at the address of the Building, attention General Counsel. The Board of Managers shall deliver promptly to each Unit Owner, Ground Lessee and each Unit Owner's Registered Mortgagee copies of any notices received by the Board of Managers pursuant to this Article XIII.

                                   ARTICLE XIV

                                 ADMINISTRATION

            The administration of the Condominium shall be in accordance with the provisions of this Declaration and with the provisions of the By-Laws.


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

                                 UNIT OWNERSHIP

            Upon any transfer with respect to a Unit, the purchaser, transferee or assignee thereunder shall automatically become the Unit Owner with respect to such Unit and shall remain such (and shall be bound by the provisions of this Declaration and of the By-Laws) until such time as it ceases to own such leasehold interest for any reason.

                                   ARTICLE XVI

                 GRANTEE LIABLE FOR UNPAID ASSESSMENTS UPON SALE

            In any conveyance of a Unit, whether by voluntary instrument, operation of law or judicial proceedings, in accordance with the Unit Leases, this Declaration or the By-Laws, the grantee thereunder shall be jointly and severally liable with the grantor thereunder for any unpaid Unit Owner Expenses against the latter assessed and due up to the time of such conveyance and all other obligations of the Unit Owner under this Declaration and the By-Laws and accruing prior to the time of the conveyance, all without prejudice to the grantee's right to recover from the grantor the amounts paid by the grantee therefor. Any such grantee (or any Registered Mortgagee thereof) shall be entitled to a statement from the Board of Managers and the NYTC Board of Managers or FC Board of Managers, as applicable, setting forth the amount of the unpaid Unit Owner Expenses against the grantor and such grantee shall not be liable for, nor shall the interest in the Unit conveyed be subject to a lien for, any unpaid Unit Owner Expense against the grantor in excess of the amount set forth in such statement. Notwithstanding any provision in this Declaration or the By-Laws to the contrary, in no event shall any Public Party be liable for any Unit Owner Expense (including any interest accruing thereon or other monetary amounts due from a Unit Owner under this Declaration or the By-Laws) accruing for any period during which such Public Party was not itself a Unit Owner, with all such Unit Owner Expenses and other monetary amounts being the responsibility of the Unit Owners existing at the time such Unit Owner Expense accrued (without such Unit Owners waiving any rights or remedies against a defaulting Unit Owner).

                                  ARTICLE XVII

                            AMENDMENT OF DECLARATION

            Section 1. GENERAL PROVISIONS REGARDING AMENDMENT. (a) VOTE BY UNIT OWNERS. This Declaration may be amended only by the Unit Owners at a meeting duly held in accordance with the provisions of the By-Laws and in accordance with the following:

            (a) GROUND LESSEE'S APPROVAL RIGHTS. The Unit Owners shall submit a draft of any supplement, amendment or modification of this Declaration to Ground Lessee and Ground Lessee shall have the right to approve same if, subject to, and to the extent provided by, the Unit Leases. Any supplement, amendment or modification which is entered into without notice to (and approval by) Ground Lessee shall be void AB INITIO.


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

            (b) APPROVAL RIGHTS OF REGISTERED MORTGAGEES. Each Unit Owner shall submit a draft of any supplement, amendment or modification of this Declaration to its Registered Mortgagee(s) (if any) and such Registered Mortgagee(s) shall have the right to approve same (such approval not to be unreasonably withheld). Any supplement, amendment or modification which is entered into without notice to (and approval by) each Unit Owner's Registered Mortgagees shall be void AB INITIO. Any approval or disapproval of an amendment hereto shall be given by each Registered Mortgagee within ten (10) Business Days of each such Registered Mortgagee's receipt of a written request therefor, and each such Registered Mortgagee's failure to timely respond to any such request (I.E., within such ten
(10) Business Day period) shall, subject to the provisions of SECTION 4 of
ARTICLE XXIII hereof, constitute (and be deemed to constitute) each such Registered Mortgagee's approval of the proposed amendment.

            (c) RECORDING OF AMENDMENTS. No amendment hereof shall be effective until recorded in the Register's Office.

            Section 2. EXECUTION AND DELIVERY OF AMENDMENTS. Any amendment to this Declaration approved in accordance with Section 1 of this Article XVII shall be executed on behalf of each Unit Owner by its general partner, managing member, officer or other authorized person of such Unit Owner.

                                  ARTICLE XVIII

         TERMINATION OF CONDOMINIUM; PURCHASE OPTION UNDER GROUND LEASE

            Section 1. WITHDRAWAL BY UNIT OWNERS. The Condominium shall continue until such time as withdrawal of the Property from the provisions of the Condominium Act and termination of this Condominium is authorized by a unanimous vote of all of the Unit Owners and their Registered Mortgagees and approved in writing by the Ground Lessee if and to the extent such approval is required under the Unit Leases. In the event of any such withdrawal and termination, the Unit Owners shall (i) (a) enter into (and record in the Register's Office) a reciprocal easement agreement or (b) create a "common law condominium" modeled upon (and containing substantially the same provisions as) this Declaration and the By-Laws (and record the same in the Register's Office), in either case providing for substantially the same administration of and level of maintenance and repair in respect of the "common areas", the "NYTC limited areas" and the "FC limited areas" of the Premises as are provided in the Condominium created herein, and (ii) amend the Unit Leases so that the descriptions of the premises demised thereunder no longer refer to condominium Units (and appurtenant interests in Common Elements) but to the spaces and area demised thereunder (and appurtenant interests in the "common areas", the "NYTC limited areas" and the "FC limited areas" of the Premises, as described in the reciprocal easement agreement (or condominium, as the case may be) referred to in the preceding subclause (i)).

            Section 2. PURCHASE OPTION UNDER UNIT LEASES. Except as otherwise set forth in this Section 2, the decision to exercise the purchase option set forth in Article V of the Unit Leases shall be made solely by NYTC Unit Owner, and if NYTC Unit Owner exercises the purchase option set forth in Article V of the NYTC Unit Lease, then each FC Unit Owner and the Retail Unit Owner shall simultaneously exercise the purchase option set forth in Article V of its respective Unit Lease, and thereupon each Unit Owner shall take all actions required under its respective Unit Lease in connection with the exercise of such purchase option. If any FC Unit Owner or the Retail Unit Owner, by exercising such purchase option, will forfeit its right to reimbursement for Excess Site Acquisition Costs, then the NYTC Unit Owner shall, on the exercise of such purchase option, pay to each such FC Unit Owner and the Retail Unit Owner an amount equal to such FC Unit Owner's and Retail Unit Owner's forfeited Excess Site Acquisition Costs. Notwithstanding the foregoing, if NYTC Unit Owner has not exercised the purchase option set forth in Article V of the NYTC Unit Lease on or before the date which is five (5) years prior to the date which is 99 years after the Commencement Date (as defined in the Ground Lease), then any FC Unit Owner or the Retail Unit Owner or both shall have the right to exercise the purchase option set forth in Article V of its respective Unit Lease and, in such event, NYTC Unit Owner and the remaining Unit Owners simultaneously shall exercise the corresponding purchase options under their respective Unit Leases, and thereupon such Unit Owners shall take all actions necessary or required under its respective Unit Lease in connection with the exercise of such purchase option. In the event of the exercise of the aforesaid purchase options, the Unit Owners shall contemporaneously therewith enter into (and record in the Register's Office) an amendment to this Declaration to convert the same to a fee condominium on substantially the terms, covenants and conditions herein contained.

                                   ARTICLE XIX

                         COVENANT OF FURTHER ASSURANCES

            Any Person who is subject to this Declaration (including any Unit Owner or any Person claiming by, through or under any Unit Owner, the Declarant, the Board of Managers, the NYTC Board of Managers, the FC Board of Managers and any Manager or officer) (the "SUBJECT PARTY") shall execute, acknowledge and deliver to any such other Person such documents and take such other action as such other Person may reasonably request in order to effectuate the provisions of this Declaration or the By-Laws and the realization of the benefits intended to be conferred thereby, provided, however, that such document or action does not decrease the rights or increase the obligations of the Subject Party, any Unit Owner under this Declaration or the By-Laws. Except as otherwise provided in this Declaration or the By-Laws, all expense and liability thus incurred shall be borne by the requesting Person. If any Subject Party fails or refuses within five (5) days after request therefor to execute, acknowledge or deliver any such document or to take any such action, then the Board of Managers is hereby authorized to act as attorney-in-fact for such Subject Party, coupled with an interest and granted for a valuable consideration, to execute, acknowledge and deliver such document and to take such action in the name of such Subject Party.


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

                                   ARTICLE XX

                         SALES, SUBLEASES AND MORTGAGES

            Section 1. UNIT OWNERS' RIGHTS TO SELL, SUBLEASE OR MORTGAGE UNITS. Subject to the provisions of this Declaration, the By-Laws and the applicable Unit Lease, any Unit Owner may, without prior consent of any Person, mortgage or sublease its leasehold interest in, or Sell, its Unit or transfer any interests in such Unit Owner, so long as (a) such Sale, sublease or mortgage of a Unit is permitted by, and complies with, the applicable provisions of its Unit Lease, and (b) the proposed subtenant or purchaser of a Unit (i) shall not be a prospective subtenant or assignee with whom another Unit Owner has negotiated a term sheet for a sublease or assignment within the prior three (3) months and is not then a subtenant of such Unit Owner, (ii) shall not be an entity described in item (i) on EXHIBIT I attached hereto ("NYTC COMPETING USER") as to the Retail Unit and any FC Individual Unit and (iii) shall not be permitted to use the Unit for the uses described in items (2)-(18) on EXHIBIT I attached hereto ("PROHIBITED USES"). The restrictions set forth in clause (b)(ii) of this
SECTION 1 regarding the Sale or subleasing of the Retail Unit and the FC Individual Units to a NYTC Competing User shall not apply (x) unless NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%) and (y) as to any entity which is an NYTC Competing User at any time from and after the date the SPU Unit and/or any NYTC Individual Unit is sold or subleased to such entity (but shall continue to apply to any other entity which would constitute an NYTC Competing User). Each Unit Owner shall notify the Board of Managers of any proposed Sale, sublease or mortgage of a Unit at least twenty (20) days prior to the effective date of any such Sale, sublease or mortgage of a Unit. Each NYTC Unit Owner shall notify promptly the FC Unit Owners at any time NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes LESS THAN twenty percent (20%). Each NYTC Unit Owner shall, from time to time within ten (10) days after request by an FC Unit Owner, certify in writing to such FC Unit Owner the amount of space within its NYTC Individual Unit that is owned pursuant to a Unit Lease by NYTC and its Affiliates and the amount of space within its Unit that is occupied by NYTC. So long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), each FC Unit Owner shall from time to time within ten (10) days after request by NYTC certify in writing to NYTC whether there are any subleases affecting its FC Individual Unit, and if so, the term of any such sublease and whether or not such sublease includes any expansion or extension options. Each FC Unit Owner agrees to include in any sublease entered into by it for space within its Unit that is subject to an NYTC purchase or sublease option under
Section 4 or Section 5 of this Article XX, a provision that the subtenant thereunder agree that upon the exercise by NYTC of such option, if any, to deliver to NYTC without cost to NYTC, copies of any drawings and/or CADD design files in such subtenant's possession for all leasehold improvements made by or on behalf of such subtenant to such Unit on an "as-built basis."

            Section 2. FC UNIT OWNERS' LOCKOUT PERIOD. Notwithstanding Section 1 of this Article XX, so long as NYTC owns a leasehold interest in (including without limitation as the tenant under a sale-leaseback or similar structure), and occupies, Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), no FC Unit Owner shall Sell its FC Individual Unit or permit the sale of an interest in said FC Unit Owner until the fifteenth (15th) anniversary of the date of the Operating Agreement [i.e. December 12, 2001] (or such earlier date as NYTC shall cease to own a leasehold interest in and occupy Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), the "LOCKOUT PERIOD") except (a) to NYTC, (b) to an Affiliate of Forest City Enterprises, Inc. or Bruce C. Ratner, (c) to a Family Member of Bruce C. Ratner, provided Bruce C. Ratner shall retain Management Control following such transfer (or, if Bruce C. Ratner shall be incompetent or deceased, then such Family Member or Family Members of Bruce C. Ratner shall retain such management control), or (d) to a trust established for the benefit of Bruce C. Ratner or his Family Members, or any further transfer to the beneficiaries of such trust, provided Bruce C. Ratner shall retain Management Control following such transfer (or, if Bruce C. Ratner shall be incompetent or deceased, then such Family Member or Family Members of Bruce C. Ratner shall retain such Management Control). Except as provided in the following sentence, any purchaser or transferee of a leasehold interest in any FC Individual Unit or any interest in FC Unit Owner shall be continue to be bound by the restrictions set forth in this Section 2. The restrictions set forth in this Section 2 shall not apply to transfers of any interest (x) in an FC Unit Owner or to a Sale of an FC Individual Unit permitted under the Recognition Agreement (which transfers and Sales shall be subject to the NYTC Participation Rights set forth in the Recognition Agreement), (y) to transfers of any FC Individual Unit in foreclosure or deed in lieu of foreclosure to any Registered Mortgagee or its nominee or any transfer of such FC Individual Unit after title has been conveyed pursuant to such foreclosure or deed in lieu of foreclosure or (z) to Ground Lessee from and after the termination of the applicable Unit Lease, or to any transfers thereafter. Any Sale in violation of this SECTION 2 shall be null and void.

            Section 3. NYTC'S RIGHT OF FIRST REFUSAL AND RIGHT OF FIRST OFFER TO PURCHASE FC INDIVIDUAL UNIT(S).

            (a) NYTC'S RIGHT OF FIRST REFUSAL. If an FC Unit Owner makes or receives a bona fide offer (or, in the case of an FC Unit Owner Interest Sale, a series of related offers) which is acceptable to such FC Unit Owner for either
(i) the Sale of any FC Individual Unit(s) owned by such FC Unit Owner to an independent third party that is not an Affiliate of such FC Unit Owner or an Affiliate of any of the members of such FC Unit Owner (an "FC INDIVIDUAL UNIT SALE") or (ii) the sale, in a single transaction or a series of related transactions, of ninety five percent (95%) or more of the membership interests of such FC Unit Owner to an independent third party that is not an Affiliate of such FC Unit Owner or an Affiliate of any of the members of such FC Unit Owner (an "FC UNIT OWNER INTEREST SALE"), such FC Unit Owner shall notify NYTC and shall deliver to NYTC a term sheet ("SECTION 3(a) TERM SHEET") fully executed by such FC Unit Owner and the prospective purchaser or transferee containing all of the pertinent terms of such proposed FC Individual Unit Sale or FC Unit Owner Interest Sale, including without limitation, the name of the proposed purchaser, the purchase price, deposit, financing arrangements, contingencies, conditions, closing date and any other economic and material non-economic terms of such transaction. Except as expressly provided in the immediately preceding sentence, the right of first refusal provided in this Section 3(a) shall not apply to a sale of any direct or indirect beneficial interest in any FC Unit Owner.

            Within the thirty (30) day period after receipt of both the notice and the Section 3(a) Term Sheet from such FC Unit Owner and delivery to NYTC of complete copies of all leases, brokerage agreements, service and maintenance agreements, union or employment agreements and other relevant and underlying documentation regarding the FC Individual Unit that is being sold (or that is owned by the FC Unit Owner that is subject to the FC Unit Owner Interest Sale) which the prospective purchaser will be required to assume or to which it will be required to take subject or as to which the FC Unit Owner will continue to have any obligations or liabilities following the FC Individual Unit Sale or FC Unit Owner Interest Sale, NYTC shall have the right to inspect such documents and to conduct other due diligence review with respect to the FC Individual Unit that is being sold or that is owned by the FC Unit Owner that is subject to the FC Unit Owner Interest Sale. NYTC or its designee shall have the option to elect within said thirty (30) day period by written notice to such FC Unit Owner, together with
(a) (i) the deposit, if any, in the amount set forth in such Section 3(a) Term Sheet, or (ii) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, a guaranty of the obligations of NYTC under the Sale and Purchase Agreement by NYTC in substantially the form attached hereto as EXHIBIT K (an "NYTC PURCHASE GUARANTY"), and (b) an executed counterpart of a Sale and Purchase Agreement in substantially the form attached hereto as EXHIBIT J (a "SALE AND PURCHASE AGREEMENT") with such changes as are necessary to conform to the provisions contained in the Section 3(a) Term Sheet (excluding however any due diligence period contained therein), either to purchase the leasehold or fee interest in the FC Individual Unit that is being sold or that is owned by the FC Unit Owner that is subject to the FC Unit Owner Interest Sale or the membership interests that are subject to the FC Unit Owner Interest Sale, in either case for an amount in cash equal to the consideration set forth in the Section 3(a) Term Sheet, which, if such consideration is not all cash, shall be valued in cash equal to the consideration set forth in the Section 3(a) Term Sheet. If, within said thirty (30) day period, NYTC or its designee elects to purchase such interest in the FC Individual Unit or the FC Unit Owner and delivers either such deposit or NYTC Purchase Guaranty (as the case may be) together with the Sale and Purchase Agreement to the FC Unit Owner, then the FC Unit Owner shall promptly execute (or cause the members in the FC Unit Owner to execute, as the case may be) a counterpart of the Sale and Purchase Agreement and deliver it to NYTC or its designee. The closing shall take place on the later to occur of(i) the closing date set forth in the Section 3(a) Term Sheet and (ii) sixty (60) days after NYTC elects to purchase such interest (or the first Business Day thereafter), and time shall be of the essence as of the date which is ten (10) Business Days after the date set forth in clause (i) or (ii) of this sentence, as the case may be. If NYTC fails to exercise such right and deliver such deposit or NYTC Purchase Guaranty (as the case may be), together with the Sale and Purchase Agreement within the time and in the manner required in this
SECTION 3(a), or waives such right in writing, such FC Unit Owner shall be free to consummate the FC Individual Unit Sale or FC Unit Owner Interest Sale to the proposed purchaser for the consideration and upon the other provisions set forth in the Section 3(a) Term Sheet, provided the provisions of the Section 3(a) Term Sheet are in accordance with and subject to the provisions of this Declaration and By-Laws. NYTC agrees to execute and deliver to the FC Unit Owner and the proposed purchaser at the earlier of(x) the end of said thirty (30) day period and (y) the date it waives this right of first refusal in writing, a waiver and estoppel letter (the "NYTC WAIVER AND ESTOPPEL LETTER") in the form attached hereto as EXHIBIT O with the appropriate section reference and dates, names and addresses completed as appropriate. The failure of NYTC to execute and deliver an NYTC Waiver and Estoppel Letter shall in no event invalidate its failure to exercise its right of first refusal under this Section 3(a) and the consequent waiver of such right.

            If the FC Individual Unit Sale or FC Unit Owner Interest Sale pursuant to this Section 3(a) is not consummated within twelve (12) months after the expiration of the earlier of the date NYTC fails to exercise its right of first refusal as hereinabove required and the date NYTC waives such right in writing (the "12-MONTH PERIOD"), the FC Unit Owner shall be required to comply again with the provisions of this Section 3(a) and re-offer the Unit in question to NYTC prior to any FC Individual Unit Sale or FC Unit Owner Interest Sale, whether such proposed FC Individual Unit Sale or FC Unit Owner Interest Sale is on the same or different terms (or to the same or different prospective purchaser) as set forth in the original notice and Section 3(a) Term Sheet sent to NYTC, and the 30-day period for NYTC to accept such offer hereinabove provided for shall again apply to such re-offer. In addition, in the event the FC Unit Owner modifies the terms set forth in the original Section 3(a) Term Sheet at any time (i.e., whether or not during the 12-Month Period), FC Unit Owner shall be required to comply again with the provisions of this Section 3(a) and re-offer the Unit in question to NYTC on such modified terms prior to the FC Individual Unit Sale or FC Unit Owner Interest Sale, and the 30-day period for NYTC to accept such offer hereinabove provided for shall again apply with respect to such re-offer; provided, however, that (i) if the sole change in terms is a reduction of the purchase price and/or other consideration for the FC Individual Unit Sale or FC Unit Owner Interest Sale such that the total amount of the purchase price and other consideration is not less than 95% of the total purchase price and other consideration contained in the original Section 3(a) Term Sheet, and (ii) such re-offer to NYTC is made during the sixty (60) day period following the date NYTC waives or is deemed to have waived the offer contained in the original Section 3(a) Term Sheet pursuant to this Section 3(a), the obligation to re-offer the Unit or interests to NYTC shall nevertheless apply, but the time period for NYTC to accept such re-offer of the Unit or interests shall be limited to (i) five (5) Business Days following receipt of the revised Section 3(a) Term Sheet if such reduction is being made in connection with a proposed FC Individual Unit Sale or FC Unit Owner Interest Sale to the purchaser set forth in the original Section 3(a) Term Sheet, and
(ii) ten (10) Business Days following receipt of the revised Section 3(a) Term Sheet if such reduction is being made in connection with a proposed FC Individual Unit Sale or FC Unit Owner Interest Sale to a purchaser other than the purchaser set forth in the original Section 3(a) Term Sheet. NYTC agrees to execute and deliver to the FC Unit Owner and the proposed purchaser at the earlier of (x) the end of said five (5) Business Day or ten (10) Business Day period (as the case may be) and (y) the date it waives this right of first refusal in writing, an NYTC Waiver and Estoppel Letter with the appropriate section reference and dates, names and addresses completed as appropriate. The failure of NYTC to execute and deliver an NYTC Waiver and Estoppel Letter shall in no event invalidate its failure to exercise its right of first refusal under this Section 3(a) and the consequent waiver of such right.

            The restrictions on an FC Unit Owner and the rights of NYTC under this SECTION 3(a) shall not apply (i) in the event of a FC Individual Unit Sale or FC Unit Owner Interest Sale in foreclosure or deed in lieu of foreclosure or any transfer of such FC Individual Unit or membership interest, partnership interest or stock thereafter by a Registered Mortgagee or its nominee, (ii) to any transfer of an FC Individual Unit pursuant to clause (a), (b), (c) or (d) of
SECTION 2 of this ARTICLE XX, (iii) any transfers of an FC Individual Unit or interest in an FC Unit Owner otherwise permitted under the Recognition Agreement, subject to the terms thereof (iv) unless NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), (v) to transfers to Ground

Lessee from and after the termination or re-entry pursuant to Section 14.3 of the applicable Unit Lease or transfers by Ground Lessee to other governmental agencies, departments, bureaus or controlled entities, but shall apply to subsequent transfers, and (vi) as to any FC Individual Unit at any time after the applicable FC Unit Owner has conveyed such FC Individual Unit to a Subsequent Unit Transferor, after which Section 3(b) below shall govern.

            (b) NYTC'S RIGHT OF FIRST OFFER. In the event NYTC elects not to exercise its right of first refusal to acquire an FC Individual Unit(s) or membership interests in the FC Unit Owner pursuant to SECTION 3(a) of this
ARTICLE XX and such FC Individual Unit(s) or membership interests in the FC Unit Owner are transferred to the prospective purchaser (such purchaser and any subsequent purchaser of such FC Individual Unit(s) or membership interests in the FC Unit Owner are herein collectively called, a "SUBSEQUENT FC UNIT TRANSFEROR"), then NYTC shall have a right of first offer as to (i) the Sale of any FC Individual Unit(s) owned by such Subsequent FC Unit Transferor to an independent third party that is not an Affiliate of such Subsequent FC Unit Transferor or an Affiliate of any of the members of such Subsequent FC Unit Transferor (a "SUBSEQUENT FC INDIVIDUAL UNIT SALE") or (ii) the sale, in a single transaction or a series of related transactions, of ninety five percent (95%) or more of the membership interests of such Subsequent FC Unit Transferor to an independent third party that is not an Affiliate of such Subsequent FC Unit Transferor or an Affiliate of any of the members of such Subsequent FC Unit Transferor (a "SUBSEQUENT FC UNIT OWNER INTEREST SALE"). If such Subsequent FC Unit Transferor wishes to make a Subsequent FC Individual Unit Sale or a Subsequent FC Unit Owner Interest Sale, such FC Subsequent Unit Owner shall notify NYTC and shall deliver to NYTC a term sheet ("SECTION 3(b) TERM SHEET") containing all of the pertinent terms of such proposed Subsequent FC Individual Unit Sale or Subsequent FC Unit Owner Interest Sale, including without limitation, purchase price, deposit, financing arrangements, contingencies, conditions, closing date and any other economic and material non-economic terms of such transaction. Except as expressly provided in the immediately preceding sentence, the right of first offer provided in this Section 3(b) shall not apply to a sale of any direct or indirect beneficial interest in any FC Unit Owner.

            Within the thirty (30) day period after receipt of both the notice and the Section 3(b) Term Sheet from such FC Unit Owner and delivery to NYTC of complete copies of all leases, brokerage agreements, service and maintenance agreements, union or employment agreements and other relevant and underlying documentation regarding the FC Individual Unit that is being offered for Sale or that is owned by the Subsequent FC Unit Transferor that is subject to the proposed Subsequent FC Unit Owner Interest Sale which a purchaser will be required to assume or to which it will be required to take subject or as to which the Subsequent FC Unit Transferor will continue to have any obligations or liabilities following the Subsequent FC Individual Unit Sale or Subsequent FC Unit Owner Interest Sale, NYTC shall have the right to inspect such documents and to conduct other due diligence review with respect to the FC Individual Unit that is being sold or that is owned by the Subsequent FC Unit Transferor that is subject to the Subsequent FC Unit Owner Interest Sale. NYTC or its designee shall have the option to elect within said thirty (30) day period by written notice to such Subsequent FC Unit Transferor, together with (a) (i) the deposit, if any, in the amount set forth in such Section 3(b) Term Sheet, or (ii) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Purchase Guaranty, and (b) an executed counterpart of a Sale and Purchase Agreement with such changes as are necessary to conform to the provisions contained in the Section 3(b) Term Sheet (excluding however any due diligence period contained therein), either to purchase the leasehold or fee interest in the Subsequent FC Individual Unit that is being offered by the Subsequent FC Unit Transferor that is subject to the Subsequent FC Unit Owner Interest Sale for an amount in cash equal to the consideration set forth in the Section 3(b) Term Sheet, which, if such consideration is not all cash, shall be valued in cash equal to the consideration set forth in the Section 3(b) Term Sheet. If, within said thirty (30) day period, NYTC or its designee elects to purchase such interest in the FC Individual Unit and delivers either such deposit or NYTC Purchase Guaranty (as the case may be) together with the Sale and Purchase Agreement to the Subsequent FC Unit Transferor, then the Subsequent FC Unit Transferor shall promptly execute (or cause the members of the FC Unit Transferor to execute) a counterpart of the Sale and Purchase Agreement and deliver it to NYTC. The closing shall take place on the later to occur of (i) the closing date set forth in the Section 3(b) Term Sheet and (ii) sixty (60) days after NYTC elects to purchase such interest (or the first Business Day thereafter), and time shall be of the essence as of the date which is ten (10) Business Days after the date set forth in clause (i) or (ii) of this sentence, as the case may be. If NYTC fails to exercise such right and deliver such deposit or NYTC Purchase Guaranty (as the case may be), together with the Sale and Purchase Agreement within the time and in the manner required in this
SECTION 3(b), or waives such right in writing, such FC Unit Owner shall be free to consummate the Subsequent FC Individual Unit Sale or Subsequent FC Unit Owner Interest Sale for the consideration and upon the other provisions set forth in the Section 3(b) Term Sheet, provided the provisions of the Section 3(b) Term Sheet are in accordance with and subject to the provisions of this Declaration and By-Laws. NYTC agrees to execute and deliver to the Subsequent FC Unit Transferor at the earlier of (x) the end of said thirty (30) day period and (y) the date it waives this right of first refusal in writing, an NYTC Waiver and Estoppel Letter with the appropriate section reference and dates, names and addresses completed as appropriate. The failure of NYTC to execute and deliver an NYTC Waiver and Estoppel Letter shall in no event invalidate its failure to exercise its right of first offer under this Section 3(b) and the consequent waiver of such right.

            If the Subsequent FC Individual Unit Sale or Subsequent FC Unit Owner Interest Sale pursuant to this Section 3(b) is not consummated within twelve (12) months after the expiration of the earlier of the date NYTC fails to exercise its right of first offer as hereinabove required and the date NYTC waives such right in writing (the "OFFER PERIOD"), the Subsequent FC Unit Transferor shall be required to comply again with the provisions of this Section 3(b) and re-offer the Unit in question to NYTC prior to any Subsequent FC Individual Unit Sale or Subsequent FC Unit Owner Interest Sale, whether such proposed Subsequent FC Individual Unit Sale or Subsequent FC Unit Owner Interest Sale is on the same or different terms as set forth in the original notice and
Section 3(b) Term Sheet sent to NYTC, and the 30-day period for NYTC to accept such offer hereinabove provided for shall again apply to such re-offer. In addition, in the event the Subsequent FC Unit Transferor modifies the terms set forth in the original Section 3(b) Term Sheet at any time (i.e., whether or not during the 12-Month Period), the Subsequent FC Unit Transferor shall be required to comply again with the provisions of this Section 3(b) and re-offer the Unit or interests in question to NYTC on such modified terms prior to the Subsequent FC Individual Unit Sale or Subsequent FC Unit Owner Interest Sale, and the 30-day period for NYTC to accept such offer hereinabove provided for shall again apply with respect to such re-offer; provided, however, that (i) if the sole change in terms is a reduction of the purchase price and/or other consideration for the Subsequent FC Individual Unit Sale or

Subsequent FC Unit Owner Interest Sale such that the total amount of the purchase price and other consideration is not less than 95% of the total purchase price and other consideration contained in the original Section 3(b) Term Sheet, and (ii) such re-offer to NYTC is made during the sixty (60) day period following the date NYTC waives or is deemed to have waived the offer contained in the original Section 3(b) Term Sheet pursuant to this Section 3(b), the obligation to re-offer the Unit or interests to NYTC shall nevertheless apply, but the time period for NYTC to accept such re-offer of the Unit or interests shall be limited to ten (10) Business Days following receipt of the revised Section 3(b) Term Sheet. NYTC agrees to execute and deliver to the Subsequent FC Unit Transferor at the earlier of (x) the end of said ten (10) Business Day period and (y) the date it waives this right of first refusal in writing, an NYTC Waiver and Estoppel Letter with the appropriate section reference and dates, names and addresses completed as appropriate. The failure of NYTC to execute and deliver an NYTC Waiver and Estoppel Letter shall in no event invalidate its failure to exercise its right of first offer under this
Section 3(b) and the consequent waiver of such right.

            The restrictions on a Subsequent FC Unit Transferor and the rights of NYTC under this SECTION 3(b) shall not apply (i) in the event of a transfer of a Subsequent FC Individual Unit Sale or Subsequent FC Unit Owner Interest Sale in foreclosure or deed in lieu of foreclosure or any transfer of such FC Individual Unit or membership interest, partnership interest or stock thereafter by a Registered Mortgagee or its nominee, (ii) to any transfer of an FC Individual Unit pursuant to clause (a), (b), (c) or (d) of SECTION 2 of this
ARTICLE XX, (iii) any transfers of an FC Individual Unit or interest in an FC Unit Owner otherwise permitted under the Recognition Agreement, subject to the terms thereof, (iv) unless NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%) and (v) to transfers to Ground Lessee from and after the termination or re-entry pursuant to Section 14.3 of the applicable Unit Lease or to transfers by Ground Lessee to other governmental agencies, departments, bureaus or controlled entities, but shall apply to subsequent transfers.

            (c) Nothing contained in this SECTION 3 shall be deemed to give any FC Unit Owner the right to Sell any Unit during the Lockout Period, except as expressly set forth herein.

            Section 4. NYTC'S PURCHASE OPTIONS. So long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), NYTC shall have the following purchase options:

            (a) Subject to SECTION 6 of this ARTICLE XX, and in lieu of the option described in SUBSECTION 5(a) of this ARTICLE XX, on the tenth (10th) anniversary of the commencement date of the term of the first sublease for space located within the FC Collective Unit (the "FIRST SUBLEASE COMMENCEMENT DATE"), but in no event earlier than the twelfth (12th) anniversary of the date on which a temporary certificate of occupancy is first issued for the core and shell of the NYTC Collective Unit (such date being hereinafter referred to as the "TRIGGER DATE"), NYTC shall have the option (at NYTC's election) to purchase the applicable FC Unit Owner's leasehold interest in one or both of the FC Individual Units designated as ______ and _______ on the Plans [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE ORIGINAL NYTC COLLECTIVE UNIT] for a purchase price equal to Fair Market Value determined in accordance with SECTION 8 of this ARTICLE XX. Such option shall be exercisable by NYTC no later than the date (herein called the "FIRST OPTION DEADLINE DATE") occurring one hundred twenty (120) days prior to the Trigger Date by written notice on or before the First Option Deadline Date to the applicable FC Unit Owner(s) together with an executed counterpart of a Sale and Purchase Agreement and either (A) an earnest money deposit in an amount equal to One Million Dollars ($1,000,000.00) per Unit to be acquired, a "Deposit") or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Purchase Guaranty in lieu of the Deposit. If such option is exercised by NYTC in accordance with this Section 4(a), then the FC Unit Owner shall promptly execute a counterpart of the Sale and Purchase Agreement and deliver it to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver the Sale and Purchase Agreement shall not in any way affect the exercise of this option by NYTC. In no event shall NYTC be obligated to assume or take subject to any Service Contract or other agreements with respect to any FC Individual Unit.

            (b) Subject to SECTION 6 of this ARTICLE XX, and in lieu of the option described in subsection 5(b) of this ARTICLE XX, on the tenth (10th) anniversary of the Trigger Date (the "SECTION 4(b) 10TH ANNIVERSARY DATE"), NYTC shall have the option (at NYTC's election) to purchase the applicable FC Unit Owner's leasehold interest in one or both of the FC Individual Units designated as _____ and______ [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE THE ORIGINAL COLLECT WE UNIT] on the Plans (or, if NYTC has exercised its option pursuant to subsection 4(a) above, then the FC Individual Units designated as ______ and _______ on the Plans) [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE UPPERMOST FLOOR OF THE NYTC COLLECTIVE UNIT] for a purchase price equal to Fair Market Value as of the date the option is exercised determined in accordance with SECTION 8 of this
ARTICLE XX. Such option shall be exercisable by NYTC no later than the date occurring one hundred twenty (120) days prior to the Section 4(b) 10th Anniversary Date (the "SECOND OPTION DEADLINE DATE") by delivering written notice to the applicable FC Unit Owner(s) together with an executed counterpart of a Sale and Purchase Agreement and either (A) a Deposit or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Purchase Guaranty in lieu of the Deposit. If such option is exercised by NYTC in accordance with this Section 4(b), then the FC Unit Owner shall promptly execute a counterpart of the Sale and Purchase Agreement and deliver it to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver the Sale and Purchase Agreement shall not in any way affect the exercise of this option by NYTC. In no event shall NYTC be obligated to assume or take subject to any Service Contract with respect to any FC Individual Unit.

            (c) Subject to SECTION 6 of this ARTICLE XX, and in lieu of the option described in subsection 5(b) of this ARTICLE XX, on the twentieth (20th) anniversary of the Trigger Date (the "SECTION 4(c) 20th ANNIVERSARY DATE"), NYTC shall have the option (at NYTC's election) to purchase the applicable FC Unit Owner's leasehold interest in one or both of the FC Individual Units designated as _____ and ___________ [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE THE UPPERMOST FLOOR OF THE NYTC COLLECTIVE UNIT] on the Plans (or, if NYTC has exercised its option pursuant to subsection 4(b) above, then the FC Individual Units designated as ______ and ____ on the Plans) [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2

FLOORS IMMEDIATELY ABOVE UPPERMOST FLOOR OF THE NYTC COLLECTIVE UNIT] for a purchase price equal to Fair Market Value of the Unit(s) being purchased as of the date the option is exercised determined in accordance with SECTION 8 of this
ARTICLE XX. Such option shall be exercisable by NYTC no later than the date occurring one hundred twenty (120) days prior to the Section 4(c) 20th Anniversary Date (the "THIRD OPTION DEADLINE DATE") by delivering written notice together with an executed counterpart of a Sale and Purchase Agreement and either (A) a Deposit or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Purchase Guaranty in lieu of the Deposit. If such option is exercised by NYTC in accordance with this Section 4(c), then the FC Unit Owner shall promptly execute a counterpart of the Sale and Purchase Agreement and deliver it to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver the Sale and Purchase Agreement shall not in any way affect the exercise of this option by NYTC. In no event shall NYTC be obligated to assume or take subject to any Service Contract or other agreements with respect to any FC Individual Unit.

            (d) At any time during the term of this Declaration that NYTC (x) shall have acquired a leasehold interest in or sublease from an FC Unit Owner, or both, and/or (y) shall have exercised options to purchase a leasehold interest in or sublease from any FC Unit Owner, or both, Units within the FC Collective Unit (as the same is constituted on the date hereof) the Common Interest in which, in the aggregate, constitutes eighty percent (80%) or more of the Common Interest attributable to the FC Collective Unit (as the same is constituted on the date hereof, not including the Retail Unit) (the "QUALIFIED PERCENTAGE OCCUPANCY PERIOD"), then NYTC shall have the option (the "SECTION 4(d) OPTION") to purchase the leasehold interests in the remaining FC Individual Units (excluding the Retail Unit and any FC Individual Unit for which NYTC previously had an option to cause the Sale to NYTC pursuant to Sections 4(a),
(b) or (c) of this ARTICLE XIX or a right of first refusal or right of first offer to acquire any FC Individual Unit pursuant to Section 3(a) or (b) of this
ARTICLE XX, but which right NYTC did not exercise, and which FC Individual Unit(s) was then sold to the prospective purchaser with respect to which NYTC had such right of first refusal or right of first offer, such FC Individual Unit being hereinafter referred to as an "EXCLUDED UNIT"). Such Section 4(d) Option shall be exercisable by NYTC by written notice to all applicable FC Unit Owners at any time during the Qualified Percentage Occupancy Period together with a Sale and Purchase Agreement for each Unit and either (A) a Deposit or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Purchase Guaranty in lieu of the Deposit. The purchase price shall be the Fair Market Value (determined as provided in SECTION 8 of this ARTICLE XX) for such FC Individual Units as of the date NYTC exercises the
Section 4(d) Option. If the Section 4(d) Option is exercised by NYTC in accordance with this Section 4(d), then the FC Unit Owner shall promptly execute a counterpart of each Sale and Purchase Agreement and deliver them to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver any such Sale and Purchase Agreement shall not in any way affect the exercise of this option by NYTC. Each Sale and Purchase Agreement shall provide that the Sale to NYTC of any such FC Individual Unit shall be subject to existing tenancies. The applicable FC Unit Owner(s) will assign all subleases for all or a portion of such FC Individual Unit(s) to NYTC and shall use reasonable efforts to obtain estoppel certificates from such subtenants in the form requested by NYTC. In no event shall NYTC be obligated to assume or take subject to any Service Contract or other agreements with respect to any FC Individual Unit.

            (e) The transfers pursuant to this SECTION 4 shall be effectuated as provided in the Sale and Purchase Agreement, including by amending the Unit Leases as provided in SECTION 9 of ARTICLE IV hereof.

            (f) Notwithstanding anything to the contrary contained in this
SECTION 4 or in SECTION 5 of this ARTICLE XX, in the event of a termination or re-entry pursuant to Section 14.3 (by reason of a default of the FC Unit Owner thereunder) of the FC Unit Lease which demises the space in the FC Collective Unit which is the subject of an option pursuant to subparagraphs (a), (b) or (c) of this SECTION 4 or Section 5(a), (b) or (c) of this ARTICLE XX prior to the last day on which such option may be exercised, and if, as of the Public Party Possession Date following such termination, there are less than five (5) years remaining prior to the last date on which such option may be exercised and the space which is the subject of such option is not then subleased by the FC Unit Owner to a third party, then the Trigger Date, Section 4(b) Anniversary Date, or
Section 4(c) Anniversary Date (each, an "ANNIVERSARY DATE") associated with such option shall be adjusted to be, at NYTC's election, either (x) the date which is 120 days after such Public Party Possession Date, in which case the First Option Deadline, Second Option Deadline or Third Option Deadline (each, an "OPTION DEADLINE"), as applicable, associated with such option shall be the date which is 45 days after such Public Party Possession Date, or (y) the date which is 5 years after the Public Party Possession Date, in which case the applicable Option Deadline shall be 120 days prior to the Trigger Date or applicable Anniversary Date. For purposes of the preceding sentence, if NYTC fails to exercise such option on or before the date which is 45 days after the Public Party Possession Date, it shall be deemed to have deferred the Trigger Date,
Section 4(b) Anniversary Date, or Section 4(c) Anniversary Date, as the case may be, to the date which is 5 years after such Public Party Possession Date. In the event the Trigger Date, is adjusted pursuant to this paragraph (f), then the
Section 4(b) Anniversary Date and Section 4(c) Anniversary Date shall each be adjusted to be, respectively, the tenth (10th) and twentieth (20th) anniversaries of the Trigger Date as so adjusted. In the event the Section 4(b) Anniversary Date is adjusted pursuant to this paragraph (f), then the Section 4(c) Anniversary Date shall be adjusted to be the tenth (10th) anniversary of the Section 4(b) Anniversary Date as so adjusted. The applicable Option Deadline for any Anniversary Date adjusted pursuant to the preceding two sentences shall likewise be adjusted to be 120 days prior to such Anniversary Date.

            (g) In the event that any Public Party (a "PUBLIC PARTY SELLER") is then the Unit Owner of a Unit which is the subject of a sale to NYTC pursuant to the exercise of a right of first refusal, right of first offer or option to purchase pursuant to Section 3 or 6 or this SECTION 4 of this ARTICLE XX, the Sale and Purchase Agreement shall be modified prior to its execution (or if the Public Party becomes the Unit Owner following the execution of such Sale and Purchase Agreement and prior to the closing thereunder, the Sale and Purchase Agreement shall be deemed automatically amended) as follows: (i) all representations and warranties made pursuant to Section 3.1 of the Sale and Purchase Agreement shall be limited to the actual knowledge of the Public Party Seller, provided however that it shall be a condition of NYTC's obligation to close under the Sale and Purchase Agreement that all such representations and warranties shall be true as of the Closing Date thereunder without reference to the Public Party Seller's knowledge (except with respect to Section 3.1.10 thereof as to which it shall be a condition of NYTC's obligation to close that such representation and warranty shall be true as of the Closing Date thereunder to the Public Party Seller's actual knowledge), and (ii) the Public Party Seller


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shall have no liability to NYTC for a default in any covenant of the seller under the Sale and Purchase Agreement which was caused by a prior (i.e., a non-Public Party Seller) Unit Owner of such Unit or which is not capable of being performed in a commercially reasonable manner by reason of the acts or omissions of prior Unit Owners, but in the event of any such default prior to the closing under the Sale and Purchase Agreement, NYTC shall have the right to terminate the Sale and Purchase Agreement and receive a refund of its deposit (if any) thereunder.

            Section 5. NYTC'S SUBLEASING OPTIONS. So long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), NYTC shall have the following subleasing options:

            (a) In lieu of the option described in SUBSECTION 4(a) of this
ARTICLE XX, NYTC shall have the option to sublease from the applicable FC Unit Owner (at NYTC's election) one or both of the FC Individual Units designated as ______ and _______ [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE ORIGINAL NYTC COLLECTIVE UNIT] on the Plans, which FC Individual Units shall be vacant and free from all claims of possession from any Person as of the Trigger Date. Such option shall be exercisable by NYTC not later than the First Option Deadline Date by written notice delivered on or before the First Option Deadline Date to such FC Unit Owner(s) together with an executed sublease (in substantially the form attached hereto as EXHIBIT L, a "NYTC SUBLEASE") for such FC Individual Unit(s) and either (A) a security deposit (which at NYTC's option may be in the form of cash or letter of credit drawn by a bank reasonably acceptable to the applicable FC Unit Owner and in form reasonably acceptable to the applicable FC Unit Owner) in an amount equal to one year's rent for each such Unit to be leased, the "SECURITY") or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, a guaranty of the obligations of NYTC under the NYTC Sublease by NYTC in substantially the form attached hereto as EXHIBIT M (an "NYTC LEASE GUARANTY") in lieu of the Security. The NYTC Sublease shall provide for (x) a term of ten
(10) years, with three (3) options to extend the term of the NYTC Sublease of ten (10) years each for a total term (as extended) of not more than forty (40) years, commencing on the Trigger Date, (y) an annual rental equal to Fair Market Rent determined in accordance with SECTION 8 of this ARTICLE XX, and (z) adjustments in the annual rental on each of the tenth (10th), twentieth (20th) and thirtieth (30th) anniversaries of the commencement date (as applicable) to reflect the then Fair Market Rent determined in accordance with SECTION 8 of this ARTICLE XX. If such option is exercised by NYTC in accordance with this
Section 5(a), then the FC Unit Owner shall promptly execute a counterpart of the NYTC Sublease and deliver it to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver the NYTC Sublease shall not in any way affect the exercise of this option by NYTC.

            (b) In lieu of the option described in SUBSECTION 4(b) of this
ARTICLE XX, NYTC shall have the option to sublease from the applicable FC Unit Owner either (at NYTC's election) one or both of the FC Individual Units designated as ______ and _______ on the Plans [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE THE ORIGINAL COLLECTIVE UNIT] on the Plans (or, if NYTC has exercised its option pursuant to subsection 5(a) above, then the FC Individual Units designated as ______ and ______ on the Plans) [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE UPPERMOST FLOOR OF THE NYTC COLLECTIVE UNIT] on the Plans which FC Individual Units shall be vacant and free from all claims of


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

possession from any Person as of the Section 4(b) 10th Anniversary Date. Such option shall be exercisable by NYTC no later than the Second Option Deadline Date by delivering written notice together with an NYTC Sublease for such FC Individual Unit, and either (A) the Security or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Lease Guaranty in lieu of the Security. The NYTC Sublease shall provide for (x) a term of ten (10) years, with three (3) options to extend the term of the NYTC Sublease of ten (10) years each for a total term (as extended) of not more than forty (40) years, commencing on the Section 4(b) 10th Anniversary Date, (y) an annual rental equal to ninety-five percent (95%) of Fair Market Rent determined in accordance with SECTION 8 of this ARTICLE XX, and (z) adjustments in the annual rental on each of the tenth (10th), twentieth (20th) and thirtieth (30th) anniversaries of the commencement date (as applicable) to reflect the then Fair Market Rent determined in accordance with SECTION 8 of this ARTICLE XX. If such option is exercised by NYTC in accordance with this Section 5(b), then the FC Unit Owner shall promptly execute a counterpart of the NYTC Sublease and deliver it to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver the NYTC Sublease shall not in any way affect the exercise of this option by NYTC.

            (c) In lieu of the option described in SUBSECTION 4(c) of this
ARTICLE XIX, NYTC shall have the option to sublease from the applicable FC Unit Owner either (at NYTC's election) one or both of the FC Individual Units designated as ______ and _______ on the Plans [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE THE UPPERMOST FLOOR OF THE NYTC COLLECTIVE UNIT] on the Plans (or, if NYTC has exercised its option pursuant to subsection 5(b) above, then the FC Individual Units designated as _____ and ______ on the Plans) [UNITS TO BE FILLED IN PRIOR TO EXECUTION TO BE THE 2 FLOORS IMMEDIATELY ABOVE UPPERMOST FLOOR OF THE NYTC COLLECTIVE UNIT] on the Plans which FC Individual Units shall be vacant and free from all claims of possession from any Person as of as of the Section 4(c) 20th Anniversary Date. Such option shall be exercisable by NYTC no later than the Third Option Deadline Date by delivering written notice together with an NYTC Sublease for such FC Individual Unit, and either (A) the Security or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Lease Guaranty in lieu of the Security. The NYTC Sublease shall provide for (x) a term of ten (10) years, with three (3) options to extend the term of the NYTC Sublease of ten (10) years each for a total term (as extended) of not more than forty (40) years, commencing on the Section 4(c) 20th Anniversary Date, (y) an annual rental equal to ninety-five percent (95%) of Fair Market Rent determined in accordance with SECTION 8 of this ARTICLE XX, and (z) adjustments in the annual rental on each of the tenth (10th), twentieth (20th) and thirtieth (30th) anniversaries of the commencement date (as applicable) to reflect the then Fair Market Rent determined in accordance with SECTION 8 of this ARTICLE XX. If such option is exercised by NYTC in accordance with this Section 5(c), then the FC Unit Owner shall promptly execute a counterpart of the NYTC Sublease and deliver it to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver the NYTC Sublease shall not in any way affect the exercise of this option by NYTC.

            (d) In addition to and not in lieu of the other rights and options of NYTC contained in Sections 3 and 4 and this Section 5 of this Article XX, if at any time during the term of this Declaration, all or any portion of any FC Individual Unit (except space within the Retail Unit and space within any Excluded Unit) (a "FIRST OFFER SPACE") shall become available for


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subleasing, then prior to subleasing such First Offer Space to any third party, the applicable FC Unit Owner shall offer to lease such First Offer Space to NYTC. Such offer shall be made in writing (a "FIRST OFFER NOTICE") given to NYTC
(x) in the case of First Offer Space comprised of one full floor of space or more, not less than eighteen (18) and not more than twenty-four (24) months prior to the date the FC Unit Owner reasonably expects such First Offer Space to be available for subleasing, (y) in the case of First Offer Space comprised of less than a full floor of space, not less than twelve (12) and not more than fifteen (15) months prior to the date the FC Unit Owner reasonably expects such First Offer Space to be available for subleasing, or (z) in the event the First Offer Space becomes available for subleasing other than by reason of the expiration of the term of the prior occupant's lease (e.g., by reason of a lease default, voluntary surrender or an offer by the existing subtenant pursuant to a right of recapture or similar right in its lease), promptly after the applicable FC Unit Owner becomes aware that such First Offer Space may become available for subleasing. Such First Offer Notice shall set forth the First Offer Space and the date (the "AVAILABILITY DATE") on which the same is expected to be available for possession by NYTC. NYTC shall have the option to sublease from the applicable FC Unit Owner(s) such First Offer Space for a term to commence on the latest of (i) the Availability Date, (ii) the date occurring sixty (60) days from the receipt of the First Offer Notice, and (iii) ten (10) days after the date vacant possession of such First Offer Space is delivered to NYTC, such option to be exercised by written notice (the "ACCEPTANCE NOTICE") to the FC Unit Owner(s) given within thirty (30) days (for up to one floor) or sixty (60) days (for more than one floor) after its receipt of a First Offer Notice, together with an NYTC Sublease and either (A) the Security or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Lease Guaranty in lieu of the Security. The NYTC Sublease shall provide for a rental equal to ninety-five percent (95%) of the Fair Market Rent for such First Offer Space determined in accordance with SECTION 8 of this ARTICLE XX and a term of ten (10) years, with three (3) options to extend the term of the NYTC Sublease of ten (10) years each for a total term (as extended) of not more than forty (40) years, and shall provide further that the rental shall be adjusted on each of the tenth (10th), twentieth (20th) and thirtieth (30th) anniversaries of the commencement date (as applicable) to reflect the then Fair Market Rent determined in accordance with SECTION 8 of this ARTICLE XX. If such option is exercised by NYTC in accordance with this Section 5(d), then the FC Unit Owner shall promptly execute a counterpart of the NYTC Sublease and deliver it to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver the NYTC Sublease shall not in any way affect the exercise of this option by NYTC. The option described in this subsection 5(d) shall not apply to the initial subletting by an FC Unit Owner of any space within an Excluded Unit, but shall apply at anytime after the initial subletting of such First Offer Space.

            The option set forth in this subsection 5(d) (i.e., the right of first offer) shall be superior to all expansion, extension and renewal rights granted to any subtenants or occupants of the FC Collective Unit, provided however, that such right of first offer shall be subject and subordinate to any option to extend the sublease term contained (i) in subleases executed by the initial occupancy tenant (an "INITIAL OCCUPANCY TENANT") of the First Offer Space in question (provided such option is contained in the original sublease with such Initial Occupancy Tenant, as distinguished from an amendment or modification of such sublease), or (ii) in subleases executed by "Major Tenants" (as such term is hereinafter defined). As used herein, the term "Major Tenant" shall mean an occupancy subtenant who is not an Initial Occupancy Tenant and


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who subleases at least two (2) floors in the FC Collective Unit (excluding space within the Retail Unit) for an initial term of not less than ten (10) years.

            Section 6. NYTC'S OPTION TO SUBLEASE V. PURCHASE. Notwithstanding anything to the contrary contained in SECTIONS 4 AND 5 of this ARTICLE XIX, if(a) NYTC desires to exercise any of its purchase options under SECTION 4, and
(b) (i) such Sale to NYTC of any FC Individual Unit would result in such FC Unit Owner incurring any prepayment penalties, breakage costs or other similar fees (collectively, "BREAKAGE COSTS") under any financing of such FC Individual Unit (other than immaterial penalties, costs or fees), or (ii) the date upon which the closing on the Sale of such Unit would occur falls within a lock-out period under such financing, then the applicable FC Unit Owner(s) must notify NYTC of such fact (the "SECTION 6 NOTICE") within fifteen (15) days after NYTC gives notice under SECTION 4 of this Article XX. NYTC shall have fifteen (15) days from the delivery of the Section 6 Notice to withdraw its notice under SECTION 4 of this Article XX to exercise such option. If NYTC does not withdraw its notice under SECTION 4 of this Article XX to exercise such option, then, NYTC shall not be permitted to exercise such purchase option, but may instead exercise its corresponding sublease option under SECTION 5 of this ARTICLE XX by delivering within fifteen (15) days thereafter to the applicable FC Unit Owner(s) an NYTC Sublease for the applicable FC Individual Unit(s) together with either (A) the Security or (B) so long as NYTC shall have a rating of A- or better as determined by the Rating Agency, an NYTC Lease Guaranty in lieu of the Security. The annual rental under such NYTC Sublease shall be equal to ten percent (10%) of what would have been the purchase price for such FC Individual Unit(s) had NYTC been permitted to exercise its purchase option under SECTION 4 of this
Article XX. Promptly upon receipt of such NYTC Sublease together with the Security or NYTC Lease Guaranty, as applicable, such FC Unit Owner shall execute a counterpart of such NYTC Sublease and deliver it to NYTC, provided however, that the failure of such FC Unit Owner to execute and/or deliver the NYTC Sublease shall not in any way affect the exercise of this option by NYTC. If the terms of any such financing permit such prepayment only upon the payment of Breakage Costs, then NYTC may nonetheless exercise its purchase option, provided, however, that (x) if such exercise is within the first ten (10) years after such financing, NYTC shall pay all such Breakage Costs and (y) if such exercise is after the tenth (10th) year of such financing, the applicable FC Unit Owner shall pay all such Breakage Costs. In no event may the terms of any financing of any FC Individual Unit provide for a lock-out period beyond ten
(10) years from the date of such financing, and, in no event shall the applicable FC Unit Owner, after receipt of a Section 6 Notice, enter into any financing encumbering the applicable FC Individual Unit which precludes the transfer of such FC Individual Unit. Upon request by NYTC from time to time, the applicable FC Unit Owner shall provide to NYTC information regarding the terms of any lock-out periods under any such financing.

            Any Section 6 Notice given by an FC Unit Owner shall set forth the first date (the "LOCKOUT EXPIRATION DATE") on which, pursuant to the terms of the FC Unit Owner's mortgage then encumbering the Unit in question, such FC Unit Owner is permitted to obtain a release of such mortgage from such Unit without the payment of Breakage Costs, which date shall in no event be longer than ten
(10) years following the date such mortgage was first granted with respect to such Unit. In the event NYTC exercises its option under this Section 6 to sublease such Unit following the giving of such Section 6 Notice (the "INTERIM SUBLEASE OPTION" the NYTC Sublease executed with respect to such Unit following the exercise of such Interim


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

Sublease Option being hereinafter called the "INTERIM NYTC SUBLEASE"), (i) there shall be a determination of the purchase price (the "SECTION 6 PURCHASE PRICE") which would have been payable had NYTC been permitted to exercise the option in question in order to establish the annual rental payable under the NYTC Sublease for such Unit in accordance with this Section 6 (i.e., 10% of such Section 6 Purchase Price), and such determination shall be made immediately following the exercise by NYTC of the Interim Sublease Option in the same manner as would have applied hereunder if NYTC had been permitted to exercise such option, and (ii) the term of such NYTC Sublease shall commence on the date which would have been established as the closing date for the purchase of such Unit in the event NYTC had been permitted to exercise the option in question for such Unit and shall end on the Lockout Expiration Date. On the Lockout Expiration Date, FC Unit Owner shall sell to NYTC and NYTC shall purchase from FC Unit Owner the Unit covered by such Interim NYTC Sublease on all of the terms and conditions which would have applied in the event NYTC had been initially permitted to exercise the option for such Unit (including that such Unit shall be conveyed free and clear of the lien of any FC Unit Owner financing), and the purchase price for such Unit shall be the Section 6 Purchase Price.

            If the applicable FC Unit Owner shall fail to comply with its obligations under this Section 6, (i) to limit lock-out periods under any financing covering a Unit to be purchased by NYTC or its designee to ten (10) years or less, or (ii) to pay any Breakage Costs which such FC Unit Owner is obligated to pay under this Section 6 with respect to any Unit, or (iii) to execute and deliver to NYTC an Interim NYTC Sublease, or (iv) to convey the Unit covered by an Interim NYTC Sublease on the Lockout Expiration Date free and clear of the lien of any FC Unit Owner financing, then, without limiting NYTC's rights and remedies on account of such failure, NYTC shall have the right, at NYTC's option, from and after the occurrence of such failure and for so long as such failure shall continue ("DEFAULT PERIOD"), to occupy such Unit under all of the terms and conditions of the NYTC Sublease, except that NYTC shall be obligated to pay only the amounts payable under Article 3 of such NYTC Sublease with respect to Default Period (i.e., payments on account of Real Estate Taxes and Operating Expenses) and NYTC shall not be obligated to pay any other amounts which would otherwise have been payable under the NYTC Sublease with respect to the Default Period."

            Section 7. AGREEMENT TO EXECUTE SUPPLEMENTAL AGREEMENT. Within ten
(10) business days after request by any Unit Owner that is made following the earlier to occur of (a) the delivery to the subtenant under the first sublease to be executed for any portion of the FC Collective Unit of possession of its premises, and (b) the date on which a temporary certificate of occupancy is first issued for the core and shell of the NYTC Collective Unit, the Unit Owners shall execute and deliver a supplemental agreement in form for recording setting forth (a) the First Sublease Commencement Date, the Trigger Date and the respective tenth (10th) and twentieth (20th) anniversaries of the Trigger Date, and (b) the last dates by which each of the respective options set forth in Sections 4(a), 4(b), 4(c), 5(a), 5(b) and 5(c) of this Article XX may be exercised, but the failure to execute such supplemental agreement shall not affect the rights and obligations of the parties pursuant to this Article XX.

            Section 8. FAIR MARKET VALUE; FAIR MARKET RENT.


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

            (a) At any time that the "Fair Market Value" of any Unit is to be determined pursuant to this Article XX, the parties seeking such determination shall, for a period of twenty (20) days, meet and attempt in good faith to agree on the Fair Market Value. If the parties do not reach agreement upon Fair Market Value within said twenty (20) days, then Fair Market Value shall be determined by arbitration using three (3) arbitrators, each of whom is a disinterested party and a member of the American Institute of Real Estate Appraisers (or any successor thereto) and has at least fifteen (15) years of experience with and is actively engaged in the valuation of high-rise premium first-class office buildings in the County, City and State of New York. In such instance, any party may serve a written notice on the others stating that an arbitration should be conducted pursuant to this Section 8(a) and stating that each party is obligated to name an arbitrator within fifteen (15) days after the giving of such notice. Within fifteen (15) days after such notice is given, (i) the NYTC Unit Owner shall nominate and appoint one (1) arbitrator, and (ii) the owner(s) of the subject FC Individual Unit(s) (collectively, the "SUBJECT UNIT OWNER(S)") shall nominate and appoint (jointly, if there is more than one (1) such party constituting the Subject Unit Owner(s)) one (1) arbitrator. If one party shall fail to name its arbitrator within the foregoing fifteen (15) day period and such failure continues for an additional period of three (3) business days after notice from the party which has named its arbitrator, then such party which has named its arbitrator shall be permitted to name the second arbitrator and shall do so within a further period of seven (7) days following expiration of the three (3) business days period. The two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, and before exchanging views as to the question at issue, appoint in writing a third arbitrator (the "THIRD VALUATION ARBITRATOR") and give written notice of such appointment to the NYTC Unit Owner and the Subject Unit Owner(s). In the event the arbitrators shall fail to appoint or agree upon a Third Valuation Arbitrator within said ten (10) day period, then the Third Valuation Arbitrator shall be selected by the parties, if they so agree upon such Third Valuation Arbitrator within a further period of five (5) business days. If the Third Valuation Arbitrator shall not be appointed or agreed upon within the time herein provided, then either party may apply to the American Arbitration Association for the appointment of such Third Valuation Arbitrator. The arbitrators shall be sworn faithfully and fairly to determine the question at issue. The question to be determined by the arbitrators shall be: "What is the Fair Market Value of the Unit(s) in question as of [the date of exercise of the applicable option or right to purchase said Unit(s)] taking into account the form of Sale and Purchase Agreement, if applicable (including without limitation Section 11.1.14 thereof)?" The arbitrators shall afford to the parties the right to submit evidence, with the privilege of cross-examination on the question at issue. Such hearings shall be concluded as expeditiously as practicable and in any event within thirty (30) days following the appointment of the Third Valuation Arbitrator. All three (3) arbitrators shall submit their determinations of Fair Market Value simultaneously in the presence of the parties on a "sealed bid" basis within fifteen (15) days after conclusion of such hearings. If the two (2) arbitrators initially appointed by the parties shall have rendered different determinations of Fair Market Value, then (i) the determination of the one of such two (2) arbitrators which is closest to the determination of the Third Valuation Arbitrator shall be deemed to be the Fair Market Value of the subject Unit(s), and (ii) if the determination of the Third Valuation Arbitrator is exactly the average of the other two (2) determinations, then the determination of the Third Valuation Arbitrator shall be deemed the Fair Market Value of the subject Unit(s). The determination of Fair Market Value in accordance with this Section 8(a) shall be binding upon the parties. Each party shall pay the fees and expenses of


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

the arbitrator appointed by it and the fees and expenses of the Third Valuation Arbitrator shall be divided equally between them. In the event any arbitrator appointed as aforesaid shall thereafter die or become unable or unwilling to act, such arbitrator's successor shall be appointed in the same manner provided in this Section 8(a) for the appointment of the arbitrator so dying or becoming unable or unwilling to act.

            (b) At any time that the "Fair Market Rent" of any Unit is to be determined pursuant to this Article XX, the parties seeking such determination shall, for a period of twenty (20) days, meet and attempt in good faith to agree on the Fair Market Rent. If the parties do not reach agreement upon Fair Market Rent within said twenty (20) days, then Fair Market Rent shall be determined by arbitration using three (3) arbitrators each of whom is a disinterested party and a licensed real estate broker in New York State and has at least fifteen
(15) years of experience with and is actively engaged in the leasing of office space in high-rise premium first-class office buildings in the County, City and State of New York. In such instance, any party may serve a written notice on the others stating that an arbitration should be conducted pursuant to this Section 8(b) and stating that each party is obligated to name an arbitrator within fifteen (15) days after the giving of such notice. Within fifteen (15) days after such notice is given, (i) the NYTC Unit Owner shall nominate and appoint one (1) arbitrator, and (ii) the Subject Unit Owner(s) shall nominate and appoint (jointly, if there is more than one (1) party constituting the Subject Unit Owner(s)) one (1) arbitrator. If one party shall fail to name its arbitrator within the foregoing fifteen (15) day period and such failure continues for an additional period of three (3) business days after notice from the party which has named its arbitrator, then such party which has named its arbitrator shall be permitted to name the second arbitrator and shall do so within a further period of seven (7) days following expiration of the three (3) business days period. The two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, and before exchanging views as to the question at issue, appoint in writing a third arbitrator (the "THIRD RENTAL ARBITRATOR") and give written notice of such appointment to NYTC and the Subject Unit Owner(s). In the event the arbitrators shall fail to appoint or agree upon a Third Rental Arbitrator within said ten (10) day period, then the Third Rental Arbitrator shall be selected by the parties, if they so agree upon such Third Rental Arbitrator within a further period of five (5) business days. If the Third Rental Arbitrator shall not be appointed or agreed upon within the time herein provided, then either party may apply to the American Arbitration Association for the appointment of such Third Rental Arbitrator. The arbitrators shall be sworn faithfully and fairly to determine the question at issue. The question to be determined by the arbitrators shall be: "What is the Fair Market Rent of the Unit(s) in question as of [the date of exercise of the applicable option or right to lease said Unit(s)] taking into account the form of NYTC Sublease, if applicable, which Fair Market Rent may include escalations, if appropriate?" The arbitrators shall afford to the parties the right to submit evidence, with the privilege of cross-examination on the question at issue. Such hearings shall be concluded as expeditiously as practicable and in any event within thirty (30) days following the appointment of the Third Rental Arbitrator. All three (3) arbitrators shall submit their determinations of Fair Market Rent simultaneously in the presence of the parties on a "sealed bid" basis within fifteen (15) days after conclusion of such hearings. If the two (2) arbitrators initially appointed by the parties shall have rendered different determinations of Fair Market Rent, then (i) the determination of the one of such two (2) arbitrators which is closest to the determination of the Third Rental Arbitrator shall be deemed to be the Fair Market Rent of the subject Unit(s), and (ii) if the determination of the Third Rental Arbitrator is exactly the average of the other two (2) determinations, then the determination of


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the Third Rental Arbitrator shall be deemed the Fair Market Rent of the subject
Unit(s). If the determinations of Fair Market Rent shall include stated increases in fixed rent, the same shall be discounted to present value at the annual rate of ten percent (10%) in order to apply the foregoing determination process. The determination of Fair Market Rent in accordance with this Section 8(b) shall be binding upon the parties. Each party shall pay the fees and expenses of the arbitrator appointed by it and the fees and expenses of the Third Rental Arbitrator shall be divided equally between them. In the event any arbitrator appointed as aforesaid shall thereafter die or become unable or unwilling to act, such arbitrator's successor shall be appointed in the same manner provided in this Section 8(b) for the appointment of the arbitrator so dying or becoming unable or unwilling to act.

            In rendering any determination of Fair Market Rent of the subject Unit(s), the arbitrators shall assume or take into consideration all of the following:

            (i) there is an open and competitive market for the subject Unit(s);

            (ii) market rents then being charged, stated increases in fixed rent, work allowances and rent concessions being granted, for comparable space in comparable buildings;

            (iii) the Unit Owner and tenant are acting prudently and are typically motivated;

            (iv) the Unit Owner and tenant are well informed and well advised and each is acting in what it considers its own best interest;

            (v) the subject Unit(s) are to be let in as-is condition, provided that the arbitrators shall not take into consideration any above building standard improvements or finishes which shall have been installed in the subject Unit(s);

            (vi) the Unit Owner will not incur certain costs customarily incurred by landlords in leasing space to unaffiliated third parties in the open market, which costs may reduce the Fair Market Rent that would otherwise be charged by a landlord in comparable circumstances, such as the following:

                  (A) the Unit Owner will not requested to provide a work allowance or work letter or incur any related expenditure in preparing the subject Unit(s) for a tenant's occupancy (including, without limitation, architect's and engineering fees, demolition costs and legal fees);

                  (B) the Unit Owner will not be required to incur any period during which the subject Unit(s) shall not be occupied or during which base rent and additional rent shall be abated;

                  (C)   the Unit Owner will not incur a brokerage commission;

                  (D) the Unit Owner will not incur any "takeover costs" or similar expenses in assuming or mitigating a potential tenant's leasing costs at another location; and


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                  (E)   the Unit Owner will not incur any advertising or
                        promotional expenditures in renting the subject Unit(s) to a prospective tenant.

            (vii) the net worth of The New York Times Company in relation to a hypothetical prospective tenant or its guarantor;

            (viii) that the tenant will pay its share of real estate taxes, PILOT and condominium common charges without base years or base amounts; and

            (ix) the term of the NYTC Sublease and the other terms and conditions of the NYTC Sublease for the subject Unit(s).

In no event, however, shall the arbitrators consider, or make any increase or decrease in the Fair Market Rent for the subject Unit(s) by reason of the fact that The New York Times Company (and/or its Affiliates) is a current occupant of the Building or that the Building is the headquarters for The New York Times Company, the arbitrators to consider the Fair Market Rent on the basis of a new transaction with an unrelated third party.

            Section 9. REGISTERED MORTGAGEE REQUIREMENTS; RIGHTS OF REGISTERED MORTGAGEES. (a) The term "REGISTERED MORTGAGE" as used herein shall mean a mortgage, as the same may be amended, modified or restated from time to time, given to secure the repayment of money or other obligation owed by a Unit Owner and held by a Lending Institution or NYTC (i) which shall comply with the provisions of this SECTION 9 and the affected Unit Owner's Unit Lease, (ii) which shall include express provisions acknowledging (y) that the lien of such mortgage is subordinate to this Declaration and the By-Laws (and the provisions thereof and hereof) and to the Board of Managers' Liens, the NYTC Board of Managers' Liens and the FC Board of Managers' Liens and (z) that the mortgagee (and its successors and assigns) will take title subject to this Declaration and the By-Laws, and (iii) a photostatic copy of which has been delivered to the other Unit Owners, the Board of Managers, the NYTC Board of Managers, the FC Board of Managers and the Ground Lessee, together with a certification by the affected Unit Owner and the mortgagee confirming that the photostatic copy is a true copy of the mortgage in question. In the event of any assignment of a Registered Mortgage or in the event of a change of address of a Registered Mortgagee or of an assignee of such Registered Mortgage, notice of the new name and address shall be provided to the other Unit Owner, the Board of Managers and the Ground Lessee. The term "REGISTERED MORTGAGEE" as used herein shall mean the holder of a Registered Mortgage from time to time.

            (b) If a Unit Owner and its Registered Mortgagee shall have served on the other Unit Owners, the Board of Managers, the NYTC Board of Managers, the FC Board of Managers and Ground Lessee, in the manner required in the preceding subparagraph, a notice specifying the name and address of such Registered Mortgagee, such Registered Mortgagee shall be given a copy of each and every notice, bill and statement and other information, correspondence and material provided for or required to be given hereunder or under the By-Laws (including if given by the Board of Managers, the NYTC Board of Managers or the FC Board of Managers) at the same time as and whenever such notice shall thereafter be given thereunder or hereunder, at the address last furnished by such Registered Mortgagee. Any Registered Mortgagee as of the date of recording of this Declaration shall be deemed to have properly delivered to the Unit Owners a notice specifying its name and address. After receipt of


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such notice from a Registered Mortgagee, no notice, bill, statement and other correspondence and material thereafter given hereunder or under the By-Laws (whether by any Unit Owner to any other Unit Owner, or by any Unit Owner to the Board of Managers, the NYTC Board of Managers or the FC Board of Managers or by the Board of Managers, the NYTC Board of Managers or the FC Board of Managers to any Unit Owner) shall be deemed to have been given hereunder or under the By-Laws unless and until a copy thereof shall have been so given to the Registered Mortgagee(s). If a Registered Mortgage so provides or otherwise requires:

                  (1) Any insurance proceeds or condemnation award payable to a Unit Owner (and not the Depositary) pursuant to its Unit Lease or hereunder shall, upon notice from a Registered Mortgagee of such Unit Owner, be delivered instead to the Unit Owner's Registered Mortgagee.

                  (2) If a Unit Owner fails to appoint an arbitrator or otherwise take any action as may be required or permitted hereunder or under the By-Laws with respect to arbitration, such appointment or action as otherwise would have been permitted by that Unit Owner may be taken within the relevant time period applicable to such Unit Owner by its Registered Mortgagee and such appointment and action shall be recognized in all respects by the other Unit Owners, the Board of Managers, the NYTC Board of Managers and the FC Board of Managers.

            (b) If more than one Registered Mortgagee having a lien on any Unit has exercised any of the rights afforded by this SECTION 9, only that Registered Mortgagee, to the exclusion of all other Registered Mortgagees, whose Registered Mortgage is most senior in lien with respect to the applicable Unit, shall be recognized by the other Unit Owners as having exercised such right, for so long as such Registered Mortgagee shall be diligently exercising its rights hereunder with respect thereto, and thereafter only the Registered Mortgagee whose Registered Mortgage is next most senior in lien with respect to the applicable Unit, shall be recognized by the other Unit Owners.

            (c) Each Unit Owner shall give its Registered Mortgagee(s) prompt notice of any arbitration or legal proceedings involving obligations hereunder or under the By-Laws. Subject to the provisions of the previous subparagraph, each Registered Mortgagee shall have the right to intervene in any such proceedings and to be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any Registered Mortgagee does not elect to intervene or become a party to any such proceedings, each Unit Owner shall give its Registered Mortgagee notice and a copy of any award or decision made in any such proceedings, which decision shall be binding on such Registered Mortgagee.

            (d) Subject to the provisions of SUBSECTION 9(c) of this ARTICLE XX, and upon receipt by any Registered Mortgagee of any notice that its mortgagor is in default hereunder, each such Registered Mortgagee (i) shall thereupon have a period of fifteen (15) Business Days more than given to such Unit Owner in each instance in the case of a default in the payment of Unit Owner Expenses or in the payment of any other sum due hereunder or under the By-Laws and thirty (30) days more than given to such Unit Owner in each instance in the case of any other default, for remedying the default, or causing the same to be remedied, or causing action to remedy the default to be commenced, and (ii) shall, within such periods and otherwise as herein


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provided, have the right to remedy such default, cause the same to be remedied or cause action to remedy such a default to be commenced. The Board of Managers, the NYTC Board of Managers and the FC Board of Managers, as applicable, shall accept performance by a Registered Mortgagee (or its designee or nominee) of any covenant, condition or agreement on a Unit Owner's part to be performed hereunder and the exercise by a Registered Mortgagee (or its designee or nominee) of Unit Owner's self-help remedies with the same force and effect as though performed or exercised by the defaulting Unit Owner.

            Notwithstanding any other provision of this Declaration or the By-Laws to the contrary (including, without limitation, the provisions of SECTION 1 of ARTICLE XXI hereof), no default or Event of Default by a Unit Owner shall be deemed to exist as long as a Registered Mortgagee within fifteen (15) Business Days after the expiration of the time given to such Unit Owner pursuant hereto or to the By-Laws to remedy the event or condition which would otherwise constitute a default or Event of Default hereunder, (A) shall have cured such default or Event of Default to the extent capable of cure by the payment of money, or (B) to the extent the same is not capable of cure by the payment of money, shall have delivered to the Board of Managers, the NYTC Board of Managers, the FC Board of Managers and Ground Lessee its written agreement to
(y) take the action necessary to cure the default and to prosecute the same to completion, or (z) if possession of the Unit is required in order to cure the default, to institute foreclosure proceedings and obtain possession directly or through a receiver, and to prosecute such proceedings with diligence and, upon obtaining such possession, commence promptly to cure the default or Event of Default and to prosecute the same to completion with diligence, provided that during the period in which such action is being taken (and any foreclosure proceedings are pending), all of the other obligations of the Unit Owner hereunder or under the By-Laws, to the extent they are reasonably susceptible of being performed by the Registered Mortgagee, are being performed. However, at any time after the delivery of the aforementioned agreement, the Registered Mortgagee may notify the Board of Managers, the NYTC Board of Managers and the FC Board of Managers in writing, that it has relinquished possession of the Unit or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, and in such event, the Registered Mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to the Board of Managers, the NYTC Board of Managers and the FC Board of Managers (except for any obligations accruing prior to the date it delivers such notice), and, thereupon, the Board of Managers, the NYTC Board of Managers and the FC Board of Managers shall have the unrestricted right to take any other action they deem appropriate by reason of any default.

            (e) In addition, notwithstanding any provision hereof or of the By-Laws to the contrary, if a Unit Owner fails to pay its Unit Owner Expenses or any other amounts due hereunder or is otherwise in default hereunder or under the By-Laws, and if the defaulting Unit Owner's Registered Mortgagee takes the actions described in subclauses (y) or (z) of the preceding subsection 9(d) (as and when provided therein), then, following the taking of any such action by the defaulting Unit Owner's Registered Mortgagee and provided that, as set forth in the last sentence of this subsection 9(e), the Registered Mortgagee taking such action shall then be current in the payment of all amounts due in respect of (or on behalf of) such defaulting Unit Owner, (i) the Registered Mortgagee shall be entitled to vote in lieu of such defaulting Unit Owner on all matters or actions to be decided upon by the Unit Owners (as if the Registered Mortgagee were the defaulting Unit Owner), (ii) the Registered Mortgagee shall be entitled to


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immediately name substitute Managers to act on the Board of Managers, the NYTC
Board of Managers and the FC Board of Managers, as the case may be, (in lieu of any Managers elected by the defaulting Unit Owner and without regard to the unexpired term of such Manager's tenure) and (iii) the Board of Managers, the NYTC Board of Managers and the FC Board of Managers, as applicable, shall rely (and be entitled to rely) on the votes of or actions taken by the Registered Mortgagee (or by any Manager elected by the Registered Mortgagee) in determining the appropriateness of any action to be taken. The right of the Registered Mortgagee (or of any Manager elected by the Registered Mortgagee) to vote on any matter to be decided upon (or any action to be taken) by the Unit Owners, as described in the preceding sentence, shall cease immediately upon the Registered Mortgagee's failure to timely pay any of the Unit Owner Expenses or other amounts due or payable by the defaulting Unit Owner for a period of more than fifteen (15) days after notice by the Board of Managers, the NYTC Board of Managers or the FC Board of Managers, as applicable, to such Registered Mortgagee. Payment or performance of any obligation of a Unit Owner by a Registered Mortgagee (prior to the date on which such Registered Mortgagee or its assignee or designee or nominee shall take title to the defaulting Unit Owner's Unit) shall not give rise to any obligation on the part of the Registered Mortgagee to pay or perform in the future.

            In the event of a conflict between the terms of this Section 9 and any applicable terms of a Unit Lease with respect to the rights or obligations of Ground Lessee, then the terms of the Unit Lease shall prevail.

            Section 10. BINDING EFFECT. The easements, covenants and restrictions created herein and in the By-Laws shall be binding upon and inure to the benefit of all parties having or acquiring any right, title or interest in or to any portion of, or interest or estate in, any Unit.

            Section 11. NO SEVERANCE OF OWNERSHIP. No Unit Owner shall execute any mortgage or other instrument conveying or mortgaging title to its Unit without including therein such Unit's Common Interest. Any such mortgage or other instrument purporting to affect one or more of such interests without including all such interests shall be deemed and taken to include the interest or interests so omitted even though the latter shall not be expressly mentioned or described therein.

            Section 12. COMPLIANCE WITH UNIT LEASES; CONVEYANCE OF UNIT LEASE IS CONVEYANCE OF UNIT. (a) Notwithstanding any provision of this Declaration to the contrary, no Unit Owner shall be permitted to voluntarily convey, sell, mortgage, pledge, hypothecate, lease or otherwise transfer its interest in any Unit (x) unless such transaction complies with the terms of its Unit Lease, (y) unless and until such Unit Owner shall have paid in full to the Board of Managers (and to the NYTC Board of Managers or the FC Board of Managers, as applicable) all unpaid Unit Owner Expenses and assessments theretofore assessed by the Board of Managers, the NYTC Board of Managers or the FC Board of Managers, as the case may be, against all of such Unit Owner's Units and (z) until such Unit Owner shall have satisfied all unpaid liens against all of its Units (and leasehold estate under its Unit Lease), other than any mortgages. This Section 12(a) shall not apply to a transfer in foreclosure or a transfer in connection with the termination of a Unit Lease by Ground Lessee due to a default thereunder.


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            (b) A Unit Owner shall convey its leasehold interest under its Unit
Lease in the event that such Unit Owner conveys or sells its Unit (I.E., a Unit cannot be conveyed separately from the Unit Lease for such Unit).

                                   ARTICLE XXI

                               DEFAULTS; REMEDIES

            Section 1. EVENTS OF DEFAULT. Each of the following events shall be deemed an "EVENT OF DEFAULT" hereunder:

            (a) if a Unit Owner shall fail to pay when due any of its Unit Owner Expenses or any other amounts due hereunder or under the By-Laws, and such default shall continue for a period of fifteen (15) days after written notice by the Board of Managers to such delinquent Unit Owner; or

            (b) if a Unit Owner shall fail to pay any monies expended by the Board of Managers in curing any default by such Unit Owner hereunder or under the By-Laws, and such default shall continue for a period of fifteen
      (15) days after written notice by the Board of Managers to such delinquent Unit Owner; or

            (c) if a Unit Owner defaults in the performance of any non-monetary obligation set forth in this Declaration or the By-Laws, and such default continues for a period of thirty (30) days following receipt by the defaulting Unit Owner from the Board of Managers of a notice of default, or, if the default is of a nature that it cannot reasonably be cured within such thirty (30) day period, if the Unit Owner fails to (i) commence such cure within such thirty (30) day period and (ii) thereafter proceed with diligence and continuity to complete such cure; or

            (d) if a Unit Owner shall fail to pay any sum owed to Ground Lessee under its Unit Lease beyond any applicable notice or grace period set forth therein; or

            (e) if a Unit Owner shall default in the performance of any other obligation of such Unit Owner under its Unit Lease beyond any applicable notice or grace period set forth therein.

            Section 2. BOARD OF MANAGERS' RIGHTS TO CURE. The Board of Managers shall have the right, but not the obligation, to cure any Event of Default by any Unit Owner (which continues following the expiration of applicable notice and grace periods, as hereinabove provided). If the Board of Managers does not cure an Event of Default within fifteen (15) days after any applicable grace period, then the non-defaulting Unit Owners shall have the right, but not the obligation, to cure such Event of Default. The Board of Managers (or the non-defaulting Unit Owner(s), as the case may be) shall notify Ground Lessee, the other Unit Owners, the defaulting Unit Owner, and each Unit Owner's Registered Mortgagee(s), of its intention to cure the defaulting Unit Owner's Event(s) of Default. Any funds expended by the Board of Managers (or the non-defaulting Unit Owner(s), as the case may be), together with interest at the Interest Rate from the date of expenditure to the date of repayment, shall be reimbursed by the defaulting


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Unit Owner to the Board of Managers (or the non-defaulting Unit Owner(s), as the case may be) on demand and shall constitute a Unit Owner Expense for all purposes hereof.

            Section 3. REMEDIES At any time following and during the continuance of an Event of Default, the Board of Managers may charge the delinquent Unit Owner (i) interest, at the Interest Rate, on all amounts owing to the Board of Managers from their due date to the date payment is actually received from the delinquent Unit Owner, and (ii) if the Board of Managers institutes a suit or other proceeding to collect sums due hereunder, reasonable attorneys' fees and costs of suit. In addition, subject to the rights of, and after the expiration of all applicable cure rights of, Ground Lessee (as provided in SECTION 4 below) and of Registered Mortgagees (as provided in ARTICLE XX hereof), the Board of Managers shall be entitled to exercise one or more of the following remedies:

            (a) the Board of Managers (on its own behalf or on behalf of Unit Owner(s) that have cured any other Unit Owner's Event of Default) may maintain an action to recover any amounts, damages and interest (at the Interest Rate) owed by the delinquent Unit Owner to the Board of Managers (or other Unit Owner(s), as the case may be), which suit shall be maintainable without the Board of Managers' waiving the Board of Manager's Lien;

            (b) the Board of Managers, which shall have (on its own behalf or on behalf of Unit Owner(s) that have cured any other Unit Owner's Event of Default) a lien on the subleasehold interest of the delinquent Unit Owner in its Unit in the amount of all unpaid Unit Owner Expenses and all other unpaid sums due from such defaulting Unit Owner hereunder or under the By-Laws (such lien, the "BOARD OF MANAGERS' LIEN") to the Board of Managers and/or the Unit Owner(s) that have cured such default, may (i) bring an action to foreclose the Board of Managers' Lien in accordance with Section 339 of the Real Property Law, and (ii) purchase the subleasehold interest of the delinquent Unit Owner's Unit at a foreclosure sale resulting from any such action; or

            (c) the Board of Managers (on its own behalf or on behalf of Unit Owner(s) that have cured any other Unit Owner's Event of Default) may proceed by appropriate judicial proceedings to enforce the specific performance or observance by the defaulting Unit Owner of the applicable provisions of this Declaration or the By-Laws from which the Event of Default arose, or exercise other equitable remedies.

            If a non-defaulting Unit Owner(s) has cured an Event of Default of another Unit Owner, the Board of Managers shall, on behalf of and at the direction of the non-defaulting Unit Owner(s), prosecute all of the Board of Managers' remedies in connection therewith and shall remit to the non-defaulting Unit Owner(s) any proceeds derived from the execution of such remedies, net of enforcement costs incurred by the Board of Managers.

            Each of the remedies herein described may be exercised concurrently or sequentially. Any Registered Mortgagee and the Ground Lessee may each bid in a foreclosure sale of any Unit, subject, however, to the applicable terms of the applicable Unit Lease.


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            Section 4. DEFAULTING UNIT OWNER'S AND REPRESENTATIVE MANAGER'S
INABILITY TO VOTE; LIMITATIONS ON ABILITY OF NON-DEFAULTING UNIT OWNERS, ACTING ALONE, TO AMEND DECLARATION. (a) Notwithstanding any provision hereof or of the By-Laws to the contrary, at any time following and during the continuance of an Event of Default, (i) the defaulting Unit Owner shall not be entitled to vote on any matter before (or action or decision to be taken by) the Unit Owners, including, without limitation, any action or decision with regard to the exercise of remedies hereunder, and (ii) any Manager elected by, or acting on behalf of, the defaulting Unit Owner shall not be entitled to vote on any matter before (or action or decision to be taken by) the Board of Managers.

            (b) Notwithstanding any provision hereof or of the By-Laws to the contrary, at any time following and during the continuance of an Event of Default and for so long as neither the defaulting Unit Owner's Registered Mortgagee nor the Ground Lessee shall be voting or be entitled to vote on behalf of (and in lieu of) such defaulting Unit Owner, the non-defaulting Unit Owners shall not amend this Declaration in any way which (i) conflicts with any provision of any Unit Lease, (ii) alters EXHIBIT C attached hereto, (iii) alters EXHIBIT D attached hereto (or the way in which Unit Owner Expenses are allocated among the Unit Owners), or (iv) alters this SECTION 4(b), SECTION 7 of ARTICLE VII hereof, SECTION 1 of ARTICLE IX hereof, SECTION 2 of ARTICLE XX hereof, or
SECTION 6 of ARTICLE XXI hereof.

            Section 5. GROUND LESSEE'S RIGHT TO CURE; GROUND LESSEE'S RIGHT TO VOTE IN LIEU OF DEFAULTING UNIT OWNER, FOLLOWING CURE BY GROUND LESSEE. (a) The Board of Managers shall give to Ground Lessee, in the manner provided in Article V of the By-Laws, a copy of each notice of default at the same time as, and whenever, any such notice of default shall thereafter be given by the Board of Managers to a defaulting Unit Owner. Notwithstanding any provision hereof to the contrary, following either (i) receipt, by Ground Lessee and the defaulting Unit Owner, of a written notice from the defaulting Unit Owner's Registered Mortgagee to the effect that such Registered Mortgagee will not (or does not intend to) cure the defaulting Unit Owner's default(s), or (ii) the expiration of the time period within which the defaulting Unit Owner's Registered Mortgagee may cure the defaulting Unit Owner's default(s) (as provided in Article XX hereof), and provided that the Registered Mortgagee shall not have cured the defaulting Unit Owner's default within such time period, the Ground Lessee thereafter shall have a period of fifteen (15) Business Days more than given to such Unit Owner in each instance in the case of a default in the payment of Unit Owner Expenses or in the payment of any other sum due hereunder or under the By-Laws and thirty
(30) days more than given to such Unit Owner in each instance in the case of any other default, for remedying the default, or causing the same to be remedied, or causing action to remedy the default to be commenced.

            In the event, however, that Ground Lessee terminates a Unit Lease or re-enters pursuant to Section 14.3 thereof, then, notwithstanding the permissive nature of this Section 5(a) or any provision hereof or of the By-Laws, Ground Lessee shall be required, to the extent the same accrue from and after the later of the date of such termination or re-entry pursuant to Section 14.3 of the applicable Unit Lease and eviction of any occupants as to which non-disturbance protection was not theretofore provided and as to which Ground Lessee has commenced eviction proceedings promptly after the termination of the Unit Lease and thereafter is diligently pursuing the same to completion (and in no event shall the Public Party Possession Date be more than one (1) year after termination of the Unit Lease or such later date as any claim


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by the defaulting Unit Owner (i) attempting to invalidate such termination of the Unit Lease or (ii) ascerting any claim to possession of the Unit, is finally resolved) (such date, the "PUBLIC PARTY POSSESSION DATE"), to pay all Unit Owner Expenses relating to such Unit and to perform all other obligations of the Unit Owner under this Declaration and the By-Laws accruing from and after the date of such termination. The Board of Managers shall accept performance by Ground Lessee of any covenant, condition or agreement on Unit Owner's part to be performed hereunder with the same force and effect as though performed by such Unit Owner.

            (b) In addition, notwithstanding any provision of this Declaration or the By-Laws to the contrary, if (x) a Unit Owner fails to pay its Unit Owner Expenses or any other amounts due hereunder, (y) the defaulting Unit Owner's Registered Mortgagee does not cure the defaulting Unit Owner's default(s) (as and when provided in ARTICLE XX hereof), and (z) an Event of Default exists under the applicable Unit Lease, (i) the Ground Lessee shall be entitled to vote on all matters or actions to be decided upon by the Unit Owners (as if the Ground Lessee were the defaulting Unit Owner), (ii) the Ground Lessee shall be entitled to name substitute Managers to act on the Board of Managers (in lieu of any Managers elected by the defaulting Unit Owner) and (iii) the Board of Managers shall rely (and be entitled to rely) on the votes of or actions taken by the Ground Lessee (or by any Manager elected by the Ground Lessee) in determining the appropriateness of any action to be taken. The right of Ground Lessee (or of any Manager elected by the Ground Lessee) to vote on any matter to be decided upon (or any action to be taken) by the Unit Owners, as described in the preceding sentence, shall cease immediately upon Ground Lessee's failure to timely pay any of the Unit Owner Expenses or other amounts due or payable by the defaulting Unit Owner.

            Section 6. BOARD OF MANAGERS' LIEN. Notwithstanding any provision of this Declaration to the contrary, any Board of Managers' Lien shall be prior to all mortgages, liens or encumbrances affecting any Unit, except liens for real estate taxes, all "Charges" (as defined in the Unit Leases) past due and unpaid on the Unit and the Ground Lessee's interest under the Unit Lease. Upon a Registered Mortgagee's payment (on behalf of a defaulting Unit Owner) to the Board of Managers at any time and from time to time of monies due to the Board of Managers (or other Unit Owner(s), as the case may be) and in satisfaction of the Board of Managers' Lien, the amount of the Board of Managers' Lien to which the lien of Registered Mortgages are subject and subordinate shall be reduced by the amount of any such payment(s) made by the Registered Mortgagee to the Board of Managers in satisfaction of the Board of Managers' Lien.

            Section 7. TITLE OF BOARD OF MANAGERS ON FORECLOSURE. In the event of the Board of Managers' assumption of any Unit Lease at a foreclosure sale, or in the event that any Unit Owner shall convey its Unit to the Board of Managers in accordance with Section 339-x of the Real Property Law, leasehold title to such Unit shall be held by the Board of Managers or its designee on behalf of all of the other Unit Owners and the Board of Managers shall have the power to hold, lease, mortgage, vote, sell or otherwise deal with such Unit. In the event that the leasehold interest in any Unit shall be so acquired by the Board of Managers, or its designee on behalf of all Unit Owners as tenants-in-common, all such Unit Owners shall be deemed to have waived all rights of partition with respect to such Unit.

            Section 8. RIGHTS, REMEDIES AND OBLIGATIONS OF THE NYTC BOARD OF MANAGERS AND FC BOARD OF MANAGERS. All of the rights, remedies and obligations of the Board of

Managers set forth in SECTIONS 1 THROUGH 7 of this ARTICLE XXI shall apply equally to the NYTC Board of Managers with respect to defaults by NYTC Unit Owners and to the FC Board of Managers with respect to defaults by FC Unit Owners, including without limitation, the right to maintain and enforce liens against Units within the NYTC Collective Unit and FC Collective Unit, respectively.

                                  ARTICLE XXII

             INTERESTS OF OWNERS, TENANTS AND OCCUPANTS SUBJECT AND
                   SUBORDINATE TO DECLARATION AND GROUND LEASE

            The respective interests of all present and future Unit Owners, and of all present and future tenants, occupants and licensees (including tenants under any lease, sublease or license granted by a Unit Owner, and any person or entity claiming under any Unit Owner), shall be subject and subordinate to this Declaration and the By-Laws, as the same may be amended from time to time in accordance herewith and therewith, as well as to the Ground Lease and any applicable Unit Lease. The terms and conditions of any future Unit Leases in all matters relating to the Common Elements and the remedies for defaults in connection therewith shall in all cases be the same or substantially the same as those contained in the other Unit Leases. The mere acquisition of an interest in or the occupancy or rental of any of the Units, or any part thereof, shall constitute an agreement and signify that the provisions of this Declaration and the By-Laws, as the same may be amended from time to time, are accepted and ratified by the purchaser, occupant or tenant. All of the provisions of this Declaration and the By-Laws, as the same may be amended from time to time in accordance herewith and therewith, shall be deemed and taken to be covenants running with the Land and Building (subject and subordinate to the Ground Lease and the Unit Leases), as though such provisions were recited and stipulated at length in each and every lease to any Unit (or to any portion of any Unit).

                                  ARTICLE XXIII

                                  MISCELLANEOUS

            Section 1. NO PERSONAL LIABILITY; GROUND LESSEE BENEFICIARY OF RIGHTS GRANTED GROUND LESSEE. All covenants, stipulations, promises, agreements and obligations of a Unit Owner contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of such Unit Owner and not of any shareholder, member, partner, director, officer, employee, lender or agent of such Unit Owner, and no recourse shall be had hereunder against any such shareholder, member, director, officer, employee, lender or agent. It is the express intention of Declarant, the Board of Managers, the NYTC Board of Managers, the FC Board of Managers and the Unit Owners that Ground Lessee (and its successors and/or assigns) shall benefit from and enjoy all of the rights granted to Ground Lessee hereunder. It is also the express intention of Declarant, the Board of Managers, the NYTC Board of Managers, the FC Board of Managers and the Unit Owners that Registered Mortgagee(s) (and their successors and/or assigns) shall benefit from and enjoy all of the rights granted to Registered Mortgagee(s) hereunder.

            Section 2. DECLARATION NOT MODIFYING TERMS OF GROUND LEASE OR UNIT LEASES. In no event shall this Declaration impair or diminish (or be construed as impairing or diminishing) any of the rights of Ground Lessor or Ground Lessee under the Ground Lease or the Unit Leases. In no event shall this Declaration waive or modify (or be construed as waiving or modifying) any provision of the Ground Lease or the Unit Leases. In the event of any inconsistency between the provisions of this Declaration and the By-Laws and the Ground Lease or the Unit Leases, as the case may be, the applicable provisions of the Ground Lease or the Unit Leases shall govern.

            Section 3. COMPLIANCE WITH UNIT LEASES. Each Unit Owner shall comply with all obligations under its Unit Lease (including all obligations relating to DUO as set forth therein). The Board of Managers shall comply with the Unit Leases as to the Common Elements (including DUO to the extent affecting the Common Elements). The NYTC Board of Managers and the FC Board of Managers shall comply with the Unit Leases as to the NYTC Limited Common Elements and the FC Limited Common Elements, respectively, including DUO to the extent affecting the NYTC Limited Common Elements and the FC Limited Common Elements, respectively. Ground Lessee is hereby made a third party beneficiary of this Section 3.

            Section 4. AMENDMENTS TO UNIT LEASES. Ground Lessee and each Unit Owner shall have the right to amend, supplement, modify and/or restate from time to time such Unit Owner's Unit Lease without the consent of the other Unit Owners so long as such amendment, supplement, modification and/or restatement shall not relate to the Common Elements and the remedies for defaults in connection therewith. A Unit Owner amending, supplementing, modifying or restating its Unit Lease shall deliver promptly to the other Unit Owners copies of any such amendment, supplement, modification or restatement.

            Section 5. CAPTIONS; EXHIBITS. The captions herein (or in the By-Laws annexed hereto) are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or the intent of any provision hereof The exhibits attached hereto are incorporated herein as if fully set forth herein.

            Section 6. CERTAIN REFERENCES. (a) The use of the masculine gender in this Declaration and the By-Laws shall be deemed to refer to the feminine gender and the use of the singular shall be deemed to refer to the plural and vice versa whenever the context so requires.

            (b) The terms "herein, "hereof' or "hereunder," or similar terms used in this Declaration, refer to this entire Declaration and not to the particular provision in which the terms are used, unless the context otherwise requires. When used in this Declaration or the By-Laws, the terms "now," the "date hereof" or the "date of this Declaration" shall mean the date on which this Declaration is filed in the Register's Office. The term "hereafter" when used in this Declaration or the By-Laws shall mean after the date on which this Declaration is filed in the Register's Office.

            (c) Whenever in the Declaration or the By-Laws the term "including" is used, it shall be deemed to mean "including, without limitation."

            (d) Whenever in the Declaration or the By-Laws the term "not be unreasonably withheld" or similar terms are used, it shall be deemed to mean "not unreasonably withheld or delayed."

            Section 7. GOVERNING LAW. This Declaration (and the By-Laws annexed hereto) shall be governed by, and construed in all respects in accordance with, the internal laws of the State of New York.

            Section 8. SEVERABILITY. If any provision of this Declaration (or the By-Laws annexed hereto) is invalid or unenforceable against any Person, party or under certain circumstances, the remainder of this Declaration (or the By-Laws, as applicable) and the applicability of such provision to other Persons, parties or circumstances shall not be affected thereby. Each provision of this Declaration (and the By-Laws annexed hereto) shall, except as othenvise herein provided, be valid and enforced to the fullest extent permitted by law.

            Section 9. WAIVER. No restriction, condition, obligation or provision contained in this Declaration (or the By-Laws annexed hereto), shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches thereof which may occur.

               [the remainder of this page is intentionally blank]

            IN WITNESS WHEREOF, Declarant has caused this Declaration to be executed as of the ___ day of ___________________________________ ,20 __.

                                   THE NEW YORK TIMES BUILDING LLC,
                                   a New York limited liability company


                                   By: FC LION LLC, a New York limited liability
                                       company

                                       By:  FC 41st Street Associates, LLC, a
                                            New York limited liability company,
                                            its managing member

                                            By: RRG 8 South, Inc., a New York
                                                corporation, its managing member

                                               By_______________________________
                                                   Name:
                                                   Title:


                                   By: NYT REAL ESTATE COMPANY LLC,
                                       a New York limited liability company

                                       By_______________________________________
                                          Name:
                                          Title: Manager

            The foregoing Declaration is hereby consented to by 42nd St. Development Project, Inc. ("42DP"), in its capacity as Ground Lessor under the Ground Lease, this __________ day of________, 20___ . 42DP's consent does not constitute and shall not be construed as effectuating (a) any waiver or modification of any provision of the Ground Lease or any Unit Lease or (b) any impairment or diminution of the respective rights, title and interests of the Ground Lessor or the Ground Lessee under the Ground Lease or any of the Unit Leases.

            42DP is executing this Declaration with the expectation and understanding that, in the event of any inconsistency between the provisions of this Declaration and the By-Laws and either the Ground Lease or the Unit Leases, as the case may be, the applicable provisions of the Ground Lease and/or Unit Leases shall govern. 42DP is also executing this Declaration to confirm its agreement to (i) provide notices to the Condominium Association and each Registered Mortgagee, as more fully described in SECTION 8 of ARTICLE XXI hereof, and (ii) be bound by the provisions of this Declaration and the By-Laws which govern approvals or consents to be provided by the undersigned.

            Declarant acknowledges (x) that this Declaration does not impose a condominium on the fee interest in the Premises, and, except as provided in
SECTION 2 of ARTICLE XVIII, no reference herein to "ownership", "conveyance", "sale", "purchase" or like terms shall refer to such fee interest and (y) that Ground Lessee shall not be bound by this Declaration and the By-Laws to the extent the same conflict with the terms of a Unit Lease.


                                          42nd ST. DEVELOPMENT PROJECT, INC

                                            By__________________________________
                                               Name:
                                               Title:


                                          THE NEW YORK TIMES BUILDING LLC,
                                          A New York limited liability company

                                          By: NYT Real Estate Company LLC, a
                                              Delaware limited liability company

                                              By:_______________________________
                                                    Name
                                                    Title: Manager

                                           By: FC Lion LLC, a New York limited
                                               liability company

                                           By: FC 41st STREET ASSOCIATES,
                                               LLC, a New York limited liability
                                               company

                                               By: RRG 8 South, Inc., a New York
                                               corporation, its managing member


                                               By:______________________________
                                                    Name:
                                                    Title:

STATE OF NEW YORK     )
                      )      ss.:
COUNTY OF NEW YORK    )

            On the _____ day of____________ in the year 200__ before me, the undersigned, a Notary Public in and for said state, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                             Notary Public

STATE OF NEW YORK     )
                      )      ss.:
COUNTY OF NEW YORK    )

            On the _____ day of____________ in the year 200_ before me, the undersigned, a Notary Public in and for said state, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                             Notary Public

STATE OF NEW YORK     )
                      )      ss.:
COUNTY OF NEW YORK    )

            On the _____ day of____________ in the year 200_ before me, the undersigned, a Notary Public in and for said state, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                             Notary Public

                             EXHIBIT A TO EXHIBIT 0

          [Applicable Section 3(a) Term Sheet/Section 3(b) Term Sheet]

                                   EXHIBIT A

                            DESCRIPTION OF PROPERTY

                                   EXHIBIT B

                                     BY-LAWS
                                       OF
                  THE NEW YORK TIMES BUILDING ASSOCIATION, INC.

                     A NEW YORK NOT-FOR-PROFIT CORPORATION

                                   ARTICLE I

                    PLAN OF LEASEHOLD CONDOMINIUM OWNERSHIP

            Section 1. NAME. These are the By-Laws of The New York Times Building Association, Inc.

            Section 2. PURPOSE. The Association is formed to serve as a means through which the Unit Owners may take action with regard to the administration, management, maintenance, repair and operation of the Premises in accordance with the Declaration, to which these By-Laws are appended as an exhibit.

            Section 3. BY-LAWS APPLICABILITY. The provisions of these By-Laws are applicable to the Association. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Declaration.

            Section 4. OFFICE. The Office of the Association and of the Board of Managers shall be located at the Building

            Section 5. FISCAL YEAR. The fiscal year of the Association shall be the calendar year unless otherwise determined by the Board of Managers.

                                   ARTICLE II

                         UNIT OWNER MEETINGS AND VOTES

            Section 1. ANNUAL MEETINGS. Within thirty (30) days after the date on which the Declaration shall be recorded in the Register's Office, Declarant shall call the first annual Unit Owners' meeting. Thereafter, annual meetings shall be held on the anniversary of such date in each succeeding year, or on such other date as shall be selected by the Unit Owners. A representative of Ground Lessee and of each Registered Mortgagee may attend any such meeting.

            Section 2. SPECIAL MEETINGS. Special meetings of the Unit Owners may be called at any time by any Unit Owner, by the President or by any Vice President. A representative of Ground Lessee and of each Registered Mortgagee may attend any such meeting.

            Section 3. NOTICE OF MEETINGS. The President or the Secretary shall mail a notice of each annual or special meeting, stating the purpose thereof as well as the time and place where it is to be held, to each Unit Owner of record, to Ground Lessee and to each Registered Mortgagee, at least ten (10) but not more than thirty (30) days prior to such meeting. Notice of any meeting need not be given to a Unit Owner who submits a waiver of notice, in person or by proxy, whether before or after the meeting, or who attends such meeting, in person or by proxy. Notice of any meeting need not be given to Ground Lessee or a Registered Mortgagee if Ground Lessee or such Registered Mortgagee submits a waiver of notice, whether before or after the meeting, or if a representative of Ground Lessee or of such Registered Mortgagee attends such meeting.

            Section 4. PLACE OF MEETINGS. Meetings shall be held at the Condominium Office in the Building, or at such other place (in New York County) as shall be selected by the Board of Managers.

            Section 5. QUORUM. (a) A quorum shall be present if a Majority in Interest of the Unit Owners (and/or their respective Registered Mortgagees and/or Ground Lessee) entitled to vote shall be present (in person or by proxy) at a meeting of the Unit Owners.

            (b) If a quorum (as described in the preceding paragraph) shall not be present or represented at any meeting of the Unit Owners, the Unit Owner(s) or person(s) entitled to vote thereat (as described in the preceding paragraph), present in person or represented by written proxy, shall have the power to adjourn the meeting from time to time, without notice other than (i) announcement of such adjournment at the meeting and (ii) notice of such adjournment to each Unit Owner not in attendance at the adjourned meeting. Any business which might have been transacted at the meeting originally noticed may be transacted at any adjourned meeting.

            Section 6. VOTING. (a) Each Unit Owner shall be entitled to one (1) vote and all decisions must be approved by a Majority in Interest of the Unit Owners, unless otherwise provided in the Declaration or these By-Laws.

            (b) Each Unit Owner may empower any Person to vote as the proxy of such Unit Owner at any meeting of Unit Owners by written proxy or authorization filed with the Secretary. Such written proxy or authorization, unless specially limited by its terms, shall remain effective until there shall be filed with the Secretary a written revocation of the same or a written proxy or authorization of later date.

            (c) As provided in SECTION 4 of ARTICLE XXI of the Declaration, at any time following and during the continuance of an Event of Default, the defaulting Unit Owner shall not be entitled to vote on any matter before (or action or decision to be taken by) the Unit Owners. In addition (i) as provided in SECTION 2(f) of ARTICLE XX of the Declaration, a Registered Mortgagee may, under the circumstances described in such section of the Declaration, vote on matters before (or actions or decisions to be taken by) the Unit Owners, and
(ii) as provided in SECTION 5(b) of ARTICLE XXI of the Declaration, Ground Lessee may, under the circumstances described in such section of the Declaration, vote on matters before (or actions or decisions to be taken by) the Unit Owners.

            Section 7. WRITTEN CONSENT OF UNIT OWNERS, REGISTERED MORTGAGEE, GROUND LESSEE. Any action required or permitted to be taken by vote at any meeting of the Unit Owners may be taken without a meeting if a written consent, setting forth the action so taken, is signed (x) subject to the provisions of
SECTION 4 of ARTICLE XXI of the Declaration, by a Majority in Interest of the Unit Owners, (y) if the action so taken requires the consent of a Registered Mortgagee, by such Registered Mortgagee and (z) if the action so taken requires the consent of Ground Lessee, by Ground Lessee.

            Section 8. UNIT OWNER DECISIONS. Notwithstanding anything to the contrary in the Declaration or these By-Laws, and subject to the provisions of
SECTION 6(c) of this ARTICLE II and the provisions of SECTION 4 of ARTICLE XXI of the Declaration, the following actions and/or decisions and/or matters shall be made or enacted only by the approval of a Majority in Interest of the Unit Owners, unless the failure to approve or perform the same constitute a default under the Unit Leases, in which case, it will be deemed approved for all purposes thereof:

                  (i) the terms of any service contract to be entered into by the Board of Managers relating to the Common Elements where the annual charges for services provided under such service contract equal or exceed One Hundred Thousand Dollars ($100,000);

                  (ii) the development and implementation of fire command and fire safety programs and procedures, the employment of a contractor to test any fire safety equipment in the Building and the terms of any such employment, and the installation of additional safety systems or devices to serve any part of the Building, including, without limitation, smoke detectors and auxiliary emergency electric power supplies, to the extent any of the foregoing is located within the Common Areas;

                  (iii) the development and implementation of security and safety programs and procedures, the employment of security guards and the terms of any such employment, and the installation of additional security or safety systems or devices to serve any part of the Common Areas in excess of the security and safety systems described in EXHIBIT N attached hereto;

                  (iv) adoption of the Budget for each calendar year, as described in ARTICLE VII of the Declaration;

                  (v) the imposition and amount of any Special Assessment(s);

                  (vi) the amount of any reserves for the Condominium, including reserves for operating costs and expenses, working capital, capital improvements and/or the performance of Work in and to the Common Elements;

                  (vii) any change in EXHIBIT C attached hereto, or in EXHIBIT D attached hereto or in the allocation of Unit Owner Expenses among the Unit Owners;

                  (viii) the expenditure of any sums not authorized to be made by the Board of Managers pursuant to these By-Laws or SECTION 2 of ARTICLE VII of the Declaration.

                  (ix) any Alteration which would (a) affect in any material respect (including any structural change in or to) any of the Common Elements, (b) result in a material change in the exterior appearance of the Building, or (c) materially modify the ingress and egress to the Common Areas;

                  (x) the selection of management companies from which the Board of Managers may solicit bids, and the terms of any management agreement entered into by the Board of Managers with respect to the management of the Common Areas pursuant to Section 1(a) of Article VI of the Declaration;

                  (xi) the borrowing of money on behalf of the Association;

                  (xii) any reduction in any of the insurance required to be maintained by the Board of Managers under these By-Laws;

                  (xiii) entering into any settlement on behalf of or confess a judgment against the Association or causing the Association to seek protection against creditors under any bankruptcy law or in any Court;

                  (xiv) entering into any contract or commitment on behalf of the Association which requires or may require under any contingency the expenditure by the Association of more than $500,000 in the aggregate or $250,000 in any calendar year, unless expressly covered in the Budget;

                  (xv) any other action, decision or matter which relates to the Common Areas;

                  (xvi) committing any act or failing to act, in any case in contravention of these By-Laws or the Declaration;

                  (xvii) decisions with regard to the leasing or licensing for use of the Rooftop Garden Space and Lobby Sublease Space.

            Section 9. EACH UNIT OWNER'S DECISIONS. Each Unit Owner shall have the right (subject to the provisions of each such Unit Owner's Unit Lease, mortgage and/or loan documents) to take all actions, and make all determinations, with respect to its Unit, to the extent that the same are not expressly reserved to a Majority in Interest of the Unit Owners pursuant to
SECTION 8 of this ARTICLE II or to the Board of Managers under the Declaration and these By-Laws.

            Section 10. UNIT OWNER CONSENTS. Notwithstanding anything in the Declaration or these By-Laws to the contrary, any decision to be made by any Unit Owner or the Board of Managers which would have a material adverse impact on any other Unit or Unit Owner must be approved in writing by the affected Unit Owner (except that no approval shall be, or is intended to be, required in connection with any such decision, if the same arises from the claimed failure of performance, default or Event of Default by any Unit Owner). Additionally, notwithstanding anything in the Declaration or these By-Laws to the contrary, no Budget may be approved without the unanimous consent of the Unit Owners which Budget exceeds in the aggregate one hundred five percent (105%) of the last Budget approved by the Unit Owners, except (i) for other items and/or in such other amounts (regardless of the amount for such item set forth in the last approved Budget) for those items the cost of which are reasonably established (such as utilities, insurance and real estate taxes or PILOT), (ii) to replace or repair broken or worn out items (regardless of the amount thereof) as necessary to maintain the Building as a high-rise premium first-class office building, (iii) to comply with DUO as the same pertains to the Common Elements and (iv) to comply with the Site 8 South Subway Agreement.

            Section 11. RIGHTS, PRIVILEGES AND OBLIGATIONS OF THE NYTC UNIT OWNERS. All of the rights, privileges and obligations of the Unit Owners and the Board of Managers set forth in SECTIONS 1 THROUGH 10 of this ARTICLE II shall apply equally to the NYTC Unit Owners and NYTC Board of Managers, respectively, with respect to the NYTC Limited Common Elements as if the NYTC Unit Owners were the Unit Owners, the NYTC Board of Managers were the Board of Managers, the NYTC Limited Common Elements were the Common Elements and a Majority in Interest of the NYTC Unit Owners were a Majority in Interest of the Unit Owners.

            Section 12. RIGHTS, PRIVILEGES AND OBLIGATIONS OF THE FC UNIT OWNERS. All of the rights, privileges and obligations of the Unit Owners and the Board of Managers set forth in SECTIONS 1 THROUGH 10 of this ARTICLE II shall apply equally to the FC Unit Owners and FC Board of Managers, respectively, with respect to the FC Limited Common Elements as if the FC Unit Owners were the Unit Owners, the FC Board of Managers were the Board of Managers, the FC Limited Common Elements were the Common Elements and a Majority in Interest of the FC Unit Owners were a Majority in Interest of the Unit Owners.

                                  ARTICLE III

        BOARD OF MANAGERS; NYTC BOARD OF MANAGERS; FC BOARD OF MANAGERS

            Section 1. A. NUMBER -- QUALIFICATIONS.

            (i) BOARD OF MANAGERS. There shall be a Board of Managers of the Association consisting of nine (9) Managers, which Managers shall be appointed pursuant to the following formula, and notice of such appointments shall be delivered promptly to the Unit Owners:

                  (a) The Retail Unit Owner shall appoint one (1) Manager;

                  (b) The NYTC Board of Managers (on behalf of the NYTC Unit Owners) shall appoint five (5) Managers; and

                  (c) The FC Board of Managers (on behalf of the FC Unit Owners) shall appoint three (3) Managers.

The initial Board of Managers shall be:

                  (a) ____________________, appointed by the Retail Unit Owner;

                  (b) ____________________, ____________________,
____________________, __________________ and _______________, appointed by the
NYTC Board of Managers (on behalf of the NYTC Unit Owners); and

                  (c) ________________, _______________,and _____________,
appointed by the FC Board of Managers (on behalf of the FC Unit Owners).

Subject to these By-Laws and the rights of a Registered Mortgagee under SECTION 2(f) of ARTICLE XX of the Declaration and of Ground Lessee pursuant to SECTION 5 of ARTICLE XXI of the Declaration, each Manager shall hold office until the next annual meeting of the Unit Owners or such earlier or later time that his or her successor is duly elected and qualified. The Board of Managers shall provide to each Registered Mortgagee and to the Ground Lessee, promptly upon receipt of a written request therefor, the names of each Manager comprising the Board of Managers. No Manager need be a Unit Owner or an officer, director, manager or employee of a Unit Owner, and each Manager shall be a natural person.

            (ii) NYTC BOARD OF MANAGERS. There shall be an NYTC Board of Managers consisting of five (5) Managers which Managers shall be elected at a meeting, or, in the case of a failure to act at any such meeting, at a special meeting called for such purpose, of the NYTC Unit Owners, by vote of a Majority In Interest of NYTC Unit Owners. Each NYTC Unit Owner shall be entitled to five
(5) votes, each of which may be cast for one or more of the prospective Managers of the NYTC Board. Each Manager shall hold office until the next annual meeting of the NYTC Unit Owners or such earlier or later time that his or her successor is duly elected and qualified. Until the first meeting of NYTC Unit Owners, the NYTC Board of Managers shall be ______, _____, _____, _____, and ________. The
NYTC Board of Managers shall provide to each Registered Mortgagee and to the Ground Lessee, promptly upon receipt of a written request therefor, the names of each Manager comprising the NYTC Board of Managers. No Manager need be the NYTC Unit Owner, and each Manager shall be a natural person.

            (iii) FC BOARD OF MANAGERS. There shall be an FC Board of Managers consisting of five (5) Managers which Managers shall be elected at a meeting, or, in the case of a failure to act at any such meeting, at a special meeting called for such purpose, of the FC Unit Owners, by vote of a Majority In Interest of FC Unit Owners. Each FC Unit Owner shall be entitled to five (5) votes, each of which may be cast for one or more of the prospective Managers of the FC Board. Each Manager shall hold office until the next annual meeting of the FC Unit Owners or such earlier or later time that his or her successor is duly elected and qualified. Until the first meeting of FC Unit Owners, the FC Board of Managers shall be ___, _____, _____, _____, and ________. The FC Board of Managers shall provide to each Registered Mortgagee and to the Ground Lessee, promptly upon receipt of a written request therefor, the names of each Manager comprising the FC Board of Managers. No Manager need be an FC Unit Owner, and each Manager shall be a natural person.

            Section 2. VACANCY AND REPLACEMENT. If the office of any Manager becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, a successor Manager shall be appointed or elected, as the case may be, as provided in SECTION 1 of this ARTICLE III and shall hold office for the unexpired term in respect to which such vacancy occurred.

            Section 3. REMOVAL. Any Manager may be removed only for cause by the affirmative vote of a majority of the remaining Managers of the applicable board, and a successor Manager shall be appointed or elected, as the case may be, as provided in SECTION 1 of this ARTICLE III for the unexpired term of such removed Manager.

            Section 4. MEETINGS.

            (a) The Board of Managers shall hold a meeting at the place of the meetings of Unit Owners and as soon as practicable after each Unit Owners' meeting, and no notice thereof shall be necessary. Other meetings may be held at such times and at such places as the business of the Association shall require according to resolution of the Board of Managers or upon call of the President or any Manager. The Board of Managers may establish regular meetings which may be held at such places and at such times as they may from time to time by vote determine, and when any such meeting or meetings shall be so determined no further notice shall be required. Notice of any other meetings and other notices to the Managers shall be given to each Manager by the Secretary or by the Person or Persons calling the meeting by delivering written notice of such meeting to such Manager not less than five (5) days prior to the meeting. Any Manager may waive notice of any meeting of the Board of Managers in a writing signed by such Manager or such Manager's duly authorized attorney-in-fact either before, at or after the meeting. The presence of any Manager at any meeting shall be the equivalent of a waiver of the requirement of the giving of notice of said meeting to such Manager. In the case of any meeting of the Board of Managers for which a notice is required to be given in accordance with the foregoing provisions of this SECTION 4, there may be transacted at such meeting only such business as is set forth in such notice. The Board of Managers shall invite a representative of Ground Lessee and of each Registered Mortgagee to attend each meeting of the Board of Managers, including telephonic meetings of the Board of Managers conducted pursuant to SECTION 6 of this ARTICLE III, at least ten (10) but not more than thirty (30) days prior to the date any such meeting takes place.

            (b) The NYTC Board of Managers shall hold such meetings at such times and at such places as shall be necessary or desirable according to resolution of the NYTC Board of Managers or upon call of the President of the NYTC Board of Managers or any Manager thereof and otherwise in accordance with the provisions regarding the Board of Managers set forth in paragraph (a) above.

            (c) The FC Board of Managers shall hold such meetings at such times and at such places as shall be necessary or desirable according to resolution of the FC Board of Managers or upon call of the President of the FC Board of Managers or any Manager thereof and otherwise in accordance with the provisions regarding the Board of Managers set forth in paragraph (a) above.

            Section 5. QUORUM -- VOTING. Seven (7) Managers, present in person or represented by written proxy, shall constitute a quorum for the transaction of business at any meeting of the Board of Managers and, if a quorum of the Board of Managers is present at a meeting, whether present in person or represented by written proxy, then the affirmative vote of a majority in number of such Managers at said meeting shall be sufficient to adopt decisions and take action binding upon the Board of Managers. If a quorum of the Board of Managers is not present at a meeting, then such meeting may be rescheduled by written notice to the Managers, and at the rescheduled meeting, four (4) Managers present in person or represented by written proxy, shall constitute a quorum for the transaction at such meeting of only such business as is specifically set forth in the notice.

            Three (3) Managers, present in person or represented by written proxy, shall constitute a quorum for the transaction of business at any meeting of the NYTC Board of Managers or the FC Board of Managers.

            Section 6. WRITTEN CONSENT OF MANAGERS, REGISTERED MORTGAGEE AND GROUND LESSEE; TELEPHONIC MEETINGS. Any action required or permitted to be taken by vote at any meeting of the Board of Managers may be taken without a meeting if a written consent, setting forth the action so taken, is signed (x) by Managers constituting a quorum for such action, and (y) if the action so taken requires the consent of any Registered Mortgagee, by such Registered Mortgagee, and (z) if the action so taken requires the consent of Ground Lessee, by Ground Lessee. Managers (and a representative of Ground Lessee and of each Registered Mortgagee) may participate in any meeting by means of a conference telephone or similar communications equipment in which all Persons participating in such meeting can hear each other and such participation shall constitute presence at such a meeting.

            Section 7. POWERS.

            A. BOARD OF MANAGERS. Subject to the provisions of the Declaration and SECTION 8 and SECTION 10 of ARTICLE II, (i) the property and business of the Association shall be managed by the Board of Managers for the benefit of all the Unit Owners, and (ii) the powers of the Board of Managers shall, hereof, specifically include but not be limited to the following items:

            (a) To determine the cost of (and to deliver Board of Managers' Statements relating to and collect) Unit Owner Expenses;

            (b) Subject to the Budget, and subject to the limitations of ARTICLE VII of these By-Laws, to make repairs, restore or alter any Units or the Common Elements after damage or destruction by fire or other casualty or as a result of condemnation or eminent domain proceedings;

            (c) To enter into and upon the Units, when reasonably necessary, in connection with the maintenance, care and preservation of the Condominium (including, without limitation, the Common Elements);

            (d) To open bank accounts on behalf of the Association and to designate the signatories to such bank accounts;

            (e) To insure and keep insured the Common Elements and Units in accordance with ARTICLE VI of these By-Laws, and, as provided therein, to adjust and settle insurance claims;

            (f) To collect delinquent assessments by suit or otherwise, and to abate nuisances;

            (g) Subject to the Budget, to employ and terminate the managing agent for the Common Elements;

            (h) Subject to the Budget, to employ, and terminate the employment of, employees and independent contractors (other than the managing agent for the Common Elements) and to purchase supplies and equipment for the Common Elements;

            (i) Subject to the Budget, to retain such attorneys, accountants and other professionals as the Board of Managers deems advisable in exercising any of its powers;

            (j) To bring and defend actions on behalf of the Association, and to enforce obligations of Unit Owners;

            (k) To borrow money on behalf of the Association when required in connection with the operation or maintenance of the Common Elements or the performance of Work in and to the Common Elements, provided that (y) the Board of Managers provides ten (10) days' prior written notice to all of the Unit Owners of such borrowing, and (z) no lien to secure repayment of any sum so borrowed may be created on any Unit or the Common Elements;

            (l) Subject to ARTICLE XII of the Declaration, preparing, executing and recording on behalf of all Unit Owners, as their attorney-in-fact, coupled with an interest, amendments of the Declaration and/or these By-Laws, if requested by Declarant or any other Unit Owner and approved as required and permitted under the Declaration or these By-Laws;

            (m) To control power shutoffs and other interruptions of the normal functioning of the Condominium, to facilitate the performance of Work in or to particular Units and/or the Common Elements, which is permitted or required under the Declaration and these By-Laws. In making determinations under the preceding sentence, the Board of Managers will comply with all relevant provisions of the Declaration and make all reasonable efforts to disrupt the business operations of Unit Owners and its tenants as little as possible under the circumstances then prevailing;

            (n) Subject to the provisions of the Declaration, these By-Laws, the Ground Lease and each Registered Mortgage, to grant such easements, licenses or rights of way as may, at any time, be required for the benefit of the Condominium and Unit Owners;

            (o) If requested by a Unit Owner, to cooperate with such Unit Owner (at such Unit Owner's sole cost and expense) in any protest or complaint or administrative or judicial review commenced by such Unit Owner to correct or contest the tax assessments of the Unit owned by such Unit Owner (it also being the understanding of the Unit Owners that each Unit Owner shall cooperate with the other Unit Owner in the conduct, by such other Unit Owner, of any such protest, complaint, review or contest, at the complainant's request and expense); and

            (p) To carry out any other duties imposed upon the Board of Managers pursuant to the Declaration and these By-Laws.

The Board of Managers and its officers shall have no liability or responsibility for the operation, care, upkeep or maintenance of the Units, except as provided in the Condominium Law and except that the Board of Managers shall be liable for its gross negligence, bad faith and willful misconduct.

            B. NYTC BOARD OF MANAGERS. Subject to the provisions of the Declaration and SECTION 8 and SECTION 10 of ARTICLE II, (i) the NYTC Board of Managers shall manage the NYTC Limited Common Elements for the benefit of all the NYTC Unit Owners, and (ii) the powers of the NYTC Board of Managers shall, hereof, specifically include but not be limited to the following items:

            (a) To determine the cost of (and to deliver statements relating to and collect) NYTC Unit Owner Expenses; and

            (b) To carry out any other duties imposed upon the NYTC Board of Managers pursuant to the Declaration and these By-Laws.

The NYTC Board of Managers and its officers shall have no liability except for its gross negligence, bad faith and willful misconduct.

            C. FC BOARD OF MANAGERS. Subject to the provisions of the Declaration and SECTION 8 and SECTION 10 of ARTICLE II, (i) the FC Board of Managers shall manage the FC Limited Common Elements for the benefit of all the FC Unit Owners, and (ii) the powers of the FC Board of Managers shall, hereof, specifically include but not be limited to the following items:

            (a) To determine the cost of (and to deliver statements relating to and collect) FC Unit Owner Expenses; and

            (b) To carry out any other duties imposed upon the FC Board of Managers pursuant to the Declaration and these By-Laws.

The FC Board of Managers and its officers shall have no liability except for its gross negligence, bad faith and willful misconduct.

            Section 8. COMPENSATION. Managers shall receive no compensation for their services.

            Section 9. FIDELITY BONDS.

            (a) The Board of Managers may require that all persons handling or responsible for Association funds (including any managing agent) shall furnish adequate fidelity bonds. The premiums on such bonds will be borne by the Unit Owners in proportion to their respective Common Interests.

            (b) The NYTC Board of Managers may require that all persons handling or responsible for NYTC Collective Unit funds shall furnish adequate fidelity bonds. The premiums on such bonds will be borne by the NYTC Unit Owners in proportion to their respective Common Interests in all of the NYTC Individual Units, collectively.

            (c) The FC Board of Managers may require that all persons handling or responsible for FC Collective Unit funds shall furnish adequate fidelity bonds. The premiums on such bonds will be borne by the FC Unit Owners in proportion to their respective Common Interests in all of the FC Individual Units, collectively.

            Section 10. INDEMNIFICATION OF MANAGERS, OFFICERS AND EMPLOYEES. To the fullest extent permitted by law, the Unit Owners shall jointly and severally indemnify each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that (a) he, or his testator or intestate, is or was a Manager or an officer of the Board of Managers, NYTC Board of Managers or FC Board of Managers or (b) he, or his testator or intestate, being or having been a Manager or an officer of the Board of Managers, NYTC Board of Managers or FC Board of Managers, served any other corporation of any type or kind, domestic or foreign, in any capacity, at the request of the Unit Owners or (c) if such person is Ground Lessee, the exercise of any right or fulfillment of any obligation granted or imposed upon Ground Lessee under the Declaration or these By-Laws (except, in each case described in this SECTION 10, in respect of such Person's willful misconduct or breach of the Declaration or these By-Laws or unless any such Person acted in a grossly negligent manner or in bad faith, in which event the foregoing indemnity shall not apply, but, except in the case of any indemnity inuring to the benefit of Ground Lessee, such indemnity shall be subordinated to any Registered Mortgage and shall not constitute a claim against a Unit Owner to the extent cash flow from the related Unit is insufficient to pay the same).

            Section 11. INSURANCE FOR INDEMNIFICATION. To the fullest extent permitted by law and to the extent available at commercially reasonable premium costs, the Board of Managers may purchase and maintain insurance to indemnify Managers and Officers of the Association in instances in which they may be indemnified by the Unit Owners under the provisions of this ARTICLE III. The cost of purchasing and maintaining such insurance shall be a Unit Owner Expense to be shared by the Unit Owners in proportion to their respective Common Interests. If the NYTC Board of Managers or FC Board of Managers desires to purchase such insurance, the cost shall be borne by the NYTC Unit Owners or FC Unit Owners, as the case may be, in proportion to their respective Common Interests.

                                   ARTICLE IV

                                    OFFICERS

            Section 1. NUMBER. The Officers of the Association shall be a President, a Vice President or such number of Vice Presidents as the Board of Managers may from time to time determine, a Secretary, a Treasurer and such other Officers as may be elected in accordance herewith. The NYTC Board of Manager and the FC Board of Managers may appoint such officers as they shall determine from time to time. Any two or more offices may be held by the same Person, except that no person may hold the offices of both President and Treasurer or President and Secretary. For so long as NYTC occupies Units within the Building, the Common Interest attributable to which, in the aggregate, constitutes at least twenty percent (20%), NYTC shall have the right to appoint the President of the Association.

            Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATION. Each officer specifically designated in this ARTICLE IV shall be elected by the Board of Managers (or the NYTC Board of Managers or FC Board of Managers, as the case may be) and shall hold office until the next meeting of Unit Owners (or NYTC Unit Owners or FC Unit Owners, as the case may be) and until a successor shall have been elected, or until his death, resignation or removal in the manner hereinafter provided. No officer, except the President and Treasurer, need be a Manager. No officer need be a Unit Owner or an officer, manager or employee of a Unit Owner.

            Section 3. SUBORDINATE OFFICERS AND AGENTS. The Board of Managers (and the NYTC Board of Managers and FC Board of Managers) may from time to time elect other officers, including, without limitation, one or more Assistant Secretaries and/or Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Managers (and the NYTC Board of Managers and FC Board of Managers, respectively) may from time to time determine and shall be subject to removal at the pleasure of the Board of Managers (and the NYTC Board of Managers and FC Board of Managers, respectively).

            Section 4. REMOVAL. Any officer elected by the Board of Managers may be removed at any time, either with or without cause, by the affirmative vote of the Board of Managers. Officers elected by the NYTC Board of Managers and FC Board of Managers, as the case may be, may also be removed by such boards.

            Section 5. VACANCIES. Any vacancy occurring in any office may be filled by the board that initially appointed such officer.

            Section 6. PRESIDENT. The President of any board shall be the chief executive officer of such board and, subject to the control of such board, shall preside over meetings of such board and meetings of the Unit Owners represented by such board and exercise general supervision over the affairs and business of such board. The President shall, in general, have all powers and perform all duties incident to the office of President and chief executive officer and shall exercise and perform such other powers and duties as may from time to time be assigned by to it by the board appointing it or as otherwise prescribed by these By-Laws.

            Section 7. VICE PRESIDENTS. Each Vice President shall, in general, have all powers and perform all duties incident to the office of Vice President and shall exercise and perform such other powers and duties as may from time to time be assigned by the board appointing it or the President of such board or as otherwise prescribed by these By-Laws. In the absence or disability of the President, the Vice President or, if more than one, the Vice Presidents in such order as the appointing board may from time to time determine, shall exercise the powers and perform the duties of the President.

            Section 8. THE SECRETARY. The Secretary shall act as secretary at, and keep the minutes of, the meetings of Unit Owners and of the Managers, and cause the same to be recorded in books provided for that purpose. The Secretary shall, in general, have all powers and perform all duties incident to the office of Secretary and shall exercise and perform such other powers and duties as may from time to time be assigned by the board appointing it or the President or as otherwise prescribed by these By-Laws.

            Section 9. THE TREASURER. The Treasurer shall have custody of the funds of the Association and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Association. The Treasurer of the Association shall cause all monies and other valuable effects to be deposited in the name and to the credit of the Association in such depositories as may be designated by the Board of Managers. The Treasurer shall cause the funds of the Association to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the President and the Board of Managers, whenever requested, (a) an account of all transactions as Treasurer and of the financial condition of the Association, and
(b) true copies of all financial statements and/or reports prepared by the Association's accountants. The Treasurer shall, in general, have all powers and perform all duties incident to the office of Treasurer and shall exercise and perform such other powers and duties as may from time to time be assigned by the Board of Managers or the President or prescribed by these By-Laws. The Treasurer of the NYTC Board of Managers shall have the same rights and obligations with respect to the NYTC Limited Common Elements as the Treasurer of the Board of Managers has in respect of the Common Elements. The Treasurer of the FC Board of Managers shall have the same rights and obligations with respect to the FC Limited Common Elements as the Treasurer of the Board of Managers has in respect of the Common Elements.

            Section 10. AGREEMENTS. All agreements and other instruments shall be executed by the President or such other person as may be designated by the Board of Managers.

            Section 11. CHECKS. All checks or demands for money and notes of the Association shall be signed by both the President and Treasurer, or by such other officer or officers or such other person or persons as the Board of Managers may from time to time unanimously designate.

            Section 12. COMPENSATION. Officers shall receive no compensation for their services.

                                   ARTICLE V

                                    NOTICES

            Section 1. DEFINITION. Whenever under the provisions of the Declaration or these By-Laws, any notice, demand, request or other communication required or permitted hereunder (including any bill, demand or statement) is required to be given to the Board of Managers, the Ground Lessee or any Unit Owner, any such notice shall be in writing and shall be deemed to have been duly given and received (a) if personally delivered with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time delivered on a Business Day or, if not a Business Day, the next succeeding Business Day), or (b) by nationally recognized overnight courier (any notice or communication so sent being deemed to have been received on the first succeeding Business Day subsequent to the day so sent), in each case addressed to the Board of Managers or such Unit Owner at such address as appears on the books of the Association or to the Ground Lessee at the address set forth in
SECTION 20.01 of the Unit Leases or at such other address given to the Board of Managers by notice in accordance with the provisions of this ARTICLE V. No notice, demand, request or other communication required or permitted hereunder shall be effective unless given as aforesaid.

            Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the Declaration, or of these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed the equivalent thereof.

                                   ARTICLE VI

                                   INSURANCE

            Section 1. INSURANCE REQUIREMENTS. (a) The Board of Managers shall obtain and maintain the insurance required in this SECTION 1, and the premiums for all such insurance shall be a Unit Owner Expense to be shared by the Unit Owners in proportion to their respective Common Interests: (1) fire insurance with all risk coverage, vandalism and malicious mischief endorsements, insuring the Common Elements and covering the interests of the Association, the Board of Managers and all Unit Owners and their Registered Mortgagees, as their respective interests in the Common Elements may appear, in an amount equal to 100% of the full replacement value of the portions of the Building required to be insured against loss or damage pursuant to this clause (1) (exclusive of foundations and footings), without deduction for depreciation; (2) workers' compensation insurance, New York State disability benefits insurance and employer's liability coverage covering any employees of the Association; (3) boiler and machinery insurance on equipment constituting part of the Common Elements; (4) commercial general liability coverage, or equivalent liability coverage, with respect to ownership, operation, maintenance, use and control against liability for injury or damage to persons or property in or upon the Common Elements, including the sidewalks; (5) water damage insurance; (6) combination crime insurance, including blanket employee dishonesty, forgery or alteration, covering the Board of Managers, officers of the Association, any employees of the Board of Managers and the Association and also covering the managing agent, if any; (7) directors' and officers' liability insurance for members of the Board of Managers and officers of the Association; and (8) any other insurance deemed advisable or necessary by the Board of Managers or usually maintained by owners of property similar to the Premises (to the extent same relates to the Common Elements or matters affecting the Board of Managers, as opposed to matters relating to the Units exclusively). To the extent not specified above, all such insurance shall be in such amounts as the Board of Managers shall from time to time determine to be reasonable (it being understood, however, that the liability insurance policy to be maintained by the Board of Managers as described in clause (4) hereof shall not in any event be in an amount less than ____________ Dollars ($______)(4) in the aggregate and per occurrence).

            (b) All policies of property insurance shall contain, if obtainable at reasonable rates, an "Agreed Amount" endorsement. Duplicate originals of all policies of property insurance and of all renewals thereof, together with proof of payment of premiums, shall be

----------
(4) To be completed at time of execution delivered to Ground Lessee, the Unit Owners and all Registered Mortgagees as soon as possible prior to expiration of the then current policies (provided however that certificate(s) evidencing the existence thereof shall be delivered to Ground Lessee, the Unit Owners and all Registered Mortgagees prior to the expiration of such policies). Prior to obtaining any policy of property insurance, and at three (3) year intervals thereafter (or more often, if deemed appropriate by the Board of Managers), the Board of Managers shall obtain an appraisal from a property insurance company or otherwise of the full replacement value of the portions of the Building required to be insured against loss or damage pursuant to clause (1) of SECTION 1(a) above (exclusive of foundations and footings), without deduction for depreciation, for the purpose of determining the amount of property insurance to be obtained pursuant to this Section. The cost of any such appraisal shall be borne by the Unit Owners to be shared by the Unit Owners in proportion to their respective Common Interests.

            (c) For the insurance policies required pursuant to subparagraph (a) above, each Unit Owner, Ground Lessee and the Board of Managers shall be additional insureds as their interests may appear. Each Registered Mortgagee shall be named as "mortgagee" under a standard New York State mortgagee clause or its equivalent, and the Depositary shall be named as "loss payee, as agent for the insureds." For any builder's risk insurance obtained by the Board of Managers, any general contractor or construction manager shall be named as an "additional named insured" with respect to any of such general contractor's or construction manager's materials which are to become part of the Building. All losses payable under policies issued under this SECTION 1 of this ARTICLE VI shall be payable to the Depositary who shall hold and/or disburse the same in strict accordance with the Unit Leases, the Declaration, these By-Laws and the Depositary Agreement or as otherwise directed by all of the insureds and the Registered Mortgagees in writing.

            (d) In connection with Work performed by the Board of Managers, if not already covered by insurance policies then maintained by the Association, the Association shall also obtain and maintain installation floater coverage in an amount equal to the cost of the contract for any such Work or cause its contractors to maintain equivalent insurance.

            (e) Any insurance maintained by the Association may provide for such commercially reasonable deductible amounts as the Board of Managers determines from time to time.

            Section 2. UNIT OWNER'S INSURANCE REQUIREMENTS. (a) In addition to obtaining and maintaining all insurance required under its Unit Lease, each Unit Owner shall, at its sole cost and expense, maintain or cause to be maintained at all times (i) fire insurance with all risk coverage, vandalism and malicious mischief endorsements, insuring its Unit and the contents thereof (except to the extent covered under the insurance maintained by the Board of Managers), in an amount equal to 100% of the full replacement value of the leasehold interest in the Unit or portion thereof insured, without deduction for depreciation, (ii) commercial general liability coverage, or equivalent liability coverage, against liability for injury or damage to persons or property in or upon the Premises, including the sidewalks, and shall be in the minimum amount of ___________________ Dollars ($________) in the aggregate and per occurrence, and
(iii) business interruption insurance in an amount not less than the sum of the cost to each such Unit Owner of its Unit Owner Expenses hereunder, and each such Unit Owner's debt service payments, for the ensuing one year period. The Unit Owner's insurance shall be primary and any other insurance available to the Board of Managers, other Unit Owners, Declarant or any other additional insured shall be excess. The foregoing clauses (i) through (iii) shall not be applicable to The City of New York if it succeeds to ownership of a Unit and the foregoing clause (iii) shall not be applicable to any other Public Parties succeeding to ownership of a Unit.

            (b) Any Unit Owner performing Work in the Building shall, at its sole cost and expense, maintain or cause to be maintained by its contractor or otherwise the following insurance during its performance of any Work:

            1. Workers' Compensation and Disability Benefits Insurance as required by the laws of the State of New York and Employer's Liability Insurance; and

            2. Products/Completed Operations Coverage to the extent such insurance coverage is not already included in the Unit Owner's policy required to be maintained under paragraph (a) above.

            (c) No Unit Owner shall (1) do or permit any act or thing to be done in or to its Unit which will invalidate or be in conflict with any Insurance Requirements or with the provisions of any public liability, property or other policy of insurance at any time carried by the Association with respect to the Premises, (2) keep anything in its Unit which is prohibited by the Fire Department, the Board of Managers, the Board of Fire Underwriters, or any fire insurance rating organization or other authority having jurisdiction or (3) permit a Unit to be used in any manner which will increase the insurance rate for the Premises over that in effect as of the date of the Declaration, unless such Unit Owner pays the additional cost thereof as provided below.

            (d) Certificate(s) evidencing the existence of any policy required to be maintained by a Unit Owner hereunder shall be delivered promptly to (and kept with) the Board of Managers. As soon as possible prior to the expiration or termination date of any policy, each Unit Owner shall deliver a renewal or replacement policy, or certificate(s) evidencing the existence thereof, to the Board of Managers together with proof of the payment of the premium therefor. In the event that any Unit Owner fails to provide evidence of insurance required to be provided by such Unit Owner hereunder and does not cure such default within three (3) business days after request therefor by the Board of Managers, the Board of Managers shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be assessed against the defaulting Unit Owner's Unit and payable by such Unit Owner.

            (e) Nothing herein shall preclude or prevent any Unit Owner from obtaining or maintaining insurance which is greater in coverage or scope than that which is required hereunder.

            Section 3. GENERAL INSURANCE MATTERS. The policies of insurance required to be maintained under SECTIONS 1 and 2 of this ARTICLE VI shall meet the following criteria:

            (a) The policies of insurance shall be from a company rated in the A.M. Best Key Rating Guide with ratings of at least A and of at least X and such company shall be licensed to do business in the State of New York.

            (b) The policies shall contain a provision that before any change or cancellation of a policy, at least ninety (90) days' advance written notice, either by regular mail or by certified mail, return receipt requested, shall be given (1) in the case of insurance under SECTION 1 above, to Ground Lessee, all Unit Owners and Registered Mortgagees, and (2) in the case of insurance under
SECTION 2 above, to the Board of Managers.

            All policies for property insurance maintained by the Board of Managers under SECTION 1 above and by the Unit Owners under SECTION 2 above shall contain waivers of subrogation (and the Unit Owners shall require the same waivers from any subtenants of their Units). The Board of Managers and each Unit Owner, on its own behalf and on behalf of its subtenants, hereby releases all other Unit Owners and their respective subtenants with respect to any claim (including a claim for negligence) which the releasing party might otherwise have against such released parties for loss, damage or destruction to its Unit, or any property owned by the releasing party therein, or interruption of rents earned therefrom, in either case to the extent to which the releasing party is, or is required to be, insured under a policy or policies containing a waiver of subrogation as provided in this Section.

            Section 4. ADDITIONAL REQUIREMENTS; UNIT LEASES GOVERN. Notwithstanding anything to the contrary contained herein, in no event shall the insurance policies obtained by the Board of Managers or by any Unit Owner pursuant to this ARTICLE VI contain or be deemed to impose limits or standards which are lower than those limits or standards required under the Unit Leases and, if the provisions of the Unit Leases contain additional obligations to those set forth in this ARTICLE VI, then such provisions shall be deemed to be incorporated herein by this reference and shall constitute additional requirements under these By-Laws. If the provisions of the Unit Leases contain or are deemed to impose limits or standards which are lower than those limits or standards required hereunder, the Unit Leases shall control.

                                  ARTICLE VII

                     CASUALTY AND CONDEMNATION; DEPOSITORY;
                DISBURSEMENT OF RESTORATION FUNDS BY DEPOSITORY

            Section 1. UNIT LEASES GOVERN. Notwithstanding any provision of the Declaration or these By-Laws, and without limiting the general principle that the Unit Leases control in all cases, the relevant provisions of each Unit Lease shall control with respect to (a) the Repair of the Units following any fire or other casualty to the Units, the Common Elements, the NYTC Limited Common Elements or the FC Limited Common Elements, (b) the Repair of the Units following any condemnation or taking of all or any portion of the Units, the Common Elements, the NYTC Limited Common Elements or the FC Limited Common Elements and (c) any other matter addressed by this ARTICLE VII.

            Section 2. APPOINTMENT OF DEPOSITARY. The Depositary shall be appointed in the manner hereinafter provided to receive any insurance proceeds and any condemnation award (if any) paid in respect of (and to be applied to reconstruct) Common Elements (it being hereby agreed that any proceeds of fire insurance and any condemnation award paid (or to be paid) in respect of the Common Elements, as opposed to in respect of any Unit, shall be paid to the

Depositary); to hold such monies for the benefit of the Unit Owners, the Ground Lessee, the Board of Managers and any Registered Mortgagees, as their interests may appear; and to disburse such monies and to act otherwise in accordance with the terms and provisions of the Unit Leases and these By-Laws. [_____________](5) is hereby designated as the initial Depositary on the date hereof and thereafter until it is replaced pursuant to SECTION 6 of this ARTICLE VII, unless (i) it elects, on not less than sixty (60) days' prior notice to the Unit Owners, the Ground Lessee, the Board of Managers and any other Registered Mortgagee, to resign pursuant to SECTION 6 of this ARTICLE VII or (ii) fails to materially comply with its obligations as Depositary hereunder and is removed for cause by the Unit Owners or the Board of Managers and is removed pursuant to the provisions of the Depositary Agreement. Thereafter, the Depositary shall be appointed by the Unit Owners, subject to the reasonable consent of the Registered Mortgagees, the Ground Lessee and the Board of Managers, and any dispute regarding the appointment of the Depositary shall be submitted to arbitration pursuant to the provisions of ARTICLE IX hereof. The Depositary shall be entitled to receive from each of the Unit Owners said Unit Owner's equitable share of the Depositary's reasonable fees and expenses for acting as Depositary as provided in the Depositary Agreement and may retain said fees and expenses, free of trust, from monies held by it. Any Depositary appointed to act hereunder shall execute an agreement (the "DEPOSITARY AGREEMENT") with the Unit Owners in form reasonably approved by Ground Lessee, the Unit Owners and any Registered Mortgagee.

            Section 3. LIABILITY OF DEPOSITARY. The Depositary shall not be liable or accountable for any action taken or disbursement made in good faith by the Depositary, except that arising from its own gross negligence or willful misconduct. The Depositary's reliance upon advice of independent competent counsel shall be conclusive evidence of good faith, but shall not be the only manner in which good faith may be shown. The Depositary shall have no affirmative obligation to prosecute a determination of the amount of, or to effect the collection of, any insurance proceeds or award paid (or to be paid) in respect of the Common Elements, unless the Depositary shall have been given an express written authorization from the Unit Owners. In addition, the Depositary may rely conclusively on any certificate furnished by a Certifying Professional to the Depositary which appears on its face to have been properly furnished in accordance with the remaining provisions of this ARTICLE VII and shall not be liable or accountable for any disbursement of funds made by it in reliance upon such certificate or authorization.

            Section 4. INTEREST ON DEPOSITED FUNDS. Unless otherwise specified in the Depositary Agreement, the Depositary shall purchase with any monies held by it pursuant hereto, to the extent feasible, negotiable United States Treasury bills or other United States Treasury obligations maturing within one (1) year from the date of purchase thereof, or such shorter period as, in the good faith judgment of the Depositary, would be necessary in order to have sufficient funds available for the disbursement of funds which may be required under these By-Laws. The Depositary shall hold all funds paid or delivered to it pursuant hereto, including any securities or other investments, in trust to be applied, after deducting the Depositary's fees and expenses as provided in the Depositary Agreement. Funds to be applied to the restoration of the Common Elements shall be applied to the payment of the costs of restoration before using any portion of

----------
(5) To be completed at time of execution such funds for any other purpose (other than the Depositary's fees or expenses), and then in accordance with the terms and provisions of these By-Laws. Any interest paid or received by the Depositary on monies or securities held in trust, and any gain on the redemption or sale of any securities, shall be added to the monies or securities so held in trust by the Depositary. The monies received by the Depositary pursuant to any of the provisions of these By-Laws shall not be commingled with the Depositary's own funds, and shall be held in trust by the Depositary in trust for the uses and purposes herein provided. Each condemnation award shall be held and accounted for separately by the Depositary.

            Section 5. INDEMNIFICATION OF DEPOSITARY. In consideration of the services rendered by the Depositary, the Unit Owners jointly and severally hereby agree to indemnify and hold harmless the Depositary from any and all damage, liability or expense of any kind whatsoever (including, but not limited to, reasonable attorneys' fees and expenses) incurred in the course of Depositary's duties hereunder or in the defense of any claim or claims made against Depositary by reason of its appointment hereunder, except where due to the gross negligence or willful misconduct of the Depositary.

            Section 6. APPOINTMENT OF SUCCESSOR DEPOSITARY. (a) The Depositary may resign by serving not less than sixty (60) days' prior notice on all of the Unit Owners, the Ground Lessee, the Board of Managers and the Registered Mortgagee(s). Within such sixty (60) day period, the Unit Owners jointly shall appoint a substitute who qualifies as a Depositary pursuant to the Unit Leases and SECTION 6(b) below, and the resigning Depositary shall transfer all funds, together with copies of all records, held by it as Depositary to such substitute, at which time its duties as Depositary shall cease. If the Unit Owners do not appoint a substitute within said sixty (60) days, such dispute shall be submitted to arbitration as provided in ARTICLE IX hereof. If a Depositary is not appointed within the sixty (60) day period, the resigning Depositary shall continue to hold, receive and invest any funds payable to the Depositary hereunder but shall have no other duties or obligations as Depositary other than to invest the funds as herein provided and to transfer all funds and records to the new Depositary when selected. The Depositary may, after not less than twenty (20) days' prior written notice to the Unit Owners, the Board of Managers and Ground Lessee (given no sooner than forty (40) days after the resignation notice referred to above), deposit such funds with either a court of competent jurisdiction or with a bank or trust company in New York, New York who qualifies as a Depositary.

            (b) Pursuant to SECTION 2 of this ARTICLE VII, [_________] shall serve as the initial Depositary. At such time as [_________] ceases to be a Registered Mortgagee, the Unit Owners and all Registered Mortgagees, may select a successor Depositary. Thereafter, the Unit Owners may replace the Depositary for any reason subject to the reasonable approval of the Registered Mortgagees. Further, as to any successor Depositary, if any Depositary fails to perform its obligations hereunder diligently and competently, or ceases to meet the financial requirements of a Depositary, then any Unit Owner may elect to remove and replace the Depositary upon notice to the other Unit Owner, the Ground Lessee, the Board of Managers and the Registered Mortgagees. The notice shall set forth with specificity the respect or respects in which such Depositary shall have failed to perform diligently or competently or no longer meets the financial requirements for a Depositary set forth herein, and shall be accompanied by any available evidence supporting such claim. Any such removal of the Depositary shall be subject to the reasonable approval of the other Unit Owner, Ground Lessee and the Registered Mortgagees (other than any Registered Mortgagee serving as the Depositary). Each party shall have ten (10) days from the date the aforesaid notice is given within which to approve or disapprove the removal of the Depositary (and any dispute regarding such removal shall be submitted to arbitration pursuant to the provisions of ARTICLE IX hereof). The Depositary sought to be replaced may give evidence or otherwise participate in the arbitration proceeding, but said proceeding shall not serve any purpose other than the purpose of determining whether a Unit Owner is entitled to have the Depositary replaced.

            Section 7. REPAIRS OF COMMON ELEMENTS. (a) Following a fire or other casualty involving, or a condemnation involving, any Common Elements, the Board of Managers shall apply to the Depositary for disbursement of such proceeds or of the award (such sums, together with any interest or income named thereon, but net of the reasonable fees and expenses incurred by the Depositary hereunder (including architects' and other consultants' fees, the fees of the Certifying Professional, title insurance premiums and other similar costs and expenses incurred by the Depositary), collectively, the "RESTORATION FUNDS") and shall make all necessary Repairs to any damaged Common Elements (such Repairs to the Common Elements, the "RESTORATION WORK"), with reasonable diligence, and otherwise as provided in this SECTION 7 and SECTION 8 below. The Depositary shall disburse the Restoration Funds in connection with the Restoration Work in installments as the Restoration Work progresses to (and upon submission to the Depositary of a Restoration Funds Request (as hereinafter defined) by) the Board of Managers in accordance with the provisions hereof. Each Restoration Funds Request (together with all supporting documentation) shall be sent to the Unit Owners, all Registered Mortgagees and Ground Lessee. Advances by the Depositary shall be made not more than once a month, after the Depositary's receipt of a written request therefor from the Board of Managers, addressed to the Depositary (each such request being herein called a "RESTORATION FUNDS REQUEST"), provided that:

                  (i) such Restoration Funds Request shall be accompanied by a certificate of the Board of Managers (A) requesting payment of specified amounts of the Restoration Funds equal to the amounts then due and owing to contractors or other parties for performance of all or a portion of the Restoration Work under specific contracts or agreements in respect of the Restoration Work, or to the Board of Managers as reimbursement for a cost of the Restoration Work paid by the Board of Managers, (B) describing in reasonable detail the services or materials provided under such contracts or agreements, for which Restoration Funds are then being requested, (C) stating that such payment does not exceed the amount then due and owing (or reimbursable) in respect of such services and materials under such contracts or agreements, (D) stating that all such services have theretofore been performed, and that all such materials have theretofore been incorporated as Common Elements into the Building (except for such materials specifically delineated as not yet being so incorporated into the Building), and (E) stating that the cost of such services and materials has not been previously made the basis of any Restoration Funds Request (such certificate being herein called the "BOARD OF MANAGER'S CERTIFICATE"); and

                  (ii) the Depositary receives any certificates and lien waivers required pursuant to SECTION 8 below.

            (b) There shall be retained from each advance of the Restoration Funds made on account of labor and materials an amount equal to the retainage under the applicable contract, but not less than five percent (5%) of the amount that would otherwise have been payable if there were no retainage under the applicable contract. The retainage with respect to any trade contract for construction or materials (excluding any general contractor's fee, construction manager's fee or any general conditions set forth in such contracts) shall not be payable prior to the date that is thirty (30) days after the date upon which such contract shall be fully completed (that is, the date that one hundred percent (100%) of all services and/or materials to be performed and/or provided thereunder shall have been fully performed and/or provided, including all "punch list" items).

            (c) Any Restoration Funds from insurance proceeds remaining after the completion of the Restoration Work, as certified by the Certifying Professional, shall be paid to the Unit Owner(s) in accordance with their Common Interest, provided, however that if the Depositary has received a notice from a Unit Owner and/or its Registered Mortgagee to the effect that the Registered Mortgagee is entitled to the excess Restoration Funds, then the portion of the Restoration Funds otherwise payable to the Unit Owner of the Unit secured by a Registered Mortgage shall be paid to such Registered Mortgagee.

            Section 8. CONDITIONS PRECEDENT TO DISBURSEMENT OF RESTORATION FUNDS. The Restoration Funds Request shall be accompanied by a certificate, dated not more than ten (10) days prior to such request of the Certifying Professional certifying, based upon a site observation of the Building made not more than twenty (20) days prior to the Restoration Funds Request, as to the following:

                  (i) The amount then requested to be paid either has been paid by the Board of Managers or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished services or materials for the Restoration Work, based on the Certifying Professional's estimated value of the work in place, giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of such Persons with respect thereto, any retainage, and, in reasonable detail, the progress of the Restoration Work in connection with the Restoration up to the date of the certificate.

                  (ii) No part of such expenditure has been or is being made the basis in any previous or then pending request, for the payment of Restoration Funds or has been paid out of any of the Restoration Funds.

                  (iii) The amount then requested does not exceed the cost of the services and materials described in the certificate, less the applicable retainage.

                  (iv) All the Restoration Work theretofore performed has been performed substantially in accordance with the plans and specifications for such Restoration Work.

                  (v) Except in the case of the final request for payment by the Board of Managers, the balance of the Restoration Funds held by the Depositary shall be sufficient, upon completion of the Restoration Work, to pay for such work in full, and estimating, in reasonable detail, the total and remaining costs to complete such Restoration Work.

                  (vi) In the case of the final request for payment by Owner(s), the Restoration Work shall have been fully completed (including "punchlist items").

In addition, each Restoration Funds Request shall be accompanied by waivers of all mechanic's and other similar liens with respect to all of the Restoration Work for which a Restoration Funds Request has previously been made and funded (if and only to the extent that such lien waivers have not been previously provided).

            Section 9. RESTORATION FUNDS DEFICIENCY. If, in connection with any repair or restoration, a determination that a deficiency exists has been made, or, if at any time during the prosecution of the Restoration Work the Certifying Professional reasonably estimates that the cost to complete the Restoration Work exceeds the Restoration Funds then being held by the Depositary, then (i) each Unit Owner shall deposit with the Depositary an amount equal to its share of such deficiency (which amount shall be a percentage of such deficiency determined by calculating the quotient of (A) the cost to restore such Unit Owner's Unit divided by (B) the sum of the cost to restore such Unit Owner's Unit and the aggregate cost to restore the other Units), and (ii) no monies shall be disbursed by the Depositary for Restoration Work until the provisions of this sentence or the next sentence have been satisfied. In lieu of depositing its share of such deficiency, a Unit Owner may deliver to the Depositary an irrevocable and unconditional letter of credit in favor of the Depositary in the face amount of the share of the deficiency owed by such Unit Owner or such other security as may be reasonably acceptable to the other Unit Owners, provided the same is in a form reasonably satisfactory to the Registered Mortgagee(s), which letter of credit shall expire no earlier than sixty (60) days beyond the estimated completion date for the Restoration Work. Any amounts or other security deposited hereunder, and any interest or income earned thereon, shall be drawn upon and applied by the Depositary to the extent needed to the cost of the Restoration Work after application of any insurance proceeds or condemnation awards, as the case may be, to the cost of any Restoration Work. To the extent not drawn upon and/or applied, the Depositary shall after completion of the Restoration Work, return the balance to the Unit Owner(s) who deposited the security.

            Section 10. WORK. All Repairs hereunder shall be performed in accordance with the provisions of ARTICLE X of the Declaration.

            Section 11. REALLOCATION OF COMMON INTERESTS. If the Building and/or any Unit are reconstructed or repaired following a fire or other casualty, or following a taking, and the size or volume of the Building or of any Unit changes (in the course of such reconstruction or repair) from its existing size or volume, the Board of Managers (acting on behalf of the Unit Owners) shall (y) fairly and reasonably adjust the Unit Owner's Common Interest using the same measurement standard as was used initially so that the percentage interests shall continue to reflect the proportion that the floor area of each Unit bears to the aggregate floor area of all of the Units in the Building, and (z) prepare and record in the Register's office an amendment to EXHIBIT C hereto, confirming such reallocation.

            Section 12. SECTION 339-cc OF REAL PROPERTY LAW. Declarant and each Unit Owner hereby waives the provisions of Section 339-cc of the Real Property Law and agree that the provisions of this ARTICLE VII shall govern and control in lieu thereof.

                                  ARTICLE VIII

                                   AMENDMENTS

            Section 1. GENERAL PROVISIONS REGARDING AMENDMENT.

            (a) These By-Laws may be altered, amended or added to by vote of all Unit Owners in person or by proxy at a meeting duly held in accordance with the provisions of these By-Laws.

            (b) Except with respect to non-material administrative matters under these By-Laws (which shall not require the approval of Ground Lessee, but a copy of which shall be provided to Ground Lessee not less than ten (10) business days prior to its effective date), these By-Laws shall not be amended without Ground Lessee's prior written approval. The Board of Managers shall submit a draft of any supplement, amendment or modification of these By-Laws to Ground Lessee and Ground Lessee shall have the right to approve same. Any approval or disapproval of an amendment hereto shall be given by Ground Lessee within ten (10) business days of its receipt of a written request therefor. Any amendment of these By-Laws which is entered into without Ground Lessee's prior written approval shall be void AB INITIO.

            (c) Each Unit Owner shall submit a draft of any supplement, amendment or modification of these By-Laws to its Registered Mortgagee(s) and such Registered Mortgagee(s) shall have the right to approve same (such approval not to be unreasonably withheld). Any supplement, amendment or modification which is entered into without notice to (and approval by) each Unit Owner's Registered Mortgagees shall be void AB INITIO. Any approval or disapproval of an amendment hereto shall be given by each Registered Mortgagee within ten (10) business days of each such Registered Mortgagee's receipt of a written request therefor, and each such Registered Mortgagee's failure to timely respond to any such request (I.E., within such ten (10) business day period) shall, subject to the provisions of SECTION 4 of ARTICLE XXIII of the Declaration, constitute (and be deemed to constitute) each such Registered Mortgagee's approval of the proposed amendment.

            (d) No amendment of these By-Laws shall be effective until recorded in the Register's Office.

            Section 2. EXECUTION AND DELIVERY OF AMENDMENTS. Any amendment to these By-Laws may be executed: if on behalf of the Board of Managers, by the President or Vice President and the Secretary or an Assistant Secretary of the Board of Managers; or if on behalf of a Unit Owner, by any general partner, member, officer or other authorized person of such Unit Owner. There shall be attached to such amendment an original executed Secretary's Certification, certifying that the requisite number and percentage of Unit Owners approved the amendment at a duly constituted meeting or (when permitted hereunder) in writing without a meeting, in which Certification shall be described the number or percentage of Unit Owners so consenting and (if voted upon at a meeting) the date and time of the meeting.

                                   ARTICLE IX

                                  ARBITRATION

            Section 1. SUBMISSION TO ARBITRATION. Any dispute, controversy or claim arising out of or concerning interpretation of the Declaration or these By-Laws, in which the only parties are Unit Owners or Unit Owner(s) and the Board of Managers, shall be determined and resolved by arbitration (and not by litigation) conducted in the City, County and State of New York in accordance with the terms of this ARTICLE IX and the then applicable commercial arbitration rules of the American Arbitration Association (together with any successor thereto, the "AAA"), provided that if the terms of this ARTICLE IX differ from or conflict with the then applicable commercial arbitration rules, the arbitrators shall be chosen and the arbitration shall be governed in accordance with and pursuant to the terms and provisions of this ARTICLE IX. In no event, however, shall any Unit Owner that is a Public Party be obligated to submit to arbitration any matter which is a dispute between the Ground Lessee and a Unit Owner in their capacities as lessor and lessee under a Unit Lease except as may be set forth in the applicable Unit Lease.

            Section 2. SELECTION OF ARBITRATOR. The party invoking the procedure set forth in this ARTICLE IX (the "REQUESTING PARTY") shall send a notice (such notice, the "ARBITRATION NOTICE") to the other parties to the dispute, controversy or claim (I.E., to the other Unit Owner(s) involved in the dispute, if any, and/or to the Board of Managers) (a) requesting that the dispute, controversy or claim be submitted to arbitration, (b) setting forth with particularity the nature of the dispute, controversy or claim sought to be arbitrated, and (c) stating that the party sending the Arbitration Notice desires to meet within ten (10) days with the other parties to the dispute, controversy or claim to attempt to agree on a single arbitrator (the "ARBITRATOR") to determine the dispute, controversy or claim to be arbitrated. If the parties to the dispute, controversy or claim have not agreed on a single Arbitrator within fifteen (15) days after the giving of the Arbitration Notice, then any party involved in the dispute, controversy or claim (including the Requesting Party) may apply to the local office of the AAA, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within thirty (30) days after application therefor, then any party involved in the dispute, controversy or claim (including the Requesting Party) may apply to the presiding judge of the Supreme Court of New York County (the "COURT") for the appointment of the Arbitrator and neither party to the dispute shall raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by agreement of the parties, by appointment by the AAA or by appointment by the Court, is referred to herein as the "APPOINTMENT DATE." If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement shall be appointed in the same manner as the original Arbitrator.

            Section 3. CONDUCT OF ARBITRATION PROCEEDING. (a) The arbitration shall be conducted in accordance with the then prevailing rules of the local office of the AAA, modified as follows:

                  (i) The Arbitrator shall be disinterested and impartial, shall not be affiliated with any party to the arbitration, and shall have at least ten (10) years' experience with the matter which is the subject of the arbitration.

                  (ii) Promptly following the Appointment Date, the Arbitrator shall hold one or more hearings with respect to the matter which is the subject of the arbitration. The hearings shall be held in the City of New York, at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings shall be concluded not later than forty-five (45) days following the Appointment Date.

                  (iii) The Arbitrator shall render his or her determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to all of the parties to the arbitration, within ten (10) days after the conclusion of the hearing(s) required by clause (ii) of this subparagraph.

            (b) This provision shall constitute a written agreement under the Act to submit any dispute regarding the Declaration or By-Laws to arbitration.

            (c) The arbitration decision, determined as provided in this Section, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law and judgment may be entered thereon in any court of competent jurisdiction.

            (d) Each party shall pay its own fees and expenses relating to the arbitration (including, without being limited to, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay one-half (1/2) of the fees and expenses of the AAA and of the Arbitrator, provided that the Arbitrator shall have the authority to award such fees and expenses in favor of the prevailing party if the Arbitrator determines that the position of the non-prevailing party lacked substantial basis.

            Section 4. LIMITATION ON POWER OF ARBITRATORS. The Arbitrator shall apply the law of the State of New York without regard to conflicts of laws principles and shall have no power to vary or modify any of the provisions of any of the Declaration, these By-Laws, the Ground Lease or any Unit Lease, and its powers and jurisdiction are hereby limited accordingly. In no event shall any Unit Owner seek (or shall the Arbitrator award) punitive damages, and the Arbitrator's powers shall be so limited.

            Section 5. PAYMENT OF UNDISPUTED UNIT OWNER EXPENSES DURING ARBITRATION PROCEEDING. To the extent any dispute, controversy or claim concerns liability for or payment of Unit Owner Expenses assessed against a Unit, the Unit Owner of such Unit shall pay any portion of such Unit Owner Expenses which is not in dispute within ten (10) days after a request by the Board of Managers that such dispute, controversy or claim be submitted to arbitration, or simultaneously with such a request that such dispute, controversy or claim be submitted to arbitration, if such request is made by such Unit Owner.

                                   ARTICLE X

                              COMPLIANCE WITH LAWS

            Section 1. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS. (a) The Board of Managers, the NYTC Board of Managers and the FC Board of Managers shall each comply with the certificate(s) of occupancy obtained for the Building and any Law or any Insurance Requirements covering or applicable to the Common Elements, the NYTC Limited Common Elements and the FC Limited Common Elements, respectively, except, in any instance, to the extent that a Unit Owner is required by any provision of these By-Laws or the Declaration to effect such compliance. The cost and expense of any such compliance shall be borne by the Unit Owners as a Unit Owner Expense.

            (b) Each Unit Owner, at its sole cost and expense, shall comply with any certificate(s) of occupancy for the Building (whether temporary or permanent) or any portion thereof and with any Law and any Insurance Requirement covering or applicable to the Unit of such Unit Owner, or the manner of use or operation of the Unit by such Unit Owner; PROVIDED, HOWEVER, that this clause shall not require any Unit Owner to effect compliance with any such Law or Insurance Requirement covering or applicable to the Common Elements located within such Unit.

            Section 2. BOARD OF MANAGERS', NYTC BOARD OF MANAGERS' AND FC BOARD OF MANAGERS' RIGHTS TO CONTEST.

            (a) Subject to the provisions of each Unit Lease, the Board of Managers shall have the right on behalf of all Unit Owners to contest any requirement of Law or any Insurance Requirement relating to the use, operation and maintenance of the Common Elements, provided that such contest or noncompliance is permitted under Law and does not involve any risk (except to a de minimus extent) of: (i) foreclosure, forfeiture or loss of any part of the Premises, or any interest therein; or (ii) civil or criminal liability being imposed on (v) Ground Lessee, (w) any member of the Board of Managers, (x) any Unit Owner, (y) Declarant, or (z) any Registered Mortgagee; or (ii) the creation of any lien, encumbrance or other charge against any part of the Premises; or
(iii) impairment of any insurance maintained hereunder.

            (b) Subject to the provisions of each Unit Lease, the NYTC Board of Managers shall have the right on behalf of all NYTC Unit Owners to contest any requirement of Law or any Insurance Requirement relating to the use, operation and maintenance of the NYTC Limited Common Elements, provided that such contest or noncompliance is permitted under Law and does not involve any risk (except to a de minimus extent) of: (i) foreclosure, forfeiture or loss of any part of the Premises, or any interest therein; or (ii) civil or criminal liability being imposed on (v) Ground Lessee, (w) any member of the NYTC Board of Managers, (x) any NYTC Unit Owner, (y) Declarant, or (z) any Registered Mortgagee or any NYTC Unit Owner; or (ii) the creation of any lien, encumbrance or other charge against any part of the Premises; or (iii) impairment of any insurance maintained hereunder.

            (c) Subject to the provisions of each Unit Lease, the FC Board of Managers shall have the right on behalf of all FC Unit Owners to contest any requirement of Law or any

Insurance Requirement relating to the use, operation and maintenance of the FC Limited Common Elements, provided that such contest or noncompliance is permitted under Law and does not involve any risk (except to a de minimus extent) of: (i) foreclosure, forfeiture or loss of any part of the Premises, or any interest therein; or (ii) civil or criminal liability being imposed on (v) Ground Lessee, (w) any member of the FC Board of Managers, (x) any FC Unit Owner, (y) Declarant, or (z) any Registered Mortgagee or any FC Unit Owner; or
(ii) the creation of any lien, encumbrance or other charge against any part of the Premises; or (iii) impairment of any insurance maintained hereunder.

            Section 3. UNIT OWNERS' RIGHTS TO CONTEST. Subject to the provisions of each Unit Lease, each Unit Owner shall have the right to contest any requirement of Law applicable to its Unit or the use, operation and occupancy of its Unit, provided that: (a) the Unit Owner contesting such requirement keeps the Board of Managers advised as to the status of such proceeding; (b) such contest or noncompliance does not involve any risk (except to a de minimus extent) of (i) foreclosure, forfeiture or loss of any part of the Premises, other than such Unit Owner's Unit; or (ii) civil or criminal liability being imposed on (v) Ground Lessee, (w) any member of the Board of Managers, (x) Declarant, (y) any Registered Mortgagee, or (z) any Unit Owner other than the contesting Unit Owner; or (iii) the creation of any lien, encumbrance or other charge against any part of the Premises, other than against such Unit Owner's Unit; or (iv) impairment of any insurance maintained hereunder; (c) such contest or noncompliance does not constitute or will not result in any violation of Law; and (d) the contesting Unit Owner shall indemnify Ground Lessee, the Board of Managers and the other Unit Owner(s) and hold Ground Lessee, the Board of Managers and the other Unit Owner(s) harmless from and against any expense, cost or liability resulting from or incurred in connection with such contest or noncompliance.

                                   ARTICLE XI

                                   CONFLICTS

            These By-Laws are intended to comply with the requirements of the Condominium Law and all other Laws. In case any of these By-Laws shall conflict with the provisions of the Declaration or any other Law, then the provisions of the Declaration or such other Law, as the case may be, shall control.

                                   EXHIBIT C

                                       Percentage
                          Approx.     Interest In
    Unit                Square Foot      Common      Adjoining
Designation  Tax Lot    Floor Area      Elements    Common Areas  Intended Use
-----------  -------    -----------   -----------   ------------  ------------


                                   EXHIBIT D

              DISPROPORTIONATE ALLOCATION OF EXPENSES AMONG UNITS

Among other allocations, certain costs associated with the SPU Unit, the NYTC Collective Unit and/or the Retail Unit, as the case may be (e.g., additional maintenance and security services over those agreed by the Unit Owners to be base building services, which additional maintenance and/or security services are attributable to one or more, but not all, of the SPU Unit, the NYTC Collective Unit and the Retail Unit), will be allocated to the Unit Owners other than in proportion to their Common Interests.

         [CHART SHOWING SUCH CATEGORIES OF EXPENSES AND THE PERCENTAGE
          ALLOCATIONS TO EACH UNIT OWNER WILL BE ATTACHED AT SIGNING]

                                   EXHIBIT E

                                 LIST OF PLANS

                                  EXHIBIT F-1

                      DESCRIPTIONS OF FC INDIVIDUAL UNITS


                                     [F-1]-1

                                  EXHIBIT F-2

                     DESCRIPTIONS OF NYTC INDIVIDUAL UNITS


                                     [F-2]-1

                                    EXHIBIT G

                                  FIRST BUDGET

                                   EXHIBIT H-1

                                SIGNAGE LOCATIONS


                                     [H-1]-1

                                  EXHIBIT H-2

                           INTERIOR SIGNAGE LOCATIONS


                                     [H-2]-1

                                  EXHIBIT H-3

                          CANOPIES & AWNINGS LOCATIONS

                                   EXHIBIT I

Any Person or entity whose primary business is any of the following:

(1) the collection and distribution of news by one or more of the following media: (a) newspapers, (b) magazines, (c) internet, (d) television, and/or (e) radio;

Any use which includes any of the following:

(2) a Person or entity which engages in governmental lobbying, but not a law firm or public relations firm that engages in lobbying activity;

(3) a "fast food" restaurant at which food is prepared on-premises and which operates under a national or regional multi-store food concept such as, by way of example only, McDonald's, Nathan's, Wendy's, Taco Bell and other similar facilities; but specifically not including, a specialty eat-in or take out "quick food" establishment that offers higher quality food such as, by way of example only, Cosi, Starbucks and other similar facilities;

(4) photographic reproductions and/or offset printing (other than use by office tenants of portions of the premises for photocopying in connection with their own business and/or activities), provided, however, the foregoing shall not apply to the Retail Unit if permitted under DUO;

(5) employment agency (other than executive search firms) or job training center

(6) a school or classroom or juvenile or adult day care or drop in center;

(7) medical uses, including without limitation, hospital, medical or dental offices, agencies, or clinics;

(8) an auction house, provided, however, the foregoing shall not apply to high end auction houses specializing in art and historical artifacts located in the Retail Unit;

(9) gambling activities;

(10) obscene, pornographic or similar disreputable activities;

(11) an agency, department, bureau or controlled entity of the United States Government, any state or municipality within the United States, or any political subdivision of any of them, except if such use is for administrative, executive, professional or technical offices and does not result in (i) more off-the-street traffic (i.e., without appointments) in the Building above the ground floor, or
(ii) in more pedestrian traffic in the Building above the ground floor, than would arise, in the case of either clause (i) or (ii) of this sentence, from normal office occupancy in a first class office building, and specifically not permitting a welfare or social services office, homeless shelter or homeless assistance center, court or court-related facility, parking violations bureau or any other similar purpose;

(12) an agency, department, bureau or controlled entity of the United Nations or any foreign government (other than such agency, department, bureau or controlled entity which is not considered controversial in the sole and absolute discretion of NYTC), except if such use is for administrative, executive, professional or technical offices and does not result in (i) more off-the-street traffic (i.e., without appointments) in the Building above the ground floor or in demonstrations at the Building, or (ii) in more pedestrian traffic in the Building above the ground floor, than would arise, in the case of either clause
(i) or (ii) of this sentence, from normal office occupancy in a first class office building;

(13) an outlet (except that if a Public Party is the Unit Owner, in which case a premium outlet shall be acceptable), warehouse, close-out bargain or any form of "deep discount" store, including, without limitation, stores whose primary business is the sale or discounting of merchandise at "closeout," "wholesale", "bargain basement", "warehouse", or other similarly discounted prices or the conduct of fire, "going out of business", bankruptcy and sheriff or receiver sales;

(14) a drug or any other type of rehabilitation center;

(15) a pawn shop or flea market;

(16) an arcade for videos or other electronic games;

(17) a live entertainment performance space, other than an eating or drinking establishment where entertainment is included, and other than as required to satisfy DUO; or

(18) any use prohibited under DUO or the Unit Leases.

                                   EXHIBIT J

                      FORM OF SALE AND PURCHASE AGREEMENT

                         AGREEMENT OF SALE AND PURCHASE

                                    between

                      ___________________________, SELLER

                                      and

                     ___________________________, PURCHASER

                                 Date: ________

                                   PROPERTY:

                            Condominium Unit No. ___
                    The New York Times Building Condominium
                               New York, New York

                                   SCHEDULES

Schedule A ..................................................Description of Unit

Schedule B ...................................................Schedule of Leases

Schedule C ............................................................Rent Roll

Schedule D-1 ...............................................Brokerage Agreements

Schedule D-2 .........................................Unpaid Leasing Commissions

Schedule E-1 .........................................Incomplete Landlord's Work

Schedule E-2 ......................................Unpaid Tenant Work Allowances

Schedule F ......................................................Contract Survey

Schedule G .........Covenants, Restrictions, Easements, and Agreements of Record

Schedule H ...................................................Pending Litigation

Schedule I ..................................Notices of Default under Unit Lease

Schedule J ................................................Notices of Violations

                                    EXHIBITS

Exhibit 1         Form of Deed
Exhibit 2         Bill of Sale
Exhibit 3         Intentionally omitted
Exhibit 4         Assignment and Assumption of Landlord's Interest in Leases
Exhibit 5         Assignment of Licenses, Permits, Warranties and Guarantees
Exhibit 6               Post-Closing Adjustment Letter
Exhibit 7               FIRPTA Certificate

                             INDEX OF DEFINED TERMS

Adjustment Date ..........................................................    14
Agreement ................................................................     1
Brokerage Agreement Binders ..............................................     5
Brokerage Agreements .....................................................     5
Building .................................................................     8
Business Day .............................................................    23
CAM ......................................................................    15
Closing ..................................................................    14
Closing Date .............................................................    23
Code .....................................................................     6
Condominium ..............................................................     1
Declaration ..............................................................     1
Deed .....................................................................    20
escalation rent ..........................................................    15
Federal Reserve Funds ....................................................     2
Fixed Rents ..............................................................    14
FormTP-584 ...............................................................    22
Hazardous Materials ......................................................     6
Land .....................................................................     8
Lease Binders ............................................................     4
Leases ...................................................................     2
NYTC Floors ..............................................................    12
Overage Rent .............................................................    15
percentage rent ..........................................................    15
Permitted Encumbrances ...................................................     8
Post-Closing Adjustment Letter ...........................................21, vi
Property .................................................................     1
Purchaser ................................................................     1
Rent Roll ................................................................     5
RPT Return ...............................................................    22
Schedule of Leases .......................................................     4
Seller ...................................................................     1
Seller Default ...........................................................    25
Seller's Restoration Work ................................................11, 12
Slab Cut Improvements ....................................................    11
Tax Law ..................................................................    10
Tenant ...................................................................     2
Tenants ..................................................................     2
Title Company ............................................................     9
Title Objections .........................................................     9
Unit .....................................................................     1
Unit Lease ...............................................................     6
Warranting Party .........................................................    26

                                   EXHIBIT J

                      FORM OF SALE AND PURCHASE AGREEMENT

      AGREEMENT OF SALE AND PURCHASE (this "Agreement") is made and entered into as of __________, 2___, by and between [FC UNIT OWNER], a ____________________
having an office at _________________________________ ("Seller"), and
_________________________________(7), a ________________________, having an office at __________________________________ ("Purchaser").

                              W I T N E S S E T H:

      Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the "Property" (as such term is defined in Article 1 hereof).

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms, provisions and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:

                                   ARTICLE 1

                               INCLUSIONS IN SALE

      1.1. The term "Property" shall mean the following:

      (8)***[ 1.1.1 The interest of the lessee under the Unit Lease (as defined in the Declaration) in and to (a) that certain commercial leasehold condominium unit (the "Unit") in the condominium known as The New York Times Building Condominium (the "Condominium") and more particularly described on Schedule "A" annexed hereto, and (b) an undivided [ _____%] interest in the common elements of the Condominium as described in the Condominium's Declaration of Condominium dated ____________ and recorded in the New York County Office of the Register of the City of New York on ____________ in Reel _____, Page ______ (the "Declaration"). ]***

            1.1.2 All of Seller's right, title and interest in and to the fixtures, equipment, machinery and (if any) personal property used in connection with the operation of the Unit and

----------
      (7) Purchaser to be designated by NYTC. If Purchaser or guarantor is not a creditworthy entity (i.e., rating of "A Minus" or better as determined by the Rating Agency, as defined in the Declaration), Agreement to provide for deposit of $1,000,000 per Unit being purchased hereunder and such deposit shall constitute liquidated damages in the event of Purchaser default.

      (8) To be modified to include more than one Unit if applicable.

not being the property of any space tenant or occupant of the Unit or any manager or leasing agent.

***[ 1.1.3 All of Seller's right, title and interest in and to all space leases now or hereafter covering space situate at or within the Unit, together with all amendments thereto, guaranties thereof and assignments thereof or subleases thereunder (the "Leases") and all security deposits paid or deposited by space tenants or occupants (individually, a "Tenant" and collectively, the "Tenants") in respect of the Leases, applicable to Tenants in possession under the Leases at "Closing" (as such term is defined in Section 11.1 hereof), which shall not have been applied theretofore in accordance with the provisions of such Leases.]***(9)

                                   ARTICLE 2

                                 PURCHASE PRICE

      2.1 PURCHASE PRICE. The purchase price for the Property to be paid by Purchaser to Seller shall be the Fair Market Value for the Property determined in accordance with Article XX, Section 8(a) of the Declaration.

      2.2 PAYMENT OF PURCHASE PRICE. Purchaser agrees to pay the Purchase Price to Seller at the Closing, at Purchaser's election, either by (i) wire transfer of immediate clearance "Federal Reserve Funds" (as such term is hereinafter defined), and Seller shall give Purchaser written notice containing wiring instructions for such purpose at least three (3) "Business Days" prior to the "Closing Date" (as such terms are defined in Article 15 hereof), or (ii) one (1) or more cashier's or bank checks payable to the direct order of Seller or as Seller may direct (and not in any manner an endorsed or assigned check) drawn upon a bank which is a member of The New York Clearing House Association (or any successor organization thereto). Seller may direct as aforesaid that the Purchase Price be paid to not more than three (3) designated recipients. As used herein, the term "Federal Reserve Funds" shall be deemed to mean the receipt by a bank or banks in the continental United States designated by Seller of U.S. dollars in form that does not require further clearance, and may be applied at the direction of Seller by such recipient bank or banks on the day of receipt of advice that such funds have been wire transferred.

      2.3 DETERMINATION OF PURCHASE PRICE. In the event that, as of the date set forth in Section 15.1 hereof for the Closing Date, the Fair Market Value of the Property has not been determined pursuant to Article XX, Section 8(a) of the Declaration, at Purchaser's election either (a) the Closing Date shall be adjourned to the date which is ten (10) Business Days following the final determination of the Fair Market Value of the Property (or if such day is not a Business Day, the next succeeding Business Day), or (b) the Closing shall occur on such date, Purchaser shall pay to Seller at Closing the amount determined by the arbitrator appointed by Purchaser pursuant to Article XX, Section 8(a) of the Declaration to be the Fair Market Value of the Property, and within ten (10) Business Days following the final determination of the Fair Market Value of the Property, Purchaser shall pay to Seller the amount, if any, by which the Fair Market

----------
      (9) To be deleted if pursuant to applicable option provision of Declaration, Unit is to be delivered vacant and free and clear of tenancies at Closing.

Value of the Property as finally determined exceeds the amount paid to Seller at Closing, together with interest on such excess amount at a rate equal to two percent (2%) above the so-called annual "Base Rate" of interest established and approved by Citibank, NA., New York, New York, from time to time, as its interest rate charged for unsecured loans to its corporate customers.

***[ 2.4 DEPOSIT. Purchaser has deposited in escrow with the Title Company pursuant to separate escrow agreement dated of even date herewith between Seller, Purchaser and the Title Company, a deposit against the Purchase Price in the amount of $________. The Deposit shall be held by the Title Company on an interest bearing basis, and the interest earned thereon while in escrow shall be
(i) paid to Purchaser upon the closing of the transaction contemplated hereby or within five (5) Business Days following termination of this Agreement in the event this Agreement is terminated for any reason other than the default of Purchaser hereunder, or (ii) paid to Seller in the event this Agreement is terminated by reason of the default of Purchaser hereunder.]***(10)

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS OF SELLER. Seller hereby represents and warrants to Purchaser that the following facts are true and correct on the date hereof and shall be true and correct as of the Closing Date:

            (11)***[3 1.1 SPACE LEASES. (a) The only Leases as of the date hereof are those listed on Schedule "B" annexed hereto (the "Schedule of Leases"). A copy of each of the Leases

----------
      (10) To be deleted if Purchaser or guarantor is a creditworthy entity (i.e., rating of "A Minus" or better as determined by the Rating Agency, as defined in the Declaration

      (11) Sections 3.1.1 through 3.1.4 to be deleted if pursuant to applicable option provision of Declaration, Unit is to be delivered vacant and free and clear of tenancies at Closing, and the following inserted:

      "3.1.1 VACANT POSSESSION. The terms of any existing leases, subleases, licenses or other agreements for the use and occupancy of the Unit expire on or before the Closing Date and are not subject to extension or renewal by the tenant, subtenant, licensee or occupant thereunder. Possession of the Unit shall be delivered to Purchaser at Closing vacant and free and clear of all leases, tenancies, subtenancies, licenses or other rights to use or occupy the Unit. In the event that, as of the Closing Date, any tenant, subtenant, licensee or occupant is holding over in the Unit, then Seller shall use its best efforts, including the immediate commencement and diligent prosecution of holdover proceedings, to obtain vacant possession of the Unit as expeditiously as possible, and Purchaser shall have the right, at Purchaser's sole discretion, either (i) to postpone the Closing until such time as Seller can deliver possession vacant and free and clear of all leases, tenancies, subtenancies, licenses or other rights to use or occupy the Unit, or (ii) to Close on the scheduled Closing Date notwithstanding such holding over set forth on Schedule "B" has been reviewed by Purchaser and/or its counsel and delivered by Seller to Purchaser simultaneously herewith in velobound binders (the "Lease Binders") and initialed by Seller and Purchaser and/or their respective counsel. Except as set forth on Schedule "B", there are no written amendments to the Leases. Seller has not granted to any Tenant an option to purchase the Property. Each of the Leases is the legal, valid and binding obligation of Seller and the Tenant thereunder and is in full force and effect as of the date hereof. Except as set forth on Schedule "B", Seller has not given to the Tenant under any Lease any written notice of default which remains uncured as of the date hereof. Except as set forth on Schedule "B", Seller has not received from the Tenant under any Lease any written notice of default which remains uncured as of the date hereof.

            3.1.2. RENT ROLL. The Schedule of Leases and the rent roll attached hereto as Schedule "C" (the "Rent Roll") contain a list of:

            (x)   all Tenants as of the date hereof;

            (y) the commencement and expiration dates of the current term of each Lease at such Property; and

            (z) the fixed rent, escalation rent and additional rent for electricity being billed to Tenants.

The information contained on the Schedule of Leases and each Rent Roll is true and correct in all material respects. With respect to any monetary amounts described on the Rent Roll, the term "true and correct in all material respects" shall be construed to mean that, to the extent the Rent Roll overstates or understates the actual amounts of such items, the net adverse economic effect on Purchaser of such understatements or overstatements in the aggregate does not exceed an amount equal to two (2%) percent of the Purchase Price.

            3.1.3 BROKERAGE AGREEMENTS. The only written agreements for the payment of leasing commissions in connection with the Leases as of the date hereof are those listed on Schedule "D-1" annexed hereto (collectively, the "Brokerage Agreements"). A copy of each existing Brokerage Agreement has been delivered by Seller to Purchaser simultaneously

--------------------------------------------------------------------------------

      by such tenant, subtenant, licensee or occupant, in which case Seller shall assign to Purchaser at Closing all rights and remedies which Seller may have against such holdover tenant, subtenant, licensee or occupant, as the case may be. If Purchaser elects to postpone the Closing pursuant to clause (i) of the preceding sentence and Seller has not obtained vacant possession of the Unit within 180 days after the originally scheduled Closing Date, Purchaser shall have the right to terminate this Agreement ***[and receive a refund of the Deposit together with all interest accrued thereon within five (5) Business Days following such termination]***, and upon such termination this Agreement shall be null and void (other than those provisions hereof which expressly survive a termination of this Agreement), and the parties hereto shall be relieved of all further obligations and liability under this Agreement."

herewith in velobound binders (the "Brokerage Agreement Binders") and initialed by Seller and Purchaser and/or their respective counsel. Schedule "D-2" annexed hereto sets forth a list of all commissions payable under the Brokerage Agreements prior to the date of this Agreement which have not been paid.

            3.1.4 INCOMPLETE LANDLORD'S WORK AND UNPAID WORK ALLOWANCES. Schedule "E-1" annexed hereto sets forth a list of items of construction or leasehold improvement work remaining to be performed by Seller with respect to the occupancy of any Tenant pursuant to the provisions of such Tenant's Lease. Schedule "E-2" annexed hereto sets forth a list of remaining contributions to be made by Seller with respect to construction or leasehold improvement work being performed or which had been performed or remains to be performed by any Tenant for its occupancy pursuant to the provisions of such Tenant's Lease. ]***

            3.1.5 EMPLOYEES. There are no separate employees of Seller [or Seller's managing agent] engaged in the operation or maintenance of the Unit (as contrasted with employees of the Board of Managers of the Condominium or the managing agent of the Condominium employed in connection with the maintenance of all Units of the Condominium generally and/or the common elements of the Condominium), or, in the event there are any such employees, Seller shall terminate such employees as of the Closing Date and shall be responsible for (and shall indemnify, defend, and hold harmless Purchaser against) all severance pay and other costs associated with terminating such employees.

            3.1.6 SERVICE AND MAINTENANCE AGREEMENTS. There are no service or maintenance agreements affecting the Unit (as contrasted with service and maintenance agreements entered into by the Board of Managers of the Condominium and affecting all Units of the Condominium generally) which will be binding upon Purchaser from and after the Closing Date ***[other than those set forth on Schedule __ annexed hereto]***, and any such service or maintenance agreements affecting the Unit as of the date hereof ***[other than those set forth on Schedule __ annexed hereto]*** shall be terminated as of the Closing Date without payment by or penalty to Purchaser. ***[The service and maintenance agreements set forth on Schedule__ annexed hereto shall be assigned to and assumed by Purchaser.]***(12)

            3.1.7 NO FOREIGN PERSON. Seller is not a "foreign person" as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), nor will the sale transaction herein contemplated be subject to
Section 897 of the Code or to the withholding requirements of Section 1445 of the Code.

            3.1.8 LITIGATION. Except as set forth on Schedule "H" annexed hereto, Seller has not received any written notice of any pending legal action, suit, arbitration, order or judgment, government investigation or proceeding, in any case affecting the Unit or Seller or the condominium regime which may result in a lien being placed upon the Unit or which would preclude or prevent Seller from performing its obligations under this Agreement.

----------
      (12) Bracketed provisions to be included if Purchaser elects to assume any such service and maintenance agreements with respect to the Unit.

            3.1.9 UNIT LEASE. A copy of the "Unit Lease" (as such term is defined in the Declaration) demising the Property has been delivered by Seller to Purchaser simultaneously herewith and initialed by Seller and Purchaser and/or their respective counsel. The Unit Lease is the legal, valid and binding obligation of the lessor thereunder and Seller, as lessee thereunder, and is in full force and effect as of the date hereof. Except as set forth on Schedule "I" annexed hereto, Seller has not given to the lessor under the Unit Lease any written notice of default which remains uncured as of the date hereof, and Seller has not received from the lessor under the Unit Lease any written notice of default which remains uncured as of the date hereof

            3.1.10 ENVIRONMENTAL CONDITION OF THE UNIT. To the best of Seller's knowledge, the Unit does not contain any "Hazardous Materials" (as such term is hereinafter defined). Seller further represents and warrants that neither Seller nor, to the best of Seller's knowledge, any prior owner of the Unit or any Tenant or prior Tenant or prior occupant of the Unit have (i) used, installed or disposed of any Hazardous Materials on, from or affecting the Unit; or (ii) received any notice from any governmental authority or any tenant with regard to Hazardous Materials on, from or affecting the Unit. For purposes of this Section, "Hazardous Materials" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 ET SEQ.), and in the regulations adopted and publications promulgated pursuant thereto. So long as Seller is not a Public Party (as defined in the Seller's Unit Lease, Seller shall indemnify and hold Purchaser harmless from and against any losses, expenses, liabilities and claims arising from any breach or default by Seller of its representations or obligations under this Section 3.1.10 including, without limitation reasonable attorneys' fees.

            3.1.11 VIOLATIONS. Except as set forth on Schedule "J" annexed hereto, Seller has not received any written notice from any governmental authority that the Unit or any improvements contained therein fail to comply with applicable Legal Requirements.

            3.1.12 SURVIVAL. The representations and warranties of Seller set forth in this Section 3.1 shall survive the Closing for a period of nine (9) months.

      3.2 AUTHORITY AND BINDING EFFECT; NO BREACH OR PROHIBITION. Each party hereto represents to the other that each person or entity executing this Agreement by or on behalf of the representing party has the authority to act on its behalf and to bind it, and that each person or entity executing any closing documents by or on its behalf, has been or will be duly authorized to act on its behalf, and that the performance of this Agreement will not be in violation of its by-laws, charter, operating or partnership agreement, or any law, ordinance, rule, regulation or order of any governmental body having jurisdiction, or the provisions of any agreements to which it is a party or by the terms of which it is bound, and, at the Closing, each party shall furnish to the other parties and to the "Title Company" (as such term is defined in Section 5.1 hereof), reasonably satisfactory evidence of such authority and approval. This Section shall survive the Closing.

      3.3 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. Purchaser acknowledges that except as expressly provided herein, neither Seller nor anyone acting for or on behalf of Seller, has made any representation, warranty, or promise to Purchaser concerning: (a) the physical aspect and condition of any portion of the Property; (b) the feasibility or desirability of the purchase of the Property; (c) the market status, projected income from or development expenses of the Property; or (d) any other matter whatsoever with respect to the Property (except as contained herein), express or implied, including, by way of description but not limitation, those of fitness for a particular purpose, tenantability, habitability and use; and that all matters concerning the Property are to be independently verified by Purchaser. Purchaser acknowledges that, except as otherwise expressly provided in this Agreement, it is purchasing the Property in its currently existing physical condition and state of repair.

                                   ARTICLE 4

                           STATE OF TITLE OF PROPERTY

      4.1 PERMITTED ENCUMBRANCES. Purchaser shall accept title to the Property subject only to the following (the "Permitted Encumbrances"):

            4.1.1 Any and all present and future zoning restrictions, regulations, requirements, laws, ordinances, resolutions and orders of any city, town or village in which the Property lies, and of all boards, bureaus, commissions, departments and bodies of any municipal, county, state or federal sovereign or other governmental authority now or hereafter having or acquiring jurisdiction over the Property or the use and improvement thereof.

            4.1.2 The state of facts which an accurate survey of the Property or the land (the "Land") and/or building (the "Building") of which the Property forms a part, or any portion thereof, would show, provided such other state of facts does not materially adversely affect Purchaser's ability to use the Unit(s) in question for its present uses.

      (13)***[4.1.3 The Leases listed on Schedule "B" annexed hereto.]***

            4.1.4 The Declaration, By-laws and Rules and Regulations of the Condominium for the Property, the power of attorney required to be granted to such Condominium's Board of Managers thereunder, and the floor plans for the Condominium filed with the Real Property Assessment Department of the City of New York, all as the same may have been or may hereafter be amended to the date of Closing.

            4.1.5. The [NYTC Unit Lease], amended as provided in Section 12.1.5 hereof.

            4.1.6. The Ground Lease, as defined in the Declaration.

      ***[4.1.7 The covenants, restrictions, easements, and agreements of record listed on Schedule "G" annexed hereto and any similar covenants, restrictions, easements, and agreements

----------
      (13) To be deleted if pursuant to applicable option provision of Declaration, Unit is to be delivered vacant and free and clear of tenancies at Closing.

which The New York Times Company or any affiliate thereof has expressly agreed to in writing prior to the Closing Date, but excluding in any event (i) any mortgage, security agreement or other documents relating to financing against the Property, or (ii) any lien for materials or labor furnished with respect to the Property, or (iii) any lease, license agreement or other instrument creating a tenancy or right of occupancy in the Property].]***(14)

            4.1.8. Any easement over the Common Elements created by the Condominium Board of Managers pursuant to its authority under Article XI,
Section 2(a) of the Declaration for the installation, maintenance and inspection of lines and appurtenances for additional electric, transformer, amplifier, gas, telephone, public or private water, sewer, drainage, and other utilities, and to relocate any existing utility, sewer and drainage easements in any portion of the Property.

            4.1.9. Real estate taxes, PILOT, Theater Surcharge, all other "Charges" under the [NYTC Unit Lease] (as defined therein), Business Improvement District charges and like charges for the applicable fiscal period in which the Closing occurs (subject to proration between the parties as provided in Article 11 hereof) and all fiscal periods thereafter.

                                   ARTICLE 5

                TITLE INSURANCE AND ABILITY OF SELLER TO CONVEY

            5.1 TITLE REPORT. Purchaser agrees to make, promptly after the signing hereof, application for a title insurance policy from, and (in connection with the issuance of such title policy) to cause title to the Property to be searched and examined by a reputable title insurance company licensed in the State of New York to issue title insurance (the "Title Company") and to deliver to Seller's attorneys, a copy of the Title Company's report, the tax search, survey and survey readings, if any, as soon as they are received, together with a written statement by Purchaser of all objections to title. In the event Purchaser's written statement shall set forth objections to title which Seller is unable to remedy prior to the Closing Date, Purchaser hereby grants to Seller a reasonable adjournment of the Closing Date (not to exceed thirty (30) days) during which time Seller may attempt to remedy same.

            5.2 TITLE OBJECTIONS. If there shall be any liens, charges, easements, agreements of record, encumbrances or other objections to title, other than Permitted Encumbrances (which Purchaser agrees to take subject to) (the "Title Objections"), then Seller shall remove such Title Objections. If Seller fails to remove any Title Objection in accordance with the provisions of the immediately preceding sentence, Purchaser, nevertheless, may elect (at or prior to the Closing) to consummate the transaction provided for herein subject to any such Title Objection as may exist as of the Closing with a credit against the Purchase Price payable at the Closing equal to the sum necessary to remove such Title Objection(s). If Purchaser shall not so elect, Purchaser may terminate this Agreement ***[ in which event Purchaser shall receive a refund of the Deposit together with all interest accrued thereon within five (5) Business Days following such

----------
      (14) SCHEDULE G TO BE COMPLETED AT GROUND LEASE SIGNING WITH APPLICABLE COVENANTS, RESTRICTIONS, EASEMENTS, AND AGREEMENTS OF RECORD PER OWNER'S TITLE POLICY.

termination]***, and upon such termination this Agreement shall be null and void (other than those provisions hereof which expressly survive a termination of this Agreement), and the parties hereto shall be relieved of all further obligations and liability under this Agreement.

                                   ARTICLE 6

                                 CLOSING COSTS

      6.1. PURCHASER'S OBLIGATIONS. Purchaser shall pay the costs of examination of title and any leasehold policy of title insurance to be issued insuring Purchaser's title to the Property, as well as all other title charges, survey fees, and any recording charges incident to the recordation of the "Memoranda" (as hereinafter defined).

      6.2. (15)***[SELLERS OBLIGATIONS. Seller shall pay any transfer or conveyance taxes in connection with the transfer of the Property, including without limitation the following amounts:

                  (i) the amount imposed pursuant to Article 31 of the New York
            State Tax Law (the "Tax Law"); and

                  (ii) the amount due in connection with the Real Property
            Transfer Tax imposed by Title 11 of Chapter 21 of the Administrative Code of the City of New York.]***

      6.3. OTHER COSTS. All other closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in New York County, State of New York; provided, however, that each party shall bear its own attorneys' fees. Any dispute between Seller and Purchaser as to which party customarily bears any such closing cost (other than any party's own attorney's fees) may be submitted by any party for resolution to the president of the Real Estate Board of New York, Inc., whose determination shall be binding upon the parties, provided, however, that in no event shall the Closing Date be adjourned by reason of the submission of any such dispute to the Real Estate Board of New York, Inc.

                                   ARTICLE 7

                            REAL ESTATE TAX PROTESTS

      7.1 All real estate assessment protests and proceedings affecting the Unit for the tax year prior to the tax year in which title closes, and all prior years, if any, and, if the Closing occurs after the midpoint of the then current tax year, the tax year in which the Closing occurs,

----------
      (15) In case of right of first refusal where term sheet provided for prospective purchaser to pay transfer taxes, to be revised to provide for Purchaser to pay such taxes.

will be prosecuted under the direction and control of Seller. All real estate assessment protests and proceedings affecting the Unit for the tax year in which title closes (if the Closing occurs on or before the midpoint of such real estate tax fiscal year), and all subsequent years, will be prosecuted under the direction and control of Purchaser, and any such protests and proceedings which are pending on the Closing shall, at the option, of Purchaser, be either withdrawn by Seller or assigned to Purchaser, and, if same are assigned to Purchaser, Seller shall cause its counsel conducting such protests or proceedings to transfer control of same to Purchaser's counsel, and, in such instance, Seller shall be responsible for any fees or expenses of its counsel incurred as of the Closing Date. In the event of any reduction in the assessed valuation of the Property for any such fiscal year, the net amount of any tax savings, shall (a) with respect to fiscal years ending prior to the Closing, be payable to Seller; and (b) with respect to the fiscal year in which the Closing shall occur, after deduction of expenses and attorneys' fees, be adjusted between such Seller and Purchaser as of the "Adjustment Date" (as defined in Section 11.1), in each instance net of sums due to tenants, if any, which sums shall be paid to each such tenant entitled to same by the party receiving same. The obligations of the parties under this Section 7.1 shall survive the Closing.

                                   ARTICLE 8

              ACKNOWLEDGMENTS OF PURCHASER; CONDITION OF PROPERTY

      8.1 ANALYSIS AND EVALUATION OF THE PROPERTY. Before entering into this Agreement, Purchaser acknowledges that it has made its own analysis and evaluation of the Property, the operation, the income potential, profits and expenses thereof, its condition and all other matters affecting or relating to the transaction underlying this Agreement as Purchaser deemed necessary, including, without limitation, the layout, leases, square footage, rents, income, expenses and operation of such Property. In entering into this Agreement, Purchaser has not been induced by and has not relied upon any representations, warranties, statements or covenants, express or implied, made by Seller or any agent, employee or other representative of Seller, which are not expressly set forth in this Agreement.

      8.2 RESTORATION WORK. (a) On or before the Closing Date, Seller shall, at Seller's sole cost and expense, perform the following work in and to the Unit (collectively, "Seller's Restoration Work") (i) remove any internal staircases (excluding base Building fire stairs), internal (as contrasted with base-Building) elevators and escalators, atriums and other slab cuts (other than slab cuts for base Building services) (collectively, "Slab Cut Improvements") between the Unit and any other floors of the Building not currently owned or occupied by (or currently being acquired or leased by) Purchaser (or an affiliate of The New York Times Company) ("NYTC Floors"), and restore the portions of the floor slab of the Unit affected by such Slab Cut Improvements to substantially their original condition and level and ready for floor covering, and (ii) disconnect or segregate any special services (e.g., any tenant's supplemental HVAC system) (other than base Building services) which service both the Unit and other space in the Building other than NYTC Floors. Purchaser may waive the performance by Seller of any Sellers Restoration Work by written notice to Seller given within ten (10) Business Days after the date of this Agreement, in which event Seller shall not perform and shall have no obligation to Purchaser on account of, the Seller's Restoration Work so waived by Purchaser. If and to the extent Seller's Restoration Work not so waived by Purchaser is not complete as of the Closing Date, Purchaser shall receive a credit against the Purchase Price for the estimated cost of completing such Seller's Restoration Work as estimated by a reputable contractor designated by Purchaser and approved by Seller, such approval not to be unreasonably withheld or delayed. The provisions of this Section 8.2(a) shall not apply to any items which would otherwise constitute Seller's Restoration Work but which are demised to a Tenant pursuant to a Lease which Purchaser is obligated under this Agreement to assume on the Closing Date.

            (b) Seller has advised Purchaser that the following current or prior tenants of the Unit have obligations under their leases to perform removal and/or restoration work with respect to any existing leasehold improvements in the Unit: [IDENTITY OF TENANT(S) AND NATURE OF REMOVAL/RESTORATION OBLIGATION TO BE INSERTED PRIOR TO EXECUTION]. Promptly after the date hereof, Seller shall notify such tenants of the foregoing removal/restoration obligations and shall use commercially reasonable efforts to enforce such obligations. At Closing, Seller shall assign to Purchaser all of Seller's rights and remedies against such tenants with respect to such removal/restoration obligations. After Closing, Seller shall cooperate with Purchaser to the extent reasonably requested by Purchaser in connection with the enforcement of such rights and remedies. The provisions of this Section 8.2(b) shall not apply to any portions of the Property which are leased to a Tenant pursuant to a Lease which Purchaser is obligated under this Agreement to assume on the Closing Date.

            (c) The provisions of this Section 8.2 shall survive the Closing.

                                   ARTICLE 9

                          OPERATIONS PRIOR TO CLOSING

      9.1 CONTINUED OPERATIONS. Between the date of this Agreement and the Closing, Seller shall continue to operate and maintain the Unit in a first-class manner in accordance with the provisions of the Declaration and By-Laws, the Unit Lease demising the Unit and any Leases affecting the Unit.

      9.2 ACCESS TO THE PROPERTY. Seller agrees to afford Purchaser reasonable access to the Property prior to the Closing, at reasonable times upon reasonable notice and subject in any event to the rights of Tenants with respect to such access.

      9.3 NO LEASING. Seller agrees that between the date hereof and the Closing, Seller shall not, without Purchaser's prior written consent in each instance which may be withheld by Purchaser in its sole discretion:

            9.3.1 Amend, modify or terminate any existing Lease;

            9 3.2 Permit occupancy of, or enter into any new lease for, space in the Unit which is vacant as of the date hereof, or which may hereafter become vacant; or

            9.3.3 Apply or draw upon any security deposit under any Lease

      9.4 TENANT ESTOPPEL CERTIFICATES. Reasonably promptly after the execution of this Agreement, Seller shall send a written request to each Tenant at the Property in accordance with such Tenant's Lease to furnish a tenant estoppel statement substantially in the form such Tenant is obligated to furnish to the landlord under its Lease, or if no such form is contained or specified in a Tenant's Lease or if a Tenant's Lease provides that the Tenant shall make additional statements beyond those specifically provided for in the Lease, in such form as Purchaser may reasonably request, and Seller shall use reasonable efforts to obtain such estoppel statements signed by each Tenant on or before the Closing Date.

                                   ARTICLE 10

                          CASUALTY AND EMINENT DOMAIN

      10.1 CASUALTY AND RISK OF LOSS; CONDEMNATION. (a) If prior to the Closing Date, all or any portion of the Unit shall be damaged by fire or other casualty, or condemned or taken by eminent domain by any authority, then, subject to the provisions of Section 10.1(b) hereof, (i) Seller shall deliver the Unit in its then condition without abatement of the Purchase Price, in which event Purchaser shall be entitled to the eminent domain award or insurance proceeds paid or payable (other than to the Condominium) as a result of such loss or damage, if any, (ii) Seller shall assign the same to Purchaser (without recourse to Seller) at the Closing (including, without limitation, Seller's rights to receive any distributions of insurance proceeds to the Board of Managers of the Condominium to owners of condominium units at the Condominium), and (iii) Seller shall have no further liability with respect to the damaged or condemned Units. Seller agrees to maintain the same amount of insurance covering the Personal Property at the Units, if any, as is in effect on the date hereof. Nothing herein shall postpone the Closing, provided only that Purchaser may elect to terminate this Agreement ***[in which event Purchaser shall receive a refund of the Deposit together with all interest accrued thereon within five (5) Business Days following such termination]*** if, in accordance with the by-laws of the Condominiums, the Boards of Managers shall not be obligated, or shall otherwise not elect, to repair the damage to the Unit caused by any fire or other casualty. This provision shall supersede any statutory provisions applicable to "risk of loss" for condemnation and/or casualty and is intended to be an express provision to the contrary within the meaning of Section 5-1311 of the General Obligations Law.

      (b) Notwithstanding the provisions of Section 10.1(a) hereof to the contrary, if the Unit is damaged by fire or other casualty and the reasonably estimated cost (as determined by a reputable contractor designated by Purchaser and approved by Seller, such approval not to be unreasonably withheld or delayed) of repairing such damage shall exceed $1,000,000, then Purchaser shall have the right, exercisable by Purchaser giving written notice to Seller thereof within ten (10) days after delivery to Purchaser of such reputable contractor's written estimate of the repair cost, to terminate this Agreement***[, in which event Purchaser shall receive a refund of the Deposit together with all interest accrued thereon within five (5) Business Days following such termination]***.

                                   ARTICLE 11

                              CLOSING ADJUSTMENTS

      11.1 ADJUSTMENTS AND PRORATIONS. The following matters and items shall be apportioned or adjusted between the parties hereto at the closing of title to the Property pursuant to this Agreement (the "Closing"), as of 12:01 A.M. of the day of the Closing (the "Adjustment Date"):

            (16)***[11.1.1 FIXED RENTS.

            (a) Fixed rents ("Fixed Rents") paid or payable by Tenants under the Leases in connection with their occupancy shall be adjusted and prorated on an if, as and when collected basis. Any Fixed Rents collected by Purchaser or Seller after the Closing from any Tenant who owes Fixed Rents for periods prior to the Closing, shall be applied: (i) first, in payment of Fixed Rents owed by such Tenant for the calendar month in which the Closing Date occurs; (ii) second, in payment of Fixed Rents owed by such Tenant for the period (if any) after the calendar month in which the Closing Date occurs through the end of the calendar month in which such amount is collected; and (iii) third, after Fixed Rents for all current periods have been paid in full, in payment of Fixed Rents owed by such Tenant for the period prior to the calendar month preceding the calendar month in which the Closing Date occurs. Each such amount, less any costs of collection (including reasonable attorneys' fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. In furtherance and not in limitation of the preceding sentence, with respect to any Tenant which has paid all Fixed Rents for periods through the Closing, if, prior to the Closing, Seller shall receive any prepaid Fixed Rents from a Tenant attributable to a period following the Closing, at the Closing, Seller shall pay over to Purchaser the amount of such prepaid Fixed Rents.

            (b) Purchaser shall bill Tenants who owe Fixed Rents for periods prior to the Closing on a monthly basis for a period of three (3) consecutive months following the Closing Date. If Purchaser is unable to collect such past due Fixed Rents, Seller shall have the right, upon prior written notice to Purchaser, to pursue such Tenants to collect Fixed Rent delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such Tenants. Any payment by a Tenant in an amount less than the full amount of Fixed Rents and "Overage Rent" (as such term is defined in Section 11.1.2(a)) then due and owing by such Tenant, shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth in Section 11.1.1(a) above) to the extent of all such Fixed Rents then due and owing by such Tenant, and thereafter to Overage Rent (in the order of priority as to time periods as is set forth in Section 11.1.2).

            11.1.2 OVERAGE RENT.

----------
      (16) To be deleted if pursuant to applicable option provision of Declaration, Unit is to be delivered vacant and free and clear of tenancies at Closing.

            (a) Any of the following charges and/or rents provided for by any
Lease: (i) the payment of additional rent based upon a percentage of the Tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (ii) common area maintenance or "CAM" charges, (iii) "escalation rent" or additional rent based upon increases in real estate taxes, operating expenses, labor costs, cost of living, porter's wages, or other index including the consumer price index or otherwise, or (iv) any other items of additional rent, E.G., charges for electricity, water, cleaning, overtime services, sundries and/or miscellaneous charges, shall be adjusted and prorated on an if, as and when collected basis (such percentage rent, CAM charges, escalation rent and other additional rent being collectively called "Overage Rent").

            (b) (i) Purchaser agrees that as to any Overage Rent for accounting periods prior to the Closing that are to be paid after the Closing, to pay the entire amount over to Seller upon receipt thereof, less any costs of collection (including reasonable attorneys' fees) reasonably allocable thereto. Purchaser agrees that it will (i) promptly render bills for any such Overage Rent, (ii) bill Tenants such Overage Rent on a monthly basis for a period of three (3) consecutive months thereafter, and (iii) use commercially reasonable efforts to collect such Overage Rent; PROVIDED, HOWEVER, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Overage Rent.

                  (ii) Notwithstanding the foregoing, if Purchaser is unable to collect such Overage Rent, Seller shall have the right, upon prior written notice to Purchaser, to pursue Tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such Tenants. Seller shall furnish to Purchaser all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Overage Rent, and Purchaser will deliver to Seller, concurrently with the delivery to Tenants, copies of all statements relating to Overage Rent for a period prior to the Closing. Purchaser shall bill Tenants for Overage Rent for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller.

            (c) Overage Rent for an accounting period in which the Closing Date occurs shall be apportioned between Seller and Purchaser as of the Adjustment Date, with Seller receiving the proportion of such Overage Rent less a like portion of any costs and expenses (including reasonable attorneys' fees) incurred in the collection of such Overage Rent that the portion of such accounting period prior to the Closing Date bears to such entire accounting period, and Purchaser receiving the proportion of such Overage Rent less a like portion of any costs and expenses (including reasonable attorneys' fees) incurred in the collection of such Overage Rent that the portion of such accounting period from and after the Closing Date bears to such entire accounting period. If, prior to the Closing, Seller shall receive any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sum shall be apportioned at the Closing. If, after the Closing, Purchaser shall receive any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing, such sum less any costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in the collection of such Overage Rent shall be paid by Purchaser to Seller promptly after Purchaser receives payment thereof.

            (d) Any payment by a Tenant on account of Overage Rent (to the extent not applied against Fixed Rents due and owing by such Tenant in accordance with Section 11.1.1 (b) hereof) shall be applied to Overage Rent then due in the following order of priority: (i) first, in payment of Overage Rent for the accounting period in which the Closing Date occurs; (ii) second, in payment of Overage Rent for all accounting periods immediately succeeding the accounting period in which the Closing Date occurs, and (iv) thereafter, in the chronological order in which such payments are due for each such accounting period pursuant to the applicable Lease.

            (e) To the extent that any portion of Overage Rent is required to be paid monthly by Tenants, on account of estimated amounts for any calendar year (or, if applicable, any Lease year or any other applicable accounting period), and at the end of such calendar year (or Lease year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar year, Lease year or other applicable accounting period, with the appropriate adjustments being made with such Tenants, then such portion of the Overage Rent shall be prorated between Seller and Purchaser at the Closing based on such estimated payments (I.E., with Seller entitled to retain all monthly or other periodic installments of such amounts paid with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs; Seller to pay to Purchaser at the Closing all monthly or other periodic installments of such amounts theretofore received by Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs, and Seller and Purchaser to apportion as of the Closing Date all monthly or other periodic installments of such amounts with respect to the calendar month or other applicable installment period in which the Closing occurs).

                  At the time(s) of final calculation and collection from (or refund to) each Tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such Tenant have been prorated, there shall be a re-proration between Seller and Purchaser. If, with respect to any Tenant, the recalculated Overage Rent exceeds the estimated amount paid by such Tenant, (i) the entire excess shall be paid by Purchaser to Seller, if the accounting period for which such recalculation was made expired prior to the Closing, and (ii) such excess shall be apportioned between Seller and Purchaser as of the Closing Date (on the basis described in the first sentence of Section 11.1.2(c) hereof), if the Closing occurred during the accounting period for which such recalculation was made, with Purchaser paying to Seller the portion of such excess which Seller are so entitled to receive. If, with respect to any Tenant, the recalculated Overage Rent is less than the estimated amount paid by such Tenant, (1) the entire shortfall shall be paid by Seller to Purchaser (or, at Seller's option, directly to the Tenant in question), if the accounting period for which such recalculation was made expired prior to the Closing, and
(2) such shortfall shall be apportioned between Seller and Purchaser as of the Closing Date (on the basis described in the first sentence of Section 11.1.2(c) hereof), if the Closing occurred during the accounting period for which such recalculation was made, with Seller paying to Purchaser (or, at Seller's option, directly to the Tenant in question) the portion of such shortfall so allocable to Seller.]***

            11.1.3 TAXES AND ASSESSMENTS. Real estate taxes, assessments, PILOT, Business Improvement District charges and like charges, ad valorem taxes and personal property taxes, if any, on the basis of the fiscal year for which assessed. Any special assessments affecting the Unit as of the date of Closing Date shall be paid by Seller, whether or not any installments thereof are or may be payable after the Closing Date. If the Closing shall occur before the tax rate or assessment is fixed, the apportionment of such real estate taxes and personal property taxes, if any, shall be upon the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation; however, adjustment will be made upon the actual tax amount, when determined. Any discount received for early payment shall be for the benefit of Seller, and any interest or penalty assessed for late payment, shall be borne by Seller.

            11.1.4 DEPOSITS. Tax and utility company deposits, or deposits with any supplier of goods, if any, shall be and remain the Property of Seller, and Seller shall obtain refunds of the deposits directly from the taxing authority or utility company, as the case may be.

            11.1.5 WATER AND SEWER CHARGES. Water charges and sewer rents on the basis of the fiscal year, but if there are water meters on the Property, Seller, to the extent obtainable, shall supply to Purchaser a water meter reading current through the Adjustment Date, or if not feasible to so read, to a date not more than thirty (30) days prior to the Adjustment Date, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last meter reading. Upon the taking of a subsequent actual water meter reading, such apportionment shall be readjusted and Seller or Purchaser, as the case may be, will promptly deliver to the other the amount determined to be due upon such readjustment. If Seller is unable to furnish such prior meter reading, any reading subsequent to the Closing will be apportioned on a per diem basis from the date of such reading immediately prior thereto, and Seller shall pay the proportionate charges due up to the date of Closing.

            11.1.6 LICENSE FEES. Amounts paid or payable with respect to assignable licenses and permits, if any, affecting the Unit.

            11.1.7 UTILITIES. Utility charges, including, but not limited to, electricity, gas, steam, telephone and other utilities, all prorated based upon the most current bill unless actual readings are obtained as of the Adjustment Date, in which case such actual readings shall govern, and each party shall pay the amount billed to it, respectively.

            (17)***[11.1.8 TENANT SECURITY DEPOSITS. Security deposits of Tenants (other than those which are marketable securities, letters of credit, or other non-cash items) shall be credited to Purchaser by Seller retaining all rights in the bank accounts and crediting to Purchaser against the Purchase Price the amount of the security deposits to be delivered pursuant to this Agreement, together with all accrued interest thereon. There shall be maintained or credited to Seller all interest earned or accrued to the Adjustment Date, less such portion of the interest to which the respective Tenant would be entitled pursuant to its Lease or by law. Security deposits held in the form of marketable securities shall be assigned and delivered to Purchaser at Closing, with any interest thereon through the Adjustment Date credited to Seller, less such portion to which the Tenant would be entitled. Security deposits held in the form of letters of credit shall

----------
      (17) To be deleted if pursuant to applicable option provision of Declaration, Unit is to be delivered vacant and free and clear of tenancies at Closing.

be assigned and delivered to Purchaser in Purchaser's name at Closing with all necessary consents and transfer documents required by the issuer thereof duly executed by all necessary parties.

            11.1.9 TENANT IMPROVEMENT WORK AT LANDLORD'S COST. Purchaser shall receive a credit against the Purchase Price for the cost of any tenant improvement work performed or to be performed to leased space to be paid at the landlord's cost pursuant to any Lease to the extent same has not been paid for by Seller as of the Closing Date. The amount of such credit shall be the estimated cost of completing such tenant improvement work as estimated by a reputable contractor designated by Purchaser and approved by Seller, such approval not to be unreasonably withheld or delayed.

            11.1.10 COSTS OF WORK TO BE PAID OR REIMBURSED TO TENANTS. Purchaser shall receive a credit against the Purchase Price for the cost of any work performed or to be performed in the Unit attributable to leased space to be either paid or reimbursed to Tenants by the landlord pursuant to any Lease to the extent same has not been paid or reimbursed by Seller as of the Closing Date.

            11.1.11 LEASING COMMISSIONS. Purchaser shall receive a credit against the Purchase Price for any brokerage and leasing commissions incurred in connection with the leasing of space in the Unit to the extent same have not been paid by Seller as of the Closing Date. To the extent not so paid to Purchaser, Seller shall indemnify, defend and hold Purchaser harmless from and against any costs, losses, damages, expenses or liability for any such leasing or brokerage commissions.]***

            11.1.12 CONDOMINIUM COMMON CHARGES AND ASSESSMENTS. All common charges and other amounts paid or payable to the Condominium with respect to the Unit (including, without limitation, any payments made for insurance, utilities or services) shall be prorated over the period to which same relate; provided, however, that any special assessments imposed with respect to the Unit prior to the date of this Agreement shall be paid for in full by Seller on or before the Closing Date, whether or not any installments thereof are or may be payable after the Closing Date.

            11.1.13 AMOUNTS PAYABLE UNDER THE UNIT LEASE. The Administrative Fee payable with respect to the Unit for the calendar year in which the Closing occurs shall be apportioned between the parties as of the Adjustment Date. The Theater Surcharge payable with respect to the Unit for the calendar year in which the Closing occurs shall be apportioned between the parties as of the Adjustment Date on the basis of the number of days in such calendar year for which Theater Surcharge is payable with respect to the Unit by reason of (i) the occupancy of the Unit by Purchaser or anyone acting under or through Purchaser from and after the Closing Date, and (ii) the occupancy of the Unit by Seller or anyone acting under or through Seller prior to the Closing Date. Except as provided in Section 11.1.3 hereof with respect to PILOT and except as provided in this Section 11.1.13, all rent, additional rent, and other charges which have accrued under the Unit Lease with respect to the Unit as of the Closing Date, including without limitation, PILOMRT and PILOST, shall be the sole responsibility of Seller, and Seller shall furnish evidence reasonably satisfactory to Purchaser at Closing that all such rent, additional rent, and other charges have been paid in full. Seller shall indemnify, defend and hold harmless

Purchaser from and against all claims, costs, losses, damages and expenses resulting from Seller's failure to pay any such rent, additional rent, and other charges when due.

            11.1.14 EXCESS SITE ACQUISITION COSTS. All Excess Site Acquisition Costs payable (or for which a credit is permitted) with respect to the Unit with respect to all periods from and after the Closing Date shall be for the account of Purchaser.

            11.1.15 SURVIVAL. The provisions of this Section 11.1 shall survive the Closing.

      11.2 DETERMINATION OF CLOSING ADJUSTMENTS. The parties hereto agree to make a good faith effort to determine the adjustments and prorations to be made at Closing, pursuant to this Article, at least three (3) Business Days prior to the Closing Date.

      11.3 NET APPORTIONMENTS AND ADJUSTMENTS.

            11.3.1 DUE SELLER. In the event the net apportionments and adjustments as provided in Section 11.1 result in a payment due to Seller, then such payment shall be made at Closing in the manner set forth in Section 2.2. In the event that despite Purchaser's good faith efforts, the parties hereto are unable to determine the amount of the adjustments to be paid to Seller at Closing, if any, on or before the date which is three (3) Business Days prior to the Closing Date, such amount may be paid by Purchaser to Seller at the Closing by cashier's or bank check, or by a certified check of Purchaser drawn upon a bank which is a member of The New York Clearing House Association (or any successor organization thereto).

            11.3.2 DUE PURCHASER. In the event the net apportionments and adjustments as provided in Section 11.1 result in a payment due Purchaser, then such payment shall be made at Closing by way of a credit against the Purchase Price.

      11.4 OTHER. Except as otherwise provided in this Agreement, the customs regarding title closings, as recommended by The Real Estate Board of New York, Inc., shall apply to all apportionments.

                                   ARTICLE 12

                         CLOSING DOCUMENTS; OBLIGATIONS
                       OF PURCHASER AND SELLER AT CLOSING

      12.1 SELLER'S OBLIGATIONS AT CLOSING. On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following:

            12.1.1 Intentionally Omitted.

            12.1.2 A Bill of Sale in the form annexed hereto as Exhibit 2, duly executed by Seller.

            12.1.3 A statement by the Board of Managers of the Condominium that the common charges and any assessments then due and payable to the Condominium have been paid to the date of the Closing;

            12.1.4 A modification agreement with respect to Seller's Unit Lease in form reasonably satisfactory to Seller and Purchaser, duly executed by the lessor thereunder and by Seller, providing for the termination thereof with respect to the Property as of 11:59 p.m. on the day immediately preceding the Closing Date, and reflecting the apportionments provided for in Sections 11.1.13 and 11.1.14 hereof.

            12.1.5. A memorandum of the modification agreement provided for in
Section 12.1.4.

            12.1.6 An estoppel certificate from the lessor under Seller's Unit Lease in the form required to be delivered thereunder.

            (18)***[12.l.7 A letter to each Tenant advising of the change of ownership of the Property in accordance with General Obligations Law Section 7-105.

            12.1.8 An Assignment and Assumption of Landlord's Interest in Leases, in the form annexed hereto as Exhibit 4.]***

            12.1.9 All records within Seller's (or its affiliate's or agent's) possession reasonably required for the ownership and/or continued operation of its Property, including but not limited to, service contracts, plans, surveys, Leases, lease files, licenses, permits, warranties, and guaranties.

            12.1.10 An Assignment of Licenses, Permits, Warranties and Guarantees, in the form annexed hereto as Exhibit 5.

            12.1.11 All keys, combinations, codes and electronic cards for any locks in the Unit which are in Seller's possession.

            12.1.12 A duly executed letter agreement by which Seller and Purchaser agree to correct any errors in prorations as soon after the Closing as amounts are finally determined, in the form annexed hereto as Exhibit 6 (the "Post-Closing Adjustment Letter").

            12.1.13 Evidence reasonably acceptable to Purchaser and the Title Company authorizing the consummation by Seller of the transaction contemplated by this Agreement, and the execution and delivery of documents on behalf of Seller.

            12.1.14 The certificate with respect to FIRPTA compliance in the form of Exhibit 7 annexed hereto.

            12.1.15 The New York City Department of Finance Real Property Transfer Tax Return (the "RPT Return") and the New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (the "Form TP-584") and/or any other applicable transfer

----------
      (18)To be deleted if pursuant to applicable option provision of Declaration, Unit is to be delivered vacant and free and clear of tenancies at Closing.

tax returns required in connection with the transfer of the Property to Purchaser or the recording of the Memoranda.

            12.1.16 A title affidavit in the form customarily required by the Title Company.

            12.1.17 To the extent the same are in Seller's possession, copies of any drawings and/or CADD design files for all leasehold improvements made by Seller to such Unit(s) on an "as-built basis" without cost to Purchaser.

      12.2 PURCHASER'S OBLIGATIONS AT CLOSING. Purchaser shall deliver or cause to be delivered to Seller (or, in the case of subsection 12.2.2 hereof, to the lessor under the Unit Lease) on the Closing Date, for the Property, the following:

            12.2.1 The Purchase Price, as adjusted pursuant to Article 11 hereof.

            12.2.2 A modification agreement with respect to Purchaser's Unit Lease in form reasonably satisfactory to Seller and Purchaser, duly executed by the lessor thereunder and by Purchaser, providing for the leasing of the Unit to Purchaser as of 12:01 am. on the Closing Date for the balance of the term of the Purchaser's Unit Lease, together with all rights, duties and obligations with respect thereto accruing from and after the Closing Date, and reflecting the apportionments provided for in Sections 11.1.13 and 11.1.14 hereof.

            12.2.3 A memorandum of the modification agreement referred to in
Section 12.2.2 hereof.

            12.2.4 Duplicate originals of the ***[Assignment and Assumption of Landlord's Interest in Leases,]***, the Post-Closing Adjustment Letter, the RPT Return, Form TP-584 (and/or other applicable transfer tax returns) and the Tenant Notice Letters, duly executed by Purchaser.

            12.2.5 Evidence reasonably acceptable to Seller and the Title Company authorizing the consummation by Purchaser of the transaction which is the subject of this Agreement, and the execution and delivery of documents on behalf of Purchaser.

      12.3 ADDITIONAL DOCUMENTS. Purchaser and Seller shall each deliver at closing such other documents as may be reasonably and customarily required by the Title Company to consummate the transaction contemplated by this Agreement, including, without limitation, an assignment and assumption of the Unit Lease insofar as the same relates to the Property.

                                   ARTICLE 13

                               PERSONAL PROPERTY

      The parties hereto agree that no part of the Purchase Price is attributable to personal property.

                                   ARTICLE 14

                                  UNPAID TAXES

      14.1 The amount of any unpaid real estate taxes, assessments, water charges and sewer rents other than items subject to proration as heretofore provided, which Seller is obligated to pay and discharge may, at the option of Seller, be allowed to Purchaser out of the Purchase Price, provided that official bills therefor with interest and penalties thereon calculated to said date are furnished by Seller at the Closing.

      14.2 Seller may use any portion of the Purchase Price to satisfy any liens or encumbrances which exist on the Closing Date which are not Permitted Encumbrances, provided that Seller deliver to Purchaser at Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments.

                                   ARTICLE 15

                                  THE CLOSING

      15.1 THE CLOSING. The sale and purchase of the Property contemplated by the terms and conditions of this Agreement shall be consummated at the Closing.

            15.1.1 LOCATION AND DATE OF CLOSING. Subject to the satisfaction of the terms and conditions herein set forth, the Closing shall take place at the offices of Purchaser or Purchaser's attorneys (or the attorney's for Purchaser's lender) in either case in New York City (such place of Closing to be designated by Purchaser by notice to Seller given at least 2 Business Days prior to Closing) at 10:00 AM., on [_______________]***(19) (the "Closing Date").
Purchaser shall have the right to set as the Closing Date any Business Day prior to the date set forth in the immediately preceding sentence, provided Purchaser shall give Seller at least ten (10) days prior written notice thereof, and in the event of the giving of such notice, the date set forth therein shall be the "Closing Date" for purposes of this Agreement. Purchaser shall have the right to adjourn the Closing Date for a period not to exceed ten (10) Business Days, and time shall be of the essence with respect to the parties' obligation to close as of such adjourned Closing Date.

            15.1.2 DELIVERIES AT CLOSING. At the Closing, the Purchase Price and any other payments required to be made by Purchaser hereunder shall be delivered to Seller upon delivery to Purchaser of the Memoranda, and all other documents required under Article 12 hereof shall be executed and delivered.

      15.2 BUSINESS DAYS. For purposes of this Agreement, the term "Business Day" shall mean all days except Saturdays, Sundays, and all days observed by the Federal Government or New York State as legal holidays.

----------
      (19) Date to be inserted is 60 days after exercise of option by Purchaser (or first Business Day thereafter), except that, in the case of exercise of right of first refusal, closing shall be later of (i) closing date in term sheet, or (ii) 60 days after exercise of right, or first Business Day thereafter.

                                   ARTICLE 16

                                    NOTICES

      Except as otherwise provided in this Agreement, any and all notices, elections, demands, requests and responses permitted or required to be given pursuant to this Agreement shall be in writing, signed by the party giving the same or by its attorneys, and shall be deemed to have been duly given and effective upon being: (i) personally delivered with receipt for delivery; or
(ii) deposited with a nationally recognized express overnight delivery service (e.g., Federal Express) for next Business Day delivery with receipt for delivery; or (iii) deposited in the United States mail, postage prepaid, certified with return receipt requested (with an additional copy simultaneously sent by the method described in either clause (i) or clause (ii) of this sentence), addressed, in any case, to the other party at the address of such other party set forth below, or at such other address within the continental United States as may be designated by a notice of change of address and given in accordance herewith. The time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall be deemed given and received at the time delivered. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been received, shall also constitute receipt. Any such notice, election, demand, request or response shall be addressed to the respective parties as follows:

            (i)   if to Seller, to:

                        __________________________
                        __________________________
                        __________________________
                        __________________________

                  with a copy to:

                        __________________________
                        __________________________
                        __________________________
                        __________________________

            (ii)  if to Purchaser, to:

                        __________________________
                        __________________________
                        __________________________
                        __________________________

                  with a copy to:

                        __________________________

                        __________________________
                        __________________________
                        __________________________

                  with a copy to:

                        42nd St. Development Project, Inc.
                        633 Third Avenue, 33rd floor
                        New York, New York 10017
                        Attention: President

                                   ARTICLE 17

                           SELLER'S DEFAULT; SURVIVAL

      17.1 SELLER'S DEFAULT. If any of Seller's representations or warranties contained in this Agreement are untrue as of the date made or as of the Closing Date or if Seller shall have failed to perform any of the covenants or other agreements contained herein which are to be performed by Seller, on or before the date set forth herein for the performance thereof (each event referred to in the foregoing provisions of this sentence is herein sometimes called a "Seller Default"), then Purchaser may, at its option, elect to terminate this Agreement by giving written notice of such election to Seller, and, if Purchaser so elects, ***[Purchaser shall receive a refund of the Deposit together with all interest accrued thereon within five (5) Business Days following such termination and ]*** this Agreement shall be terminated and the parties hereto shall be relieved of all further obligations and liability under this Agreement (other than those that are expressly stated to survive the termination of this Agreement). In the alternative, Purchaser may seek to enforce specific performance of this Agreement; provided, however, that (unless Seller is a Public Party) Purchaser's election to seek specific performance shall not limit Seller's liability for damages with respect to (i) any provision of this Agreement requiring Seller to indemnify Purchaser, including without limitation,
Section 3.1.10 hereof, or (ii) Seller's breach of any representation or warranty hereunder which survives the Closing and which breach is first discovered by Purchaser following conveyance of the Property to Purchaser. It is expressly understood and agreed by Seller and Purchaser that the failure by Purchaser to terminate this Agreement for any reason pursuant to this Section shall in no way waive, alter or modify any rights of Purchaser in regard to the representations, warranties, covenants and agreements of Seller in this Agreement.

      17.2 SURVIVAL. Except as specifically set forth to the contrary in this Agreement, none of the representations, warranties, covenants, indemnities, agreements, obligations or commitments made by Seller or Purchaser in this Agreement shall survive the Closing, the same being merged in the conveyance. If survival is herein provided and no time specified, such matter or matters shall be the basis for a claim against the Seller or Purchaser only if asserted in writing within nine (9) months after the Closing Date.

      ***[17.2 PURCHASER'S DEFAULT. If Purchaser fails to accept title and pay the Purchase Price at Closing in accordance with this Agreement, the Deposit, together with all interest accrued thereon, if any, shall be retained by Seller as liquidated damages. The provisions herein contained for liquidated and agreed upon damages are bona fide provisions for such and are not a penalty, the parties agreeing that by reason of Seller binding itself to the sale of the Property and by reason of the withdrawal of the Property from sale at a time when other parties would be interested in acquiring the Property, that Seller will sustain damages if Purchaser defaults, which damages will be substantial but will not be capable of determination with mathematical precision, and therefore, as aforesaid, this provision for liquidated and agreed upon damages has been incorporated in this Agreement as a provision beneficial to both parties.]***(20)

                                   ARTICLE 18

                                    BROKERS

      18.1 REPRESENTATION. Each party represents and warrants to the other party that the party making such representation (the "Warranting Party") has not dealt with any broker, finder or consultant in connection with the transaction which is the subject of this Agreement. The Warranting Party further represents and warrants that in the event any claim is made for a broker's, finder's or consultant's commission or fee by anyone as a result of the acts or actions of the Warranting Party or its representatives with respect to the within transaction, the Warranting Party shall indemnify, defend and hold the other party to this Agreement harmless from any and all loss, liability, cost, damage or expense with respect to such claims (including, without limitation, reasonable attorneys' fees and disbursements). This Section shall survive the Closing or earlier termination of this Agreement.

                                   ARTICLE 19

                                 MISCELLANEOUS

      19.1 MERGER. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, representations and statements are merged into this Agreement. Neither this Agreement nor any provisions hereof may be modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. Unless otherwise provided herein, no provision of this Agreement may be waived except by an instrument in writing signed by the party against which the enforcement of such waiver is sought.

      19.2 HEADINGS. The Article, Section, Schedule and Exhibit headings used herein are for convenience only, and are not to be used in determining the meaning of this Agreement or any part hereof.

----------
      (20) If Deposit is paid pursuant to Section 2.4. Otherwise, to be deleted.

      19.3 GOVERNING LAW. This Agreement and its interpretation and enforcement shall be governed by the laws of the State of New York without regard to conflict of law principles.

      19.4 JURISDICTION. For the purposes of any suit, action or proceeding involving this Agreement, Seller and Purchaser hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York, and consent that any order, process, notice of motion or other application to or by any such court, or a judge thereof, may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Seller and Purchaser agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, Seller and Purchaser agree upon the request of the other party to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

      19.5 WAIVER OF VENUE AND INCONVENIENT FORUM CLAIMS. Seller and Purchaser hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding is brought in any inconvenient forum.

      19.6 WAIVER OF JURY TRIAL. Each of the parties hereto waives, irrevocably and unconditionally, any and all right to trial by jury in any action brought on, under, or by virtue of, or relating in any way to this Agreement or the transactions contemplated hereby, or any of the documents executed in connection herewith, the Property, or any claims, defenses, rights of set-off or other actions pertaining hereto or to any of the foregoing.

      19.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the parties hereto.

      19.8 INVALID PROVISIONS. If any term or provision of this Agreement, or any part of any term or provision, or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision or remainder thereof to persons or circumstances other than those as to which it is held invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      19.9 SCHEDULES AND EXHIBITS. All Schedules and Exhibits which are annexed to this Agreement are a part of this Agreement and are incorporated herein by reference.

      19.10 NO OTHER PARTIES. The provisions of this Agreement are for the sole benefit of the parties to this Agreement and their successors and permitted assigns, and shall not give rise to any rights by or on behalf of anyone other than such parties, and no party is intended to be a third party beneficiary hereof. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Purchaser and Seller and their permitted assigns any rights of any nature whatsoever.

      19.11 INTERPRETATION. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

      19.12 LITIGATION FEES. In the event that any litigation arises under this Agreement, the prevailing party (which term shall mean the party which obtains substantially all of the relief sought by such party) shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees.

      19.13 SINGULAR/PLURAL. The use of the singular shall be deemed to include the plural, and vice versa, whenever the context so requires.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale and Purchase as of the date first above written.

                                        [SELLER]

                                        By:
                                                Name:
                                                Title:


                                        [PURCHASER]

                                        By:

                                                Name:
                                                Title:

                                    EXHIBIT 1

                              INTENTIONALLY OMITTED


                                    Exh. 2-1

                                   EXHIBIT 2

                                  BILL OF SALE

            KNOW ALL MEN BY THESE PRESENTS that _______, having an office at ___________ ("SELLER") for and in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration to it in hand paid, at or before the unsealing and delivery of these presents by ___________, having an office at ___________ ("PURCHASER"), the receipt and sufficiency whereof are hereby acknowledged, has transferred and conveyed and by these presents does quitclaim, release, transfer and convey unto Purchaser, its successors and assigns, all fixtures, machinery and equipment to the extent same constitute personal property, and all other personal property (collectively, the "PERSONAL PROPERTY") used in connection with the operation of those certain premises known as _______________ (the "PREMISES") and not being the property of any space tenant or occupant of the Premises or any manager or leasing agent.

            TO HAVE AND TO HOLD, the same unto Purchaser, its successors and assigns, forever.

            This transfer is made as part of the transfer of the Premises by Seller to Purchaser as of the date hereof, and both parties agree and acknowledge that no part of the consideration therefor is allocated to the Personal Property.

            This transfer is made without representation, warranty or guaranty by, or recourse against, Seller of any kind whatsoever.

            IN WITNESS WHEREOF, Seller has signed this instrument as of this __ day of , 2___.

                                        [Seller]


                                    Exh. 4-2

                                    EXHIBIT 3

                              INTENTIONALLY OMITTED


                                    Exh. 3-1

                                   EXHIBIT 4

           ASSIGNMENT AND ASSUMPTION OF LANDLORD'S INTEREST IN LEASES

            KNOW ALL MEN BY THESE PRESENTS that ______, having an office at (the "ASSIGNOR"), in consideration of Ten ($10.00) Dollars and other good and valuable consideration in hand paid by _______________, having an office at ______________ (the "ASSIGNEE"), the receipt and sufficiency of which are hereby acknowledged, hereby assigns unto Assignee all of Assignor's right, title and interest in and to the following:

                  (i) All leases (the "LEASES") made and entered into by any and all tenants at those certain premises known as ________ (the "PREMISES"); and

                  (ii) All security deposits, if any, held by Assignor under the
            Leases.

            TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Leases.

            Assignee hereby assumes the performance of all of the terms, covenants and conditions of the Leases herein assigned by Assignor to Assignee on, from and after the date hereof and hereby agrees to perform all of the terms, covenants and conditions of the Leases to be performed on, from and after the date hereof, all with the full force and effect as if Assignee had signed the Leases originally as the landlord named therein.

            Assignor does hereby agree for itself, its successors and assigns, to indemnify and hold harmless Assignee and its partners, directors, officers, principals, shareholders, agents and employees from and against any claim arising from or in connection with the performance by Assignor under the Leases prior the date hereof, together with all reasonable costs, expenses and liabilities in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys' fees and expenses. In case any action be brought against Assignee and/or its partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Assignor, upon notice from Assignee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Assignee).

            Assignee does hereby agree for itself, its successors and assigns, to indemnify and hold harmless Assignor and its partners, directors, officers, principals, shareholders, agents and employees from and against any claim arising from or in connection with the performance by Assignee under the Leases on, from and after the date hereof, together with all reasonable costs, expenses and liabilities in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys' fees and expenses. In case any action be brought against Assignor and/or its partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Assignee, upon notice from Assignor, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Assignor).


                                    Exh. 4-1

            IN WITNESS WHEREOF, the parties hereto have signed this instrument as of this ___ day of _______, 2___.

                                        [Assignor]
                                        By:_____________________________________


                                        [Assignee]
                                        By:_____________________________________


                                    Exh. 4-2

                                   EXHIBIT 5

           ASSIGNMENT OF LICENSES, PERMITS, WARRANTIES AND GUARANTEES

            KNOW ALL MEN BY THESE PRESENTS that _______,having an office at (the "ASSIGNOR") in consideration of Ten ($10.00) Dollars and other good and valuable consideration in hand paid by ____________, having an office at _____________________ (the "ASSIGNEE"), the receipt and sufficiency of which are duly acknowledged, hereby assigns and quitclaims unto Assignee all of Assignor's right, title and interest, if any, in and to (i) all assignable licenses and/or permits, if any, relating to and affecting those certain premises known as _________________________ (the "PREMISES"), and (ii) all assignable warranties and guarantees of contractors, manufacturers, suppliers and/or installers, if any, relating to the Premises.

            TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions therein contained.

            This Assignment is made in connection with the transfer this day of the Premises by Assignor to Assignee.

            This Assignment is made without warranty or representation by, or recourse against Assignor of any kind whatsoever.

            IN WITNESS WHEREOF, the undersigned has signed this Assignment as of this ____ day of _______, 2___.

                                        [Assignor]


                                        By:_____________________________________


                                    Exh. 5-1

                                   EXHIBIT 6

                         POST-CLOSING ADJUSTMENT LETTER

                             [Letterhead of Seller]

                                     [Date]

[Name and Address of
  Purchaser]

            Re:

                        (THE "PREMISES")

Gentlemen:

            In connection with the closing adjustments made pursuant to the transfer of title of the Premises by the undersigned to you, a copy of which closing adjustments is annexed hereto, it is hereby agreed that if any arithmetic calculations shall prove to be erroneous, or any adjustment shall be omitted, same shall be adjusted between you and the undersigned after the closing. Any such adjustment shall be paid promptly after same is ascertained. The obligation to correct any erroneous adjustment or to make any additional adjustment in accordance with the above shall survive the closing.

                                        Very truly yours,

                                        [Seller]

                                        By:_____________________________________


AGREED TO:

[Purchaser]

By:______________________________


                                    Exh. 6-1

                                   EXHIBIT 7

                               FIRPTA CERTIFICATE

            Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________, the undersigned hereby certifies the following on behalf of _____________:

            1. __________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

            2.    __________'s U.S. employer identification number is _____, and

            3.    __________'s office address is ___________________________.

            The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

            Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of ____________.


Dated:_______________________________   ________________________________________
                                               [Title]


                                    Exh. 7-1

                                    EXHIBIT K

                         FORM OF NYTC PURCHASE GUARANTY
                             UNIT PURCHASE GUARANTY

      THIS UNIT PURCHASE GUARANTY ("GUARANTY") is made and entered into as of the ___ day of_____________, 200_, by THE NEW YORK TIMES COMPANY, a _______ corporation, whose address is 229 West 43rd Street, New York, New York 10036,
Attention: __________________ ("GUARANTOR"), in favor of [FC UNIT OWNER], a _____________________________________, whose address is One MetroTech Center
North, Brooklyn, New York 11201, Attention: General Counsel ("SELLER").

                              W I T N E S S E T H:

      WHEREAS:

      A. Concurrently with execution and delivery of this Guaranty, Seller and _______ ("PURCHASER") have entered into an Agreement of Sale and Purchase (the "PURCHASE AGREEMENT") pursuant to which Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the "PROPERTY", as such term is defined in the Purchase Agreement.

      B. Guarantor has an interest in Purchaser and has agreed to guaranty the "GUARANTEED OBLIGATIONS" as such term is hereinafter defined.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows (all capitalized terms used herein without definition having the meanings ascribed to them in the Purchase Agreement):

      1. (a) Guarantor, for itself, its successors and assigns, hereby primarily, unconditionally, absolutely and irrevocably guarantees:

            (i) that Guarantor will cause Purchaser to pay, and in the event of the failure of Purchaser so to do, Guarantor will pay, the "PURCHASE PRICE" (as such term is defined in the Purchase Agreement) if, as and when the "CLOSING" (as such term is defined in the Purchase Agreement) occurs, subject to and in accordance with all of the terms, covenants and conditions of the Purchase Agreement; and

            (ii) The full and prompt payment of any Enforcement Costs (as hereinafter defined in Paragraph 19 hereof).

            (b) Guarantor represents and warrants that, as of the date of this Guaranty, Guarantor has a credit rating of "A-minus"(6) or better as determined by the "Rating Agency" (as such term is defined in that certain Declaration of Leasehold Condominium governing the real property of which the Property forms a part).

      2. Guarantor guarantees the Guaranteed Obligations regardless of any law, statute, rule, regulation, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of the terms or the rights or remedies of Seller with respect to the Guaranteed Obligations. The obligations and liabilities of Guarantor hereunder shall be direct and primary and not indirect or secondary, and shall be absolute, unconditional and irrevocable. Guarantor's obligations hereunder shall not be deemed exonerated, discharged or satisfied, except as provided in Section 16 hereof.

      3. If Guarantor fails to promptly perform its obligations under this Guaranty, Seller shall, from time-to-time, and without first attempting to require performance by Purchaser, have the right to bring any action at law or in equity, or both, to compel Guarantor to perform its obligations hereunder, and/or to collect in any such action compensation for all losses, costs, expenses, damages and injuries sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform such obligations. Guarantor shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Guaranteed Obligations.

      4. All of the remedies set forth herein and/or provided for in the Purchase Agreement or at law or equity shall be equally available to Seller and the choice of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Seller to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Seller from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good-faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Seller at the lowest cost to Purchaser and/or Guarantor. It is the intention of the parties that such good-faith choice by Seller be given conclusive effect regardless of such subsequent developments.

      5. Guarantor hereby waives (i) notice of acceptance of this Guaranty by Seller and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which any Guarantor may have against Seller, except for claims of actual payment or actual performance (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest,

----------
      (6) Substitute equivalent rating to "A-Minus" if Rating Agency is no longer Standard & Poors.

diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (iv) any failure by Seller to inform Guarantor of any facts Seller may now or hereafter know about Purchaser, the Property, or the terms of the Purchase Agreement, it being understood and agreed that Seller has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Purchaser of all such circumstances bearing on the risk of nonperformance of the Purchaser's obligation under the Purchase Agreement. Guarantor agrees that any claims which Guarantor may have against Purchaser must be brought in a separate action, which action shall not be consolidated with any action brought by Seller, unless such consolidation is required by law. Seller shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Purchaser. Guarantor acknowledges that no representations of any kind whatsoever have been made to it by Seller. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Seller except as expressly set forth in a writing duly signed and delivered on behalf of Seller.

      6. Guarantor further agrees that Guarantor's liability as guarantor shall in nowise be impaired or affected by any extensions which may be made from time to time, with or without the knowledge or consent of Guarantor, of the time for performance by Purchaser under the Purchase Agreement or by any forbearance or delay in enforcing same, or by way of waiver by Seller under the Purchase Agreement. Seller's failure or election not to pursue any other remedies it may have against Purchaser, Guarantor, or by virtue of any change or modification in the Purchase Agreement or by the acceptance by Seller of any additional security or any increase, substitution or change therein, or by the release by Seller of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Guaranteed Obligations, even though Seller might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations, it being the intent hereof that Guarantor shall remain liable as principal for payment and/or performance of the Guaranteed Obligations until the Guaranteed Obligations have been paid or performed in full and notwithstanding any act or thing which might otherwise operate as legal or equitable discharge of a surety. Guarantor further understands and agrees that Seller may at any time enter into agreements with Purchaser to amend and modify the Purchase Agreement and may waive or release any provision or provisions of the Purchase Agreement, and, with reference to such instruments, may make and enter into any such amendments or agreements as the parties thereto may deem proper and desirable, and may apply any monies received by Seller, regardless of the purpose for which the same was given to Seller to cure any default or to apply on account of the Guaranteed Obligations, in such order and priority as Seller, in its sole discretion, may require without in any manner impairing or affecting this Guaranty or any of Seller's rights hereunder or Guarantor's obligations hereunder.

      7. Guarantor hereby acknowledges having received, reviewed and understood a true, correct and complete copy of the Purchase Agreement. Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other person or entity, that possession of this Guaranty by Seller shall be conclusive evidence of due delivery hereof by Guarantor and acceptance hereof by Seller, and that this Guaranty shall continue in full force and effect, both as to guaranteed obligations and liabilities now existing and/or those hereafter created.

      8. Guarantor hereby consents and agrees that, without any further notice to, or consent or agreement of, Guarantor (a) Seller make take, hold, exchange, enforce, waive, surrender and/or release other guarantees, collateral or security which further secure(s) payment and/or performance of this Guaranty or the Purchase Agreement, and (b) that any of the obligations, terms, covenants and conditions contained in the Purchase Agreement (including, but not limited to, Purchaser's obligations thereunder) may be renewed, altered, extended, changed, modified, supplemented or released at Seller's written direction, or with Seller's written consent, without in any manner affecting this Guaranty or releasing Guarantor herefrom, and without the further consent of or notice to Guarantor, and Guarantor shall continue to be liable hereunder to pay and perform pursuant hereto notwithstanding any such renewal, alteration, extension, change, modification, supplement or release, or the taking, holding, exchanging, enforcing, waiving, surrender and/or release of such other guarantees, collateral or security. Seller may perfect or fail to perfect, or to continue the perfection of, any lien or security interest without notice to, consideration to or the consent of Guarantor, and without in any way releasing, diminishing or affecting the absolute nature of Guarantor's obligations and liabilities hereunder.

      9. Guarantor hereby waives any and all legal requirements that Seller, or its successors or assigns, must institute any action or proceeding at law or in equity, or obtain any judgment, or exhaust their rights, remedies and/or recourses against Purchaser or any other person or entity, or with respect to any security for the obligations hereby guaranteed, as a condition precedent to making any demand on, bringing an action against, or obtaining or enforcing any judgment against, Guarantor upon this Guaranty, and/or that it join Purchaser or any other person or entity as a party to any such action. All remedies afforded to Seller, and its successors or assigns, by reason of this Guaranty, are separate and cumulative remedies, and it is agreed that no one of such remedies, whether or not exercised by Seller, or its successors or assigns, shall be deemed in exclusion of any of the other remedies available to Seller or its successors or assigns, at law, in equity, by statute, under contract, hereunder or otherwise, and shall in no way limit or prejudice any such other remedies which Seller, or its successors or assigns, may have. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Seller. Guarantor further waives any requirement that Seller demand or seek payment or performance by Purchaser or by any other person or entity of the amounts owing or the covenants to be performed under the Purchase Agreement, whether hereby guaranteed or not, as a condition precedent to bringing any action against Guarantor upon this Guaranty, it being agreed that a failure to comply with or perform the obligations, terms, covenants and conditions herein guaranteed shall, without further act, make Guarantor liable as herein set forth.

      10. This Guaranty is an absolute, unconditional, present and continuing guaranty of performance of the obligations recited in Paragraph 1 hereof. Guarantor hereby expressly waives all defenses of Purchaser pertaining to said obligations, except for the defense of discharge by complete and irrevocable performance, and except for such defenses as would constitute a defense to Purchaser's obligation to close under the Purchase Agreement. Guarantor shall not be released (a) by any act, omission or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, (b) by any defense based upon any statute or rule of law which provides that the obligations of a surety or guarantor must be neither larger in amount nor in other respects more burdensome than those of a principal, or (c) by reason of any waiver, extension, renewal, modification, forbearance or delay by Seller, or its successors or assigns, or its failure to proceed promptly or otherwise, and Guarantor hereby expressly waives and surrenders any defense to liability hereunder based upon the foregoing acts, omissions, things, statutes, rules, waivers, extensions, modifications, forbearances, delays, obligations, agreements, or any of them, except the defense of complete and irrevocable performance in full. Guarantor also waives any defense arising by virtue of any disability, insolvency, bankruptcy, defect in formation or continuation, lack of authority or power, death, insanity, incompetence, liquidation or dissolution of, or any cessation or limitation of liability from any cause (other than full and irrevocable performance) of, Purchaser, any member or agent thereof, or any other surety, co-maker, endorser or guarantor. No change in the ownership of Purchaser or in Purchaser's members shall affect or change the terms of this Guaranty or in any way change or reduce the liability of Guarantor hereunder. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Purchase Agreement or hereunder is rescinded or otherwise required to be returned upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Purchaser, or upon or as a result of the appointment of a receiver, intervener, custodian or conservator of or trustee or similar officer for, or any substantial part of its property, or otherwise, all as though such payment had not been made, regardless of whether the recipient thereof contested the order requiring the return of such payment.

      11. Guarantor hereby expressly agrees that the liabilities and obligations of Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against Purchaser or any other person or entity of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the obligations and/or liabilities hereby guaranteed pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against Guarantor.

      12. In the event that Guarantor shall advance or become obligated to pay any sums or incurs any costs or expenses hereunder, or in the event that for any reason Purchaser is now or shall hereafter become indebted or obligated to Guarantor, the amount of such sum, costs, expenses and such indebtedness or obligation shall at all times be subordinated as to lien, time of payment and in all other respects to the amounts owing to Seller hereunder. Notwithstanding any payment or payments made, or costs or expenses incurred, by Guarantor hereunder, Guarantor shall not be entitled to be subrogated to any of the rights of Seller against Purchaser or any other guarantor or any collateral security or guaranty held by Seller for the payment of the guaranteed obligation, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Purchaser or any other guarantor in respect of payments made, or costs or expenses incurred, by Guarantor hereunder unless and until the Guaranteed Obligations and any Enforcement Costs shall have been paid in full. Except as otherwise set forth herein, Guarantor shall have no right to participate in any way in the right, title or interest of Seller in the Property, or to receive payments from Purchaser upon any indebtedness or obligation, notwithstanding any payments made, or costs or expenses incurred, by Guarantor hereunder, all rights of reimbursement, indemnification, subrogation and participation being hereby expressly waived and released with respect to any such payments, costs and expenses. Guarantor agrees that, following any default or event of default under the Purchase Agreement, and until the Guaranteed Obligations thereunder shall have been paid and/or performed in full, Guarantor will not accept any payment or satisfaction of any kind of any indebtedness or obligation of Purchaser to Guarantor. Further, as long as Guarantor remains liable hereunder, Guarantor agrees that, if, following any default or event of default under the Purchase Agreement, Guarantor should receive any payment, satisfaction or security for any indebtedness or obligation of Purchaser to Guarantor, the same shall be delivered to Seller in the form received, endorsed or assigned as may be appropriate, for application on account of or as security for the Guaranteed Obligations thereunder, and, until so delivered, shall be held in trust for Seller as security for said Guaranteed Obligations. In addition, at any time, in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of Purchaser, Seller shall be entitled to performance in full of the obligations hereby guaranteed prior to the payment of all or any part of any indebtedness of Purchaser to Guarantor, and Guarantor will, at the request of Seller, file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of Purchaser in respect of such indebtedness and hereby assigns to Seller, and will hold in trust for Seller, any and all monies, dividends or other assets received in any such proceeding on account of such obligations, unless and until the obligations hereby guaranteed shall be irrevocably performed in full. In the event Guarantor fails to perform said obligations, it shall pay and deliver said monies, dividends or other assets to Seller.

      13. Guarantor hereby warrants and represents unto Seller that:

            (a) there are no actions, suits or proceedings pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor, which will have a material adverse impact upon Guarantor's ability to perform its obligations hereunder, or involving the validity or enforceability of this Guaranty, at law or in equity; and Guarantor is not in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Guarantor,

            (b) any and all balance sheets, net worth statements, income and expense statements, cash flow statements and other financial statements of, and other financial statements and data relating to, Guarantor previously or hereafter delivered to Seller fairly and accurately present, or will fairly and accurately present, the financial condition of Guarantor as of the dates thereof, since the dates of those most recently delivered, there has been no material adverse change in the financial condition of Guarantor; Guarantor has disclosed all events, conditions, and facts known to Guarantor which are more likely than not to have a material adverse effect on the financial condition of Guarantor; and neither this Guaranty nor any document, financial statement, financial or credit information, certificate or statement relating to Guarantor and referred to herein, or furnished to Seller by Guarantor contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact;

            (c) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, and to execute, deliver and perform this Guaranty and any other documents or instruments in connection therewith which it is required to execute; all resolutions of the board of directors of Guarantor necessary to authorize the execution, delivery and performance of this Guaranty and such other documents or instruments have been duly adopted and are in full force and effect; and this Guaranty and such other documents or instruments have been duly authorized, executed and delivered by and on behalf of Guarantor so as to constitute this Guaranty and such other documents or instruments the valid and binding obligation of Guarantor, enforceable in accordance with their terms.

            (d) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any law, order, rule, regulation, writ, injunction or decree now in effect of any government, governmental instrumentality court having jurisdiction over Guarantor, or (ii) any contractual restriction binding on or affecting Guarantor or Guarantor's property or assets which may adversely affect Guarantor's ability to fulfill its obligations under this Guaranty.

      14. The validity, construction and enforceability of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to conflict of laws principles thereof. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto or any right or remedy hereby guaranteed or provided shall be held to be unenforceable, prohibited or invalid under applicable law as to any person, party or entity or under any circumstances, for any reason, such provision, right or remedy shall be ineffective only to the extent of such unenforceability, prohibition or invalidity, and only with respect to such person, party, entity or circumstances, without invalidating or limiting or preventing the enforcement of the remainder of such provision, right or remedy, or the remaining provisions of this Guaranty, or any other right, remedy, statement, instrument or transaction contemplated hereby or relating hereto, as to any other person, party or entity or any other circumstances.

      15. Notwithstanding any other provision or provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount, if any, which Guarantor may be required or permitted to pay by any applicable law.

      16. This Guaranty shall remain in full force and effect until payment and/or performance of the Guaranteed Obligations in full, and thereafter, this Guaranty shall be discharged, null, void and of no further force and effect. Upon request by Guarantor, Seller will deliver to Guarantor written confirmation of the discharge of the obligations and liabilities of Guarantor hereunder, and Seller will return to Guarantor the original counterpart of this Guaranty. This instrument shall inure to the benefit of Seller and its successors, assigns, and shall bind Guarantor and Guarantor's successors and assigns. The obligations of Guarantor under this Guaranty shall be enforceable in all events against Guarantor, its successors and assigns, and each of them.

      17. This Guaranty may be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Seller and Guarantor. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

      18. Any notice, demand or request by Seller to Guarantor or from Guarantor to Seller shall be in writing and shall be deemed to have been duly given or made if either delivered personally or if mailed by certified or registered mail addressed to the address set forth below (or at the correct address of any assignee of Seller), except that mailed written notices shall not be deemed given or served until three (3) days after the date of mailing thereof:

                   (a)     If to Guarantor:

                           The New York Times Company
                           229 West 43rd Street
                           New York, New York 10036
                           Attention:________________________________

          with a copy to:

                           The New York Times Company
                           229 West 43rd Street
                           New York, New York 10036
                           Attention:    General Counsel

          with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention:  Martin D. Polevoy, Esq.

                   (b)     If to Seller:

                           [________________________]
                           One MetroTech Center North
                           Brooklyn, New York 11201
                           Attention:  General Counsel

          with a copy to:

                           Kelley Drye & Warren LLP
                           101 Park Avenue
                           New York, New York 10178
                           Attention James J Kirk, Esq

      19. If (i) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Seller in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty; (iii) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (iv) an attorney is retained to represent Seller in any proceedings whatsoever in connection with this Guaranty, then each Guarantor shall pay to Seller upon demand all attorney's fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty.

      20. Guarantor hereby irrevocably submits to personal jurisdiction in the state of New York, City and County of New York for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either any court in such city, county and state or (in a case involving diversity of citizenship) the United States District Court located there, in any action, suit, or proceeding which seller may at any time wish to file in connection with this guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court therein located and hereby waives any objection which such guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this paragraph shall not be deemed to preclude Seller from filing any such action, suit, or proceeding in any other appropriate forum.

      21. This Guaranty may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument. Any signature page of this Guaranty may be detached from any duplicate original of this Guaranty without impairing the legal effect of any signatures thereon and may be attached to another duplicate original of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

      22. Guarantor and Seller hereby waive any right to a trial by jury in any action or proceeding to enforce or defend any right under this Guaranty or relating thereto or arising from the relationship which is the subject of this Guaranty and agree that any such action or proceeding shall be tried before a court and not before a jury.

                                    EXHIBIT L

                              FORM OF NYTC SUBLEASE

            See Exhibit P to The New York Times Building LLC Operating Agreement, dated December 12, 2001.

                                    EXHIBIT M

                           FORM OF NYTC LEASE GUARANTY

                                    GUARANTY

      THIS GUARANTY ("GUARANTY") is made and entered into as of the ____ day of _____________, 20__, by THE NEW YORK TIMES COMPANY, a _______ corporation, whose address is 229 West 43rd Street, New York, New York 10036, Attention:
__________________ ("GUARANTOR"), in favor of [FC UNIT OWNER], a
_______________________________________,whose address is One MetroTech Center
North, Brooklyn, New York 11201, Attention: General Counsel ("LANDLORD").

                              W I T N E S S E T H:

      WHEREAS:

      A. Concurrently with execution and delivery of this Guaranty, Landlord and __________________________ ("TENANT") have entered into a Lease (the "LEASE") pursuant to which Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Seller, the "PREMISES", as such term is defined in the Lease.

      B. Guarantor has an interest in Tenant and has agreed to guaranty the "GUARANTEED OBLIGATIONS" as such term is hereinafter defined.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows (all capitalized terms used herein without definition having the meanings ascribed to them in the Lease):

      1. (a) Guarantor, for itself, its successors and assigns, hereby primarily, unconditionally, absolutely and irrevocably guarantees:

            (i) the full and faithful keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions of the Lease provided to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of the fixed rent, additional rent, charges and damages payable by Tenant under the Lease) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions;

            (ii) the full and prompt payment of any Enforcement Costs (as hereinafter defined in Paragraph 19 hereof).

            (b) Guarantor represents and warrants that, as of the date of this Guaranty, Guarantor has a credit rating of "A-minus"(7) or better as determined by the "Rating Agency" (as such term is defined in that certain Declaration of Leasehold Condominium governing the real property of which the Premises forms a part).

      2. Guarantor guarantees the Guaranteed Obligations regardless of any law, statute, rule, regulation, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of the terms or the rights or remedies of Landlord with respect to the Guaranteed Obligations. The obligations and liabilities of Guarantor hereunder shall be direct and primary and not indirect or secondary, and shall be absolute, unconditional and irrevocable. Guarantor's obligations hereunder shall not be deemed exonerated, discharged or satisfied, except as provided in Section 16 hereof.

      3. If Guarantor fails to promptly perform its obligations under this Guaranty, Landlord shall, from time-to-time, and without first attempting to require performance by Tenant, have the right to bring any action at law or in equity, or both, to compel Guarantor to perform its obligations hereunder, and/or to collect in any such action compensation for all losses, costs, expenses, damages and injuries sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform such obligations. Guarantor shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Guaranteed Obligations.

      4. All of the remedies set forth herein and/or provided for in the Lease or at law or equity shall be equally available to Landlord and the choice of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Landlord to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Landlord from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good-faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Landlord at the lowest cost to Tenant and/or Guarantor. It is the intention of the parties that such good-faith choice by Landlord be given conclusive effect regardless of such subsequent developments.

      5. Guarantor hereby waives (i) notice of acceptance of this Guaranty by Landlord and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which any Guarantor may have against Landlord, except for claims of actual payment or actual performance (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be

----------
      (7) Substitute equivalent rating to "A-Minus" if Rating Agency is no longer Standard & Poors.

legally required to charge Guarantor with liability, and (iv) any failure by Landlord to inform Guarantor of any facts Landlord may now or hereafter know about Tenant or the terms of the Lease, it being understood and agreed that Landlord has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Tenant of all such circumstances bearing on the risk of nonperformance of the Tenant's obligation under the Lease. Guarantor agrees that any claims which Guarantor may have against Tenant must be brought in a separate action, which action shall not be consolidated with any action brought by Landlord, unless such consolidation is required by law. Landlord shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Tenant. Guarantor acknowledges that no representations of any kind whatsoever have been made to it by Landlord. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Landlord except as expressly set forth in a writing duly signed and delivered on behalf of Landlord.

      6. Guarantor further agrees that Guarantor's liability as guarantor shall in nowise be impaired or affected by any extensions which may be made from time to time, with or without the knowledge or consent of Guarantor, of the time for performance by Tenant under the Lease or by any forbearance or delay in enforcing same, or by way of waiver by Landlord under the Lease. Landlord's failure or election not to pursue any other remedies it may have against Tenant, Guarantor, or by virtue of any change or modification in the Lease or by the acceptance by Landlord of any additional security or any increase, substitution or change therein, or by the release by Landlord of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Guaranteed Obligations, even though Landlord might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations, it being the intent hereof that Guarantor shall remain liable as principal for payment and/or performance of the Guaranteed Obligations until the Guaranteed Obligations have been paid or performed in full and notwithstanding any act or thing which might otherwise operate as legal or equitable discharge of a surety. Guarantor further understands and agrees that Landlord may at any time enter into agreements with Tenant to amend and modify the Lease and may waive or release any provision or provisions of the Lease, and, with reference to such instruments, may make and enter into any such amendments or agreements as the parties thereto may deem proper and desirable, and may apply any monies received by Landlord, regardless of the purpose for which the same was given to Landlord to cure any default or to apply on account of the Guaranteed Obligations, in such order and priority as Landlord, in its sole discretion, may require without in any manner impairing or affecting this Guaranty or any of Landlord's rights hereunder or Guarantor's obligations hereunder.

      7. Guarantor hereby acknowledges having received, reviewed and understood a true, correct and complete copy of the Lease. Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other person or entity, that possession of this Guaranty by Landlord shall be conclusive evidence of due delivery hereof by Guarantor and acceptance hereof by Landlord, and that this Guaranty shall continue in full force and effect, both as to guaranteed obligations and liabilities now existing and/or those hereafter created.

      8. Guarantor hereby consents and agrees that, without any further notice to, or consent or agreement of, Guarantor (a) Landlord make take, hold, exchange, enforce, waive, surrender and/or release other guarantees, collateral or security which further secure(s) payment and/or performance of this Guaranty or the Lease, and (b) that any of the obligations, terms, covenants and conditions contained in the Lease (including, but not limited to, Tenant's obligations thereunder) may be renewed, altered, extended, changed, modified, supplemented or released at Landlord's written direction, or with Landlord's written consent, without in any manner affecting this Guaranty or releasing Guarantor herefrom, and without the further consent of or notice to Guarantor, and Guarantor shall continue to be liable hereunder to pay and perform pursuant hereto notwithstanding any such renewal, alteration, extension, change, modification, supplement or release, or the taking, holding, exchanging, enforcing, waiving, surrender and/or release of such other guarantees, collateral or security. Landlord may perfect or fail to perfect, or to continue the perfection of, any lien or security interest without notice to, consideration to or the consent of Guarantor, and without in any way releasing, diminishing or affecting the absolute nature of Guarantor's obligations and liabilities hereunder.

      9. Guarantor hereby waives any and all legal requirements that Landlord, or its successors or assigns, must institute any action or proceeding at law or in equity, or obtain any judgment, or exhaust their rights, remedies and/or recourses against Tenant or any other person or entity, or with respect to any security for the obligations hereby guaranteed, as a condition precedent to making any demand on, bringing an action against, or obtaining or enforcing any judgment against, Guarantor upon this Guaranty, and/or that it join Tenant or any other person or entity as a party to any such action. All remedies afforded to Landlord, and its successors or assigns, by reason of this Guaranty, are separate and cumulative remedies, and it is agreed that no one of such remedies, whether or not exercised by Landlord, or its successors or assigns, shall be deemed in exclusion of any of the other remedies available to Landlord or its successors or assigns, at law, in equity, by statute, under contract, hereunder or otherwise, and shall in no way limit or prejudice any such other remedies which Landlord, or its successors or assigns, may have. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Landlord. Guarantor further waives any requirement that Landlord demand or seek payment or performance by Tenant or by any other person or entity of the amounts owing or the covenants to be performed under the Lease, whether hereby guaranteed or not, as a condition precedent to bringing any action against Guarantor upon this Guaranty, it being agreed that a failure to comply with or perform the obligations, terms, covenants and conditions herein guaranteed shall, without further act, make Guarantor liable as herein set forth.

      10. This Guaranty is an absolute, unconditional, present and continuing guaranty of performance of the obligations recited in Paragraph 1 hereof. Guarantor hereby expressly waives all defenses of Tenant pertaining to said obligations, except for the defense of discharge by complete and irrevocable performance, and except for such defenses as would constitute a defense to Tenant's obligation under the Lease. Guarantor shall not be released (a) by any act, omission or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, (b) by any defense based upon any statute or rule of law which provides that the obligations of a surety or guarantor must be neither larger in amount nor in other respects more burdensome than those of a principal, or (c) by reason of any waiver, extension, renewal, modification, forbearance or delay by Landlord, or its successors or assigns, or its failure to proceed promptly or otherwise, and Guarantor hereby expressly waives and surrenders any defense to liability hereunder based upon the foregoing acts, omissions, things, statutes, rules, waivers, extensions, modifications, forbearances, delays, obligations, agreements, or any of them, except the defense of complete and irrevocable performance in full. Guarantor also waives any defense arising by virtue of any disability, insolvency, bankruptcy, defect in formation or continuation, lack of authority or power, death, insanity, incompetence, liquidation or dissolution of, or any cessation or limitation of liability from any cause (other than full and irrevocable performance) of, Tenant, any member or agent thereof, or any other surety, co-maker, endorser or guarantor. No change in the ownership of Tenant or in Tenant's members shall affect or change the terms of this Guaranty or in any way change or reduce the liability of Guarantor hereunder. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Lease or hereunder is rescinded or otherwise required to be returned upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Tenant, or upon or as a result of the appointment of a receiver, intervener, custodian or conservator of or trustee or similar officer for, or any substantial part of its property, or otherwise, all as though such payment had not been made, regardless of whether the recipient thereof contested the order requiring the return of such payment.

      11. Guarantor hereby expressly agrees that the liabilities and obligations of Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against Tenant or any other person or entity of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the obligations and/or liabilities hereby guaranteed pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against Guarantor.

      12. In the event that Guarantor shall advance or become obligated to pay any sums or incurs any costs or expenses hereunder, or in the event that for any reason Tenant is now or shall hereafter become indebted or obligated to Guarantor, the amount of such sum, costs, expenses and such indebtedness or obligation shall at all times be subordinated as to lien, time of payment and in all other respects to the amounts owing to Landlord hereunder. Notwithstanding any payment or payments made, or costs or expenses incurred, by Guarantor hereunder, Guarantor shall not be entitled to be subrogated to any of the rights of Landlord against Tenant or any other guarantor or any collateral security or guaranty held by Landlord for the payment of the guaranteed obligation, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Tenant or any other guarantor in respect of payments made, or costs or expenses incurred, by Guarantor hereunder unless and until the Guaranteed Obligations and any Enforcement Costs shall have been paid in full. Except as otherwise set forth herein, Guarantor shall have no right to participate in any way in the right, title or interest of Landlord in the Premises, or to receive payments from Tenant upon any indebtedness or obligation, notwithstanding any payments made, or costs or expenses incurred, by Guarantor hereunder, all rights of reimbursement, indemnification, subrogation and participation being hereby expressly waived and released with respect to any such payments, costs and expenses. Guarantor agrees that, following any default or event of default under the Lease, and until the Guaranteed Obligations thereunder shall have been paid and/or performed in full, Guarantor will not accept any payment or satisfaction of any kind of any indebtedness or obligation of Tenant to Guarantor. Further, as long as Guarantor remains liable hereunder, Guarantor agrees that, if, following any default or event of default under the Lease, Guarantor should receive any payment, satisfaction or security for any indebtedness or obligation of Tenant to Guarantor, the same shall be delivered to Landlord in the form received, endorsed or assigned as may be appropriate, for application on account of or as security for the Guaranteed Obligations thereunder, and, until so delivered, shall be held in trust for Landlord as security for said Guaranteed Obligations. In addition, at any time, in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of Tenant, Landlord shall be entitled to performance in full of the obligations hereby guaranteed prior to the payment of all or any part of any indebtedness of Tenant to Guarantor, and Guarantor will, at the request of Landlord, file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of Tenant in respect of such indebtedness and hereby assigns to Landlord, and will hold in trust for Landlord, any and all monies, dividends or other assets received in any such proceeding on account of such obligations, unless and until the obligations hereby guaranteed shall be irrevocably performed in full. In the event Guarantor fails to perform said obligations, it shall pay and deliver said monies, dividends or other assets to Landlord.

      13. Guarantor hereby warrants and represents unto Landlord that:

            (a) there are no actions, suits or proceedings pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor, which will have a material adverse impact upon Guarantor's ability to perform its obligations hereunder, or involving the validity or enforceability of this Guaranty, at law or in equity; and Guarantor is not in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Guarantor;

            (b) any and all balance sheets, net worth statements, income and expense statements, cash flow statements and other financial statements of, and other financial statements and data relating to, Guarantor previously or hereafter delivered to Landlord fairly and accurately present, or will fairly and accurately present, the financial condition of Guarantor as of the dates thereof, since the dates of those most recently delivered, there has been no material adverse change in the financial condition of Guarantor; Guarantor has disclosed all events, conditions, and facts known to Guarantor which are more likely than not to have a material adverse effect on the financial condition of Guarantor; and neither this Guaranty nor any document, financial statement, financial or credit information, certificate or statement relating to Guarantor and referred to herein, or furnished to Landlord by Guarantor contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact;

            (c) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, and to execute, deliver and perform this Guaranty and any other documents or instruments in connection therewith which it is required to execute; all resolutions of the board of directors of Guarantor necessary to authorize the execution, delivery and performance of this Guaranty and such other documents or instruments have been duly adopted and are in full force and effect; and this Guaranty and such other documents or instruments have been duly authorized, executed and delivered by and on behalf of Guarantor so as to constitute this Guaranty and such other documents or instruments the valid and binding obligation of Guarantor, enforceable in accordance with their terms.

            (d) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any law, order, rule, regulation, writ, injunction or decree now in effect of any government, governmental instrumentality court having jurisdiction over Guarantor, or (ii) any contractual restriction binding on or affecting Guarantor or Guarantor's property or assets which may adversely affect Guarantor's ability to fulfill its obligations under this Guaranty.

      14. The validity, construction and enforceability of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to conflict of laws principles thereof. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto or any right or remedy hereby guaranteed or provided shall be held to be unenforceable, prohibited or invalid under applicable law as to any person, party or entity or under any circumstances, for any reason, such provision, right or remedy shall be ineffective only to the extent of such unenforceability, prohibition or invalidity, and only with respect to such person, party, entity or circumstances, without invalidating or limiting or preventing the enforcement of the remainder of such provision, right or remedy, or the remaining provisions of this Guaranty, or any other right, remedy, statement, instrument or transaction contemplated hereby or relating hereto, as to any other person, party or entity or any other circumstances.

      15. Notwithstanding any other provision or provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount, if any, which Guarantor may be required or permitted to pay by any applicable law.

      16. This Guaranty shall remain in full force and effect until payment and/or performance of the Guaranteed Obligations in full, and thereafter, this Guaranty shall be discharged, null, void and of no further force and effect. Upon request by Guarantor, Landlord will deliver to Guarantor written confirmation of the discharge of the obligations and liabilities of Guarantor hereunder, and Landlord will return to Guarantor the original counterpart of this Guaranty. This instrument shall inure to the benefit of Landlord and its successors, assigns, and shall bind Guarantor and Guarantor's successors and assigns. The obligations of Guarantor under this Guaranty shall be enforceable in all events against Guarantor, its successors and assigns, and each of them.

      17. This Guaranty may be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Landlord and Guarantor. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

      18. Any notice, demand or request by Landlord to Guarantor or from Guarantor to Landlord shall be in writing and shall be deemed to have been duly given or made if either delivered personally or if mailed by certified or registered mail addressed to the address set forth below (or at the correct address of any assignee of Landlord), except that mailed written notices shall not be deemed given or served until three (3) days after the date of mailing thereof:

                  (a)      If to Guarantor:

                           The New York Times Company
                           229 West 43rd Street
                           New York, New York 10036
                           Attention:________________________________

          with a copy to:

                           The New York Times Company
                           229 West 43rd Street
                           New York, New York 10036
                           Attention: General Counsel

          with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention: Martin D. Polevoy, Esq.

                  (b)      If to Landlord:

                           [__________________________]
                           One MetroTech Center North
                           Brooklyn, New York 11201
                           Attention: General Counsel

          with a copy to:

                           Kelley Drye & Warren LLP
                           101 Park Avenue
                           New York. New York 10178
                           Attention: James J. Kirk, Esq.

      19. If (i) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Landlord in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty; (iii) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (iv) an attorney is retained to represent Landlord in any proceedings whatsoever in connection with this Guaranty, then each Guarantor shall pay to Landlord upon demand all attorney's fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "ENFORCEMENT COSTS"), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty.

      20. Guarantor hereby irrevocably submits to personal jurisdiction in the state of New York, City and County of New York for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either any court in such city, county and state or (in a case involving diversity of citizenship) the United States District Court located there, in any action, suit, or proceeding which Landlord may at any time wish to file in connection with this guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court therein located and hereby waives any objection which such guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this paragraph shall not be deemed to preclude Landlord from filing any such action, suit, or proceeding in any other appropriate forum.

      21. This Guaranty may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument. Any signature page of this Guaranty may be detached from any duplicate original of this Guaranty without impairing the legal effect of any signatures thereon and may be attached to another duplicate original of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

      22. Guarantor and Landlord hereby waive any right to a trial by jury in any action or proceeding to enforce or defend any right under this Guaranty or relating thereto or arising from the relationship which is the subject of this Guaranty and agree that any such action or proceeding shall be tried before a court and not before a jury.

Dated: ________________________

                                        THE NEW YORK TIMES COMPANY


                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT N

                            SECURITY AND SAFETY PLAN

      The Unit Owners will use a positive identification system (each at their own election and at their sole cost and expense) when admitting employees and guests into elevator lobbies.

      The Unit Owners will negotiate in good faith a security plan. If there is a dispute in establishing the lobby security plan, NYTC Unit Owner may establish security procedures as long as they don't interfere with the use or enjoyment of the FC Collective Unit or the Retail Unit or increase any FC Unit Owner's costs beyond such FC Unit Owner's proportionate share of the cost to provide security at the Building which is customarily provided in class A office buildings in Times Square. The FC Unit Owner(s) and Retail Unit Owner, as the case may be, shall have the right to maintain a security system independent from that of the NYTC Unit Owner and the tenants within the FC Collective Unit or Retail Unit, as the case may be, shall also have the right to install their own independent security systems.

                                    EXHIBIT 0

                     FORM OF NYTC WAIVER AND ESTOPPEL LETTER

                                                         [Date]

[FC Unit Owner]
[address]

[prospective purchaser]
[address]

            Re: Declaration of Leasehold Condominium (the "CONDOMINIUM DECLARATION") dated as of __________ with respect to The New York Times Building Condominium

Ladies and Gentlemen:

            Reference is made to [Section 3(a)/Section 3(b)] of Article XX of the Condominium Declaration. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Condominium Declaration.

            The undersigned hereby confirms that NYTC has waived its right of first [refusal/offer] pursuant to said [Section 3(a)/Section 3(b)] of the Condominium Declaration only with respect to the [Section 3(a) Term Sheet/Section 3(b)] Term Sheet dated as of ________________ attached hereto as Exhibit A. This shall not constitute a waiver of the undersigned's right to receive revised [Section 3(a)/Section 3(b)] Term Sheets nor its right to participate in subsequent Sales pursuant to Sections 3(a) and 3(b) of the Condominium Declaration.

                                        THE NEW YORK TIMES COMPANY


                                        By: ____________________________________
                                            Name:
                                            Title:

          IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

                                        THE NEW YORK TIMES COMPANY


                                        By: ____________________________________
                                            Name:
                                            Title:


                                      K-lO

                                   EXHIBIT E

                             Intentionally Omitted

                                    EXHIBIT F

           FORM OF CONSTRUCTION GUARANTY (ss. 1.1(a)(cxvi), (cxcviii))

            THIS CONSTRUCTION GUARANTY (this "GUARANTY"), made as of the ___ day of _________, 200_, by [THE NEW YORK TIMES COMPANY][FOREST CITY ENTERPRISES, INC.][ING VASTGOED B B.V.], a [corporation] organized under the laws of the [State of New York][State of Ohio][Netherlands][, having an address at [229
West 43rd Street, New York, New York 10036, Attention: General Counsel] [1100 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113-2203, Attention: General Counsel][ING address] ("GUARANTOR"), to 42ND ST. DEVELOPMENT PROJECT, INC., a corporation organized under the laws of New York, having an address at 633 Third Avenue, 33rd floor, New York, New York 10017 ("LANDLORD").

                              W I T N E S S E T H:

            WHEREAS, The New York Times Building LLC ("TENANT"), an affiliate of Guarantor, is the tenant under that certain Agreement of Lease dated as of December __,2001 (the "LEASE"; capitalized terms used herein and not otherwise defined herein having the meanings ascribed thereto in the Lease);

            WHEREAS, Tenant is required to construct and complete Tenant's Construction Work in accordance with the requirements of the Lease, including without limitation, SECTION 6.6 of the Lease and with respect to Core and Shell Punchlist items (the "GUARANTIED WORK");

            WHEREAS, it is an obligation under the Lease that Tenant deliver to Landlord this Guaranty; and

            WHEREAS, Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Lease.

            NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees as follows:

      1. COMPLETION OF GUARANTIED WORK. Subject to SECTION 16 hereof, Guarantor does hereby unconditionally and irrevocably guaranty that: (a) Tenant shall construct and complete the Guarantied Work in accordance with the requirements of the Lease, including, but not limited to, the DUO; (b) Tenant shall fully and punctually pay and discharge any and all costs, expenses and liabilities for or in connection with the Guarantied Work, including, but not limited to, the costs of constructing and equipping the Guarantied Work, as the same become due and payable; (c) the Guarantied Work shall be and remain free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other charges of any and all persons, firms, corporations or other entities furnishing materials, labor or services in constructing or completing the Guarantied Work (all such obligations set forth in clauses (a) through (c) above collectively, the "GUARANTIED OBLIGATIONS"); and (d) Guarantor agrees to pay on demand any and all claims, losses, suits, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Landlord in enforcing or collecting any or all of the Guarantied Obligations under this Guaranty or the Lease (collectively, the "LANDLORD'S EXPENSES"). This is not a guaranty of payment of any monetary indebtedness of Tenant to Landlord evidenced by a note or other similar instrument.

      2. GUARANTY ABSOLUTE. (a) Subject to Section 16 hereof, Guarantor guaranties that the Guarantied Obligations will be paid or performed strictly in accordance with the Lease and this Guaranty, regardless of any law, statute, rule, regulation, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of such terms or the rights or remedies of Landlord with respect thereto.

            (b) Any payment or payments made by Tenant or any other person or received or collected by Landlord from Tenant or any other person by virtue of any action or proceeding or any other set-off or appropriation or application at any time or from time to time in respect of any obligations or liabilities of Tenant under the Lease may be applied by Landlord in satisfaction of such obligations and liabilities in such order as Landlord may determine, and no application of such payment or payments to satisfaction of indebtedness, obligations or liabilities other than the Guarantied Obligations shall discharge in any manner any obligations of Guarantor hereunder.

            (c) The liability of Guarantor under this Guaranty shall be absolute and unconditional, and shall not be affected, released, terminated, discharged or impaired, in whole or in part, by, and Landlord may proceed to exercise any right or remedy hereunder irrespective of, any or all of the following:

            (i) any lack of genuineness, regularity, validity, legality or enforceability, or the voidability of, the Lease or any other agreement or instrument relating thereto;

            (ii) the failure of Landlord to exercise or to exhaust any right or remedy or take any action against Tenant or any other security available to it;

            (iii) any amendment or modification of the terms of the Lease;

            (iv) any change in the time, manner or place of payment or performance, of all or any of the Guarantied Obligations or any extensions of time for payment, performance or observance, whether in whole or in part, of the terms of the Lease on the part of Tenant to be paid, performed or observed, as applicable;

            (v) any amendment or waiver of, or any assertion or enforcement or failure or refusal to assert or enforce, or any consent or indulgence granted by Landlord with respect to a departure from, any term of the Lease, including, without limiting the generality of the foregoing, the waiver by Landlord of any default of Tenant, or the making of any other arrangement with, or the accepting of any compensation or settlement from, Tenant;

            (vi) any failure or delay of Landlord to exercise, or any lack of diligence in exercising, any right or remedy with respect to the Lease or this Guaranty;

            (vii) any dealings or transactions between Landlord and Tenant, whether or not Guarantor shall be a party to or cognizant of the same;

            (viii) any bankruptcy, insolvency, assignment for the benefit of creditors, receivership, trusteeship or dissolution of or affecting Tenant;

            (ix) any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease or in respect of the Guarantied Obligations;

            (x) any other guaranty now or hereafter executed by Guarantor or any other guarantor or the release of any other guarantor from liability for the payment, performance or observance of any of the Guarantied Obligations or any of the terms of the Lease on the part of Tenant to be paid, performed or observed, as applicable, whether by operation of law or otherwise[; provided, however, that if, without the written consent of Guarantor, Landlord releases, in writing, [The New York Times Company] [Forest City Enterprises, Inc.] from any of its obligations under that certain Construction Guaranty by [The New York Times Company][Forest City Enterprises, Inc.]to Landlord, dated as of the date hereof, then Guarantor shall be deemed released from the Guarantied Obligations, but only to the same extent and on the same terms as Landlord shall have released [The New York Times Company][Forest City Enterprises, Inc.], as aforesaid];

            (xi) any rights, powers or privileges Landlord may now or hereafter have against any person, entity or collateral in respect of the Guarantied Obligations;

            (xii) Landlord's consent to any assignment or successive assignments of the Lease by Tenant;

            (xiii) any other circumstance which might in any manner or to any extent constitute a defense available to Tenant (except performance of the obligations in question), or vary the risk of Guarantor, or might otherwise constitute a legal or equitable discharge or defense available to a surety or guarantor, whether similar or dissimilar to the foregoing;

            (xiv) any notice of the creation, renewal or extension of the Guarantied Obligations and notice of or proof of reliance by Landlord upon this Guaranty or acceptance of the Guaranty; or

            (xv) any change, restructuring or termination of the structure or existence of Tenant;

            (xvi) whether occurring before or after any default by Tenant under the Lease, and with or without further notice to or assent from Guarantor.

            (d) Notwithstanding anything to the contrary contained in Section 12 hereof, this Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of Landlord hereunder shall continue with respect to, any Guarantied Obligation (or portion thereof) at any time paid by Tenant which shall thereafter be required to be restored or returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, or for any other reason, all as though such Guarantied Obligation (or portion thereof) had not been so paid or applied.

            (e) Notwithstanding anything to the contrary contained herein, the obligations of Guarantor hereunder with respect to payment of Landlord's Expenses and satisfaction of the Guarantied Obligations shall survive the expiration or earlier termination of the Lease.

            (f) If Guarantor shall fail to perform the Guarantied Obligations in accordance with the terms hereof, Landlord may, but shall not be obligated to, but subject to the provisions of Section 16 below, take such action personally or by its agents or attorneys, without any notice, demand, presentment or protest (each and all of which are hereby waived), as Landlord deems necessary or advisable to protect and enforce Landlord's rights and remedies hereunder, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Landlord, in its sole discretion, may determine, without impairing or otherwise affecting its other rights or remedies hereunder, at law or in equity:

            (i) perform or cause the performance of any construction of the Tenant Construction Work substantially in conformity with the applicable Final Plans and Specifications, with such modifications thereto as Tenant shall have proposed and Landlord shall have approved in accordance with the terms of the Lease;

            (ii) pay, remove, release, discharge, bond or settle or cause the payment, removal, release, discharge, bonding or settlement of any lien, claim or demand, the removal, release, discharge, bonding, settlement or payment of which is guaranteed hereunder; and

            (iii) cause compliance with all Legal Requirements which must be complied with in connection with the performance of the Tenant Construction Work.

            In the event that Landlord shall perform any of the acts described in this Section 2(f), Guarantor, upon demand by Landlord, shall, subject to the provisions of Section 16 hereof, reimburse Landlord for the amount of the sums paid and costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

            (g) Subject to the provisions of Section 16 hereof, Landlord may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Subject to the provisions of Section 16 hereof, each and every remedy of Landlord shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. Guarantor shall indemnify and hold Landlord free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Landlord may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Guarantied Obligations.

      3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Landlord as follows:

            (a) Guarantor is a duly organized, validly existing corporation and in good standing under the laws of the State of [___], and has full power, authority and legal right to execute and deliver this Guaranty and to perform fully and completely all of its obligations hereunder.

            (b) The execution, delivery and performance of this Guaranty by Guarantor has been duly authorized by all necessary corporate action, and will not violate any provision of any law, regulation, order or decree of any governmental authority, bureau or agency or of any court binding on Guarantor, or any provision of the charter, bylaws or code of regulations of Guarantor, or of any contract, undertaking or agreement to which Guarantor is a party or which is binding upon Guarantor or any of its property or assets, and will not result in the imposition or creation of any lien, charge or encumbrance on, or security interest in. any of its property or assets pursuant to the provisions of any of the foregoing.

            (c) This Guaranty has been duly executed and delivered by a duly authorized officer of Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and doctrines of equity affecting the availability of specific enforcement as a remedy.

            (d) All necessary resolutions, consents, licenses, approvals and authorizations of any person or entity required in connection with the execution, delivery and performance of this Guaranty have been duly obtained and are in full force and effect.

            (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been either satisfied or waived.

            (f) The Guarantor has, independently and without reliance upon the Landlord and based on such documents and information as it has deemed appropriate, in its own credit analysis and decision to enter into this Guaranty.

            (g) Guarantor is the holder, directly or indirectly, of at least ______ percent (___%) of the beneficial interests of Tenant.

            (h) Guarantor has received, reviewed and understood a true, correct and complete copy of the Lease and all other Project Documents (as defined in the Lease).

            (i) There are no actions, suits or proceedings pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor, which will have a material adverse impact upon Guarantor's ability to perform its obligations hereunder, or involving the validity or enforceability of this Guaranty, at law or in equity; and Guarantor is not in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Guarantor.

      4. WAIVERS. Guarantor expressly waives the following:

            (a) notice of acceptance of this Guaranty and of any change in the financial condition of Tenant;

            (b) promptness, diligence, presentment and demand for payment or performance of any of the Guarantied Obligations;

            (c) protest, notice of dishonor, notice of default and any other notice with respect to any of the Guarantied Obligations and/or this Guaranty;

            (d) any demand for payment under this Guaranty;

            (e) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship, except the defenses of prior payment or performance by Tenant of the Guarantied Obligations which Guarantor is called upon to pay or perform under this Guaranty;

            (f) all rights and remedies accorded by applicable law to guarantors, or sureties, including, without being limited to, any extension of time conferred by any law now or hereafter in effect:

            (g) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to this Guaranty or the interpretation, breach or enforcement hereof;

            (h) the right to interpose any set-off or counterclaim of any nature or description in any action or proceeding arising hereunder or with respect to this Guaranty; and

            (i) any right or claim of right to cause a marshaling of the assets of Tenant or to cause Landlord to proceed against Tenant and/or any collateral or security held by Landlord at any time or in any particular order.

      5. BANKRUPTCY. Notwithstanding anything to the contrary herein, Guarantor's liability shall extend to all amounts or other obligations which constitute part of the Guarantied Obligations and would be owed by, or required to be performed by, Tenant under the Lease but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Tenant. Without limiting the foregoing, neither Guarantor's obligation to make payment or otherwise perform in accordance with this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present of future provision of the United States bankruptcy laws or other statute or from the decision of any court interpreting any of the same.

      6. CURRENCY OF PAYMENTS. Any and all amounts required to be paid by Guarantor hereunder shall be paid in lawful money of the United States of America and in immediately available funds to Landlord. Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Landlord on account of its liability hereunder, it will notify Landlord in writing that such payment is made under this Guaranty for that purpose.

      7. WAIVER OF RIGHTS AGAINST TENANT; SUBORDINATION. (a) Guarantor hereby waives all rights of subrogation and any other claims that it may now or hereafter acquire against either Tenant or any insider that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty or any other documents executed in connection herewith (collectively, the "GUARANTY DOCUMENTS"), including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Landlord against either Tenant or any insider, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either against Tenant or any insider, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

            (b) If any amount shall be paid to Guarantor in violation of the preceding subsection (a), such amount shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied to all amounts payable under this Guaranty in accordance with the terms of the Lease and the Guaranty Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. Guarantor acknowledges that it has and will receive direct and indirect benefits from the performance of the Guarantied Work and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits.

            (c) All indebtedness, liabilities and obligations of Tenant to Guarantor, whether secured or unsecured and whether or not evidenced by any instrument, now existing or hereafter created or incurred, are and shall be subordinate and junior in right of payment to the Guarantied Obligations.

      8. AMENDMENT IN WRITING. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Landlord, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      9. REMEDIES. The obligations of Guarantor under this Guaranty are independent of Tenant's obligations under the Lease, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Tenant or whether Tenant is joined in any such action or actions. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Tenant or in separate actions, as often as Landlord, in its sole discretion, may deem advisable.

      10. CERTIFIED STATEMENT AND FINANCIAL STATEMENTS. Guarantor agrees that it will, at any time and from time to time, within ten (10) days following request by Landlord (a) execute and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if modified, that the same is in full force and effect as modified and stating such modifications) and
(b) deliver to the Public Parties the then most recently available financial statements of Guarantor unless Guarantor is a publicly listed company and is current on all of its public financial filings. Promptly after the full and complete discharge of all of the Guarantied Obligations, Landlord shall acknowledge in writing to Guarantor that this Guaranty is of no further force or effect; PROVIDED, HOWEVER, that Landlord's failure to deliver such acknowledgement shall not affect the status of such discharge.

      11. NOTICES. All notices and other communications which may be or are desired to be given hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address first set forth above with a copy to [Swidler Berlin Shereff Friedman LLP, Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Martin D. Polevoy][Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attention: James J. Kirk, Esq.][Skadden Arps Slate Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Benjamin F. Needell, Esq.] and if to Landlord, mailed or delivered to it, addressed to it at the address first set forth above,
Attention: General Counsel, with a copy to:

            (i)     New York City Economic Development Corporation
                    110 William Street
                    New York, New York 10038
                    Attn: President

            (ii)    New York City Law Department
                    100 Church Street
                    New York, New York 10007

                    Attn: Chief, Economic Development Division

            (iii)   Shearman & Sterling
                    599 Lexington Avenue
                    New York, New York 10022-6069
                    Attn: Chris M. Smith, Esq. (3578/13)

            (iv)    Pillsbury Winthrop LLP
                    One Battery Park Plaza
                    New York, New York 10004
                    Attn: Max Friedman, Esq.

            (v) New York State Urban Development Corporation d/b/a Empire State Development Corporation
                    633 Third Avenue
                    New York, New York 10017
                    Attn:  42nd St. Development Project, Inc.

or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this SECTION. All such notices and other communications shall be effective when deposited in the mails addressed as aforesaid. No notice, demand, request or other communication hereunder shall be effective unless given as aforesaid.

      12. TERMINATION OF GUARANTY; SUCCESSORS AND ASSIGNS. This Guaranty shall:
(a) remain in full force and effect until the date on which the Guarantied Work is complete and has been paid for in accordance with SECTION 1 hereof and the Guarantied Obligations are otherwise fully satisfied; (b) be binding upon Guarantor, its successors and permitted assigns; and (c) inure to the benefit of and be enforceable by Landlord and its successors, transferees and assigns or by any person to whom Landlord transfers, conveys or leases the Land (and to the City of New York as holder of a reversionary estate in the property demised by the Lease). Wherever in this Guaranty reference is made to Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant. Notwithstanding anything herein to the contrary. Guarantor shall not have the right to assign this Guaranty or delegate its obligations without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion, and any purported assignment in violation of the foregoing clause shall be null and void as against Landlord.

      13. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within said state.

      14. SEVERABILITY. If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.

      15. HEADINGS. The headings used in this Guaranty are for convenience only and are not to be considered in connection with the interpretation or construction of this Guaranty.

      16. CONDITION TO GUARANTOR'S OBLIGATIONS. If the No Financing Out (as hereinafter defined) has occurred, then for all purposes hereunder the term "Guarantied Obligations" shall thereafter mean, and Guarantor shall cause Tenant to, and shall unconditionally and irrevocably guaranty that Tenant shall, perform the following actions: (i) immediately following receipt by Tenant of a Termination Notice under the Lease, Tenant shall peaceably and quietly leave the Property, and shall surrender and yield up unto Landlord the Property free and clear of (A) all lettings and occupancies, other than Subleases or any management agreement with respect to which Landlord has entered into a nondisturbance agreement, and (B) all agreements, easements, encumbrances or other liens and other charges, including liens, chattel mortgages, conditional bills of sale and other charges of any person furnishing materials, labor or services in connection with the Guarantied Work, but other than the Permitted Encumbrances and those created or consented to in writing by Landlord; (ii) for at least one hundred twenty (120) days after Tenant's surrender of the Property to Landlord as aforesaid, Tenant shall not file a voluntary petition under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import; and (iii) within ninety (90) days after written demand therefor, Tenant shall commence, and thereafter prosecute with diligence and continuity to completion, demolition and removal of the Improvements to the extent constructed by or on behalf of Tenant or any Person claiming by or through Tenant and the repair of any damage to the Project caused thereby, and if Tenant and Guarantor shall fail to accomplish the same, Guarantor shall pay to Landlord the actual cost incurred by or on behalf of Landlord for demolishing and removing the Improvements and repairing any damage to the Project caused thereby. In the event that Landlord shall elect to cause Tenant, through Guarantor, to demolish the Improvements as provided in clause (iii) above, Landlord must make such election and so notify Tenant and Guarantor within three (3) years following the date Landlord or its nominee shall have taken possession of the Property. Tenant's and Guarantor's obligations under clause (iii) above are subject to any rights of Construction Lender (as hereinafter defined) under the Lease, or any other agreement entered into with Landlord, with respect to completion of the Improvements.

            (b) The term "NO FINANCING OUT" shall mean that (i) Tenant has obtained a construction financing in respect of the development of the New Building (a "CONSTRUCTION LOAN") from a construction lender that is not affiliated with Tenant or any member thereof (a "CONSTRUCTION LENDER"), (ii) Construction Lender does not fund the Construction Loan other than by reason of a default of Tenant or any affiliate thereof under, or failure to meet any pre-conditions to funding (except for pre-conditions to the initial funding) set forth in, the agreements and other documents relating to the Construction Loan, and (iii) following the Construction Lender's decision not to fund the Construction Loan as aforesaid, Tenant elects not to complete the Guarantied Work (which election not to complete, if not made within one hundred twenty
(120) days of the aforementioned decision by Construction Lender, shall be deemed to be made by Tenant); the term "No Financing Out" shall expressly exclude any election by Tenant to provide personal funds of Tenant or one or more of Tenant's members sufficient for the complete construction of the New Building in accordance with the terms and conditions of ARTICLE VI hereof.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.

                                        GUARANTOR:

                                        [THE NEW YORK TIMES COMPANY]
                                        [FOREST CITY ENTERPRISES, INC.]
                                        [ING VASTGOED B B.V.]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT G

                           THE LAND (ss. 1.1(a)(clix))

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue.

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 4lst Street;

THENCE easterly along said southerly line of West 41St Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40tb Street, 400 feet to the point or place of BEGINNING.

      Being the property located at and known as Block 1012, Lots 1, 5, 8, 14, 53, 59, 61, 62, 63 and part of 15 on the Tax Assessment Map of the County of New York.

                                   EXHIBIT H

                             Intentionally Omitted

                                   EXHIBIT I

                              Intentionally Omitted

                                    EXHIBIT J

              FORM OF ARCHITECT'S CERTIFICATE (ss. 3.O1(a)(i)(B)(1))

                            [ARCHITECT'S LETTERHEAD]

                               as of _______, 200_

VIA HAND

42ND ST. DEVELOPMENT PROJECT, INC.
633 Third Avenue, 33rd floor
New York, New York 10017
Attention: President

THE NEW YORK TIMES BUILDING LLC
   c/o The New York Times Company
   229 West 43rd Street
   New York, New York 10036
   Attention: General Counsel

c/o Forest City Ratner
   One Metro Tech Center, North
   Brooklyn, New York 11201
   Attention: General Counsel

INGREDUS Site 8 South LLC
c/o Clarion Partners
335 Madison Avenue
New York, New York 10017
Attn: Mr. Charles Grossman

                     SITE 8 SOUTH -- ARCHITECT'S CERTIFICATE

Ladies and Gentlemen:

            Reference is made to that certain Agreement of Lease (as hereinbefore and hereafter may be amended, the "LEASE"), dated as of December __, 2001, by and between 42nd St. Development Project, Inc. ("LANDLORD") and The New York Time Building LLC ("TENANT"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Lease.

            Pursuant to Section 3.1(a)(i)(B)(1) of the Lease, the undersigned hereby certifies to Landlord and Tenant that the Discretionary Inside Mechanical Space represented by the Final Plans and Specifications is equal to _____ Square Feet as measured in accordance with the definition of Square Feet set forth in the Lease. The foregoing certifications are made on the assumption that all space set forth on the Final Plans and Specifications has been actually built.

                                        Yours Truly,


                                        [Architect's signature block]

cc:     The City of New York
        President -- New York City Economic Development Corporation
        Chief, Economic Development Division -- New York City Law Department Chris M. Smith, Esq. -- Shearman & Sterling
        Max Friedman, Esq. -- Pillsbury Winthrop LLP
        42nd St. Development Project, Inc.-- New York State
          Urban Development Corporation
        Director of Real Estate -- The New York Times Company
        Martin D. Polevoy, Esq. -- Swidler Berlin Shereff Friedman LLP
        James J. Kirk, Esq. -- Kelley Drye Warren LLP
        Benjamin F. Needell, Esq. -- Skadden, Arps, Slate, Meagher & Flom Martin Standiford -- INGREDUS Site 8 South LLC

                                   EXHIBIT K

                              Intentionally Omitted

                                    EXHIBIT L

               FORM OF NOTICE OF UNREIMBURSED ESAC (ss. 3.1(b)(ii))

                         THE NEW YORK TIMES BUILDING LLC
                         c/o The New York Times Company
                              229 West 43rd Street
                            New York, New York 10036

                  as of ______, 200_ [each PILOT payment date]

VIA HAND

42nd St. Development Project, Inc.
633 Third Avenue, 33rd floor
New York, New York 10017
Attention: President

                        SITE 8 SOUTH -- UNREIMBURSED ESAC

Ladies and Gentlemen:

            Reference is made to that certain Agreement of Lease (as it hereinbefore and hereafter may be amended, the "LEASE"), dated as of December __, 2001, by and between 42nd St. Development Project, Inc. ("LANDLORD") and The New York Times Building LLC ("TENANT"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Lease.

            Pursuant to Section 3.1 (b)(ii) of the Lease and in connection with Tenant's current payment of PILOT, Tenant hereby certifies to Landlord that:

Tenant will offset 85% of the PILOT payment due under the Lease as of the date hereof against Tenants outstanding balance of unreimbursed ESAC;

Tenant's outstanding balance of unreimbursed ESAC as of _______, the closing date of the last Quarterly ESAC Report (as defined in the Site 8 South LADA), is $______; and

An amount of unreimbursed ESAC equal to or greater than the offset amount set forth in (a) above remains to be credited.

                                        Yours Truly,

                                        THE NEW YORK TIMES BUILDING LLC

                                        By:  NYT Real Estate Company LLC, member


                                           By: _________________________________
                                               Name:
                                               Title: Manager

                                        By: FC Lion LLC, member

                                            By: FC 41st Street Associates, LLC,
                                                its managing member

                                                By: RRG 8 South, Inc., its
                                                   managing member

                                                   By:__________________________
                                                      Name:
                                                      Title:

cc:    The City of New York
       President -- New York City Economic Development Corporation
       Chief. Economic Development Division -- New York City Law Department Chris M. Smith. Esq. -- Sherman & Sterling
       Max Friedman, Esq. -- Pillsbury Winthrop LLP
       42nd St. Development Project. Inc. -- New York State Urban
         Development Corporation

                                   EXHIBIT M

                             Intentionally Omitted

                                   EXHIBIT N

                             Intentionally Omitted

                                   EXHIBIT O

        FORM OF "NON ADVERSE STRUCTURAL EFFECT" STATEMENT OF ENGINEER OR
                              ARCHITECT (ss.6.12)

                      [Engineer's/Architect's letterhead]

                                 as of __, 200_

VIA HAND

42nd St. Development Project, Inc.
633 Third Avenue, 33rd floor
New York, New York 10017
Attention: President

                        SITE 8 SOUTH - CONSTRUCTION WORK

Ladies and Gentlemen:

            Reference is made to that certain Agreement of Lease (as it hereinbefore may have been and hereafter may be amended, the "LEASE"), dated as of December ___,2001, by and between 42nd St. Development Project, Inc. ("LANDLORD") and The New York Times Building LLC ("TENANT"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Lease.

            Pursuant to Section 6.12 of the Lease, the undersigned hereby certifies that: (a) it has reviewed Section 6.12 of the Lease and is familiar therewith; (b) it has assessed the Construction Work listed on SCHEDULE A attached hereto; and (c) based solely on such assessment, and without regard to any representations or other statements made by Tenant or any other party, such Construction Work shall have no adverse effect on a Structural Component that is greater than a Nonadverse Structural Effect.

                                         Yours Truly,


                                         [Signature block of Engineer/Architect]

cc:   The City of New York
      President - New York City Economic Development Corporation
      Chief, Economic Development Division - New York City Law Department Chris M. Smith, Esq. - Shearman & Sterling
      Max Friedman, Esq. - Pillsbury Winthrop LLP
      42nd Street Development Project, Inc. - New York State Urban Development Corporation

                            SCHEDULE A TO EXHIBIT 0

                               CONSTRUCTION WORK

                   [Insert description of Construction Work]

                                   EXHIBIT P

                 FORM OF NONDISTURBANCE AGREEMENT (ss. 13.2(b))

            THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT"), dated as of ____,200_, between 42ND ST. DEVELOPMENT PROJECT, INC., a New York corporation, having an office at 633 Third Avenue, 33rd Floor, New York, New York 10017 (the "GROUND LESSOR"), and __________________, a __________________, having an office at ___________________________ (the
"LANDLORD"), and __________________, having an office at __________________ (the
"TENANT").

                                  WITNESSETH:

            WHEREAS, Tenant has entered into a lease dated ________, 20__ between Landlord, as sublandlord, and Tenant, as subtenant, with respect to certain space (the "DEMISED PREMISES") in the building located at _______________,New York, New York (the "PREMISES") (said sublease, as heretofore or hereafter amended and supplemented, the "LEASE");

            WHEREAS, Ground Lessor is the ground lessor of the Premises pursuant to that certain Agreement of Lease dated as of __________________,2001, between Ground Lessor and __________________ (the "GROUND LEASE"); and

            WHEREAS, Ground Lessor, Landlord and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein.

            NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein, the parties hereto hereby covenant and agree as follows:

      1. Except as expressly stated herein, nothing in this Agreement shall be construed to be an approval by Ground Lessor of the provisions of the Lease.

      2. Tenant agrees that the Lease is and shall be subject and subordinate to the Ground Lease and all renewals, amendments, modifications, consolidations, replacements and extensions thereof.

      3. Ground Lessor hereby agrees that so long as the Lease shall be in full force and effect, Tenant shall not be in default in the payment of rent or additional rent due under the Lease and Tenant shall not be in default in the performance or observance of any of the other obligations or conditions of the Lease beyond any applicable cure period (the "NONDISTURB CONDITIONS"): (a) Ground Lessor shall not join Tenant as a party defendant in any action or proceeding which may be instituted or taken by Ground Lessor under the Ground Lease, by reason of any default by Landlord thereunder, to terminate the Ground Lease, to remove or evict the Landlord or to recover possession of the Premises, unless required by law in order to make such action or proceeding effective; (b) Tenant shall not be evicted from the Demised Premises; and (c) Tenant's subleasehold estate under the Lease shall not be diminished, interfered with, disturbed or terminated.

      4. Tenant hereby agrees that in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, Tenant shall not exercise any such right: (a) until it has given written notice of such act or omission to Ground Lessor; and (b) until a reasonable period for remedying such act or omission shall have elapsed following such giving of notice. Tenant from and after the date hereof shall send a copy of any notice of default or notice in connection with the commencement of any action to terminate the Lease or similar statement under the Lease to Ground Lessor at the same time such notice or statement is sent to Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, such notice shall not be effective unless Ground Lessor shall have been given such notice and shall have failed to cure such default as herein provided. All notices given under this Agreement shall be sent by certified or registered mail, postage prepaid, return receipt requested, or shall be delivered to the parties at the following addresses set forth above (or at such other addresses as the parties hereto shall specify in a written notice to the other parties at the addresses specified herein). Any notices hereunder shall be deemed to be given on the earlier to occur of: (i) the day of receipt; and (ii) three (3) days after deposit in the mail.

      5. Tenant and Ground Lessor hereby agree that, in the event that Ground Lessor shall enter into and become possessed of the Premises by reason of default on the part of Landlord under the Ground Lease or by reason of the termination of the Ground Lease, then, so long as the Nondisturb Conditions shall be satisfied, the Lease shall continue as a direct lease between Ground Lessor and Tenant upon all of the terms, covenants, conditions and agreements as set forth in the Lease, and Tenant agrees to be bound thereby and to attorn to Ground Lessor and recognize Ground Lessor as its landlord; PROVIDED, HOWEVER, that Ground Lessor shall not:

            (a) be liable for any act or omission or negligence of any prior landlord under the Lease;

            (b) be subject to any counterclaim, offset or defense, which theretofore accrued to the Tenant against the prior landlord under the Lease;

            (c) be subject to any counterclaim, offset or defense at any time during the term of the Lease with respect to the payment of rent or additional rent by Tenant;

            (d) be bound by any modification or amendment of such Lease (unless Ground Lessor shall have theretofore received a copy of and consented in writing to such modification or amendment);

            (e) be bound by any payment of rent or additional rent for more than one (1) month in advance (unless actually received by Ground Lessor);

            (f) be liable for any security deposit given by Tenant under the Lease, unless and to the extent actually received by Ground Lessor;

            (g) be obligated to perform any work of any kind in the Demised Premises or the Premises;

            (h) in the event of a casualty, be obligated to repair or restore the Premises or any portion thereof beyond such repair or restoration as may be reasonably accomplished from the net insurance proceeds actually made available to Ground Lessor:

            (i) in the event of a partial condemnation, be obligated to repair or restore the Premises or any part thereof beyond such repair or restoration as may be reasonably accomplished from the net proceeds of any award actually made available to Ground Lessor;

            (j) be subject to any right of cancellation or termination which requires payment by the landlord thereunder of a charge, fee or penalty for such cancellation or termination, except if Ground Lessor voluntarily exercises such right of cancellation or termination other than as a result of a casualty or condemnation;

            (k) be subject to any right of first refusal or first offer to purchase the Premises or any portion thereof;

            (l) be obligated to give Tenant all or any portion of any insurance proceeds or condemnation awards received by Ground Lessor as a result of a casualty or condemnation;

            (m) be subject to liability for any amounts in excess of the amounts set forth in Article 17 of the Ground Lease; or

            (n) be bound for a term in excess of ten (10) years from the commencement date of the Lease.

Upon the request of either Tenant or Ground Lessor, Tenant or Ground Lessor, as the case may be, shall promptly execute and deliver to the other an agreement or other instrument in recordable form which may be necessary or appropriate to evidence such attornment.

      6. Landlord and Tenant shall not change, or consent to a change in, the terms, covenants, conditions and agreements of the Lease in any manner which would be binding on Ground Lessor without the express consent in writing of Ground Lessor.

      7. Tenant further acknowledges that pursuant to Section 13.4 of the Ground Lease, the Ground Lessor may elect to collect rent and all other sums due under the Lease under certain circumstances. In the event that the Ground Lessor elects to collect rent or other charges under Section 13.4 of the Ground Lease, then from and after such election, until further notice from Ground Lessor, Tenant shall pay its rent, additional rent and all other sums due under the Lease directly to Ground Lessor.

      8. This Agreement may not be modified, amended or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof.

      9. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      10. This Agreement shall be governed by. and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within said state.

                           [SIGNATURES ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        GROUND LESSOR:

                                        42ND ST. DEVELOPMENT PROJECT, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        TENANT:

                                        [___________________]

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        LANDLORD:

                                        [___________________]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT Q

                 FORM OF NYTC FORM SUBLEASE (ss. 13.1(b)(ii)(A))

      LEASE (this "LEASE"), dated as of _____________, 2___, between ______________________, having an office at
______________________________________________________ ("LANDLORD") and
____________________________________________, having an office at
_______________________________________________________ ("TENANT").

      WHEREAS,

            1. ________________________________ (the "Ground Lessor") is (i) the
fee owner of the Land, (ii) the lessor and lessee under the Ground Lease, and
(iii) the lessor under the Unit Lease, and

            2. Landlord is the lessee under the Unit Lease (as hereinafter defined) and desires to sublease to Tenant and Tenant desires to hire from the Landlord, the Premises, on the terms and conditions hereinafter set forth,

      NOW THEREFORE, Landlord and Tenant do hereby covenant and agree as follows:

                                  Definitions

      For purposes of this Lease, the following terms shall have the respective meanings hereinafter specified, such definitions to be applicable equally to the singular and plural forms of such terms:

"AAA" shall have the meaning ascribed to such term in Sections 3.03(d)(iv);

"ADA" shall have the meaning ascribed to such term in Section 2.01(e);

"ADDITIONAL CHARGES" shall have the meaning ascribed to such term in Section 1.04(a);

"ALTERATION" shall have the meaning ascribed to such term in Section 11.01;

"APPOINTMENT DATE" shall have the meaning ascribed to such term in Section
35.01;

"ARBITER" shall have the meaning ascribed to such term in Section 3.03(d)(iv);

"ARBITRATION NOTICE" shall have the meaning ascribed to such term in Section 35.01;

"ASSIGNMENT RECAPTURE OFFER NOTICE" shall have the meaning ascribed to such term in Section 7.01(b);

"ASSIGNMENT RECAPTURE PERIOD" shall have the meaning ascribed to such term in
Section 7.01(b);

"BASE BUILDING ELEMENTS" shall have the meaning ascribed to such term in Section 19.04(a);

"BASE BUILDING RESTORATION ESTIMATE" shall have the meaning ascribed to such term in Section 19.04(a);

"BASE OPERATING AMOUNT" shall have the meaning ascribed to such term in Section 3.01(a):

"BASE OPERATING YEAR" shall have the meaning ascribed to such term in Sections 3.01(b);

"BASE RATE" shall have the meaning ascribed to such term in Section 34.05(j);

"BASE TAX AMOUNT" shall have the meaning ascribed to such term in Sections 3.01(c);

"BASIC RESTORATION" shall have the meaning ascribed to such term in Section
19.02;

"BOARD SNDA" shall have the meaning ascribed to such term in Section 10.01;

"BUILDING" shall have the meaning ascribed to such term in Section 1.01;

"BUILDING SYSTEMS" shall have the meaning ascribed to such term in Section 8.01(c);

"BUSINESS DAYS" shall have the meaning ascribed to such term in Section
15.01(b);

"BUSINESS HOURS" shall have the meaning ascribed to such term in Section
15.01(b);

"BY-LAWS" shall have the meaning ascribed to such term in Section 1.01;

"CLEANING COST REDUCTION" shall have the meaning ascribed to such term in
Section 15.01(a);

"COMMENCEMENT DATE" shall have the meaning ascribed to such term in Section
1.05;

"COMPARABLE BUILDINGS" shall have the meaning ascribed to such term in Section 13.04(a);

"COMPARABLE SPACE" shall have the meaning ascribed to such term in Section 7.05(c);

"CONDOMINIUM" shall have the meaning ascribed to such term in Section 1.01;

"CONFIDENTIALITY AGREEMENT" shall have the meaning ascribed to such term in
Section 3.03(d);

"CONSUMER PRICE INDEX" shall have the meaning ascribed to such term in Section 34.05(k);

"COURT" shall have the meaning ascribed to such term in Section 35.01;

"DATE OF THE TAKING" shall have the meaning ascribed to such term in Section 20.01;

"DECLARATION" shall have the meaning ascribed to such term in Section 1.01;

"DEFECTS NOTICE" shall have the meaning ascribed to such term in Section
2.01(c);

"EVENT OF DEFAULT" shall have the meaning ascribed to such term in Section
22.02;

"EXISTING MORTGAGE" shall have the meaning ascribed to such term in Section 5.04(b);

"EXPEDITED ARBITRATION" shall have the meaning ascribed to such term in Section 35.04;

"EXPIRATION DATE" shall have the meaning ascribed to such term in Section 1.03;

"EXTENSION NOTICE" shall have the meaning ascribed to such term in Section 36.01(a);

"EXTENSION TERM" shall have the meaning ascribed to such term in Section
36.01(a);

"FAIR MARKET RENT" shall have the meaning ascribed to such term in Section 1.04(b);

"FC OFFICE UNITS" shall have the meaning ascribed to such term in Section
3.01(e);

"FIRST ADJUSTMENT DATE" shall have the meaning ascribed to such term in Section 1.04(b);

"FIXED RENT" shall have the meaning ascribed to such term in Section 1.04(a);

"FOOD SERVICE FACILITY" shall have the meaning ascribed to such term in Section 15.05;

"FORCE MAJEURE CAUSES" shall have the meaning ascribed to such term in Section 34.04(a);

"GROUND LEASE" shall have the meaning ascribed to such term in Section 5.04(a);

"GROUND LESSOR" shall have the meaning ascribed to such term in the Preamble;

"HAZARDOUS MATERIALS" shall have the meaning ascribed to such term in Section 33.03;

"IMPROVEMENTS DEMOLITION WORK" shall have the meaning ascribed to such term in
Section 19.01(a);

"IMPROVEMENTS RESTORATION WORK" shall have the meaning ascribed to such term in
Section 19.01(a);

"INDEX MONTH" shall have the meaning ascribed to such term in Section 11.01;

"INTEREST RATE" shall have the meaning ascribed to such term in Section
34.05(j);

"LAND" shall have the meaning ascribed to such term in Section 1.01;

"LANDLORD" shall have the meaning ascribed to such term in the Preamble and in
Section 34.05(e);

"LANDLORD AFFILIATE" shall have the meaning ascribed to such term in Section 3.01(e);

"LANDLORD APPLICABLE CURE PERIOD" shall have the meaning ascribed to such term in Section 27.02;

"LANDLORD LONG-TERM CURE DEFAULT" shall have the meaning ascribed to such term in Section 27.02;

"LANDLORD'S ASSIGNMENT RECAPTURE NOTICE" shall have the meaning ascribed to such term in Section 7.01(b);

"LANDLORD'S CASUALTY TERMINATION NOTICE" shall have the meaning ascribed to such term in Section 19.03;

"LANDLORD'S RATE" shall have the meaning ascribed to such term in Section 14.02(c);

"LANDLORD'S RESTORATION WORK" shall have the meaning ascribed to such term in
Section 2.01(a);

"LANDLORD'S STATEMENT" shall have the meaning ascribed to such term in Section 3.01(d);

"LANDLORD'S STOPPAGE NOTICE" shall have the meaning ascribed to such term in
Section 15.04;

"LATENT DEFECTS" shall have the meaning ascribed to such term in Section
2.01(c);

"LAWS AND REQUIREMENTS OF ANY PUBLIC AUTHORITIES" shall have the meaning ascribed to such term in Section 34.05(b);

"LEGAL REQUIREMENTS" shall have the meaning ascribed to such term in Section 34.05(1);

"LONG-TERM CURE DEFAULT" shall have the meaning ascribed to such term in Section 22.02(b);

"MATERIAL ALTERATION" shall have the meaning ascribed to such term in Section 11.01;

"MATERIAL ALTERATIONS REQUEST" shall have the meaning ascribed to such term in
Section 11.01;

"MORTGAGE" shall have the meaning ascribed to such term in Section 34.05(a);

"NOTICES" shall have the meaning ascribed to such term in Section 29.01;

"NYTC FLOORS" shall have the meaning ascribed to such term in Section 2.01(a);

"OPERATING EXPENSES" shall have the meaning ascribed to such term in Section 3.01(e);

"OPERATING PAYMENT" shall have the meaning ascribed to such term in Section 3.03(a);

"OPERATING YEAR" shall have the meaning ascribed to such term in Section
3.01(f);

"OVERTIME FREIGHT ELEVATOR/LOADING DOCK SERVICE" shall have the meaning ascribed to such term in Section 15.02(c);

"OVERTIME HVAC SERVICE" shall have the meaning ascribed to such term in Section 15.02(a);

"PERSON" shall have the meaning ascribed to such term in Section 34.05(h);

"PREMISES" shall have the meaning ascribed to such term in Section 1.02;

"PRIOR TENANT RESTORATION WORK" shall have the meaning ascribed to such term in
Section 2.01(b);

"QUALIFYING SNDA AGREEMENT" shall have the meaning ascribed to such term in
Section 5.05(c);

"RECORDS" shall have the meaning ascribed to such term in Section 3.03(d);

"REQUIREMENTS OF INSURANCE BODIES" shall have the meaning ascribed to such term in Section 34.05(c);

"SECOND ADJUSTMENT DATE" shall have the meaning ascribed to such term in Section 1.04(b);

"SECTION 14.07 DEMAND" shall have the meaning ascribed to such term in Section 14.07;

"SECURED AREAS" shall have the meaning ascribed to such term in Section 16.05;

"SLAB CUT IMPROVEMENTS" shall have the meaning ascribed to such term in Section 2.01(a);

"SNDA AGREEMENT" shall have the meaning ascribed to such term in Section
5.05(a);

"SUBLEASE PROFIT" shall have the meaning ascribed to such term in Sections 7.07(b);

"SUBLEASE TERM" shall have the meaning ascribed to such term in Section 7.07(b);

"SUBSTANTIALLY" shall have the meaning ascribed to such term in Section 3.03(d);

"SUCCESSOR LANDLORD" shall have the meaning ascribed to such term in Section
5.03;

"SUPERIOR LEASE" shall have the meaning ascribed to such term in Section 5.01;

"SUPERIOR LESSOR" shall have the meaning ascribed to such term in Section 5.01;

"SUPERIOR MORTGAGE" shall have the meaning ascribed to such term in Section
5.01;

"SUPERIOR MORTGAGEE" shall have the meaning ascribed to such term in Section
5.01;

"SYSTEMS DEFECTS" shall have the meaning ascribed to such term in Section
2.01(c);

"TAX ADJUSTMENT DATE" shall have the meaning ascribed to such term in Section 3.02(a);

"TAX PAYMENT" shall have the meaning ascribed to such term in Section 3.02(a);

"TAX YEAR" shall have the meaning ascribed to such term in Section 3.01(h);

"TAXES" shall have the meaning ascribed to such term in Section 3.01(g);

"TENANT" shall have the meaning ascribed to such term in the Preamble and in
Section 34.05(d);

"TENANT AFFILIATE" shall have the meaning ascribed to such term in Section 7.01(d);

"TENANT NEGOTIATION NOTICE" shall have the meaning ascribed to such term in
Section 7.05(c);

"TENANT SHAFT SHARE" shall have the meaning ascribed to such term in Section 15.05;

"TENANT'S COSTS" shall have the meaning ascribed to such term in Sections 7.07(a) and 7.07(c);

"TENANT'S ELECTRICAL CONSULTANT" shall have the meaning ascribed to such term in
Section 14.07;

"TENANT'S OPERATING SHARE" shall have the meaning ascribed to such term in
Section 3.01(i);

"TENANT'S PROPERTY" shall have the meaning ascribed to such term in Section
12.02;

"TENANT'S STATEMENT" shall have the meaning ascribed to such term in Section 3.03(d);

"TENANT'S REPRESENTATIVE" shall have the meaning ascribed to such term in
Section 3.03(d);

"TENANT'S TAX SHARE" shall have the meaning ascribed to such term in Section 3.01(j);

"THEN TENANT" shall have the meaning ascribed to such term in Section 7.04;

"THIRD ADJUSTMENT DATE" shall have the meaning ascribed to such term in Section 1.04(b);

"TRANSFER" shall have the meaning ascribed to such term in Section 34.05(e);

"TRANSFEREE" shall have the meaning ascribed to such term in Section 34.05(e);

"TRANSFEROR" shall have the meaning ascribed to such term in Section 34.05(e);

"UNIT" shall have the meaning ascribed to such term in Section 1.02;

"UNIT LEASE" shall have the meaning ascribed to such term in Section 5.01;

"UNIT LEASE SNDA AGREEMENT" shall have the meaning ascribed to such term in
Section 5.05(b);

"USERS" shall have the meaning ascribed to such term in Section 7.01(a);

                                   ARTICLE 1
                              TERM AND FIXED RENT

      1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the premises described in Section 1.02 hereof in the building (the "BUILDING") known as The New York Times Building, which Building is a leasehold condominium (the "CONDOMINIUM"), in the City, County and State of New York. The Building is located on a portion of the land (the "LAND") described in EXHIBIT A annexed hereto and made a part hereof. The Condominium was established pursuant to the Condominium's Declaration of Leasehold Condominium dated _____________ and recorded in the New York County Office of the Register of the City of New York on

_____________ in Reel _____, Page _____ (the "DECLARATION") and the By-Laws annexed thereto (the "BY-LAWS").

      1.02. (a) The Premises (the "PREMISES") leased to Tenant consist of [the entire] [a portion of] the ________ floor(s) of the Building which floor(s) are designated as Unit No(s). __________ of the Condominium (collectively, the "UNIT"). The Unit also consists of an undivided [ _____%] interest in the Common Elements and the FC Limited Common Elements of the Condominium (each, as defined in the Declaration). Landlord hereby grants to Tenant the non-exclusive right to use, in common with others, the Common Elements and the FC Limited Common Elements. The parties agree that the Premises shall be deemed to contain _________ rentable square feet for all purposes under this Lease. The measurement standard for rentable square feet for the Building and the Premises is set forth on EXHIBIT C annexed hereto and made a part hereof.

      1.03. The term of this Lease shall be a period of ________ ( ___) years(1) which term (a) shall commence on the Commencement Date (as hereinafter defined) and (b) shall end at 11:59 p.m. on the date (the "EXPIRATION DATE") which is the day immediately preceding the ________ (____) anniversary of the Commencement Date, or on such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

      1.04. (a) The rents shall be and consist of:

            (i) fixed rent ("FIXED RENT") at a rate determined in accordance with [Article XX, Section 5(a), 5(b), 5(c), or 5(d), as applicable, of the Declaration, and Article XX. Section 8(b) of the Declaration](2), which Fixed Rent shall be payable commencing on the Commencement Date, in equal monthly installments in advance on the first day of every calendar month during the term of this Lease, ***and which Fixed Rent shall be subject to increase or decrease as of the First Adjustment Date, Second Adjustment Date and Third Adjustment Date, as such terms are hereinafter defined, as provided in
                  Section 1.04(b) hereof***; and

            (ii) additional rent ("ADDITIONAL CHARGES") consisting of Tax Payments. Operating Payments and charges for electricity, and any other utilities furnished to Tenant at Tenant's request for which Tenant does not pay on a

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      (1) To be filled in upon exercise of applicable option by NYTC. Initial term to be ten (10), twenty (20), thirty (30) or forty (40) years, as elected by NYTC upon exercise of option. If NYTC elects initial term often (10) years, Tenant to have three (3) 10-year renewal options pursuant to Article 36. If NYTC elects initial term of twenty (20) years, Tenant to have two (2) 10-year renewal options pursuant to Article 36. If NYTC elects initial term of thirty (30) years, Tenant to have one (1) 10-year renewal option pursuant to Article 36.

      (2) Substitute "Section 5.12 of the Operating Agreement" if applicable.

                  direct metered basis, and all other sums of money as shall become due from and payable by Tenant to Landlord pursuant to the provisions of this Lease;

all to be paid in lawful money of the United States to Landlord at its office in the United States of America, or such other place in the United States of America as Landlord shall designate by not less than thirty (30) days prior written notice to Tenant.

      ***(3) (b) The Fixed Rent shall be subject to adjustment (i.e., either increase or decrease) effective as of the tenth (10th) anniversary of the Commencement Date (the "FIRST ADJUSTMENT DATE"), the twentieth (20th) anniversary of the Commencement Date (the "SECOND ADJUSTMENT DATE"), and the thirtieth (30th) anniversary of the Commencement Date (the "THIRD ADJUSTMENT DATE"), such that (i) the Fixed Rent for the ten (10) year period beginning on the First Adjustment Date shall be the "FAIR MARKET RENT", as such term is defined in Article XX, Section 8(b) of the Declaration, for the Premises as of the First Adjustment Date, (ii) the Fixed Rent for the ten (10) year period beginning on the Second Adjustment Date shall be the Fair Market Rent for the Premises as of the Second Adjustment Date, and (iii) the Fixed Rent for the ten
(10) year period beginning on the Third Adjustment Date shall be the Fair Market Rent for the Premises as of the Third Adjustment Date.(4) Fair Market Rent as of the First Adjustment Date, Second Adjustment Date or Third Adjustment Date, as the case may be, shall be determined in accordance with Article XX, Section 8(b) of the Declaration. In each case, the twenty (20) day period for the parties to meet and attempt in good faith to determine Fair Market Rent referred to in the first sentence of Article XX, Section 8(b) of the Declaration shall commence on the date which is one-hundred twenty (120) days prior to the First Adjustment Date, Second Adjustment Date or Third Adjustment Date, as the case may be, and, in the event the parties do not reach agreement upon Fair Market Rent within said twenty (20) days, then Fair Market Rent shall be determined by arbitration as more particularly set forth in Article XX, Section 8(b) of the Declaration.

      (c) Within ten (10) Business Days after written request by either party following any determination of Fixed Rent as provided in Section 1.04(a) and/or
Section 1.04(b) hereof, the parties shall enter into a supplemental agreement in recordable form confirming such Fixed Rent for the applicable period. In the event the Fixed Rent for the initial term of this Lease shall not have been finally determined as of the Commencement Date, Tenant shall pay an amount equal to Landlord's determination of the Fixed Rent as set forth in a notice to Tenant given within twenty (20) days after the date Tenant exercises its option to lease the Premises as described in Article XX of the Declaration, until the final determination of Fixed Rent for such initial term has been made. Within ten (10) Business Days following the final determination of Fixed Rent for such initial term, (x) Landlord shall reimburse Tenant the amount by which the Fixed Rent paid by

----------

      (3) First Adjustment Date. Second Adjustment Date and Third Adjustment Date -- depending on terms of Lease, one or more of these terms may have to be deleted.

      (4) 95% of Fair Market Rent for space leased pursuant to Section 5.12 of the Operating Agreement.

Tenant for the period beginning on the Commencement Date and ending on the last day of the calendar month in which such final determination is made exceeds the Fixed Rent as finally determined for such period, together with interest on such excess amount at the Interest Rate, or (y) Tenant shall pay Landlord the amount by which the Fixed Rent as finally determined for the period beginning on the Commencement Date and ending on the last day of the calendar month in which such final determination is made exceeds the amount of Fixed Rent for such period paid by Tenant, together with interest on such excess amount at the Interest Rate. If Landlord does not reimburse Tenant for any amount due Tenant in accordance with the provisions of this Paragraph 1.04(c) within such ten (10) Business Day period, Tenant may offset the amount of Tenant's overpayment with interest at the Interest Rate from the date such amount was due Tenant, against the next succeeding installments of Fixed Rent and Additional Charges.

      (d) In the event the Fixed Rent for any subsequent ten (10) year period shall not have been finally determined as of the First Adjustment Date, Second Adjustment Date or Third Adjustment Date, as the case may be, then pending such final determination Tenant shall pay Fixed Rent at the rate payable hereunder immediately prior to the First Adjustment Date, Second Adjustment Date or Third Adjustment Date, as the case may be, and within ten (10) Business Days following the final determination of Fixed Rent for such ten (10) year period, (x) Tenant shall pay Landlord the amount by which the Fixed Rent as finally determined for the period beginning on the applicable Adjustment Date and ending on the last day of the calendar month in which such final determination is made exceeds the amount of Fixed Rent for such period paid by Tenant, together with interest on such excess amount at the Interest Rate, or (y) Landlord shall reimburse Tenant the amount by which the Fixed Rent paid by Tenant for the period beginning on the applicable Adjustment Date and ending on the last day of the calendar month in which such final determination is made exceeds the Fixed Rent as finally determined for such period, together with interest on such excess amount at the Interest Rate. If Landlord does not reimburse Tenant for any amount due Tenant in accordance with the provisions of this Paragraph 1.04(d) within such ten (10) Business Day period Tenant may offset the amount of Tenant's overpayment with interest at the Interest Rate from the date such amount was due Tenant against the next succeeding installments of Fixed Rent and Additional Charges.

      1.05. For purposes of this Lease, the term "COMMENCEMENT DATE" shall mean [the date vacant possession of the Premises is delivered to Tenant in accordance with the provisions of this Lease] or [actual date, if known].

      1.06. Tenant covenants and agrees to pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.

      1.07. If the Commencement Date occurs on a day other than the first day of a calendar month, or if the Expiration Date occurs on a day other than the last day of a calendar month, the Fixed Rent and Additional Charges for the partial calendar month shall be prorated.

      1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

      1.09. If any Fixed Rent or Additional Charges payable by Tenant to Landlord pursuant to the provisions of the Lease are not paid within two (2) days following the date due, Tenant shall pay interest thereon from the date when such installment of Fixed Rent or Additional Charges became due to the date of Landlord's receipt thereof at the lesser of (i) the Interest Rate, or (ii) the maximum rate permitted by law, until paid in full.

                                   ARTICLE 2
                          Delivery and Use of Premises

      2.01. (a) On or before the Commencement Date, Landlord shall, at Landlord's sole cost and expense, perform the following work in and to the Premises (collectively, "LANDLORD'S RESTORATION WORK") (i) remove any internal staircases, elevators and escalators, atriums, internal vertical transportation systems and other slab cuts and associated equipment and improvements (collectively, "SLAB CUT IMPROVEMENTS") between the Premises and any other floors of the Building not currently owned or occupied by (or currently being acquired or leased by) Tenant or an affiliate of The New York Times Company (the "NYTC FLOORS") and restore the portions of the floor slab of the Premises affected by such Slab Cut Improvements to their original condition and level and ready for floor covering, and (ii) disconnect or segregate any special services (e.g., any other tenant's supplemental HVAC system) which service both the Premises and other space in the Building other than NYTC Floors.(5) Tenant may waive the performance by Landlord of any Landlord's Restoration Work by written notice to Landlord given within ten (10) Business Days after the date of this Lease, in which event Landlord shall not perform and shall have no obligation to Tenant on account of, the Landlord's Restoration Work so waived by Tenant. If and to the extent Landlord's Restoration Work not so waived by Tenant is not complete as of the Commencement Date, Tenant shall receive a credit against the first installments of Fixed Rent and Additional Charges due hereunder (until such credit is exhausted) for the estimated cost of completing such Landlord's Restoration Work as estimated by a reputable contractor designated by Tenant and approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned. Subject to the provisions of this Section 2.01 and Section 13.04 hereof, the Premises shall be demised in their "AS IS" condition on the date of this Lease and Tenant shall accept the same as such, provided that all services which Landlord is required to provide to Tenant and the

----------

      (5) If and for so long as Ground Lessor is (A) the "Landlord" under this Lease and (B) a governmental entity or a public benefit corporation, Section
2.01 will provide that in lieu of performing Landlord's Restoration Work. Tenant will receive the credit described in this section.

Premises are provided in accordance with the provisions of this Lease. Furthermore, the building systems set forth in Exhibit M shall, as of the Commencement Date, be in good working order and condition to the standard then prevailing for comparable premium first class midtown Manhattan office buildings.

            (b) Landlord has advised Tenant that the following current or prior tenants of the Premises have obligations under their leases to perform removal and/or restoration work with respect to any existing leasehold improvements in the Premises: [IDENTITY OF TENANT(S) AND NATURE OF REMOVAL/RESTORATION OBLIGATION TO BE INSERTED PRIOR TO EXECUTION] ("PRIOR TENANT RESTORATION WORK"). Promptly after the date hereof, Landlord shall notify such tenants of the foregoing removal/restoration obligations and shall use commercially reasonable efforts to enforce such obligations and to have such Prior Tenant Restoration Work completed prior to the Commencement Date.(6) On the Commencement Date, Landlord shall assign to Tenant all of Landlord's rights and remedies against such tenants with respect to such removal/restoration obligations. Landlord shall cooperate with Tenant to the extent reasonably requested by Tenant in connection with the enforcement of such rights and remedies and Landlord shall within 20 days after demand reimburse Tenant for the actual cost (without profit or markup) to Tenant in connection with the enforcement of such rights and remedies. Tenant may waive the performance by Landlord of any Prior Tenant's Restoration Work by written notice to Landlord given within ten (10) Business Days after the date of this Lease, in which event Landlord shall have no obligation to Tenant on account of, the Prior Tenant's Restoration Work so waived by Tenant. The provisions of this subsection 2.01(b) shall not be deemed to relieve Landlord of the obligation to perform Landlord's Restoration Work.

            (c) The taking of possession by Tenant of any portion of the Premises for the performance of Alterations or for any other reason whatsoever shall be deemed an acceptance of such portion of the Premises, other than defects in the HVAC, electrical, mechanical, plumbing and other systems of the Building ("SYSTEMS DEFECTS") and latent defects in the Premises ("LATENT DEFECTS"), which in either case are reported by Tenant to Landlord within twelve
(12) months after Tenant first occupies the Premises for the conduct of Business (a "DEFECTS NOTICE"). If Tenant gives a Defects Notice, the taking of possession of the Premises by Tenant shall be deemed an acceptance of the Premises except with respect to the items set forth on such Defects Notice. Landlord shall repair the defects set forth on any Defects Notice delivered to Landlord within the foregoing twelve (12) month period promptly following delivery of same to Landlord.

            (d) Nothing contained in this Section 2.01 shall be deemed to relieve Landlord of its obligation to observe or perform any term, covenant or condition of this Lease on the part of Landlord to be observed or performed.

----------

      (6) If and for so long as Ground Lessor is (A) the "Landlord" under this Lease and (B) a governmental entity or a public benefit corporation, this sentence shall not be applicable.

            (e) Landlord hereby covenants and agrees with Tenant that, on the Commencement Date, the core bathroom located on each of the floor of the Premises and all other common areas and facilities of the Unit which affect Tenant's access to, or use or enjoyment of the Premises (including, for example, all elevators and elevator call buttons) are in compliance with the Americans with Disabilities Act of 1990 (hereinafter called the "ADA") and New York City Local Law No. 58 and all other state and local laws relating to accessibility, and the regulations promulgated pursuant to any of the foregoing, in effect as of the date hereof.(7)

      2.02. (a) Landlord represents and warrants to Tenant that the terms of any existing leases, subleases licenses or other agreements for the use and occupancy of the Premises have expired or expire on or before the Commencement Date and are not subject to extension or renewal by the tenant, subtenant, licensee or occupant thereunder. Possession of the Premises shall be delivered to Tenant on or before the Commencement Date vacant and free and clear of all leases, tenancies, subtenancies, licenses or other rights to use or occupy the Premises, subject to the provisions of Section 2.02(b).

            (b) If for any reason whatsoever, Landlord shall be unable to deliver vacant possession of the Premises on the date hereinabove set forth as the Commencement Date, then notwithstanding anything to the contrary hereinbefore contained, the term of this Lease shall commence on, and the Commencement Date shall be, the date on which Landlord is able to so deliver vacant possession of the Premises. Landlord shall not be subject to any liability for failure to give vacant possession of the Premises on the date hereinabove set forth as the Commencement Date (except to the extent that the same arises out of a breach of any of Landlord's representations or covenants under Section 2.02(a)), and the validity of this Lease shall not be impaired under such circumstances. Notwithstanding the foregoing, in the event that, as of the Commencement Date, any tenant, subtenant, licensee or occupant is holding over in the Premises, then Landlord shall use its best efforts, including the immediate commencement and diligent prosecution of holdover proceedings, to obtain vacant possession of the Premises as expeditiously as possible. If Landlord has not delivered to Tenant vacant possession of the Premises within one hundred eighty (180) days after the originally scheduled Commencement Date and such failure continues for twenty (20) days following written notice to Landlord, Tenant shall have the right at any time thereafter (provided such space has not been delivered to Tenant) to terminate this Lease, and upon such termination this Lease shall be null and void (other than those provisions hereof which expressly survive a termination of this Lease), and the parties hereto shall be relieved of all further obligations and liability under this Lease. Tenant hereby waives any right to rescind this Lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223(a).

----------

      (7) If and for so long as the "Landlord" under this Lease is (A)(i) Ground Lessor and (ii) a governmental entity or a public benefit corporation, or (B) the party who acquires the interest of the "Landlord" in this Lease from such governmental entity or public benefit corporation (but not any other party who becomes the "Landlord" under this Lease), the provisions of subparagraph 2.01(e) shall not be applicable.

      2.03. (a) The Premises may be used for executive and general offices and for purposes ancillary and incidental thereto, and for any other legal purposes for which the Unit may be used under the Declaration, and for no other purpose.

            (b) Attached hereto as EXHIBIT B is a copy of the current Certificate of Occupancy covering the Unit. Landlord hereby represents, to the best of Landlord's knowledge, such Certificate of Occupancy is in full force and effect.(8) Subject to the provisions of this subparagraph 2.03(b) Landlord hereby agrees at all times during the term of this Lease to keep in full force and effect a Certificate of Occupancy for the Unit permitting Tenant to use the Premises for executive and general offices (unless Tenant obtains a modification or amendment of the Certificate of Occupancy for the Unit changing the permitted use of the Premises to other than for executive and general offices or Tenant's acts or omissions have caused the Certificate of Occupancy for the Unit to be revoked). Landlord further agrees that it will not take any action to reduce the permitted occupancy levels for the Unit below the currently permitted levels. Should any Alterations (hereinafter defined) or Tenant's use of the Premises for other than executive and general offices require any modification or amendment of any Certificate of Occupancy for the Unit, Tenant shall, at its expense, procure such modification or amendment, and Landlord, at no out-of-pocket cost to Landlord, shall cooperate with Tenant in connection therewith (including assisting and/or joining Tenant in any application or similar instrument), provided that Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation, other than any such claims arising from any incorrect information provided by Landlord in connection therewith or any conditions at or in the Unit which are Landlord's responsibility hereunder, provided however, that in no event shall the foregoing indemnity relieve Landlord of any obligation of Landlord hereunder. If any violation of any Legal Requirement noted against the Premises or any other portion of the Unit shall prevent Tenant from obtaining any such modification or amendment to the Certificate of Occupancy for the Unit then, promptly after Tenant's request that Landlord do so, Landlord shall cause such violation to be cured or otherwise removed of record, except to the extent that such violation
(x) arises solely from Tenant's use or occupancy of the Premises in violation of this Article 2 or any Alterations made by Tenant or (y) is not Landlord's responsibility to cure pursuant to the provisions of this Lease.

            (c) If any governmental license or permit (other than a Certificate of Occupancy for the Unit) shall be required for the lawful conduct of Tenant's business in the Premises, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit. Tenant shall at all times comply with the terms and conditions of each such license or permit.

----------

      (8) If and for so long as the "Landlord" under this Lease is (A)(i) Ground Lessor and (ii) a governmental entity or a public benefit corporation, or (B) the party who acquires the interest of the "Landlord" in this Lease from such governmental entity or public benefit corporation (but not any other party who becomes the "Landlord" under this Lease), the provisions of this sentence shall not be applicable.

                                   ARTICLE 3
                                  ESCALATIONS

      3.01. The terms defined below shall for the purposes of this Lease have the meanings herein specified:

            (a) "BASE OPERATING AMOUNT" shall mean the Operating Expenses for the Base Operating Year, subject to adjustment as provided in ss. 3.03(a).

            (b) "BASE OPERATING YEAR" shall mean the calendar year in which occurs the Commencement Date.

            (c) "BASE TAX AMOUNT" shall mean the Taxes, as finally determined, for the Tax Year in which occurs the Commencement Date, subject to the adjustment as provided in ss. 3.02(a).

            (d) "LANDLORD'S STATEMENT" shall mean an instrument or instruments setting forth for a specified Operating Year, the Operating Payment payable by Tenant pursuant to this Article 3, including the other information required by this Lease to be included therein.

            (e) "OPERATING EXPENSES" shall mean the following expenses incurred by Landlord or any Landlord Affiliate in respect of the FC Collective Unit (as defined in the Declaration) (collectively the "FC Office Units"), provided, however, that if Landlord or any Landlord Affiliate shall sell any units originally part of the FC Collective Unit to a third party, then expenses paid or incurred in respect of such units shall not be deemed "Operating Expenses" from and after the consummation of such sale and the "FC Office Units" shall not include such units from and after the consummation of a sale. For purposes of this Lease, the term "Landlord Affiliate" means a corporation, partnership in limited liability company or other entity which controls, is controlled by, or is under common control with Landlord. For purposes of this Section 3.01, "control" means the ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership, membership or similar interest in such entity:

                  (i) subject to the provisions of item (23) of this subsection
            3.01(e), common charges and special assessments and other charges assessed against the FC Office Units by the Condominium Board of Managers and/or the FC Board of Managers (as such terms are defined in the Declaration), as applicable; provided, however, that any special assessments which are payable in more than one installment shall be deemed payable in the maximum number of installments permitted by the Condominium Board of Managers and the FC Board of Managers, as applicable and only such installments as are payable during the term of this Lease shall be included in Operating Expenses and such installments shall be included for the Operating Year in which they are so payable, regardless of when same are actually paid by Landlord: and

                  (ii) To the extent not included in clause (i) of this Section
            3.01(e), the total of all of the reasonable and customary costs and expenses incurred by Landlord or Landlord Affiliates (provided Landlord has provided Tenant with prior notice as to the identities of such Landlord Affiliates) with respect to the repair, replacement, maintenance, operation and/or security of the FC Office Units and the Building and the services provided to the tenants and other users or occupants thereof, including without limitation, the cost and expenses incurred with respect to: (1) salaries, wages, medical, surgical, hospitalization, insurance (including, without limitation, group life and disability insurance) of employees of Landlord or Landlord Affiliates, union and general welfare benefits, pension benefits, retirement plans, severance and sick day payments, and other fringe benefits of employees of Landlord and Landlord Affiliates and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security; (2) payroll taxes, social security, unemployment, worker's compensation, uniforms and related expenses (whether direct or indirect) for such employees; (3) the cost of fuel, gas, steam, electricity, heat, ventilation, air conditioning, chilled and condenser water, water, sewer, telephone and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of such utilities; (4) the cost of painting and/or decorating all areas of the FC Office Units excluding, however, any space contained therein which is demised or to be demised to tenant(s); (5) the cost of fire and extended coverage insurance, special extended coverage insurance, owner's protective insurance, other casualty insurance coverage, boiler and machinery insurance, sprinkler and apparatus insurance, public liability and umbrella insurance, property damage insurance, rent or rental value insurance for up to two (2) years rent, plate glass insurance and other insurance commonly or customarily carried by owners of premium first class office buildings in the midtown Manhattan (i.e. from 34th Street to 60th Street, from 1st Avenue to 8th Avenue), City of New York ("COMPARABLE BUILDINGS") or which is required by any Superior Lessor or Superior Mortgagee; (6) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the FC Office Units, and any sales and other taxes thereon; PROVIDED, HOWEVER, that if under generally accepted accounting principles, consistently applied, any costs referred to in this clause (ii)(6) are required to be capitalized, same shall be amortized, including interest thereon at the Base Rate (as hereinafter defined) in effect as of December 31 of the year in which such alteration or improvement is made, over a period commencing upon the completion of the item in question and extending for the useful life of the item in question; (7) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning and garbage and waste collection and/or disposal; (8) management fees incurred for the management of the FC Office Units, PROVIDED, HOWEVER, that if Landlord or a Landlord Affiliate is the managing agent of the FC Office Units then the annual management fee shall be equal to the then-prevailing market rate of Comparable Buildings; and (9) commercially reasonable attorneys' fees and expenses in connection with any proceeding that may be prosecuted by Landlord to reduce the assessed valuation of the FC Office Units;

                  (iii) the cost of any alterations and improvements made by
            Landlord or Landlord Affiliates (as contrasted with any such alterations or improvements which are made by the Condominium Board of Managers or the FC Board of Managers) to the FC Office Units which are made or installed after the expiration of the Base Operating Year either (x) by reason of any law enacted or any governmental rule or regulation issued or any reinterpretation of any law or governmental rule or regulation issued after the date of this Lease, or (y) for the reduction of Operating Expenses with respect to the FC OFFICE UNITS; PROVIDED, HOWEVER, that if under generally accepted accounting principles, consistently applied, any costs referred to in this clause (iii) are required to be capitalized, same shall be amortized, including interest thereon at the Base Rate in effect as of December 31 of the year in which such alteration or improvements is made, over a period commencing upon the completion of the item in question and extending for the useful life of the item in question.

            Notwithstanding the foregoing, "Operating Expenses" shall not include, or there shall be deducted therefrom, as applicable, the following items, whether or not same are included in common charges and special assessments and other charges assessed against the FC Office Units by the Condominium Board of Managers:

            (1)   interest on and amortization of debts;

            (2) the cost of tenant improvements made for new or existing tenant(s) of the Building or allowances in lieu thereof;

            (3)   brokerage commissions;

            (4)   financing or refinancing costs;

            (5) the cost of any work or services performed for any tenant of the Building, whether at the expense of Landlord, the Condominium Board of Managers, or such tenant, to the extent that such work or services are in excess of the work or services which Landlord is required to furnish or is furnishing to Tenant under this Lease at the expense of Landlord;

            (6) Taxes or any amounts expressly excluded from the definition of "Taxes" under Section 3.01(g) hereof;

            (7) the cost of any repairs made to remedy damage to the extent caused by or resulting from the negligence of Landlord, its agents, servants or employees, or Landlord Affiliates,

            (8) legal or brokerage or finder's fees or other fees, leasing commissions, advertising expenses and other costs incurred in leasing or attempting to lease any portion of the FC Office Units or in connection with placing or refinancing any mortgages on the FC Office Units;

            (9) any funds or money given to any tenants in cash, by offset or otherwise, or the cost of any work done for any tenants in connection with the leasing of space in the FC Office Units;

            (10) the cost of any items to the extent Landlord or the Condominium Board of Managers is reimbursed by the proceeds of insurance, condemnation, warranties, guarantees or otherwise compensated, including items reimbursable (whether or not paid) by any tenant for specific services performed for such tenant (other than under operating expense escalation provisions of its lease);

            (11) that portion of any cost paid to a Landlord Affiliate which is in excess of the amount which would be paid in the absence of such relationship;

            (12) Salaries and fringe benefits for officers, employees, and executives above the grade of Building Manager;

            (13) financing and refinancing costs in respect of any indebtedness of Landlord or any Landlord Affiliate, whether secured or unsecured, including, legal and accounting fees and expenses, prepayment penalties and interest and amortization payments in connection therewith;

            (14) rent, additional rent or other charges payable under any ground or underlying lease, including, without limitation, the Unit Lease;

            (15) costs incurred in connection with the transfer or disposition of direct or indirect ownership interests in the FC Office Units or Landlord;

            (16) the costs of repairs or restoration necessitated by condemnation;

            (17) costs incurred in connection with the making or enforcement of leases or resolution of disputes with tenants, including, without limitation, court costs, attorneys' fees and disbursements in connection with any summary proceedings to dispossess any tenant;

            (18) fines, judgments or awards against Landlord based on Landlord's negligence, willful misconduct or criminal act;

            (19)  general overhead of Landlord's or the managing agent's office;

            (20) costs resulting from Landlord's default under any lease or mortgage or under the Declaration; and

            (21)  advertising, promotional and public relations expenditures;

            (22) costs of installing any specialty facility for use by tenants at the Building (such as a restaurant or fitness center);

            (23) capital expenditures, whether charged as assessments or otherwise, other than those which:

                  (i) are required to comply with any laws and requirements of any public authorities or the requirements of insurance bodies; or

                  (ii)  are for the reduction of Operating Expenses.

      No item of expense shall be counted more than once either as an inclusion in or an exclusion or deduction from Operating Expenses, and any expense which should be allocated, in accordance with generally accepted accounting principles, between the Unit, on the one hand, and any other FC Office Units or any other property owned by Landlord or a Landlord Affiliate, on the other hand, shall be properly allocated in accordance therewith. In determining the amount of Operating Expenses for any Operating Year, including the Base Operating Year, if less than all of the rentable square footage of the FC Office Units shall have been occupied by tenant(s) at any time during such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the expenses which would have been incurred had ninety-five percent (95%) of all of the rentable square footage of the FC Office Units been occupied by tenants throughout such Operating Year.

            (f) "OPERATING YEAR" shall mean each calendar year in which occurs any part of the term of this Lease following the end of the Base Operating Year.

            (g) "TAXES" shall mean (A) the real estate taxes (or PILOT in lieu of real estate taxes), assessments and special assessments, and business improvement district or similar charges, levied, assessed or imposed upon or with respect to the FC Office Units, by any federal, state, municipal or other governments or governmental bodies or authorities, and (B) all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes. If at any time during the term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed with respect to the Unit (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof, but only to the extent calculated as if Landlord's interest in the Unit were Landlord's only asset; provided, however, that any such taxes, assessments, levies, fees, impositions or charges which are "in addition to" (as opposed to "in lieu of" or "as a substitute for") taxes otherwise includable in this definition of Taxes shall only be deemed Taxes if such amounts, from and after the time of their imposition, shall generally be treated as Taxes in other leases entered into by Landlord and by landlords of buildings comparable to the Building in midtown Manhattan. Any dispute between Landlord and Tenant as to whether any taxes, assessments, levies, fees, impositions or charges should be included in Taxes as amounts which are includable on the basis that they are "in addition to" Taxes in accordance with the proviso at the end of the immediately preceding sentence shall be determined by arbitration in accordance with the then-prevailing rules of the American Arbitration Association in the City of New York. The term "TAXES" shall, notwithstanding anything to the contrary contained herein, exclude any net income, franchise or "value added" tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Unit, the Land or Building, except to the extent that any of the foregoing are hereafter assessed against owners or lessors of real property in their capacity as such (as opposed to any such taxes which are of general applicability).

            (h) "TAX YEAR" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease, or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

            (i) "TENANT'S OPERATING SHARE" shall mean _____% (which percentage may be adjusted in accordance with the provisions of Section 3.03(a) hereof), which has been calculated as a fraction, expressed as a percentage, the numerator of which is the rentable area of the Premises, which Landlord and Tenant agree is __________ rentable square feet, and the denominator of which is the rentable area of the FC Office Units, which Landlord and Tenant agree is __________ rentable square feet.

            (j) "TENANT'S TAX SHARE" shall mean shall mean _____% (which percentage may be adjusted in accordance with the provisions of Section 3.02(a) hereof), which has been calculated as a fraction, expressed as a percentage, the numerator of which is the rentable area of the Premises, which Landlord and Tenant agree is __________ rentable square feet, and the denominator of which is the rentable area of the FC Office Units which are owned by Landlord and/or Landlord Affiliates which Landlord and Tenant agree is __________ rentable square feet as of the date of this Lease.

      3.02. (a) If Taxes payable for any Tax Year, any part of which shall occur during the term of this Lease, shall exceed the Base Tax Amount. Tenant shall pay to Landlord as Additional

Charges for such Tax Year an amount (the "TAX PAYMENT") equal to Tenant's Tax Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Amount. Notwithstanding the provisions of the foregoing sentence, in the event that Landlord or any Landlord Affiliate (the identity of whom Landlord has provided Tenant with prior notice) shall sell any of their condominium units in the FC Office Units to a third party during the term of this Lease, then, with respect to the calculation of any Tax Payment required to be made by Tenant from and after the later of: (i) the date of such sale or (ii) the date that the taxing authority shall designate a separate tax lot for the portion of the FC Office Units which continue to be owned by Landlord and/or any Landlord Affiliate and includes the Premises (the "TAX ADJUSTMENT DATE")(including any portion of the Tax Payment for the Tax Year in which such designation is made accruing after the Tax Adjustment Date), (x) an appropriate reduction in the Base Tax Amount shall be made by Landlord and Tenant to reflect the amount of Taxes that were incurred during the Tax Year in which the Commencement Date occurred with respect to only the portion of the FC Office Units which remain within the tax lot owned by Landlord and/or any Landlord Affiliate after the Tax Adjustment Date and (y) an appropriate modification to Tenant's Tax Share shall be made by Landlord and Tenant to reflect the reduction in the number of rentable square feet of area in the FC Office Units after the Tax Adjustment Date. Any dispute between Landlord and Tenant with respect to such reduction or modification shall be determined by "Expedited Arbitration" (as defined in Article 35 of this Lease). The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord under the Unit Lease, if applicable, or otherwise to the City of New York. Tenant shall pay Tenant's Tax Share of each such installment within twenty (20) days after the rendering of a statement therefor by Landlord to Tenant, which statement shall be rendered by Landlord so as to require Tenant's Tax Share of Taxes to be paid by Tenant no more than ten (10) days prior to the date such Taxes first become due, provided, however, that if a Superior Mortgagee shall require that Landlord make monthly or other less frequent periodic escrow payments of Taxes, then Landlord shall so notify Tenant and effective thirty (30) days following Tenant's receipt of such notice Tenant's Tax Payments shall be made to Landlord in installments at least ten
(10) days before such periodic escrow deposits are due under the terms of such Superior Mortgage. The statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant's Tax Share of the particular installment(s) being billed (and, upon written request from Tenant, Landlord shall provide Tenant with a copy of the tax bill from the taxing authorities relevant to the computation of Tenant's Tax Payment). If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, whether during or after such Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith.

            (b) If Landlord shall receive a refund of the Taxes for any Tax Year, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Article, Tenant's Tax Share of the net refund (after deducting from such refund the costs and expenses, including, without limitation, reasonable appraisal and counsel fees of obtaining same to the extent that the same have not theretofore been paid by Tenant pursuant to
Section 3.02(g)
hereof); provided, however, such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

            (c) Landlord shall, with respect to each Tax Year, initiate and pursue in good faith an application or proceeding seeking a reduction in Taxes or the assessed valuation of the Unit; provided, however, that Landlord shall not be required to initiate or pursue any such application or proceeding for any such Tax Year if Landlord obtains with respect to such Tax Year a letter from a recognized certiorari attorney or consultant that in such person's opinion, it would not be advisable or productive to bring such application or proceeding and a reasonably detailed explanation from such recognized certiorari attorney or consultant setting forth the basis for such person's opinion.

            (d) In respect of any Tax Year which begins prior to the occurrence of the Commencement Date or terminates after the Expiration Date, the Tax Payment in respect of each such Tax Year or tax refund pursuant to subdivision
(b) above therefor shall be prorated accordingly.

      3.03. (a) For each Operating Year, subsequent to the Base Operating Year, any part of which shall occur during the term of this Lease, Tenant shall pay to Landlord as Additional Charges an amount ("OPERATING PAYMENT") equal to the sum of Tenant's Operating Share of the amount by which the Operating Expenses for such Operating Year exceed the Base Operating Amount. Notwithstanding the provisions of the foregoing sentence, in the event that Landlord or Landlord Affiliates shall sell any of their condominium units in the FC Office Units to a third party during the term of this Lease, then, with respect to the calculation of any Operating Payment required to be made by Tenant from and after the date of such sale (including any portion of the Operating Payment for the Operating Year in which such sale occurs accruing after the date of such sale) (x) an appropriate reduction shall be made by Landlord and Tenant in the Base Operating Amount to reflect the amount of Operating Expenses that were incurred during the Base Operating Year with respect to only the portion of the FC Office Units which remain owned by Landlord and Landlord Affiliates after such sale and (y) an appropriate modification to Tenant's Operating Share shall be made by Landlord and Tenant to reflect the reduction in the number of rentable square feet of area in the FC Office Units after such sale. Any dispute between Landlord and Tenant with respect to such reduction shall be determined by Expedited Arbitration.

            (b) Landlord may furnish to Tenant, prior to or following the commencement of each Operating Year a written statement setting forth in reasonable detail Landlord's reasonable estimate of the Operating Payment for such Operating Year. Such estimate shall be accompanied by a reasonably detailed explanation of such increase. In the event that Tenant disputes an estimate of the Operating Payment which reflects an increase in total Operating Expenses for the Building, Tenant shall have the right to challenge such estimate substantially in the manner set forth in Section 3.03(d) below. Tenant shall pay to Landlord on the first day of each month during the Operating Year in which the Operating Payment will be due, an amount equal to one-twelfth (1/12th) of Landlord's reasonable estimate of the Operating Payment for such Operating Year. If, however, Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Article 3 in respect of the last month of the preceding Operating Year. After such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made for the Operating Year in which the Operating Payment will be due in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall within thirty (30) days of such notice refund to Tenant the amount thereof, together with interest thereon at the Interest Rate from the date of the payment to which such refund relates until the date that Landlord shall pay such refund to Tenant in the event that the Operating Expenses for the preceding Operating Year shall exceed the Operating Expenses for the Operating Year in which the Operating Payment will be due in accordance with such estimate. On the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of such Operating Year Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant one revised statement of Landlord's reasonable estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded or credited as the case may be, substantially in the same manner as provided in the preceding sentence.

            (c) Landlord shall furnish to Tenant a Landlord's Statement for each Operating Year within two hundred seventy (270) days after the end of each Operating Year. Such statement shall set forth in reasonable detail the Operating Expenses for such Operating Year. If the Landlord's Statement shall show that the sums paid by Tenant, if any, under subsection 3.03(b) exceeded the Operating Payment to be paid by Tenant for the Operating Year for which such Landlord's Statement is furnished, Landlord shall refund to Tenant the amount of such excess, together with interest thereon at the Interest Rate from the date of the payment to which such refund relates until the date that Landlord shall pay such refund to Tenant in the event that Landlord's estimate of Operating Expenses pursuant to subsection 3.03(b) exceeded the Operating Expenses for the Operating Year for which such Landlord's Statement is furnished; and if the Landlord's Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within thirty
(30) days after demand therefor. If the Landlord's Statement for any Operating Year is not delivered to Tenant within one (1) year after the end of such Operating Year, Tenant shall not be obligated to make the monthly payment of Operating Expenses until such Landlord's Statement is delivered to Tenant in which event, within thirty (30) days after receipt of such Landlord's Statement, Tenant shall pay to Landlord any installments of Tenant's Operating Payment which were so withheld by Tenant.

            (d) (i) Tenant, upon reasonable notice given within one hundred eighty (180) days of the receipt of such Landlord's Statement and the execution of a confidentiality agreement in the form attached hereto as Exhibit L ("CONFIDENTIALITY AGREEMENT"), may elect to have Tenant's designated (in such notice) representative ("TENANT'S REPRESENTATIVE"), which Tenant's Representative may or may not be an employee of Tenant (but who shall not be compensated for services on a contingency or success fee basis), examine such of Landlord's books and records (collectively "RECORDS") as are relevant to the Landlord's Statement in question, together with reasonable supporting data therefor, including applicable Records for the Base Operating Year or Base Tax Year, as the case may be, such examination to occur during Business Hours and upon at least ten (10) Business Days prior notice to Landlord, and which shall commence not later than forty-five (45) days following the date of Tenant's notice. If Tenant shall not give timely notice under this subsection 3.03(d)(i) with respect to any Landlord's Statement it shall be deemed to have waived its right of examination under this Section 3.03(d)(i) with respect thereto and such Landlord's Statement shall be conclusive and binding on Tenant.

                  (ii) Landlord hereby agrees to maintain and preserve its Records with respect to each Operating Year for a period of at least three (3) years following the delivery of Landlord's Statement with respect thereto. Notwithstanding anything to the contrary contained herein, in the event that any examination pursuant to subsection 3.03(d)(i) results in a finding of a discrepancy with respect to any item of Operating Expenses, Tenant, upon reasonable prior notice given within thirty (30) days after such finding, may elect to have Tenant's designated Tenant's Representative examine or re-examine such of the Records as are relevant to such item or any other similar item as included in Landlord Statements for all prior years during the term of the Lease for which Landlord shall then be retaining Records, as required pursuant to this subsection 3.03 (d)(ii).(9)

                  (iii) Tenant shall, at Tenant's expense, have the right to obtain copies and/or make abstracts of the Records as it may request in connection with its verification of any such Operating Statement, subject to the provisions of the Confidentiality Agreement.

                  (iv) In the event that Tenant within one hundred eighty (180) days year from the date on which the Records are all made available to Tenant, (which period shall be extended by one (1) day for each day, if any, that Landlord fails to provide Tenant with any additional relevant information in Landlord's possession or under Landlord's control with regard to the Operating Payment which is reasonably requested by Tenant), shall disagree with the Landlord's Statement, then Tenant may, as its sole remedy to adjust disputes with Landlord concerning a Landlord Statement (except in the event of Landlord's fraud), send a written notice (hereinafter called "TENANT'S STATEMENT") to Landlord of such disagreement, specifying the basis for Tenant's disagreement and Tenant's determination of the Operating Payment for the year question.

----------

      (9) If and for so long as Ground Lessor is (i) the "Landlord" under this Lease and (ii) a governmental entity or a public benefit corporation, the provisions of this subparagraph 3.03(d)(ii) shall not be applicable.

                  Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so within thirty (30) days, Landlord and Tenant shall designate a certified public accountant (hereinafter called the "ARBITER") whose determination of the Operating Payment for the year in question made in accordance with this subsection 3.03(d)(iv) shall be binding upon the parties.

                  If the determination of the Arbiter shall substantially confirm the determination of Landlord and not substantially confirm the determination of Tenant, then Tenant shall pay the cost of the Arbiter. If the determination of the Arbiter shall substantially confirm the determination of Tenant and not substantially confirm the determination of Landlord, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The term "SUBSTANTIALLY" as used herein, shall mean the determination of the Arbiter shall find a variance of 5% or less in the aggregate of either Landlord's or Tenant's determination, as applicable.

                  The Arbiter shall be a member of an independent certified public accounting firm having at least three (3) accounting professionals and having at least ten (10) years of experience in commercial real estate accounting. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty
(30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the American Arbitration Association (the "AAA") (or any organization which is the successor thereto) to designate as the Arbiter a certified public accountant whose determination of the Operating Payment made in accordance with this subsection 3.03(d)(iv) shall be conclusive and binding upon the parties, and the cost charged by the AAA (or any organization which is the successor thereto), for designating such Arbiter, shall be shared equally by Landlord and Tenant. In rendering its determination the Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease.

      3.04. In any case provided in this Article 3 in which Tenant is entitled to a refund, at Landlord's option, Landlord may, in lieu of such refund (In any event if Landlord does not refund such amount to Tenant within 30 days after such amount is due then Tenant may offset such amount against the next due installment of Fixed Rent and Additional Charges.) credit against the next installments of Fixed Rent and Additional Charges any amounts to which Tenant shall be entitled until such credit shall have been exhausted. If this Lease shall expire before any such credit shall have been fully applied, then Landlord shall refund to Tenant the unapplied balance of such credit within thirty (30) days after the last day of the term of this Lease.

      3.05. Each year during the term of this Lease. Tenant shall pay to Landlord as an Additional Charge the Theatre Surcharge (as defined in Section 3.5(a) of the Ground Lease) which is charged to the Premises in accordance with the Ground Lease, such payment to be made within thirty (30) Business Days following Landlord's invoice to Tenant therefor. If the Commencement Date shall occur on a date other than the first day of a calendar year and/or if the Expiration Date shall occur on a date other than the last day of a calendar year, the Theatre Surcharge payable by Tenant for the partial calendar year in which the Commencement Date or the Expiration Date, as the case may be, occurs, shall be reduced pro rata to reflect the number of days in the applicable calendar year that this Lease is in effect.

                                   ARTICLE 4
                                SECURITY DEPOSIT

      4.01. Tenant has deposited with Landlord the sum of one year's Fixed Rent as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this lease. If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants and obligations under this lease, including, but not limited to, the payment of Fixed Rent and Additional Charges, and such default continues after the giving of notice and the expiration of applicable cure periods under this Lease, Landlord may, but shall not be required to, use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, to the extent required for the payment of any Fixed Rent and Additional Charges or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid failing which Landlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under t this lease, the security or any balance thereof, to which Tenant is entitled, shall be returned or paid over to Tenant after the date fixed as the end of this lease and after delivery to Landlord of entire possession of the Premises. In the event of any sale, transfer or leasing of Landlord's interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, pay over any unapplied part of said security to any vendee, transferee or lessee of the Building and shall thereupon be relieved of all liability with respect thereto. Except in connection with a permitted assignment of this lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

      4.02. In lieu of cash security required hereunder, at any time during the term of this Lease, Tenant may, at Tenant's election, deposit with Landlord a letter of credit from a bank reasonably acceptable to Landlord substantially in the form annexed hereto as EXHIBIT D in the amount of the security required under Section 4.01 hereof, and simultaneously with delivery of such letter of credit, the cash security shall be returned to Tenant.(10)

----------

      (10) Article 4 to be deleted if (i) Tenant of Lease is NYTC or (ii) Tenant of Lease is an Affiliate of NYTC and Tenant provides a guaranty from NYTC in the form annexed hereto as Exhibit K; and, in the event of either (i) or

                                    ARTICLE 5
       SUBORDINATION, NOTICE TO LESSOR UNDER THE UNIT LEASE AND MORTGAGEES

      5.01. Subject to the provisions of Section 5.05 hereof, this Lease, all rights of Tenant hereunder, are and shall be subject and subordinate to the "Unit Lease" (as such term is defined in the Declaration), all matters and instruments to which the Unit Lease is subordinate and to all other ground leases or underleases or mortgages which may now or hereafter affect the Unit, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of the Unit Lease and such mortgages and spreaders and consolidations of such mortgages. This
Section 5.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under the Unit Lease or any ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called a "SUPERIOR MORTGAGE" and the holder of a Superior Mortgage is herein called a "SUPERIOR MORTGAGEE". Any ground lease or underlying lease to which this Lease is, at the time referred to, subject and subordinate is herein called a "SUPERIOR LEASE" and the lessor under a Superior Lease is herein called a "SUPERIOR LESSOR".

      5.02. Subject to the provisions of any SNDA Agreement between Tenant and any Superior Mortgagee or Superior Lessor, if any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction (other than a right of cancellation, termination, abatement or offset specifically provided for in this Lease), Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect the remedy of such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same, provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

      5.03. Subject to the provisions of any SNDA Agreement between any Superior Mortgagee or Superior Lessor, if a Superior Lessor or any Superior Mortgagee, or any designee of any Superior Lessor or any Superior Mortgagee, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("SUCCESSOR LANDLORD") and upon

--------------------------------------------------------------------------------

(ii), NYTC has a credit rating of A- or better as determined by the Rating Agency (as defined in the Declaration).

such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, the Successor Landlord shall not be:

            (a) liable for any accrued obligation of Landlord, or for any act or omission of Landlord, prior to such foreclosure or sale, except that such non-liability shall in no way diminish Tenant's rights under this Lease with respect to the continuing failure of the Successor Landlord to perform the obligations of any prior Landlord under this Lease after the date upon which the Successor Landlord succeeds to the interests of Landlord under this Lease,

            (b) required to perform or provide any services not expressly set forth in this Lease, or

            (c) subject to any offsets (other than offsets expressly provided for in this Lease), defenses or counterclaims which have accrued against Landlord prior to the date Successor Landlord succeeds to the interests of Landlord under this Lease;

      5.04. Landlord hereby represents that:(11)

            (a) there are no ground, superior or underlying leases affecting the Premises as of the date hereof other than the Unit Lease and the "Ground Lease" as such term is defined in the Declaration, and

            (b) the only existing Superior Mortgage as of the date hereof is that certain _________________________________________________________ (the
"EXISTING MORTGAGE").

      5.05. (a) Concurrently with execution of this Lease, Landlord, Tenant and the Superior Mortgagee under the existing Superior Mortgage, have executed a subordination, non-disturbance and attornment agreement (an "SNDA AGREEMENT") with respect to the Existing Mortgage substantially in the form annexed hereto as Exhibit E.

            (b) Concurrently with execution of this Lease, Landlord, Tenant and the Ground Lessor have executed a subordination, non-disturbance and attornment agreement (the

----------

      (11) If and for so long as the "Landlord" under this Lease is (A)(i) Ground Lessor and (ii) a governmental entity or a public benefit corporation, or
(B) the party acquiring the interest of the "Landlord" in this Lease from such governmental entity or public benefit corporation (but not any other party who becomes the "Landlord" under this Lease). the preamble to Section 5.04 shall read "Landlord hereby represents that to Landlord's knowledge:"

"UNIT LEASE SNDA AGREEMENT") with respect to the Unit Lease in the form annexed hereto as Exhibit F.

            (c) With respect to future Superior Mortgages and Superior Leases, the provisions of Section 5.01 hereof shall be conditioned upon the execution, acknowledgment and delivery by and between Tenant and any such Superior Mortgagee or Superior Lessor, of an agreement which

                  (i) shall provide in substance that so long as no default
            exists hereunder beyond any applicable grace period (if any), Tenant shall not be disturbed in its possession of the Premises pursuant to the provisions of this Lease and

                  (ii) shall not, except to A DE MINIMIS extent, reduce the
            rights of Tenant or increase the obligations of Tenant in either case as compared to the SNDA Agreement in Exhibit E annexed hereto, in the case of future Superior Mortgages, or the Unit Lease SNDA Agreement in Exhibit F annexed hereto, in the case of future Superior Leases.

(any SNDA Agreement which satisfies the requirements of clause (i) and (ii) above is a "QUALIFYING SNDA AGREEMENT"). Any dispute as to whether a proposed agreement constitutes a Qualifying SNDA Agreement may be submitted by either party for resolution by arbitration in accordance with Article 35 hereof.

                                   ARTICLE 6
                                QUIET ENJOYMENT

      6.01. So long as Tenant pays all of the Fixed Rent and Additional Charges and is not in default after notice and the expiration of any grace period with respect to such default, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease, the Declaration, the By-laws, the Unit Lease and any Superior Leases and Superior Mortgages.

                                   ARTICLE 7
                           ASSIGNMENT AND SUBLETTING

      7.01. (a) Subject to the provisions of subsections 7.01(b), 7.01(c) and 7.01(e) hereof, Tenant shall have the right, without the consent or approval of Landlord, to (i) assign or otherwise transfer this Lease, (ii) sublet the Premises or any part thereof and modify or terminate any existing sublease, and/or (iii) allow not more than one-half of the rentable square footage of the Premises or any portion(s) thereof to be used, occupied or utilized by third parties who are providing a material business service to Tenant ("Users"). Tenant agrees to notify Landlord at least thirty (30) days prior to taking any action referred to in clauses (i), (ii) or (iii) of the immediately preceding sentence, which notice, in the case of an assignment of this Lease, shall be accompanied by a duly executed counterpart of an assignment and assumption instrument whereby the assignee agrees to assume the obligations of Tenant under this Lease accruing from and after the effective date of such assignment. Notwithstanding the foregoing, no User shall be in privity with the Landlord under this Lease and Landlord shall have no obligations to any User under this Lease for any reason whatsoever in connection with such Users' occupancy of the Premises. No separate entrances to the Premises from public or common areas shall be constructed to provide access to the space used by any User. No User shall use the Premises, or any portion thereof for a use that is prohibited by the terms of this Lease. Any breach or violation of this Lease by any User shall be deemed to be and shall constitute a default by Tenant under this Lease, and subject to the foregoing notice requirement any act or omission of a User shall be deemed to be and shall constitute an act or omission of Tenant under this Lease. Tenant hereby indemnifies and holds harmless Landlord against any loss, claim or damage arising from the acts or omissions of any User in or about the Premises.

            (b) Except for any assignment to a Tenant Affiliate pursuant to paragraph 7.01(d) hereof, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease, Tenant shall give notice thereof (herein called an "Assignment Recapture Offer Notice") to Landlord, which notice shall set forth: (i) Tenant's intention to assign this Lease, (ii) the proposed date upon which the Premises are intended or proposed (as the case may be) to be vacated by Tenant, which date shall be no sooner than sixty 60 days after the Assignment Recapture Offer Notice, and (iii) the consideration which Tenant would be willing to accept from a third party in connection with an assignment of this Lease to a third party. Such Assignment Recapture Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord shall terminate this Lease if Landlord accepts such offer. Said option may be exercised by Landlord by notice (herein called "Landlord's Assignment Recapture Notice") given to Tenant at any time within thirty (30) days after such Assignment Recapture Offer Notice has been given by Tenant to Landlord (herein called the "Assignment Recapture Period"), and time shall be of the essence with respect to the delivery to Tenant of the Landlord's Assignment Recapture Notice prior to the expiration of the Assignment Recapture Period.

            (c) If Landlord exercises its option to terminate this Lease by delivering to Tenant Landlord's Assignment Recapture Notice, then this Lease shall end and expire on the date the proposed assignment was to be effective and the Fixed Rent and Additional Charges shall be paid and apportioned to such date. If Landlord does not exercise its option to terminate this Lease prior to the expiration of the Assignment Recapture Period, then Tenant may assign this Lease to a third party within Two Hundred Seventy (270) days following the expiration of the Assignment

Recapture Period provided the consideration payable to Tenant for the assignment on a net present value basis (using a discount rate of 9% per annum) is not more than five (5%) percent less than the consideration set forth in the Assignment Recapture Offer Notice. In the event that Tenant desires to assign this Lease either (i) for consideration payable to Tenant (on a net present value basis [using a discount rate of 9% per annum]) which is more than five (5%) percent less than the consideration set forth in the Assignment Recapture Offer Notice or (ii) at any time after two hundred seventy (270) days following the expiration of the Assignment Recapture Period, then before Tenant may assign this Lease to a third party Tenant must first provide Landlord with another Assignment Recapture Offer Notice which sets forth the new terms that Tenant would be willing to accept from a third party. Landlord shall have the right to accept such offer as is set forth in Section 7.01(b) and the provisions of
Section 7.01(b) shall apply to such Assignment Recapture Offer Notice.

            (d) Notwithstanding the provisions of this Section 7.01 to the contrary, Tenant shall have the right, without being subject to Landlord's option as described in paragraph 7.01(b) to assign this Lease to a "Tenant Affiliate". For purposes hereof, the term "Tenant Affiliate" means a corporation, partnership, limited liability company or other entity (i) into or with which Tenant is merged or consolidated or, (ii) to which substantially all of Tenant's assets are transferred, or (iii) which controls is controlled by or is under common control with Tenant. For purposes of this Section 7.01(d) the term "control" means the ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership, membership or similar interests in such entity.

            (e) Notwithstanding anything to the contrary provided in Section 7.01(a), except for an assignment of this Lease or a sublease of all or any portion of the Premises to a Tenant Affiliate in accordance with Section 7.01(d), Tenant shall not, whether voluntarily, involuntarily or by operation of law assign or otherwise transfer the Lease or sublet all or any portion of the Premises (including entering into a so-called "takeover" agreement for the Premises), without in each instance obtaining the prior written consent of Landlord (such consent to not be unreasonably withheld, delayed or conditioned). Without limitation, Landlord shall be deemed to have reasonably withheld its consent if:

                  (i) the proposed sublessee or assignee is a Prohibited Person (as defined in any Superior Lease) or falls within the categories described in items (2) - (18) on Exhibit I to the Declaration;

                  (ii) Landlord has actively negotiated with the proposed sublessee or assignee for space in the FC Office Units which is either of a comparable size as the Premises (in the case of a proposed assignment) or of a comparable size as the proposed premises to be sublet (in the case of a proposed sublease) within the ninety (90) days immediately prior to Landlord's receipt of written notice from Tenant which indicates that Tenant has entered into negotiations with the proposed sublessee or assignee, provided, however, that if within ten
                  (10) Business Days after

                  Landlord's receipt of such notice, Landlord has not certified to Tenant that Landlord has actively negotiated with such proposed assignee or sublessee within the prior ninety (90) days, then Landlord shall not be deemed to have reasonably denied its consent to such proposed assignment or subleasing on the grounds that it has actively negotiated with such party within the prior ninety (90) days;

                  (iii) the proposed sublessee or assignee is then a tenant in other premises in the FC Office Units;

                  (iv) the terms and provisions of the proposed sublease do not state that they are subject to the provisions of the Lease;

                  (v) the terms of the proposed assignment or sublease do not state that the proposed assignee or sublessee, as the case may be, shall not have the right to further sublet its demised premises or further assign this Lease or allow its demised premises to be used by others except in compliance with the terms and provisions of this Article 7;

            (f) No User, Subtenant or assignee may use the Premises for a use that violates the exclusive use rights of any other tenant of the FC Office Units, which exclusive uses are set forth on Exhibit G annexed hereto. Notwithstanding the preceding sentence, the provisions of this Section 7.01(f) shall not be applicable to and shall not restrict the use of the Premises for, the conduct of any business owned by or any business activity conducted by the New York Times Company.

            (g) Landlord's consent to an assignment or sublease shall be given or withheld (and if withheld, Landlord's notice withholding such consent shall set forth with specificity the reasons for such withholding) on or before the date that is ten (10) Business Days after Landlord's receipt of Tenant's request for such consent. If Landlord fails to respond to Tenant's request for an assignment or sublease within such ten (10) Business Day period, Landlord shall be deemed to have granted its consent to such transaction provided that Tenant's request shall state that Landlord's failure to withhold its consent to the proposed assignment or sublease, as the case may be, within ten (10) Business Days shall be deemed a consent by Landlord.

            (h) Tenant shall not enter into any amendment to a sublease (with respect to which Landlord's consent was required) without obtaining the prior written consent of Landlord unless such amendment provides for (i) the termination of the term of the sublease prior to its expiration; or (ii) the reduction, abatement or deferral of any rent, additional rent or other charges, provided such reduction, abatement or deferral is for a good business purpose. Landlord's consent shall not be required for any amendment to a sublease described in clauses (i) and (ii) of this Section 7.10(h).

            (i) Any assignment or transfer, or attempted assignment or transfer, of this Lease and any sublease, or any attempted sublease, of all or any portion of the Premises which is undertaken by Tenant in violation of the provisions of this Article shall be void AB INITIO.

            7.02. If this Lease be assigned, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord shall apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.

            7.03. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain primarily liable for the payment of the Fixed Rent and Additional Charges and for the performance and observance of other obligations of this Lease on the part of Tenant to be performed or observed.

            7.04. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant for the due performance and observance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease. If any such agreement or modification operates to increase the obligations of a tenant under this Lease (the "THEN TENANT"), the liability of all predecessors to the Then Tenant shall continue to be no greater than if such agreement or modification had not been made (except as any such predecessor shall otherwise agree).

            7.05. With respect to each and every sublease or subletting under the provisions of this Lease, it is further agreed that:

                  (a) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the expiration date of this Lease; and

                  (b) Each sublease shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent, (iv) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, or (vii) responsible for any monies owing by Landlord to the credit of Tenant; and

                  (c) Provided that Landlord shall have space comparable in size then available, or to become available, for leasing in the Building that Landlord has elected to Lease to tenants, within nine (9) months from the effective date of the proposed subletting, (herein called "Comparable Space"), the proposed sublessee shall not then be an occupant of any part of the Building or a party with whom Landlord has been actively negotiating with respect to space in the Building during the ninety (90) day period immediately preceding Landlord's receipt of a notice from Tenant to Landlord (herein called a "Tenant Negotiation Notice") that Tenant has entered into negotiations with such party; provided, however, that if Landlord shall have failed to identify in writing, such Comparable Space or a prospective subtenant identified in a Tenant Negotiation Notice as a party within ten (10) Business Days following Landlord's receipt of a Tenant Negotiation Notice, the foregoing condition shall not apply to the subletting in question.

            7.06. Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully primarily liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant.

            7.07. (a) In the event of any sublease other then to a Tenant Affiliate, Tenant shall in consideration therefor, pay to Landlord, as Additional Charges an amount equal to fifty (50%) percent of any "Sublease Profit" (as such term is hereinafter defined), after deducting therefrom the amount of "Tenant's Costs" (as such term is hereinafter defined).

                  (b) For purposes of this Section 7.07, the term "Sublease Profit" shall mean, for the term of the applicable sublease (the "Sublease Term"):

                        (1)   any rents, additional charges or other
                              consideration payable under the sublease or other occupancy agreement to Tenant by the subtenant or other occupant which is in excess of the Fixed Rent and Additional Charges accruing during the Sublease Term in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and

                        (2) all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less:


                              1. in the case of a sale or rental of property which is deemed to be in the property of Landlord pursuant to the provisions of
                                    Article 12 hereof; zero;

                              2. in the case of a sale of Tenant's Property, the then net unamortized or undepreciated portion (determined on the basis of Tenant's federal income tax returns) of the original cost thereof; or

                              3.    in the case of a rental of Tenant's
                                    Property, the fair rental value thereof.

                  (c) The sums payable under this Section 7.07, if any, shall be paid to Landlord within thirty (30) days after the same are paid by the subtenant to Tenant.

                  (d) For purposes hereof, the term "Tenant's Cost" shall mean:

                        (1) the amount of any commercially reasonable brokers' fees or commissions paid to any brokers as a result of any subletting by Tenant hereunder and any transfer, sales or gains taxes paid by Tenant in connection with such subletting;

                        (2) the cost to Tenant of any improvements made to prepare the space in question for the occupancy of the subtenant and any rent abatement and/or concession (including moving expenses and any lease takeover costs) and/or work allowance (or equivalent) granted by Tenant to any such subtenant in lieu of or in addition to Tenant's performance of any such improvements made to prepare the space in question for the occupancy of the subtenant;

                        (3) advertising and marketing expenses directly related to the subletting of the space;

                        (4) reasonable legal fees directly related to the subletting of the space;

For the purposes of computing "Sublease Profit", Tenant's Costs with respect thereto shall be deducted as and when they are paid by Tenant (or, as necessary, deducted from future Sublease Profit, to the extent that current Tenant's Costs exceed current Sublease Profit).

                                    ARTICLE 8
                              COMPLIANCE WITH LAWS

            8.01. (a) Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all present and future laws and requirements of any public authorities in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises; provided, however, that Tenant shall not be obligated to make any repairs, replacements, alterations, additions or improvements of a structural nature or any repairs, replacements, alterations, additions or improvements to any "BUILDING SYSTEMS", as such term is hereinafter defined, in order to comply with laws and requirements of public authorities unless the need for same arises out of any of the following causes:

                        (i) Tenant's manner of use of the Premises (other than the mere use of the Premises as executive and general offices with customary ancillary uses),

                        (ii) the manner of operation of Tenant's installations, equipment or other property therein (other than the operation thereof in a manner incidental to the mere use of the Premises for executive and general offices with customary ancillary uses),

                        (iii) any cause or condition created by or at the instance of Tenant (other than the mere use of the Premises as executive and general offices with customary ancillary uses and other than installations, equipment or other property incidental to such use and commonly installed in "COMPARABLE BUILDINGS", as such term is defined in Section 13.04 hereof), or

                        (iv) the breach of any of Tenant's obligations hereunder.

Landlord shall give Tenant not less than thirty (30) days notice prior to Landlord's effecting any compliance with such laws and requirements for which Tenant is responsible pursuant to the preceding sentence.

      Notwithstanding the foregoing provisions of this Section 8.01(a), Tenant shall not be required to comply with any law or requirement of any public authority, and Landlord shall not effect any such compliance for which Tenant is responsible, so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02 hereof.

            (b) Except to the extent that either (i) Tenant is required by this Lease to comply therewith, or (ii) such compliance is the responsibility of the Condominium Board of Managers or the NYTC Board of Managers pursuant to the Declaration or the By-Laws, Landlord shall comply with all present and future laws and requirements of public authorities in respect of the Premises and any other portions of the Unit. Notwithstanding the foregoing, Landlord may defer compliance with any such law or requirement so long as Landlord shall be contesting the validity or applicability thereof in good faith by appropriate proceedings diligently prosecuted provided that (x) such deferral of compliance does not adversely affect Tenant's use of the Premises or Tenant's right or ability lawfully to use the Premises or to make alterations or improvements as permitted by this Lease, (y) Tenant shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises or any part thereof be subject to being condemned or vacated, and (z) Landlord shall keep Tenant advised as to the status of such proceedings. Without limiting the application of the above, Tenant shall be deemed subject to prosecution for a crime if Tenant or any officer, director, partner, shareholder or employee of Tenant, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Tenant, or such officer, director, partner, shareholder or employee of Tenant is required to plead or answer thereto.

            (c) For purposes of this Section 8.01 and any other applicable provision of this Lease, the term "BUILDING SYSTEMS" shall mean

                        (i)         the elevators and escalators of the
                                    Building;

                        (ii) the window washing and waste compacting and removal equipment of the Building, if any;

                        (iii) the core toilets and utility closets of the Building, and all fixtures and equipment installed therein; and

                        (iv) the electrical, HVAC, mechanical, chilled water, condenser water, plumbing, domestic water, sanitary, sprinkler, fire control, alarm and prevention, BMS, life safety and security systems of the Building (together with all related equipment), brought to and including, but not beyond, the point on each floor of the Building at which such systems connect to horizontal distribution facilities; provided, however that, notwithstanding anything contained in clause
                                    (iv) of the foregoing to the contrary, the following shall be considered part of the Building Systems: (x) the entire main distribution loop of the sprinkler system on each floor on which the Premises are located and (y) the entire perimeter HVAC system on each floor on which the Premises are located.

      8.02. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of any public authority, PROVIDED that Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises or any part thereof or the Building or Land, or any part thereof, be subject to being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to any lien (unless Tenant shall remove such lien by bonding or otherwise) or encumbrance, by reason of non-compliance or otherwise by reason of such contest. Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

                                    ARTICLE 9
                                    INSURANCE

      9.01. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Real Property which is standard and customary for Comparable Buildings (as herein defined) and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would increase any insurance rate in respect of the Real Property over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Real Property in amounts required under the By-Laws, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Real Property.

      9.02. If, by reason of any failure of Tenant to comply with the provisions of this Lease (which failure Landlord shall notify Tenant of and, to the extent reasonably possible, afford Tenant a reasonable period of time to cure), the premiums on Landlord's insurance on the Real Property shall be higher than they otherwise would be, Tenant shall reimburse Landlord, within thirty (30) days and as Additional Charges, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

      9.03. Tenant, at its expense, shall maintain at all times during the term of this Lease (a) fire insurance with "all risk" coverage, vandalism and malicious mischief endorsements covering all present and future Tenant's Property and all leasehold improvements installed in the Premises (including Tenant's Work) to a limit of not less than the full replacement value thereof, such insurance to include a replacement cost endorsement, (b) commercial general liability insurance, including contractual liability, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and the lessor under the Unit Lease and each Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence, (c) steam boiler, air-conditioning (other than base Building HVAC equipment) or machinery insurance, if Tenant installs a boiler or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and the lessor under the Unit Lease and each Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars and (d) when Alterations are in progress, the insurance specified in Article 11. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Such insurance may be carried in a blanket policy covering the Premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article 9. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord such renewal policy or a certificate thereof at least ten (10) days before the expiration of any existing policy. All such policies shall be issued by companies rated in the A.M. Best Key Rating Guide with ratings of at least A and of at least X and such company shall be licensed to do business in New York State or authorized to write insurance in New York State, whether or not so admitted. The proceeds of policies providing "all risk" property insurance of Tenant's Property and leasehold improvements installed in the Premises shall be payable to Tenant.

      9.04. Each party agrees to have included in each of its insurance policies insuring against loss, damage or destruction to the Unit or the Building or any property owned or leased by such party in, on or around the Unit or the Building, or the rents earned therefrom, or the conduct of business therein, a waiver of the insurer's right of subrogation against the other party during the term of this Lease or, if such waiver should be unobtainable or unenforceable,
(i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use commercially reasonable efforts to obtain the same from another insurance company described in Section
9.03 hereof.

      Landlord hereby releases Tenant with respect to any claim (including a claim for negligence) which Landlord might otherwise have against Tenant for loss, damage or destruction to the Unit or the Building, or any property owned by Landlord therein, or interruption of rents earned therefrom, in either case to the extent to which Landlord is, or is required to be insured, under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in this Section.

      Tenant hereby releases Landlord with respect to any claim (including a claim for negligence) which Tenant might otherwise have against Landlord for loss, damage or destruction to Tenant's Property and leasehold improvements installed in the Premises, or interruption of business at the Premises, in either case to the extent to which Tenant is, or is required to be insured, under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in this Section.

      Nothing contained in this Section shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

      9.05. Landlord, at its expense, shall maintain at all times during the term of this Lease (i) a commercial general liability insurance policy with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence, and (ii) "all-risk" property insurance covering any personal property owned by Landlord in the Unit or the Building, in each case with such limits not less than that required by either (x) the bona fide, third-party holder of the first mortgage on the Building or (y) if no such mortgagee exists, third party mortgagees of comparable first-class office buildings in the Borough of Manhattan.(12)

                                   ARTICLE 10
                             CONDOMINIUM PROVISIONS

      10.01 (a) Throughout the term of this Lease, this Lease (and the rights of Tenant hereunder) shall remain subject and subordinate to the terms of the Declaration and the By-laws and any Superior Lease, as each of the same shall be amended or modified in accordance with their respective terms, provided, however, that this Lease shall not be subject to any modification which shall increase Tenant's obligations or liabilities or diminish Tenant's rights or otherwise adversely affect Tenant under this Lease, except to a de minimis extent.

            (b) Notwithstanding any of the provisions of this Section 10.01 to the contrary, if Landlord or a Landlord Affiliate obtains a non-disturbance, recognition and attornment agreement (or similar agreement) from the Condominium Board of Managers in favor of any other tenant (an "SNDA Tenant") in the FC Office Units (a "Board SNDA"), Landlord shall

------------------
      (12) If and for so long as Ground Lessor is (i) the Landlord under this Lease and (ii) a governmental entiy or a public benefit corporation, the provisions of Section 9.05 shall be deleted.

obtain a Board SNDA in favor of Tenant on the same terms, provisions, and conditions as the Board SNDA provided to such SNDA Tenant (except to the extent any such terms, provisions and conditions are not applicable to the provisions of this Lease) within ten (10) days after the date the Condominium Board of Managers executes and delivers such Board SNDA.(13)

                                   ARTICLE 11
                                   ALTERATIONS

--------------------
      (13) The provisions of (b) will only apply if Premises is comprised of at least one (1) full floor.

      11.01. During the term of this Lease, Tenant shall have the right to make improvements, changes or alterations (any such improvement, change or alteration made by or on behalf of Tenant being an "ALTERATION") in and to the Premises permitted to be made under the Declaration to the same extent, and subject to compliance by Tenant with the same conditions, as would apply under Article X of the Declaration if Tenant were the owner of the Unit. Notwithstanding the provisions of this Section 11.01 to the contrary, not later than ten (10) days prior to commencing any Alteration and thirty (30) days prior to commencing any "Material Alteration" (as hereinafter defined), Tenant shall provide reasonably detailed architectural plans and specifications to Landlord which clearly and accurately describe the proposed Alteration or Material Alteration, as the case may be. In addition, within thirty (30) days following the completion of any Alteration or Material Alteration, Tenant shall deliver to Landlord CAD disks containing a complete set of "as built" plans and specifications for the Alteration or Material Alteration, provided Landlord is requiring the same from other tenants in the Building. As an Additional Charge hereunder, Tenant shall, within thirty (30) days after Landlord's delivery to Tenant of an invoice therefor, reimburse Landlord for the reasonable third party out-of-pocket costs and expenses (without markup or profit) incurred by Landlord in connection with its review of any proposed plans and specifications for an Alteration or Material Alteration. Except as provided in the foregoing sentence, Landlord shall not impose any charge or fee in connection with any Alterations. Notwithstanding any provisions of this Section 11.01 to the contrary, Tenant shall be required to obtain Landlord's prior written consent, which consent, except as herein provided, may be withheld in Landlord's sole discretion, to the performance of any Material Alteration. If Landlord shall fail to respond to Tenant's written request for approval of any Material Alteration, (herein called a "Material Alterations Request"), within twenty (20) days (subject to extension to 45 days as hereinafter provided) after such Material Alterations Request is made by Tenant, with any disapproval including detailed comments thereon explaining the reasons for such disapproval, then provided that such Material Alterations Request shall state that Landlord's failure to disapprove of the proposed request within twenty (20) days (subject to extension to 45 days as hereinafter provided) shall be deemed an approval by Landlord, such Material Alterations Request shall be deemed approved by Landlord. For purposes of this
Article 11, a "Material Alteration" is an Alteration which (a) is not limited to the interior of the Premises or which affects the exterior appearance of the Premises, the Unit or the Building, and Landlord agrees that it shall not unreasonably withhold or condition its consent to such an Alteration, or (b) affects, except to an immaterial extent, the structure of the Unit or the Building, and Landlord agrees that it shall not unreasonably withhold or condition its consent to such an Alteration if the proposed Alteration does not adversely affect (except to an immaterial extent) such structure, or (c) affects, except to an immaterial extent, the usage or the proper functioning of the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other services systems of the Unit or the Building and Landlord agrees that it shall not unreasonably withhold or condition its consent to such an Alteration if the proposed Alteration does not adversely affect (except to an immaterial extent) such systems, or (d) will cost more than $250,000 in the aggregate (which amount shall be increased annually in the same month in which the Commencement Date [the "Index Month"] occurs, by the same percentage increase which occurs in the Consumer Price Index from the Index Month of the preceding year), and Landlord agrees that it shall not unreasonably withhold or condition its consent to such an Alteration. Notwithstanding the provisions of clauses (b) and

(c) of this Section 11.01, if, in the reasonable judgment of Landlord's independent reputable engineer, a Material Alteration as described in such clauses shall have an adverse affect (which shall be greater than to an immaterial extent) on the structure of the Unit or the Building or the systems, as applicable, but such adverse effect will be remediated by Tenant's proposed remedial action, Landlord will not unreasonably withhold or delay or condition its consent to any Material Alterations. If Tenant's plans for any Material Alteration affects a structural component of the Building or Unit or a building system and Landlord elects to have an independent engineer review the plans for such Material Alteration, then the twenty (20) day period set forth in this
Section 11.01 shall be extended to forty five (45) days.

      11.02. At any and all reasonable times during the progress of Alterations, upon reasonable prior notice to Tenant, representatives of Landlord shall have the right of access to the Premises and inspection thereof (provided, however, that such representatives shall not interfere with the performance of such Alterations and shall be subject to the security requirements of Tenant or Tenant's contractor). Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of the access and inspection provided in this Section 11.02.

      11.03. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance for all persons employed in connection with such Alterations in statutory limits, all risk "Builders Risk" insurance and general liability insurance, with completed operation endorsement, for any occurrence in or about the Unit or the Building, under which Landlord and its managing agent, if any, the Board of Mangers, the FC Board of Managers and any Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, provided that such limits are obtainable from reputable insurers at commercially reasonable rates and consistent with limits required with respect to comparable Alterations performed by tenants in Comparable Buildings. Tenant shall furnish Landlord and the Board of Managers with an original certificate of insurance or other reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

      11.04. Tenant, at its expense, shall procure the satisfaction or discharge of record of all mechanics and other liens, encumbrances and violations filed in connection with any Alterations, within thirty (30) days after the filing thereof (or bond or otherwise remove such lien or encumbrance if Tenant is contesting same in accordance with the terms hereof) is received by Tenant. Provided that Tenant provides such bonding during the pendency of any contest, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 8 hereof,

                                   ARTICLE 12
                        LANDLORD'S AND TENANT'S PROPERTY

      12.01. All fixtures, equipment, improvements, ventilation and air-conditioning equipment and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease (including raised flooring), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall, upon the expiration or sooner termination of this Lease, be deemed the property of Landlord (without representation or warranty by Tenant) and shall not be removed by Tenant, except as provided in
Section 12.02; except that Tenant may elect, at Tenant's option to remove any such fixtures, equipment, improvements, ventilation and air-conditioning equipment and appurtenances attached to or built into the Premises and installed by Tenant at Tenant's expense after the date of this Lease, provided that same can be removed without permanent damage to the Premises and provided, further, that Tenant shall, in the event of any such removal, repair the portion of the Premises affected by such removal and restore same to the condition which existed prior to the installation of the removed item(s), reasonable wear and tear excepted.

      12.02. All furniture systems, movable partitions, special cabinet work, business and trade fixtures, machinery and equipment, communications equipment (including, without limitation, telephone system, security system and wiring) and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or on behalf of Tenant and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (all of the foregoing referred to in this sentence being herein collectively called "TENANT'S PROPERTY") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; PROVIDED that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof.

      12.03. At or before the Expiration Date of this Lease (or within thirty
(30) days after any earlier termination of this Lease) Tenant, at its expense, shall remove from the Premises all of Tenant's Property and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property. Any items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease, or within thirty
(30) days following an earlier termination date, may at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense. Notwithstanding the foregoing, Tenant shall not be required to remove, or pay Landlord for the cost of removing, any wiring, conduit or cabling.


                                   ARTICLE 13
                             REPAIRS AND MAINTENANCE

      13.01. Tenant shall, at its expense, throughout the term of this Lease, take good care of and maintain in good order and condition the Premises and the fixtures and improvements therein including, without limitation, the property which is deemed Landlord's pursuant to Section 12.01 hereof, except as otherwise expressly provided in this Lease.

      Subject to the provisions of Section 9.04 hereof, and except as otherwise provided for in this Lease, Tenant shall be responsible, at is sole cost and expense, for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of

            (a)   the performance by or on behalf of Tenant of any Alterations,

            (b) the installation, use or operation of any property installed by or on behalf of Tenant which is deemed Landlord's pursuant to Section 12.01 hereof and Tenant's Property,

            (c) the moving of any property installed by or on behalf of Tenant which is deemed Landlord's pursuant to Section 12.01 hereof and Tenant's Property in or out of the Building, or

            (d) the gross negligence or willful misconduct of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees.

      As used in this Article, the term "repairs" shall include replacements.

      All repairs in or to the Premises for which Tenant is responsible shall be promptly performed by Tenant in a manner which will not unreasonably interfere with the use of the Building by other occupants, but Tenant shall not be required to perform same on an overtime or premium pay basis, except if and to the extent the use of such overtime or premium pay labor would be required under the Declaration if the owner of the Unit were performing such repairs.

      13.02. Tenant shall give Landlord notice of any defective condition in any plumbing, heating, air-conditioning or ventilation system or electrical lines located in, servicing or passing through the Premises of which it has actual knowledge. Following such notice, Landlord shall comply with its obligations under Section 13.04 hereof, but if Tenant is responsible for same under the provisions of this Article 13, Tenant shall reimburse Landlord for its commercially reasonable out-of-pocket costs without profit or markup incurred in doing so.

      13.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury arising from Landlord's making any repairs which Landlord is required or permitted by this Lease, or required by law, to make in or to the fixtures, equipment or appurtenances of the Building or the Premises; provided, however, that Landlord shall make such repairs at such times and in such manner as to minimize interference with the conduct of Tenant's business in the

Premises, including, without limitation, the performance of such work on an overtime or premium-pay basis to the extent required of a Unit Owner under the Declaration.

          Except in emergency circumstances, upon Tenant's request, Landlord shall perform any maintenance or repairs which would interfere with Tenant's conduct of business in or use of the Premises during hours other than Business Hours of Business Days (as herein defined), and Tenant shall reimburse Landlord for the incremental costs incurred by Landlord in connection with performing such maintenance or repairs during such hours, unless the necessity for such maintenance or repairs shall arise from (i) the gross negligence or willful misconduct of Landlord or any of its agents, contractors or employees, or (ii) the failure of Landlord to observe or perform any of the terms, covenants or conditions of this Lease required to observed or performed by Landlord, in which case such incremental costs shall be borne by Landlord. Any incremental costs required to be paid by Tenant pursuant to the preceding sentence shall constitute Additional Charges hereunder and shall be paid to Landlord within thirty (30) days after demand.

      13.04. (a) Landlord shall, at its expense, but subject to the provisions of this Lease including, without limitation Section 13.01,

                  (i) keep and maintain in good order and condition to the standard then prevailing for comparable premium first-class midtown Manhattan office buildings ("COMPARABLE BUILDINGS") the Unit and the Building Systems servicing same, and

                  (ii) make all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the foregoing necessary or appropriate in order to keep the same in such condition, as set forth in clause (i) of this subsection 13.04(a), except to the extent same is the responsibility of the Condominium Board of Managers or the FC Board of Managers under the Declaration.

      Landlord shall, at its expense, but subject to the provisions of this Lease, clean the common or public areas and facilities of the Unit, if any, in accordance with standards then prevailing for Comparable Buildings.

            13.05 Tenant agrees to comply with the Building Standards set forth on Exhibit I annexed hereto. [Exhibit I will be attached to the Lease when agreed upon between Landlord and Tenant].

                                   ARTICLE 14
                                   ELECTRICITY

            14.01. Landlord agrees that prior to the Commencement Date risers, feeders and wiring will be installed in the Building by Landlord to furnish electrical service to the Premises in accordance with the provisions of EXHIBIT G annexed hereto. After the Commencement Date any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant.

      [*(4)14.02. (a) For the period commencing on the Commencement Date, Tenant shall have the right to contract directly with and to pay directly to the utlity company supplying electric current for the Premises the amounts due for such electric current consumed as indicated by meters installed at Tenat's cost measuring Tenant's consumption thereof. Landlord shall cooperate with Tenant at no cost to Landlord, if Tenant elects to obtain electric energy directly from the electric service provider.

                  (b) Tenant shall purchase from Landlord all electric current that Tenant requires at the Premises and will pay Landlord for the same as follows: As an Additional Charge hereunder, Tenant shall pay Landlord for the electricity consumed by Tenant, as measured by the submeter(s) furnished therefor on each floor of the Premises or elsewhere in the Building, which submeter(s) shall be installed by Landlord at Landlord's expense on or prior to the Commencement Date and shall measure electrical consumption in the Premises separately from that of all other users of electricity. Landlord shall bill Tenant separately for Tenant's consumption, at the same rate being charged to Landlord (without profit or mark-up) by the utility company which provides electricity to the FC Office Units, which rate shall include any tax, levy or other such charge imposed upon Landlord or with respect to the purchase, sale or resale of electricity ("Landlord Rate").

                  (c) Tenant shall pay for electricity on a monthly basis, or at such less frequent intervals as Landlord may determine, within thirty (30) days following Landlord's presentation to Tenant of an invoice therefor.

                  (d) Where more than one meter or submeter measures the electricity supplied to the Premises, the electricity rendered through all such meters or submeters shall be measured, consolidated and totalized as if all service were rendered through a single meter.

-----------------

      (14) Section 14.02(a) is only applicable if the Premises is being supplied with electric on a direct basis (i.e., there is no submeter measuring Tenant's electric consumption). Section 14.02(c) will be applicable if there is a submeter measuring Tenant's electric consumption.

                  (e) If any rebate from the utility company furnishing electricity to the FC Office Units with respect to the Premises is paid directly to either party on account of installations of equipment, the party that paid for such equipment shall receive such rebate within thirty (30) days thereafter. No such rebate shall be taken into account (i.e., subtracted in calculating the true cost of electricity) in determining Landlord's Rate.

            14.03. Intentionally Deleted.

            14.04. Tenant's use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.

            14.05. To the extent permitted by applicable law, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility providing the Building with electricity or for any other reason whatsoever, except for Landlord's gross negligence or willful misconduct.

            14.06. Landlord covenants and agrees that at all times during the term of this Lease, Landlord shall make available to the base building electrical closet on each floor in the Premises 6 watts per gross square foot of electrical power demand load (exclusive of electric energy used in connection with providing base building air conditioning service to the Premises and domestic hot water to the common areas of the floor).


                                   ARTICLE 15
                               LANDLORD'S SERVICES

            15.01. (a) Landlord will provide, after the term of this Lease shall have commenced the following services to the Premises in the manner hereinafter more particularly set forth: (i) heat, ventilation and air conditioning; (ii) elevator service; (iii) domestic hot and cold water; and (iv) cleaning (unless Tenant shall at any time during the term of this Lease elect to provide its own cleaning service with respect to the Premises, in which event Tenant shall be entitled to a reduction in Fixed Rent (the "CLEANING COST REDUCTION") from and after the effective date of such election by Tenant equal to (x) the number of rentable square feet contained in the Premises, multiplied by (y) the cost which would have been incurred by Landlord on a per rentable square foot basis to provide cleaning services to the Premises in accordance with the provisions of Exhibit J annexed hereto under the cleaning contract with an independent cleaning contractor unaffiliated with Landlord covering the remaining office portions of the Building to which Landlord (or a Landlord Affiliate) is providing cleaning services, or if no such contract is in effect, the prevailing cost to provide such cleaning services by independent cleaning contractors in Comparable Buildings. Landlord shall also provide, at no cost to Tenant, connections to the Building's life safety systems, but the actual cost (without profit or markup) to physically make such connections shall be at Tenant's Cost. Any dispute between the parties as to the amount of the Cleaning Cost Reduction, if applicable, may be submitted by either party to arbitration in accordance with the provisions of Article 35 hereof. Notwithstanding the provisions of this Section 15.01(a) to the contrary, if Tenant elects to provide its own cleaning service with respect to the Premises, Tenant agrees that (i) Tenant shall not exercise such rights in a manner which would create any work stoppage at the Building and (ii) notwithstanding the provisions of Exhibit J, if Tenant elects to provide its own cleaning service as provided in this Section 15.01(a), Tenant shall not perform any cleaning outside the Premises and the Cleaning Cost Reduction shall not include any amount attributable to cleaning outside of the Premises.

                  (b) As used herein, the terms "BUSINESS HOURS" and "BUSINESS DAYS" shall have the meanings set forth in the Declaration.

            15.02. (a) Landlord shall:

                        (i) supply heat to the Premises during Business Hours of
                  Business Days when needed for comfortable occupancy, and

                        (ii) supply air conditioning and ventilation to the
                  Premises during Business Hours on Business Days throughout the year,

and such heating, air conditioning and ventilation shall be provided so as to satisfy the conditions set forth on EXHIBIT H annexed hereto.

            If Tenant shall require heat or air-conditioning services ("OVERTIME HVAC SERVICE") at any time other than Business Hours on Business Days, Landlord shall furnish such service for such times upon notice from Tenant, and Tenant shall pay to Landlord within thirty (30) days after delivery of an invoice therefor, any incremental costs incurred by Landlord or a Landlord Affiliate in providing such Overtime HVAC Services, including without limitation, the charges assessed to Landlord or a Landlord Affiliate by the Condominium Board of Managers for providing such Overtime HVAC Service to the Premises without profit or markup to Landlord. In the event such overtime HVAC Service is provided to portions of the FC Office Units in addition to the Premises during any portion of the period Tenant has requested such Overtime HVAC Service, an allocation of such charges shall be made on a prorata basis between the Premises and such other portions of the FC Office Units.

                  (b) If Landlord shall make steam available for Tenant's use within the Premises for any additional heating or permitted kitchen use, the cost of such steam as well as the cost of piping and other equipment or facilities required to supply steam to and distribute steam within the Premises shall be paid by Tenant. Landlord may install and maintain at Tenant's expense, meters to measure Tenant's consumption of steam and Tenant shall reimburse Landlord, within thirty (30) days after Tenant's receipt of an invoice therefor, for the quantities of steam shown on such meters at Landlord's actual cost of such steam which is charged to Landlord by the utility providing the same without profit or markup to Landlord.

            (c) (i) Landlord shall provide passenger elevator service to each floor of the Premises at all times during Business Hours of Business Days and Landlord agrees that at least one passenger elevator in each elevator bank serving the Premises shall be subject to call at all other times.

                  (ii) Landlord shall provide freight elevator (and, as needed, loading dock) service to the Premises on a first come-first served basis (I.E., no advance scheduling) during Business Hours of Business Days. Freight elevator (and, as needed, loading dock) service shall also be provided to the Premises at Tenant's request on a reserved dedicated basis at all other times (i.e., twenty-four (24) hours per day, seven (7) days per week) ("OVERTIME FREIGHT ELEVATOR/LOADING DOCK SERVICE"). In respect of any such Overtime Freight Elevator/Loading Service furnished to Tenant at its request, Tenant shall pay to Landlord, as Additional Charges hereunder, any incremental costs incurred by Landlord or Landlord Affiliates in providing such Overtime Freight Elevator/Loading Dock Service, including without limitation the charges assessed to Landlord or Landlord Affiliates under the Declaration by reason of the provision of such Overtime Freight Elevator/Loading Dock Service to the Premises (e.g., charges for overtime personnel, if applicable) without profit or mark-up, but such Overtime Freight Elevator Service/Loading Dock Service shall be otherwise without charge to Tenant.

            (e) Landlord shall furnish reasonable quantities of hot and cold water to the floor(s) on which the Premises are located for core lavatory, cleaning, drinking and sprinkler purposes only. If Tenant shall require water for any other purpose, Landlord need only furnish cold water at the Building core riser through a capped outlet located on the floor of the Premises, and the cost of heating such water shall be paid by Tenant as provided in the last sentence of this Section 15.02(e). Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of such cold water and/or hot water for such other purposes. Tenant shall pay to Landlord, within thirty (30) days after its receipt of an invoice therefor, (i) Landlord's charges for the quantities of cold water shown on such meters, which charges shall not exceed the actual costs (without profit or markup) charged to Landlord by the utility supplying cold water to the Building, and (ii) Landlord's charges for the quantities of hot water shown on such meters, which charges shall not exceed the actual costs charged to Landlord by the utility supplying cold water to the Building, plus the actual cost to Landlord of heating such water.

            (f) (i) Except as otherwise provided below, or unless Tenant shall elect to provide its own cleaning services as provided in Section 15.01(a) hereof, Landlord shall cause, the interior of the Premises, to be cleaned in accordance with the provisions of EXHIBIT J attached hereto and made a part hereof. For so long as Landlord is providing such cleaning services, Tenant shall pay to Landlord, within thirty (30) days after its receipt of an invoice therefor, the costs incurred by Landlord for (x) extra cleaning work in the Premises required because of (i) misuse on the part of Tenant or its subtenants, Users or its or their employees or visitors, and (ii) materials and finishes installed by Tenant or at its request which are unusually difficult or time-consuming to clean, (if cleaning thereof is requested by Tenant), and (y) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord's standard cleaning times.

                  (ii) Tenant shall not clean, nor require, permit, suffer or allow any windows in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

      15.03. Tenant shall have the right to access and use, without additional charge therefor, at least such share of all Building utility and telecommunication shaft ways, risers, conduits and utility closets serving the office portions of the Building as shall equal the share (the "Tenant Shaft Share") being used by the occupant of the Premises immediately prior to Tenant. Tenant shall have the right, at Tenant's cost and expense, to remove from the Tenant Shaft Share areas, all wiring, cabling and other telecommunications equipment present on the Commencement Date.

      15.04. Subject to the provisions of Section 34.04(b) and Article 19 and 20 hereof, Landlord reserves the right, without liability to Tenant and without it being deemed a constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air-conditioning, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities and systems at such times, in either case, as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. Subject to the provisions of Section 34.04(b) and Article 19 and 20 hereof, no such stoppage or interruption shall result in any liability from Landlord to Tenant or entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption. Except in emergency circumstances, Landlord shall give Tenant at least ten (10) Business Days prior written notice ("LANDLORD'S STOPPAGE NOTICE") of its intention to make any repairs, alterations or improvements referred to in this Section 15.04 or any other stoppages or interruptions or reductions of services of which Landlord has prior knowledge or notice. Such Landlord Stoppage Notice shall state the date, time and estimated duration of such stoppage, interruption or reduction. Landlord shall use reasonable efforts in making such repairs, alterations or improvements and in dealing with such other stoppages of service so as to minimize interference with Tenant's business operations, including the performance of such work on an overtime or premium-pay basis to the extent required of a Unit Owner under the Declaration.

      15.05. Tenant may, at Tenant's sole cost and expense, install, maintain and operate in a portion of the Premises a food preparation, service and/or dining facility (the "FOOD SERVICE FACILITY") for use by the officers, employees and guests of Tenant or any permitted occupant of the Premises, including appropriate food and beverage preparation, handling, cooking, serving and/or dining and/or other associated facilities, provided that Tenant shall (a) comply with all applicable laws, ordinances and regulations with respect to such Food Service Facility and its operations, (b) cause all food preparation areas to be properly ventilated so that no odor shall emanate from the Premises to any other portion of the Building, (c) maintain such Food Service

Facility in a clean and sanitary condition and free of refuse at all times, and
(d) bag all wet garbage and place the same in containers within the Premises that prevent the escape of odor and remove all such wet garbage from the Building at Tenant's sole cost and expense. All of the provisions of this Lease shall be applicable to the installation, maintenance and operation of the Food Service Facility.

      15.06. Tenant acknowledges that it is currently a member of The New York Times Building Company and is a member of the Condominium Board of Managers. For so long as Tenant (or a Tenant Affiliate) is a member of the Condominium Board of Managers, Tenant will not willfully and intentionally exercise its voting rights to prevent or materially hinder Landlord from providing the services that Landlord is obligated to provide to Tenant or the Premises under this Lease. The provisions of this Section 15.06 shall have no application whatsoever in the event of failure by Landlord to fund any monetary obligations owed by Landlord to the Board of Managers after a final adjudication that such monetary obligations are owed to the Condominium Board of Managers.(15)

                                   ARTICLE 16
                                     ACCESS

       16.01. Landlord and persons authorized by Landlord shall have the right, upon reasonable advance notice, except in cases of emergency, to enter and/or pass through the Premises at reasonable times provided Landlord shall use reasonable efforts to minimize any interference with Tenant's business operations and use of the Premises and shall be accompanied by a designated representative of Tenant,

                  (a) to examine the Premises and to show them to actual and prospective lessors under the Unit Lease, Superior Mortgagees or Superior Lessors, or prospective purchasers, mortgagees or lessees of the Unit,

                  (b) to make such repairs, alterations, additions and improvements in or to the Premises as Landlord is required to make under this Lease or by applicable Legal Requirements (unless Tenant specifically waives in writing Landlord's obligation to make any such repairs, alterations, additions and improvements required under this Lease or by applicable Legal Requirements), and

----------
      (15) If and for so long as the "Landlord" under this Lease is (A)(i) Ground Lessor and (ii) a governmental entity or a public benefit corporation, or
(B) the party who acquires the interest of the "Landlord" under this Lease from such governmental entity or public benefit corporation (but not any other party who becomes the "Landlord" under this Lease), the provisions of this sentence shall not be applicable

                  (c) to read any utility meters located therein.

Landlord and such authorized persons shall be allowed to take reasonable amounts of materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder provided, however, the amount and placement of such materials shall not interfere with the conduct of Tenant's business except to a DE MINIMIS extent. Except as provided in Section 13.03 with respect to clause (b) of this Section 16.01, Landlord shall perform any work or activity pursuant to this Section 16.01 which would interfere with Tenant's conduct of business in or use of the Premises, other than to a DE MINIMIS extent, during hours other than Business Hours of Business Days at Landlord's sole cost and expense.

      16.02. If at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by law), the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

      16.03. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to the Premises and Tenant's Property therein) and without in any manner affecting the obligations and covenants of this Lease.

      16.04. Any damage to the Premises resulting from the exercise by Landlord of its rights granted under this Article 16 shall be promptly repaired by Landlord at Landlord's expense (except as provided in the following sentence). Tenant shall have the right, at Landlord's expense, to repair any damage to any Tenant's Property located in the Premises or to any property or parts of the Premises which are deemed Landlord's property pursuant to Section 12.01 hereof resulting from the exercise by Landlord of its rights granted under this Article 16 (and Landlord shall reimburse Tenant for the actual out-of-pocket expenses reasonably incurred by Tenant in performing any such repair within thirty (30) days after delivery of an invoice therefor, together with documentation of such expenses reasonably satisfactory to Landlord), failing which Tenant may offset such amounts, together with interest thereon at the Interest Rate from the date incurred by Tenant until reimbursed to or offset by Tenant, against the next installment of Fixed Rent and/or Additional Charges payable under this Lease.

      16.05. Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises shall be locked and inaccessible to persons unauthorized by Tenant (the "SECURED AREAS"). Notwithstanding anything to the contrary contained in this
Article 16, Landlord therefore agrees that, except in cases of emergency, Landlord's right of access to the Secured Areas shall be restricted subject to the following conditions: (i) Tenant shall deliver to Landlord floor plans of the Premises designating the Secured Areas,(ii) except in cases of emergency, any access to the Secured Areas requested by Landlord shall be upon no less than twenty-four (24) hours notice to Tenant, which notice may be oral, and accompanied by a representative of Tenant, whom Tenant agrees to make available, and (iii) Landlord shall have no obligation to provide to the Secured Areas cleaning services or any other services or repairs that require access to the Secured Areas unless Tenant shall provide Landlord with such access to the Secured Areas for purposes of providing such cleaning services or other services or repairs at those times that Landlord shall reasonably designate in accordance with Landlord's ordinary Building schedule.

                                   ARTICLE 17
                              NOTICE OF OCCURRENCES

      17.01. Tenant shall give notice to Landlord, the Board of Managers and the FC Board of Managers of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof, if and to the extent that Tenant shall have knowledge of any of the foregoing matters.


                                   ARTICLE 18
                                 INDEMNIFICATION

      18.01. Subject to the terms of Article 9 hereof relating to waivers of subrogation, Tenant shall indemnify and defend Landlord (including Landlord's shareholders, officers, directors, partners, joint venturers and agents) and save it harmless from and against any and all liability, damages, costs or expenses, including reasonable attorneys' fees, arising from the negligence of Tenant or its officers, contractors, licensees, agents, employees, or visitors in or about the Premises. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties if (but only to the extent) caused by the gross negligence or willful misconduct of Landlord, or its officers, contractors, directors, shareholders, partners, joint venturers, licensees, agents, employees, or invitees.

      18.02. Subject to the terms, conditions, restrictions and limitations elsewhere contained in this Lease, Landlord shall indemnify Tenant and save Tenant harmless from and against any and all liability, actual damages (not consequential damages), costs or expenses, including reasonable attorneys' fees, to third parties arising from the negligence of Landlord or its officers, contractors, agents or employees in or about the FC Office Units (other than the Premises). This provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the gross negligence or willful misconduct of Tenant or its officers, contractors, licensees, agents, employees or invitees.

      18.03. If any action or proceeding is brought against a person entitled to indemnification hereunder, the indemnifying party shall have the right to participate in the defense of same with counsel of its choice, who shall be reasonably satisfactory to the party benefitting from the indemnity, and insurance company counsel shall be deemed satisfactory.

      18.04. Notwithstanding the foregoing provisions of this Article 18 or any other provision of this Lease (except as provided in Section 21.03(b) hereof),
(i) Landlord shall not be liable to Tenant for consequential damages, and (ii) Tenant shall not be liable to Landlord for consequential damages, in either case even if arising from any act, omission or negligence of such party or from the breach by such party of its obligations under this Lease.

      18.05 Notwithstanding anything to the contrary provided in this Lease, in the event of any liability of Landlord to Tenant arising by reason of this Lease, Tenant agrees that it shall have recourse only to the estate of Landlord and Landlord Affiliates in the FC Office Units and the proceeds of any sale of the FC Office Units or any part thereof, and no other property or assets of Landlord or Landlord Affiliates, and their respective agents, officers, directors, shareholders, partners, members or principals, disclosed or undisclosed, shall be subject to levy, recourse, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law or Tenant's use or occupancy of the Premises or any other liability of Landlord to Tenant.


                                   ARTICLE 19
                              DAMAGE OR DESTRUCTION

      19.01. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 19 hereinafter provided), then in the event that the Condominium Board of Managers elects to repair the damage to and restore and rebuild the Building diligently and in a workmanlike manner after notice to it of the damage or destruction, Tenant shall (x) at Tenant's option, restore all or such portion of Tenant's Property as Tenant may elect to restore and (y) at Tenant's option, to be exercised separately with respect to each floor of the Premises, either

                  (i) repair the damage to and restore such portion of the leasehold improvements in the Premises as Tenant elects in its sole discretion (the "IMPROVEMENTS RESTORATION WORK"); or

                  (ii) demolish the leasehold improvements located in the Premises (the "IMPROVEMENTS DEMOLITION WORK"),

which Improvements Restoration Work or Improvements Demolition Work (as the case may be) shall be performed diligently and in a workmanlike manner after the substantial completion repairs and restoration of the Building.

The Improvements Restoration Work and the Improvements Demolition Work shall be deemed to constitute Alterations for the purposes of Article 11 hereof and shall be subject to the provisions of Article 11.

                  The proceeds of policies providing coverage for leasehold improvements installed in the Premises shall be paid to Tenant, to be used by Tenant to perform the Improvements Restoration Work and/or the Improvements Demolition Work (as the case may be), to the extent Tenant is required to perform the same, and otherwise to be retained by Tenant.

                  Tenant shall be solely responsible for (i) the amount of any deductible under the policy insuring the leasehold improvements and (ii) the amount, if any, by which the cost of the Improvements Restoration Work and/or the Improvements Demolition Work (as the case may be) exceeds the available insurance proceeds therefor.

                  Notwithstanding any of the provisions of this Section 19.01 to the contrary, if Landlord or any Landlord Affiliate executes any lease for space in the Building that contains a provision that Landlord or such Landlord Affiliate will be obligated under the circumstances provided in such provision to restore any damaged or destroyed space or cause the Condominium Board of Managers to perform such restoration, then Landlord shall give Tenant prompt notice thereof (or will respond to a request from Tenant to do so within 30 days of such request), and, at Tenant's election, Landlord and Tenant will promptly cause this Lease to be amended to incorporate such provision into this Lease.(16)

      19.02. If on account of fire or other casualty, all or a part of the Premises shall be rendered untenantable (whether as a result of damage or destruction to the Premises or damage or destruction to other parts of the Building) the Fixed Rent and the Additional Charges under Article 3 hereof shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises (and if more than seventy-five (75%) percent of a floor shall be rendered untenantable, then the entire floor shall be deemed to have been rendered untenantable) for the period from the date of the damage or destruction to the date on which:

                  (i) the repair and restoration of the Building (including all base building systems serving the Premises) shall have been substantially completed (the "BASIC RESTORATION"); and

                  (ii) the damaged leasehold improvements could be restored, with due diligence and dispatch (commencing after Landlord's substantial completion of the restoration of the Building including all base building systems serving the

------------
      (16) This provision will only be applicable if the Premises (aggregated with all prior space leased by Tenant and Tenant Affiliates in the FC Office Units) is comprised of at least one (1) full floor.

                        Premises) with materials of like kind and quality to the same condition as existed prior to such damage;

provided, however, should Tenant reoccupy a portion of the Premises for the conduct of business during the period the repair work is taking place and prior to the date that the Premises are substantially repaired or made tenantable, the Fixed Rent and the Additional Charges allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

      19.03. If the Building shall be totally damaged or destroyed by fire or other casualty, or the Building shall be so damaged or destroyed by fire or other casualty that the Condominium Board of Managers shall have elected not to repair and restore the Building, then Landlord may terminate this Lease by giving Tenant notice to such effect ("LANDLORD'S CASUALTY TERMINATION NOTICE") as soon as practicable under the circumstances. If the Condominium Board of Managers shall elect not to repair and restore the Building, and if Landlord shall not dispute such election, then, at Tenant's option, Landlord shall assign to Tenant, such rights of Landlord as may be reasonably required by Tenant in order to bring an action or proceeding against the Condominium Board of Managers for its failure to effect such repairs and restoration.

      19.04. (a) If any portions of the Building required for reasonable access to the Premises or the provision of any services to the Premises required under this Lease ("BASE BUILDING ELEMENTS") are damaged or destroyed by fire or other casualty and Landlord and/or the Board of Managers is required to or elects to repair and restore the Base Building Elements, Landlord shall, within 60 days after such damage or destruction, provide Tenant with a written notice of the estimated date on which the restoration shall be substantially completed ("BASE BUILDING RESTORATION ESTIMATE"). If such estimated date is more than twelve (12) months after the date of such damage or destruction, Tenant may terminate this Lease by notice to Landlord, which notice shall be given within sixty (60) days after the date Landlord provides the Base Building Restoration Estimate, and such termination shall be effective upon the giving of Tenant's notice. If Tenant elects not to terminate this Lease, and if Landlord and/or the Board of Managers, as applicable, has not substantially completed the required repairs and restored the Base Building Elements within the period originally estimated by Landlord or within such period thereafter (not to exceed 3 months) as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure Causes, then Tenant shall have the further right to elect to terminate this Lease upon written notice to Landlord and such election shall be effective upon the date of such notice. Tenant shall have the right to submit any dispute as to the determination of the Base Building Restoration Estimate pursuant to this Section 19.04(a) to Expedited Arbitration.

            (b) If the Premises or any part thereof shall be damaged by fire or other casualty as set forth in Article 9, whether or not any other portions of the Building or Base Building Elements have also been damaged, and the Base Building Restoration Estimate provides that the estimated time period to complete the repairs and restoration to the Premises, which time period shall be aggregated with the time period required to complete the repairs and restoration of any Base Building Elements if same have also been damaged, is more than twelve
(12) months after the date of such damage or destruction, Tenant may terminate this Lease by notice to Landlord, which notice shall be given within sixty (60) days after the date Landlord provides the Base Building Restoration Estimate, and such termination shall be effective upon the giving of Tenant's notice. Tenant shall have the right to submit any dispute as to the determination of the Base Building Restoration Estimate pursuant to this Section 19.04(b) to Expedited Arbitration.

      19.05. Landlord and Tenant shall fully cooperate with each other in connection with the collection of any insurance proceeds payable in respect of any casualty to the Building and shall comply with all reasonable requests made by each other in connection therewith, including, without limitation, the execution of any affidavits required by the applicable insurance companies.

      19.06. Except to the extent expressly set forth in this Article 19, Tenant shall not be entitled to terminate this Lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 19.

      19.07. Landlord will not carry insurance of any kind on Tenant's Property or on Tenant's leasehold improvements and shall not be obligated to repair any damage to or replace any of the foregoing and Tenant agrees to look solely to its insurance for recovery of any damage to or loss of any of the foregoing.

      19.08. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.


                                   ARTICLE 20
                                 EMINENT DOMAIN

      20.01. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking ("DATE OF THE TAKING"), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

      20.02. If a portion of the Building or the Premises shall be so taken and the Condominium Board of Managers shall elect in accordance with the Declaration not to rebuild the or restore the balance of the Building, then this Lease and the term and estate hereby granted shall terminate as of the date such election is made, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.


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

            If forty (40%) percent or more of the Premises or any Base Building Elements shall be so taken and the Premises or the remaining area of the Premises, as the case may be, shall no longer be sufficient or suitable, in Tenant's reasonable judgment, for Tenant to continue the operation of its business, Tenant may, at its option, terminate this Lease by giving Landlord notice to that effect within 90 days after the Date of the Taking.

            In case of any termination pursuant to this Section 20.02, this Lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date, except that with respect to any portion of the Premises taken the Fixed Rent and Additional Charges shall be prorated and adjusted as of the Date of the Taking if earlier.

            Upon any partial taking of the Premises and this Lease continuing in force as to any part of the Premises, the Fixed Rent and Additional Charges shall be adjusted according to the rentable area remaining.

      20.03. The award or payment in connection with any taking shall be payable to Landlord; provided, however, that Tenant shall have the right to make a separate claim for its moving expenses and for any of Tenant's Property and Alterations taken.

      20.04. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Charges when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Charges have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Charges becoming due hereunder.

      20.05. In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this Lease, after the Condominium Board of Managers shall proceed to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which are deemed Landlord's property pursuant to Section 12.01 hereof and Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord and the Condominium Board of Managers shall deem desirable) and so as to constitute a complete and rentable Building and Premises, then Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Premises which are deemed Landlord's property pursuant to Section 12.01 hereof and Tenant's Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations. Notwithstanding anything to the contrary set forth in this Article 20, the portion of any award which is allocable to the repairs which Tenant is obligated to perform pursuant to the preceding sentence shall be paid to Tenant.

                                   ARTICLE 21
                                    SURRENDER

      21.01. On the Expiration Date or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and damage or destruction by fire or other casualty or condemnation (subject to Tenant's obligations provided in Article 19 or 20, as the case may be) and Tenant shall remove all of the Tenant's Property therefrom except as otherwise expressly provided in this Lease.

      21.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

      21.03. (a) In the event this Lease is terminated in accordance with its terms or this Lease is not renewed or extended or a new Lease is not entered into between the parties, and if Tenant shall then hold over after the expiration or sooner termination of the term of this Lease, the parties hereby agree that Tenant's occupancy of the Premises after the expiration or sooner termination of the term of this Lease shall be under a month-to-month tenancy commencing on the first day after the expiration or sooner termination of the term of this Lease, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to the product obtained by multiplying (x) one-twelfth of the sum of the Fixed Rent payable by Tenant during the last year of the term of this Lease (i.e., the year immediately prior to the holdover period) by (y) (i) hundred ten (110%) percent for the first month of such month-to-month tenancy, (ii) one hundred twenty-five (125%) percent for the next month of such month-to-month tenancy, (iii) one hundred fifty (150%) percent for the next month of such month-to-month tenancy, and (iv) two hundred (200%) percent thereafter.

                  (b) Landlord shall not be required to perform any work during the holdover period, provided, however, that Landlord shall continue to be obligated to make all required repairs within the Premises that are Landlord's obligation under this Lease. If Tenant shall holdover beyond the expiration or sooner termination of this Lease and thereafter for more than one hundred fifty
(150) days, then the provisions of clause (ii) of Section 18.04 hereof shall not be applicable to any claims by Landlord against Tenant for consequential damages in the event that Tenant holds over for more than one hundred fifty (150) days and Tenant agrees that it shall be liable to Landlord for Landlord's consequential damages in the event that Tenant holds over for more than one hundred fifty (150) days.

                                   ARTICLE 22
                            CONDITIONS OF LIMITATION

            22.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor of Tenant's obligations under this Lease, shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant or such guarantor under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, or such guarantor, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, or of or for the property of Tenant, or such guarantor, shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, or such guarantor, as the case may be, at any time after the event continues for ninety (90) days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.

          22.02. This Lease and the term and estate hereby granted are subject to the further limitations that in the event that any of the following (each, an "Event of Default") shall occur::

                  (a) if Tenant shall default in the payment of any Fixed Rent or Additional Charges, and such default shall continue for ten
                  (10) days after written notice thereof has been received by Tenant, or

                  (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied within twenty-five (25) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of twenty-five
                        (25) days (a "LONG-TERM CURE DEFAULT"), if Tenant shall not (x) within said twenty-five (25) day period advise Landlord of Tenant's intention to take all steps reasonably necessary to remedy such Long-Term Cure Default, (y) duly commence within said 20-day period, and thereafter diligently prosecute to completion all steps reasonably necessary to remedy such Long-Term Cure Default and (z) complete such remedy within a reasonable time after the date of said notice of Landlord; provided, however, that the foregoing extension of the cure period beyond twenty-five (25) to cure a Long-Term Cure Default shall not apply if the continuance of such Long-Term Cure Default for the period required for cure would (A) subject Landlord or the lessor under the Unit Lease or any Superior Mortgagee or Superior Lessor to prosecution for a crime, (B) subject the Premises or any part thereof or the Building or Land, or any part thereof, to being condemned or vacated or (C) result in the termination of the Unit Lease or any Superior Lease or foreclosure of any Superior Mortgage; or

                        (c) Tenant shall fail to maintain in full force and effect any of the insurance policies that it is required to maintain pursuant to Article 9 which failure continues for more than ten (10) days after Landlord shall have given Tenant a notice specifying same;

          then in any of said cases Landlord, during the continuance of such default, may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.

          22.03. If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the Tenant named herein or any subsequent assignor of its interest under this Lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new


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

lease shall require the lessee to pay all Additional Charges which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

                                   ARTICLE 23
                               REENTRY BY LANDLORD

      23.01. If an Event of Default shall occur, or if this Lease shall terminate as provided in Article 22 hereof, Landlord or Landlord's agents and employees may, in the case of any such default, during the continuance thereof, or in case of any such termination, immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "reenter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this article, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Charges payable up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24 hereof.

      23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      23.03. If this Lease shall terminate under the provisions of Article 22 hereof, or if Landlord shall reenter the Premises under the provisions of this
Article 23, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Article 24 hereof or pursuant to law.


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                                   ARTICLE 24
                                     DAMAGES

      24.01. If this Lease is terminated under the provisions of Article 22 hereof, or if Landlord shall reenter the Premises under the provisions of
Article 23 hereof, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

            (a) a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any (assuming a discount at a rate per annum equal to the interest rate then applicable to 7-year Federal Treasury Bonds), of (i) the aggregate amount of the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under Article 3 hereof to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so reentered the Premises, over (ii) the aggregate fair market rental value of the Premises for the same period, or

            (b) sums equal to the Fixed Rent and the Additional Charges under
            Article 3 hereof which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so reentered the Premises, PROVIDED, HOWEVER, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, reasonable legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting,

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            except to the extent that such net rents are actually received by
            Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the greater of ten
(10) years or the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

      24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 22 hereof, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or reentry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in
Section 24.01 hereof.

                                   ARTICLE 25
                               AFFIRMATIVE WAIVERS

      25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

      25.02. If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

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      25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

      25.04. Tenant waives the right to interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises (other than compulsory counterclaims).

                                   ARTICLE 26
                                   NO WAIVERS

      26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

      26.02. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the term shall not be considered an extension thereof or a vested right in Tenant to such further term so as to prevent Landlord from canceling this Lease and any such extension thereof during the remainder of the original term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

                                   ARTICLE 27
                                 CURING DEFAULTS

      27.01. (a) If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the

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applicable grace period, if any, and Landlord has given to Tenant at least ten
(10) days prior notice of its intention to take action under this Section 27.01.

            (b) Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and, if Landlord shall have been the successful party in any action or suit, bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Section 27.01 (at the Interest Rate or the maximum rate permitted by law, whichever is less) may be sent by Landlord to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable as Additional Charges in accordance with the terms of such bills. Notwithstanding anything to the contrary contained in this Section, Tenant shall have no obligation to pay Landlord's costs, expenses, or disbursements in any proceeding in which there shall have been rendered a final judgment against Landlord, and the time for appealing such final judgment shall have expired.

      27.02. If Landlord shall default in the performance of any of Landlord's obligations under this Lease, Tenant, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Landlord, without notice in a case of emergency, and in any other case only if such default shall continue and not be remedied within the "LANDLORD APPLICABLE CURE PERIOD" (as such term is hereinafter defined), and Tenant has given at least ten (10) days prior notice to Landlord of its intention to take action under this Section 27.02. All reasonable costs and expenses incurred by Tenant in connection with any such performance by it for the account of Landlord, and any expenses referred to in Section 27.03 hereof incurred by Tenant, together with interest at the Interest Rate or the maximum rate permitted by law, whichever is less, on all such costs and expenses from the date incurred until the date paid by Landlord shall be reimbursed by Landlord to Tenant within thirty (30) days after demand by Tenant therefor. In the event Landlord shall fail so to reimburse Tenant for such amounts within such thirty (30) day period, Tenant shall have the right to offset such amounts against the next installment(s) of Fixed Rent and/or Additional Charges payable under this Lease. As used herein the term "LANDLORD APPLICABLE CURE PERIOD" shall mean thirty (30) days after Tenant shall have given to Landlord a notice specifying the default, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days (a "LANDLORD LONG-TERM CURE DEFAULT"), if Landlord shall not (x) within said thirty (30) day period advise Tenant of Landlord's intention to take all steps reasonably necessary to remedy such Landlord Long-Term Cure Default, (y) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps reasonably necessary to remedy such Landlord Long-Term Cure Default and
(z) complete such remedy within a reasonable time after the date of said notice of Tenant; provided, however, that the foregoing extension of the cure period beyond thirty (30) days to cure a Landlord Long-Term Cure Default shall not apply if the continuance of such

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Landlord Long-Term Cure Default for the period required for cure would (A)
subject Tenant to prosecution for a crime, (B) subject the Premises or any part thereof or the Building or Land, or any part thereof, to being condemned or vacated or (C) result in the termination of the Unit Lease, or (D) prevent Tenant from performing or completing any Alterations required by Tenant for the conduct of its business in the Premises.

      27.03. (a) If Tenant shall have been the successful party in any action or suit in connection with Landlord's obligations under this Lease, Landlord shall reimburse Tenant for all costs, expenses and disbursements of every kind and nature whatsoever (including reasonable counsel fees) incurred by Tenant in connection with enforcing or endeavoring to enforce any rights against Landlord or Landlord's obligations hereunder, under or in connection with this Lease or pursuant to law, together with interest at the Interest Rate or the maximum rate permitted by law, whichever is less, from the date incurred until the date paid by Landlord.

            (b) If Landlord shall have been the successful party in any action or suit in connection with Tenant's obligations under this Lease, Tenant shall reimburse Landlord for all costs, expenses and disbursements of every kind and nature whatsoever (including reasonable counsel fees) incurred by Landlord in connection with enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, together with interest at the Interest Rate or the maximum rate permitted by law, whichever is less, from the date incurred until the date paid by Tenant.

                                   ARTICLE 28
                                     BROKER

      28.01. (a) Tenant covenants, warrants and represents that Tenant had no conversations or negotiations with any broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions relative to this Lease and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker.

            (b) Landlord covenants, warrants and represents that Landlord had no conversations or negotiations with any broker concerning the leasing of the Premises. Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions relative to this Lease and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Landlord with any broker.

                                   ARTICLE 29
                                     NOTICES


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      29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this Lease or pursuant to any applicable law or requirement of public authority (collectively, "NOTICES") shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if sent (i) by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, or (ii) by overnight courier service (e.g., Federal Express) with verification of delivery requested, addressed to the other party as follows:

                           If to Landlord:

                                    c/o Forest City Ratner Companies
                                    One Metro Tech Center North
                                    Brooklyn, New York 11201
                                    Attn:  General Counsel


                           and if to Tenant as follows:

                                    ---------------------------------
                                    ---------------------------------
                                    ---------------------------------
                                    ---------------------------------

and shall be deemed to have been given, rendered or made (x) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed, or
(y) if sent by overnight courier, one (1) Business Day after the day sent. Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it.

      29.02. Notices hereunder from Landlord may be given by Landlord's managing agent, if one exists, or by Landlord's attorney. Notices hereunder from Tenant may be given by Tenant's attorney.

      29.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request in addition to the two persons or entities designated in Section 29.01 hereof, and Landlord shall also have the right to request in writing that Tenant serve a copy of any notice on the lessor under the Unit Lease or any Superior Lessor or Superior Mortgagee, such service in any case to be effected as provided in Section 29.01 or 29.02 hereof.


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                                   ARTICLE 30
                              ESTOPPEL CERTIFICATES

      30.01. Each party agrees, at any time and from time to time, as requested by the other party with not less than 10 days' prior notice, to execute and deliver to the other a statement

                        (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications),

                        (ii) certifying the dates to which the Fixed Rent and Additional Charges have been paid,

                        (iii) certifying as to the name and address of all persons or entities to whom notices are to be given on behalf of such party,

                        (iv) stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which the signer shall have knowledge, and

                        (v) stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event of which the signer shall have knowledge, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease to the best knowledge of the signer as Landlord may reasonably request.

                                   ARTICLE 31
                               MEMORANDUM OF LEASE

      31.01. Tenant shall not record this Lease, but at the request of either party, Landlord and Tenant shall execute, acknowledge and deliver, and Landlord or Tenant may record, a statutory form of memorandum with respect to this Lease pursuant to the provisions of Section 291-C of the Real Property Law of the State of New York.

                                   ARTICLE 32
                         NO REPRESENTATIONS BY LANDLORD


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

      32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements relating to the subject matter of this Lease heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

                                   ARTICLE 33
                               HAZARDOUS MATERIALS

      33.01. Landlord covenants that upon delivery to Tenant of any portion of the Premises such portion of the Premises will be free of any Hazardous Materials that are required by applicable Legal Requirements to be removed or remediated or that would be required by applicable Legal Requirements to be removed or remediated if the same were to be disturbed or otherwise affected by work or other activity in or about the Building.(17) In the event that after the date hereof there are found in the Premises any Hazardous Materials that are required by applicable Legal Requirements to be removed or remediated (including so required by reason of or in connection any work or other activity performed or desired to be performed by Tenant which would disturb or otherwise affect the same) then, as Tenant's sole remedy in connection therewith, Tenant may remove or otherwise remediate such Hazardous Materials at Landlord's expense; provided, however, that at Landlord's option, such removal or remediation shall be supervised, at Landlord's expense, by an environmental consultant designated by Landlord. This paragraph shall not be applicable to any Hazardous Materials brought to or placed at the Premises by Tenant or any of Tenant's subtenants or licensees or its or their employees, agents, contractors or invitees.

      33.02. Tenant shall not cause or permit Hazardous Materials to be used, transported, stored, released, handled, produced or installed in, on or from, the Premises or the Building, provided that the foregoing shall not be deemed to prohibit Tenant from utilizing in the Premises, as an incident to the use permitted pursuant to Article 2 hereof, any materials in amounts and forms as are generally used by tenants in first-class office buildings in lower Manhattan using

---------------
      (17) If and for so long as the "Landlord" under this Lease is (A)(i) Ground Lessor and (ii) a governmental entity or a public benefit corporation, or
(B) the party who acquires the interest of the "Landlord" in this Lease from such governmental entity or public benefit corporation (but not any other party who becomes the "Landlord" under this Lease), the covenant set forth in this sentence shall not be applicable, provided, however, that Tenant's remedies as set forth in the second sentence of this section shall continue to apply.

premises for the purposes for which Tenant is permitted to use the Premises pursuant to Article 2 hereof, provided that (i) the use or storage of such materials in the Building shall not be prohibited by applicable Legal Requirements or the requirements of any insurance bodies, (ii) such materials are stored and safeguarded in a manner reasonably satisfactory to Landlord and in compliance with all applicable Legal Requirements, (iii) no such materials shall in any event be released or discharged other than as their use dictates or in such a manner as to contaminate the Building or the Premises, and (iv) such materials shall not be incorporated into, or used as part of, the construction or decoration of the Premises in violation of law. In the event of a breach of the provisions of this Section 33.02, Landlord shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Premises in the manner prescribed for such removal by Legal Requirements. The provisions of this Section 33.02 shall survive the termination of this Lease.

      33.03. The term "HAZARDOUS MATERIALS" shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.

                                   ARTICLE 34
                    MISCELLANEOUS PROVISIONS AND DEFINITIONS

      34.01. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, including, without limitation, this Section 34.01, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. If Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting unless caused by or resulting from the negligence or willful act of Landlord, its agents, servants, contractors, or employees.

      34.02. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; PROVIDED, HOWEVER, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 34 shall not be construed as modifying the conditions of limitation contained in Article 22.

      34.03. Intentionally omitted.

      34.04. (a) Except as expressly provided in Section 34.04(b) and Articles 19 and 20 hereof, the obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control (the foregoing circumstances described in this Section 34.04 being "FORCE MAJEURE CAUSES"). Landlord shall give Tenant prompt notice of the occurrence of any Force Majeure Cause and shall use diligent efforts to overcome any such Force Majeure Cause, including, without limitation, the performance of such work on an overtime or premium-pay basis to the extent required of a Unit Owner under the Declaration.

            (b) Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of Article 19 and 20 hereof to the extent applicable, if for a period of two (2) consecutive Business Days (commencing on the day after the date Tenant delivers the notice required in (z) below to Landlord) Landlord fails to provide the services or make the repairs required of Landlord under this Lease to be provided to the Premises or any portion thereof, and (w) the cause of such failure shall not be Force Majeure Causes or the act or omission of Tenant, its agents, representatives, contractors or employees, and (x) as a result of such failure the Premises or any portion thereof shall be rendered untenantable and (y) as a result of such failure Tenant shall not use the Premises or such portion thereof for the conduct of its business except to retrieve records and/or maintain equipment, and (z) Tenant shall concurrently with its failure to use the Premises give notice of such fact to Landlord; then, in such event, the Fixed Rent and Additional Charges under Article 3 payable pursuant to this Lease shall be abated for the period commencing on the day immediately succeeding the expiration of such two (2) consecutive Business Day period and ending on the date that the Premises or such portion thereof shall be rendered tenantable (or such earlier date, if any, as Tenant shall reoccupy the Premises or such portion thereof for the conduct of its business).

      34.05. For the purposes of this Lease, the following terms have the meanings indicated:

            (a) The term "MORTGAGE" shall include a mortgage and/or a deed of trust, and the term "holder of a mortgage" or "mortgagee" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

            (b) The term "LAWS AND REQUIREMENTS OF ANY PUBLIC AUTHORITIES" and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments including, without limitation, The Americans with Disabilities Act of 1990, as amended, and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

            (c) The term "REQUIREMENTS OF INSURANCE BODIES" and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

            (d) The term "TENANT" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this Section shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

            (e) The term "LANDLORD" shall mean only the owner at the time in question of the Unit or the lessee under a severance lease covering the Unit, so that in the event of any transfer of the Unit, (any such transfer being a "Transfer"), the transferor (a "Transferor") shall be and hereby is relieved and freed of, and it shall be deemed, without further agreement that upon a subsequent Transfer, the transferee (a "Transferee") has assumed and agreed to perform, all obligations of Landlord under this Lease.

            (f) The terms "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular article or section, unless expressly so stated.

            (g) The term "and/or" when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

            (h) The term "PERSON" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

            (i) The terms "Landlord shall have no liability to Tenant" or "the same shall be without liability to Landlord" or "without incurring any liability to Tenant therefor", or words of similar import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

            (j) The term "INTEREST RATE," when used in this Lease, shall mean an interest rate equal to two percent (2%) above the so-called annual "BASE RATE" of interest established and approved by Citibank, N.A., New York, New York, from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

            (k) The term "CONSUMER PRICE INDEX" shall mean the Consumer Price Index for All Urban Consumers ("CPI-AUC"), New York, New York-Northeastern New Jersey, All Items (1982-1984=100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that CPI-AUC ceases to use a 1982-84 base rate of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in CPI-AUC, then the CPI-AUC shall be adjusted to the figure that would have been arrived at had the manner of computing the CPI-AUC in effect at the date of this Lease not been altered. If CPI-AUC is not available, the term "Consumer Price Index" shall mean (i) a successor or substitute index to CPI-AUC, appropriately adjusted; or
(ii) if such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication, selected by Landlord and approved by Tenant (which approval shall not be unreasonably withheld or delayed), evaluating the information theretofore used in determining CPI-AUC.

            (i) The term "LEGAL REQUIREMENTS" and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

      34.06. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or earlier termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be performed after such expiration or other termination, shall survive the expiration or earlier termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments, Operating Payments and any other amounts payable by either party under this Lease, shall survive the expiration or earlier termination of this Lease.

      34.07. (a) If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages or any other remedy for any withholding by Landlord of its consent; provided, however, that in those cases in which Landlord has expressly agreed in this Lease not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent, Tenant shall have the right, as its sole and exclusive remedy, either (i) to prosecute an action for specific performance, injunction and/or (if Landlord shall have acted in bad faith) damages, or (ii) to submit the dispute to arbitration in The City of New York in accordance with the following provisions of Section 34.07(b).

            (b) Within ten (10) Business Days next following the giving of any notice by Tenant stating that it wishes to submit the dispute to arbitration pursuant to this Section 34.07(b), Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator then either party may apply to the American Arbitration Association in New York City for the designation of such arbitrator and if he is unable or refuses to act within ten (10) Business Days, then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator; the concurrence of or, in the event no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator designated, shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this Section 34.07(b) shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 34.07(b), including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section 34.07(b), and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. The sole remedy which may be awarded by the arbitrators in any proceeding pursuant to this Section 34.07 is an order compelling Landlord to consent to or approve the matter in dispute, and the arbitrators may not award damages or grant any monetary award or any other form of relief.

      34.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

      34.09. Tenant shall not place a load upon any floor of the Premises which violates applicable law or the certificate of occupancy of the Building (as now in effect or as the same may be amended pursuant to Section 2.04(b)) or which exceeds the floor load per square foot which such floor was designed to carry or is reinforced (in compliance with the applicable provisions of this Lease) to carry. All heavy material and/or equipment must be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

      34.10. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of references and shall not affect its interpretation, this Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on the part of Landlord or Tenant to be performed, shall be deemed and construed as a separate and independent covenant of such party, not dependent on any other provision of this Lease. All terms and words used in this Lease, shall be deemed to include any other number and any other gender as the context may require.

      34.11. If under the terms of this Lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent, Tax Payments or Operating Payments payable under this Lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within thirty (30) days after being billed, unless such sum relates to the provision of electricity to Tenant, in which event Tenant shall pay Landlord the amount due within twenty (20) days after being billed.

      34.12. Notwithstanding anything to the contrary contained in this Lease, during the continuance of any default by Tenant in the payment of any sums due hereunder after the giving of notice and the expiration of any applicable grace periods hereunder, Tenant shall not be entitled to exercise any expansion or renewal rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

      34.13. Each of Landlord and Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by such party.

      34.14. Any sums which are owed to or are to be reimbursed by Landlord to Tenant under any provision of this Lease and not paid within twenty (20) days after their due date may, at the option of Tenant, be credited by Tenant against the Fixed Rent or Additional Charges payable under this Lease with interest on the unpaid amount at the Interest Rate from the original due date until repaid to or credited by Tenant.

                                   ARTICLE 35
                                   ARBITRATION

      35.01. Either party may request arbitration of any matter in dispute which, pursuant to the terms of this Lease, expressly allows such dispute to be resolved by arbitration. The party desiring such arbitration shall give notice to the other party (the "Arbitration Notice"), (a) requesting that the dispute be submitted to arbitration, (b) setting forth with particularity the nature of the dispute sought to be arbitrated, and (c) stating that the party sending the Arbitration Notice desires to meet within ten (10) days with the other party to attempt to agree on a single arbitrator (the "Arbitrator"). If the parties shall not have agreed on a choice of an arbitrator within fifteen (15) days after the service of such Arbitration Notice, then either party may apply to the local office of the AAA, or if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within thirty (30) day after application therefor, then either party may apply to the presiding judge of the Supreme Court of New York County (the "Court") and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed by agreement of the parties, by the AAA or by appointment by the Court, is referred to herein as the "Appointment Date". If any Arbitrator appointed hereunder shall be unwilling or unable, for reason, to serve, or continue to serve, a replacement shall be appointed in the same manner as the original Arbitrator.

      35.02. (a) The arbitration shall be conducted in accordance with the then prevailing rules of the local office of the AAA, modified as follows:

                  (i) The Arbitrator shall be disinterested and impartial, shall not be Affiliated with any party to the arbitration, and shall have at least ten
(10) years' experience with the matter which is the subject of the arbitration.

                  (ii) Promptly following the Appointment Date, the Arbitrator shall hold one or more hearings with respect to the matter which is the subject of the arbitration. The hearings shall be held in the City of New York, at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings shall be concluded not later than forty-five (45) days following the Appointment Date.

                  (iii) The Arbitrator shall render his or her determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to all of the parties to the arbitration, within ten (10) days after the conclusion of the hearing(s) required by clause (ii) of this subparagraph.

            (b) The arbitration decision, determined as provided in this Section, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law and judgment may be entered thereon in any court of competent jurisdiction.

            (c) Each party shall pay its own fees and expenses relating to the arbitration (including, without being limited to, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay one-half (1/2) of the fees and expenses of the AAA and of the Arbitrator, provided that the Arbitrator shall have the authority to award such fees and expenses in favor of the prevailing party if the Arbitrator determines that the position of the non-prevailing party lacked substantial basis.

      35.03. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do waive, any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, that this agreement to arbitrate is not legally binding or the arbitrator's award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted, and matters to be determined by arbitration shall be subject to litigation.

      35.04. Any dispute which is required by this Lease to be resolved by Expedited Arbitration shall be submitted to binding arbitration under the Expedited Procedures provisions (currently, Rules 56 through 60) of the Arbitration Rules of the Real Estate Industry of the AAA. In cases where the parties utilize such expedited arbitration: (i) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54 (except that any objection shall be made within four days from the date of mailing), (ii) the Notice of Hearing shall be given four days in advance of the hearing, (iii) the first hearing shall be held within seven (7) Business Days after the appointment of the arbitrator, (iv) if the arbitrator shall find that a party acted unreasonably in withholding or delaying a consent or approval, such consent or approval shall be deemed granted (but the arbitrator shall not have the right to award damages, unless the arbitrator shall find that such party acted in bad faith), and (v) the losing party in such arbitration shall pay the arbitration costs charged by the AAA and/or the arbitrator, together with the reasonable counsel fees and disbursements incurred by the prevailing party in connection with such arbitration.

      35.05. The arbitrators shall, in rendering any decision pursuant to this
Article 35, answer only the specific question or questions presented to them. In answering such question or questions (and rendering their decision), the arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

      35.06. Judgment may be had on the decision and award of an arbitrator rendered pursuant to the provisions of this Article 35 and may be enforced in accordance with the laws of the State of New York.

      35.07. The provisions of this Article 35 shall not apply to any arbitration pursuant to Section 1.04(b), which shall be governed by the provisions of Article XX, Section 8(b) of the Declaration.

      35.08. The provisions of this Article 35 shall be applicable with regard to the Lease whenever (x) there is a dispute between Landlord and Tenant as to
(i) the reasonableness of Landlord's refusal to consent to any Alterations within the applicable time periods therefor set forth in this Lease, where Landlord has agreed that its consent would not be unreasonably withheld, conditioned or delayed, (ii) the reasonableness of Landlord's refusal to consent to any subletting or assignment, where Landlord has agreed that its consent would be unreasonably withheld, conditioned or delayed, or (iii) Landlord's refusal to consent to any other matter, where Landlord has agreed that its consent would not be unreasonably withheld, conditioned or delayed, within the time period specified in this Lease for the granting of such consent, or (y) where otherwise provided in this Lease.


                                   ARTICLE 36
                            EXTENSION OF TERM OPTIONS

      36.01. (a) Tenant shall have the right to extend the term of this Lease for up to ______________ additional term(s)(18) of ten (10) years each, each such term (an "EXTENSION TERM") commencing on the day following the expiration of the initial term of this Lease in the case of the first Extension Term, or the day following the immediately preceding Extension Term, in the case of Extension Term after the first Extension Term (the first day of any such Extension Term being herein referred to as the commencement date of the applicable Extension Term) and ending on the day preceding the tenth (10th) anniversary of the commencement date of such Extension Term provided that Tenant shall give Landlord notice (hereinafter called the "EXTENSION NOTICE") of its election to extend the term of this Lease at least nine (9) months prior to the commencement date of the applicable Extension Term.

            (b) The fixed annual rent payable by Tenant to Landlord during each Extension Term shall be determined in accordance with Section 1.04(b) hereof.

            (c) Effective as of the Commencement Date of each Extension Term:

                  (i) the "BASE TAX AMOUNT" shall mean the Taxes, as finally determined, for the Tax Year in which occurs the Commencement Date of such Extension Term; and

                  (ii) "BASE OPERATING YEAR" shall mean the calendar year in which occurs the Commencement Date of such Extension Term.

----------
      (18) To be completed in accordance with Footnote 1.

      36.02. (a) Except as provided in Section 36.01 hereof, Tenant's occupancy of the demised premises during any Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial term of this Lease or the immediately preceding Extension Term, as the case may be.

            (b) If this Lease is renewed for any Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of such Extension Term, provided, however, the failure of Landlord or Tenant to execute such an instrument shall have no effect whatsoever on Tenant's rights pursuant to this Article 36.

            (m) If Tenant exercises its right to extend the term of this Lease for any Extension Term pursuant to this Article, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, such Extension Term.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                           _______________________________,Landlord


                           By: _______________________
                               Name:
                               Title:


                           THE NEW YORK TIMES COMPANY, Tenant


                           By: _______________________
                               Name:
                               Title:

                                     Lease

                                    between

                 __________________________________, LANDLORD,

                                      and

                   __________________________________, TENANT

                               Date: ______________

                                   Premises:

                     The New York Times Building Condominium
                        [Portion of] Units _____________

                                TABLE OF CONTENTS

ARTICLE 1 Term and Fixed Rent .................................................4
ARTICLE 2 Delivery and Use of Premises ........................................8
ARTICLE 3 Escalations ........................................................12
ARTICLE 4 Security Deposit ...................................................23
ARTICLE 5 Subordination, Notice to Lessor under the Unit Lease and
          Mortgagees .........................................................25
ARTICLE 6 Quiet Enjoyment ....................................................27
ARTICLE 7 Assignment and Subletting ..........................................27
ARTICLE 8 Compliance with Laws ...............................................34
ARTICLE 9 Insurance ..........................................................36
ARTICLE 10 Condominium Provisions ............................................38
ARTICLE 11 Alterations .......................................................39
ARTICLE 12 Landlord's and Tenant's Property ..................................41
ARTICLE 13 Repairs and Maintenance ...........................................42
ARTICLE 14 Electricity .......................................................45
ARTICLE 15 Landlord's Services ...............................................46
ARTICLE 16 Access ............................................................50
ARTICLE 17 Notice of Occurrences .............................................52
ARTICLE 18 Indemnification ...................................................52
ARTICLE 19 Damage or Destruction .............................................53
ARTICLE 20 Eminent Domain ....................................................56
ARTICLE 21 Surrender .........................................................58
ARTICLE 22 Conditions of Limitation ..........................................59
ARTICLE 23 Reentry by Landlord ...............................................61
ARTICLE 24 Damages ...........................................................62
ARTICLE 25 Affirmative Waivers ...............................................63
ARTICLE 26 No Waivers ........................................................64
ARTICLE 27 Curing Defaults ...................................................64
ARTICLE 28 Broker ............................................................66
ARTICLE 29 Notices ...........................................................66
ARTICLE 30 Estoppel Certificates .............................................68
ARTICLE 31 Memorandum of Lease ...............................................68
ARTICLE 32 No Representations by Landlord ....................................68
ARTICLE 33 Hazardous Materials ...............................................69
ARTICLE 34 Miscellaneous Provisions and Definitions ..........................70
ARTICLE 35 Arbitration .......................................................76
ARTICLE 36 Extension of Term Options .........................................78

EXHIBITS

Exhibit A -- Land
Exhibit B -- Certificate of Occupancy
Exhibit C -- Rentable Square Feet Measurement Standard
Exhibit D -- Form of Letter of Credit
Exhibit E -- Mortgagee SNDA
Exhibit F -- Unit Lease SNDA
Exhibit G -- Exclusive Use Rights of Other Tenants
Exhibit H -- HVAC Specifications
Exhibit I -- Building Standards
Exhibit J -- Cleaning Specifications
Exhibit K -- Form of Guaranty
Exhibit L -- Form of Confidentiality Agreement
Exhibit M -- Building Systems

                                   EXHIBIT A

                                      LAND

                                    EXHIBIT B

                            CERTIFICATE OF OCCUPANCY

                                   EXHIBIT C

                METHOD OF FLOOR MEASUREMENT FOR OFFICE BUILDINGS
          [REAL ESTATE BOARD OF NEW YORK -- EFFECTIVE JANUARY 1, 1987]

Measure the floor to the outside surface of the building. Subtract from this area the following, including the finished enclosing walls:

      o Public elevator shafts and elevator machines and their enclosing walls.

      o     Public stairs and their enclosing walls.

      o Heating, ventilating, and air-conditioning facilities (including pipes, ducts and shafts) and their enclosing walls; unless such equipment, mechanical room space, or shafts serve the floor in questions.

      o     Fire towers and fire tower courts and their enclosing walls.

      o Main telephone equipment rooms and main electric switchgear rooms, except that telephone equipment, and electric switchgear rooms serving the floor exclusively shall not be subtracted.

                                    EXHIBIT D

                            FORM OF LETTER OF CREDIT

IRREVOCABLE STAND-BY LETTER OF CREDIT

BENEFICIARY:                                                    APPLICANT:

EXPIRATION DATE:

AMOUNT:

WE HEREBY ISSUE THIS IRREVOCABLE STAND-BY LETTER OF CREDIT IN YOUR FAVOR WHICH IS AVAILABLE TO YOU AGAINST PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [BANK] AND BEARING THE CLAUSE "DRAWN UNDER [BANK] CREDIT NUMBER [____]" ACCOMPANIED BY:

BENEFICIARY'S CERTIFICATION THAT (i) AN EVENT OF DEFAULT HAS OCCURRED UNDER THE LEASE DATED _________,2__ BETWEEN BENEFICIARY AS LANDLORD AND APPLICANT AS TENANT, WHICH DEFAULT HAS CONTINUED BEYOND THE EXPIRATION OF ALL APPLICABLE NOTICE AND CURE PERIODS OR (ii) TENANT UNDER SUCH LEASE HAS NOT RENEWED OR REPLACED THIS LETTER OF CREDIT AT LEAST 30 DAYS PRIOR TO ITS STATED EXPIRATION DATE.

IT IS A CONDITION OF THIS LETTER THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AN AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE HEREOF UNLESS 30 DAYS PRIOR TO ANY SUCH DATE WE SHALL NOTIFY YOU IN WRITING THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. UPON PRESENTATION TO YOU OF SUCH NOTICE, YOU MAY, UNTIL THE EXPIRATION DATE HEREOF, DRAW THE FULL AMOUNT OF THE CREDIT HEREUNDER, AGAINST YOUR DRAFT.

THIS LETTER OF CREDIT IS NON-NEGOTIABLE, NON-ASSIGNABLE AND NON-TRANSFERABLE EXCEPT TO ANY SUCCESSOR TO THE BENEFICIARY AS LANDLORD UNDER LEASE, DATED _____, 2___ BETWEEN BENEFICIARY AS LANDLORD AND APPLICANT AS TENANT.

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED ON DUE PRESENTATION TO THE DRAWEES IF PRESENTED ON OR BEFORE THE EXPIRATION DATE.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

                                   EXHIBIT E

                                 MORTGAGEE SNDA

             SUBORDINATION. NON-DISTURBANCE AND ATTORNMENT AGREEMENT

            This Subordination, Non-Disturbance and Attornment Agreement (this "Agreement") is dated as of the _____ day of _________, 2___, between ________________, a _______________ with an address at
____________________________ ("Lender"), and _________________________, a
___________________ with an address at __________________ ("Tenant").

                                    RECITALS

            A. Tenant is the tenant under a certain lease (the "Lease") dated __________, 2___ with ____________________________ ("Landlord") of the ___ floor space described in the Lease (the "Premises") located at _________________________ in the City, County and State of New York and more particularly described on Exhibit A attached hereto and made a part hereof (such building and land, including the Premises, is hereinafter referred to as the "Property").

            B. This Agreement is being entered into in connection with a mortgage loan (as amended and supplemented from time to time, the "Loan") dated __________, 2___ made by Lender to Landlord, secured by, among other things: (a) a first mortgage to secure debt on the Property (the "Mortgage") recorded with the registry or clerk of the county in which the Property is located; and (b) a first assignment of leases and rents on the Property (the "Assignment of Leases and Rents") recorded with such registry or clerk. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the "Security Documents". [RECORDING INFO TO BE ADDED]

                                    AGREEMENT

            For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Subject to the terms, covenants and conditions of this Agreement, the Lease is and shall be subject and subordinate to the lien of the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modification, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extension thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

            2. Lender hereby consents to the Lease and agrees that, if Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not join Tenant as a party defendant in any foreclosure action unless such joinder shall be required by law and, subject to the terms of the Lease, shall not terminate the Lease nor disturb Tenant's right of quiet possession of the Premises and shall recognize Tenant as its tenant under the terms of the Lease so long as pursuant to the then existing provisions thereof the Lease is in full force and effect and Tenant is not in default beyond any applicable notice and grace period of any term, covenant or condition of the Lease.

            3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon all of the same terms and conditions as are set forth in the Lease. Notwithstanding the provisions of this Section 3 to the contrary, if Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

            (a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord) except for defaults which continue after Lender succeeds to the interest of Landlord under the Lease and except for defaults which arise after the date of such succession; or

            (b) subject to any defense or offset which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord) that are not provided for in the Lease, except for defenses or offsets which arise after the date Lender succeeds to the interest of Landlord, or

            (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent received by Lender or made in accordance with the provisions of the Lease, or

            (d) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender.

            4. As long as the Security Documents shall remain in effect, Tenant shall not seek to terminate the Lease by reason of any act or omission of Landlord (except pursuant to a provision in the Lease which gives Tenant an express right to terminate the Lease) until Tenant shall have given written notice of such act or omission to Lender and, if Lender shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time (not to exceed ten (10) days for monetary defaults and not to exceed thirty (30) days for non-monetary defaults unless, for the non-monetary defaults, more than thirty (30) days would be required, using commercially reasonable and diligent efforts, to remedy such act or omission, in which case such time period shall be extended for such additional time as shall be required, using commercially reasonable and diligent efforts, to remedy such act or omission, not to exceed an aggregate of ninety
(90) days) shall have elapsed following the giving of such notice, during which period of time Lender shall have the right, but not the obligation, to remedy such act or omission.

            5. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial overnight courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

            If to Tenant:

            with a copy to:

            with a copy to:

            If to Lender:

            with a copy to:

            6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            7. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

            8. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

            9. As between Landlord and Tenant, nothing herein expands Tenant's obligations or limits Tenant's rights under the Lease.

            10. This Agreement shall be construed in accordance with the laws of the State of New York.

            11. Each person executing this Agreement on behalf of Lender and Tenant represents that he or she is authorized by Lender and Tenant, respectively, to do so and execution hereof is the binding act of Lender and Tenant enforceable against Lender and Tenant.

            12. This Agreement contains the entire agreement between the parties, and any executory or oral agreement hereinbefore or hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is made after the date hereof and is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

            13. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. The transmission by telecopier of a copy of the signature page from this Agreement executed by the transmitting party, together with instructions that same may be attached to a copy of this Agreement being held by the recipient of such transmission, shall constitute execution and delivery of this Agreement by the transmitting party.

                        (Signature Page Attached Hereto)

                                          ____________________, Lender

                                          By: __________________________________
                                              Name:
                                              Title:


                                              __________________________, Tenant

                                          By: __________________________________
                                              Name:
                                              Title:

CONSENTED TO:

______________________, Landlord


By: ____________________________
    Name:
    Title:

                                 ACKNOWLEDGMENT

TO BE USED WITHIN THE STATE OF NEW YORK:

State of New York  )
                   ) :ss
County of          )

On the ____ day of _____________ in the year 2___, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                    ____________________________________________
                                          Notary Public

TO BE USED OUTSIDE OF THE STATE OF NEW YORK:

State of           )
                   ) :ss
County of          )

On the ____ day of _____________ in the year 2___, before me, the undersigned, a Notary Public in and for said state, personally appeared ___________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the [PLACE OF ACKNOWLEDGMENT].


                                    ____________________________________________
                                          Notary Public

                                   EXHIBIT A

                            [Description of Property]
                                    EXHIBIT F

                   SUBORDINATION, NON-DISTURBANCE, RECOGNITION
                            AND ATTORNMENT AGREEMENT

            This Subordination, Non-Disturbance, Recognition and Attornment Agreement (this "Agreement") is dated as of the _____ day of __________, 2___, between _____________________, a ____________________, with an address at
_______________________________________ ("Ground Lessor"), and
________________________, a ___________________ with an address at
__________________ ("Tenant").

                                    RECITALS

            A. Ground Lessor is (i) the fee owner of certain real property located in the Borough of Manhattan, City, County and State of New York, and more particularly described in Exhibit A attached hereto and made a part hereof (the "Property"), and (ii) the lessor under that certain Ground Lease dated as of December ____, 2001 between Ground Lessor and _______________________, as lessee ("Landlord") demising the Property (such lease, as the same may be amended or supplemented from time to time, the "Ground Lease"); recorded in ____________ [RECORDING INFORMATION TO BE ADDED].

            B. Tenant is the tenant under a certain lease (the "Lease") dated _____________, 2____ between Landlord, as landlord and Tenant, as tenant, of the
____ floor space (the "Premises") of the building located on the Property as described in the Lease.

            C. This Agreement is being entered into pursuant to the provisions of the Lease.

                                    AGREEMENT

            For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Subject to the terms, covenants and conditions of this Agreement, the Lease is and shall be subject and subordinate to the Ground Lease and to any renewals, amendments, modification, supplements, replacements and extensions of the Ground Lease. Said subordination shall have the same force and effect as if the Ground Lease and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease and/or any amendments, modifications, renewals or extensions thereof.

            2. Ground Lessor hereby consents to the Lease and agrees that if Ground Lessor exercises any of its rights under the Ground Lease, including an entry by Ground Lessor pursuant to the Ground Lease or termination of the Ground Lease, Ground Lessor shall not join Tenant or any party claiming through or under Tenant, as a party defendant in any action to enforce or terminate the Ground Lease, unless such joinder shall be required by law and, subject to the terms of the Lease, shall not terminate the Lease nor disturb Tenant's right of quiet possession of the Premises and shall recognize Tenant as its tenant under the terms of the Lease so long as pursuant to the then existing provisions thereof the Lease is in full force and effect and Tenant is not in default beyond any applicable notice and grace period of any term, covenant or condition of the Lease.

            3. Tenant agrees that, in the event of a termination of the Ground Lease by Ground Lessor or any other succession of Ground Lessor to the interest of Landlord under the Lease, Tenant will attorn to and recognize Ground Lessor as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon all of the same terms and conditions as are set forth in the Lease. Notwithstanding the provisions of this Section 3 to the contrary, if Ground Lessor succeeds to the interest of Landlord under the Lease, Ground Lessor shall not be:

            (a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord) except for defaults which continue after Ground Lessor succeeds to the interest of Landlord under the Lease and except for defaults which arise after the date of such succession; or

            (b) subject to any defense or offset which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord) that are not provided for in the Lease, except for defenses or offsets which arise after the date Ground Lessor succeeds to the interest of Landlord, or

            (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent received by Ground Lessor or made in accordance with the provisions of the Lease, or

            (d) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Ground Lessor.

            4. As long as the Ground Lease shall remain in effect, Tenant shall not seek to terminate the Lease by reason of any act or omission of Landlord (except pursuant to an express right to terminate the Lease) until Tenant shall have given written notice of such act or omission to Ground Lessor and, if Ground Lessor shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time (not to exceed ten (10) days for monetary defaults and not to exceed thirty (30) days for non-monetary defaults unless, for the non-monetary defaults, more than thirty (30) days would be required, using commercially reasonable and diligent efforts, to remedy such act or omission, in which case such time period shall be extended for such additional time as shall be required, using commercially reasonable and diligent efforts, to remedy such act or omission, not to exceed an aggregate of ninety (90) days) shall have elapsed following the giving of such notice, during which period of time Ground Lessor shall have the right, but not the obligation, to remedy such act or omission.

            5. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial overnight courier service providing for a receipt, addressed to Tenant or Ground Lessor, as the case may be, at the following addresses:

            If to Tenant:

            with a copy to:

            If to Ground Lessor:

            with a copy to:

            6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            7. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

            8. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

            9. As between Landlord and Tenant, nothing herein expands Tenant's obligations or limits Tenant's rights under the Lease.

            10. This Agreement shall be construed in accordance with the laws of the State of New York.

            11. Each person executing this Agreement on behalf of Ground Lessor and Tenant represents that he or she is authorized by Ground Lessor and Tenant, respectively, to do so and execution hereof is the binding act of Ground Lessor and Tenant enforceable against Ground Lessor and Tenant.

            12. This Agreement contains the entire agreement between the parties, and any executory or oral agreement hereinbefore or hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is made after the date hereof and is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

            13. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. The transmission by telecopier of a copy of the signature page from this Agreement executed by the transmitting party, together with instructions that same may be attached to a copy of this Agreement being held by the recipient of such transmission, shall constitute execution and delivery of this Agreement by the transmitting party.

                        (Signature Page Attached Hereto)

                                        _________________________, Ground Lessor

                                    By: _____________________
                                        Name:
                                        Title:


                                        ________________________________, Tenant

                                    By: _____________________
                                        Name:
                                        Title:

CONSENTED TO:

______________________, Landlord


By: ____________________________
    Name:
    Title:

                                 ACKNOWLEDGMENT

TO BE USED WITHIN THE STATE OF NEW YORK:

State of New York  )
                   ) :ss
County of          )

On the ____ day of _____________ in the year 2___, before me, the undersigned, a Notary Public in and for said state, personally appeared ____________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                    ____________________________________________
                                          Notary Public

TO BE USED OUTSIDE OF THE STATE OF NEW YORK:

State of           )
                   ) :ss
County of          )

On the ____ day of _____________ in the year 2___, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the [PLACE OF ACKNOWLEDGMENT].


                                    ____________________________________________
                                          Notary Public

                                    EXHIBIT A

                           [Description of Property]

                                   EXHIBIT G

                     EXCLUSIVE USE RIGHTS OF CERTAIN TENANTS

             [To Be Completed, if applicable, upon Lease execution]

                                   EXHIBIT H

                               HVAC SPECIFICATIONS

HVAC systems will maintain the following conditions:

OUTDOOR CONDITIONS

SUMMER                              WINTER

91(degree)F db/76(degree)F wb       5(degree)F db with a 15 mph wind

INDOOR CONDITIONS -

Occupied Office Areas:              SUMMER            WINTER
                        75(degree)F db/50% + 5% RH    72(degree)F db/with
                                                      humidity control

VENTILATION

Outside air ventilation rates for occupied areas will comply with ASHRAE (American Society for Heating Refrigeration and Air Conditioning Energy) 62/89 and will be capable of maintaining 20 cfm per occupant. The outside air to each floor will be varied using CO(2) sensors.

                                    EXHIBIT I

                               BUILDING STANDARDS

                                    EXHIBIT J

                             CLEANING SPECIFICATIONS

I     NIGHTLY SERVICES

      A.    PUBLIC AREAS

            1. Maintain public area walls in clean condition. Public areas shall also include elevator lobbies on multiple tenant floors;

            2. Vacuum clean all carpets in public areas. If flooring, sweep floors with treated mop to maintain in clean condition throughout the public areas;

            3. Inspect and maintain cleanliness of fire hoses, extinguishers and other similar equipment; and

            4.    Remove finger marks from all doors and elevator cabs.

      B.    TENANT OFFICE AREAS

            1. Sweep all uncarpeted floors, using chemical treated dust mop to prevent dust dispersion;

            2. Carpet sweep carpeted areas and rugs four (4) nights each week and vacuum once each week, moving light furniture other than desks, file cabinets, etc.;

            3.    Empty and clean all ashtrays and screen all sand urns;

            4. Hand dust and wipe clean with a treated cloth, mitt or duster, all furniture, file cabinets, desk lamps, window sills and convector covers;

            5. Move and dust under all desk equipment and phones, replacing and dusting said equipment with approved anti-bacterial cloth;

            6.    Scour and wash clean all water coolers and fountains;

            7.    Clean all glass furniture tops;

            8. Empty and clean all waste basket and disposal receptacles, and remove waste to designated areas of building. Plastic bag liners replaced as required at no additional cost to Tenant.

            9. Dust all chair rails, trim etc., in normal reach on a weekly basis.

      C.    LAVATORIES

            1. Scour, wash and disinfect all basins, bowls and urinals with approved germicidal detergent solution;

            2. Wash and disinfect both sides of all toilet seats with approved germicidal detergent solution;

            3. Wash and polish with a non-acid polish all mirrors, pewter shelves, bridgework and enamel surfaces etc., including flushmeters, piping and toilet seat hinges;

            4.    Hand dust and wash all partitions, dispensers and receptacles;

            5. Sweep and wash all lavatory flooring with an approved disinfectant;

            6. Empty and clean all paper towels, sanitary disposal receptacles, transporting waste to the designated location;

            7. Fill all toilet holders, paper towel dispensers, sanitary napkin, soap dispensers and sanitary toilet seat covers; and

            8.    Remove graffiti.

II.   WEEKLY SERVICES

      1.    Hand dust all louvers and ventilating louvers in Premises; and

      2. Remove all finger marks from all painted surfaces near light switches, entrance doors, and the like in Premises.

            Tenant Office Area:

      1.    Dust Venetian blinds; and

      2.    Dust surfaces not reached in nightly cleaning.

MONTHLY OR QUARTERLY CLEANING (AS NOTED BELOW)

      A.    PUBLIC AREAS

            1. Wash and wax all floors in public corridors. Public corridors shall also include elevator lobbies on multiple-tenant floor (monthly)

      B.    TENANT OFFICE AREA

            1. Remove all smudges, fingermarks, and other marks from painted surfaces on doors, and areas around electrical light walls switches and doorjambs (monthly);

            2. Hand dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly or weekly cleaning (quarterly); and

            3. Dust air-conditioning louvers, grills, etc., not reached in nightly cleaning (quarterly).

      C.    LAVATORIES

            1.    Machine scrub flooring (monthly);

            2. Hand dust, clean and wash all tile walls and apply disinfecting solutions (monthly);

            3.    High dust lights, walls, grilles, etc.; (annually) and

            4.    Dust all lighting fixtures (quarterly).

IV    PEST CONTROL

            1. Pest control treatment in all public areas, lavatories on multi-tenant floors, and service sink rooms will be done not less than once a month or more frequently, if reasonably necessary in order to maintain a sanitary condition. All service will be rendered by operators licensed by Board of Health of the City of New York.

V.    WINDOW CLEANING

            1. Wash all exterior windows on the outside and inside from the main floor to roof three (3) times per year. Landlord shall submit a report or notice from its window cleaning contractor confirming that such window washing has been completed.

      GENERAL

      o     Dust closets, shelving and coat racks (quarterly),

      o     Dust exterior of lighting fixtures (annually).

      o Police all public stairwells throughout the entire building and keep in clean condition, mop as necessary.

      LAVATORIES/NIGHTLY

      o Report all mechanical deficiencies, i.e., dripping faucets, etc., to building manager.

      BUILDING SERVICE AREAS

      o Keep janitor closets and adjacent areas in the Premises in a clean and orderly condition.

      DUTIES OF DAY MATRON IN BASE BUILDING AND CORE LAVATORIES

      o     During Business Hours, police all core lavatories once each day.

      o     Fill toilet tissue dispensers with toilet issue.

      o     Fill paper towel dispenser with paper towels.

      o     Fill sanitary napkins dispensers with sanitary napkins.

      o     Fill sanitary toilet seat cover dispensers with paper covers.

            TIMING AND FREQUENCY OF SERVICES

            On those days in which cleaning service is provided, nightly cleaning services in the Premises will be performed only between the hours of 6pm and 6am (except with respect to services required to be performed at other times).

            SUPERVISION

            A competent supervisor will be assigned to the Premises during days, nights and weekends as required. The night supervisor shall be required to verify that all required work has been completed, all lights within the Premises are turned off and all doors are locked.

                                   EXHIBIT K

                                FORM OF GUARANTY

            THIS GUARANTY ("GUARANTY") is made and entered into as of the ______ day of _________, 2__, by THE NEW YORK TIMES COMPANY, a New York corporation, whose address is ______________, Attention: ____________ ("GUARANTOR") in favor of [FC UNIT OWNER], a ______________, whose address is One MetroTech Center North, Brooklyn, New York 11201, Attention: General Counsel ("LANDLORD").

                                   WITNESSETH:

      WHEREAS:

      A. Concurrently with execution and delivery of this Guaranty, Landlord and ________________________________________ ("TENANT") have entered into a Lease
(the "LEASE") pursuant to which Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, the "PREMISES", as such term is defined in the Lease.

      B. Guarantor has an interest in Tenant and has agreed to guaranty the "GUARANTEED OBLIGATIONS" as such term is hereinafter defined.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows (all capitalized terms used herein without definition having the meanings ascribed to them in the Lease):

      1. (a) Guarantor, for itself, its successors and assigns, hereby primarily, unconditionally, absolutely and irrevocably guarantees the full and prompt payment of an amount equal to one years' Fixed Rent and any Enforcement Costs (as hereinafter defined in Paragraph 19 hereof).

            (b) Guarantor represents and warrants that, as of the date of this Guaranty, Guarantor has a credit rating of "A-minus"(1) or better as determined by the "Rating Agency" (as such term is defined in the Declaration).

      2. Guarantor guarantees the Guaranteed Obligations regardless of any law, statute, rule, regulation, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of the terms or the rights or remedies of Landlord with

----------

      (1) Substitute equivalent rating to "A-minus" if Rating Agency is no longer Standard & Poors.

respect to the Guaranteed Obligations. The obligations and liabilities of Guarantor hereunder shall be direct and primary and not indirect or secondary, and shall be absolute, unconditional and irrevocable. Guarantor's obligations hereunder shall not be deemed exonerated, discharged or satisfied, except as provided in Section 16 hereof

      3. If Guarantor fails to promptly pay the Guaranteed Obligations in accordance with this Guaranty, Landlord shall, from time-to-time, and without first attempting to require performance by Tenant, have the right to bring any action to collect the Guaranteed Obligations. Guarantor shall indemnify and hold Landlord free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Landlord may suffer or incur in connection with the exercise of its rights under this Guaranty or the payment of the Guaranteed Obligations.

      4. All of the remedies set forth herein and/or provided for in the Lease or at law or equity shall be equally available to Landlord and the choice of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Landlord to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Landlord from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good-faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Landlord at the lowest cost to Tenant and/or Guarantor. It is the intention of the parties that such good-faith choice by Landlord be given conclusive effect regardless of such subsequent developments.

      5. Guarantor hereby waives (i) notice of acceptance of this Guaranty by Landlord and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which any Guarantor may have against Landlord, except for claims of actual payment or actual performance (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (iv) any failure by Landlord to inform Guarantor of any facts Landlord may now or hereafter know about Tenant or the terms of the Lease, it being understood and agreed that Landlord has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Tenant of all such circumstances bearing on the risk of nonperformance of the Tenant's obligation under the Lease. Guarantor agrees that any claims which Guarantor may have against Tenant must be brought in a separate action, which action shall not be consolidated with any action brought by Landlord, unless such consolidation is required by law. Landlord shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Tenant. Guarantor acknowledges that no representations of any kind whatsoever have been made to it by Landlord. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Landlord except as expressly set forth in a writing duly signed and delivered on behalf of Landlord.

      6. Guarantor further agrees that Guarantor's liability as guarantor shall in nowise be impaired or affected by any extensions which may be made from time to time, with or without the knowledge or consent of Guarantor, of the time for performance by Tenant under the Lease or by any forbearance or delay in enforcing same, or by way of waiver by Landlord under the Lease. Landlord's failure or election not to pursue any other remedies it may have against Tenant, Guarantor, or by virtue of any change or modification in the Lease or by the acceptance by Landlord of any additional security or any increase, substitution or change therein, or by the release by Landlord of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Guaranteed Obligations, even though Landlord might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full and notwithstanding any act or thing which might otherwise operate as legal or equitable discharge of a surety. Guarantor further understands and agrees that Landlord may at any time enter into agreements with Tenant to amend and modify the Lease and may waive or release any provision or provisions of the Lease, and, with reference to such instruments, may make and enter into any such amendments or agreements as the parties thereto may deem proper and desirable, and may apply any monies received by Landlord, regardless of the purpose for which the same was given to Landlord to cure any default or to apply on account of the Guaranteed Obligations, in such order and priority as Landlord, in its sole discretion, may require without in any manner impairing or affecting this Guaranty or any of Landlord's rights hereunder or Guarantor's obligations hereunder.

      7. Guarantor hereby acknowledges having received, reviewed and understood a true, correct and complete copy of the Lease. Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other person or entity, that possession of this Guaranty by Landlord shall be conclusive evidence of due delivery hereof by Guarantor and acceptance hereof by Landlord, and that this Guaranty shall continue in full force and effect as to the Guaranteed Obligations.

      8. Guarantor hereby consents and agrees that, without any further notice to, or consent or agreement of, Guarantor (a) Landlord make take, hold, exchange, enforce, waive, surrender and/or release other guarantees, collateral or security which further secure(s) payment and/or performance of this Guaranty or the Lease, and (b) that any of the obligations, terms, covenants and conditions contained in the Lease (including, but not limited to, Tenant's obligations thereunder) may be renewed, altered, extended, changed, modified, supplemented or released at Landlord's written direction, or with Landlord's written consent, without in any manner affecting this Guaranty or releasing Guarantor herefrom, and without the further consent of or notice to Guarantor, and Guarantor shall continue to be liable hereunder to pay the Guaranteed Obligations pursuant hereto notwithstanding any such renewal, alteration, extension, change, modification, supplement or release, or the taking, holding, exchanging, enforcing, waiving, surrender and/or release of such other guarantees, collateral or security. Landlord may perfect or fail to perfect, or to continue the perfection of, any lien or security interest without notice to, consideration to or the consent of Guarantor, and without in any way releasing, diminishing or affecting the absolute nature of Guarantor's obligations and liabilities hereunder.

      9. Guarantor hereby waives any and all legal requirements that Landlord, or its successors or assigns, must institute any action or proceeding at law or in equity, or obtain any judgment, or exhaust their rights, remedies and/or recourses against Tenant or any other person or entity, or with respect to any security for the obligations hereby guaranteed, as a condition precedent to making any demand on, bringing an action against, or obtaining or enforcing any judgment against, Guarantor upon this Guaranty, and/or that it join Tenant or any other person or entity as a party to any such action. All remedies afforded to Landlord, and its successors or assigns, by reason of this Guaranty, are separate and cumulative remedies, and it is agreed that no one of such remedies, whether or not exercised by Landlord, or its successors or assigns, shall be deemed in exclusion of any of the other remedies available to Landlord or its successors or assigns, at law, in equity, by statute, under contract, hereunder or otherwise, and shall in no way limit or prejudice any such other remedies which Landlord, or its successors or assigns, may have. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Landlord. Guarantor further waives any requirement that Landlord demand or seek payment or performance by Tenant or by any other person or entity of the amounts owing or the covenants to be performed under the Lease, whether hereby guaranteed or not, as a condition precedent to bringing any action against Guarantor upon this Guaranty, it being agreed that a failure to comply with or perform the obligations, terms, covenants and conditions herein guaranteed shall, without further act, make Guarantor liable as herein set forth.

      10. This Guaranty is an absolute, unconditional, present and continuing guaranty of performance of the Guaranteed Obligations. Guarantor hereby expressly waives all defenses of Tenant pertaining to the Guaranteed Obligations, except for the defense of discharge by payment in full, and except for such defenses as would constitute a defense to Tenant's obligation under the Lease. Guarantor shall not be released (a) by any act, omission or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, (b) by any defense based upon any statute or rule of law which provides that the obligations of a surety or guarantor must be neither larger in amount nor in other respects more burdensome than those of a principal, or (c) by reason of any waiver, extension, renewal, modification, forbearance or delay by Landlord, or its successors or assigns, or its failure to proceed promptly or otherwise, and Guarantor hereby expressly waives and surrenders any defense to liability hereunder based upon the foregoing acts, omissions, things, statutes, rules, waivers, extensions, modifications, forbearances, delays, obligations, agreements, or any of them, except the defense of payment in full. Guarantor also waives any defense arising by virtue of any disability, insolvency, bankruptcy, defect in formation or continuation, lack of authority or power, death, insanity, incompetence, liquidation or dissolution of, or any cessation or limitation of liability from any cause (other than full payment) of, Tenant, any member or agent thereof, or any other surety, comaker, endorser or guarantor. No change in the ownership of Tenant or in Tenant's members shall affect or change the terms of this Guaranty or in any way change or reduce the liability of Guarantor hereunder. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Lease or hereunder is rescinded or otherwise required to be returned upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Tenant, or upon or as a result of the appointment of a receiver, intervener, custodian or conservator of or trustee or similar officer for, or any substantial part of its property, or otherwise, all as though such payment had not been made, regardless of whether the recipient thereof contested the order requiring the return of such payment.

      11. Guarantor hereby expressly agrees that the liabilities and obligations of Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against Tenant or any other person or entity of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the obligations and/or liabilities hereby guaranteed pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against Guarantor.

      12. In the event that Guarantor shall advance or become obligated to pay any sums or incurs any costs or expenses hereunder, or in the event that for any reason Tenant is now or shall hereafter become indebted or obligated to Guarantor, the amount of such sum, costs, expenses and such indebtedness or obligation shall at all times be subordinated as to lien, time of payment and in all other respects to the amounts owing to Landlord hereunder. Notwithstanding any payment or payments made, or costs or expenses incurred, by Guarantor hereunder, Guarantor shall not be entitled to be subrogated to any of the rights of Landlord against Tenant or any other guarantor or any collateral security or guaranty held by Landlord for the payment of the guaranteed obligation, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Tenant or any other guarantor in respect of payments made, or costs or expenses incurred, by Guarantor hereunder unless and until the Guaranteed Obligations and any Enforcement Costs shall have been paid in full. Except as otherwise set forth herein, Guarantor shall have no right to participate in any way in the right, title or interest of Landlord in the Premises, or to receive payments from Tenant upon any indebtedness or obligation, notwithstanding any payments made, or costs or expenses incurred, by Guarantor hereunder, all rights of reimbursement, indemnification, subrogation and participation being hereby expressly waived and released with respect to any such payments, costs and expenses. Guarantor agrees that, following any default or event of default under the Lease, and until the Guaranteed Obligations shall have been paid in full, Guarantor will not accept any payment or satisfaction of any kind of any indebtedness or obligation of Tenant to Guarantor. Further, as long as Guarantor remains liable hereunder, Guarantor agrees that, if, following any default or event of default under the Lease, Guarantor should receive any payment, satisfaction or security for any indebtedness or obligation of Tenant to Guarantor, the same shall be delivered to Landlord in the form received, endorsed or assigned as may be appropriate, for application on account of or as security for the Guaranteed Obligations and, until so delivered, shall be held in trust for Landlord as security for said Guaranteed Obligations. In addition, at any time, in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of Tenant, Landlord shall be entitled to performance in full of the obligations hereby guaranteed prior to the payment of all or any part of any indebtedness of Tenant to Guarantor, and Guarantor will, at the request of Landlord, file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of Tenant in respect of such indebtedness and hereby assigns to Landlord, and will hold in trust for Landlord, any and all monies, dividends or other assets received in any such proceeding on account of such obligations, unless and until the Guaranteed Obligations shall be paid in full. In the event Guarantor fails to pay the Guaranteed Obligations in accordance with this Guaranty, it shall pay and deliver said monies, dividends or other assets to Landlord.

      13. Guarantor hereby warrants and represents unto Landlord that

            (a) there are no actions, suits or proceedings pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor, which will have a material adverse impact upon Guarantor's ability to perform its obligations hereunder, or involving the validity or enforceability of this Guaranty, at law or in equity; and Guarantor is not in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Guarantor;

            (b) any and all balance sheets, net worth statements, income and expense statements, cash flow statements and other financial statements of, and other financial statements and data relating to, Guarantor previously or hereafter delivered to Landlord fairly and accurately present, or will fairly and accurately present, the financial condition of Guarantor as of the dates thereof, since the dates of those most recently delivered, there has been no material adverse change in the financial condition of Guarantor; Guarantor has disclosed all events, conditions, and facts known to Guarantor which are more likely than not to have a material adverse effect on the financial condition of Guarantor; and neither this Guaranty nor any document, financial statement, financial or credit information, certificate or statement relating to Guarantor and referred to herein, or furnished to Landlord by Guarantor contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact:

            (c) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, and to execute, deliver and perform this Guaranty and any other documents or instruments in connection therewith which it is required to execute; all resolutions of the board of directors of Guarantor necessary to authorize the execution, delivery and performance of this Guaranty and such other documents or instruments have been duly adopted and are in full force and effect; and this Guaranty and such other documents or instruments have been duly authorized, executed and delivered by and on behalf of Guarantor so as to constitute this Guaranty and such other documents or instruments the valid and binding obligation of Guarantor, enforceable in accordance with their terms; and

            (d) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any law, order, rule, regulation, writ, injunction or decree now in effect of any government, governmental instrumentality court having jurisdiction over Guarantor, or (ii) any contractual restriction binding on or affecting Guarantor or Guarantor's property or assets which may adversely affect Guarantor's ability to fulfill its obligations under this Guaranty.

      14. The validity, construction and enforceability of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to conflict of laws principles thereof. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto or any right or remedy hereby guaranteed or provided shall be held to be unenforceable, prohibited or invalid under applicable law as to any person, party or entity or under any circumstances, for any reason, such provision, right or remedy shall be ineffective only to the extent of such unenforceability, prohibition or invalidity, and only with respect to such person, party, entity or circumstances, without invalidating or limiting or preventing the enforcement of the remainder of such provision, right or remedy, or the remaining provisions of this Guaranty, or any other right, remedy, statement, instrument or transaction contemplated hereby or relating hereto, as to any other person, party or entity or any other circumstances.

      15. Notwithstanding any other provision or provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount, if any, which Guarantor may be required or permitted to pay by any applicable law.

      16. This Guaranty shall remain in full force and effect until payment of the Guaranteed Obligations in full, and thereafter, this Guaranty shall be discharged, null, void and of no further force and effect. Upon request by Guarantor, Landlord will deliver to Guarantor written confirmation of the discharge of the obligations and liabilities of Guarantor hereunder, and Landlord will return to Guarantor the original counterpart of this Guaranty. This instrument shall inure to the benefit of Landlord and its successors, assigns, and shall bind Guarantor and Guarantor's successors and assigns. The obligations of Guarantor under this Guaranty shall be enforceable in all events against Guarantor, its successors and assigns, and each of them.

      17. This Guaranty may be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Landlord and Guarantor. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

      18. Any notice, demand or request by Landlord to Guarantor or from Guarantor to Landlord shall be in writing and shall be deemed to have been duly given or made if either delivered personally or if mailed by certified or registered mail addressed to the address set forth below (or at the correct address of any assignee of Landlord), except that mailed written notices shall not be deemed given or served until three (3) days after the date of mailing thereof

            (a)   If to Guarantor:

                  The New York Times Company
                  [________________________
                  ______________________]
                  Attention:

                  with a copy to:

                  Swidler Berlin Shereff Friedman, LLP
                  405 Lexington Avenue
                  New York, New York 10174
                  Attention: Martin D. Polevoy, Esq.

            (b)   If to Landlord:

                  [_________________________]
                  One MetroTech Center North
                  Brooklyn, New York 11201
                  Attention: General Counsel

                  with a copy to:

                  Kelley Drye & Warren LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attention: James J. Kirk, Esq.

      19. If. (i) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Landlord in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty; (iii) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (iv) an attorney is retained to represent Landlord in any proceedings whatsoever in connection with this Guaranty, then each Guarantor shall pay to Landlord upon demand all attorney's fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "ENFORCEMENT COSTS"), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty.

      20. Guarantor hereby irrevocably submits to personal jurisdiction in the state of New York, City and County of New York for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this

Guaranty. Guarantor hereby consents to the jurisdiction of either any court in such city, county and state or (in a case involving diversity of citizenship) the United States District Court located there, in any action, suit, or proceeding which Landlord may at any time wish to file in connection with this guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court therein located and hereby waives any objection which such guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this paragraph shall not be deemed to preclude Landlord from filing any such action, suit, or proceeding in any other appropriate forum.

      21. This Guaranty may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument. Any signature page of this Guaranty may be detached from any duplicate original of this Guaranty without impairing the legal effect of any signatures thereon and may be attached to another duplicate original of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

      22. Guarantor and Landlord hereby waive any right to a trial by jury in any action or proceeding to enforce or defend any right under this Guaranty or relating thereto or arising from the relationship which is the subject of this Guaranty and agree that any such action or proceeding shall be tried before a court and not before a jury.

Dated:____________________

                                        THE NEW YORK TIMES COMPANY


                                        By: ____________________________________
                                                Name:
                                                Title:

                                    EXHIBIT L

                        FORM OF CONFIDENTIALITY AGREEMENT

                            CONFIDENTIALITY AGREEMENT

      THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is made and entered into as of the ___ day of _____________, 2___, by __________________________(the
"Landlord") and __________ ("Tenant").

                                    RECITALS:

      1. Landlord and Tenant are parties to a lease agreement dated as of _____________________, 2___ (the "Lease"); and

      2. Pursuant to Section 3.03(d) of the Lease, Tenant's Representative has the right to examine Landlord's books and records relevant to any Landlord's Statement delivered to Tenant (hereinafter collectively called the "Confidential Information"); and

            3. Tenant is exercising its rights to examine the Confidential Information in connection with its review of the Landlord's Statement given to Tenant on ____________, 2___.

      NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

            (1) DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Lease.

            (2) OBLIGATIONS OF TENANT. Tenant acknowledges and agrees that the Confidential Information is proprietary to Landlord. In consideration of providing Tenant with access to the Confidential Information, Tenant agrees to treat the Confidential Information in confidence by complying (and causing compliance therewith by Tenant's attorneys, employees, agents and other representatives) with the following:

                  (a) To use the Confidential Information for the sole purpose of its examination of Landlord's Statement as provided in Section 3.03(d) of the Lease;

                  (b) Not to disclose the Confidential Information to persons who are not in the employ of Tenant, other than its accountants, attorneys and other representatives as necessary to accomplish the purpose described in subsection (a) above; and

                  (c) To limit dissemination of the Confidential Information to only those employees who have a need to know to perform the tasks set forth in subsection (a) above.

            (3) EXCEPTION TO RESTRICTIONS. The obligations of Tenant provided for in Paragraph 2 above shall not apply to any Confidential
                  Information:

                  (a) which was known to the public at the time of its receipt by Tenant; or

                  (b)   which Tenant lawfully obtains from a third party; or

                  (c) which is not under an obligation of secrecy or confidentiality to Landlord; or

                  (d) with respect to which Tenant is compelled by law to disclose.

      5.    MISCELLANEOUS.

            (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            (b) If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

            (c) Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

            (d) As between Landlord and Tenant, nothing herein expands Tenant's obligations or limits Tenant's rights under the Lease.

            (e) This Agreement shall be construed in accordance with the laws of the State of New York.

            (f) Each person executing this Agreement on behalf of Landlord and Tenant represents that he or she is authorized by Landlord and Tenant, respectively, to do so and execution hereof is the binding act of Landlord and Tenant enforceable against Landlord and Tenant.

            (g) This Agreement contains the entire agreement between the parties, and any executory or oral agreement hereinbefore or hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is made after the date hereof and is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

            (h) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. The transmission by telecopier of a copy of the signature page from this Agreement executed by the transmitting party, together with instructions that same may be attached to a copy of this Agreement being held by the recipient of such transmission, shall constitute execution and delivery of this Agreement by the transmitting party.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ________________________________, Tenant

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        ______________________________, Landlord

                                        By: ____________________________________

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT M

(1) ELECTRICAL - The entire electrical distribution system on the floor of the Premises from the main disconnect switch at the switchboard serving the floor of the Premises;

(2) HVAC. - (w) The air handling unit located on the floor of the Premises and its attendant devices; (x) the ceiling ductwork distribution system on the floor of the Premises; (y) the chilled water coil system located on the floor of the Premises which services the floor's air handler; and (z) the entire steam distribution system on the floor of the Premises from the connection with the Building's vertical steam conduits and risers;

(3) WATER/PLUMBING - The entire branch plumbing and sanitary distribution systems on the floor of the Premises from the connection with the Building's vertical water and waste conduits and risers to the public bathrooms and public drinking fountains located on the floor of the Premises;

(4) FIRE SAFETY - (x) The entire sprinklering system located within the ceiling and walls of the floor of the Premises from the connection with the Building's vertical sprinklering conduits and risers; and (y) individual fire alarm devices located on the floor of the Premises.

                                   EXHIBIT R

                       FORM OF NOTICE OF DEFAULT (ss. 14.2)

                       42ND ST. DEVELOPMENT PROJECT, INC.
                          633 Third Avenue, 33rd Floor
                            New York, New York 10017

                                as of ____, 200_

VIA HAND

THE NEW YORK TIMES BUILDING LLC
c/o The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: General Counsel

c/o Forest City Ratner
One Metro Tech Center, North
Brooklyn, New York 11201
Attention: General Counsel

INGREDUS Site 8 South LLC
c/o Clarion Partners
335 Madison Avenue
New York, New York 10017
Attn: Mr. Charles Grossman

                        SITE 8 SOUTH -- NOTICE OF DEFAULT

Ladies and Gentlemen:

            Reference is made to that certain Agreement of Lease (as it hereinbefore may have been and hereafter may be amended, the "LEASE"), dated as of December ___, 2001, by and between 42nd St. Development Project, Inc. ("LANDLORD") and The New York Times Building LLC ("TENANT"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Lease.

            Pursuant to Section 14.2 of the Lease, Tenant is hereby given notice that it is in default under Section ___ of the Lease for [STATE DEFAULT]. Under the Lease, Tenant has [STATE PERIOD] in which to cure this Default.

            Nothing in this letter shall be construed to be a waiver of any right or remedy available to Landlord under the Lease, at law or in equity, all of which are hereby expressly reserved.

                                        Yours Truly,

                                        42ND ST. DEVELOPMENT PROJECT, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:

cc: The City of New York
    Director of Real Estate -- The New York Times Company
    Martin D. Polevoy, Esq. -- Swidler Berlin Shereff Friedman LLP
    James J. Kirk, Esq. -- Kelley Drye Warren LLP
    Benjamin F. Needell, Esq. -- Skadden, Arps, Slate, Meagher & Flom LLP Max Friedman, Esq. -- Pillsbury Winthrop LLP
    Martin Standiford - INGREDUS Site 8 South LLC

                                   EXHIBIT S

                   FORM OF SECOND NOTICE OF DEFAULT (ss. 14.2)

                       42ND ST. DEVELOPMENT PROJECT, INC.
                          633 Third Avenue, 33rd Floor
                            New York, New York 10017

                                as of ____, 200_

VIA HAND

THE NEW YORK TIMES BUILDING LLC
c/o The New York Times Company
229 West 43rd Street
New York, New York 10036
Attention: General Counsel

c/o Forest City Ratner
One Metro Tech Center, North
Brooklyn, New York 11201
Attention: General Counsel

INGREDUS Site 8 South LLC
c/o Clarion Partners
335 Madison Avenue
New York, New York 10017
Attn: Mr. Charles Grossman

                    SITE 8 SOUTH -- SECOND NOTICE OF DEFAULT

Ladies and Gentlemen:

            Reference is made to that certain Agreement of Lease (as it hereinbefore may have been and hereafter may be amended, the "LEASE"), dated as of December ___, 2001, by and between 42nd St. Development Project, Inc. ("LANDLORD") and The New York Times Building LLC ("TENANT"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Lease.

            Pursuant to Section 14.2 of the Lease, Tenant is hereby given notice that Tenant's Default under Section ___ of the Lease for [STATE DEFAULT] has not been cured within the cure period for such Default under the Lease. If Tenant has not cured the aforesaid Default within 5 Business Days of [DATE OF THIS NOTICE IF SENT ON BUSINESS DAY OR DATE OF NEXT SUCCEEDING BUSINESS DAY IF DATE OF THIS NOTICE IS NOT A BUSINESS DAY], an Event of Default shall be deemed to have occurred.

            Nothing in this letter shall be construed to be a waiver of any right or remedy available to Landlord under the Lease, at law or in equity, all of which are hereby expressly reserved.

                                        Yours Truly,

                                        42ND ST. DEVELOPMENT PROJECT. [NC.


                                        By: ____________________________________
                                            Name:
                                            Title:

cc: The City of New York
    Director of Real Estate -- The New York Times Company
    Martin D. Polevoy, Esq. -- Swidler Berlin Shereff Friedman LLP
    James J. Kirk, Esq. -- Kelley Drye Warren LLP
    Benjamin F. Needell, Esq. -- Skadden, Arps, Slate, Meagher & Flom LLP Max Friedman, Esq. -- Pillsbury Winthrop LLP
    Martin Standiford - INGREDUS Site 8 South LLC

                                    EXHIBIT T

               NON-DISCRIMINATION AND AFFIRMATIVE ACTION (ss. 29.1)

         42ND ST. DEVELOPMENT PROJECT, INC. AND EMPIRE STATE DEVELOPMENT NON-DISCRIMINATION AND AFFIRMATIVE ACTION CONSTRUCTION CONTRACT PROVISIONS

I.    POLICY

It is the policy of the State of New York, Empire State Development ("ESD") and 42nd St. Development Project, Inc., ("42DP") to comply with all federal, State and local law, policy, orders, rules and regulations which prohibit unlawful discrimination because of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status, and to take affirmative action to ensure that Minority and Women-owned Business Enterprises (M/WBEs), Minority Group Members and women share in the economic opportunities generated by ESD's and/or its subsidiaries' participation in projects or initiatives, and/or the use of ESD/42DP funds.

1) The Contracting Party represents that its equal employment opportunity policy statement incorporates, at a minimum, the policies and practices set forth below:

      (a) Contracting Party shall (i) not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status,
            (ii) undertake or continue existing programs of affirmative action to insure that Minority Group Members and women are afforded equal employment opportunities without discrimination, and (iii) make and document its conscientious and active efforts to employ and utilize Minority Group Members and women in its workforce on Contracts. Such action shall be taken with reference to, but not limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff or termination, rates of pay or other forms of compensation, and selection for training or retraining, including apprenticeship and on-the-job training.

      (b) At the request of the AAO, the Contracting Party shall request each employment agency, labor union, or authorized representative of workers with whom it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union, or representative does not unlawfully discriminate, and that such union or representative will affirmatively cooperate in the implementation of the Contracting Party's obligations herein.

(2) Commencing not more than 30 days after the later of (i) execution of the Contract, or (ii) start of construction, the Contracting Party shall submit to the AAO a Monthly Employment Utilization Report (Schedule A-1) of the workforce actually utilized on the Contract, itemized by ethnic background, gender, and Federal Occupational Categories or other appropriate categories specified by the AAO.

(3) The Contracting Party shall also include with the first Monthly Employment Utilization Report and as part of the documentation required for final payment, such data describing: a) the total number of company employees at commencement of the project, b) the total number of company employees at the completion of the project and c) any net increases in the number of employees in the company. Net increases in employment shall be further classified by ethnicity, gender and occupational code.

The Contracting Party shall include, or cause to be included, the provisions of clauses (1) through (3) in every Contract or purchase order that it enters into in order to fulfill its obligations under the Contract, in such a manner that such provisions will be binding upon each and every Contracting Party with respect to any Contract or Subcontract.

II. GOALS FOR MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISE PARTICIPATION (CORE AND SHELL)

      (a) Contracting Party is required to use its "Best Efforts" to achieve an overall M/WBE participation goal of 18.0% of the total dollar value of the Contract, as it pertains solely to the hard costs of Tenant's construction of the core and shell of the new building, and shall exclude so called "soft costs" including, but not limited to, architect, engineering, legal, design and other fees to professionals and consultants, application and permit fees, cost of surveys, inspections, furnishings and decorative items not being affixed into the new building.

      (b) The goal for M/WBE participation in the performance of the work is expressed as a percentage of the contract price. The term "hard costs" as used in this Section 11(a) and Section III (a), shall be deemed to exclude architectural, engineering and other such design consulting costs.

      (c) The total dollar value of the work performed by M/WBEs will be determined as: (i) the dollar value of the work subcontracted to M/WBEs; (ii) where the Contracting Party is a joint venture, association, partnership or other similar entity including one or more M/WBEs -- the contract price multiplied by the percentage of the entity's profits/losses which are to accrue to the M/WBE(s) under the Contracting Party's agreement; or (iii) where the M/WBE is the Contracting Party -- the contract price.

      (d) The Contracting Party shall include, or cause to be included, the provisions of clauses (a) through (c) in every Contract or purchase order that it enters into in order to fulfill its obligations under the Contract, in such a manner that such provisions will be binding upon each and every Contracting Party with respect to any Contract or Subcontract.

III.  GOALS FOR MINORITY AND FEMALE WORKFORCE PARTICIPATION (CORE AND SHELL)

      (a) The Contracting Party is required to use its "Best Efforts" to achieve the overall goal of 20% minority and female workforce (M/FWF) participation in the work performed pursuant to Contracts entered into in connection with the Lease as it pertains to the hard costs of Tenant's construction of the core and shell of the new building.

      (b) The M/FWF participation goals are expressed as a percentage equal to the person hours of training and employment of minority or female workers, as the case may be, used by any Contracting Party, divided by the total person hours of training and employment of all workers (including supervisory personnel).

      (c) The required participation for minority and female employment and training must be substantially uniform throughout the performance of the work.

      (d) The Contracting Party shall not participate in the transfer of minority or female employees or trainees from employer-to-employer or from project-to-project for the sole purpose of meeting the Contracting Party's obligations herein.

      (e) In striving to achieve the goals for M/FWF participation, Contracting Party shall use its "Best Efforts" to identify and employ qualified minority and female supervisory personnel and journey persons.

      (f) The non-working hours of trainees or apprentices may not be considered in meeting the goals for M/FWF participation contained herein unless: (i) such trainees or apprentices are employed by Contracting Party during the training period; (ii) the Contracting Party has made a commitment to employ the trainees or apprentices at the completion of their training, subject to the availability of employment opportunities; and (iii) the trainees are trained pursuant to an approved training program.

      (g) The Contracting Party shall include, or cause to be included, the provisions of clauses (a) through (f) in every Contract or purchase order that it enters into in order to fulfill its obligations under the Contract, in such a manner that such provisions will be binding upon each and every Contracting Party with respect to any Contract or Subcontract.

IV. GOALS FOR MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISE PARTICIPATION (LEASEHOLD IMPROVEMENTS)

      (a) Contracting Party is required to use its best efforts to achieve the following M/WBE participation goals with respect to the Tenant's or subtenant's construction of leasehold improvements within the building:

      (1) SEVEN AND ONE HALF PERCENT (7.5%) of the total dollar value of the Contract as it pertains solely to the hard costs in connection with the leasehold improvements to leasehold space measuring 500,000 or more square feet;

            (2) FIVE PERCENT (5.0%) of the total dollar value of the Contract as it pertains solely to the hard costs in connection with the leasehold improvements to leasehold space totaling more than three floors or leasehold space measuring 100,000 or more square feet, but not exceeding 500,000 square feet.

      (b) To the extent that any subtenant shall undertake the construction of leasehold improvements within the building for three floors or less or leasehold space not exceeding 100,000 square feet, then such subtenant shall represent that it shall not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status and be in compliance with all applicable federal, State and local law, policy, orders, rules and regulations which prohibit unlawful discrimination.

V.    GOALS FOR MINORITY AND FEMALE WORKFORCE PARTICIPATION (LEASEHOLD
      IMPROVEMENTS)

      (a) The Contracting Party is required to use its "Best Efforts" to achieve the following M/FWF participation goals in the work performed pursuant to contracts entered into in connection with the leasehold improvements:

            1) FIFTEEN PERCENT (15%) minority and female workforce participation in the work performed pursuant to contracts entered into in connection with a subtenant's leasing of 500,000 or more square feet of floor space;

            (2) TEN PERCENT (10%) minority and female workforce participation in the work performed pursuant to contracts entered into in connection with a subtenant's leasing of more than three floors or 100,000 OR MORE square feet, but not more than 500,000 square feet of floor space.

      (b) To the extent that any subtenant shall undertake the construction of leasehold improvements within the building for three floors or less or leasehold space not exceeding 100,000 square feet, then such subtenant shall represent that it shall not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status and be in compliance with all applicable federal, State and local law, policy, orders, rules and regulations which prohibit unlawful discrimination.

VI.   EQUAL EMPLOYMENT OPPORTUNITY - OPERATION OF THE NEW BUILDING

      (a) Tenant agrees that it will neither commit nor knowingly permit discrimination by reason of race, creed, color, national origin, sex, sexual orientation, age, disability, or marital status in the sale, transfer or assignment of its interest under this Lease or in the subletting, use or occupancy of the Premises or any part thereof.

      (b) Tenant agrees that with regard to the maintenance, management and operation of the building, it shall be bound by, to the extent it operates the building and, in any event, shall cause any person or entity Tenant employs to operate the building with respect to the maintenance, management and operation thereof, to be bound by the provisions of paragraph (a) above.

VII.  REPORTING REQUIREMENTS

The Contracting Party will permit access to its RELEVANT books, records and accounts, with respect to the Contract, by the AAO SOLELY for purposes of investigation to ascertain compliance with the provisions herein. Not later than three business days after a request, the Contracting Party shall periodically file, or cause to be filed, reports, substantially in the format attached hereto as Schedule A-1 and A-2 (MBE/WBE Compliance Report to be filed monthly), with the AAO detailing compliance with the provisions of these non-discrimination and affirmative action clauses. Accuracy of the information contained in the reporting documentation shall be certified to as to the actual knowledge of an owner or officer of the Contracting Party.

VIII. NON-COMPLIANCE AND SANCTIONS

In the event that any Contracting Party violates any of the provisions herein, the ESD and/or 42DP may require that the following sanctions and remedies for non-compliance be imposed:

      (a) Within twenty (20) days after the end of each calendar month, the AAO will review the Monthly Employment Utilization Report and the MBE/WBE Compliance Report filed with the AAO to assess compliance with the established program. If the Contracting Party has failed to file the required monthly reports and/or if in the reasonable judgment of the AAO, an analysis of the reports reveals apparent underutilization, the AAO may elect to notify (which notification shall be in writing) the Contracting Party in writing (the "First Notice"), which notice shall describe the nature and extent of the apparent underutilization.

      (b) If the AAO's review and analysis of the Contracting Party's reports filed in the month next following the month in which the Contracting Party received the First Notice reveals that there continues to be apparent underutilization, then the AAO may notify the Contracting Party in writing (the "Second Notice") which notice shall describe the nature and extent of the continuing apparent underutilization and will arrange a conference (allowing three days advance notice to the Contracting Party) which the Contracting Party must attend, at which the AAO will identify in consultation with Tenant, specific reasonable and practicable corrective measures from among those available to demonstrate Best Efforts which the Contracting Party will undertake.

      (c) If the AAO's review and analysis of the Contracting Party's reports filed in the month next following the month in which the Contracting Party received the Second Notice reveals continuing apparent underutilization and if the Contracting Party has not already undertaken the specific corrective measures agreed upon to demonstrate its Best Efforts, the AAO may notify the Contracting Party in writing (the "Final Notice"), which notice shall describe the nature and extent of the continuing apparent underutilization. Upon receipt of the Final Notice, the Contracting Party shall be required to comply with the following sanctions and remedies for compliance:

            (1)   The Contracting Party shall attend a hearing with the AAO.

            (2) After any such hearing, and a determination by the AAO that the Contracting Party has failed to comply with any of these provisions, and the passage of time in which to remedy such failure has transpired, and as the sole remedy for non-compliance, the AAO, in his/her sole discretion, may assess liquidated damages against the Contracting Party for failure to demonstrate its best efforts in complying with the affirmative action program. Liquidated damages may be assessed in an amount equal to the dollar value of Contracts that would have been realized by M/WBEs if the goals had been achieved.

            (3) If such an award is assessed against any Contracting Party, the amount of such assessment may be withheld from any monies due to the Contracting Party by the ESD and/or 42DP or, may be paid to the ESD and/or 42DP by the Contracting Party that has been found to fail to comply with the affirmative action program provided, however, that nonpayment of any such assessment by any Contracting Party shall be subject to the right and time to cure of a recognized mortgagee pursuant to subsection 11.3(b) of this Lease. Any liquidated damages collected hereunder shall be paid into one or more M/WBE technical assistance funds administered by the ESD and/or 42DP.

      (d) Such sanctions that may be imposed and remedies invoked hereunder, shall be considered independent of, or in addition to, sanctions and remedies otherwise provided by law.

      (e) In no event shall ESD and/or 42DP terminate the Lease or any Contract, or order the cessation of work under any Contract, due to any Contracting Party's failure to comply with the provisions of this affirmative action program.

      (f) In no event shall any Recognized Mortgage (or its designee or other successor-in-interest) which acquires Tenant's interest in the Lease by foreclosure (or deed-in-lieu of foreclosure) of its Recognized

            Mortgage be liable for any damages accruing prior to the time of such acquisition of Tenant's interest in the Lease.

         42ND ST. DEVELOPMENT PROJECT, INC. AND EMPIRE STATE DEVELOPMENT
              NON-DISCRIMINATION AND AFFIRMATIVE ACTION DEFINITIONS

AFFIRMATIVE ACTION

Shall mean the actions to be undertaken by the Contracting Party in connection with work performed under the Lease, to ensure non-discrimination and Minority/Women-owned Business Enterprise and minority/female workforce participation. as set forth in Sections II, III, IV, and V herein, and developed by ESD and/or its subsidiaries.

With regard to the obligations imposed on the Tenant to comply and to cause its Contractors to comply with the provisions set forth herein, shall mean the taking by the Tenant of reasonable and practicable affirmative steps to ensure compliance on its own part and on the part of its Contractors and subtenants including the imposition of reasonable sanctions, where required under the provisions of the Lease.

AFFIRMATIVE ACTION OFFICER ("AAO")

Shall mean ESD's Affirmative Action Officer or his/her designee, managing the affirmative action program for ESD and/or its subsidiaries.

CONTRACT

Shall mean a written agreement or purchase order instrument, or amendment thereto, executed by or on behalf or a Contracting Party, providing for a total expenditure in excess of $10,000 for labor, services, supplies, equipment, materials or any combination of the foregoing regarding the implementation of the project. Notwithstanding the foregoing definition, it is understood and agreed by ESD and the Tenant that achievement of the percentage goals set forth in Sections II, III, IV and V shall be based upon an assessment of the overall project upon completion.

CONTRACTING PARTY

Shall mean (i) the Tenant, or parties with whom the Tenant has executed a contract, to perform services, including construction work, resulting from the lease, (ii) any party which undertakes to construct leasehold improvements within the building, but not including improvements to leasehold space measuring less than 100,000 square feet and (iii) any contractor, subcontractor, consultant, subconsultant or vendor supplying goods or services, pursuant to a contract or purchase order in excess of $1,500, in connection with work performed under the Lease. Notwithstanding the foregoing definition, it is understood and agreed by ESD and the Tenant that achievement of the percentage goals set forth in Sections II, III, IV and V shall be based upon an assessment of the overall project upon completion.

SUBCONTRACT

Shall mean an agreement providing for a total expenditure in excess of $1,500 between a Contracting Party and any individual or business enterprise, for goods or services rendered in connection with construction work performed under the Lease. Notwithstanding the foregoing definition, it is understood and agreed by ESD and the Tenant that achievement of the percentage goals set forth in Sections II, III, IV and V shall be based upon an assessment of the overall project upon completion.

MINORITY BUSINESS ENTERPRISE ("MBE")

Shall mean a business enterprise, including a sole proprietorship, partnership or corporation that is: (i) at least fifty-one percent (51%) owned by one or more Minority Group Members; (ii) an enterprise in which such minority ownership is real, substantial and continuing; (iii) an enterprise in which such minority ownership has and exercises the authority to control and operate, independently, the day-to-day business decisions of the enterprise; (iv) an enterprise authorized to do business in the State of New York and is independently owned and operated; and (v) an enterprise certified by New York State as a minority business.

MINORITY GROUP MEMBER

Shall mean a United States citizen or permanent resident alien who is and can demonstrate membership in one of the following groups: (i) Black persons having origins in any of the Black African racial groups; (ii) Hispanic persons of Mexican, Puerto Rican, Dominican, Cuban, Central or South American descent of either Indian or Hispanic origin, regardless of race; (iii) Asian and Pacific Islander persons having origins in any of the Far East countries, South East Asia, the Indian subcontinent or the Pacific Islands; and (iv) Native American or Alaskan native persons having origins in any of the original peoples of North America.

WOMEN-OWNED BUSINESS ENTERPRISE ("WBE")

Shall mean a business enterprise, including a sole proprietorship, partnership or corporation that is: (i) at least fifty-one percent (51%) owned by one or more citizens or permanent resident aliens who are women; (ii) an enterprise in which the ownership interest of such women is real, substantial and continuing;
(iii) an enterprise in which such women ownership has and exercises the authority to control and operate, independently, the day-to-day business decisions of the enterprise; (iv) an enterprise authorized to do business in the State of New York and is independently owned and operated; and (v) an enterprise certified by New York State as woman-owned.

         42ND ST. DEVELOPMENT PROJECT, INC. AND EMPIRE STATE DEVELOPMENT
              NON-DISCRIMINATION AND AFFIRMATIVE ACTION DEFINITIONS

BEST EFFORTS - MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISE PARTICIPATION

Although Best efforts shall not be limited to the efforts specified herein, the compliance with the following list shall be prima facie evidence that Best Efforts are being made. The role of M/WBE firms are not restricted to that of a subcontractor/subconsultant. Where applicable, M/WBE firms should be considered for roles as prime contractors.

(a) Dividing the contract work into smaller portions in such a manner as to permit subcontracting to the extent that it is economically and technically feasible to do so;

(b) Actively and affirmatively soliciting bids from qualified M/WBEs, including circulation of solicitations to minority and women's trade associations. Each Contracting Party shall maintain records detailing the efforts made to provide for meaningful M/WBE participation in the work. Such record keeping must include the names and addresses of all M/WBEs contacted and, if an M/WBE is the low bidder and is not selected for such work or portion thereof, the reasons for such decision;

(c) Making plans and specifications for prospective work available to M/WBEs in sufficient time for review;

(d) Utilizing the services and cooperating with those organizations providing technical assistance to the Contracting Party in connection with potential M/WBE participation on the Contract;

(e) Utilizing the resources of the AAO to identify New York State certified M/WBE firms for the purpose of soliciting bids and subcontracts; and

(f) Encouraging the formation of joint ventures, associations, partnerships, or other similar entities, where appropriate, to ensure that the Contracting Party will meet its obligations herein.

(g)   The Contracting Party shall remit payment in a timely fashion.

BEST EFFORTS - MINORITY GROUP MEMBER AND FEMALE WORKFORCE PARTICIPATION

Although Best efforts shall not be limited to the efforts specified herein, the compliance with the following list shall be prima facie evidence that Best Efforts are being made to provide for meaningful Minority Group Member and female workforce participation.

(a) Ensure and maintain a working environment free of harassment, intimidation, and coercion at the premises. The Contracting Party shall specifically ensure that all foremen, superintendents, and other on-site supervisory personnel are aware of and carry out the obligation to maintain such a working environment, with specific attention to Minority Group Member or female individuals working at the premises;

(b) State in all solicitations or advertisement for employees that all qualified applicants will receive consideration for employment without regard to race, creed, color, national origin, sex, sexual orientation, age disability or marital status;

(c) Send to each labor union or representative of workers with which a collective bargaining agreement or understanding is in place, a notice advising the said labor union or workers' representative of commitments under this Section, and post copies of the notice in conspicuous places available to employees and applicants for employment;

(d) Establish and maintain a current list of Minority Group Member and female recruitment sources and community organizations, and provide written notification to them when employment opportunities are available. Maintain a record of the organizations' responses;

(e) Maintain a current file of the name, address and telephone number of each Minority Group Member and female applicant and any referrals from a union, recruitment source or community organization, and of the action taken with respect to each individual. If such individual was sent to the union hiring hall for referral and was not referred back by the union or, if referred, was not employed, this shall be documented in writing in the file with the reasons therefore, along with whatever additional actions the Contracting Party may have taken;

(f) Disseminate the Contracting Party's equal employment opportunity policy by providing notice of the policy to unions and training programs and requesting their cooperation in meeting its Equal Employment Opportunity obligations, by including it in any policy manual and collective bargaining agreement, by publicizing it in the company newspaper, annual report, and other similar items, by specific review of the policy with all management personnel and with all Minority Group Member and female employees at least once a year, and by posting the company Equal Employment Opportunity policy on bulletin boards accessible to all employees at each location where work is performed under this Contract;

(g) Disseminate the Contracting Party's Equal Employment Opportunity policy externally by including it in any advertising in the news media, specifically including Minority Group Member and female news media, and providing written notification to and discussing the Equal Employment Opportunity policy with any contractor with whom the Contracting Party does or anticipates doing business; and,

(h) Ensure that all facilities and company activities are non-segregated except that separate or single-user toilets and necessary changing facilities shall be provided to assure privacy between the sexes.

SCHEDULE A-1                                       42DP/EMPIRE STATE DEVELOPMENT

                     MONTHLY EMPLOYMENT UTILIZATION REPORT
                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

=============================================================================================================================
COMPANY NAME                              PROJECT NAME                              CONTRACTOR START DATE

ADDRESS                                   PROJECT LOCATION                            ESTIMATED COMPLETION DATE

                                          COUNTY _____ ZIP.                           PERCENT OF JOB COMPLETED (FOR
                                                                                      REPORTING PERIOD)

TELEPHONE NUMBER                               REPORTING PERIOD Month

FEDERAL ID NO                                                   Year                CONTRACT NO:

CHECK IF NOT FOR PROFIT:                                                            CONTRACT AMOUNT:__$
----------------------------------------------------------------------------------------------------------------------------
                                           1. WORKER HOURS OF EMPLOYMENT                         2. NUMBER OF WORKERS
                ------------------------------------------------------------------------------------------------------------
                                       1b. BLACK                                1e. NATIVE
                      1a ALL            (Not of                    1d. ASIAN or   AMERICAN
                      WORKER           Hispanic                       PACIFIC      ALASKA        2a. ALL     2b. MINORITY
CLASSIFICATION        HOURS              Orgin)       1c. HISPANIC   ISLANDER      NATIVE
                ------------------------------------------------------------------------------------------------------------
                MALE  FEMALE  TOTAL   MALE  FEMALE   MALE  FEMALE  MALE  FEMALE  MALE  FEMALE  MALE  FEMALE  MALE  FEMALE
============================================================================================================================
Supervisory
----------------------------------------------------------------------------------------------------------------------------
Journey Worker
----------------------------------------------------------------------------------------------------------------------------
Apprentice
----------------------------------------------------------------------------------------------------------------------------
Trainee
----------------------------------------------------------------------------------------------------------------------------
Subtotal
============================================================================================================================
Journey Worker
----------------------------------------------------------------------------------------------------------------------------
Apprentice
----------------------------------------------------------------------------------------------------------------------------
Trainee
----------------------------------------------------------------------------------------------------------------------------
Subtotal
============================================================================================================================
Journey Worker
----------------------------------------------------------------------------------------------------------------------------
Apprentice
----------------------------------------------------------------------------------------------------------------------------
Trainee
----------------------------------------------------------------------------------------------------------------------------
Subtotal
============================================================================================================================
TOTAL SUPERVISORS
----------------------------------------------------------------------------------------------------------------------------
TOTAL JOURNEY WORKERS
----------------------------------------------------------------------------------------------------------------------------
TOTAL APPRENTICES
----------------------------------------------------------------------------------------------------------------------------
TOTAL TRAINEES
----------------------------------------------------------------------------------------------------------------------------
GRAND TOTAL
============================================================================================================================

===========================================================================
                            COMPANY EMPLOYMENT DATA
 --------------------------------------------------------------------------
 A.            B.           C. NET INCREASE (APPLIES ONLY TO CHANGES, IF ANY,
                               IN COMPANY'S EMPLOYEE MAKEUP AT THE END OF
                               PROJECT)
 TOTAL         TOTAL
 COMPANY       COMPANY
 EMPLOYEES     EMPLOYEES                            ------------------------
 (AT THE       THE END OF
 BEGINNING OF  PROJECT)     TOTAL MALE                    TOTAL FEMALE
 PROJECT                    ------------------------------------------------
                            C1.        C2.           C3.        C4.
                            EMPLOYEES  OCCUPATIONAL  EMPLOYEES  OCCUPATIONAL
                                       CODES/NUMBER             CODES/NUMBER
                                       OF EMPLOYEES             OF EMPLOYEES
----------------------------------------------------------------------------

3. CONTSTRUCTION TRADES       TOTAL                    TOTAL
                              WHITE                    WHITE

----------------------------------------------------------------------------

                              TOTAL                    TOTAL
                              BLACK                    BLACK

----------------------------------------------------------------------------

                              TOTAL                    TOTAL
                              HISPANIC                 HISPANIC

----------------------------------------------------------------------------

                              TOTAL                    TOTAL
                              ASIAN                    ASIAN

----------------------------------------------------------------------------

                              TOTAL                    TOTAL
                              NATIVE                   NATIVE
                              AMERICAN                 AMERICAN

============================================================================

CERTIFICATION

    I, ________________________________________________________ (Print Name),
    the _________________________________________ (Title), do certify that (i) I have read this Monthly Employment Utilization Report and (ii) to the best of my knowledge, information and belief the information contained herein is complete and accurate.

    SIGNATURE_______________________________________ DATE

                     MONTHLY EMPLOYMENT UTILIZATION REPORT
                          INSTRUCTIONS FOR COMPLETION

The Monthly Employment Utilization Report ("MEUR") is to be completed by each subject contractor (both Prime and Sub) and signed by a responsible official of the company. The reports are to be filed by the 5th day of each month during the term of the project, and they shall include the total work hours for each employee classification in each trade in the covered area for the monthly reporting period. The prime contractor is responsible for submitting its subcontractors report, along with its own. Additional copies of this form may be obtained from Empire State Development ("ESD").

MINORITY: Includes Blacks, Hispanics, Native Americans, Alaskan Natives, and Asian and Pacific Islanders, both men and women.

1.    WORKER HOURS OF EMPLOYMENT (a-e))
      a) ALL WORKER HOURS:                    The total number of male hours,
                                              the total number of female
                                              hours, and the total of both
                                              male and female hours worked
                                              under each classification.

      b) THROUGH e) MINORITY WORKER HOURS     The total number of male hours
                                              and the total number of female
                                              hours worked by each specified
                                              group of minority worker in each
                                              classification.

2.    NUMBER OF WORKERS (a-b)
      a) ALL WORKERS                          Total number of males and total
                                              number of females working in
                                              each classification of each
                                              trade in the contractor's
                                              aggregate workforce during
                                              reporting period.

      b) MINORITY WORKERS                     Total number of male minorities
                                              and total number of female
                                              minorities working in each
                                              classification, in each trade in
                                              the contractor's aggregate
                                              workforce during reporting
                                              period.

3.    CONSTRUCTION TRADE:                     Only those construction crafts
                                              which contractor employs in the
                                              covered area.
                                              CONSTRUCTION TRADES INCLUDE:
                                              Field Office Staff
                                              (Professionals and
                                              Office/Clerical, Laborers,
                                              Equipment Operators, Surveyors,
                                              Truck Drivers, Iron Workers,
                                              Carpenters, Cement Masons,
                                              Painters, Electricians, Plumbers
                                              and Other.

Note: ESD may demand payroll records to substantiate work hours listed on the Monthly Employment Utilization Report, if discrepancies should arise.

                 COMPANY EMPLOYMENT DATA SECTIONS A THROUGH C):

The Contractor shall also include with the first MEUR report and as part of the documentation required for final payment, such data describing: a) the total number of company employees at commencement of the project, b) the total number of company employees at the completion of the project and c) any net increases in the number of employees in the company. Net increases in employment shall be further classified by ethnicity, gender and Occupational Code; and shall be attributable to the contractor's participation in an ESD and/or 42DP project or initiative.

A.    TOTAL COMPANY EMPLOYEES:      Total number of company employees in N.Y.S.
                                    offices, upon commencement of project.

B.    TOTAL COMPANY EMPLOYEES:      Total number of company employees in N.Y.S.
                                    offices, upon completion of project.

C.    NET INCREASE (C1 THROUGH C4): Provide information identifying any net increase in the number of employees in the company upon project completion. Classify any new employees by gender, ethnicity and occupation.

      MALE

           1. EMPLOYEES             Classify any new male employee by ethnic
                                    background.
           2. OCCUPATIONAL CODES    Identify occupation by using the CODES
                                    provided below and indicate number of
                                    employees in each category.

      FEMALE

           3. EMPLOYEES             Classify any new female employee by ethnic
                                    background.
           4.OCCUPATIONAL CODES     Identify occupation by using the codes
                                    provided below and indicate number of
                                    employees in each category.

OCCUPATIONAL CODES

      Officials/Administrators      100
      Professionals                 110
      Technicians                   120
      Sales Workers                 130
      Office & Clerical             140
      Craft Workers                 150
      Operatives                    160
      Laborers                      170
      Service Workers               180

FORWARD TO:

      Empire State Development
      Laverne Poole Affirmative Action Unit
      633 Third Avenue
      New York, NY 10017  Office: (212) 803-3228 FAX: (212) 803-3223

SCHEDULE A-2

                            MBE/WBE COMPLIANCE REPORT
                                  CONSTRUCTION

PROJECT SPONSER/DEVELOPER:__________________________________        ESD AA REPRESENTATIVE: LAVERNE POOLE

ADDRESS:                  __________________________________        PROJECT NAME:

TELEPHONE:                __________________________________        PROJECT START DATE:____ PERCENT COMPLETE:

CONTACT PERSON:           __________________________________        ACTUAL COMPLETION:

TOTAL NUMBER OF SUBCONTRACTORS:_____________________________        ATTACH M/WBS CONTRACT DOCUMENTATION, I.E. EXECUTED
                                                                    CONTRACTS, SIGNED PURCHASE ORDERS OR CANCELED CHECKS.
TOTAL DOLLAR AMOUNT OF SUBCONTRACTS:________________________
                                                                    THIS REPORT SHOULD BE COMPLETED BY AN OFFICER OF THE
                                                                    REPORTING COMPANY, AND FORWARDED TO THE ESD AA
                                                                    REPRESENTATIVE WITH THE APPROPRIATE DOCUMENTATION.
============================================================================================================================
PRIME CONTRACTOR   TYPE OF CONTRACT  CONTRACT           M/WBE              MBE/WBE       SCOPE OF SERVICES  AMOUNT CONTRACTED
(NAME, ADDRESS,    (TRADE/SERVICE)   AMOUNT             SUBCONTRACT DATE   SUBCONSULTANT                    TO MBE/WBE
CONTACT PERSON                                          DATE               (NAME, ADDRESS
AND PHONE)                                                                 CONTACT PERSON
                                                                           AND PHONE)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


============================================================================================================================

CERTIFICATION:

      I, ________________________________________________________ (PRINT NAME),
      THE _________________________________________ (TITLE), DO CERTIFY THAT (i)
      I HAVE READ THIS COMPLIANCE REPORT AND (ii) TO THE BEST OF MY KNOWLEDGE, INFORMATION AND BELIEF THE INFORMATION CONTAINED HEREIN IS COMPLETE AND ACCURATE.

      SIGNATURE_______________________________________ DATE

FORWARD TO:
      EMPIRE STATE DEVELOPMENT
      LAVERNE POOLE - AFFIRMATIVE ACTION UNIT
      633 THIRD AVENUE
      NEW YORK, NY 10017  OFFLCE: (212) 803-3224     FAX (212) 803-3223

                                   EXHIBIT U

                             Intentionally Omitted

                                   EXHIBIT V

                             Intentionally Omitted

                                    EXHIBIT W

                    FORM OF LEASE ASSIGNMENT (ss. 32.1(a)(ii))

            This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "ASSIGNMENT") dated as of ____________, 200_ by and between THE NEW YORK TIMES BUILDING LLC ("Assignor"), a New York limited liability Landlord, having an office at c/o The New York Times Company, 229 West 43rd Street, New York, New York 10036 and 42ND ST. DEVELOPMENT PROJECT, INC. ("ASSIGNEE"), a subsidiary of New York State Urban Development Corporation d/b/a Empire State Development Corporation ("ESDC"), a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, having an office at 633 Third Avenue, 33rd floor, New York, New York 10017.

                              W I T N E S S E T H :

            WHEREAS, ESDC and The City of New York (the "CITY") have developed, and are in the process of implementing, a rehabilitation and renewal plan for an area of midtown Manhattan surrounding West 42nd Street between Broadway and Eighth Avenue, known as the 42nd Street Development Project (the "42ND STREET PROJECT");

            WHEREAS, in furtherance of the 42nd Street Project, ESDC obtained fee title to the Property (as hereinafter defined) pursuant to the Condemnation (as hereinafter defined);

            WHEREAS, promptly after ESDC obtained fee title to the Property, ESDC conveyed (a) to Assignee an estate on limitation in the Property, and (b) to the City a reversionary estate in the Property;

            WHEREAS, Assignee and Assignor have entered into that certain Agreement of Lease dated as of December __, 2001 between Assignee, as landlord, and Assignor, as tenant (the "GROUND LEASE") with respect to certain land more particularly described in EXHIBIT A attached hereto and hereby made a part hereof and all improvements then or thereafter located thereon (collectively, the "PROPERTY");

            WHEREAS, Assignor has entered into (a) that certain Agreement of Sublease dated as of December __, 2001 between Assignor and NYT Real Estate Company LLC (the "NYTC SUBLEASE"), (b) that certain Agreement of Sublease dated as of December __, 2001 between Assignor and FC Lion LLC (the "FC OFFICE SUBLEASE") and (c) that certain Agreement of Sublease dated as of December ___, 2001 between Assignor and FC Lion LLC (the "FC RETAIL SUBLEASE");

            WHEREAS, the NYTC Sublease, the FC Office Sublease, the FC Retail Sublease, any New Office Subleases (as defined in the FC Office Sublease) and any new leases entered into pursuant to Section 31.6 of any of the foregoing are referred to herein, collectively, as the "SEVERANCE SUBLEASES";

            WHEREAS, NYTB has submitted the Ground Lease to a leasehold condominium structure pursuant to Article 9-B of the Real Property Law of the State of New York;

            WHEREAS, Assignor wishes to assign all of its right, title and interest in and to the Ground Lease and the Severance Subleases to Assignee, and Assignee wishes to assume all such right, title and interest;

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

      1. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Severance Subleases. References herein to any document or instrument shall refer to the same as it may be amended, modified, supplemented, extended, renewed or assigned.

      2. Subject to the Condominium Declaration (as defined in the Ground Lease), Assignor hereby assigns, grants, bargains, sells and transfers all of its right, title and interest in and to the Ground Lease, together with any and all amendments, extensions and renewals thereof, and together with all rights and obligations accrued or to accrue under said Ground Lease (including, without limitation, any claims against Assignee accruing thereunder), to Assignee and its successors and assigns, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, for all the rest of the term of the Ground Lease.

      3. Assignee hereby assumes and agrees to perform and comply with all of the covenants and conditions of the Ground Lease to be performed or complied with by the tenant thereunder on and after the date hereof, as if Assignee had originally executed the Ground Lease as the tenant thereunder.

      4. Assignor hereby assigns, grants, bargains, sells and transfers all of its right, title and interest in and to the Severance Subleases, together with any and all amendments, extensions and renewals thereof, and together with all rights and obligations accrued or to accrue under said Severance Subleases, to Assignee and its successors and assigns, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, for all the rest of the respective terms of the Severance Subleases.

      5. Assignee hereby assumes and agrees to perform and comply with all of the covenants and conditions of the Severance Subleases to be performed or complied with by the landlord thereunder on and after the date hereof, as if Assignee had originally executed the Severance Subleases as the landlord thereunder.

      6. Assignor agrees that it will, at any time and from time to time after the date of this Assignment, promptly upon the request of Assignee, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required for the better assigning, transferring, granting, assuring and confirming to Assignee, or to its successors and assigns, the leasehold estate under the Ground Lease assigned to Assignee pursuant to this Assignment.

      7. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

      8. This Assignment shall be governed by, and construed in accordance with the laws of the State of New York.

      9. This Assignment may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      10. Assignor and Assignee agree that, notwithstanding that after giving effect to this Assignment Assignee shall hold the interests of both landlord and tenant under the Ground Lease, this Assignment shall not cause a merger of such interests, which interests (as set forth in Article XXVI of the Ground Lease) are to remain separate and distinct.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have signed and delivered this Assignment as of the date first set above.

                                    ASSIGNOR:

                                    THE NEW YORK TIMES BUILDING LLC

                                    By: NYT REAL ESTATE COMPANY LLC, as a member

                                        By: THE NEW YORK TIMES COMPANY, its sole
                                            member

                                            By: ________________________________
                                                Name:
                                                Title:

                                    By: FC LION LLC, as a member

                                        By: FC 41ST STREET ASSOCIATES, LLC, its
                                            managing member

                                            By: RRG SOUTH 8 INC., its managing
                                                member

                                                By:_____________________________
                                                   Name:
                                                   Title:


                                    ASSIGNEE:

                                    42ND ST. DEVELOPMENT PROJECT, INC.

                                    By: _______________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                                LEGAL DESCRIPTION

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue.

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 4lst Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

      Being the property located at and known as Block 1012, Lots 1, 5, 8, 14, 53, 59, 61, 62, 63 and part of 15 on the Tax Assessment Map of the County of New York.

                                    EXHIBIT X

                                FORM CONDOMINIUM
               ASSOCIATION ASSUMPTION AGREEMENT (ss. 32.1(a)(iii))

            THIS ASSUMPTION AGREEMENT (this "AGREEMENT") is made as of this _____ day of ____________, 200_, by and between 42ND ST. DEVELOPMENT PROJECT, INC., having an office at 633 Third Avenue, 33rd Floor, New York, New York 10017 ("42DP") and THE NEW YORK TIMES BUILDING ASSOCIATION, INC., having an office at c/o The New York Times Company, 229 West 43rd Street, New York, New York 10036 (the "CONDOMINIUM").

                                   WITNESSETH:

            WHEREAS, 42DP and The New York Times Building LLC ("NYTB") have entered into that certain Agreement of Lease, dated as of December __, 2001 (as it may have been amended prior to the date hereof, the "LEASE") with respect to that certain portion of the 42nd Street Project commonly known as "Site 8 South";

            WHEREAS, NYTB has entered into (i) that certain Agreement of Sublease with NYT Real Estate Company LLC ("NYT SUBTENANT"), dated as of December __, 2001, (ii) that certain Agreement of Sublease with FC Lion LLC ("FC OFFICE SUBTENANT"), dated as of December __, 2001, and (iii) that certain Agreement of Sublease with FC Lion LLC ("FC RETAIL SUBTENANT"; and together with NYT Subtenant and FC Office Subtenant, the "TENANTS"), dated as of December __, 2001 (each, a "SUBLEASE" and collectively, the "SUBLEASES"; capitalized terms used herein and not defined herein shall have the meanings set forth in each Sublease, as applicable);

            WHEREAS, 42DP has entered into that certain Site 8 South Declaration of Design, Use and Operation, dated as of December __, 2001 (the "DUO DECLARATION"), which contains certain obligations of entities defined in the DUO Declaration as the "OPERATORS" (each, an "OPERATOR") with respect to the Property;

            WHEREAS, 42DP, NYTB (as "OWNER"), The New York City Transit Authority, and The City of New York have entered into that certain Agreement, dated as of December __, 2001 (the "SUBWAY AGREEMENT"; and together with the Subleases and the DUO Declaration, as any of the foregoing may be amended, from time to time, the "APPLICABLE PROJECT DOCUMENTS"), with respect to the Subway Improvements (as defined in the Lease);

            WHEREAS, pursuant to Article XXXII of the Lease, NYTB has elected to impose a leasehold condominium regime on the Property;

            WHEREAS, in connection with such election and pursuant to Section 32.1(a)(i) of the Lease, NYTB shall, on the date hereof, cause that certain Declaration of Leasehold Condominium, dated as of _______ __, 200_ (the "DECLARATION") to be recorded as required under the Condominium Act;

            WHEREAS, in connection with such election and pursuant to Section 32.1(a)(ii) of the Lease, NYTB shall, on the date hereof, assign its interests in the Lease and the Subleases to 42DP pursuant to that certain Assignment and Assumption Agreement, dated as of the date hereof; and

            WHEREAS, in connection with such election and pursuant to Section 32.1(a)(iii)(B) of the Lease, NYTB is obligated to cause the Condominium to deliver this Agreement to 42DP.

            NOW THEREFORE, in consideration of the benefits received under the Applicable Project Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

            1. ASSUMPTION OF OBLIGATIONS. The Condominium hereby expressly assumes the performance and observance of the obligations set forth on EXHIBIT A attached hereto (such obligations, the "ASSUMED OBLIGATIONS"). The Condominium shall be and remain liable for the performance and observance of each Assumed Obligation (except to the extent 42DP shall release a Tenant from any such Assumed Obligation in writing). The obligations of the Condominium under this Agreement and of each Tenant, each Operator or the Owner (all such entities, collectively, the "TENANT PARTIES"), as applicable, under the Applicable Project Documents, shall be joint and several.

            2. (a) The Condominium agrees that the Assumed Obligations will be paid or performed strictly in accordance with the Applicable Project Documents and this Agreement, as applicable, regardless of any law, statute, rule, regulation, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of such terms or the rights or remedies of the Public Parties with respect thereto.

            (b) Any payment or payments made by the Condominium or any other person or received or collected by 42DP from any Tenant Party, or any other person by virtue of any action or proceeding or any other set-off or appropriation or application at any time or from time to time in respect of any obligations or liabilities of any Tenant Party under the Applicable Project Documents may be applied by 42DP in satisfaction of such obligations and liabilities in such order as 42DP may determine, and no application of such payment or payments to satisfaction of indebtedness, obligations or liabilities other than the Assumed Obligations shall discharge in any manner any obligations of the Condominium hereunder.

            (c) The liability of the Condominium under this Agreement shall be absolute and unconditional and, except to the same extent any Assumed Obligation may have been modified, shall not be affected, released, terminated, discharged or impaired, in whole or in part, by, and 42DP may proceed to exercise any right or remedy hereunder irrespective of, any or all of the following:

                  (i) any lack of genuineness, regularity, validity, legality or enforceability, or the voidability of, the Applicable Project Documents or any other agreement or instrument relating thereto;

                  (ii) the failure of 42DP to exercise or to exhaust any right or remedy or take any action against any Tenant Party or any other security available to it;

                  (iii) any amendment or modification of the terms of the Applicable Project Documents;

                  (iv) any amendment, waiver or agreement now or hereafter executed, if applicable, by any Tenant Party or any other party affecting the time, manner or place of payment or performance, of all or any of the Assumed Obligations or any extensions of time for payment, performance or observance, whether in whole or in part, of the terms of the Applicable Project

Documents on the part of any Tenant Party, as applicable, to be paid, performed or observed, as applicable, including, without limitation, any assertion or enforcement or failure or refusal to assert or enforce by 42DP with respect to a departure from, any term of the Applicable Project Documents (including, without limitation, the waiver by 42DP of any default of any Tenant Party);

                  (v) any failure or delay of 42DP to exercise, or any lack of diligence in exercising, any right or remedy with respect to the Applicable Project Documents or this Agreement;

                  (vi) any dealings or transactions between 42DP and any Tenant Party, as applicable, whether or not the Condominium shall be a party to or cognizant of the same;

                  (vii) any bankruptcy, insolvency, assignment for the benefit of creditors, receivership, trusteeship or dissolution of or affecting any Tenant Party, as applicable;

                  (viii) any exchange, surrender or release, in whole or in part, of any security which may be held by 42DP at any time for or under the Applicable Project Documents or in respect of the Assumed Obligations;

                  (ix) the release of any party, other than a Tenant Party, from liability for the payment, performance or observance of any of the Assumed Obligations or any of the terms of the Applicable Project Documents on the part of any Tenant, as applicable, to be paid, performed or observed, as applicable, whether by operation of law or otherwise;

                  (x) any rights, powers or privileges 42DP may now or hereafter have against any person, entity or collateral in respect of the Assumed Obligations;

                  (xi) 42DP's consent to any assignment or successive assignments of the Lease or the Subleases by any Tenant;

                  (xii) any other circumstance which might in any manner or to any extent constitute a defense available to any Tenant Party, or vary the risk of the Condominium, or might otherwise constitute a legal or equitable discharge or defense available to a surety or guarantor, whether similar or dissimilar to the foregoing;

                  (xiii) any notice of the creation, renewal or extension of the Assumed Obligations and notice of or proof of reliance by 42DP upon this Agreement or acceptance of this Agreement; or

                  (xiv) any change, restructuring or termination of the structure or existence of any Tenant Party;

whether occurring before or after any default by any Tenant Party, as applicable, under any of the Applicable Project Documents and with or without further notice to or assent from the Condominium.

            (c) This Agreement shall continue to be effective or be reinstated, as the case may be, and the rights of the Public Parties, as applicable, hereunder shall continue with respect to, any Assumed Obligation (or portion thereof) at any time paid by any Tenant Party, as applicable, which shall thereafter be required to be restored or returned by 42DP upon the insolvency, bankruptcy or reorganization of such Tenant Party, as applicable, or for any other reason, all as though such Assumed Obligation (or portion thereof) had not been so paid or applied.

            (d) Each Public Party, as applicable, may proceed to protect and enforce any or all of its rights under this Agreement by suit in equity or action at law, whether for specific performance of any covenants or agreements contained in this Agreement or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Condominium. Each and every remedy of each Public Party, as applicable, shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. The Condominium shall indemnify and hold each Public Party, as applicable, free and harmless from and against any and all loss, damage, cost, expense, injury, or liability each Public Party may suffer or incur in connection with the exercise of its rights under this Agreement or the performance of the Assumed Obligations.

            3. The Condominium expressly waives the following:

            (a) notice of any change in the financial condition of any Tenant Party, as applicable;

            (b) promptness, diligence, presentment and demand for payment or performance of any of the Assumed Obligations;

            (c) any demand for payment under this Agreement;

            (d) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship, except the defenses of prior payment or performance by any Tenant Party, as applicable, of the Assumed Obligations which the Condominium is called upon to pay or perform under this Agreement;

            (e) all rights and remedies accorded by applicable law to guarantors, or sureties, including, without being limited to, any extension of time conferred by any law now or hereafter in effect;

            (f) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to this Agreement or the interpretation, breach or enforcement hereof;

            (g) the right to interpose any set-off or counterclaim of any nature or description in any action or proceeding arising hereunder or with respect to this Agreement; and

            (h) any right or claim of right to cause a marshaling of the assets of any Tenant Party, as applicable, or to cause the Public Parties, as applicable, to proceed against any Tenant Party, as applicable, and/or any collateral or security held by the Public Parties, as applicable, at any time or in any particular order

            4. SUCCESSORS. This Agreement is and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Condominium may not assign its interest in this Agreement to any Person without the consent of 42DP. The Condominium and each Tenant agrees that the Condominium shall, upon any reconstitution of the Condominium, succeed to the obligations of the Condominium hereunder, and shall, within ten
(10) days of request of 42DP, provide a written confirmation thereof to 42DP.

            5. CONSENT AND JURISDICTION.

            (a) The Condominium acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Agreement, and all actions to enforce this Agreement, may be dealt with and adjudicated in the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, and the Condominium hereby expressly and irrevocably submits itself to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Agreement. The Condominium hereby agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

            (b) The Condominium hereby agrees that, provided that service of process is effected upon it in one of the manners hereinafter specified or as otherwise permitted by law, it irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (i) any objection which it may have or may hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, or (iii) any claim that it is not personally subject to the jurisdiction of any such court. The Condominium hereby agrees that, provided that service of process is effected upon it in one of the manners specified in this Agreement or as otherwise permitted by law, a final judgment from which it has not appealed or may not appeal in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may, so far as is permitted under applicable law, be enforced in the courts of any state or any Federal court or in any other courts to the jurisdiction of which it is subject, by a suit upon such judgment and that it will not assert any defense, counterclaim, or any set-off in any such suit upon such judgment.

            6. CERTIFIED STATEMENT. The Condominium agrees that it will, at any time and from time to time, within ten (10) days following request by 42DP, execute and deliver to 42DP a statement certifying that this Agreement is unmodified and in full force and effect (or if so modified, that the same is in full force and effect as modified and stating such modifications).

            7. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the New York. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument. The headings set forth herein are set forth herein for ease of reference only. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except pursuant to a written instrument executed and delivered by all parties hereto.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                      42ND ST. DEVELOPMENT PROJECT, INC.

                                      By:_____________________________
                                      Name:
                                      Title:


                                      THE NEW YORK TIMES BUILDING
                                      ASSOCIATION, INC.

                                      By:____________________________
                                      Name:
                                      Title:
Agreed:

NYT REAL ESTATE COMPANY LLC

By:____________________________
Name:
Title:


FC LION LLC

By: FC 41st Street Associates, LLC, its managing member

    By: RRG 8 South, Inc., its managing member

        By: _______________________
            Name:
            Title:

                                    EXHIBIT A

A. JOINT OBLIGATIONS OF TENANTS

         (i) Each Tenant's obligations under each Sublease, as applicable:

      a.    Section 7.3(c) Long-Term Maintenance Obligations (only in respect to
                           Tenant Obligations affecting the Common Elements)

      b.    Section 7.4:   Compliance with Legal Requirements (only in respect
                           to Tenant Obligations affecting the Common Elements)

      c.    Section 7.5:   No Waste (only in respect to Tenant Obligations
                           affecting the Common Elements)

      d.    Section 7.8:   No Environmental Activity (only in respect to Tenant
                           Obligations affecting the Common Elements)

      e.    Section 7.10:  Windows (only in respect to Tenant Obligations affecting the Common Elements)

      f.    Section 7.11:  Adverse Possession (only in respect to Tenant
                           Obligations affecting the Common Elements)

      g.    Section 8.1:   Repairs (only in respect to Tenant Obligations
                           affecting the Common Elements)

      h.    Article IX:    Alterations and Completion of Improvements (only in
                           respect to Tenant Obligations affecting the Common
                           Elements)

      i.    Article X:     Insurance (only in respect to Tenant Obligations
                           affecting the Common Elements)

      j.    Article XI:    Casualty Restoration (only in respect to Tenant
                           Obligations affecting the Common Elements)

      k.    Article XII:   Condemnation Restoration (only in respect to Tenant
                           Obligations affecting the Common Elements)

      i.    Article XXXIV  Common Elements Leaseable Space

      m.    Section 32.2:  Amendment of Condominium Documents and compliance therewith to Subleases

         (ii) Duo Declaration

      n.    Article 2:     DUO Compliance (only in respect to Tenant Obligations
                  affecting the Common Elements) and Opt Out

            (iii) Subway Agreement (only in respect to Tenant's operation and maintenance obligations therein)

            (iv) Any other obligation of any Tenant Party in respect of the Common Elements

                                      EXHIBIT Y

                    FORM AMENDED AND RESTATED AGREEMENT OF LEASE
            TO BE ENTERED INTO UPON CONDOMINIUMIZATION (ss. 32.1(b))

            THIS AMENDED AND RESTATED AGREEMENT OF LEASE (this "LEASE") is made the __ day of_______, 200_, by and between 42ND ST. DEVELOPMENT PROJECT, INC. ("42DP"), a subsidiary of New York State Urban Development Corporation ("UDC") d/b/a Empire State Development Corporation ("ESDC"), a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, having an office at 633 Third Avenue, 33rd floor, New York, New York 10017, as landlord (in such capacity, "LANDLORD"), and 42DP as tenant (in such capacity, "TENANT").

                              W I T N E S S E T H :

            WHEREAS, ESDC and The City of New York (the "CITY") have developed, and are in the process of implementing, a rehabilitation and renewal plan for an area of midtown Manhattan surrounding West 42nd Street between Broadway and Eighth Avenue, known as the 42nd Street Development Project (the "42ND STREET PROJECT");

            WHEREAS, in furtherance of the 42nd Street Project, ESDC obtained fee title to the Property (as hereinafter defined) pursuant to the Condemnation;

            WHEREAS, promptly after ESDC obtained fee title to the Property, ESDC conveyed (a) to Landlord an estate on limitation in the Property, and (b) to the City a reversionary estate in the Property;

            WHEREAS, Landlord and The New York Times Building LLC ("NYTB") entered into that certain Agreement of Lease dated as of December __, 2001 (the "INITIAL GROUND LEASE") with respect to certain land more particularly described in EXHIBIT A attached hereto and hereby made a part hereof and all improvements then or thereafter located thereon (collectively, the "PROPERTY");

            WHEREAS, NYTB entered into (a) that certain Agreement of Sublease dated as of December __, 2001 between NYTB and NYT Real Estate Company LLC (the "NYTC SUBLEASE"), (b) that certain Agreement of Sublease dated as of December __, 2001 between NYTB and FC Lion LLC (the "FC OFFICE SUBLEASE") and (c) that certain Agreement of Sublease dated as of December __, 2001 between NYTB and FC Lion LLC (the "FC RETAIL SUBLEASE");

            WHEREAS, the NYTC Sublease, the FC Office Sublease, the FC Retail Sublease, any New Office Subleases (as defined in the FC Office Sublease) and any new leases entered into pursuant to Section 31.6 of any of the foregoing are referred to herein, collectively, as the "SEVERANCE SUBLEASES";

            WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Severance Subleases;

            WHEREAS, NYTB submitted the Initial Ground Lease to a leasehold condominium structure pursuant to Article 9-B of the Real Property Law of the State of New York;

            WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof between NYTB and 42DP (the "ASSIGNMENT"), NYTB assigned to Tenant all of its right, title and interest in and to the Initial Ground Lease and the Severance Subleases;

            WHEREAS, pursuant to the provisions of the Initial Ground Lease and the Assignment, the Assignment did not cause a merger of the interests of landlord and tenant under the Initial Ground Lease, which interests are and shall remain separate and distinct; and

            WHEREAS, Landlord and Tenant wish to amend and restate the provisions of the Initial Ground Lease in their entirety;

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                  ARTICLE XXXV

                            AMENDMENT AND RESTATEMENT

            The Initial Ground Lease is hereby amended and restated in its entirety as set forth in this Lease.

                                  ARTICLE XXXVI

                                  DEMISE; TERM

            Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Property, for a term of_______________ (___) years, commencing on the date hereof and ending upon the earlier of the date immediately preceding the ninety-ninth (99th) anniversary of the Commencement Date or the date on which this Lease shall sooner terminate as hereunder provided (such earlier date, the "EXPIRATION DATE"), upon and subject to the covenants, agreements, terms, provisions and limitations herein set forth, all of which covenants, agreements, terms, provisions and limitations Landlord and Tenant covenant and agree to perform and observe, and subject to the Severance Subleases.

                                 ARTICLE XXXVII

                              TITLE TO IMPROVEMENTS

            It is the intention of Landlord and Tenant that title to all improvements hereafter constructed on the Property shall vest in Landlord, its successors and assigns, as and when the same are constructed thereon.

                                 ARTICLE XXXVIII

                                      RENT

            The total rental under this Lease shall be Ten and 00/100 Dollars ($10.00), receipt of which is hereby acknowledged by Landlord.

                                  ARTICLE XXXIX

                             DELIVERY OF POSSESSION

            Landlord and Tenant acknowledge that possession of the Property has been delivered to Tenant.

                                   ARTICLE XL

                NO ASSIGNMENT, TRANSFER, SUBLEASE OR ENCUMBRANCE

            Neither Landlord nor Tenant shall assign or transfer this Lease, nor sublease the whole or any part of the Property, nor subject this Lease to any lien, claim, mortgage or encumbrance (other than Permitted Encumbrances), in any manner, nor sell, assign, convey or otherwise dispose of the Property or any part thereof, during the term of this Lease, in any manner, to any Person; PROVIDED, HOWEVER, that (a) portions of the Property may be subleased pursuant to a Severance Sublease, (b) Landlord or Tenant may transfer its interest in this Lease to any Governmental Authority so long as such transfer does not and will not result in a decrease in any of the rights and benefits of a subtenant under a Severance Sublease under any of the Project Documents or any IDA Project Agreement (as defined in the NYTC Sublease) or an increase in the obligations, liabilities or costs of a subtenant under a Severance Sublease under any of the Project Documents or any IDA Project Agreement and (c) nothing herein shall be construed to prohibit or restrict any assignment, transfer, sublease or encumbrance of a Severance Sublease pursuant to the terms thereof.

                                   ARTICLE XLI

                  AMENDMENTS, MODIFICATIONS, TERMINATIONS, ETC.

            This Lease may not be amended, changed, modified, terminated, cancelled or discharged in whole or in part, and no oral or executory agreement shall be effective to amend, change, modify, terminate, cancel or discharge in whole or in part this Lease or any obligations under this Lease, unless (in any such case) such agreement is set forth in a written instrument executed by Tenant, Landlord and each tenant under a Severance Sublease and has been consented to in writing by any then-existing Recognized Mortgagee (as defined in the Severance Subleases) as applicable.

                                  ARTICLE XLII

                                     NOTICES

            Each written notice, demand, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received (a) if personally delivered with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time delivered on a Business Day or, if not a Business Day, the next succeeding Business Day), or (b) by nationally recognized overnight courier (any notice or communication so sent being deemed to have been received on the first succeeding Business Day subsequent to the day so sent), addressed to the respective parties as follows:

      if to Landlord:

            42nd St. Development Project, Inc.
            633 Third Avenue, 33rd floor
            New York, New York 10017
            Attention: President

            with copies to:

            (i)         New York City Economic Development Corporation
                        110 William Street
                        New York, New York 10038
                        Attention: President

            (ii)        New York City Law Department
                        100 Church Street
                        New York, New York 10007
                        Attention: Chief, Economic Development Division

            (iii)       Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York 10022-6069
                        Attention: Chris M. Smith, Esq. (3578/13)

            (iv)        Pillsbury Winthrop LLP
                        One Battery Park Plaza
                        New York, New York 10004
                        Attention: Max Friedman, Esq.

            (v) New York State Urban Development Corporation d/b/a Empire State Development Corporation
                        633 Third Avenue
                        New York, New York 10017
                        Attention: 42nd Street Development Project, Inc.

      if to Tenant:

            42nd St. Development Project, Inc.
            633 Third Avenue, 33rd floor
            New York, New York 10017
            Attention: President

            with copies to:

            (vi) New York City Economic Development Corporation 110 William Street New York, New York 10038
                        Attention: President

            (vii)       New York City Law Department
                        100 Church Street
                        New York, New York 10007
                        Attention: Chief, Economic Development Division

            (viii)      Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York 10022-6069
                        Attention: Chris M. Smith, Esq. (3578/13)

            (ix)        Pillsbury Winthrop LLP
                        One Battery Park Plaza
                        New York, New York 10004
                        Attention: Max Friedman, Esq.

            (x) New York State Urban Development Corporation d/b/a Empire State Development Corporation
                        633 Third Avenue
                        New York, New York 10017
                        Attention: 42nd Street Development Project, Inc.

            (xi)        [each severance tenant]

            (xii)       [each Recognized Mortgage]

or to such other address as may be specified by written notice sent in accordance herewith. No notice, demand, request or other communication hereunder shall be effective unless given as aforesaid.

                                  ARTICLE XLIII

               CHOICE OF LAW; SUCCESSORS AND ASSIGNS; SEVERABILITY

            (a) THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

            (b) The terms of this Lease are and shall be binding upon and inure to the benefit of Tenant and Landlord and their respective successors and assigns.

            (c) If any one or more of the provisions of this Lease shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision(s) shall not affect any of the remaining provisions hereof, but this Lease shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

                                  ARTICLE XLIV

                                  COUNTERPARTS

            This Lease may be simultaneously executed in several counterparts. each of which shall be an original and all of which shall constitute but one and the same instrument.

                                   ARTICLE XLV

                                  NON-RECOURSE

            All covenants, stipulations, promises, agreements and obligations of Tenant or Landlord, as applicable, contained in this Lease shall be deemed to be the covenants, stipulations, promises, agreements and obligations of Tenant and Landlord, as the case may be, and not of any member, director, officer, employee or agent of Tenant or Landlord in his individual capacity, and no recourse shall be had for the payment of any amounts hereunder against any member, director, officer, employee or agent of Tenant or Landlord. In addition, in the performance of the agreements of Landlord herein contained, any obligation it may incur for the payment of money shall not create a debt of the State of New York or of The City of New York and neither the State of New York nor The City of New York shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the lease rentals, revenues and receipts derived from or in connection with the Property and payable to Landlord by Tenant under the Lease Agreement.

                                  ARTICLE XLVI

                                    NO MERGER

            There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Property by reason of the fact that the same Person acquires or holds, directly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Property or any interest in such fee estate.

                                  ARTICLE XLVII

                                ENTIRE AGREEMENT

            This Lease and the other Project Documents contain the entire agreement between the parties hereto with respect to the subject matter hereof and all prior negotiations and agreements are merged therein.

                      {BALANCE OF PAGE INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                          42ND ST. DEVELOPMENT PROJECT,
                                          INC., as Landlord

                                          By: _____________________
                                              Name:
                                              Title:


                                          42ND ST. DEVELOPMENT PROJECT,
                                          INC., as Tenant

                                          By: _____________________
                                              Name:
                                              Title:

                                    EXHIBIT A

                                LEGAL DESCRIPTION

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue.

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

      Being the property located at and known as Block 1012, Lots 1, 5, 8, 14, 53, 59, 61, 62, 63 and part of 15 on the Tax Assessment Map of the County of New York.

                                   EXHIBIT Z

                      FORM OF MEMORANDUM OF LEASE (ss. 33.1)

                        MEMORANDUM OF AGREEMENT OF LEASE

                                 By and Between

                      42ND ST. DEVELOPMENT PROJECT, INC.,
                                   as Landlord

                                       and

                        THE NEW YORK TIMES BUILDING LLC,
                                    as Tenant

                                    PREMISES:

                                   Block: 1012
              Lots: 1, 5, 8, 14, 53, 59, 61, 62, 63 and part of 15
                              Borough of Manhattan
                       County, City and State of New York

                              RECORD AND RETURN TO:

                             Pillsbury Winthrop LLP
                             One Battery Park Plaza
                          New York, New York 10004-1490
                          Attention: Max Friedman, Esq.

                        MEMORANDUM OF AGREEMENT OF LEASE


            MEMORANDUM OF AGREEMENT OF LEASE (this "MEMORANDUM") dated as of December __, 2001, by and between 42ND ST. DEVELOPMENT PROJECT, INC. ("LANDLORD"), having an office at 633 Third Avenue, 33rd Floor. New York, New York 10017, and THE NEW YORK TIMES BUILDING LLC, a New York limited liability company, having an office at c/o The New York Times Company, 229 West 43rd Street, New York. New York 10036 ("TENANT").

                              W I T N E S S E T H :

            WHEREAS, New York State Urban Development Corporation d/b/a Empire State Development Corporation ("ESDC") and The City of New York (the "CITY") have developed, and are in the process of implementing, a rehabilitation and renewal plan for an area of midtown Manhattan surrounding West 42nd Street between Broadway and Eighth Avenue, known as the 42nd Street Development Project (the "42ND STREET PROJECT");

            WHEREAS, in furtherance of the 42nd Street Project, ESDC has agreed to commence proceedings to obtain fee title to the Improvements (as hereinafter defined) pursuant to a condemnation undertaken pursuant to the Eminent Domain Procedure Law of the State of New York, as amended from time to time;

            WHEREAS, promptly after ESDC obtains fee title to the Improvements, ESDC will convey (a) to Landlord an estate on limitation in the Improvements, and (b) to the City a reversionary estate in the Improvements;

            WHEREAS, Landlord and Tenant are parties to that certain Agreement of Lease (the "LEASE"), dated as of December __, 2001, pursuant to which Landlord leased to Tenant, and Tenant hired from Landlord, those certain plots, pieces and parcels of land described in EXHIBIT A attached hereto and made a part hereof (including all easements, appurtenances or other rights pertaining thereto, the "LAND"), together with all the buildings and other improvements and appurtenances of every kind and description now located or hereafter constructed on the Land, including any equipment and all alterations and replacements thereof and additions thereto (collectively, the "IMPROVEMENTS"), all as more fully described in the Lease; and

            WHEREAS, in accordance with Sections 291-c and 294(7) of the New York State Real Property Law and Section 30.4(a) of the Lease, the parties desire to record a memorandum summarizing certain (but not all) of the provisions, covenants and conditions set forth in the Lease.

            NOW, THEREFORE, Landlord and Tenant declare as follows:

1.    The name and address of Landlord is:

                            42nd St. Development Project, Inc.
                            633 Third Avenue, 33rd Floor
                            New York, New York 10017

2.    The name and address of Tenant is:

                            THE NEW YORK TIMES BUILDING LLC
                            c/o The New York Times Company
                            229 West 43rd Street
                            New York, New York 10036

3.    The premises demised under the Lease is the Land and the Improvements.

4. The term of the Lease commenced on December __, 2001 (the "COMMENCEMENT DATE") and ends on the day before the ninety-ninth (99th) anniversary of the Commencement Date (unless sooner terminated in accordance with the terms, covenants or conditions of the Lease or pursuant to law) (the "EXPIRATION DATE").

5. Pursuant to and in accordance with the Lease, Tenant has an option to purchase, on or before the Expiration Date, the interests of both the Landlord and The City of New York in and to the Land and the Improvements.

6. This Memorandum is subject to all of the terms, conditions and provisions of the Lease and shall not be construed to vary or otherwise affect such terms, conditions and provisions or the rights and obligations of the parties thereto. In the event of any conflict between the terms, conditions and provisions of the Lease and this Memorandum, the terms, conditions and provisions of the Lease shall control.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum on the date hereinabove first set forth.

                                        42ND ST. DEVELOPMENT PROJECT, INC.

                                        By: ______________________________
                                            Name:
                                            Title:


                                        THE NEW YORK TIMES BUILDING LLC

                                        By: NYT Real Estate Company LLC, member

                                            By: __________________________
                                                Name:
                                                Title: Manager


                                        By: FC Lion LLC, member

                                            By: FC 4lst Street Associates, LLC,
                                                its managing member

                                            By: RRG 8 South, Inc., its managing
                                                member

                                                By:_______________________
                                                   Name:
                                                   Title:

                                 ACKNOWLEDGMENTS

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On the ____ day of December, in the year 2001. before me, the undersigned, a Notary Public in and for said State, personally appeared ____________,personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                      __________________________
                                                      Notary Public
                                                      Commission Expires

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On the ____ day of December, in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________,personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                      __________________________
                                                      Notary Public
                                                      Commission Expires

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On the ____ day of December, in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________,personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                      __________________________
                                                      Notary Public
                                                      Commission Expires